As filed with the Securities and Exchange Commission on  December 23, 1999

Registration No. 333-82215

------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                               AMENDMENT NO.1 TO


                                   FORM S-3
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                                  ----------

                         KEYBANK NATIONAL ASSOCIATION
                    (Seller to the Trusts described herein)
            (Exact name of registrant as specified in its Charter)
            United States                               34-0797057
  (State or other jurisdiction of         (I.R.S. Employer Identification  No.)
  Incorporation or Organization)

                                   Key Tower
                               127 Public Square
                             Cleveland, Ohio 44114
                                (216) 689-6300

   (Address, including zip code, and telephone number, including area code, of principal executive offices)
                                  ----------

                            Daniel R. Stolzer, Esq.
              Senior Vice President and Associate General Counsel
                         KeyBank National Association
                                   Key Tower
                               127 Public Square
                             Cleveland, Ohio 44114
                                (216) 689-6300
   (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                  ----------
                                With a copy to:
        Gail G. Watson, Esq.                Robert C. Wipperman, Esq.
        Brown & Wood LLP                    Stroock & Stroock & Lavan LLP
        One World Trade Center              180 Maiden Lane
        New York, New York  10048           New York, New York, 10038
        (212) 839-5300                      (212) 806-6000

     Approximate date of commencement of proposed sale to the public:

     From time to time on or after the effective date of the registration statement, as determined by market conditions.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b), under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                                          CALCULATION OF REGISTRATION FEE
===================================================================================================================================

      Title of Each Class of             Amount to be         Proposed Maximum          Proposed Maximum            Amount of
    Securities to Be Registered         Registered(1)          Offering Price              Aggregate               Registration
                                                                 Per Unit(2)           Offering Price(2)              Fee(3)
===================================================================================================================================

     Asset-Backed Certificates and      $1,000,000             100%                     $1,000,000                 $278
      Asset-Backed Notes...............
===================================================================================================================================

     (1) This Registration Statement also relates to secondary market transactions that may be made by McDonald Investments Inc., A KeyCorp Company, an affiliate of the Registrant, the volume of which cannot be determined.

     (2) Estimated for the purpose of calculating the registration fee.

     (3) Previously paid.


     This Registration Statement is also being used to register securities that may be sold in secondary market transaction by an affiliate of the Registrant. The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                SUBJECT TO COMPLETION, DATED DECEMBER 23, 1999

Prospectus Supplement dated ___________,________
To Prospectus dated _____________

                          $___________ (approximate)
                       [ ] Home Equity Loan Trust 199_-_

           Home Equity Loan Asset-Backed Certificates, Series 199_-_


[                 ]                    KeyBank National Association
     as  master servicer                        as  seller



The certificates represent obligations of the trust only and do not represent an interest in or obligation of KeyBank National Association, the trustee or any of their affiliates.

This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.


The trust:

o   will issue [5] classes of senior  certificates

o   will issue a single  residual certificate


o   will make a REMIC election for federal income tax purposes



The certificates:


o represent the entire beneficial interest in a trust, whose assets are a pool of closed-end fixed rate first and second lien mortgage loans

o   currently have no trading market

o   are not guaranteed




Credit enhancement:


o will be provided in the form of [overcollateralization] and an irrevocable and unconditional certificate guaranty insurance policy issued by [certificate insurer].


Review the information in "Risk Factors" on page S-9 and on page 2 in the prospectus.



     For complete information about the senior certificates, read both this prospectus supplement and the prospectus.

     [____________], the underwriter, will buy the senior certificates from KeyBank National Association at a price equal to ________ of their face value. The underwriter will sell the senior certificates from time to time in negotiated transactions.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                 [Underwriter]

___________, 199_

                                                          Table of Contents

                                                                                                               Page
                                                                                                               ----
                                                        Prospectus Supplement


Summary.........................................................................................................S-3
Risk Factors....................................................................................................S-9
The Certificate Insurer........................................................................................S-13
KeyBank National Association...................................................................................S-13
The Master Servicer............................................................................................S-13
Description of the Mortgage Loans..............................................................................S-16
Prepayment and Yield Considerations............................................................................S-21
Description of the Certificates................................................................................S-26
Use of Proceeds................................................................................................S-52
Federal Income Tax Consequences................................................................................S-52
State Taxes....................................................................................................S-55
ERISA Considerations...........................................................................................S-55
Legal Investment Considerations................................................................................S-57
Underwriting...................................................................................................S-57
Experts........................................................................................................S-58
Legal Matters..................................................................................................S-58
Ratings........................................................................................................S-58
Annex I........................................................................................................S-60

                                                             Prospectus

Risk Factors......................................................................................................2
The Trusts........................................................................................................9
Use of Proceeds..................................................................................................56
The Loans........................................................................................................10
Description of the Securities.....................................................................................5
Enhancement......................................................................................................19
Servicing Compensation and Payment of Expenses...................................................................29
The Agreements...................................................................................................31
Legal Aspects of the Loans.......................................................................................43
Federal Income Tax Consequences..................................................................................56
State Tax Considerations.........................................................................................88
ERISA Considerations.............................................................................................88
Legal Investment.................................................................................................93
Plan of Distribution.............................................................................................94
Legal Matters....................................................................................................94
Available Information............................................................................................94
Ratings..........................................................................................................93
Index of Defined Terms...........................................................................................96


                                    Summary

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. Please read this entire prospectus supplement and the accompanying prospectus carefully for additional information about the offered certificates.



           Home Equity Loan Asset-Backed Certificates, Series 199_-_
R>
                                                           Initial Class           Last Scheduled
            Offered Certificates    Certificate Rate     Principal Balance        Distribution Date


           Class A-1                         %           $                                --

           Class A-2                         %           $                                --

           Class A-3                         %           $                                --

           Class A-4                         %           $                                --

           Class A-5                         %           $                                --

           Non-offered Certificates

           Class R                          N/A          $0                               --



(1)  All balances are subject to a variance of 5%.

 The Seller


     o   KeyBank National Association.


     o KeyBank National Association maintains its principal office at [ Key Tower, 127 Public Square, Cleveland, Ohio 44114]. Its telephone number is [(212) 689-6300].

     We refer you to "KeyBank National Association" in this prospectus supplement for additional information.


The Master Servicer

     o   [           ].


     o   [            ] maintains its principal office at [            ,
                   ,                 ]. Its telephone number is [       ].


     o The master servicer will receive a monthly fee from the interest payments on the mortgage loans equal to __% per annum on the principal balance of each mortgage loan.


     We refer you to "The Master Servicer" in this prospectus supplement for additional information.


Trust Fund

     o   [  ] Home Equity Loan Trust 199_-_.

Trustee

     o    [                            ]

Certificate Insurer

      o  [                  ].


     We refer you to "The Certificate Insurer" in this prospectus supplement for additional information.


Cut-Off Date

     o   ____________, 199_.

Closing Date

     o   ________________, 199_.

Distribution Date

     o The 25th day of each month, or if such day is not a business day, the next business day. The first distribution date is ___________ 199_.

Due Period

     o The calendar month immediately preceding a determination date or a distribution date, as applicable.



 Registration of Offered Certificates

     We will issue the offered certificates in book-entry form. You will hold your interests either through a depository in the United States or through one of two depositories in Europe. While the certificates are book-entry, they will be registered in the name of the applicable depository, or in the name of the depository's nominee.

     We refer you to "Risk Factors--Consequences on Liquidity and Payment Delay Because of Owing Book-Entry Certificates", "Description of the Certificates-- Book-Entry Certificates" and Annex I" in this prospectus supplement for additional information.


Trust Fund Property

     The trust fund property is held by the trustee for the benefit of the certificateholders. The trust fund property includes:

     o a pool of closed-end fixed mortgage loans, secured by first and second deeds of trust or mortgages on one- to four-family residential properties;

     o   payments on the mortgage loans received on and after the cut-off date;

     o property that secured a mortgage loan which has been acquired by foreclosure or deed in lieu of foreclosure;


     o rights under any hazard insurance policies covering the mortgaged properties;

     o amounts on deposit in certain accounts described in this prospectus supplement; and

     o   the certificate of insurance policy issued by [insurer].

The Mortgage Loans

     On the closing date, the trust fund will acquire a pool of fixed rate home equity loans, or "mortgage loans" with an aggregate principal balance as of the cut-off date of $____________.

     The mortgage loans will have the following characteristics as of the cut-off date:

     o    number of mortgage loans: _______

     o    aggregate principal balance: $___________

     o    mortgaged property location: __ states and the District of Columbia

     o    average principal balance: $___________

     o    maximum principal balance: $___________

     o    interest rates range: _____% to ____%

     o    weighted average interest rate: _________% (approximate)

     o weighted average remaining term to stated maturity, based on principal balance: ___ months (approximate)

     o   term to stated maturity range: __ months to 360 months

     o    combined loan-to-value ratio range: ____% to _____% (approximate)


     o balloon loans - loans with amortization schedules that don't fully amortize by their maturity date: _____% (approximate).

     We refer you to "Description of the Mortgage Loans" in this prospectus supplement for additional information.


Monthly Advances

     If the master servicer reasonably believes that cash advances can be recovered from future payments or collections on the mortgage loans, the master servicer will make cash advances to the trust fund to cover delinquent mortgage loan payments in respect of interest. The master servicer will make advances only to maintain a regular flow of scheduled interest and principal payments on the certificates, not to guarantee or insure against losses.


     We refer you to "Description of the Certificates--Monthly Advances" in this prospectus supplement for additional information.


The Certificates


1.  General

    o   Each month the trustee will calculate the amount you are owed.

    o If you hold a certificate on the last day of a calendar month, you will be entitled to receive payments on the distribution date in the next month.


     We refer you to "Description of the Certificates" in this prospectus supplement for additional information.


2.  Interest Distributions

    o Interest accrues on the certificates from the first day of a calendar month through the last day of that calendar month.

     On each distribution date, you will be entitled to the following:

     o interest at the related certificate rate that accrued during the related interest period; and

     o any interest that was due on a prior distribution date and not paid. In addition, interest will have accrued on the amount of interest which was previously due and not paid.


     We refer you to "Description of the Certificates--Interest" in this prospectus supplement for additional information.



3.   Principal Distributions

     o Principal distributions are payable on each distribution date. However, no class of certificates will receive a principal distribution until the other classes with a lower numerical class designation are paid in full.

    o Shortfalls in available funds may result in a class receiving less than what is due.

    o The calculation of the amount a class is entitled to receive on each distribution date and the priority of principal distributions among the certificates is described in this prospectus supplement under "Description of the Certificates--Principal."

     We refer you to "Description of the Certificates--Principal" in this prospectus supplement for additional information.


Credit Enhancements


1. The Certificate Insurance Policy: The certificate insurance policy guarantees the payment of:

     o   accrued and unpaid interest on the  senior certificates;


     o principal losses on the mortgage loans in excess of overcollateralization; and

     o any principal amounts owed to the certificateholders on the last scheduled distribution date.


     We refer you to "The Certificate Insurer" in this prospectus supplement for additional information.

2. Overcollateralization: On the closing date the aggregate principal balance of the mortgage loans will equal the aggregate principal balance of the certificates. The interest payments on the mortgage loans are expected to exceed the amount of interest due and payable on the certificates. This excess will be applied as principal payments to the class of offered certificates then entitled to principal on that distribution date. This will result in a limited acceleration of principal payments on the certificates relative to the amortization of the related mortgage loans, thereby creating overcollateralization for the senior certificates. Once the required level of overcollateralization is reached, the application of the excess interest payments will stop, until it is again needed to maintain the required level of overcollateralization.

     The level of required overcollateralization will increase and decrease over time. For example, an increase in the required level of overcollateralization will result if the delinquency or default experience on the mortgage loans exceeds certain set levels. In that event, amortization of the offered certificates would be accelerated until the level of overcollateralization reaches its required level.

     We refer you to "Description of the Certificates--Overcollateralization" in this prospectus supplement for additional information.



Pre-Funding Account

     On the closing date, the trustee shall deposit $_______________ in the pre-funding account. The trust will use the amounts on deposit in the pre-funding account to acquire additional mortgage loans from the seller. The trustee may only acquire such additional mortgage loans until
     _________________.

     If any amounts are left in the pre-funding account on ___________________, holders of the certificates will receive amounts left in the pre-funding account on the next distribution date as payment of principal.


     We refer you to "Description of the Certificates--Pre-Funding Account" in this prospectus supplement for additional information.


Capitalized Interest Account

     On the closing date, the trustee shall deposit $_______________ in the capitalized interest account. The trust will use the amounts on deposit in the capitalized interest accounts to cover interest shortfalls on the certificates expected to occur prior to the trust's purchase of the additional mortgage loans. Until the trust purchases the additional mortgage loans or prepays the certificates, interest payments on the loans will not cover the amount of interest due on the certificates.

     Any amounts left in the capitalized interest account after _______________ will be paid to KeyBank.


     We refer you to "Description of the Certificates--Capitalized Interest Account" in this prospectus supplement for additional information.



Optional Termination

     If the total pool principal balance declines below __% of the total pool principal balance as of the cut-off date, then the seller may purchase all of the mortgage loans and the related properties in the trust fund. If the seller purchases all of the mortgage loans, you will receive a final distribution and the trust fund will be terminated.


     We refer you to "Description of the Certificates--Termination; Purchase of the Mortgage Loans" in this prospectus supplement for more detail.


Federal Tax Considerations

For federal income tax purposes:


     o   An election will be made to treat the trust fund as a  REMIC

     o The offered certificates will be regular interests in the REMIC and will be treated as debt instruments of the REMIC

     o The residual certificates will represent the beneficial ownership of the sole class of residual interest in the REMIC.

     We refer you to "Federal Income Tax Consequences" in this prospectus supplement and in this prospectus for additional information.


ERISA Considerations


     The fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, or ERISA, can limit investments by certain pension and other employee benefit plans. For example, the acquisition of certificates by certain plans may be considered a "prohibited transaction" under ERISA. Certain exemptions from the prohibited transaction rules could be applicable to the acquisition of the offered certificates. If you are a fiduciary of a pension or other employee benefit plan which is subject to ERISA, you should consult with your counsel regarding the applicability of the provisions of ERISA and the tax code before purchasing an offered certificate.


     We refer you to "ERISA Considerations" in this prospectus supplement and the prospectus for additional information.

Legal Investment Considerations


     The offered certificates are not mortgage related securities, for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

     We refer you to "Legal Investment Considerations" in this prospectus supplement and "Legal Investment" in the prospectus for additional information.


Certificate Rating



     The offered certificates will not be issued unless they receive the following ratings:


     ___ by _________________
     ___ by _________________



     A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal by either rating agency.


     We refer you to "Ratings" and "Risk Factors--Rating of the Securities" in the prospectus for additional information.

                                 Risk Factors


     You should carefully consider the following risk factors prior to any purchase of certificates. You should also carefully consider the information set forth under "Risk Factors" in the prospectus.

     Consequences on Liquidity and Payment Delay Because of Owning Book-Entry Certificates

     o  Limit on Liquidity of Certificates.


     Issuance of certificates in book-entry form may reduce the liquidity of the certificates in the secondary trading market since investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.


     o  Limit on Ability to Transfer or Pledge.

     Since transactions in the book-entry certificates can be effected only through DTC, participating organizations, indirect participants and certain banks, your ability to transfer or pledge a book-entry certificate to persons or entities that do not participate in the DTC system or otherwise to take actions in respect of such certificates, may be limited due to lack of a physical certificate representing the book-entry certificates.

     o  Delays in Distributions.

     You may experience some delay in the receipt of distributions on the book-entry certificates since the distributions will be forwarded by the trustee to DTC for DTC to credit the accounts of its participants which will thereafter credit them to your account either directly or indirectly through indirect participants, as applicable.


     We refer you to "Description of the Certificates--Book-Entry Certificate" in this prospectus supplement.


[Balloon Loan Risk

     Balloon loans pose a risk because a borrower must pay a large lump sum payment of principal at the end of the loan term. If the borrower is unable to pay the lump sum or refinance such amount, you will suffer a loss if the certificate insurer fails to perform its obligations under the policy. Approximately ___% of the mortgage loans are balloon loans.]

     Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less than Mortgage Loan Balance

     Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses will reduce the portion of liquidation proceeds payable to you. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the certificate insurer fails to perform its obligations under the certificate insurance policy.


     We refer you to "Legal Aspects of Loans--Foreclosure on Mortgages" in the prospectus.


Prepayments Affect Timing and Rate of Return on Your Investment

     The yield to maturity on your certificates will be directly related to the rate of principal payments on the mortgage loans. Please consider the following:

     o Mortgagors may fully or partially prepay their mortgage loan at any time. [However, some mortgage loans require that the mortgagor pay a fee with any prepayment. This may result in the rate of prepayments being slower than otherwise be the case.]

     o All the mortgage loans contain due-on-sale provisions. Due-on-sale provisions require the mortgagor to fully pay the mortgage loan when the mortgaged property is sold. Generally, the master servicer will enforce the due-on-sale provision unless prohibited by applicable law.

     o The rate of principal payments on pools of mortgage loans is influenced by a variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility.

     o We cannot predict the rate at which borrowers will repay their mortgage loans, nor are we aware of any publicly available studies or statistics on the rate of prepayment of mortgage loans similar to the mortgage loans in the pool.


     We refer you to "Prepayment and Yield Considerations" in this prospectus supplement.


Certificate Rating Based Primarily on Claims-Paying Ability of the Certificate Insurer

     The rating on the certificates depends primarily on the claim's paying ability of the certificate insurer. Therefore, a reduction of the rating assigned to the claims-paying ability of the certificate insurer may have a corresponding reduction on the ratings assigned to the certificates. A reduction in the rating assigned to the certificates would reduce the market value of the certificates and may affect your ability to sell them. In general, the rating on your certificate addresses credit risk and does not address the likelihood of prepayments.

     We refer you to "Ratings" in this prospectus supplement.

Lien Priority Could Result in Payment Delay and Loss

     Some of the mortgage loans are secured by mortgages which are junior in priority. For mortgage loans in the trust fund secured by first mortgages, the master servicer may consent under certain circumstances to a new first priority lien regardless of the principal amount, which has the effect of making the first mortgage a junior mortgage. Mortgage loans that are secured by junior mortgages will receive proceeds from a sale of the related mortgaged property only after any senior mortgage loans and prior statutory liens have been paid. If the remaining proceeds are insufficient to satisfy the mortgage loan in the trust fund and the certificate insurer fails to perform its obligations under the policy, then:

     o there will be a delay in distributions to you while a deficiency judgment against the borrower is sought; and

     o  you may incur a loss if a deficiency judgment cannot be obtained.

Distributions and Rights of Investors Adversely Affected by Insolvency of
Seller

     The sale of the mortgage loans from the seller to the trust will be treated by the seller and the trust as a sale of the mortgage loans. If the seller were to become insolvent, a receiver or conservator for, or a creditor of, the seller, may argue that the transaction between the seller and the trust is a pledge of mortgage loans as security for a borrowing rather than a sale. Such an attempt, even if unsuccessful, could result in delays in distributions to you.


     [The seller will maintain possession of the documentation relating to each mortgage and no assignment of any mortgage is required to be recorded in the name of the trustee, unless the seller's long-term debt rating is reduced below [describe]. Within 30 days of any such occurrence, the seller is required to deliver the mortgage documents to the trustee and to either record the assignments or deliver a legal opinion to the effect that recordation of the assignments is not necessary in order to perfect the interest of trust in the mortgages. Prior to delivery and recording, the interest of the trustee in the mortgages, the mortgage notes and any proceeds from the mortgage loans may be subject to the claims of creditors or to sale to a third party, as well as to a receiver or conservator appointed in the event of the insolvency of the seller.]


     In an insolvency proceeding of the seller, if the mortgage notes have not been delivered to the trustee and the mortgages have not been assigned of record in the real property recording office to the trustee, the trust may be a general unsecured creditor of the seller. If the trust were determined to be a general unsecured creditor of the seller, the mortgages, the mortgage notes and the proceeds thereof would not be available to make payments on the certificates.

Interest Payments on the Mortgage Loans May Be Reduced

     o Prepayments of Principal May Reduce Interest Payments. If a mortgagor fully prepays a mortgage loan, the mortgagor is charged interest only up to the date of the prepayment, instead of a full month. This may result in an interest shortfall. The master servicer is obligated to pay that interest shortfall, without any right of reimbursement, up to the amount of its servicing fee for that month. If the servicing fee is insufficient to pay such interest shortfalls attributed to prepayments, they will be covered by the certificate insurance policy.

     o Certain Interest Shortfalls Are Not Covered by the Master Servicer or the Certificate Insurance Policy. The Soldiers' and Sailors' Civil Relief Act of 1940 permits certain modifications to the payment terms for mortgage loans, including a reduction in the amount of interest paid by the borrower, under certain circumstances. Neither the master servicer nor the certificate insurer will pay for any interest shortfalls created by the Soldiers' and Sailors' Civil Relief Act of 1940.


Geographic Concentration Increases Risk That Certificate Yields Can be Impaired

     The mortgaged properties relating to the mortgage loans are located in __ states and the District of Columbia. However, __% of the mortgaged properties (by principal balance as of the cut-off date) are located in ______. If these states experience in the future weaker economic conditions or greater rates of decline in real estate values than the United States generally, then the mortgage loans may experience higher rates of delinquencies and foreclosures than would otherwise be the case.

Prepayment Risk Due to Lack of Subsequent Mortgage Loans

     The trust will buy additional mortgage loans from the seller until _______. The seller will sell mortgage loans to the trust if it has mortgage loans to sell. The ability of the seller to originate and acquire additional mortgage loans is affected by a variety of factors, including interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions generally. If the full amount deposited in the pre-funding account for the purpose of purchasing additional mortgage loans cannot be used for that purpose within [three] months from the closing date, any remaining amounts will be paid to you as a prepayment on the certificates.


Risks Associated With Year 2000 Compliance

     As is the case with most companies using computers in their operations, the master servicer is faced with the task of preparing its computer systems for year 2000. The year 2000 issue is the result of prior computer programs being written using two digits, rather than four digits, to define the applicable year. Any of the servicer's computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. Major computer system failure or miscalculations may occur as a result. The servicer is presently engaged in various procedures to ensure that their computer systems and software will be year 2000 compliant.

     However, if the servicer or any of its suppliers, customers, brokers or agents do not successfully and timely achieve year 2000 compliance, the performance of obligations of the servicer could be materially adversely affected. This could result in delays in processing payments on the mortgage loans and may cause a related delay in payments to you.


                            The Certificate Insurer


                    [TO BE PROVIDED BY CERTIFICATE INSURER]


                         KeyBank National Association

     KeyBank National Association, the seller, is a wholly owned subsidiary of KeyCorp. The seller is a national banking association headquartered in Cleveland, Ohio. The seller provides:

     o retail and private banking services to customers including consumer lending and deposit services;


     o commercial banking services to small businesses, middle-market and large corporate customers;


     o  capital market services; and

     o  trust and asset management services.

     o The principal executive offices of the seller are located at Key Tower, 127 Public Square, Cleveland, Ohio 44114 - - ====== (Telephone:
        (216) 689-6300).


                              The Master Servicer


     ___________________, as master servicer will be responsible for servicing the mortgage loans in accordance with the terms of the pooling and servicing agreement. [Beginning on _______________, __________________________, as
subservicer, will service the mortgage loans for the master servicer pursuant to a subservicing agreement. The terms and conditions of the subservicing agreement are consistent with and do not violate the provisions of the pooling and servicing agreement. The subservicing does not relieve the master servicer from any of its obligations to service the mortgage loan in accordance with the terms and conditions of the pooling and servicing agreement.] See "--Servicing and Collection Procedures."


Credit and Underwriting Guidelines


     The following is a description of the underwriting guidelines customarily employed by the master servicer with respect to mortgage loans which it purchases or originates.


     [ ]

Servicing and Collection Procedures


     The following is a description of the servicing policies and procedures customarily and currently employed by the master servicer with respect to the portion of its mortgage loan portfolio which it services.


         [          ]

Delinquency Experience


     The following table sets forth _____________'s delinquency experience on its servicing portfolio of home equity loans (which includes home equity loans subserviced by others for __________) similar to the mortgage loans for the periods indicated. [The servicer believes that there have been no material trends or anomalies in the historical delinquency and loss experience as represented in the following tables. The information has not been adjusted to eliminate the effect of the growth in the size of the servicer's portfolio during the periods shown. Accordingly, loss and delinquency as percentages of aggregate principal balance of such loans for each period may be higher than those shown if a group of such loans were artificially isolated at a point in time and the information showed the activity only in that isolated group. There can be no assurance that the delinquency and loss experience of the loans will be similar to that set forth below.] [The delinquency and loss experience set forth below represents the experience with respect to only a portion of the servicer's loan production for the periods indicated and has not been adjusted to eliminate the effect of the significant growth in size of the servicer's portfolio of mortgage loans during the periods shown. Accordingly, loss and delinquency as a percentage of mortgage loans serviced for each period could be higher than those shown if a group of mortgage loans were artificially isolated at a point in time and the information showed the activity only in that isolated group.]




                                                    [Champion Mortgage Co., Inc.]
                                                       [Delinquency Experience
                                                       (Dollars in thousands)

                                                                Year Ending September 30,
                                          -----------------------------------------------------------------------

                                          1996                1997                 1998                1999
                                          ----                ----                 ----                ----
Number of Loans.............               9,058              14,327              19,565               25,244
Dollar Amount of
   Loans....................        $    526,816        $    866,673        $  1,309,172         $  1,827,491
Delinquency Period
   30-59 days
      % of number of
           loans............               1.30%               2.14%               1.43%                1.58%
      % of dollar
           amount of loans..               1.17%               2.16%               1.24%                1.17%
  60-89 days
      % of number of
           loans............               0.15%               0.34%               0.27%                0.42%
      % of dollar
          amount of loans...               0.14%               0.35%               0.25%                0.38%
  90 days and over*
     % of number of
         loans..............               0.69%               1.20%               0.82%                1.22%
      % of dollar
          amount of loans...               0.81%               1.27%               0.72%                1.03%
Loans in Foreclosure
   % of number of
         loans..............               0.62%               0.51%               0.60%                0.61%
   % of dollar amount
         of loans...........               0.76%               0.60%               0.56%                0.71%
Total*
   % of number of
       loans................               2.14%               3.68%               3.32%                4.08%
   % of dollar amount
       of loans.............               2.12%               3.78%               2.97%                3.52%

-----------------------
*Includes loans in foreclosure and real estate owned.


                                                           Loss Experience
                                                       (Dollars in thousands)

                                                               Year Ending September 30,
                                                               -------------------------
                                             1996               1997                1998               1999
                                             ----               ----                ----               ----
Average Dollar
   Amount of Loans
   Outstanding During
   Period.......................         $   367,584        $   702,555       $    1,103,510      $   1,616,324
Net Losses......................         $        39        $       488       $        1,142      $       2,317
Net Losses as a
   Percentage of
   Average Amount
   Outstanding..................                0.01%              0.07%                 0.11%             0.14%
----------------------
"Net Losses" means gross losses minus recoveries.



                                                   [KeyBank National Association]
                                                       [Delinquency Experience
                                                       (Dollars in thousands)

                                                                                  Nine Months
                                    Year Ending December 31,                  Ending September 30,
                                    ------------------------                  --------------------
                                         1997             1998              1998              1999
                                         ----             ----              ----              ----
Number of Loans................          228,837         220,017           224,088          219,784
Dollar Amount of
   Loans.......................     $  5,519,071    $  5,412,379      $  5,508,729     $  5,685,658
Delinquency Period
   30-59 days
       % of dollar
          amount of loans......             0.73%           0.81%              0.65%            0.65%
   60-89 days
      % of dollar
         amount of loans.......             0.23%           0.30%              0.22%            0.18%
   90+ days*
      % of dollar
         amount of loans.......             0.34%           0.36%              0.31%            0.30%
Total*
   % of dollar amount
           of loans............             1.30%           1.47%              1.18%            1.13%
------------
*Includes loans in foreclosure and real estate owned.



                                                           Loss Experience
                                                       (Dollars in thousands)

                                                                                       Nine Months
                                          Year Ending December 31,                 Ending September 30,
                                          ------------------------                 --------------------
                                     1997            1998            1998                  1999
                                     ----            ----            ----                  ----
Dollar
   Amount of Loans
   Outstanding At
   End Of Period.........      $   5,519,071     $  5,412,379   $ 5,508,729          $    5,685,658
Net Losses...............      $       6,623     $      5,954   $      6,060         $        6,823
Percentage of
   Dollar Amount of Loans....           0.12%            0.11%          0.11%                  0.12%
------------
"Net Losses" means gross losses minus recoveries.


                       Description of the Mortgage Loans


General


     The statistical information presented in this prospectus supplement is only with respect to the mortgage loans included in the trust and is based on the characteristics of the mortgage loans as of _______, 199_, the cut-off date.

     The mortgage loans to be purchased by the trust will be originated or purchased by the seller and transferred by the seller to the trust.

     The mortgage pool consists of mortgage loans with an aggregate principal balance, or pool principal balance, as of the cut-off date of $_________. The principal balance of a mortgage loan, other than a liquidated mortgage loan on any day is equal to its cut-off date principal balance minus all collections applied in reduction of the cut-off date principal balance of the mortgage loan.

     In no event will more than 5% of the cut-off date pool principal balance deviate from the characteristics of the mortgage loans described below.

     The mortgage loans provide that interest is charged to the borrowers and payments are due from the borrowers, as of a scheduled day of each month which is fixed at the time of origination. Scheduled monthly payments made by the borrowers on the mortgage loans either earlier or later than the scheduled due dates will not affect the amortization schedule or the application of the payments to principal and interest.

     The sum of the columns below may not equal the total indicated due to rounding. In addition, unless otherwise set forth herein, all percentages set forth herein with respect to the mortgage loans are percentages of the cut-off date pool principal balance.



                                                   Cut-Off Date Principal Balances

       Range of Cut-Off                  Number of                  Cut-Off Date               % of Cut-Off Date
   Date Principal Balances            Mortgage Loans                Pool Balance                 Pool Balance
   -----------------------            --------------                ------------               -----------------





                                                      Geographic Distribution by State

                                         Number of                  Cut-Off Date               % of Cut-Off Date
            State                     Mortgage Loans                Pool Balance                 Pool Balance
            -----                     --------------                ------------               -----------------





                                                            Loan-to-Value Ratios

                                         Number of                  Cut-Off Date               % of Cut-Off Date
     Loan-to-Value Ratio              Mortgage Loans                Pool Balance                 Pool Balance
     -------------------              --------------                ------------               -----------------








                                                             Loan Rates


                                Number of                    Cut-Off Date                 % of Cut-Off Date
Loan Rates                      Mortgage Loans               Pool Balance                 Pool Balance
----------                      --------------               ------------                 -----------------







                                                  Original Term to Stated Maturity

Original Term to                Number of                    Cut-Off Date                 % of Cut-Off Date
Stated Maturity                 Mortgage Loans               Pool Balance                 Pool Balance
----------------                --------------               ------------                 -----------------







                                                 Remaining Months to Stated Maturity

Remaining Term to               Number of                    Cut-Off Date                 % of Cut-Off Date
Stated Maturity                 Mortgage Loans               Pool Balance                 Pool Balance
------------------              --------------               ------------                 -----------------







                                                          Months Since Origination


                                Number of                    Cut-Off Date                 % of Cut-Off Date
Months Since Origination        Mortgage Loans               Pool Balance                 Pool Balance
------------------------        --------------               ------------                 -----------------






                                                            Property Type

                                Number of                     Cut-Off Date                % of Cut-Off Date
Property Type                   Mortgage Loans                Pool Balance                Pool Balance
-------------                   --------------               ------------                 -----------------






                                                           Occupancy Type

                                Number of                    Cut-Off Date                 % of Cut-Off Date
Occupancy Type                  Mortgage Loans               Pool Balance                 Pool Balance
--------------                  --------------               ------------                 -----------------









     [Conveyance of Subsequent Mortgage Loans


     The pooling and servicing agreement permits the trust fund to purchase from __________, subsequent to the date hereof and prior to _______, 19__, subsequent mortgage loans in an amount not to exceed approximately $________ in aggregate principal balance for inclusion in the trust fund. Each subsequent mortgage loan will have been originated or purchased by __________ in accordance with the underwriting guidelines set forth above under "Credit Underwriting and Guidelines." Accordingly, the statistical characteristics of the mortgage pool set forth above are based exclusively on the initial mortgage loans and the statistical characteristics of the mortgage pool after giving effect to the acquisition of any subsequent mortgage loans will likely differ from the information specified herein. Each date on which a subsequent mortgage loan is transferred to the trust fund shall be referred to herein as a subsequent transfer date.

     Each conveyance of subsequent mortgage loans will be subject to, among other things, the following conditions:

   o  the subsequent mortgage loans must

      (a) comply with each representation and warranty as to the mortgage loans set forth in the pooling and servicing agreement;

   o the subsequent mortgage loan must not have been selected by the seller in a manner that it believes is adverse to the interests of the certificateholders,

   o no subsequent mortgage loan may be ___ or more days contractually delinquent as of the applicable cut-off date;

   o no subsequent mortgage loan may have a remaining term to maturity in excess of ___ years;

   o  no subsequent mortgage loan may have a mortgage rate less than ____%;

   o following the purchase of subsequent mortgage loans by the trust fund, the mortgage loans:

      (b)  will have a weighted average mortgage rate of at least ____%;

      (c) will have a weighted average loan-to- value ratio of not more than ____%;

      (d) will not have a weighted average remaining term to stated maturity of more than ____ months; and

      (e) will, in each case, have a principal balance in excess of $_______ as of the cut-off date;

   o __________ [and the trustee shall not have been notified by either rating agency that the conveyance of such subsequent mortgage loans will result in a qualification, modification or withdrawal of its then-current rating of any class of certificates] [shall have notified each rating agency of such conveyance as required by the pooling and servicing agreement]; and

   o the trustee shall have received certain opinions of counsel as to, among other things, the enforceability and validity of the transfer agreements relating to such conveyance of such subsequent mortgage loans.]

                      Prepayment and Yield Considerations


General


     The rate of principal payments on the offered certificates, the aggregate amount of distributions on the offered certificates and the yield to maturity of the offered certificates will be related to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases by the seller. The mortgage loans may be prepaid by the mortgagors at any time. [However, approximately __% of the mortgage loans are subject to prepayment penalties which vary from jurisdiction to jurisdiction.]

     Prepayments, liquidations and purchases of the mortgage loans, including any optional purchase by the master servicer of the remaining mortgage loans in connection with the termination of the trust fund, will result in distributions on the offered certificates of principal amounts which would otherwise be distributed over the remaining terms of such mortgage loans. Since the rate of payment of principal of the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to the rate or the rate of principal prepayments. The extent to which the yield to maturity of an offered certificate may vary from the anticipated yield will depend upon the degree to which a certificate is purchased at a discount or premium, and the degree to which the timing of payments is sensitive to prepayments, liquidations and purchases of the mortgage loans.

     The rate of prepayment on the mortgage loans cannot be predicted. The prepayment experience of the trust fund with respect to the mortgage loans may be affected by a wide variety of factors, including economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and changes affecting the deductibility for federal income tax purposes of interest payments on loans. All of the mortgage loans contain "due-on-sale" provisions, and, with respect to the mortgage loans, the master servicer is required by the pooling and servicing agreement to enforce such provisions, unless such enforcement is not permitted by applicable law. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related mortgage loan. See "Certain Legal Aspects of Loans--Due-on-Sale Clauses in Mortgage Loans" in the prospectus.

     As with fixed rate obligations generally, the rate of prepayment on a pool of mortgage loans with fixed rates such as the mortgage loans is affected by prevailing market rates for mortgage loans of a comparable term and risk level. When the market interest rate is below the interest rate on a mortgage, mortgagors may have an increased incentive to refinance their mortgage loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions , some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments.

     In addition to the foregoing factors affecting the weighted average life of the offered certificates, the use of excess spread to pay principal of the offered certificates to the extent required by the pooling and servicing agreement will result in the acceleration of the offered certificates, relative to the amortization of the mortgage loans in early months of the transaction as well as, accelerating the first date on which each other class of certificates will begin to receive distributions of principal than would otherwise be the case. This acceleration feature creates overcollateralization which results from the excess of the aggregate principal balance of mortgage loans over the aggregate principal balance of the offered certificates. Once the required level of overcollateralization is reached, the acceleration feature will cease, unless necessary to maintain the required level of overcollateralization. See "Description of the Certificates--Overcollateralization Provisions."


Weighted Average Lives


     Generally, greater than anticipated prepayments of principal will increase the yield on the offered certificates purchased at a price less than par and will decrease the yield on the offered certificates purchased at a price greater than par. The effect on an investor's yield due to principal prepayments on the mortgage loans occurring at a rate that is faster or slower than the rate anticipated by the investor in the period immediately following the issuance of the certificates will not be entirely offset by a subsequent reduction or increase in the rate of principal payments. The weighted average life of the offered certificates will also be affected by the amount and timing of delinquencies and defaults on the mortgage loans and the recoveries, if any, on defaulted mortgage loans and foreclosed properties.

     The "weighted average life" of a certificate refers to the average amount of time that will elapse from the date of issuance to the date each dollar in respect of principal of such certificate is repaid. The weighted average life of a certificate of any class is determined by (a) multiplying the amount of each distribution in reduction of the related principal balance by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results, and (c) dividing the sum by the highest related principal balance of the certificate. The weighted average life of any class of offered certificates will be influenced by, among other factors, the rate at which principal payments are made on the mortgage loans, including final payments made upon the maturity of balloon loans.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement is the prepayment assumption, which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the pool of mortgage loans for the life of the mortgage loans. A 100% prepayment assumption assumes a conditional prepayment rate ("CPR") of [ ]% per annum of the outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional [ ]% (precisely [ ], expressed as a percentage per annum, in each month thereafter until the twelfth month; beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, a conditional prepayment rate of 20% per annum each month is assumed. As used in the table below, 0% prepayment assumption assumes a conditional prepayment rate equal to 0% of the prepayment assumption, i.e., no prepayments. Correspondingly, [200]% prepayment assumption assumes prepayment rates equal to [200]% of the prepayment assumption, and so forth. The prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans. KeyBank believes that no existing statistics of which it is aware provide a reliable basis for holders of the offered certificates to predict the amount or the timing of receipt of prepayments on the mortgage loans.

     Since the tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between characteristics of the actual mortgage loans and the characteristics of the mortgage loans assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the principal balances outstanding and weighted average lives of the offered certificates set forth in the tables. In addition, since the actual mortgage loans in the trust fund have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the offered certificates may be made earlier or later than as indicated in the tables.


     For the purpose of the tables below, it is assumed that:


   o the mortgage loans consist of pools of loans with the level-pay and balloon amortization characteristics set forth below,

   o the closing date for the offered certificates is ________________,

   o distributions on the offered certificates are made on the 25th day of each month regardless of the day on which the distribution date actually occurs, commencing in _____________ and are made in accordance with the priorities described herein,

   o the scheduled monthly payments of principal and interest on the mortgage loans will be timely delivered on the first day of each month, with no defaults commencing in _______________,

   o all prepayments are prepayments in full received on the last day of each month, commencing ______________ and include 30 days' interest ,


   o no optional termination is exercised,


   o the offered certificates of each class have the respective certificate rates and initial offered principal balances as set forth herein,

   o the overcollateralization levels are set initially as specified in the pooling and servicing agreement, and decrease in accordance with the provisions of the pooling and servicing agreement,

   o with respect to pools of loans with an assumed cut-off date of _________________, interest will be calculated at a rate of % per annum for one month],

   o six-month LIBOR for each interest period will be % and

   o one-month LIBOR for each interest period will be %.]


                                                            Original              Original          Original
                                                            Amortiztion           Term to           Term to
Amortization              Principal                         Term                  Maturity          Maturity
Methodology               Balance          Loan Rate        (months)              (months)          (months)
------------              ---------        ---------       ------------           ---------         --------
   Balloon...........     $
   Level Pay..........    $
   Level Pay..........    $



     Subject to the foregoing discussion and assumptions, the following table indicates the weighted average life of each class of offered certificates, and sets forth the percentages of the initial principal balance of each class of offered certificates that would be outstanding after each of the dates shown at various percentages of prepayment assumption.



                                      Percent of Initial Class A Principal Balance Outstanding
                                      at the Following Percentages of the Prepayment Assumption

                                              Class A-1                                   Class A-2
                                              ---------                                   ----------
Distribution Date               %         %         %         %                   %         %        %         %
-----------------               -         -         -         -                   -         -        -         -

Initial
   Percentage.......          100       100       100       100                 100       100      100       100
Weighted Average
   Life (years).....

------------------------------------------------------------------------------------------------------------------------------------


                                              Class A-3                                   Class A-4
                                              ---------                                   ---------
Distribution Date               %         %         %         %                   %         %        %         %
-----------------               -         -         -         -                   -         -        -         -
Initial
   Percentage.......          100       100       100       100                 100       100      100       100
Weighted Average
   Life (years).....

------------------------------------------------------------------------------------------------------------------------------------

                                              Class A-5
                                              ---------
Distribution Date                %         %         %         %
Initial
   Percentage.......          100       100       100       100
Weighted Average
   Life (years)*....

------------------------------------------------------------------------------------------------------------------------------------

     These tables have been prepared based on the assumptions described above, including the assumptions regarding the characteristics and performance of the mortgage loans, which differ from the actual characteristics and performance , and should be read in conjunction therewith.

                        Description of the Certificates

     The offered certificates will be issued pursuant to the pooling and servicing agreement. The form of the pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus supplement and the prospectus is a part. The following summaries describe certain provisions of the pooling and servicing agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement. When particular sections or defined terms of the pooling and servicing agreement are referred to, such sections or defined terms are incorporated by reference.


General


     The offered certificates will be issued in denominations of $[1,000] and multiples of $[1] in excess thereof and will evidence specified undivided interests in the trust fund. The property of the trust fund will consist of, to the extent provided in the pooling and servicing agreement:

   o    the mortgage loans;

   o payments on the mortgage loans received on and after the cut-off date, exclusive of payments in respect of interest on the mortgage loans due prior to the cut-off date and received thereafter;

   o mortgaged properties relating to the mortgage loans that are acquired by foreclosure or deed in lieu of foreclosure;

   o the collection account and the distribution account and funds on deposit excluding net earnings ; and

   o rights under certain hazard insurance policies covering the mortgaged properties.

In addition, KeyBank has caused the certificate insurer to issue an irrevocable and unconditional certificate guaranty insurance policy for the benefit of the holders of the offered certificates, pursuant to which the certificate insurer will guarantee payments to the certificateholders. Physical certificates will be transferable and exchangeable at the corporate trust office of the trustee, which will initially act as certificate registrar. See "--Book-Entry Certificates" below. No service charge will be made for any registration of exchange or transfer of the certificates, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

     The principal balance of a class of offered certificates on any distribution date is equal to the related principal balance on the closing date minus the aggregate of amounts actually distributed as principal to the holders of that class. On any date, the aggregate principal balance is the aggregate of the principal balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates.

     The person in whose name a certificate is registered in the certificate register is referred to as a "certificateholder."

     The "percentage interest" of a Class A certificate as of any date of determination will be equal to the percentage obtained by dividing the denomination of the certificate by the principal balance for the related class as of the cut-off date.

     The certificates will not be listed on any securities exchange.


Book-Entry Certificates


     The offered certificates will be book-entry certificates. Persons acquiring beneficial ownership interests in the offered certificates, or "certificate owners," will hold their offered certificates through the Depository Trust Company, commonly referred to as DTC, in the United States, or Cedel Bank societe anonyme ("CEDEL") or the Euroclear System ("Euroclear") in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. The book-entry certificates will be issued in one or more certificates which equal the aggregate principal balance of the offered certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as depositary for CEDEL and Chemical Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the book-entry certificates in minimum denominations representing certificate principal balances of $1,000 and in multiples of $1 in excess thereof. Except as described below, no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing their certificate. Unless and until physical certificates are issued, it is anticipated that the only certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Certificate owners will not be certificateholders as that term is used in the pooling and servicing agreement. Certificate owners are only permitted to exercise their rights indirectly through the DTC participants and DTC.

     The certificate owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for such purpose. In turn, the financial intermediary's ownership of a book-entry certificate will be recorded on the records of DTC, (or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of CEDEL or Euroclear, as appropriate).

     Certificate owners will receive all distributions of principal of, and interest on, the offered certificates from the trustee through DTC and DTC participants. Under the DTC system, DTC is required to make book-entry transfers among its participants with respect to the book-entry certificates and is required to receive and transmit distributions of principal of, and interest on, the book-entry certificates. Participants and indirect participants are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their clients. Accordingly, although certificate owners will not possess physical certificates, the DTC system provides a mechanism by which certificate owners will receive distributions and will be able to transfer their interest.

     Generally, certificate owners will not receive or be entitled to receive physical certificates representing their interests in the offered certificates. Unless and until physical certificates are issued, certificate owners who are not DTC participants may transfer ownership of book-entry certificates only through the DTC system. Under the DTC system and in accordance with DTC's normal procedures, transfers of ownership of book-entry certificates will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing certificate owners.

     Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the certificates, see "Federal Income Tax Consequences--Foreign Investors" and "Backup Withholding" herein and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I.

     Transfers between participants will occur in accordance with the DTC system. Transfers between CEDEL participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL participants or Euroclear participants, on the other, will be effected in DTC in accordance with the DTC system on behalf of the relevant European international clearing system by the Relevant Depositary. These cross market transactions, however, will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL participants and Euroclear participants may not deliver instructions directly to the European Depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants or representatives, some of which own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

     CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between CEDEL participants through electronic book-entry changes in accounts of CEDEL participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Belgian Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Belgian Cooperative. The Belgian Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.


     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.


     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

     Distributions on the book-entry certificates will be made on each distribution date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

     Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede. Distributions with respect to certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences--Foreign Investors" and "Backup Withholding" herein. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry certificates, may be limited due to the lack of physical certificates . In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of the certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the trust fund will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the DTC, and to the financial intermediaries to whose DTC accounts the book-entry certificates of such beneficial owners are credited.

     DTC has advised the trustee that, unless and until physical certificates are issued, DTC will take any action permitted to be taken by the holders of the book-entry certificates under the pooling and servicing agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry certificates are credited, to the extent that such actions are taken on behalf of financial intermediaries whose holdings include book-entry certificates. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the pooling and servicing agreement on behalf of a CEDEL participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some book-entry certificates which conflict with actions taken with respect to other book-entry certificates.

     Physical certificates will be issued to beneficial owners of the book-entry certificates, or their nominees, rather than to DTC, only if (a) DTC or the seller advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry certificates and the seller or the trustee is unable to locate a qualified successor, (b) the seller, at its sole option, with the consent of the trustee, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Servicing Termination (as defined under "--Events of Servicing Termination"), beneficial owners having percentage interests aggregating not less than 51% of the aggregate principal balance of the book-entry certificates advise the trustee and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC, or its successor is no longer in the best interests of beneficial owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of physical certificates. Upon surrender by DTC of the global certificate or certificates representing the book-entry certificates and instructions for re-registration, the trustee will issue physical certificates, and the trustee will recognize the holders of the physical certificates as certificateholders under the pooling and servicing agreement.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of book-entry certificates among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     None of the seller, the master servicer or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.


Assignment of Mortgage Loans


     On the closing date, which is [___________], the seller will transfer to the trust fund all of its right, title and interest in and to each mortgage loan, the related mortgage notes, mortgages and other related documents (collectively, the "Related Documents"), including all payments received on or with respect to each such mortgage loan on or after the applicable cut-off date, but not including interest payment due prior to the cut-off date. The trustee, concurrently with the transfer, will deliver the certificates to the seller. Each mortgage loan transferred to the trust fund will be identified on a schedule delivered to the trustee pursuant to the pooling and servicing agreement. The mortgage loan schedule will include information as to the principal balance of each mortgage loan as of the cut-off date, its loan rate as well as other information.

     [Under the terms of the pooling and servicing agreement, the seller will maintain possession of the mortgage file, the documentation relating to each mortgage loan for so long as an Assignment Event has not occurred.

     [An Assignment Event will occur on the [ ]th day following either:

   o   the occurrence and continuance of an event of default,

   o the reduction of the seller's long-term unsecured debt rating below "Baa2" by Moody's or "BBB" by S&P or Fitch, or

   o the suspension, termination or withdrawal of the seller's long-term unsecured debt rating by Moody's or S&P.]

     [Within [ ] days of an Assignment Event, the seller will cause as soon as practicable the mortgage files pertaining to each mortgage loan to be delivered to the trustee. As specified in the pooling and servicing agreement, the trustee will acknowledge the assignment of the mortgage loans to the trust fund and KeyBank will agree to hold the mortgage files for and on behalf of the trustee.]

     Within [ ] days of an Assignment Event, the trustee will review the mortgage loans and the Related Documents pursuant to the pooling and servicing agreement and if any mortgage loan or Related Document is found to be defective in any material respect and the defect is not cured within [ ] days following notification to the seller, the seller will be obligated to either replace the defective mortgage loan with an Eligible Substitute Mortgage Loan or to repurchase the defective mortgage loan. A substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the effect that the substitution will not disqualify the trust fund or result in a prohibited transaction tax under the Internal Revenue Code of 1986, as amended. The seller may purchase the defective mortgage loan at a price equal to the outstanding principal balance of that mortgage loan as of the date of purchase, plus all accrued and unpaid interest thereon, computed at the loan rate, net of the master servicing fee, if KeyBank is the master servicer, plus the amount of any unreimbursed servicing advances made by the master servicer. The purchase price will be deposited in the collection account on or prior to the next succeeding Determination Date after such obligation arises. The Determination Date is the eighteenth day of each month. The obligation of the seller to repurchase or substitute for a defective mortgage loan is the sole remedy regarding any defects in the mortgage loans and related documents available to the trustee or the certificateholders.

     In connection with the substitution of an Eligible Substitute Mortgage Loan, the seller will be required to deposit in the collection account on or prior to the next succeeding Determination Date after such obligation arises an amount (the "Substitution Adjustment") equal to the excess of the principal balance of the related defective mortgage loan over the principal balance of the Eligible Substitute Mortgage Loan.

     An "Eligible Substitute Mortgage Loan" is a mortgage loan substituted by the seller for a defective mortgage loan which must, on the date of such substitution:

   o have an outstanding principal balance (or in the case of a substitution of more than one mortgage loan for a defective mortgage loan, an aggregate principal balance), equal to or less than [ ]% less than the principal balance of the defective mortgage loan;

   o have a loan rate not less than the loan rate of the defective mortgage loan and not more than [ ]% in excess of the loan rate of a defective mortgage loan;

   o have a mortgage of the same or higher level of priority as the defective mortgage loan at the time the mortgage was transferred to the trust fund;

   o have a remaining term to maturity not more than six months earlier and not later than the remaining term to maturity of the defective mortgage loan;

   o comply with each representation and warranty set forth in the pooling and servicing agreement (deemed to be made as of the date of substitution);

   o have an original loan-to- value ratio not greater than that of the defective mortgage loan; and

   o be of the same type of mortgaged property as the defective mortgage loan or a detached single family residence. More than one Eligible Substitute Mortgage Loan may be substituted for a defective mortgage loan if such Eligible Substitute Mortgage Loans meet the foregoing attributes in the aggregate and the substitution is approved in writing in advance by the certificate insurer.

     The seller will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the trustee with respect to each mortgage loan (e.g., cut-off date principal balance and the loan rate). In addition, the seller will represent and warrant, on the closing date, that, among other things:

   o at the time of transfer to the trust fund, the seller has transferred or assigned all of its right, title and interest in each mortgage loan and the Related Documents, free of any lien; and

   o each mortgage loan complied, at the time of origination, in all material respects with applicable state and federal laws.

     Upon discovery of a breach of any representation and warranty which materially and adversely affects the interests of the trust fund, the certificateholders or the certificate insurer in the related mortgage loan and Related Documents, the seller will have a period of [ ] days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the [ ]-day period, the seller will be obligated to substitute for the defective mortgage loan with an Eligible Substitute Mortgage Loan or purchase the defective mortgage loan from the trust fund. The same procedure and limitations that are set forth above for the substitution or purchase of defective mortgage loans as a result of deficient documentation will apply to the substitution or purchase of a defective mortgage loan as a result of a breach of a representation or warranty in the pooling and servicing agreement that materially and adversely affects the interests of the certificateholders or the certificate insurer.

     Pursuant to the pooling and servicing agreement, the master servicer will service and administer the mortgage loans as more fully set forth above.


Payments on Mortgage Loans; Deposits to Collection Account and Distribution Account


     The master servicer shall establish and maintain in the name of the trustee a separate collection account for the benefit of the holders of the certificates. The collection account will be an Eligible Account. Subject to the investment provision described in the following paragraphs, upon receipt by the master servicer of amounts in respect of the mortgage loans (excluding amounts representing the master servicing fee), the master servicer will deposit such amounts in the collection account. Amounts deposited may be invested in Eligible Investments maturing no later than two business days prior to the next succeeding date on which amounts on deposit in the collection account are required to be deposited in the distribution account.

     The trustee will establish an account into which amounts withdrawn from the collection account for distribution to certificateholders on a Distribution Date will be deposited. The distribution account will be an Eligible Account. Amounts on deposit in the distribution account may be invested in Eligible Investments maturing on or before the business day prior to the related distribution date.

     An "Eligible Account" is an account that is [ maintained with a depository institution whose debt obligations at the time of any deposit therein have the highest short-term debt rating by the rating agencies, and whose accounts are fully insured by either the Savings Association Insurance Fund or the Bank Insurance Fund of the FDIC established by such fund with a minimum long-term unsecured debt rating of "A2" by Moody's and "A" by S&P, otherwise acceptable to each rating agency and the certificate insurer as evidenced by a letter from each rating agency and the certificate insurer to the trustee, without reduction or withdrawal of their then current ratings of the certificates.]

     Eligible Investments are specified in the pooling and servicing agreement and are limited to investments which meet the criteria of the rating agencies from time to time as being consistent with their then current ratings of the certificates. "Eligible Investments" are limited to:

   o direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States, provided that such obligations are backed by the full faith and credit of the United States;

   o repurchase agreements on obligations specified in the prior clause maturing not more than three months from the date of acquisition , provided that the short-term unsecured debt obligations of the party agreeing to repurchase such obligations are at the time rated by each rating agency in its highest short-term rating category;

   o certificates of deposit, time deposits and bankers' acceptances (which, if Moody's is a rating agency, shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days) of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof and subject to supervision and examination by either federal or state banking authorities, provided that the unsecured short-term debt obligations of such depository institution or trust company at the date of acquisition have been rated by each of the rating agencies in its highest unsecured short-term debt rating category;

   o commercial paper (having original maturities of not more than 90 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by the rating agencies in their highest short-term rating categories;

   o short term investment funds sponsored by any trust company or bank incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by the rating agencies in their respective highest rating category of long term unsecured debt;

   o interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time as the interest is held in such fund has the rating specified by each rating agency; and

   o other obligations or securities that are acceptable to each rating agency as an Eligible Investment and will not result in a reduction in the then current rating of the certificates, as evidenced by a letter to such effect from such rating agency and with respect to which the master servicer has received confirmation that, for tax purposes, the investment complies with the last clause of this definition; provided that no instrument described hereunder shall evidence either the right to receive

   o only interest with respect to the obligations underlying such instrument or

   o both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and

   o provided, further, that no instrument described in this prospectus supplement may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to its stated maturity.]


Advances


     Not later than two business days prior to each distribution date, the master servicer will remit to the trustee for deposit in the distribution account the monthly advance. The amount of the monthly advance is equal to the sum of the interest accrued due on each mortgage loan through the related due date but not received by the master servicer as of the close of business on the last day of the related due period net of the master servicing fee. This obligation of the master servicer continues with respect to each mortgage loan until the mortgage loan becomes a liquidated mortgage loan.

     In the course of performing its servicing obligations, the master servicer will pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of:

   o the preservation, restoration and protection of the mortgaged properties,

   o any enforcement or judicial proceedings, including foreclosures, and

   o the management and liquidation of mortgaged properties acquired in satisfaction of the related mortgage. Each such expenditure will constitute a servicing advance.

     The master servicer's right to reimbursement for servicing advances is limited to late collections on the related mortgage loan, including liquidation proceeds, insurance proceeds and other amounts which may be collected by the master servicer from the related mortgagor or otherwise relating to the mortgage loan in respect of which the unreimbursed amounts are owed. The master servicer's right to reimbursement for monthly advances shall be limited to late collections of interest on any mortgage loan and to liquidation proceeds and insurance proceeds on the related mortgage loan. The master servicer's right to the reimbursements is prior to the rights of certificateholders.

     Notwithstanding the foregoing, the master servicer is not required to make any monthly advance or servicing advance if in the good faith judgment and sole discretion of the master servicer, the master servicer determines that an advance will not be ultimately recoverable from collections received from the mortgagor in respect of the related mortgage loan or other recoveries in respect of the mortgage loan. However, if any servicing advance or monthly advance is determined by the master servicer to be nonrecoverable from such sources, the amount of the nonrecoverable advance may be reimbursed to the master servicer from other amounts on deposit in the collection account.


Distribution Dates


     On the [25th] day of each month, or if that day is not a business day, then on the first business day thereafter, commencing in ___________, each such day a "distribution date", the holders of the offered certificates will be entitled to receive amounts to the extent of funds available in the distribution account in accordance with the priorities and in the amounts described below under "Priority of Distributions." Distributions will be made in an aggregate amount equal to the sum of the class interest distribution for each class of offered certificates and (b) the Class A Principal Distributions.

     The Class A Principal Distribution will be made by:

   o wire transfer or otherwise to the account of the certificateholder at a domestic bank or other entity having appropriate facilities in immediately available funds to holders of the offered certificates, the aggregate principal balance of which is at least $1,000,000, or

   o by check to the address of the person on the certificate register maintained by the certificate registrar.


Deposits to the Distribution Account


     No later than one business day prior to each Distribution Date, the following amounts and the previous Due Period shall be deposited into the distribution account (the "Available Funds"). The amount of Available Funds for any distribution date will be equal to the sum of:

   o payments of principal and interest on the mortgage loans net of amounts representing the master servicing fee with respect to each mortgage loan and reimbursement for related monthly advances and servicing advances;

   o net liquidation proceeds and insurance proceeds with respect to the mortgage loans, net of amounts applied to the restoration or repair of a mortgaged property;

   o the purchase price for repurchased defective mortgage loans with respect to the mortgage loans and any related substitution adjustment amounts;

   o payments from the master servicer in connection with

   o monthly advances,

   o prepayment interest shortfalls and

   o the termination of the trust fund with respect to the mortgage loans as provided in the pooling and servicing agreement; and

   o any amounts paid under the certificate insurance policy.


Priority of Distributions


          On each distribution date the trustee shall withdraw from the distribution account the sum of Available Funds in the following order of priority:

   o to the trustee, the trustee fee for such distribution date;

   o to holders of each class certificates, an amount equal to the related class interest distribution for such distribution date;

   o sequentially, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificateholders, in that order, until the respective principal balance of each class is reduced to zero, the related Class A Principal Distribution other than the portion constituting the Distributable Excess Spread for such distribution date; provided, however, that after the occurrence and continuance of an Insurer Default, such portion of the principal distribution will be distributed pro rata to the holders thereof based on the respective principal balances;

   o to the certificate insurer, the amount owing to the certificate insurer under the insurance agreement for the premium payable in respect of the certificates; and

   o sequentially, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificateholders, in that order, until the respective principal balance of each class is reduced to zero, the related Distributable Excess Spread for such distribution date; provided, however, that after the occurrence and continuance of an Insurer Default, such Distributable Excess Spread for the [ ] will be distributed pro rata to the holders based on the respective principal balances.

               (i)to the master servicer, the amount of any accrued and unpaid master servicing fee;

               (ii) to the certificate insurer, amounts owing to the certificate insurer for reimbursement for prior draws made on the policy;

               (iii) to the master servicer, the amount of nonrecoverable advances not previously reimbursed;

               (iv) to the certificate insurer, any other amounts owing to the certificate insurer under the insurance agreement; and

               (v)to the Class R certificateholders, the balance.]

"Interest period" means, with respect to each distribution date, the period from the first day of the calendar month preceding the month of the distribution date through the last day of the calendar month. Interest in respect of any distribution date will accrue on the certificates during each interest period on the basis of a 360-day year consisting of twelve 30-day months.


Interest


     On each distribution date, to the extent of funds available , interest will be distributed with respect to each class of offered certificates in an amount (each, a "Class Distribution") equal to the sum of

   o one month's interest at the related certificate rate on the related principal balance immediately prior to the distribution date ("Class Monthly Interest Distributable Amount") and

   o any Class Interest Carryover Shortfall for the class for the distribution date. As to any distribution date and class of offered certificates, the "Class Interest Carryover Shortfall" is equal to the excess of the related Class Monthly Interest Distributable Amount for the preceding distribution date and any outstanding Class Interest Carryover Shortfall with respect to the class on the preceding distribution date, over the amount in respect of interest that is actually distributed to such class on the preceding distribution date plus

   o one month's interest on such excess, to the extent permitted by law, at the related certificate rate. [The interest entitlement of one month's interest at the related certificate rate on the related principal balance will be reduced by such class' pro rata share of Civil Relief Act Interest Shortfalls, if any, for such distribution date. Civil Relief Act Interest Shortfalls will not be covered by payments under the Policy.]

     On each distribution date, the Class Interest Distribution for each class of offered certificates will be distributed on an equal priority and any shortfall in the amount required to be distributed as interest to each class will be allocated between the classes pro rata based on the amount each class would have been distributed in the absence of the shortfall. See "--Crosscollateralization" below.


Principal


     On each distribution date, to the extent of funds available , in accordance with the priorities described above under "--Priorities of Distributions," principal will be distributed to the holders of offered certificates then entitled to distributions of principal in an amount equal to the lesser of (a) the related aggregate principal balance and (b) the related Class A Principal Distribution for the distribution date. "Class A Principal Distribution" means, with respect to any distribution date, the sum of the related Class A Monthly Principal Distributable Amount for such distribution date and any outstanding Class A Principal Carryover Shortfall as of the close of business on the preceding distribution date.

     "Class A Monthly Principal Distributable amount" means, with respect to any distribution date, to the extent of funds available the amount equal to the sum of the following amounts (without duplication) with respect to the immediately preceding Due Period (as defined below):

   o [(i) each payment of principal on a mortgage loan received by the master servicer during the Due Period, including all full and partial principal prepayments,

   o the principal balance as of the end of the immediately preceding Due Period of each mortgage loan that became a liquidated mortgage loan for the first time during the related Due Period,

   o the portion of the purchase price allocable to principal of all repurchased defective mortgage loans with respect to the Due Period,

   o any Substitution Adjustment Amounts received on or prior to the previous Determination Date and not yet distributed, and

   o such portion not greater than 100% of Excess Spread, if any, required to be distributed on such distribution date to satisfy the required level of overcollateralization for such distribution date (the "Distributable Excess Spread").]

     "Class A Principal Carryover Shortfall" means, with respect to any distribution date, the excess of the sum of the related Class A Monthly Principal Distributable Amount for the preceding distribution date and any outstanding Class A Principal Carryover Shortfall on the preceding distribution date over the amount in respect of principal that is actually distributed to the Class A certificateholders on such preceding distribution date.

     If the required level of overcollateralization is reduced below the then existing amount of overcollateralization or if the required level of overcollateralization is satisfied, the amount of the related Class A Monthly Principal Distributable Amount on the following distribution date will be correspondingly reduced by the amount of the reduction or by the amount necessary such that the overcollateralization will not exceed the required level of overcollateralization after giving effect to the distribution in respect of principal to be made on such distribution date.

     The application of Distributable Excess Spread is intended to create overcollateralization to provide a source of additional cashflow to cover losses on the mortgage loans. A draw on the certificate insurance policy in respect of principal will not be made until the principal balance exceeds the aggregate principal balance of the mortgage loans. See "--The Policy." Accordingly, there may be distribution dates on which offered certificateholders receive little or no distributions in respect of principal.

     So long as an insurer default has not occurred and is continuing, distributions of the Class A Principal Distribution will be applied, sequentially, to the distribution of principal to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates, in that order, such that no class of certificates having a higher numerical designation is entitled to distributions of principal until the principal balance of each such class of certificates having a lower numerical designation has been reduced to zero. On any distribution date if an insurer default has occurred and is continuing, the Class A Principal Distribution will be applied to the distribution of principal of each such class outstanding on a pro rata basis in accordance with the principal balance of each such class.

     On each distribution date following an insurer default, net losses realized in respect of liquidated mortgage loans, to the extent such amount is not covered by Available Funds or the crosscollateralization mechanics , will reduce the amount of overcollateralization, if any.

     "Due Period" means, with respect to any Determination Date or distribution date, the calendar month immediately preceding the Determination Date or distribution date, as the case may be.

     A liquidated mortgage loan, as to any distribution date, is a mortgage loan with respect to which the master servicer has determined, in accordance with the servicing procedures specified in the pooling and servicing agreement, as of the end of the preceding Due Period, that all liquidation proceeds which it expects to recover with respect to such mortgage loan (including disposition of the related REO property) have been recovered.

     "Excess Spread" means, with respect to any distribution date, the positive excess, if any, of (a) Available Funds for such distribution date over (b) the amount required to be distributed pursuant to first four items as set forth under the heading "Description of the Certificates--Priority of Distributions" on the Distribution Date.

     An insurer default will occur in the event the certificate insurer fails to make a payment required under the certificate insurance policy or if certain events of bankruptcy or insolvency occur with respect to the certificate insurer.


The Policy


     The following information has been supplied by the certificate insurer for inclusion in this prospectus supplement. Accordingly, neither the seller nor the master servicer makes any representation as to the accuracy and completeness of such information.


                    [TO BE PROVIDED BY CERTIFICATE INSURER]

Overcollateralization


     The credit enhancement provisions of the trust fund result in a limited acceleration of the offered certificates relative to the amortization of the mortgage loans in the early months of the transaction. The accelerated amortization is achieved by the application of Distributable Excess Spread to principal distributions on the offered certificates. This acceleration feature creates overcollateralization (i.e., the excess of the aggregate outstanding principal balance of the mortgage loans over the related aggregate principal balance). Once the required level of overcollateralization is reached, and subject to the provisions described in the next paragraph, the acceleration feature will cease, until necessary to maintain the required level of overcollateralization.

     The pooling and servicing agreement provides that, subject to certain floors, caps and triggers, the required level of overcollateralization may increase or decrease over time. Any decrease in the required level of overcollateralization will occur only at the sole discretion of the certificate insurer. Any decrease will have the effect of reducing the amortization of the offered certificates below what it otherwise would have been.


[Pre-Funding Account


     On the closing date, $___________ will be deposited in a funding account. The prefunding account shall be in the name of and maintained by the trustee and shall be part of the trust fund and will be used to acquire subsequent mortgage loans. During the funding period beginning on the closing date and terminating on _____________, 19__, the pre-funded amount will be reduced by the amount used to purchase subsequent mortgage loans in accordance with the pooling and servicing agreement. Any pre-funded amount remaining at the end of the funding period will be distributed to holders of the classes of certificates entitled to receive principal on the distribution date in ______________, 19__ in reduction of the related certificate principal balances, this will result in a partial principal prepayment of the related certificates on that date.

     Amounts on deposit in the pre-funding account will be invested in Eligible Investments. All interest and any other investment earnings on amounts on deposit in the pre-funding account will be deposited in the capitalized interest account. The pre-funding account shall not be an asset of the REMIC. All reinvestment earnings on the pre-funding account shall be owned by, and be taxable to, the seller.


Capitalized Interest Account


     On the closing date, a portion of the proceeds from the sale of certificates will be deposited in the capitalized interest account. The capitalized interest account shall be maintained with and in the name of the trustee on behalf of the trust fund. The amount deposited therein will be used by the trustee on the distribution dates in __________________ 19__, _____________ 19__ and ______________, 19__ to cover shortfalls in interest on the certificates that may arise as a result of interest shortfalls on the certificates during the funding period. Any amounts remaining in the capitalized interest account at the end of the funding period which are not needed to cover shortfalls on the distribution date in ___________ 19__ are required to be paid directly to KeyBank. [The capitalized interest account shall not be an asset of the REMIC. All reinvestment earnings on the capitalized interest account shall be owned by, and be taxable to, the seller.]


Reports to Certificateholders


     Concurrently with each distribution to the certificateholders, the trustee will forward to each holder a statement, based solely on information received from the master servicer, setting forth among other items with respect to each distribution date:

          (1) the aggregate amount of the distribution to each class of certificateholders on such distribution date;

          (2) the amount of distribution set forth in paragraph (1) above in respect of interest and the amount thereof in respect of any Class Interest Carryover Shortfall, and the amount of any Class Interest Carryover Shortfall remaining;

          (3) the amount of distribution set forth in paragraph (1) above in respect of principal and the amount thereof in respect of the Class A Principal Carryover Shortfall, and any remaining Class A Principal Carryover Shortfall;

          (4) the amount of Excess Spread and the amount applied as to a distribution on the certificates;

          (5) the Guaranteed Principal Amount, if any, for such distribution date;

          (6) the amount paid under the certificate insurance policy for such distribution date in respect of the Class Interest Distribution to each class of certificates;

          (7) the master servicing fee;

          (8) the pool principal balance, as of the close of business on the last day of the preceding Due Period;

          (9) the aggregate principal balance and the principal balance of each class of offered certificates after giving effect to payments allocated to principal above;

          (10) the amount of overcollateralization as of the close of business on the distribution date, after giving effect to distributions of principal on such distribution date;

          (11) the number and aggregate principal balances of the mortgage loans as to which the minimum monthly payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, as of the end of the preceding Due Period;

          (12) the book value of any real estate which is acquired by the trust fund through foreclosure or grant of deed in lieu of foreclosure;

          (13) the aggregate amount of prepayments received on the mortgage loans during the previous Due Period; and

          (14) the weighted average loan rate on the mortgage loans as of the first day of the month prior to the distribution date.

     In the case of information furnished pursuant to clauses (2) and (3) above, the amounts shall be expressed as a dollar amount per certificate with a $1,000 denomination.

     Within 60 days after the end of each calendar year, the trustee will forward to each person, if requested in writing by the person, who was a certificateholder during the prior calendar year a statement containing the information set forth in clauses (2) and (3) above aggregated for such calendar year.


Last Scheduled Distribution Date


     The last scheduled distribution date for each class of offered certificates is as follows:

   o Class A-1 certificates, ;

   o Class A-2 certificates, ;

   o Class A-3 certificates, ;

   o Class A-4 certificates, and

   o Class A-5 certificates.

It is expected that the actual last distribution date for each class of offered certificates will occur significantly earlier than such scheduled distribution dates. See "Prepayment and Yield Considerations".

     Such last scheduled distribution dates are based on a 0% prepayment assumption with no Distributable Excess Spread and the assumptions set forth above under "Prepayment and Yield Considerations--Weighted Average Lives"; provided that the last scheduled distribution dates for the Class A-5 certificates have been calculated assuming that the mortgage loan having the latest maturity date allowed by the pooling and servicing agreement amortizes according to its terms, plus one year.


Collection and Other Servicing Procedures on Mortgage Loans


     The master servicer will make reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the pooling and servicing agreement, follow such collection procedures as it follows from time to time with respect to the loans in its servicing portfolio comparable to the mortgage loans. Consistent with the above, the master servicer may in its discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the mortgage loans.

     With respect to the mortgage loans, the master servicer may arrange with a borrower a schedule for the payment of interest due and unpaid for a period, provided that any such arrangement is consistent with the master servicer's policies with respect to the mortgage loans it owns or services.


Hazard Insurance


     The master servicer will cause to be maintained fire and hazard insurance with extended coverage customary in the area where the mortgaged property is located, in an amount which is at least equal to the lesser of:

   o [the maximum insurable value of the improvements securing the mortgage loan from time to time and

   o the combined principal balance owing on the mortgage loan and any mortgage loan senior to such mortgage loan.]

   o The master servicer shall also maintain on property acquired upon foreclosure, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount which is at least equal to the lesser of:


   o the maximum insurable value from time to time of the improvements which are a part of such property and


   o the combined principal balance owing on such mortgage loan and any senior to such mortgage loan.]

In cases in which any mortgaged property is located in a federally designated flood area as designated by the Federal Emergency Management Agency, the hazard insurance to be maintained for the related mortgage loan shall include flood insurance to the extent such flood insurance is available and the master servicer has determined such insurance to be necessary in accordance with accepted first and second mortgage loan servicing standards, as applicable.


   o All such flood insurance shall be in amounts equal to the lesser of


   o [ the amount in the combined principal balance owing on the mortgage loan and any mortgage loan senior to such mortgage loan and

   o the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended.] The master servicer will also maintain on REO property, to the extent such insurance is available, fire and hazard insurance in the applicable amounts described above, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968, as amended, and the master servicer determines that such insurance is necessary in accordance with accepted mortgage servicing practices of prudent lending institutions, flood insurance in an amount equal to that required above. Any amounts collected by the master servicer under any such policies (other than amounts to be applied to the restoration or repair of the mortgaged property, or to be released to the mortgagor in accordance with customary mortgage servicing procedures) will be deposited in the collection account, subject to retention by the master servicer to the extent such amounts constitute servicing compensation or to withdrawal pursuant to the pooling and servicing agreement.

     In the event that the master servicer obtains and maintains a blanket policy as provided in the pooling and servicing agreement insuring against fire and hazards of extended coverage on all of the mortgage loans, then, to the extent such policy names the master servicer as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance of the mortgage loans without coinsurance, and otherwise complies with the requirements of the first paragraph of this subsection, the master servicer will be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage.


Realization upon Defaulted Mortgage Loans


     The master servicer will foreclose upon or otherwise comparably convert to ownership mortgaged properties securing the mortgage loans as they come into default when, in accordance with applicable servicing procedures under the pooling and servicing agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with the foreclosure or other conversion, the master servicer will follow practices as it deems necessary or advisable and as are in keeping with its general mortgage servicing activities, provided that the master servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a related senior mortgage loan or restoration of any property unless, in its sole judgment, such foreclosure, correction or restoration will increase net liquidation proceeds. The master servicer will be reimbursed out of liquidation proceeds for advances of its own funds as liquidation expenses before any net liquidation proceeds are distributed to certificateholders.


Servicing Compensation and Payment of Expenses


     With respect to each Due Period, the master servicer will receive from interest payments in respect of the mortgage loans, on behalf of itself, a portion of such interest payments as a monthly servicing fee in the amount equal to 0.__% per annum, or the servicing rate, on the principal balance of each mortgage loan as of the first day of each such Due Period. All assumption fees, late payment charges and other fees and charges, to the extent collected from borrowers, will be retained by the master servicer as additional servicing compensation.

     The master servicer's right to reimbursement for unreimbursed servicing advances is limited to late collections on the related mortgage loan, including liquidation proceeds, insurance proceeds and such other amounts as may be collected by the master servicer from the related mortgagor or otherwise relating to the mortgage loan in respect of which such unreimbursed amounts are owed. The master servicer's right to reimbursement for unreimbursed monthly advances shall be limited to late collections of interest on any mortgage loan and to liquidation proceeds and insurance proceeds on the related mortgage loan. The master servicer's right to such reimbursements is prior to the rights of certificateholders. However, if any servicing advance or monthly advance is determined by the master servicer to be nonrecoverable from such sources, the amount of such nonrecoverable advances may be reimbursed to the master servicer from other amounts on deposit in the collection account.

     Civil Relief Act Interest Shortfalls will not be covered by the certificate insurance policy, although Prepayment Interest Shortfalls, after application of the master servicing fee, will be covered. The master servicer is not obligated to offset any of the master servicing fee against, or to provide any other funds to cover, any shortfalls in interest collections on the mortgage loans that are attributable to the application of the Civil Relief Act ("Civil Relief Act Interest Shortfalls"). See "Risk Factors--Payments on the Mortgage Loans" in this Prospectus Supplement.


Evidence as to Compliance


     The pooling and servicing agreement provides for delivery on or before [the last day of the fifth month following the end of the master servicer's fiscal year, beginning in 199_,] to the trustee, the seller, the certificate insurer and the rating agencies of an annual statement signed by an officer of the master servicer to the effect that the master servicer has fulfilled its material obligations under the pooling and servicing agreement throughout the preceding fiscal year, except as specified in such statement.

     On or before [the last day of the fifth month] following the end of the master servicer's fiscal year, beginning in 199_, the master servicer will furnish a report prepared by a firm of nationally recognized independent public accountants (who may also render other services to the master servicer or KeyBank) to the trustee, the seller, the certificate insurer and the rating agencies to the effect that such firm has examined certain documents and the records relating to servicing of the mortgage loans under the Uniform Single Attestation Program for Mortgage Bankers and such firm's conclusion with respect thereto.

     The master servicer's fiscal year is the calendar year.


Events of Default


     Events of default will consist of:

     (1) (a) any failure of the master servicer to make any required monthly advance or (b) any other failure of the master servicer to deposit in the collection account or distribution account any deposit required to be made under the pooling and servicing agreement, which failure continues unremedied for two business days after the giving of written notice of such failure to the master servicer by the trustee, or to the master servicer and the trustee by the certificate insurer or any certificateholder;

     (2) any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement which, in each case, materially and adversely affects the interests of the certificateholders or the certificate insurer and continues unremedied for [ ] days after the giving of written notice of such failure to the master servicer by the trustee, or to the master servicer and the trustee by the certificate insurer or any certificateholder;

     (3) any failure by the master servicer to make any required servicing advance, which failure continues unremedied for a period of [ ] days after the giving of written notice of such failure to the master servicer by the trustee, or to the master servicer and the trustee by the certificate insurer or any certificateholder; or

     (4) any insolvency event which includes events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the master servicer and actions by the master servicer indicating insolvency, reorganization or inability to pay its obligations.

     Upon the occurrence and continuation beyond the applicable grace period of the event described in clause (1) (a) above, if any monthly advance is not made by [ ] P.M., New York City time, on the second business day following written notice to the master servicer of such event, the trustee will make such monthly advance and either the trustee or a successor master servicer will immediately assume the duties of the master servicer.

     Upon removal or resignation of the master servicer, the trustee will be the successor master servicer. The trustee, as successor master servicer, will be obligated to make monthly advances and servicing advances and other advances unless it determines reasonably and in good faith that such advances would not be recoverable.

     Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (1) above for a period of [ ] business days or referred to under clause (2) above for a period of [ ] business days, shall not constitute an event of default if such delay or failure could not be prevented by the exercise of reasonable diligence by the master servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event the master servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the pooling and servicing agreement and the master servicer shall provide the trustee, the certificate insurer and the certificateholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.


Rights upon an Event of Default


     So long as an event of default remains unremedied, either (1) the trustee, certificateholders holding certificates evidencing at least 51% of the voting rights in the trust fund, with the consent of the certificate insurer, or (2) the certificate insurer may terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement and in and to the mortgage loans. In these circumstances, the trustee will succeed to all the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed to all the responsibilities, duties and liabilities of the master servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution or other mortgage loan or home equity loan servicer with all licenses and permits required to perform its obligations under the pooling and servicing agreement. The appointed servicer must have a net worth of at least [$50,000,000] and must be acceptable to the certificate insurer to act as successor to the master servicer under the pooling and servicing agreement. Pending such appointment, the trustee will be obligated to act in such capacity unless prohibited by law. Such successor will be entitled to receive the same compensation that the master servicer would otherwise have received, or lesser compensation as the trustee and such successor may agree. A receiver or conservator for the master servicer may be empowered to prevent the termination and replacement of the master servicer if the only event of default that has occurred is an insolvency event specified in Clause (4) under "-Events of Default."

Amendment

     The pooling and servicing agreement may be amended from time to time by the seller, the master servicer, and the trustee and with the consent of the certificate insurer, but without the consent of the certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with any other provisions of the pooling and servicing agreement, to add to the duties of the seller or the master servicer to comply with any requirements imposed by the Internal Revenue Code or any regulation thereunder, or to add or amend any provisions of the pooling and servicing agreement as required by the rating agencies in order to maintain or improve any rating of the offered certificates. After obtaining the ratings in effect on the closing date, neither the seller, the trustee, the certificate insurer nor the master servicer is obligated to obtain, maintain, or improve any such rating or to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement which shall not be inconsistent with the provisions of the pooling and servicing agreement; provided that such action will not, as evidenced by an opinion of counsel, materially and adversely affect the interests of any certificateholder or the certificate insurer; provided, further, that any such amendment will not be deemed to materially and adversely affect the certificateholders and no such opinion will be required to be delivered if the person requesting the amendment obtains a letter from the rating agencies stating that the amendment would not result in a downgrading of the then current rating of the offered certificates. The pooling and servicing agreement may also be amended from time to time by the seller, the master servicer, and the trustee, with the consent of certificateholders evidencing at least 51% of the percentage interests of each class affected and the certificate insurer for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the certificateholders, provided that no such amendment will

     o reduce in any manner the amount of, or delay the timing of, collections of payments on the certificates or distributions or payments under the certificate invoice policy which are required to be made on any certificate without the consent of the certificateholder, or

     o reduce the percentage interest required to consent to any such amendment, without the consent of the holders of all offered certificates then outstanding.


Termination; Purchase of Mortgage Loans


     The trust fund will terminate on the distribution date following the later of

     o payment in full of all amounts owing to the certificate insurer unless the certificate insurer shall otherwise consent and

     o the earliest of

       (1) the distribution date on which the aggregate principal balance of the offered certificates has been reduced to zero,

       (2) the final payment or other liquidation of the last mortgage loan in the trust fund,

       (3) the optional purchase by the master servicer of the mortgage loans, as described below and

       (4) the distribution date in [ ] on which date the certificate invoice policy will be available to pay the outstanding aggregate principal balance of the offered certificates.

     Subject to provisions in the pooling and servicing agreement concerning adopting a plan of complete liquidation, the master servicer may, at its option, terminate the pooling and servicing agreement on any date on which the pool principal balance is less than 5% of the sum of the cut-off date pool principal balance by purchasing, on the next succeeding distribution date, all of the outstanding mortgage loans at a price equal to the sum of the outstanding pool principal balance (subject to reduction as provided in the pooling and servicing agreement if the purchase price is based [in part on the appraised value of any REO property included in the trust fund and such appraised value is less than the principal balance of the related mortgage loan) and accrued and unpaid interest thereon at the weighted average of the loan rates through the end of the Due Period preceding the final distribution date together with all amounts due and owing to the certificate insurer.]

     Any such purchase shall be accomplished by deposit into the distribution account of the purchase price specified above.


Voting Rights


     Under the pooling and servicing agreement, the voting rights will be allocated to the offered certificates among the classes in proportion to their respective principal balances. Voting rights allocated to a class of certificates will be further allocated among the certificates of such class on the basis of their respective percentage interests. [So long as no insurer default is continuing, the certificate insurer will be entitled to exercise the voting rights of the Class A certificates].


The Trustee


     ________________________________________, has been named trustee pursuant to the pooling and servicing agreement.

     The trustee may have normal banking relationships with the seller and the master servicer.

     The trustee may resign at any time, in which event the seller will be obligated to appoint a successor trustee, as approved by the certificate insurer. The seller may also remove the trustee if the trustee ceases to be eligible to continue as such under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of such circumstances, the seller will be obligated to appoint a successor trustee, as approved by the certificate insurer. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

     No holder of a certificate will have any right under the pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless such holder previously has given to the trustee written notice of default and unless certificateholders holding certificates evidencing at least 51% of the percentage interests in the trust fund have made written requests upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for 60 days has neglected or refused to institute any such proceeding. The trustee will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the certificateholders, unless such certificateholders have offered to the trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred.

                                Use of Proceeds

     The net proceeds to be received from the sale of the certificates will be applied by the seller towards general corporate purposes.

                        Federal Income Tax Consequences

     An election will be made to treat the trust fund as a REMIC for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code"). In the opinion of tax counsel, the offered certificates will be designated as "regular interests" in the REMIC and the Class R certificates will be designated as the sole class of residual interests in the REMIC. See "Federal Income Tax Consequences--Taxation of the REMIC and its Holders" in the prospectus.

     The offered certificates generally will be treated as debt instruments issued by the REMIC for federal income tax purposes. Income on the offered certificates must be reported under an accrual method of accounting.

     The offered certificates may, depending on their issue price, be issued with original issue discount ("OID") for federal income tax purposes. Holders of the certificates issued with OID will be required to include OID in income as it accrues under a constant yield method, in advance of the receipt of cash attributable to the income. The OID regulations do not contain provisions specifically interpreting Code Section 1272(a)(6) which applies to prepayable securities similar to the offered certificates. Until the Treasury Department issues guidance to the contrary, the trustee intends to base its OID computation on Code Section 1272(a)(6) and the OID regulations as described in the prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.

     The yield used to calculate accruals of OID with respect to the offered certificates with OID will be the original yield to maturity of the certificates, determined by assuming that the mortgage loans will prepay in accordance with % of the prepayment assumption. No representation is made as to the actual rate at which the mortgage loans will prepay.

     In the opinion of Tax Counsel, the offered certificates will be treated as regular interests in a REMIC under section 860G of the Code. Accordingly, the offered certificates will be treated as


     o assets described in section 7701(a)(19)(C) of the Code, and


     o "real estate assets" within the meaning of section 856(c)(4)(A) of the Code, in each case to the extent described in the prospectus.

     Interest on the offered certificates will be treated as interest on obligations secured by mortgages on real property within the meaning of section 856(c)(3)(B) of the Code to the same extent that the offered certificates are treated as real estate assets. See "Federal Income Tax Consequences" in the prospectus.


Backup Withholding


     Certain certificate owners may be subject to backup withholding at the rate of 31% with respect to interest paid on the offered certificates if the certificate owners, upon issuance, fail to supply the trustee or their broker with their taxpayer identification number, furnish an incorrect taxpayer identification number, fails to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fails to provide the trustee or their broker with a certified statement, under penalty of perjury, that they are not subject to backup withholding.

     The trustee will be required to report annually to the IRS, and to each offered certificateholder of record, the amount of interest paid (and OID accrued, if any) on the offered certificates (and the amount of interest withheld for Federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Class A certificateholder" of record is Cede, as nominee for DTC, certificate owners and the IRS will receive tax and other information including the amount of interest paid on the certificates owned from participants and indirect participants rather than from the trustee. (The trustee, however, will respond to requests for necessary information to enable participants, indirect participants and certain other persons to complete their reports.) Each non-exempt certificate owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt certificate owner fail to provide the required certification, the participants or indirect participants (or the paying agent) will be required to withhold 31% of the interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     Any interest paid or OID accrued will be deemed distributed to the affected certificate owner for all purposes of the certificates, the pooling and servicing agreement and the certificate invoice policy.

     Final regulations dealing with withholding tax on income paid to foreign persons, backup withholding and related matters (the "New Withholding Regulations") were issued by the Treasury Department on October 6, 1997. The New Withholding Regulations generally will be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective certificate owners are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations.


Federal Income Tax Consequences to Foreign Investors


     The following information describes the United States federal income tax treatment of holders that are not United States persons ("Foreign Investors"). The term "Foreign Investor" means any person other than:


     o a citizen or resident of the United States,


     o a corporation, partnership or other entity organized in or under the laws of the United States, any state thereof or the District of Columbia, (other than a partnership that is not treated as a United States person under any applicable Treasury Department regulations),


     o an estate the income of which is includible in gross income for United States federal income tax purposes, regardless of its source,


     o a trust fund if a court within the United States is able to exercise primary supervision over the administration of the trust fund and one or more United States persons have authority to control all substantial decisions of the trust fund, or

     o certain trusts treated as United States persons before August 20, 1996 that elect to continue to be so treated to the extent provided in regulations.

     The Code and Treasury Department regulations generally subject interest paid to a Foreign Investor to a withholding tax at a rate of 30% (unless the withholding tax rate were changed by an applicable treaty). The withholding tax, however, is eliminated with respect to certain "portfolio debt investments" issued to Foreign Investors. Portfolio debt investments include debt instruments issued in registered form for which the United States payor receives a statement that the beneficial owner of the instrument is a Foreign Investor. The offered certificates will be issued in registered form, therefore if the information required by the Code is furnished (as described below) and no other exceptions to the withholding tax exemption are applicable, no withholding tax will apply to the offered certificates.

     For the offered certificates to constitute portfolio debt investments exempt from the United States withholding tax, the withholding agent must receive from the certificate owner an executed IRS Form W-8 or similar form signed under penalty of perjury by the certificate owner stating that the certificate owner is a foreign investor and providing the certificate owner's name and address. The statement must be received by the withholding agent in the calendar year in which the interest payment is made, or in either of the two preceding calendar years.

     A certificate owner that is a nonresident alien or foreign corporation will not be subject to United States federal income tax on gain realized on the sale, exchange, or redemption of the offered certificate, provided that:

     o the gain is not effectively connected with a trade or business carried on by the certificate owner in the United States,

     o in the case of a certificate owner that is an individual, the certificate owner is not present in the United States for 183 days or more during the taxable year in which such sale, exchange or redemption occurs and

     o in the case of gain representing accrued interest, the conditions described in the immediately preceding paragraph are satisfied.

     In addition, prospective certificate owners are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations. See "Federal Income Tax Consequences - Backup Withholding".

                                  State Taxes

     The seller makes no representations regarding the tax consequences of purchase, ownership or disposition of the offered certificates under the tax laws of any state. Investors considering an investment in the certificates should consult their own tax advisors regarding such tax consequences.

     All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the certificates.

                             ERISA Considerations

     Any Plan fiduciary which proposes to cause a Plan to acquire any of the offered certificates should consult with its counsel with respect to the potential consequences under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code, of the Plan's acquisition and ownership of the certificates. See "Erisa Considerations" in the Prospectus.

     The U.S. Department of Labor has granted to _________________________ the underwriter Prohibited Transaction Exemption _____ (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which _____________ or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied. The Exemption will apply to the acquisition, holding and resale of the offered certificates by a Plan, provided that certain conditions (certain of which are described below) are met.


     Among the conditions which must be satisfied for the Exemption to apply are the following:


          (1) The acquisition of the offered certificates by a Plan is on terms (including the price for such certificates) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

          (2) The rights and interests evidenced by the offered certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust fund;

          (3) The offered certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from S&P, Moody's, DCR or Fitch .

          (4) The sum of all payments made to and retained by the underwriter in connection with the distribution of the offered certificates represents not more than reasonable compensation for underwriting such certificates; the sum of all payments made to and retained by the seller pursuant to the sale of the mortgage loans to the trust fund represents not more than the fair market value of these mortgage loans; the sum of all payments made to and retained by the master servicer represents not more than reasonable compensation for the master servicer's services under the pooling and servicing agreement and reimbursement of the master servicer's reasonable expenses in connection therewith;

          (5) The trustee is not an affiliate of any underwriter, the seller, the master servicer, the certificate insurer, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust fund, or any of their respective affiliates; and

          (6) The Plan investing in the offered certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933, as amended.

     The underwriter believes that the Exemption as amended will apply to the acquisition and holding of the offered certificates by Plans and that all conditions of the Exemption other than those within the control of the investors will be met.

     We suggest that any Plan fiduciary considering whether to purchase any offered certificates on behalf of a Plan consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any offered certificates, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions.

                        Legal Investment Considerations

     The offered certificates will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and are legal investments for certain entities to the extent provided in SMMEA.

     Institutions whose investment activities are subject to review by federal or state regulatory authorities should consult with their counsel or the applicable authorities to determine whether an investment in the offered certificates complies with applicable guidelines, policy statements or restrictions. See "Legal Investment" in the Prospectus.

                                 Underwriting

     Subject to the terms and conditions set forth in the underwriting agreement, dated ____________________, between the seller and ______________________, the seller has agreed to sell to the underwriter and the underwriter has agreed to purchase from the seller the offered certificates.

     Distributions of the offered certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the seller from the sale of the offered certificates will be approximately $ , plus accrued interest, before deducting expenses payable by the seller, estimated to be $ in the aggregate. In connection with the purchase and sale of the offered certificates, the underwriter may be deemed to have received compensation from the seller in the form of underwriting discounts.

     The seller has been advised by the underwriter that it presently intends to make a market in the offered certificates; however, it is not obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for the offered certificates will develop.

     The underwriting agreement provides that the seller will indemnify the underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

                                    Experts


                                 [__________]



                                 Legal Matters

     Certain legal matters with respect to the offered certificates will be passed upon for the seller by _____________________, and ___________________, and for the underwriter by ____________________.

                                    Ratings

     It is a condition to the issuance of the offered certificates that they receive ratings of "AAA" by _______ and "Aaa" by ______.

     A securities rating addresses the likelihood of the receipt by offered certificateholders of distributions on the mortgage loans. The rating takes into consideration the characteristics of the mortgage loans and the structural, legal and tax aspects associated with the offered certificates. The ratings on the offered certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the possibility that offered certificateholders might realize a lower than anticipated yield.

     The ratings assigned to the offered certificates will depend primarily upon the creditworthiness of the certificate insurer. Any reduction in a rating assigned to the claims-paying ability of the certificate insurer below the ratings initially assigned to the offered certificates may result in a reduction of one or more of the ratings assigned to the offered certificates.


     A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.




                                                    Index of Defined Terms

Assignment Event.............................................................................................S-30
Available Funds..............................................................................................S-35
Class A Monthly Principal Distributable Amount...............................................................S-38
Class A Principal Carryover Shortfall........................................................................S-38
Class Distribution...........................................................................................S-37
Class Interest Carryover Shortfall...........................................................................S-37
Class Interest Distribution..................................................................................S-37
Class Monthly Interest Distributable Amount..................................................................S-37
Closing Date..................................................................................................S-5
Code.........................................................................................................S-49
Cut-Off Date..................................................................................................S-5
Distributable Excess Spread..................................................................................S-36
Distribution Date.............................................................................................S-5
Due Period...................................................................................................S-39
Eligible Account.............................................................................................S-32
Eligible  Investment.........................................................................................S-32
Eligible Substitute Mortgage Loan............................................................................S-31
Excess Spread................................................................................................S-39
Insurer Default..............................................................................................S-36
Related Documents............................................................................................S-30
Substitution Adjustment......................................................................................S-31


                                    Annex I

         Global Clearance, Settlement and Tax Documentation Procedures

     Except in certain limited circumstances, the globally offered [ ] Home Equity Loan Asset-Backed Certificates, Series 199___ (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold these Global Securities through any of DTC, CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.


     Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).


     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage pass-through certificates issues.

     Secondary cross-market trading between CEDEL or Euroclear and DTC participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC participants.


     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.


Initial Settlement

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. ("Cede") as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC participants.


     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Mortgage Pass-Through Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.


Secondary Market Trading


     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants.


     Secondary market trading between DTC participants will be settled using the procedures applicable to prior mortgage pass-through certificates issues in same-day funds.


     Trading between CEDEL and/or Euroclear Participants.


     Secondary market trading between CEDEL participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.


     Trading between DTC seller and CEDEL or Euroclear purchaser.


     When Global Securities are to be transferred from the account of a DTC participant to the account of a CEDEL participant or a Euroclear participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL participant or Euroclear participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the respective depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL participant's or Euroclear participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debt will be valued instead as of the actual settlement date.

     CEDEL participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL participant's or Euroclear participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective European depositary for the benefit of CEDEL participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between CEDEL or Euroclear Seller and DTC Purchaser.

     Due to time zone differences in their favor, CEDEL participants and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL participant or Euroclear participant at least one business day prior to settlement. In these cases CEDEL or Euroclear will instruct the respective depositary, as appropriate, to deliver the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the CEDEL participant or Euroclear participant the following day, and receipt of the cash proceeds in the CEDEL participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the CEDEL participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC participants for delivery to CEDEL participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:


     (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;


     (b) borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the CEDEL participant or Euroclear participant.

U.S. Federal Income Tax Documentation Requirements


     A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8).

     Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form
4224).

     A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001).

     Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owners or his agent.

     Exemption for U.S. Persons (Form W-9).

     U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure.

     The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means

     o (i) a citizen or resident of the United States,


     o (ii) a corporation or partnership organized in or under the laws of the United States, any state thereof or the District of Columbia, (other than a partnership that is not treated as a United States person under any applicable Treasury Department regulations),


     o (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source,


     o (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States trustees have authority to control all substantial decisions of the trust.

     o certain trusts treated as United States persons before August 20, 1996 that elect to continue to be so treated to the extent provided in regulations.


     This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                [ ] Home Equity

                               Loan Trust 199_-_

                                $-------------



                   $ _________ Class A-1 _____% Certificates
                   $ _________ Class A-2 _____% Certificates
                   $ _________ Class A-3 _____% Certificates
                   $ _________ Class A-4 _____% Certificates
                   $ _________ Class A-5 _____% Certificates



                               Home Equity Loan
                           Asset-Backed Certificates
                                 Series 199_-_


                         KeyBank National Association,
                                   as seller



                                      [ ]
                              as master servicer

     Until [Date], all dealers selling the offered certificates will deliver a prospectus supplement and prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters of the offered certificates and with respect to their unsold allotments or subscriptions.


     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.


     We are not offering the offered certificates in any state where the offer is not permitted.


     We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on the respective covers.


                             PROSPECTUS SUPPLEMENT
                                ________, 199_

------------------------------------------------------------------------------



                                  Underwriter

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                                                              [ALTERNATE PAGE]


                SUBJECT TO COMPLETION, DATED DECEMBER 23, 1999

Prospectus Supplement dated___________________
To Prospectus dated _____________

                          $___________ (approximate)
                       [ ] Home Equity Loan Trust 199_-_

           Home Equity Loan Asset-Backed Certificates, Series 199_-_


[                  ]                         KeyBank National Association
    as master servicer                                as  seller

-------------------------------------------------------------------------------
The certificates represent obligations of the trust only and do not represent an interest in or obligation of KeyBank National Association, the trustee or any of their affiliates.

This prospectus supplement may be used to offer and sell the certificates only if accompanies by the prospectus.
-------------------------------------------------------------------------------

The trust:

     o will issue [5] classes of senior certificates

     o will issue a single residual certificate


     o will make a REMIC election for federal income tax purposes


The certificates:

     o represent the entire beneficial interest in a trust, whose assets are a pool of closed-end fixed rate first and second lien mortgage loans

     o currently have no trading market

     o are not guaranteed


Credit enhancement:

     o will be provided in the form of [overcollateralization] and an irrevocable and unconditional certificate guaranty insurance policy issued by [certificate insurer].

Review the information in "Risk Factors" on page S-9 and on page 2 in the prospectus.


     o For complete information about the Class A Certificates, read both this prospectus supplement and the prospectus.

     o [____________], the underwriter, will buy the Class A Certificates from KeyBank National Association at a price equal to ________ of their face value. The underwriter will sell the Class A Certificates from time to time in negotiated transactions.

     This Prospectus Supplement and the Prospectus to which it relates are to be used by McDonald Investments Inc., a KeyCorp. Company and an affiliate of the seller, in connection with offers and sales related to market making transactions in the securities in which it acts as principal and/or agent. Sales will be made at prices related to the prevailing prices at the time of sale.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense

                                 [Underwriter]


___________, 199_

                                                               [ALTERNATE PAGE]


                             Plan of Distribution

     This prospectus supplement and the prospectus to which it relates are to be used by McDonald Investments Inc., a KeyCorp Company and an affiliate of the seller ("McDonald"), or its successors, in connection with offers and sales related to market-making transactions in the certificates in which McDonald acts as principal. McDonald may also act as agent in such transactions. Sales will be made at prices related to prevailing prices at the time of sale. Any obligations of McDonald are the sole obligations of McDonald and do not create any obligations on the part of any affiliate of McDonald.

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities and it is not solicitig an offer to buy these securities in any state where the offer or sale is not permitted.




                     SUBJECT TO COMPLETION, DATED DECEMBER  23, 1999

Prospectus supplement dated ________ __, ____
To prospectus dated _________ __, ____


                                  $----------
                       [ ] Home Equity Loan Trust ____-_

           Home Equity Loan Asset-Backed Certificates, Series ____-_


[                     ]           KeyBank National Association
  as master servicer                          as seller





                               The certificates:

-------------------------
The certificates               o    represent the entire beneficial interest
represent obligations               in a trust, whose assets are a pool of
of the trust only and
do not represent an
interest in or                      o   home equity revolving credit
obligation of                           line loans secured primarily by
KeyBank National                        [second liens] on residential
Association, the                        properties that are primarily
trustee or any of their                 one- to four-family properties,
affiliates.                             and

This prospectus                     o   home improvement installment sales
supplement may be                       contracts and installment loan
used to offer and sell                  agreements.
the certificates only if
accompanied by the             o     currently have no trading market
prospectus.
--------------------------

                              Credit enhancement


                              o     [Letter of Credit] [Surety Bond]


   Review the information in "Risk Factors" on page S-9 of this prospectus supplement and on page 2 in the prospectus.

   Neither the SEC or any state securities commission has approved or disapproved of these certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                 [Underwriter]

____________, 199_

         You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

         We are not offering the offered certificates in any state where the offer is not permitted.

         We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on the respective covers.

         Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the offered certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling offered certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                                                                                                               Page
                             Prospectus Supplement

Summary.........................................................................................................S-3
Risk Factors...................................................................................................S-10
The [Letter of Credit] [Surety Bond] Issuer....................................................................S-12
The Home Equity Line of Credit Lending Program.................................................................S-12
The Master Servicer............................................................................................S-12
The HELOCS.....................................................................................................S-18
Prepayment and Yield Considerations............................................................................S-20
Description of the Certificates................................................................................S-21
Use of Proceeds................................................................................................S-35
Legal Investment Considerations................................................................................S-35
ERISA Considerations...........................................................................................S-35
Underwriting...................................................................................................S-37
Legal Matters..................................................................................................S-38
Rating.........................................................................................................S-38


                                  Prospectus

Risk Factors.....................................................................................        2
Description of the Securities....................................................................        5
The Trusts.......................................................................................        9
Enhancements.....................................................................................       19
Servicing Of Loans...............................................................................       22
The Agreements...................................................................................       31
Legal Aspects of Loans...........................................................................       43
The Seller.......................................................................................       55
Use Of Proceeds..................................................................................       56
Federal Income Tax Considerations................................................................       56
State Tax Considerations.........................................................................       88
ERISA Considerations.............................................................................       88
Legal Investment.................................................................................       93
Ratings..........................................................................................       93
Plan Of Distribution.............................................................................       94
Legal Matters....................................................................................       94
Available Information............................................................................       94


                                    Summary

         This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the certificates, read carefully this entire document and the accompanying prospectus.

         This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.





                                 Home Equity Loan Asset-Backed Certificates, Series 199_-_


                                                             Initial Class           Last Scheduled
           Offered Certificates      Certificate Rate      Principal Balance        Distribution Date
           ------------------------- ------------------ ------------------------- ----------------------
           Class A-1                         %             $                                -
           ------------------------- ------------------ ------------------------- ----------------------
           ------------------------- ------------------ ------------------------- ----------------------
           Class A-2                         %             $                                -
           ------------------------- ------------------ ------------------------- ----------------------
           ------------------------- ------------------ ------------------------- ----------------------
           Class A-3                         %             $                                -
           ------------------------- ------------------ ------------------------- ----------------------
           ------------------------- ------------------ ------------------------- ----------------------
           Class A-4                         %             $                                -
           ------------------------- ------------------ ------------------------- ----------------------
           ------------------------- ------------------ ------------------------- ----------------------
           Class A-5                         %             $                               -
           ------------------------- ------------------ ------------------------- ----------------------
           ------------------------- ------------------ ------------------------- ----------------------
           Non-offered Certificates
           ------------------------- ------------------ ------------------------- ----------------------
           ------------------------- ------------------ ------------------------- ----------------------
           Class R                          N/A                         $0                 -
           ------------------------- ------------------ ------------------------- ----------------------

           All balances are subject to a variance of 5%.




The Trust

   [ ] Home Equity Loan Trust ____-_ will be formed on _________ __, ____ by KeyBank National Association, [servicer] and [trustee]. KeyBank National Association [the transferor] will sell the mortgage loans to the trust. [Trustee] will act as trustee for the benefit of the securityholders.

Certificates Offered

     On the closing date, __________ __, ____, the trust will issue the certificates. Each certificate represents an undivided interest in the trust. KeyBank National Association will hold the remaining undivided interest in the trust not represented by the certificates.

     The certificates will be offered for purchase in denominations of [$1,000] and integral multiples thereof.

Registration of Certificates

     We will issue the offered certificates in book-entry form. You will hold your interests through a depository. While the certificates are book-entry they will be registered in the name of the depository. The limited circumstances under which definitive certificates will replace the book-entry certificates are described in this prospectus supplement.

Trust Property

     The trust property is held by the trustee for the benefit of the certificateholders. The trust property includes:

     o a pool of home equity loans, the "mortgage loans," which are secured primarily by [second liens] on primarily one- to four-family residential properties.

     o payments on the mortgage loans received on and after [the cut-off date].

     o any additions to the loan balances on the mortgage loans during the life of the trust. The mortgage loans arise under home equity lines of credit, or "HELOCs". Principal amounts may be drawn down by the borrower under the HELOC from time to time, subject to the borrower's credit limit. The draws are funded by the [bank][servicer][transferor]. A borrower may repay principal at any time.

     o   the [deed of trust] [mortgage] related to each mortgage loan.

     o property that secured a mortgage loan which has been acquired by foreclosure or deed in lieu of foreclosure.

     o   the benefits of the [Letter of Credit][Surety Bond].

     o rights of the transferor under any hazard insurance policies covering the mortgaged properties.

The Mortgage Loans

   On [the closing date], the trust will acquire the pool of mortgage loans. The information below is based on the pool as it existed on [the cut-off date] of $__________. The mortgage loans have the following characteristics as of [the cut-off date]:

o      number of mortgage loans:

o      aggregate principal balance: $

o mortgaged property location: __states other than __% of mortgaged properties located in [state], no state represents more than ___% of the mortgage loans, by loan balance

o maximum combined loan to value ratio at origination: ____% (based on credit limit)

o      weighted average combined loan-to-value ratio: ____% (approximate)

o      combined loan-to-value ratio range: ____% to ____% (approximate)

o      loan balance range:  $____ to $____________

o      credit limit range $___________ to $__________ (approximate)

o      mortgage loan origination range from __________ to __________, ____

o      weighted average loan utilization rate: ___% (approximate)

o      average loan balance: $____________

o      maximum principal balance: $_________

o      interest rates range: ____% to ____%

o      weighted average interest rate: ____% (approximate)

o weighted average remaining term to stated maturity, based on principal balance: ____ months (approximate)

o      term to stated maturity range: __ months to __ months

o      last maturity date:

o      average credit limit: $_________

o [use and type of each mortgaged property: ____% owner occupied; ____% second vacation home;

o      [____% first priority and ____% second priority lien]


     We refer you to "The Home Equity Lending Program"; and "THE HELOCS"; in this prospectus supplement and "Legal Aspects of Loans--Applicability of Usury Laws" in the prospectus.

Interest on the Mortgage Loans

   Interest on each mortgage loan is payable monthly and computed on the average daily outstanding loan balance for each billing cycle at a variable rate per annum (subject to minimum and maximum rates, including applicable usury limitations) equal to the sum of

(1)      the [index], and

(2)      a margin, currently __%.

   Principal amounts may be drawn down by the borrower under the HELOC from time to time, subject to the borrower's credit limit. A borrower may repay principal at any time.

   We refer you to "The Home Equity Lending Program--HELOC Terms" in this prospectus supplement and "Legal Aspects of Loans-Applicability of Usury Laws" in the prospectus.

Servicer

   The servicer of the mortgage loans will be [ ].

   We refer you to "Servicing of the Mortgage Loans--The Servicer."

Servicing

   The servicer will be responsible for servicing, managing and making collections on the mortgage loans. The servicer will receive a monthly servicing fee equal to, on an annualized basis, __% of the pool balance. The servicer will also be entitled to certain other amounts as servicing compensation from the trust.

   We refer you to "Description of the Certificates--Distributions on the Certificates"; and "Servicing of the Mortgage Loans--Servicing Compensation and Payment of Expenses."

   In certain limited circumstances, the servicer may resign or be removed, in which event either the trustee or a third-party servicer will be appointed as successor servicer.

   We refer you to "Servicing of Loans-- Matters Regarding the Servicer" and "The Agreements--Events of Default; Rights Upon Events of Default" in the Prospectus.

Collections

   The servicer will allocate collections received on the trust property as either interest collections or principal collections. All such amounts will then be allocated in accordance with the interests of the certificateholders, based on the investor interest, and the interests of the transferor based on the transferor interest.

   We refer you to "Description of the Certificates--Payments on Mortgage Loans; Deposits to Collection Account" herein and "Servicing of Loans--Deposits to and Withdrawals from the Collection Account" in the prospectus.

Distribution of Certificateholders

   You are entitled to receive monthly payments of interest at the certificate rate, and monthly payments of principal during the amortization period. These payments will be funded from a percentage of the payments received with respect to the mortgage loans, in certain circumstances, from draws on the [letter of credit] [surety bond.]

   The distribution date will be the ____ day of each month, or if the ____ day is not a business day the next business day, starting with __________ __, ____.

   We refer you to "Description of the Certificates" in this prospectus supplement and "Description of the Securities" in the prospectus.

   Payments to you of principal will be based on the investor interest in the trust. The investor interest is the aggregate undivided interest in the trust represented by the certificates and will initially represent $___________ of principal. The investor interest will decline as principal is paid to the certificateholders during the amortization period, except as described in this prospectus supplement. The transferor will hold the transferor interest which represents the remaining undivided interest in the trust not represented by the certificates.

   On the ______ business day, but no later than the ______ calendar day, of each month, the servicer will calculate, and instruct the trustee regarding, the amounts to be paid to you.

   The pool balance is the aggregate amount of the loan balances for the mortgage loans, including the additional balances. The pool balance will fluctuate from day to day because the amount of draws by borrowers and the amount of principal payments by borrowers will usually differ on each day. Because the transferor interest represents the interest in the trust not represented by the certificates, the amount of the transferor interest will fluctuate from day to day as draws are made and principal is paid under the mortgage loans.

   [The interest in the loan balances represented by the certificates will never exceed the aggregate certificate principal balance. If, for example, draws by borrowers under the HELOCs causes the aggregate loan balance held by the trust to exceed the aggregate certificate balance, the excess will be part of the transferor interest.]

Interest

   Interest will be distributed monthly on the distribution date, starting on __________ __, ____. Interest will accrue during the period starting on the preceding distribution date (or in the case of the first distribution date, from the closing date) through the day preceding the current distribution date on the basis of the [actual number of days in the interest period and a 360-day year].

   Interest payments will be funded from the portion of the interest collections collected during the immediately preceding calendar month (or, in the case of the initial distribution date, the period from _____________, ___ through the last day of the calendar month immediately preceding such distribution date) allocable to the investor interest and, if necessary from draws on the [Letter of Credit] [Surety Bond].

   We refer you to "Description of the Securities" and "Risk Factors--Limits on Credit Enhancement" in the prospectus.

Payments of Principal; Revolving Period

   You will not be entitled to receive payments of principal during the revolving period. The revolving period is expected to last from the closing date through __________ __, ____. The revolving period will terminate earlier if an early amortization event occurs. In order to maintain the certificate principal balance at $__________ (except in certain limited circumstances) during the revolving period, principal collections allocable to the investor interest will be paid to the transferor rather than the certificateholders. During the revolving period the certificateholders will maintain the same investor interest in the trust. Unless earlier terminated by the occurrence of an early amortization event, the revolving period will end on
          -----------.

   We refer you to "Description of the Certificates."

Principal Payments; Amortization Period

   During the amortization period the principal collections allocated to the investor interest will be paid to you and will no longer be paid to the transferor. The amortization period will begin __________ __, ____ or, if prior to that date an early amortization event occurs, ____________. The amortization period will end when the certificate principal balance has been reduced to zero or when the trust terminates. The distributions of principal collections will be made monthly on each distribution date starting on the distribution date in the month following the month in which the amortization period commences.

   Payments to you of principal will be based on the investor interest in the trust. The investor interest is the aggregate undivided interest in the trust represented by the certificates and will initially represent $___________ of principal. The investor interest will decline as principal is paid to the certificateholders during the amortization period, except as described in the prospectus supplement.

   We refer you to "Description of the Certificates--Early Amortization Events" for a discussion of the events which might lead to the early commencement of the amortization period.

   On each distribution date you will be entitled to receive an amount equal to the investor percentage multiplied by the principal collections received during the preceding calendar month. On the last day of the revolving period, the trustee will determine the investor percentage. The investor percentage will equal the principal balance of the certificates divided by the balance of the pool of mortgage loans.

   Allocations based upon the investor percentage during the amortization period may result in distributions of principal in amounts that are greater relative to the declining balance of the certificate principal balance than would be the case if a fixed investor percentage were not used to determine the percentage of principal collections distributed in respect of the investor interest.

   We refer you to "Description of the Certificates--Payments on Mortgage Loans;" "Deposits to Collection Account."

[Letter of Credit] [Surety Bond]

   On [the closing date], [issuer] will issue a [letter of credit] [surety bond]. If available amounts on deposit in the collection account on any distribution date are insufficient to provide for the payment of the amount required to be distributed to you and the servicer, the trustee will draw on the [letter of credit] [surety bond], to the extent of the [letter of credit] [surety bond] amount for such distribution date. Any amounts remaining in the collection account with respect to the preceding collection period, after all other distributions have been made, will be distributed to the [letter of credit] [surety bond] issuer.

   We refer you to "The [Letter of Credit] [Surety] Bond Issuer"; "Description of The Certificates--The [Letter of Credit] [Surety Bond]";
   "--Distributions on the Certificates" herein and "Risk Factors--Limits on Credit Enhancement" and "Enhancement" in the prospectus.

[Letter of Credit] [Surety Bond] Amount

   The amount available under the [letter of credit] [surety bond] for the first distribution date will be $----------.

   For each distribution date after the first distribution date, the amount will equal the lesser of a percentage of the pool balance and an amount based on amounts drawn under the [letter of credit] [surety bond] and amounts paid to the issuer of the [letter of credit] [surety bond].

Final Payment of Principal; Termination

   The trust will terminate on the distribution date following the earlier of:

(1) the reduction of the certificate principal balance to zero and after which there is no unreimbursed certificate principal balance loss deduction amount; and

(2) the final payment or other liquidation of the last mortgage loan and private security in the trust.

   On any distribution date when the certificate principal balance is less than or equal to $________ ([5]% of the initial certificate principal balance) the investor interest will be subject to optional retransfer to the transferor. The retransfer price will be equal to the sum of the outstanding certificate principal balance and accrued and unpaid interest thereon at the certificate rate through the day preceding the final distribution date.

   We refer you to "Description of the Certificates--Optional Termination" herein and "The Agreements--Termination" in the prospectus.

Federal Tax Considerations

   [Tax Counsel] is of the opinion that, the certificates are debt of the transferor for federal income tax purposes. The transferor will treat the certificates as indebtedness for federal, state and local income and franchise tax purposes.

   We refer you to "Federal Income Tax Considerations" in the prospectus for additional information concerning the application of Federal income tax laws.]

ERISA Considerations

   [We suggest that a fiduciary of any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or the IRS carefully review with its legal advisors whether the purchase or holding of certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code.]

   [The certificates generally may not be transferred to a fiduciary of any employee benefit plan subject to ERISA or Section 4975 of the Code.]

   We refer you to "ERISA Considerations" in the prospectus and in this prospectus supplement.

Certificate Rating

   Before the certificates can be issued, the trust must obtain a rating on the certificates of:

         [Rating][Rating Agency]

   The ratings address credit risk. When evaluating credit risk, the rating agencies look at the likelihood of whether or not you will receive your interest and principal payments. Credit risk does not relate to the likelihood of prepayments on the mortgage loans. Prepayments affect the timing of your payments, such that your actual return could differ substantially from your anticipated return on your investment.

We refer you to "Rating" and "Risk Factors--Rating of the Securities Relate to Credit Risk Only" in the prospectus.

                                 Risk Factors


[Servicer's Ability to Change the Terms of the HELOCS May Affect Payments on the HELOCs.

         Under certain conditions, the servicer may permit an increase in the credit limit under a HELOC, subject to the trustee's consent.

         The servicer may agree to other changes in the terms of a loan agreement, provided that the changes do not materially adversely affect the interest of the certificateholders, and

         o        are consistent with prudent business practice,

         o are also being applied to the comparable segment of home equity credit lines being held for the servicer's own account, and

         o do not change the terms of the HELOC so as to change the terms for the amortization of principal. The servicer may also extend the period during which draws under the HELOCS may be made.

         In addition, there can be no assurance that changes in applicable law or the marketplace for home equity loans or prudent business practice will not result in changes in the terms of the loan agreements.

         These modifications could result in changes to the payments on the mortgage loans and corresponding changes in amounts available to make payments to you. The rate and timing of payments, prepayments or delinquencies could increase or decrease.]

[Delinquent Mortgage Loans Included in Trust Property May be More Likely to Default than Non-Delinquent Mortgage Loans.

         The trust will include mortgage loans which are ___ days or fewer delinquent. As of the cut-off date, the aggregate loan balance of such delinquent mortgage loan was $__________. [In addition, the mortgage loans in all likelihood include obligations of borrowers who are or are about to become bankrupt or insolvent.] If there are not sufficient funds from interest collections allocated to the investor interest to cover the [liquidation loss amount] for any collection period and the [letter of credit] [surety bond] amount has been reduced to zero, the certificate principal balance will be reduced which (unless otherwise later reimbursed) would result in a reduction in the aggregate amount of principal returned to the certificateholders and in the amount of interest collections allocable to the investor interest and available to provide protection against defaults in subsequent collection periods.]

[Recharacterization of Certificates by IRS Could Result in Tax Liability.

         In the opinion of special tax counsel to the transferor, the certificates are properly characterized as debt of the transferor for federal income tax purposes. If the IRS were to contend successfully that the certificates were not debt obligations of the transferor for federal income tax purposes, the arrangement among the transferor and the certificateholders might be classified for federal income tax purposes as either a partnership or an association taxable as a corporation that owns the mortgage loans. Any tax liability associated with such recharacterization will be an obligation of the trust and will reduce the amount of money available to pay you and may result in a loss to you. We refer you to "Federal Income Tax Considerations" in the prospectus.]

Consequences of Owning Book-Entry Certificates

         Limit on Liquidity of Certificates.

         Issuance of the certificates in book-entry form may reduce the liquidity of such certificates in the secondary trading market since investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

         Limit on Ability to Transfer or Pledge.

         Since transactions in the certificates can be effected only through DTC, Cedelbank, Euroclear, participating organizations, indirect participants and certain banks, your ability to pledge your certificate to persons or entities that do not participate in the DTC, Cedelbank or Euroclear system or otherwise to take actions in respect of such certificates, may be limited due to lack of a physical certificate representing the certificates.

         Delays in Distributions.

         As a beneficial owner, you may experience some delay in your receipt of distributions of interest on and principal of your certificates since such distributions will be forwarded by the trustee to DTC and DTC will credit such distributions to the accounts of its participants which will thereafter credit them to the accounts of the beneficial owners either directly or indirectly through indirect participants.

         We refer you to "Description of the Certificates--Book-Entry Certificates."

Risks Associated With Year 2000 Compliance

         As is the case with most companies using computers in their operations, the servicer is faced with the task of preparing its computer systems and programs for the year 2000. The year 2000 issue is the result of prior computer programs being written using two digits, rather than four digits, to define the applicable year. Any of the servicer's computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. Major computer system failure or miscalculations may occur as a result. The servicer is presently engaged in various procedures to ensure that their computer systems and software will be year 2000 compliant.

         However, if the servicer or any of its suppliers, customers, brokers or agents do not successfully and timely achieve year 2000 compliance, the performance of obligations of the servicer could be materially adversely affected. This could result in delays in processing payments on the mortgage loans and may cause a related delay in payments to you.


                  The [Letter of Credit] [Surety Bond] Issuer


                       [Description of LC/Surety Issuer]

         The following information with respect to _________ ______________ ("___________") has been furnished by ____________.


                The Home Equity Line of Credit Lending Program


General

         The mortgage loans were originated by ___________________ , the transferor, under its home equity lending program. The transferor has offered variable-rate home equity revolving credit lines since ____________. As of _____________, _____, the transferor's portfolio owned approximately $__________ million aggregate principal amount of outstanding loans originated in the State of ____________ under home equity credit lines.


                              The Master Servicer


         [The servicer is a ___________ which is wholly owned by _____________.

         The servicer conducts a general banking business throughout the _________, and, with its subsidiaries, offers a broad array of commercial and retail loan and deposit products and services, mortgage banking and brokerage and investment services. At _________, the servicer had total assets of approximately $________ billion and total deposits of approximately $_________ billion.

         The principal executive offices of the servicer are located at _________________________ ________ (telephone (___-___-_____)).]

Credit and Underwriting Guidelines

         The following is a description of the underwriting guidelines customarily employed by ________ with respect to mortgage loans which it purchases or originates.

         [            ]

Servicing and Collection Procedures

         The following is a description of the servicing policies and procedures customarily and currently employed by ___________ with respect to the portion of its mortgage loan portfolio which it services.

         [            ]

Delinquency Experience

         The following table sets forth __________'s delinquency experience on its serving portfolio of home equity loans (which includes home equity loans subserviced by others for ____________) similar to the mortgage loans for the periods indicated. [The servicer believes that there have been no material trends or anomalies in the historical delinquency and loss experience as represented in the following tables. The information has not been adjusted to eliminate the effect of the growth in the size of the servicer's portfolio during the periods shown. Accordingly, loss and delinquency as percentages of aggregate principal balance of such loans for each period may be higher than those shown if a group of such loans were artificially isolated at a point in time and the information showed the activity only in that isolated group. There can be no assurance that the delinquency and loss experience of the loans will be similar to that set forth below.]

Servicing of HELOCS

         [Centralized controls and standards have been established by the servicer for the servicing and collection of home equity lines of credit. Servicing includes, but is not limited to, post-origination loan processing, customer service, remittance processing, collections and liquidations. The collection process is initiated ten days after the payment due date with the computer generation of a late notice. To make payment arrangements, a collector attempts to contact the borrower when the home equity line of credit is 15 to 30 days past due.

         During the period when an account is 45 to 60 days past due, a credit bureau report is obtained, homeowner's insurance is verified, the status of senior mortgages and property taxes is checked and a title search and "drive-by" appraisal are ordered.

         If arrangements have not been made to cure the delinquency within 61 days of the line becoming past due, drawing privileges are cancelled. The line is referred to outside counsel and is placed on a "non-accrual" status after 90 days of delinquency. All legal expenses are assessed to the account and become the responsibility of the borrower. When it is determined by the servicer that there is no possibility of recovery from the mortgaged property or from other leviable assets or wage attachments, the line is charged-off.

         Reinstatement arrangements can be made up until the point of sale. Any foreclosures initiated on a junior mortgage are subject to the senior mortgage or mortgages and any outstanding property taxes. If the servicer purchases the property through the foreclosure action, the account is transferred to the servicer's REO department which is maintained at __________________. The REO department is responsible for maintaining and marketing the property.

         The servicer may not foreclose on the property securing a junior mortgage loan unless the servicer forecloses subject to any senior mortgages, in which case the servicer may pay the entire amount due on the senior mortgage to the senior mortgagees at or prior to the foreclosure sale. If a senior mortgage is in default after the servicer has initiated its foreclosure action, the servicer may advance funds to keep senior mortgages current until such time as the servicer satisfies such senior mortgages. In the event that foreclosure proceedings have been instituted on a senior mortgage prior to the initiation of the servicer's foreclosure action, the servicer may either satisfy the senior mortgage at the time of the foreclosure sale or take other action to protect the trust's interest in the related property.]

         See "Servicing of Loans" in the prospectus for additional information regarding the servicer's servicing of the mortgage loans pursuant to the pooling and servicing agreement.

Delinquency and Loss Experience of the Servicer's Portfolio

         The following tables set forth the delinquency and loss experience for each of the periods shown for the servicer's portfolio of home equity lines of credit. [The servicer believes that there have been no material trends or anomalies in the historical delinquency and loss experience as represented in the following tables. The information in the tables below has not been adjusted to eliminate the effect of the growth in the size of the servicer's portfolio during the periods shown. Accordingly, loss and delinquency as percentages of aggregate principal balance of such loans for each period may be higher than those shown if a group of such loans were artificially isolated at a point in time and the information showed the activity only in that isolated group.] [The delinquency and loss experience set forth below represents the experience with respect to only a portion of the servicer's loan production for the periods indicated and has not been adjusted to eliminate the effect of the significant growth in size of the servicer's portfolio of mortgage loans during the periods shown. Accordingly, loss and delinquency as a percentage of mortgage loans serviced for each period could be higher than those shown if a group of mortgage loans were artificially isolated at a point in time and the information showed the activity only in that isolated group.] The data presented in the following tables are for illustrative purposes only, and there is no assurance that the delinquency and loss experience of the HELOCs will be similar to that set forth below.



                         [Champion Mortgage Co., Inc.]
                            [Delinquency Experience
                            (Dollars in thousands)

                                                          Year Ending September 30,
                                          1996                1997                 1998                1999
                                          ----                ----                 ----                ----


Number of Loans.............                  9,058              14,327              19,565               25,244
Dollar Amount of
   Loans....................        $       526,816     $       866,673     $     1,309,172      $     1,827,491
Delinquency Period
   30-59 days
      % of number of
           loans............                  1.30%               2.14%               1.43%                1.58%
      % of dollar
           amount of loans..                  1.17%               2.16%               1.24%                1.17%
  60-89 days
      % of number of
           loans............                  0.15%               0.34%               0.27%                0.42%
      % of dollar
          amount of loans...                  0.14%               0.35%               0.25%                0.38%
  90 days and over*
     % of number of
         loans..............                  0.69%               1.20%               0.82%                1.22%
      % of dollar
          amount of loans...                  0.81%               1.27%               0.72%                1.03%
Loans in Foreclosure
   % of number of
         loans..............                  0.62%               0.51%               0.60%                0.61%
   % of dollar amount
         of loans...........                  0.76%               0.60%               0.56%                0.71%
Total*
   % of number of
       loans................                  2.14%               3.68%               3.32%                4.08%
   % of dollar amount
       of loans.............                  2.12%               3.78%               2.97%                3.52%



-----------------------
*Includes loans in foreclosure and real estate owned.




                                Loss Experience
                            (Dollars in thousands)

                                                               Year Ending September 30,
                                             1996               1997                1998               1999
                                             ----               ----                ----               ----
Average Dollar
   Amount of Loans
   Outstanding During
   Period.......................       $        367,584   $        702,555    $      1,103,510   $     1,616,324
Net Losses......................       $             39   $            488    $          1,142   $         2,317
Net Losses as a
   Percentage of
   Average Amount
   Outstanding..................                   0.01%             0.07%               0.11%              0.14%

-----------------------
"Net Losses" means gross losses minus recoveries.

                        [KeyBank National Association]
                            [Delinquency Experience
                            (Dollars in thousands)

                                                                                  Nine Months
                                     Year Ending December 31,                Ending September 30,
                                         1997             1998               1998             1999

Number of Loans................            228,837        220,017            224,088           219,784
Dollar Amount of
   Loans.......................      $   5,519,071  $   5,412,379      $   5,508,729     $   5,685,658
Delinquency Period
   30-59 days
       % of dollar
          amount of loans......               0.73%          0.81%              0.65%             0.65%
   60-89 days
      % of dollar
         amount of loans.......               0.23%          0.30%              0.22%             0.18%
   90+ days*
      % of dollar
         amount of loans.......               0.34%          0.36%              0.31%             0.30%
Total*
   % of dollar amount
           of loans............               1.30%          1.47%              1.18%             1.13%


------------
*Includes loans in foreclosure and real estate owned.

                                Loss Experience
                            (Dollars in thousands)

                                                                                       Nine Months
                                          Year Ending December 31,                 Ending September 30,
                                          -----------------------                  --------------------
                                     1997            1998            1998                  1999
                                     ----            ----            ----                  ----

Dollar
   Amount of Loans
   Outstanding At
   End Of Period.........      $   5,519,071     $  5,412,379   $ 5,508,729          $    5,685,658
Net Losses...............      $       6,623     $      5,954   $      6,060         $        6,823
Percentage of
   Dollar Amount of Loans               0.12%            0.11%          0.11%                  0.12%

------------
"Net Losses" means gross losses minus recoveries.

Servicing Compensation and Payment of Expenses

         The servicing compensation to be paid to the servicer for its servicing activities with respect to the mortgage loans are payable out of interest payments on each mortgage loan or from amounts drawn on the [Letter of Credit] [Surety Bond]. The servicing fee rate will be equal to ____% per annum of the pool balance of the mortgage loans. The investor percentage of the servicing fee will be paid as described under "Description of the Certificates--Distribution on the Certificates--Distribution of Interest Collections and Draw Amounts" herein. The servicer is also entitled to receive, as additional servicing compensation, all late payment charges and other fees and charges, to the extent collected from borrowers.

         [The servicer will pay certain ongoing expenses associated with the trust in connection with its responsibilities under the pooling and servicing agreement, including, without limitation, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent.] In addition, the servicer will be entitled to reimbursement for certain expenses incurred by it in connection with defaulted mortgage loans and in connection with the restoration of mortgaged properties, such right of reimbursement being prior to the rights of certificateholders to receive any related liquidation proceeds.


                                  The HELOCS


         The trust will be formed in accordance with the laws of the State of [New York] pursuant to the pooling and servicing agreement. The transferor will transfer the mortgage loans to the trust, without recourse, in exchange for the certificates and a transferor certificate representing the transferor's interest in the trust. The property of the trust will consist of

o        the mortgage loans,

o        all proceeds of the mortgage loans,

o all monies on deposit in the collection account and the certificate account,

o the mortgages on the properties securing the mortgage loans, including any properties acquired by foreclosure or deed in lieu of foreclosure,

o        the benefits of the [Letter of Credit] [Surety Bond], and

o the proceeds on any insurance policies covering the mortgage loans or mortgaged properties or any obligors on the mortgages.

         [Pursuant to the pooling and servicing agreement, the transferor will be required to transfer Eligible Additional Mortgage Loans (to the extent available) to the trust, in order to avoid the occurrence of any Early Amortization Event resulting from a decline in the transferor's interest, and otherwise will be allowed to transfer Eligible Additional Mortgage Loans to the trust (subject to certain limitations and conditions) from time to time. See "Description of the Certificates--Transfers of Eligible Additional Mortgage Loans to the Trust" herein.] In addition, subject to certain limitations and conditions specified in the pooling and servicing agreement, the transferor may cause the retransfer from the trust to it of certain mortgage loans. See "Description of the Certificates--Optional Retransfers of Mortgage Loans to the Transferor" herein.

         The mortgage loans transferred to the trust are evidenced by credit line loan agreements secured by [deeds of trust] [mortgages] (which are primarily second [deeds of trust] [mortgages] on mortgaged properties. Approximately ____% of the mortgaged property are located in _____________ and approximately ____% of the mortgaged property are located in other states, with no single state accounting for more than ____% of the cut-off date pool balance[, and represent substantially all of the home equity credit lines originated by the transferor which meet the criteria specified in the pooling and servicing agreement and described below]. Because the mortgage loans include the loans generated under substantially all of the HELOCs and because the loan balances will include all amounts payable by borrowers under such HELOCs, some of the mortgage loans will be generated under recently solicited, unseasoned HELOCs [and the pool of mortgage loans will include delinquent mortgage loans and may include obligations of borrowers who are or are about to become bankrupt or insolvent]. Many of the mortgage loans are less than the credit limit under the corresponding HELOC. Additional balances on such mortgage loans will be property of the trust and will increase the pool balance. The amount of the [Letter of Credit] [Surety Bond] was determined taking into account, among other considerations, the nature of the HELOCs and the mortgage loans.

         Each mortgage loan included in the mortgage loan pool was generated under a HELOC that, as of the cut-off date, was an Eligible HELOC. An "Eligible HELOC" is defined in the pooling and servicing agreement as any home equity credit line that: [selection criteria of HELOCs to be added]. Each HELOC was originated between __________ and the cut-off date [in the ordinary course of the transferor's home equity revolving credit program]. Subject to exceptions deemed appropriate by the [transferor] as to individual HELOCs, the [transferor's] general policy was to require that the combined loan-to-value ratio under the HELOC at the origination not exceed 80% of the market value of the mortgaged property, based upon an appraisal or the tax assessed value of the mortgaged property at the time the HELOC was originated, as described under "The Home Equity Lending Program" herein. Substantially all of the mortgage properties were one- to four-family residential properties. As of the cut-off date, the weighted average loan utilization rate was approximately -----%.

         On the closing date, no more than 5% of the loans (by aggregate principal balance as of the cut-off date) will have characteristics that deviate from the description of the loans in this prospectus supplement. Set forth below is a description of certain additional characteristics of the HELOC's as of the cut-off date:

                             [TABULAR INFORMATION]

         No assurance can be given that the values of the mortgaged properties as of the dates of origination of the related HELOCs have remained or will remain constant or have not declined. If the residential real estate market generally or the residential real estate market in ________________ should experience an overall decline in property values such that the outstanding loan balances under the HELOCs, together with any senior financing on the mortgaged properties, equal or exceed the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those currently experienced in the mortgage lending industry in general. For information concerning possible declines in value of the mortgaged properties, see "Risk Factors--Decrease in Value of Mortgaged Property Would Disproportionately Affect Junior Lienholders" in the prospectus. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments under the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the mortgage loan pool. To the extent that these losses are not covered by draws on the [Letter of Credit] [Surety Bond], they will be borne by holders of the certificates.

         The descriptions in this prospectus supplement of the mortgage loan pool and the mortgaged properties are based upon the mortgage loan pool as it is expected to be constituted as of the close of business on the cut-off date, as adjusted for the scheduled principal and interest payments due on or before such date. Prior to the issuance of the certificates, mortgage loans may be removed from the mortgage loan pool as a result of prepayments, delinquencies, incomplete documentation, or otherwise if the transferor deems such removal necessary or desirable. A limited number of other mortgage loans may be included in the mortgage loan pool prior to the issuance of the certificates, unless including such mortgage loans would materially alter the characteristics of the mortgage loan pool as described in this prospectus supplement. The transferor believes that the information set forth herein will be representative of the characteristics of the mortgage loan pool as it will be constituted at the time the certificates are issued, although the range of loan rates and maturities and certain other characteristics of the mortgage loans in the mortgage loan pool may vary.


                      Prepayment and Yield Considerations


         The pooling and servicing agreement provides that the certificateholders will not receive payments of principal until the distribution date on ___________ (i.e., the first distribution date after the first Collection Period following the end of the revolving period) or, if earlier, the distribution date in the month after the first Collection Period of an Early Amortization Event. During the Amortization Period, certificateholders will be entitled to receive on each distribution date the investor percentage of the principal collections received in the preceding Collection Period until the certificate principal balance is reduced to zero. Allocations of principal collections based on the investor percentage (which is fixed for the amortization period to equal the percentage derived from dividing the Certificate Principal Balance by the pool balance, in each case at the end of the revolving period) may result in distributions of principal to the certificateholders greater than those that would result from distributions of principal based upon the proportion that the declining Certificate Principal Balance bears to the pool balance. [The pooling and servicing agreement permits the transferor, at its option, but subject to the satisfaction of certain conditions specified in the agreement, including the conditions described herein, to remove mortgage loans from the trust at any time during the life of the trust (including the Amortization Period), so long as the pool balance after such removal is not less than the pool balance at the closing date. The transferor may also, under certain circumstances, add Eligible Additional Mortgage Loans to the trust. Such removals and additions may affect the rate at which principal is distributed to certificateholders. See "Description of the Certificates--Transfers of Eligible Additional Mortgage Loans to the Trust" and "--Optional Retransfers of Mortgage Loans to the Transferor."]

         [All] of the mortgage loans may be prepaid without penalty in full or in part at any time. The prepayment experience with respect to the mortgage loans will affect the life of the certificates.

         The rate of prepayment on the mortgage loans cannot be predicted. Home equity credit lines such as the mortgage loans have been originated in significant volume only during the past few years and the transferor is not aware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity credit lines are not viewed by borrowers as permanent financing. Accordingly, the mortgage loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, if the mortgage loans amortize as described in this prospectus supplement, then absent voluntary borrower prepayments the rates of principal payment could be slower than, or similar to, those of traditional full-amortizing first mortgages. The prepayment experience of the trust with respect to the mortgage loans may be affected by a wide variety of factors, including general economic conditions, economic conditions in _____________, prevailing interest rate levels, the availability of alternative financing and homeowner mobility, the frequency and amount of any future draws on the HELOCs and changes affecting the deductibility for federal income tax purposes of interest payments on home equity credit lines. Substantially all of the mortgage loans contain "due-on-sale" provisions, and the servicer intends to enforce such provisions, unless such enforcement is not permitted by applicable law. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related mortgage loan. See "Legal Aspects of Loans--Due-on-Sale Clauses In Mortgage Loans" in the prospectus. The yield to an investor who purchases the certificates in the secondary market at a price other than par will vary from the anticipated yield if the actual rate of prepayment on the mortgage loans is different than the rate anticipated by such investor at the time such certificates were purchased.

         Collections on the mortgage loans may vary because, among other things, borrowers may make payments during any month as low as the minimum monthly payment for such month or as high as the entire principal outstanding balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make scheduled payments. Collections on the mortgage loans may vary due to seasonal purchasing and payment habits of borrowers. Because the mortgage loans have a variable interest rate and a fixed payment, changes in underlying interest rates will vary the allocation of payments between interest and principal.

         No assurance can be given as to the level of prepayments that will be experienced by the trust and it can be expected that a portion of borrowers will not prepay their mortgage loans to any significant degree. See "Description of the Securities--Weighted Average Life of the Securities" in the prospectus.


                        Description of the Certificates


         The certificates will be issued pursuant to the pooling and servicing agreement. The form of this agreement has been filed as an exhibit to the registration statement of which this prospectus supplement and the prospectus is a part. The following summaries describe certain provisions of the pooling and servicing agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement. Wherever particular sections or defined terms of the pooling and servicing agreement are referred to, such sections or defined terms are hereby incorporated herein by reference.

General

         The certificates will be issued in denominations of [$1,000] and integral multiples thereof and will evidence specified undivided interests in the trust. [Physical certificates, if issued, will be transferable and exchangeable at the corporate trust office of the trustee, which will initially act as certificate registrar. See "--Registration of Certificates" below. No service charge will be made for any registration of exchange or transfer of certificates, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.]

         The outstanding principal amount of the certificates (the "Certificate Principal Balance") will be equal to the initial principal amount of the certificates, minus the amount of principal payments paid to the certificateholders, and minus the amount of any Certificate Loss Amounts which have not been reimbursed as provided herein. See "--Distributions on the Certificates" below. Each certificate represents the right to receive payments of interest at the certificate rate and payments of principal during the amortization period funded from interest collections and principal collections, respectively, allocated to the investor interest and draws on the [Letter of Credit] [Surety Bonds].

         The transferor will own the interest not represented by the certificates. The transferor interest will represent an undivided interest in the trust, including the right to receive (the transferor percentage) of interest collections and principal collections. The initial amount of the transferor interest was determined, among other factors, to be able to absorb reductions in the aggregate amount of loan balances in the trust without causing an Early Amortization Event, which would result in the early commencement of the amortization period. There can be no assurance that the transferor interest will be sufficient for such purpose.

         During the revolving period, the Certificate Principal Balance will remain constant except in certain limited circumstances. See "--Distributions on the Certificates" below. The pool balance, however, will vary each day as principal is paid on the mortgage loans, liquidation losses are incurred, additional balances are drawn down by borrowers under the HELOCs, mortgage loans are retransferred to the transferor or Eligible Additional Mortgage Loans are transferred to the trust. Consequently, the amount of the transferor interest will fluctuate each day to reflect the changes in the pool balance. During the amortization period, the certificate principal balance will decline as the investor percentage of principal collections is distributed to the certificateholders.

Assignment of Mortgage Loans

         At the time of issuance of the certificates, the transferor will transfer to the trust all of its right, title and interest in and to each mortgage loan, including any additional balances arising in the future conveyed by it to the trust. The transferor will also transfer all principal including net liquidation proceeds, interest received on or with respect to each mortgage loan subsequent to the closing date but not including amounts received in respect of taxes, insurance premiums, assessments and similar items, as provided in the pooling and servicing agreement. Investor percentage of interest collections on the mortgage loans during the period from the cut-off date to the second business day preceding the closing date, but not in excess of the amount needed to distribute the required interest to certificateholders on the first distribution date and to pay the investor percentage of the servicing fee. The trustee, concurrently with this transfer, will deliver the certificates and the transferor interest to the transferor. Each HELOC under which a mortgage loan assigned to the trust was generated will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement.

         The transferor will deliver the mortgage files containing, among other things, the loan agreement, the mortgage note and the mortgage relating to each mortgage loan to the trustee. The trustee (or a custodian on its behalf) will review each mortgage file within ___ days of receipt. If any document is found not to have been executed or received or to be unrelated to the mortgage loan or to have not been recorded as required by the pooling and servicing agreement, the trustee (or custodian on its behalf) will notify the transferor. The transferor shall have a period of ____ days after the notice to correct or cure the defect. If the defect cannot be cured within the specified period, the transferor will be obligated to accept the retransfer of the mortgage loan from the trust. Upon this retransfer, the loan balance of the mortgage loan will be deducted from the pool balance, thus reducing the amount of the transferor interest by the same amount. If the deduction would cause the transferor interest to become less than zero, the transferor will be obligated to make a deposit in the collection account in the amount ("Retransfer Deposit Amount") by which the Transferor Interest is less than zero. Notwithstanding the foregoing, however, no retransfer shall be considered to have occurred unless the deposit is actually made. The obligation of the transferor to accept a retransfer of a defective mortgage loan and, if applicable, pay the Retransfer Deposit Amount, is the sole remedy regarding any defects in the mortgage files available to the trustee or the certificateholders.

         The transferor will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the trustee with respect to each mortgage loan on the schedule of mortgage loans appearing as an exhibit to the pooling and servicing agreement. In addition, the transferor will represent and warrant that, among other things:

         o        each mortgage loan has been generated under an eligible HELOC;

         o at the time of transfer to the trust, the transferor has transferred all of the transferor's right, title and interest in each mortgage loan, free of any lien (subject to certain exceptions);

         o each mortgage loan was generated under a HELOC that complied, at the time of origination, in all material respects with applicable state and federal laws; and

         o as of the date of origination of the related HELOC, the related mortgaged property was covered by hazard insurance in the amount at least equal to the lesser of (a) the maximum insurable value of the improvements thereon and (b) the combined credit limit under the HELOC and the unpaid principal balance of any mortgage loan senior thereto].

         Upon discovery of a breach of any of the above representations and warranties which materially and adversely affect the interests of the trust, the certificateholders or the [Letter of Credit] [Surety Bond] issuer in the related mortgage loan, the transferor will have a period of ____ days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the specified period, the transferor will be obligated to accept a retransfer of the mortgage loan from the trust. The same procedure and limitations that are set forth in the preceding paragraph for the retransfer of a mortgage loan respecting which there is a defect in the mortgage file will apply to the retransfer of a mortgage loan that is required to be retransferred because of a breach of a representation or warranty in the pooling and servicing agreement that materially and adversely affects the interests of the certificateholders.

         Any mortgage loan required to be retransferred to the transferor as described in the preceding two paragraphs is referred to as a "defective mortgage loan".

         The transferor may, but is not obligated to, retransfer a defective mortgage loan to the trust within ____ days of the transfer of the defective mortgage loan to the transferor if all defects in respect of the defective mortgage loan have been cured and the defective mortgage loan satisfies the applicable representations and warranties in the pooling and servicing agreement at the time of retransfer to the trust.

[Transfers of Eligible Additional Mortgage Loans to the Trust

         If, for each of [five] consecutive business days during the revolving period, the transferor interest for each such date is less than [10]% of the pool balance, then not later than the first business day of the calendar month beginning at least ten business days after such fifth business day, the transferor will be obligated to transfer to the trust, Eligible Additional Mortgage Loans. The transferor is only obligated to transfer Eligible Additional Mortgage Loans to the extent available in the [transferor's] portfolio, which may be generated under home equity credit lines in any billing cycle, so that, after giving effect to such transfer, the transferor interest will equal at least 10% of the pool balance on such date. An Eligible Additional Mortgage Loan is a home equity loan that was originated under a HELOC that, as of the notice date by the transferor to the trustee, the servicer and the [Letter of Credit] [Surety Bond] issuer of its transfer to the trust. The Eligible Additional Mortgage Loan is an Eligible HELOC and that, as of the notice date, complies with the representations and warranties described under "Assignment of Mortgage Loans" above. The transferor must satisfy the following conditions, among others, in order to transfer Eligible Additional Mortgage Loans to the trust:

         o the pool balance, after giving effect to such transfer, will not exceed $___________;

         o the mortgage files for such Eligible Additional Mortgage Loans shall have been delivered to the trustee (or a custodian on its behalf); and

         o the transferor shall have given notice of the proposed transfer to the rating agency and the rating agency has not notified the transferor in writing prior to the transfer date that such transfer will result in a reduction or withdrawal of its then-current rating for the certificates.

         [In addition, the transferor may, at its election, transfer Eligible Additional Mortgage Loans subject to satisfaction of the conditions described above.]

[Optional Retransfers of Mortgage Loans to the Transferor

         Subject to the conditions specified in the pooling and servicing agreement, the transferor may, at its option, require the retransfer of one or more mortgage loans which may have been generated under a HELOC in any billing cycle from the trust to it on the last day of any Collection Period. The pool balance after giving effect to such retransfer must not be less than the pool balance on the closing date. The retransfer will be required to satisfy the following conditions, among others:

         o no Early Amortization Event shall have occurred, and the transferor shall reasonably believe that such retransfer will not cause an Early Amortization Event to occur;

         o as of the fifth business day prior to the proposed transfer, not more than 10% (based on the pool balance) of the mortgage loans (after giving effect to the proposed transfer) are delinquent more than 30 days and the weighted average delinquency of all of the mortgage loans (before and after giving effect to the proposed transfer) is not more than 60 days;

         o the transferor shall have represented that no selection procedures reasonably believed by the transferor to be adverse to the interests of the certificateholders or the [Letter of Credit] [Surety Bond] issuer were used to select the mortgage loans to be removed;

         o the transferor shall have received evidence satisfactory to it that the reassignment will not, as of the date thereof, prevent the transfer of the mortgage loans (including any additional balances) to the trust from being recognized as a sale under generally accepted accounting principles and shall have received no evidence that such reassignment will, as of the date thereof, prevent such transfer from being recognized as a sale for regulatory purposes; and

         o each rating agency shall have been notified of the proposed retransfer and prior to the date of retransfer has not notified the transferor in writing that such retransfer would result in a reduction or withdrawal of its then-current rating of the certificates.]

Payments on Mortgage Loans; Deposits to Collection Account

         The servicer will follow the collection procedures with respect to the mortgage loans as it follows from time to time with respect to mortgage loans in its servicing portfolio comparable to the mortgage loans. See "Servicing of Loans--Collection Procedures; Escrow Accounts" in the prospectus.

         The servicer will establish and maintain a separate collection account in the name of the trustee for the benefit of the certificateholders and the [Letter of Credit] [Surety Bond] issuer. See "Servicing of Loans--Deposits to and Withdrawals from the Collection Account" in the prospectus. [The collection account will be established initially with the trust department of the trustee.] Funds in the collection account may be invested in Eligible Investments maturing in general not later than the business day preceding the next distribution date. Eligible Investments consist of certain investments acceptable to each rating agency for a structured transaction having the rating initially assigned to the certificates. All net income and gain realized from any such investment will be paid to the servicer.

         [Investor Percentage and Transferor Percentage.

         Pursuant to the pooling and servicing agreement, the servicer will allocate between the investor interest and the transferor interest all amounts including any net liquidation proceeds collected under the mortgage loans on account of principal and the liquidation loss amount of the unrecovered loan balance of any defaulted mortgage loan at the end of the Collection Period in which such defaulted mortgage loan became a loan. A "defaulted mortgage loan" is a mortgage loan that has been written off as uncollectible by the servicer. The Collection Period for a distribution date is the calendar month preceding such distribution date or, in the case of the first distribution date, the period from the cut-off date through the last day of the calendar month preceding the month in which such distribution date occurs. The servicer will make each allocation by reference to the investor percentage and the transferor percentage applicable in each case during a collection period.

         For convenience, this prospectus supplement refers to the investor percentage with respect to interest collections, principal collections and liquidation loss amounts as if the investor percentage were the same percentage at all times in each case. The investor percentage may be a different percentage for each collection period, and will vary primarily as a result of changes in the pool balance.

         The investor percentage will be calculated as follows:

                  Interest Collections and Liquidation Loss Amounts.

                  When used with respect to interest collections and Liquidation Loss Amounts at any time, and principal collections during the revolving period, investor percentage means the percentage equivalent of a fraction the numerator of which is the Certificate Principal Balance and the denominator of which is the pool balance, in each case as of the end of the immediately preceding collection period (or, in the case of the first collection period, as of the closing date).

                  When used with respect to principal collections during the amortization period, investor percentage means the percentage equivalent of a fraction the numerator of which is the amount of the Certificate Principal Balance and the denominator of which is the pool balance, in each case as of the end of the revolving period.

                  The transferor percentage will, in all cases, be equal to 100% minus the applicable investor percentage.

         As a result of the calculation described above, interest collections in each collection period will be allocated to the certificateholders based on the relationship of the Certificate Principal Balance to the pool balance (which may fluctuate from month to month). During the amortization period the amount of principal collections allocated to the investor interest will be determined by reference to a fixed percentage which will be equal to the investor percentage with respect to principal collections on the last day of the revolving period.

         Deposits in the Collection Account and Payments to the Transferor.

         On the closing date, the servicer will deposit in the collection account funds in the amount of the investor percentage of interest collections on the mortgage loans received during the period from the cut-off date to the second business day preceding the closing date, but not in excess of the amount needed to distribute the required interest on the certificates and the investor percentage of the servicing fee to be distributed on the initial distribution date. On and after the closing date, the servicer will, subject to the following paragraph, deposit on a daily basis within two business days following receipt of:

         o the investor percentage of interest collections during each collection period in the revolving period and

         o the investor percentage of all interest collections and principal collections during each collection period in the amortization period.

         The servicer will pay to the transferor within two business days of its receipt thereof

         o during each collection period in the revolving period, the transferor percentage of all interest collections and, if the transferor interest after giving effect to any transfers of additional balances or Eligible Additional Mortgage Loans to the trust on such day is equal to or greater than zero, the transferor percentage of all principal collections and the investor percentage of all principal collections and

         o during each collection period in the amortization period, the transferor percentage of interest collections and, if the transferor interest, after giving effect to any transfers of additional balances or Eligible Additional Mortgage Loans to the trust on such day, is greater than zero, the transferor percentage of all principal collections.]

         The trustee will establish and maintain a separate distribution account. On the business day preceding each distribution date the servicer will transfer amounts in the collection account for distribution to certificateholders to the distribution account.

         The trustee will deposit in the distribution account any amounts drawn on the [Letter of Credit] [Surety Bond] as described below.

         Any unallocated principal collections will be deposited and retained in the collection account for payment to the transferor, during the revolving period, if and when the transferor interest is greater than zero and, during the amortization period, to the certificateholder.

Distributions on the Certificates

         Beginning with the distribution date occurring on ____________, distributions on the certificates will be made by the trustee out of amounts on deposit in the distribution account on each distribution date to the persons in whose names the certificates are registered at the close of business on the [day prior to each Distribution Date] (the "Record Date"), except as provided in "Registration of Certificates" below. The term "distribution date" means the ___ day of each month (or if such day is not a business day the next succeeding business day). Distributions will be made

         o in immediately available funds to holders of offered certificates, the aggregate principal balance of which is at least $______________, by wire transfer or to the account of such certificate holder at a domestic bank or other entity having appropriate facilities, if the certificateholder has notified the trustee in accordance with the pooling and servicing agreement, or

        o by check mailed to the address of the person entitled as it appears on the certificate register maintained by the trustee as certificate registrar.

         As described in this prospectus supplement, the distribution amount is calculated on the ______ business day, but no later than the _____ calendar day of the month in which the related distribution date occurs (the "Determination Date"). However, the final distribution in respect of the certificates will be made only upon presentation and surrender thereof at the office or the agency of the trustee specified in the notice to certificateholders of such final distribution.

         Distributions of Interest Collections and Required Amounts.

         On each distribution date, the trustee, will pay the following amounts in the following order of priority to the following persons from the investor interest of all interest collections collected during the related collection period, together with the insured amounts, if any, drawn on the [Letter of Credit] [Surety Bond] for such distribution date.

         (1) [to the certificateholders, interest at the certificate rate for the interest period preceding the distribution date on the certificate principal balance outstanding immediately prior to the distribution date;

         (2) to the certificateholders, any interest on the certificates accrued in accordance with clause (1) that has not been previously distributed to certificateholders plus, to the extent legally permissible, interest thereon at the certificate rate applicable from time to time (an "Unpaid Interest Shortfall");

         (3) to the servicer, the investor percentage of the servicing fee for the related interest period and all such accrued and unpaid fees for previous interest periods;

         (4) if the distribution date is in the revolving period, to the transferor, the investor percentage of the aggregate of all Liquidation Loss Amounts incurred in the preceding collection period; provided that the transferor interest, after giving effect to any transfers of additional balances and Eligible Additional Mortgage Loans on such date and to the distribution of the Liquidation Loss Amount is equal to or greater than zero;

         (5) if the distribution date is in the amortization period, to the certificateholders, the investor percentage of the aggregate of all Liquidation Loss Amounts incurred in the preceding collection period;

         (6) to the certificateholders, the aggregate of the amounts allocable pursuant to clause (5) that were not previously distributed pursuant to such clause (each such undistributed amount being referred to in this document as a "Certificate Loss Amount"); and

         (7) to the certificateholder, accrued and unpaid interest on each unreimbursed Certificate Loss Amount (such interest being calculated at the certificate rate for each interest period during which such unreimbursed amount was outstanding.]

         Any amounts remaining in the collection account collected during or with respect to the preceding collection period, after all other distributions have been made, will be distributed to the [Letter of Credit] [Surety Bond] issuer.

         A Certificate Loss Amount represents a loss of principal in respect of defaulted mortgage loans allocable to the investor interest and will arise when the investor percentage of interest collections and the insured amounts are not sufficient to cover such loss, in accordance with the priority of distributions described above. As described under "General" above, any Certificate Loss Amounts which have not been reimbursed, as provided herein, will reduce the certificate principal balance.

         The insured amount for each distribution date will be the lesser of

         o        the [Letter of Credit] [Surety Bond] Amount and

         o the amount, if any, by which (a) the full amount distributable on such distribution date pursuant to clauses
                  (1) through (7) above exceeds (b) the investor percentage of the interest collections for the related collection period. The insured amounts will be drawn on the [Letter of Credit] [Surety Bond].

         Distributions of Principal.

         On each distribution date after the first collection period in the amortization period, the trustee will distribute to the certificateholders the investor percentage of principal collections received in the preceding collection period. In addition, the trustee will distribute to the certificateholders on any distribution date during the amortization period any retransfer deposit amount (or drawn on the [Letter of Credit] [Surety Bond] in respect thereof) received in the preceding collection period and any unallocated principal collections then on deposit in the distribution amount. The aggregate distributions of principal to the certificateholders will not exceed the initial Certificate Principal Balance.

         [Calculation of Certificate Rate.

         With respect to the initial distribution date, the certificate rate will be as set forth on page S-3. Thereafter, on each distribution date, the certificate rate will be equal to LIBOR as of the second London Business Day prior to the immediately preceding Distribution Date plus 0.___% per annum. However, if the certificate rate calculated as described in the preceding sentence for any such distribution date is greater than the weighted average of the net loan rates for the mortgage loans for the preceding collection period, the certificate rate for any such distribution date will be equal to the weighted average of the net loan rates. The net loan rate for a mortgage loan is its loan rate less the servicing fee rate. Interest payable on any distribution date will accrue on the certificates from the preceding distribution date (or, in the case of the first distribution date, from the closing date) through the day preceding such distribution date (an "interest period"). All calculations of interest accrued on the certificates will be made on the basis of the actual number of days in an interest period and a year assumed to consist of 360 days.

         The term "Certificate Principal Balance" means (1) the original principal amount of the certificates less (2) all amounts previously distributed to certificateholders under "--Distributions of Principal" above, less (3) the aggregate of all unreimbursed Certificate Loss Amounts.

         Calculation of LIBOR.

         "LIBOR" with respect to any Distribution Date will be determined by the trustee and will be equal to the offered rates for deposits in United States dollars having a maturity of one month (the "Index Maturity") commencing on the second London Business Day prior to the previous distribution date, which appear on the Reuters Screen LIBO Page as of approximately 11:00 A.M., London Time, on such date of calculation. If at least two such offered rates appear on the Reuters Screen LIBO Page, LIBOR will be the arithmetic mean (rounded upwards, if necessary, to the nearest one-sixteenth of a percent) of such offered rates. If fewer than two such quotations appear, LIBOR with respect to such distribution date will be determined at approximately 11:00 A.M., London time, on such determination date on the basis of the rate at which deposits in United States dollars having the Index Maturity are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the trustee and in a principal amount equal to an amount of not less than U.S. $1,000,000 and that is representative for a single transaction in such market at such time. The trustee will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR will be the arithmetic mean (rounded upwards as aforesaid) of such quotations. If fewer than two quotations are provided, LIBOR with respect to such distribution date will be the arithmetic mean (rounded upwards as aforesaid) of the rates quoted at approximately 11:00 A.M., New York City time, on such determination date by three major banks in New York, New York selected by the trustee for loans in United States dollars to leading European banks having the Index Maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000 and is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the transferor are not quoting as mentioned in this sentence, LIBOR in effect for the applicable period will be LIBOR in effect for the previous period.]

         For purposes of calculating LIBOR, a "London Business Day" will be any business day on which dealings in deposits in United States dollars are transacted in the London interbank market and "Reuters Screen LIBO Page" will be the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks.)

The [Letter of Credit] [Surety Bond]

         On the closing date, the [letter of credit] [surety bond] issuer will issue the [letter of credit] [surety bond] in favor of the trustee on behalf of the trust to support payments on the certificates. On each Determination Date, the servicer will determine the amounts required to be drawn on the [letter of credit] [surety bond], up to the [letter of credit] [surety bond] amount, on the related distribution date. On each distribution date, any amounts remaining in the collection account with respect to the preceding collection period, after all other distributions have been made as described above, will be distributed to the [letter of credit] [surety bond] issuer. See "Distributions on Certificates" above.

         The amount available under the [letter of credit] [surety bond] amount for the initial distribution date will be $ . For each distribution date thereafter, the [letter of credit] [surety bond] amount will equal the lesser of (i) __% of the pool balance as of the first day of the preceding collection period (after giving effect to any amounts distributed with respect to principal of the mortgage loans on the distribution date occurring in such preceding collection period) and (ii) the [letter of credit] [surety bond] amount as of the first day of the preceding collection period, minus any amounts drawn under the [letter of credit] [surety bond] during such preceding collection period, plus any amounts paid to the [letter of credit] [surety bond] issuer on the distribution date occurring in such preceding collection period up to the amount of any previous draws on the [letter of credit] [surety bond].

Early Amortization Events

         As described above, the revolving period will continue until the close of business on the last day of __________ unless an Early Amortization Event occurs prior thereto. The term "Early Amortization Event" refers to any of the following events:

         [(a)     failure on the part of the servicer or the transferor:

                  (1) to make any payment or deposit on the date required under the pooling and servicing agreement within five business days after such payment or deposit is required to be made;

                  (2) to observe or perform in any material respect certain covenants of the servicer or the transferor; or

                  (3) to observe or perform in any material respect any other covenants or agreements of the servicer or the transferor set forth in the pooling and servicing agreement, which failure, in each case, materially and adversely affects the interests of the certificateholders and which, in the case of clause (3), continues unremedied for a period of 60 days after written notice and continues to materially and adversely affect the interests of the certificateholders for such period;

         (b) any representation or warranty made by the servicer or the transferor in the pooling and servicing agreement proves to have been incorrect in any material respect when made, as a result of which the interests of the certificateholders are materially and adversely affected, which continues to be incorrect in any material respect for a period of 60 days after written notice and which continues to materially and adversely affect the interests of the certificateholders for such period; provided, however, that an Early Amortization Event shall not be deemed to occur thereunder if the transferor has accepted retransfer of the related mortgage loan or all the mortgage loans, if applicable, this such period (or such longer period (not to exceed an additional 60 days) as the trustee may specify) in accordance with the provisions of the pooling and servicing agreement;

         (c) the trust becomes subject to registration as an investment company under the Investment Company Act of 1940, as amended;

         (d) if the transferor fails to transfer to the trust Eligible Additional Mortgage Loans by the time it is required to do so;

         (e) an event of default under the trust agreement (as described in the prospectus under "The Agreements--Events of Default") occurs;

         (f) the [letter of credit] [surety bond] amount is less than [ ]% of the certificate principal balance; or

         (g) if the average of the investor percentage of interest collections for any three consecutive collection periods is less than the amounts to be distributed to certificateholders as set forth in subsections (1) through (7) under "Distributions on the Certificates--Distributions of Interest Collections and Required Amounts" above for the three distribution dates relating to the collection periods.]

         [In the case of any event described in clauses (a) or (b), an Early Amortization Event will be deemed to have occurred only if, after the expiration of the applicable grace period, if any, described in the clauses, either the trustee or holders of certificates evidencing percentage interests aggregating more than 51% or the [letter of credit] [surety bond] issuer, but only if the [letter of credit] [surety bond] is outstanding or the [letter of credit] [surety bond] issuer has not been fully reimbursed for all amounts paid to the trust by the [letter of credit] [surety bond] issuer), by written notice to the transferor and the servicer (and to the trustee if given by the certificateholders or the [letter of credit] [surety bond] issuer) declare that an Early Amortization Event has occurred as of the date of such notice. In the case of any event described in clauses (c), (d), (e) or (f), an Early Amortization Event will be deemed to have occurred without any notice or other action on the part of the trustee or the certificateholders or the [letter of credit] [surety bond] Issuer immediately upon the occurrence of such event. On the date on which an Early Amortization Event is deemed to have occurred, the amortization period will commence. In such event, distributions of principal to the certificateholders will begin on the first distribution date following the month in which the Early Amortization Date occurs. If, because of the occurrence of an Early Amortization Event, the amortization period begins earlier than ____________, the date on which the amortization period is scheduled to commence, certificateholders will begin receiving distributions of principal earlier than they would otherwise have under the pooling and servicing agreement, which may shorten the final maturity of the certificates.]

Optional Termination

         The transferor may effect a retransfer of the certificateholders' interest in each mortgage loan, and all property acquired in respect of any mortgage loan, remaining in the trust for an amount equal to the sum of the certificate principal balance plus accrued and unpaid interest thereon at the applicable certificate rate through the day preceding the final distribution date if the Certificate Principal Balance immediately prior to the final distribution date is less than or equal to [ ]% of the original Certificate Principal Balance. The purchase price will be distributed to the certificateholders in lieu of the amount that would otherwise be distributed if such options were not exercised, which will be applied as provided in the pooling and servicing agreement.

[Registration of Certificates

         The certificates will initially be registered in the name of Cede & Co., the nominee of DTC. DTC is a limited- purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC accepts securities for deposit from its participating organizations ("participants") and facilitates the clearance and settlement of securities transactions between participants in such securities through electronic book-entry changes in accounts of participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

         Certificate owners who are not participants but desire to purchase, sell or otherwise transfer ownership of the certificates may do so only through participants (unless and until physical certificates are issued). In addition, certificate owners will receive all distributions of principal of and interest on the certificates from the trustee through participants. Certificate owners will not receive or be entitled to receive certificates representing their respective interests in the certificates, except under the limited circumstances described below.

         Unless and until physical certificates are issued, it is anticipated that the only certificateholder of the certificates will be Cede & Co., as nominee of DTC, certificate owners will not be certificateholders as that term is used in the pooling and servicing agreement. Certificate owners are only permitted to exercise the rights of certificateholders indirectly through participants.

         While the certificates are outstanding except under the circumstances described below, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the certificates and is required to receive and transmit distributions of principal of and interest on the certificates. Participants with whom certificate owners have accounts with respect to certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective certificate owners. Accordingly, although certificate owners will not possess certificates, the rules provide a mechanism by which certificate owners will receive distributions and will be able to transfer their interests.

         Unless and until physical certificates are issued, certificate owners who are not participants may transfer ownership of certificates only through participants by instructing such participants to transfer certificates, by book-entry transfer, through DTC for the account of the purchasers of such certificates, which account is maintained with their respective participants. Under the DTC system and in accordance with DTC's normal procedures, transfers of ownership of certificates will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the respective participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing certificate owners.

         Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a certificateholder to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such certificates, may be limited due to the lack of a physical certificate for such certificates.

         Physical certificates will be issued in registered form to certificate owners, or their nominees, rather than to DTC, only if:

         o DTC or the servicer advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the certificates and the servicer or the trustee is unable to locate a qualified successor,

         o the servicer, at its sole option, advises the trustee in writing that it elects to terminate the book-entry system through DTC, or

         o after the occurrence of an Event of Servicing Termination, DTC, at the direction of certificate owners owning certificates evidencing percentage interests aggregating at lease 51%, advises the trustee in writing that the continuation of a book-entry system through DTC or a successor thereto to the exclusion of any physical certificates being issued to certificate owners is no longer in the best interests of certificate owners.

Upon the issuance of physical certificates to certificate owners, the certificates will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the trustee with respect to transfers, notices and distributions. If physical certificates are issued, the Record Date may be changed to the last day of the month immediately preceding the related distribution date.

         DTC has advised the servicer and the trustee that, unless and until physical certificates are issued, DTC will take any action permitted to be taken by a certificateholder under the pooling and servicing agreement only at the direction of one or more participants to whose accounts with DTC the certificates are credited. DTC has advised the servicer that DTC will take such action with respect to any percentage interests of the certificates only at the direction of and on behalf of such participants with respect to such percentage interests of the certificates. DTC may take actions, at the direction of the related participants, with respect to some certificates which conflict with actions taken with respect to other certificates.]


                                Use of Proceeds


         The net proceeds to be received from the sale of the certificates will be applied by the transferor towards the purchase of the mortgage loans. The mortgage loans will have been acquired by the transferor in privately negotiated transactions.


                        Legal Investment Considerations


         [Although, as a condition to their issuance, the certificates will be rated in the [highest] rating category of the rating agency, the certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), because most of the mortgages securing the mortgage loans are not first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans may not be legally authorized to invest in the certificates, which because they evidence interests in a pool that includes junior mortgage loans are not "mortgage related securities" under SMMEA. See "Legal Investment" in the prospectus.]


                        Federal Income Tax Consequences


         In the opinion of [ ], special tax counsel to the trust, for federal income tax purposes, the certificates will be treated as debt and the trust will not be characterized as an association, a publicly traded partnership taxable as a corporation, or a taxable mortgage pool. The trust and each certificateholder will agree to treat the certificates as indebtedness for federal income tax purposes. Alternative characterizations of the trust and the certificates are possible, and we suggest that prospective investors consult their tax advisors regarding the federal income tax consequences of any possible alternative characterization. Based on their anticipated offering prices, it is expected that the certificates will not be issued with original issue discount ("OID"). The prepayment assumption to be used for calculating the accrual of OID and market discount and amortization of bond premium will be [ ]. For additional information regarding federal income tax consequences, see "Federal Income Tax Consequences" in the prospectus.


                             ERISA Considerations


         Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Internal Revenue Code (the "Code") prohibit a pension, profit sharing or other employee benefit or other plan (such as an individual retirement account or a Keogh plan) that is subject to Title I of ERISA or to Section 4975 of the Code from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Plan. Certain governmental plans, although not subject to ERISA or the Code, are subject to federal, state or locals laws ("Similar Law") that impose similar requirements (such plans subject to ERISA, Section 4975, or Similar Law referred to herein as "Plans"). A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code or under Similar Law for such persons.

         ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA, including the requirements of investment prudence and diversification, and the requirement that such a Plan's investments be made in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan.

         Certain transactions involving the trust might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the trust were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an "equity interest" in the trust and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. It is expected that the certificates will be considered equity interests in the trust for purposes of the Plan Assets Regulation, and that the assets of the trust may therefore constitute plan assets if certificates are acquired by Plans. It is not expected that the certificates will constitute "publicly-offered securities" and the trustee will not monitor ownership of the certificates to ensure that ownership by benefit plan investors is not significant.

         [Furthermore, the trust does not contain only assets to which the Exemption, described in the prospectus, applies.

         As a result, certificates shall not be transferred and the trustee shall not register any proposed transfer of certificates unless it receives

         o a representation substantially to the effect that the proposed transferee is not a Plan and is not acquiring the certificates on behalf of or with the assets of a Plan (including assets that may be held in an insurance company's separate or general accounts where assets in such accounts may be deemed "plan assets" for purposes of ERISA), or

         o an opinion of counsel in form and substance satisfactory to the trustee and the transferor that the purchase or holding of the certificates by or on behalf of a Plan will not constitute a prohibited transaction and will not result in the assets of the trust being deemed to be "plan assets" and subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and the Code or any Similar Law or subject the trustee, the certificate administrator or the transferor to any obligation in addition to those undertaken in the trust agreement.]

         [It is expected that the Exemption will apply to the acquisition and holding by Plans of the certificates, and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent of the obligations included in the trust by aggregate unamortized principal balance of the assets of the trust.

         Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the certificates.]


                                 Underwriting


         Subject to the terms and conditions set forth in the underwriting agreement, dated ____________, between the transferor and [the underwriter], the transferor has agreed to sell to the underwriter, and the underwriter has agreed to purchase from the transferor, all of the certificates.

         The underwriting agreement provides that the underwriter's obligations hereunder are subject to certain conditions precedent, and that the underwriter will be obligated to purchase all of the certificates if any are purchased.

         The distribution of the certificates by the underwriter will be effected from time to time in one or more negotiated transactions or otherwise at varying prices to be determined, in each case, at the time of sale. The underwriter may effect such transactions by selling the certificates to or through dealers, and such dealers may receive from the underwriter compensation in the form of underwriting discounts, concessions or commissions. The underwriter and any dealers that participate with the underwriter in the distribution of the certificates may be deemed to be underwriters, and any discounts, commissions or concessions received by them, and any profit on the resale of the certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Act").

         The underwriting agreement provides that the transferor will indemnify the underwriter against certain civil liabilities, including liabilities under the Act.


                                 Legal Matters


         Certain legal matters with respect to the certificates will be passed
upon for the transferor by [        ] and for the underwriter by [          ].


                                    Rating


         It is a condition to issuance that each class of the certificates be rated not lower than "____" by [rating agency] and "____" by [rating agency].

         A securities rating addresses the likelihood of the receipt by certificateholders of distributions on the mortgage loans. The rating takes into consideration the characteristics of the mortgage loans and the structural, legal and tax aspects associated with the certificates. The ratings on the certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the possibility that certificateholders might realize a lower than anticipated yield.

         A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.


                            Index of Defined Terms


Amortization Period............................................................................................S-17
Certificate Loss Amount........................................................................................S-25
Certificate Principal Balance..............................................................................S-18, 26
Code...........................................................................................................S-32
Collection Period..............................................................................................S-17
Defective Mortgage Loan....................................................................................S-20, 22
Determination Date.............................................................................................S-24
Distribution Date..............................................................................................S-24
Early Amortization Event.......................................................................................S-28
Eligible Additional Mortgage Loans.............................................................................S-00
Eligible HELOC.................................................................................................S-16
Event of Servicing Termination.................................................................................S-31
Index Maturity.................................................................................................S-26
Interest Period................................................................................................S-26
LIBOR..........................................................................................................S-26
Liquidation Loss Amounts....................................................................................S-23,25
London Business Day............................................................................................S-27
Record Date....................................................................................................S-24
Retransfer Deposit Amount......................................................................................S-25
Transfer Interest..............................................................................................S-20
Unpaid Interest Shortfall......................................................................................S-25


                                  $---------



                                [ ] HOME EQUITY
                               LOAN TRUST ____-_





                      $_________ [Fixed] [Floating] Rate
                           Asset-Backed Certificates
                                 Series ____-_





                         KeyBank National Association

                                 (Transferor)



                               -----------------


                             PROSPECTUS SUPPLEMENT

                                   [ , --- ]
                             ---------------------




                                 [Underwriter]

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities and it is not solicitig an offer to buy these securities in any state where the offer or sale is not permitted.


                                                               [ALTERNATE PAGE]

                           SUBJECT TO COMPLETION, DATED DECEMBER  23, 1999

Prospectus supplement dated ________ __, ____
To prospectus dated _________ __, ____


                                  $----------
                       [ ] Home Equity Loan Trust ____-_

           Home Equity Loan Asset-Backed Certificates, Series ____-_



        [            ]                       KeyBank National Association
       as master servicer                              as seller
                                  The certificates:

---------------------

The certificates
represent obligations
of the trust only and         o     represent the entire beneficial interest
do not represent an                 in a trust, whose assets are a pool of
interest in or obligation
of KeyBank National Association,
the trustee or any of their
affiliates.                        o          home equity revolving credit
                                              line loans secured primarily by
This prospectus                               [second liens] on residential
supplement may be                             properties that are primarily
used to offer and sell                        one- to four-family properties,
the certificates only if                      and
accompanied by the
prospectus.                        o          home improvement installment
------------------------                      sales contracts and installment
                                              loan agreements.

                                   o          currently have no trading market

                              Credit enhancement



                              o        [Letter of Credit] [Surety Bond]



   Review the information in "Risk Factors" on page S-9 of this prospectus supplement and on page 2 in the prospectus.

         This prospectus supplement and the prospectus to which it relates are to be used by McDonald Investments Inc., a KeyCorp. Company and an affiliate of the seller, in connection with offers and sales related to market-making transactions in the securities in which it acts as principal and/or agent. Sales will be made at prices related to the prevailing prices at the time of sale.


Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense

                                 [Underwriter]
         ___________, 199_



                                                            [ALTERNATE PAGE]


                             Plan of Distribution

         This prospectus supplement and the prospectus to which it relates are to be used by McDonald Investments Inc., a KeyCorp Company and an affiliate of the seller ("McDonald"), or its successors, in connection with offers and sales related to market-making transactions in the certificates in which McDonald acts as principal. McDonald may also act as agent in such transactions. Sales will be made at prices related to prevailing prices at the time of sale. Any obligations of McDonald are the sole obligations of McDonald and do not create any obligations on the part of any affiliate of McDonald.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the securities and exchange commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.



Subject to completion, dated December 23, 1999.


Prospectus
                         KEYBANK NATIONAL ASSOCIATION
                           Asset-Backed Certificates

                              Asset-Backed Notes
                              Issuable in series

KeyBank National Association, as the seller, may offer from time to time under this prospectus and the prospectus supplement asset-backed notes and asset-backed certificates which may be sold from time to time in one or more series. Each series of securities will be issued in one or more classes.

The prospectus supplement will set forth the specific assets of the trust and the seller or sellers from whom such assets are acquired. The assets may include:

     (a)  one or more pools of:


          o closed-end and revolving home equity loans or certain balances thereof and loans of which the proceeds have been applied to the purchase of the related mortgaged property, secured by mortgages primarily on one- to four-family residential properties and properties that include residential and income-producing non-residential units;


          o home improvement installment sales contracts and installment loan agreements which may be unsecured, secured by mortgages primarily on one- to four-family residential properties, or secured by purchase money security interests in the related home improvements;

          o   private securities; and

          o   agency securities;


     (b) all monies due under the above assets, which may be net of certain amounts payable to the servicer; and

     (c) funds or accounts established for the trust or one or more forms of enhancement.

The prospectus supplement will state if the trust will make a REMIC election for federal income tax purposes.

For a discussion of certain risks associated with an investment in the securities, see Risk Factors on page 2.

Neither the SEC nor any state securities commission has approved or disapproved the offered securities or determined if this prospectus is accurate or complete. Making any contrary representation is a criminal offense.

                                 Risk Factors

         You should carefully consider the following risk factors prior to any purchase of the securities.

Limited Liquidity May Result in Delays in Liquidations or Lower Returns

         There will be no market for the securities of any series prior to its issuance, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide holders with liquidity of investment or that any market will continue for the life of the securities. One or more underwriters, as specified in the prospectus supplement, may expect to make a secondary market in the securities, but they have no obligation to do so. Absent a secondary market for the securities you may experience a delay if you choose to sell your securities or the price you receive may be less than that which is offered for a comparable liquid security.

Payments on Securities Are Limited to the Assets of Trust

         The securities will be payable solely from the assets of the trust, including if applicable, any amounts available pursuant to any enhancement. There will be no recourse to the seller or any other person for any default on the notes or any failure to receive distributions on the certificates. If payments from the assets of the trust become insufficient to make payments on the securities, no other assets would be available for payment of the deficiency and you could experience a loss.

         In addition, as specified in the prospectus supplement, at certain times, trust assets and any funds remaining in the collection account or distribution account immediately after making all payments due on the securities and other required payments, may be released or remitted to the seller, the servicer, the provider of any enhancement or any other entitled person and will not be available for making payments to securityholders.

         We refer you to "The Agreements - Assignment of Trust Assets."

Enhancement May Be Insufficient to Cover Losses

         Although enhancement is intended to reduce the risk of delinquent payments or losses to holders of securities, the amount of the enhancement, if any, will be limited, as set forth in the prospectus supplement. The available enhancement may decline or be depleted before the securities are paid in full, and as a result, you may suffer losses. For example, enhancement may be insufficient in cases of greater than anticipated losses or where the enhancement provider is unable to meet its obligations.

         We refer you to "Enhancement."

Timing and Rate of Prepayments May Result in Lower Yield

         The yield to maturity experienced by a holder of securities may be affected by the rate of payment of principal of the trust assets. An investor who purchases a security at a discount may realize a lower yield if prepayments are less than anticipated, alternatively, an investor who purchases a security at a premium may realize a lower yield if prepayments are greater than anticipated. The timing of principal payments of the securities of a series will be affected by a number of factors, including the following:

o the extent of prepayments of the loans and the underlying loans relating to the private securities and the agency securities, which prepayments may be influenced by a variety of factors,

o the manner of allocating principal payments among the classes of securities as specified in the prospectus supplement and

o the exercise by the entitled party of any right of optional termination. Prepayments may also result from repurchases of these assets due to material breaches of the seller's warranties.

          We refer you to "Description of the Securities--Weighted Average Life of Securities."

          Interest payable on the securities on a distribution date will include all interest accrued during the period specified in the prospectus supplement. In the event interest accrues during the calendar month prior to a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding each distribution date, and the effective yield at par to holders will be less than the indicated coupon rate.

         We refer you to "Description of the  Securities--Payments of Interest."

Junior Liens May Result in Losses in Foreclosure Proceedings

         Since some of the mortgages are junior liens, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of the junior mortgage only to the extent that the claims of senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default. The trust will not have any source of funds to satisfy the senior mortgages or make payments due to the senior mortgagees.


Decrease in Value of Mortgaged Property Would Disproportionately Affect Junior Lienholders

         There are several factors that could adversely affect the value of properties such that the outstanding balance of the related loan, together with any senior financing on the properties, would equal or exceed the value of the properties. Among the factors that could adversely affect the value of the properties are an overall decline in the residential real estate market in the areas in which the properties are located or a decline in the general condition of the properties as a result of failure of borrowers to maintain adequately the properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. Any such decline could extinguish the value of a junior interest in property before having any effect on the related senior interest. If a decline occurs, the rates of delinquencies, foreclosure and losses on the junior loans may increase, resulting in losses in the securities.

Costs for Cleaning Environmentally Contaminated Property May Result in Losses

         Under certain state and federal laws, an environmentally contaminated property may give rise to a lien on the property to assure the costs of cleanup. In addition these laws may impute liability for cleanup costs to the lender if the lender was involved in the operations of the borrower, even if the environmental damage was caused by a prior owner. Any lien or costs attached to a contaminated property could result in a loss to securityholders.

         We refer you to "Certain Legal Aspects of the Loans--Environmental Risks" in this prospectus for more detail.

State and Federal Laws May Limit Ability to Collect on Loans

         Applicable federal and state laws regulate interest rates and other charges and require certain disclosures. In addition, other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans. Depending on the provisions of the applicable law and the specific facts involved, violations may limit the ability to collect all or part of the principal of or interest on the mortgage loans. In some cases, the borrower may be entitled to a refund of amounts previously paid and, could subject the trust to damages and administrative enforcement.

         The home improvement contracts are also subject to federal and state laws which protect a homeowner from defective craftmanship or incomplete work by a contractor. These laws permit the borrower to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. These laws may have the effect of subjecting the trust to all claims and defenses which the borrower had against the seller.

         We refer you to "Certain Legal Aspects of the Loans" in this prospectus for more detail.

Rating of the Securities Does Not Assure Payment

         It will be a condition to the issuance of the securities offered hereby that they be rated in one of the four highest rating categories by each rating agency identified in the prospectus supplement. The ratings of the securities will be based on, among other things, the adequacy of the value of the trust assets and any enhancement. The rating should not be deemed a recommendation to purchase, hold or sell the securities, particularly since the ratings do not address market price or suitability for an investor. There is no assurance that the ratings will remain in effect over the life of the securities, and may be lowered or withdrawn.


         We refer you to "Rating" in this prospectus for more detail.

Liquidation Value of Trust Assets May Be Insufficient to Satisfy All Claims Against Trust

         There is no assurance that the market value of the trust assets at any time will equal the principal amount of the securities. In addition, under any situation in which the trust assets are required to be sold, the proceeds will be paid to cover administrative costs before being paid to you. The net proceeds may be insufficient to pay the principal and interest on the securities.


                         Description of the Securities

General

         The securities will be issued in series. The notes will be issued pursuant to an indenture between the trust and the trustee identified in the prospectus supplement. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. The certificates will be issued in pursuant to either a pooling and servicing agreement or a trust agreement among KeyBank National Association as the seller, the servicer specified in the prospectus supplement if the series relates to loans, and the trustee. A form of pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. A series may consist of both notes and certificates. The term "Agreement" is used in this prospectus to refer to, with respect to a series of certificates, the pooling and servicing agreement or trust agreement, and with respect to a series of notes, the indenture and the servicing agreement, as the context requires.

         The following summaries describe material provisions in the Agreements common to each series of securities. Where particular provisions or terms used in the Agreements are referred to, the actual provisions are incorporated herein by reference as part of such summaries.

         Each series of securities will consist of one or more classes of securities, one or more of which may be:

         o    compound interest securities,

         o    fixed interest securities,

         o    variable interest securities,

         o    planned amortization class securities,

         o    zero coupon securities,

         o    principal only securities,

         o    interest only securities, or

         o    participating securities.

A series may also include one or more classes of subordinate securities. The securities of each series will be issued only in fully registered form, without coupons, in the authorized denominations for each class specified in the prospectus supplement. Upon satisfaction of the conditions, if any, applicable to a class of a series, as described in the prospectus supplement, the transfer of the securities may be registered and the securities may be exchanged at the office of the trustee without the payment of any service charge other than any tax or governmental charge payable in connection with such registration of transfer or exchange. If specified in the prospectus supplement, one or more classes of a series may be available in book-entry form only.

         As specified in the prospectus supplement, payments of principal of and interest on a series of securities will be made on the distribution dates specified in the prospectus supplement by check mailed to registered securityholders at their registered addresses. Payments may be made by wire transfer -at the expense of the requesting securityholder- as described in the prospectus supplement. The final payments of principal in retirement of each security will be made only upon presentation and surrender of such security at the office of the trustee specified in the prospectus supplement. Notice of the final payment on a security will be mailed to the holder of such security before the distribution date on which the final principal payment on any security is expected to be made to the holder of such security.

         Payments of principal of and interest on the securities will be made by the trustee, or a paying agent on behalf of the trustee, as specified in the prospectus supplement. Typically, all payments with respect to the trust assets for a series, together with reinvestment income thereon, amounts withdrawn from any reserve fund, and amounts available pursuant to any other enhancement specified in the prospectus supplement will be deposited directly into a separate collection account established by the trustee or the servicer. The amount deposited to the collection account, if and as provided in the prospectus supplement, will be net of certain amounts payable to the servicer and any other person specified in the prospectus supplement. Amounts on deposit in the collection account will be deposited into the distribution account and will be available to make payments on securities of a series on the next distribution date. See "The Trusts--Collection and Distribution Accounts."

Valuation of the Trust Assets

          If specified in the prospectus supplement for a series of notes, each trust asset included in the trust for a series will be assigned an initial asset value. The asset value of the trust assets will be equal to the product of the asset value percentage as set forth in the indenture and the lesser of:

         o the stream of remaining regularly scheduled payments on the trust assets, net, unless otherwise provided in the prospectus supplement, of certain amounts payable as expenses, together with income earned on each such scheduled payment received through the day preceding the next distribution date at the assumed reinvestment rate, if any, discounted to present value at the highest interest rate on the notes of such series over periods equal to the interval between payments on the notes, and

          o    the then principal balance of the trust assets.

Typically, the initial asset value of the trust assets will be at least equal to the principal amount of the notes of the related series at the date of issuance.




          The "assumed reinvestment rate", if any, for a series will be the highest rate permitted by each rating agency specified in the prospectus supplement or a rate insured by means of a surety bond, guaranteed investment contract, deposit agreement or other arrangement satisfactory to those rating agencies. If the assumed reinvestment rate is so insured, the prospectus supplement will set forth the terms of such arrangement.


Payments of Interest

          The securities of each class by their terms entitled to receive interest will bear interest from the date and at the rate per annum specified, or calculated in the method described, in the prospectus supplement. Interest on a class of securities of a series will be payable on the distribution date and in the priority specified in the prospectus supplement. The rate of interest on the securities of a series may be fixed or variable or may change with changes in the annual percentage rates of the loans or underlying loans, as applicable, included in the related trust or as prepayments occur with respect to such loans or underlying loans, as applicable. Principal only securities will be entitled to little or no interest distributions. Any interest on zero coupon securities that is not paid on a distribution date will accrue and be added to the principal balance.

          Interest payable on the securities on a distribution date will include all interest accrued during the period specified in the prospectus supplement. In the event interest accrues during the calendar month preceding a distribution date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the securities were to accrue through the day immediately preceding such distribution date.

Payments of Principal

          On each distribution date, principal payments will be made to those securityholders entitled to principal, to the extent set forth in the prospectus supplement. The principal payments will be made in an aggregate amount determined as specified in the prospectus supplement and will be allocated among the respective classes of a series in the manner, at the times and in the priority set forth in the prospectus supplement.

         Interest only securities are not entitled to principal. Interest only securities may be assigned a notional amount, but such value will be used primarily for the calculation of interest payments and will not represent the right to receive any distributions allocable to principal.

Final Scheduled Distribution Date

         The final scheduled distribution date with respect to each class of notes is the date on which the principal of the class of notes will be fully paid. With respect to each class of certificates, the final scheduled distribution date will be the date on which the entire aggregate principal balance of the class of certificates is expected to be reduced to zero. These calculations will be based on the assumptions described in the prospectus supplement. The final scheduled distribution date for each class of securities will be specified in the prospectus supplement.

         The actual final distribution date of the securities of a series will depend primarily upon the rate of principal payment of the loans and the underlying loans relating to the private securities and the agency securities, as applicable, in the trust. Since payments on the trust assets, including prepayments, will be used to make distributions in reduction of the outstanding principal amount of the securities, it is likely that the actual final distribution date of any class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date. Furthermore, with respect to the certificates, as a result of delinquencies, defaults and liquidations of the trust assets in the trust, the actual final distribution date of any certificate may occur later than its final scheduled distribution date. No assurance can be given as to the actual prepayment experience with respect to the trust assets. See "Weighted Average Life of the Securities".

Special Redemption

         If specified in the prospectus supplement, under certain circumstances, one or more classes of securities may be subject to special redemption, in whole or in part, if a determination is made that the amount of interest that will accrue on the trust assets will be less than the amount of interest that will accrue on the securities. In such event, the trustee will redeem a principal amount of securities as this will cause the available interest amount to equal the amount of interest that will accrue on the securities outstanding after such redemption.

Optional Redemption, Purchase of Trust Assets or Securities, Termination of Trust

         The seller or the servicer may, at its option, redeem, in whole or in part, one or more classes of notes or purchase one or more classes of certificates of any series, on any distribution date under the circumstances, if any, specified in the prospectus supplement. Alternatively, if specified in the prospectus supplement, the seller, the servicer, or another entity designated in the prospectus supplement may, at its option, cause an early termination of a trust by repurchasing all of the trust assets from the trust. Notice of such redemption, purchase or termination must be given by the seller or the trustee prior to the related date. The redemption, purchase or repurchase price will be set forth in the prospectus supplement. If specified in the prospectus supplement, in the event that a REMIC election has been made, the trustee shall receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Code.

         In addition, the prospectus supplement may provide other circumstances under which securityholders could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the trust assets.

Weighted Average Life of the Securities

         Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. In general, the weighted average life of a security will be influenced by the rate at which the amount financed under the loans or underlying loans, as applicable, included in the trust is paid, which may be in the form of scheduled amortization or prepayments.

         Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The prospectus supplement will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each class of securities and the percentage of the original principal amount of each class of securities that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement.

         There is, however, no assurance that prepayment of the loans or underlying loans, as applicable, included in the trust will conform to any level of any prepayment standard or model specified in the prospectus supplement. The rate of principal prepayments on pools of loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors.

         The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the loans or underlying loans, as applicable, for a series, such loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by such loans. In this regard, it should be noted that the loans or underlying loans, as applicable, for a series may have different interest rates. In addition, the weighted average life of the securities may be affected by the varying maturities of the loans or underlying loans, as applicable. If any loans or underlying loans, as applicable, for a series have actual terms-to-stated maturity of less than those assumed in calculating the final scheduled distribution date of the related securities, one or more classes of the series may be fully paid prior to their respective final scheduled distribution dates, even in the absence of prepayments and a reinvestment return higher than the assumed reinvestment rate.

                                  The Trusts

General

         The notes will be secured by the pledge of the assets of the trust, and the certificates will represent interests in the trust assets, or in a group of assets specified in the prospectus supplement. The trust of each series will include assets purchased from the seller composed of:

         o   the loans;

         o amounts available from the reinvestment of payments on the trust assets at the assumed reinvestment rate, if any, specified in the prospectus supplement;

         o   enhancements;

         o properties that secured a loan but which are acquired by foreclosure or deed in lieu of foreclosure or repossession; and

         o the amount, if any, initially deposited in the collection account or distribution account for a series as specified in the prospectus supplement.

         The securities will be non-recourse obligations of the trust. Typically, the assets of the trust will serve as collateral for only one series of securities. Noteholders may only proceed against such collateral in the case of a default and may not proceed against any assets of the seller, any of its affiliates or the assets of the trust not pledged to secure such notes.

         The trust assets for a series will be sold by the seller to the trust. Private securities will be purchased by the seller in secondary market transactions, not from the issuer of the securities or an affiliate of the issuer. Agency securities will be purchased either in the secondary market or otherwise. Loans may be purchased by the seller in privately negotiated transactions, which may include transactions with affiliates of the seller. The trust assets will be transferred by the seller to the trust. Loans relating to a series will be serviced by the servicer specified in the prospectus supplement, which may be the seller, pursuant to a pooling and servicing agreement or a servicing agreement.

         A trust relating to a series of securities may be a business trust formed pursuant to a trust agreement between the seller and the trustee, as described in the prospectus supplement. The trust assets may consist of any combination of loans, private securities and agency securities, as specified in the prospectus supplement.

         With respect to each trust, prior to the initial offering of the related series of securities, the trust will have no assets or liabilities. No trust is expected to engage in any activities other than acquiring, managing and holding the trust assets and other assets contemplated herein and in the prospectus supplement and the related proceeds, issuing securities and making payments and distributions thereon and certain related activities. No trust is expected to have any source of capital other than its assets and any related enhancement.

The Loans

         The term "loans" as used in this prospectus includes mortgage loans, which may be closed-end or revolving credit line home equity loans, and home improvement contracts.

         Mortgage Loans.

         The property which secures repayment of the loans is referred to as the "mortgaged properties". The trust assets for a series may consist, in whole or in part, of closed-end and revolving home equity loans or certain balances thereof and loans of which the proceeds have been applied to the purchase of the related mortgaged property secured by mortgages primarily on single family properties which may be subordinated to other mortgages on the same mortgaged property. The mortgage loans may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described in this section and in the prospectus supplement.

         As more fully described in the prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of such loan. Principal amounts on the revolving credit line loans may be drawn down up to a maximum amount as set forth in the prospectus supplement or repaid from time to time. If specified in the prospectus supplement, new draws by borrowers under the revolving credit line loans will automatically become part of the trust. As a result, the aggregate balance of the revolving credit line loans will fluctuate from day to day as new draws by borrowers are added to the trust and principal payments are applied to such balances and the amounts of such draws and payments will usually differ each day, as more specifically described in the prospectus supplement.

         Typically, the full principal amount of a closed-end loan is advanced at origination of the loan and is repayable in equal or substantially equal installments of an amount sufficient to fully amortize such loan at its stated maturity. As more fully described in the prospectus supplement, interest on each mortgage loan is calculated on the basis of the outstanding principal balance of such loan multiplied by the interest rate thereon and further multiplied by a fraction described in the prospectus supplement. The original terms to stated maturity of the loans usually will not exceed 360 months. Under certain circumstances, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

         The mortgaged properties will include primarily single family property. The mortgaged properties may consist of:

         o   detached individual dwellings,

         o   individual condominiums,

         o   townhouses,

         o   duplexes,

         o   row houses,

         o   individual units in planned unit developments, and

         o   other attached dwelling units.

As specified in the prospectus supplement, each single family property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term of at least ten years greater than the term of the related loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building.

         The mortgaged properties may also include a small portion (no more than 5.00%) of mixed-use properties that are partly income producing non-residential properties. At least 50% of the square footage of each of these properties are residential. Also included in this category are properties containing five or more residential units and no non-residential space. These mixed-use properties may be owner occupied or investor properties and the loan purpose may be a refinancing or a purchase.

         Typically, mortgages on cooperative dwellings consist of a lien on the shares issued by such cooperative dwelling and the proprietary lease or occupancy agreement relating to such cooperative dwelling.

         The aggregate principal balance of loans secured by mortgaged properties that are owner-occupied will be disclosed in the prospectus supplement. The basis for a representation that a given percentage of the loans are secured by single family property that is owner-occupied usually is either:

         o the making of a representation by the mortgagor at origination of the loan either that the underlying mortgaged property will be used by the mortgagor for a period of at least six months every year or that the mortgagor intends to use the mortgaged property as a primary residence, or

         o a finding that the address of the underlying mortgaged property is the mortgagor's mailing address as reflected in the servicer's records.

To the extent specified in the prospectus supplement, the mortgaged properties may include non-owner occupied investment properties and vacation and second homes.

         The initial combined loan-to-value ratio of a loan is computed in the manner described in the prospectus supplement and may take into account the amounts of any related senior mortgage loans.

         Home Improvement Contracts.

         The trust assets for a series may consist, in whole or part, of home improvement installment sales contracts and installment loan agreements originated by a home improvement contractor in the ordinary course of business. As specified in the prospectus supplement, the home improvement contracts will either be unsecured or secured by the mortgages primarily on single family properties which are usually subordinate to other mortgages on the same mortgaged property or by purchase money security interests in home improvements. As specified in the prospectus supplement, the home improvement contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described in this section and in the prospectus supplement.

         The home improvements securing the home improvement contracts include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

         If applicable, the initial loan-to-value ratio of a home improvement contract is computed in the manner described in the prospectus supplement.

         Additional Information.

         The selection criteria which shall apply with respect to the loans, including, but not limited to, the combined loan-to-value ratios or loan-to-value ratios, as applicable, original terms to maturity and delinquency information, will be specified in the prospectus supplement.

         Some loans may be delinquent or non-performing as specified in the prospectus supplement. Loans may be originated by or acquired from an affiliate of the seller and an affiliate of the seller may be an obligor with respect to any such loan. To the extent provided in the prospectus supplement, additional loans may be periodically added to the trust, or may be removed from time to time if certain asset value tests are met, as described in the prospectus supplement.

         The loans for a series may include loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms and require a balloon payment of the remaining principal balance at maturity, as specified in the prospectus supplement. As further described in the prospectus supplement, the loans for a series may include loans that do not have a specified stated maturity.

         The prospectus supplement for each series will provide information with respect to the loans that are trust assets as of the cut-off date, including, among other things, and to the extent relevant:

         (a) the aggregate unpaid principal balance of the loans or the aggregate unpaid principal balance included in the trust for the related series;

         (b) the range and weighted average interest rate on the loans, and, in the case of adjustable rate loans, the range and weighted average of the current interest rates and the lifetime rate caps, if any;

         (c) the range and average outstanding principal balance of the loans;

         (d) the weighted average original and remaining term-to-stated maturity of the loans and the range of original and remaining terms-to-stated maturity, if applicable;

         (e) the range and weighted average of combined loan-to-value ratios or loan-to-value ratios for the loans, as applicable;

         (f) the percentage, by principal balance as of the cut-off date, of loans that accrue interest at adjustable or fixed interest rates;

         (g) any special hazard insurance policy or bankruptcy bond or other enhancement relating to the loans;

         (h) the percentage, by principal balance as of the cut-off date, of loans that are secured by mortgaged properties, home improvements or are unsecured;

        (i) the geographic distribution of any mortgaged properties securing the loans;

        (j) the percentage of loans, by principal balance as of the cut-off date, that are secured by single family properties, shares relating to cooperative dwellings, condominium units, investment property and vacation or second homes;

        (k)     the lien priority of the loans;

        (l) the credit limit utilization rate of any revolving credit line loans; and

        (m)     the delinquency status and year of origination of the loans.

The prospectus supplement will also specify any other limitations on the types or characteristics of loans for a series.

         If information of the nature described above respecting the loans is not known to the seller at the time the securities are initially offered, approximate or more general information of the nature described in the previous paragraph will be provided in the prospectus supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within 15 days after the initial issuance of such securities.

Private Securities

         General.

         Trust assets for a series may consist, in whole or in part, of private securities which include pass-through certificates representing beneficial interests in loans and collateralized obligations secured by loans. The private securities will have previously been:

         o offered and distributed to the public pursuant to an effective registration statement, or

         o purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of such securities at the time of sale nor an affiliate at any time during the three preceding months; provided a period of three years has elapsed since the later of the date the securities were acquired from the issuer or an affiliate.

         Although individual loans underlying the private securities, may be insured or guaranteed by the United States or an agency or instrumentality of the United States, they need not be, and private securities themselves will not be so insured or guaranteed. The underlying loans may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features. The underlying loans will be secured by mortgages on mortgaged properties.

         All purchases of private securities for a series by the seller will be made in secondary market transactions, not from the issuer of such private securities or any affiliate of the issuer. As a result, no such purchases of private securities offered and distributed to the public pursuant to an effective registration statement will be made by the seller for at least ninety days after the initial issuance of such private securities.

         Private securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement (a "PS Agreement"). The seller/servicer of the underlying loans will have entered into the PS Agreement with the trustee under such PS Agreement (the "PS Trustee"). The PS Trustee or its agent, or a custodian, will possess the underlying loans. Underlying loans will be serviced by a servicer (the "PS Servicer") directly or by one or more sub-servicers who may be under the supervision of the PS servicer.

         The sponsor of the private securities (the "PS Sponsor") will be a financial institution or other entity engaged generally in the business of lending; a public agency or instrumentality of a state, local or federal government; or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to such trusts, and selling beneficial interests in such trusts. If so specified in the prospectus supplement, the PS Sponsor may be an affiliate of the seller. As specified in the prospectus supplement, the obligations of the PS Sponsor will be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Typically, the PS Sponsor will not have guaranteed any of the assets conveyed to the related trust or any of the private securities issued under the PS Agreement. Additionally, although the underlying loans may be guaranteed by an agency or instrumentality of the United States, the private securities themselves will not be so guaranteed.

         Distributions of principal and interest will be made on the private securities on the dates specified in the prospectus supplement. The private securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the private securities by the PS Trustee or the PS Servicer. As specified in the prospectus supplement, payments on the private securities will be distributed directly to the trustee as the registered owner of such private securities. The PS Sponsor or the PS Servicer may have the right to repurchase the underlying loans after a certain date or under other circumstances specified in the prospectus supplement.

         Enhancement Relating to Private Securities.

         Enhancement in the form of reserve funds, subordination of other private securities issued under the PS Agreement, guarantees, letters of credit, cash collateral accounts, insurance policies or other types of enhancement may be provided with respect to the underlying loans or with respect to the private securities themselves. The type, characteristics and amount of enhancement will be a function of certain characteristics of the underlying loans and other factors and will have been established for the private securities on the basis of requirements of the nationally recognized statistical rating organization that rated the private securities.

         Additional Information.

         The prospectus supplement for a series for which the trust assets includes private securities will specify the material terms of the private securities, which may include:

         (a) the aggregate approximate principal amount and type of the private securities to be included in the trust for such series;

         (b)   certain characteristics of the underlying loans including:

               o the payment features of the underlying loans, i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features,

               o the approximate aggregate principal balance, if known, of the underlying loans insured or guaranteed by a governmental entity,

               o the servicing fee or range of servicing fees with respect to the underlying loans,

               o the minimum and maximum stated maturities of the underlying loans at origination,

               o the lien priority and credit utilization rates, if any, of the underlying loans, and

               o the delinquency status and year of origination of the underlying loans;

          (c) the maximum original term-to-stated maturity of the private securities;

          (d) the weighted average term-to-stated maturity of the private securities;

          (e) the pass-through or certificate rate or ranges for the private securities;

          (f) the PS Sponsor, the PS Servicer (if other than the PS Sponsor) and the PS Trustee for such private securities;

          (g) certain characteristics of credit support, if any, such as reserve funds, insurance policies, letters of credit or guarantees relating to the underlying loan or to such private securities themselves;

          (h) the terms on which underlying loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the private securities; and

          (i) the terms on which underlying loans may be substituted for those originally underlying the private securities.

Agency Securities

         Trust assets for a series may consist, in whole or in part, of agency securities which include securities issued by Ginnie Mae, Freddie Mac and Fannie Mae.

         All of the agency securities will be registered in the name of the trustee or its nominee or, in the case of agency securities issued only in book-entry form, a financial intermediary that is a member of the Federal Reserve System or of a clearing corporation on the books of which the security is held. Each agency security will evidence an interest in a pool of mortgage loans that would be eligible to be mortgage loans and in principal distributions and interest distributions thereon.

         The descriptions of Ginnie Mae, Freddie Mac and Fannie Mae certificates in this prospectus supplement are descriptions of certificates representing proportionate interests in a pool of mortgage loans and in the payments of principal and interest thereon. Ginnie Mae, Freddie Mac or Fannie Mae may also issue mortgage-backed securities representing a right to receive distributions of interest only or principal only or disproportionate distributions of principal or interest or to receive distributions of principal and interest prior or subsequent to distributions on other certificates representing interests in the same pool of mortgage loans. The terms of the agency certificates to be included in a trust and of the underlying mortgage loans will be described in the prospectus supplement.

         Ginnie Mae.

         Ginnie Mae is a wholly owned corporate instrumentality of the United States within HUD. Section 306(g) of Title III of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pools of loans guaranteed or insured by the FHA or the VA and by pools of other eligible mortgage loans.

         Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection". To meet its obligations under its guaranties, Ginnie Mae is authorized to borrow from the United States Treasury with no limitations as to amount.

         Freddie Mac.

         Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended. Freddie Mac's common stock is owned by the Federal Home Loan Banks, and its preferred stock is owned by the stockholders of such Federal Home Loan Banks. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional residential mortgage loans or participation interests in such mortgage loans and the resale of the mortgage loans so purchased in the form of mortgage securities. Freddie Mac is confined to purchasing, so far as practicable, conventional mortgage loans and participation interests in conventional mortgage loans which it deems to be of such quality, type and class as to meet the purchase standards imposed by private institutional mortgage investors.

         Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guaranty are obligations solely of Freddie Mac and are not backed by, or entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on such mortgage loans.

         Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of such Freddie Mac certificate. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders in accordance with such holders' instructions.

         Fannie Mae.

         Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

         Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, allowing lenders to make more loans. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

         Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing scheduled principal and interest at the applicable pass-through rate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. If Fannie Mae were unable to perform such obligations, distributions on Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquencies and defaults would affect monthly distributions to holders of Fannie Mae certificates. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States.

         Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985, other than Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects, are available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks, or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates, as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered Fannie Mae certificates, distributions thereon will be made by check.

         Stripped Securities.

         Agency securities may consist of one or more stripped securities, each as described in this prospectus and in the prospectus supplement. Each such agency security will represent an undivided interest in all or part of either only the principal distributions or only the interest distributions, or in some specified portion of the principal and interest distributions on certain Freddie Mac, Fannie Mae or Ginnie Mae certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae or Ginnie Mae, each as trustee, or by another trustee named in the prospectus supplement. The prospectus supplement will specify whether Freddie Mac, Fannie Mae or Ginnie Mae will guarantee each stripped agency security to the same extent as such entity guarantees the underlying securities backing such stripped agency security.

Collection and Distribution Accounts

         A separate collection account will be established by the trustee or the servicer, in the name of the trustee, for each series of securities for receipt of the amount of cash, if any, specified in the prospectus supplement to be initially deposited by the seller, all amounts received on or with respect to the trust assets and, usually, the income earned thereon. As specified in the prospectus supplement, the trustee shall be required to apply a portion of the amount in the collection amount, together with reinvestment earnings from Eligible Investments to the payment of certain amounts payable to the servicer under the related Agreement and any other person specified in the prospectus supplement, and to deposit a portion of the amount in the collection account into a distribution account to be established by the trustee for such series, each in the manner and at the times established in the prospectus supplement. Certain amounts available pursuant to any enhancement, as provided in the prospectus supplement, will also be deposited in the distribution account. All amounts deposited in the distribution account will be available, as specified in the prospectus supplement, for:

          o application to the payment of principal of and interest on such series of securities on the next distribution date,

          o the making of adequate provision for future payments on certain classes of securities, and

          o   any other purpose specified in the prospectus supplement.

         After applying the funds in the collection account as described above, any funds remaining in the collection account may be paid over to the servicer, the seller, any provider of enhancement with respect to such series or any other entitled person in the manner and at the times established in the prospectus supplement. The trustee will invest the funds in the collection and distribution accounts in Eligible Investments maturing, with certain exceptions. In the case of funds in the collection account, the trustee will invest the funds no later than the day preceding the date the funds are due to be deposited in the distribution account or otherwise distributed and, in the case of funds in the distribution account, the trustee will invest the funds no later than the day preceding the next distribution date for the related series of securities. Eligible Investments include, as is acceptable to the rating agency, among other investments:

          o   obligations of the United States and certain government agencies,

          o   federal funds,

          o   certificates of deposit,

          o   commercial paper,

          o   demand and time deposits and banker's acceptances,


          o certain repurchase agreements of United States government securities, and

          o   certain guaranteed investment contracts.

         Notwithding any of the foregoing, amounts may be deposited and withdrawn pursuant to any deposit agreement or minimum principal payment agreement as specified in the prospectus supplement.


                                  Enhancement

         If stated in the prospectus supplement relating to a series of securities, simultaneously with the seller's assignment of the trust assets to the trustee, the seller will obtain enhancement in favor of the trustee on behalf of some or all securityholders. Enhancement may take the form of:

          o   an irrevocable letter of credit,

          o   surety bond or insurance policy,


          o   reserve funds,

          o   subordinate securities

          o   a combination of the above,

          o   or as specified in the prospectus supplement.

         Enhancement will support the payment of principal and interest on the securities, and may be applied for other purposes to the extent and under the conditions set forth in the prospectus supplement. If so specified in the prospectus supplement, any of the enhancements may be structured so as to protect against losses relating to more than one trust.

Subordinate Securities

         If specified in the prospectus supplement, enhancement for a series may consist of one or more classes of subordinate securities. The rights of holders of subordinate securities to receive distributions on any distribution date will be subordinate in right and priority to the rights of holders of senior securities of the series, but only to the extent described in the prospectus supplement.

Insurance

         If stated in the prospectus supplement, enhancement for a series may consist of special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the trust assets, as described in this section and in the prospectus supplement.

         Pool Insurance Policy.

         If specified in the prospectus supplement, the seller will obtain a pool insurance policy for the loans in the trust. The pool insurance policy will cover most losses caused by default, but will not cover the portion of the principal balance of any loan that is required to be covered by any primary mortgage insurance policy. The amount and terms of any such coverage will be set forth in the prospectus supplement.

         Special Hazard Insurance Policy.

         Although the terms of special hazard insurance policies vary to some degree, they typically provide that, where there has been damage to property securing a defaulted or foreclosed loan and title to which has been acquired by the insured and to the extent such damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained with respect to such property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of:

         (a)      the cost of repair or replacement of such property,  or

         (b) upon transfer of such property to the special hazard insurer, the unpaid principal balance of such loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the servicer with respect to such property.

If the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of such property. Any amount paid as the cost of repair of such property will reduce coverage by such amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials, nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

         Restoration of the property with the proceeds described under clause
(a) above is expected to satisfy the condition under any pool insurance policy that such property be restored before a claim under such pool insurance policy may be validly presented with respect to the defaulted loan secured by such property. The payment described under clause (b) above will render unnecessary presentation of a claim in respect of such loan under any pool insurance policy. Therefore, so long as such pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to holders of the securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

         Bankruptcy Bond.

         In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related loan at an amount less than the then outstanding principal balance of such loan. The amount of the secured debt could be reduced to such value, and the holder of such loan would become an unsecured creditor to the extent the outstanding principal balance of such loan exceeds the value so assigned to the property by the bankruptcy court. In addition, certain other modifications of the terms of a loan can result from a bankruptcy proceeding. See "Certain Legal Aspects of Loans." If provided in the prospectus supplement, the seller or other entity specified in the prospectus supplement will obtain a bankruptcy bond or similar insurance contract covering losses resulting from proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a loan or a reduction by such court of the principal amount of a loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition.

         The bankruptcy bond will provide coverage in the aggregate amount specified in the prospectus supplement for all loans in the trust for such series. Typically, the aggregate amount of coverage will be reduced by payments made under the bankruptcy bond and will not be restored.

Reserve Funds

         If so specified in the prospectus supplement relating to a series of securities, the seller will establish one or more reserve funds with the trustee as part of the trust for such series or for the benefit of any enhancer. The seller will deposit in the reserve funds cash, a letter or letters of credit, cash collateral accounts, Eligible Investments, or other instruments meeting the criteria of each rating agency rating the securities in the amount specified in the prospectus supplement. In the alternative or in addition to such deposit, a reserve fund may be funded over time through application of all or a portion of the excess cash flow from the trust assets, as described in the prospectus supplement. If applicable, the initial amount of the reserve fund and the reserve fund maintenance requirements for a series of securities will be described in the prospectus supplement.

         Amounts withdrawn from any reserve fund will be applied by the trustee to make payments on the securities of a series, to pay expenses, to reimburse any enhancer or for any other purpose, in the manner and to the extent specified in the prospectus supplement.

         Amounts deposited in a reserve fund will be invested by the trustee, in Eligible Investments maturing no later than the day specified in the prospectus supplement.

Minimum Principal Payment Agreement

         If stated in the prospectus supplement relating to a series of securities, the seller will enter into a minimum principal payment agreement with an entity meeting the criteria of the rating agency pursuant to which the entity will provide certain payments on the securities of such series in the event that aggregate scheduled principal payments and prepayments on the trust assets for such series are not sufficient to make certain payments on the securities of such series, as provided in the prospectus supplement.

Deposit Agreement

         If specified in the prospectus supplement, the seller and the trustee will enter into a guaranteed investment contract or an investment agreement, or a "deposit agreement", with the entity specified in such prospectus supplement on or before the sale of such series of securities. Pursuant to the deposit agreement, all or a portion of the amounts held in the collection account, the distribution account or in any reserve fund would be invested with the entity specified in the prospectus supplement. The purpose of a deposit agreement would be to accumulate available cash for investment so that such cash, together with income thereon, can be applied to future distributions on one or more classes of securities. The trustee would be entitled to withdraw amounts invested pursuant to a deposit agreement, plus interest at a rate equal to the assumed reinvestment rate, in the manner specified in the prospectus supplement. The prospectus supplement for a series of securities pursuant to which a deposit agreement is used will contain a description of the terms of the deposit agreement.

Derivative Products

         If specified in the prospectus supplement, derivative products may be included as assets of the trust. Derivative products may consist of a swap to convert floating or fixed rate payments, as applicable on the loans, private securities or agency securities into fixed or floating rate payments, as applicable, on the securities or in a cap or floor agreement intended to provide protection against changes in floating rates of interest payable on the loans, private securities, agency securities or the securities.


Other Insurance, Surety Bonds, Guaranties, Letters of Credit and Similar Instruments or Agreements


         A trust may also include insurance, guaranties, surety bonds, letters of credit or similar arrangements for the purpose of:

         o maintaining timely payments to securityholders or providing additional protection against losses on the assets included in such trust,

         o    paying administrative expenses, or

         o establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets.

These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the prospectus supplement.



                              Servicing of Loans

General

         The servicer will provide customary servicing functions with respect to loans comprising the trust assets in the trust pursuant to the related servicing agreement or pooling and servicing agreement, as the case may be. In performing its functions, the servicer will exercise the same degree of skill and care that it customarily exercises with respect to similar receivables or loans owned or serviced by it. In addition, if specified in the prospectus supplement, the servicer will act as custodian and will be responsible for maintaining custody of the loans and related documentation on behalf of the trustee.

Collection Procedures; Escrow Accounts

         The servicer will make reasonable efforts to collect all payments required to be made under the loans and will, consistent with the terms of the related Agreement for a series and any applicable enhancement, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. The servicer may, in its discretion:

         o waive any assumption fee, late payment charge, or other charge in connection with a loan, and

         o to the extent provided in the related Agreement, arrange with an obligor a schedule for curing delinquencies by modifying the due dates for scheduled payments on such loan.

         As specified in the prospectus supplement, the servicer, to the extent permitted by law, may establish and maintain escrow or impound accounts with respect to loans in which payments by obligors to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items will be deposited. If loans do not require such payments under the loan documents, the servicer would not be required to establish any escrow account with respect to such loans. Withdrawals from the escrow accounts are to be made to effect timely payment of:

          o   taxes,


          o   assessments,


          o   mortgage and hazard insurance,

          o   to refund to obligors amounts determined to be overages,

          o to pay interest to obligors on balances in the escrow account to the extent required by law,

          o to repair or otherwise protect the property securing the related loan, and

          o   to clear and terminate such escrow account.

The servicer will be responsible for the administration of the escrow accounts and may make advances to such account when a deficiency exists.

Deposits to and Withdrawals From the Collection Account

         As specified in the prospectus supplement, the trustee or the servicer will establish the collection account in the name of the trustee. Typically, the collection account will be an account maintained:

         o at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit are rated by each rating agency rating the securities of such series at levels satisfactory to each rating agency or

         o in an account or accounts the deposits in which are insured to the maximum extent available by the FDIC or which are secured in a manner meeting requirements established by each rating agency.

         As specified in the prospectus supplement, the funds held in the collection account may be invested, pending remittance to the trustee, in Eligible Investments. If so specified in the prospectus supplement, the servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the collection account.

         As specified in the prospectus supplement, the servicer, the trustee or the seller, as appropriate, will deposit into the collection account on the business day following the closing date any amounts representing scheduled payments due after the related cut-off date but received by the servicer on or before the closing date, and thereafter, within the time period specified in the prospectus supplement after the date of receipt, the following payments and collections received or made by it, other than in respect of principal of and interest on the trust assets due on or before such cut-off date:

          o all payments on account of principal, including prepayments, on the trust assets;

          o all payments on account of interest on the trust assets after deducting, at the discretion of the servicer but only to the extent of the amount permitted to be withdrawn or withheld from the collection account in accordance with the related Agreement, the servicing fee;

          o all amounts received by the servicer in connection with the liquidation of trust assets or property acquired in respect of liquidation, whether through foreclosure sale, repossession or otherwise, including payments in connection with such trust assets received from the obligor, other than amounts required to be paid or refunded to the obligor pursuant to the terms of the applicable loan documents or otherwise pursuant to law, exclusive of, in the discretion of the servicer, but only to the extent of the amount permitted to be withdrawn from the collection account in accordance with the related Agreement, the servicing fee, if any;

           o all proceeds under any title insurance, hazard insurance or other insurance policy covering any trust asset, other than proceeds to be applied to the restoration or repair of the related property or released to the obligor in accordance with the related Agreement;

           o all amounts required to be deposited from any applicable reserve fund pursuant to the related Agreement;

           o all advances of delinquent payments of principal and interest on a loan or of other payments specified in the Agreement made by the servicer as required pursuant to the related Agreement; and

           o all repurchase prices of any trust assets repurchased by the servicer or the seller pursuant to the related Agreement.

         Typically, the servicer is permitted, from time to time, to make withdrawals from the collection account for each series for the following purposes:

           o to reimburse itself for advances for such series made by it pursuant to the related Agreement; the servicer's right to reimburse itself is limited to amounts received on or in respect of particular loans, including for this purpose, liquidation proceeds and amounts representing proceeds of insurance policies covering the related property, which represent late recoveries of scheduled payments respecting which any such advance was made;

          o to the extent provided in the related Agreement, to reimburse itself for any advances for such series that the servicer determines in good faith it will be unable to recover from amounts representing late recoveries of scheduled payments respecting which such advance was made or from liquidation proceeds or the proceeds of insurance policies;

          o to reimburse itself from liquidation proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged property and, in the event deposited in the collection account and not previously withheld, and to the extent that liquidation proceeds after such reimbursement exceed the outstanding principal balance of the related loan, together with accrued and unpaid interest thereon to the due date for such loan next succeeding the date of its receipt of such liquidation proceeds, to pay to itself out of such excess the amount of any unpaid servicing fee and any assumption fees, late payment charges, or other charges on the related loan;

          o in the event it has elected not to pay itself the servicing fee out of the interest component of any scheduled payment, late payment or other recovery with respect to a particular loan prior to the deposit of such scheduled payment, late payment or recovery into the collection account, to pay to itself the servicing fee, as adjusted pursuant to the related Agreement, from any such scheduled payment, late payment or such other recovery, to the extent permitted by the related Agreement;

          o to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related Agreement;


         o to pay to the applicable person with respect to each trust asset or REO property that has been repurchased or removed from the trust by the servicer or the seller pursuant to the related Agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

         o to make payments to the trustee of such series for deposit into the distribution account, if any, or for remittance to the securityholders of such series in the amounts and in the manner provided for in the related Agreement; and

         o to clear and terminate the collection account pursuant to the related Agreement.

         In addition, if the servicer deposits in the collection account for a series any amount not required to be deposited, it may, at any time, withdraw such amount from such collection account.

Advances and Limitations

         The prospectus supplement will describe the circumstances, if any, under which the servicer will make advances with respect to delinquent payments on loans. The servicer may be obligated to make advances of, among other things, delinquent payments of interest and principal, and such obligations may be limited in amount, or may not be activated until a certain portion of a specified reserve fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the prospectus supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer out of amounts received on particular loans which represent late recoveries of principal or interest, proceeds of insurance policies or liquidation proceeds respecting which any such advance was made. If an advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies, or liquidation proceeds from the related loan, the servicer may be entitled to reimbursement from other funds in the collection account, distribution account, or from a specified reserve fund, to the extent specified in the prospectus supplement.

Maintenance of Insurance Policies and Other Servicing Procedures

         Standard Hazard Insurance; Flood Insurance.

         Except as specified in the prospectus supplement, the servicer will be required to maintain or either (a) cause the obligor on each loan to maintain or (b) require the obligor to agree to acquire and maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for certain other hazards as is customary in the state in which the related property is located; however, in the case of clause (b), the servicer may not verify compliance by the obligor. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the loans. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the related property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, as limited by each policy. Because the standard hazard insurance policies relating to the loans will be underwritten by different hazard insurers and will cover properties located in various states, the policies will not contain identical terms and conditions. The basic terms are usually determined by state law but will be similar in many respects. Most hazard insurance policies typically do not cover any physical damage resulting from:

          o   war,

          o   revolution,

          o   governmental actions,

          o   floods and other water-related causes,


          o   earth movement, including earthquakes, landslides, and mudflows,


          o   nuclear reaction,

          o   wet or dry rot,

          o   vermin,

          o   rodents,

          o   insects or domestic animals,

          o   theft, and

          o   in certain cases, vandalism.


The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of enhancement will adversely affect distributions to securityholders. When a property securing a loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the servicer will be required to cause flood insurance to be maintained with respect to such property, to the extent available and, if such insurance is placed by the servicer, the associated premiums may be added to the balance of the related loan.

         The standard hazard insurance policies covering properties securing loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the property, including the improvements on any property, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of:

         o the actual cash value, i.e., the replacement cost less physical depreciation, of the property, including the improvements, if any, damaged or destroyed or

         o such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such property and improvements.

Since the amount of hazard insurance to be maintained on the improvements securing the loans declines as the principal balances owing thereon decrease, and since the value of the properties will fluctuate in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected property.

         Typically, coverage will be in an amount at least equal to the greater of the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy and the outstanding principal balance of the related loan. The servicer typically will also maintain on REO property that secured a defaulted loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of such REO property. No earthquake or other additional insurance will be required of any obligor or will be maintained on REO property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require such additional insurance.

         Any amounts collected by the servicer under any policies of insurance, other than amounts to be applied to the restoration or repair of the property, released to the obligor in accordance with normal servicing procedures or used to reimburse the servicer for amounts to which it is entitled to reimbursement, will be deposited in the collection account. In the event that the servicer obtains and maintains a blanket policy insuring against hazard losses on all of the loans, written by an insurer acceptable to each rating agency which assigns a rating to such series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each loan or related REO property. This blanket policy may contain a deductible clause, in which case the servicer will, in the event that there has been a loss that would have been covered by such policy absent such deductible clause, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of the application of such deductible clause.

Realization Upon Defaulted Loans

         The servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the properties securing the related loans as the loans come into and continue in default and as to which no satisfactory arrangements can be made for the collection of delinquent payments.

         In connection with such foreclosure or other conversion, the servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that:

        o such restoration or foreclosure will increase the liquidation proceeds in respect of the related loan available to the securityholders after reimbursement to itself for such expenses and

        o such expenses will be recoverable by it either through liquidation proceeds or the proceeds of insurance.

Notwithstanding anything to the contrary herein, in the case of a trust for which a REMIC election has been made, the servicer shall liquidate any property acquired through foreclosure within three years after the acquisition of the beneficial ownership of such property. While the holder of a property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust, if applicable, will have no ability to do so and neither the servicer nor the seller will be required to do so.

         The servicer may arrange with the obligor on a defaulted loan, a modification of such loan to the extent provided in the prospectus supplement. Such modifications may only be entered into if they meet the underwriting policies and procedures employed by the servicer in servicing receivables for its own account and meet the other conditions set forth in the prospectus supplement.

Enforcement of Due-On-Sale Clauses

         Typically, when any property is about to be conveyed by the obligor, the servicer will, to the extent it has knowledge of such prospective conveyance and prior to the conveyance, exercise its rights to accelerate the maturity of the related loan under the applicable "due-on-sale" clause, if any, unless it reasonably believes that such clause is not enforceable under applicable law or if the enforcement of such clause would result in loss of coverage under any primary mortgage insurance policy. In such event, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the loan and pursuant to which the original obligor is released from liability and such person is substituted as the obligor and becomes liable under the loan. Any fee collected in connection with an assumption will be retained by the servicer as additional servicing compensation. The terms of a loan may not be changed in connection with an assumption.

Servicing Compensation and Payment of Expenses

         The servicer will be entitled to a periodic fee as servicing compensation in an amount to be determined as specified in the prospectus supplement. The servicing fee may be fixed or variable. In addition, the servicer may be entitled to servicing compensation in the form of assumption fees, late payment charges and similar items, or excess proceeds following disposition of property in connection with defaulted loans.

         When an obligor makes a principal prepayment in full between due dates on the related loan, the obligor will usually be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the prospectus supplement, in order that one or more classes of the securityholders of a series will not be adversely affected by any resulting shortfall in interest, the amount of the servicing fee may be reduced to the extent necessary to include in the servicer's remittance to the trustee for deposit into the distribution account an amount equal to one month's interest on the related loan less the servicing fee. If the aggregate amount of such shortfalls in a month exceeds the servicing fee for such month, a shortfall to securityholders may occur.

         As specified in the prospectus supplement, the servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted loans. The related securityholders will suffer no loss by reason of such expenses to the extent expenses are covered under related insurance policies or from excess liquidation proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage has been exhausted, the related securityholders will suffer a loss to the extent that liquidation proceeds, after reimbursement of the servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the related loan which would be distributable to securityholders. In addition, the servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted loan, such right of reimbursement being prior to the rights of the securityholders to receive any related proceeds of insurance policies, liquidation proceeds or amounts derived from other enhancement. Typically, the servicer is also entitled to reimbursement from the collection account for advances.

         In general, the rights of the servicer to receive funds from the collection account for a series, whether as the servicing fee or other compensation, or for the reimbursement of advances, expenses or otherwise, are not subordinate to the rights of securityholders of such series.

Evidence as to Compliance

         If specified in the prospectus supplement, the applicable Agreement for each series will provide that each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that the firm has examined certain documents and records relating to the servicing of the loans by the servicer and that, on the basis of the examination, the firm is of the opinion that the servicing has been conducted in compliance with such Agreement, except for exceptions as the firm believes to be immaterial and any other exceptions that are set forth in the statement.

         If specified in the prospectus supplement, the applicable Agreement for each series will also provide for delivery to the trustee an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its obligations under such Agreement, throughout the preceding calendar year.

Termination and Liability of the Servicer

         The servicer will be identified in the prospectus supplement. The servicer may be the seller or an affiliate of the seller and may have other business relationships with the seller and its affiliates.

         In the event of an event of default under either a servicing agreement or a pooling and servicing agreement, the servicer may be replaced by the trustee or a successor servicer. In general, events of default and the rights of the trustee upon such a default under the Agreement for the related series will be substantially similar to those described under "The Agreements--Events of Default; Rights Upon Events of Default--Pooling and Servicing Agreement; Servicing Agreement."

         The servicer usually does not have the right to assign its rights and delegate its duties and obligations under the related Agreement unless the successor servicer accepting the assignment or delegation:

          o   services similar loans in the ordinary course of its business,


          o   is reasonably satisfactory to the trustee for the related series,


          o has a net worth of not less than the amount specified in the related Agreement,


          o would not cause any rating agency's rating of the securities for such series in effect immediately prior to such assignment, sale or transfer to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer, and

          o executes and delivers to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, which contains an assumption by the successor servicer of the due and punctual performance and observance of each covenant and condition to be performed or observed by the servicer under the related Agreement from and after the date of such agreement.

No assignment will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the related Agreement. To the extent that the servicer transfers its obligations to a wholly-owned subsidiary or affiliate, such subsidiary or affiliate need not satisfy the criteria set forth in this paragraph; however, in such instance, the assigning servicer will remain liable for the servicing obligations under the related Agreement. Any entity into which the servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the servicer's obligations under the related Agreement, provided that such successor or surviving entity meets the requirements for a successor servicer. However, the servicer may have the right to enter into subservicing arrangements which will be referred to in the related Agreement. Any such arrangement will not relieve the servicer from its obligations under the servicing agreement.

         Typically, each Agreement will provide that neither the servicer, nor any director, officer, employee or agent of the servicer, will be under any liability to the trust, the seller or the securityholders for any action taken or for failing to take any action in good faith pursuant to the related Agreement, or for errors in judgment; provided, however, that neither the servicer nor any such person will be protected against:

          o any breach of warranty or representations made under such Agreement,


          o the failure to perform its obligations in compliance with any standard of care set forth in such Agreement, or

          o liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties.

Each Agreement will further provide that the servicer and any director, officer, employee or agent of the servicer is entitled to indemnification from the trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties. In addition, the related Agreement will provide that the servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under such Agreement which, in its opinion, may involve it in any expense or liability. The servicer may, in its discretion, undertake any action which it may deem necessary or desirable with respect to the related Agreement and the rights and duties of the parties and the interests of the securityholders. In such event, the legal expenses and costs of such action and any resulting liability may be expenses, costs, and liabilities of the trust and the servicer may be entitled to be reimbursed out of the collection account.

                                The Agreements

         The following summaries describe the material provisions of the Agreements. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the related Agreements.

Assignment of Trust Assets

         General.

         At the time of issuance of the securities of a series, the seller will transfer, convey and assign to the trust all right, title and interest of the seller in the trust assets and other property to be transferred to the trust for a series. Such assignment will usually include all principal and interest due on or with respect to the trust assets after the cut-off date specified in the prospectus supplement. The trustee will, concurrently with such assignment, execute and deliver the securities.

         Assignment of Loans.

         Typically, the seller will, as to each loan, deliver or cause to be delivered to the trustee, or, as specified in the prospectus supplement, a custodian on behalf of the trustee, the mortgage note endorsed without recourse to the order of the trustee or in blank, the original mortgage with evidence of recording indicated thereon and an assignment of the mortgage in recordable form. In the case of any mortgage not returned from the public recording office, a copy of the mortgage will be delivered, together with a certificate that the original of the mortgage was delivered to the recording office. The trustee or a custodian will hold the documents in trust for the benefit of the securityholders.

         In general, the seller will, as to each home improvement contract, deliver or cause to be delivered to the trustee or the custodian the original home improvement contract and copies of documents and instruments related to each home improvement contract and, other than in the case of unsecured home improvement contracts, the security interest in the property securing such home improvement contract. In order to give notice of the right, title and interest of securityholders to the home improvement contracts, the seller will execute a UCC-1 financing statement identifying the trustee as the secured party and identifying all home improvement contracts as collateral. Usually, the home improvement contracts will not be stamped or otherwise marked to reflect their assignment to the trust. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the home improvement contracts without notice of such assignment, the interest of securityholders in the home improvement contracts could be defeated. See "Certain Legal Aspects of the Loans--The Home Improvement Contracts."

         With respect to loans secured by mortgages, if so specified in the prospectus supplement, the seller will, at the time of issuance of the securities, cause assignments to the trustee of the mortgages relating to the loans for a series to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee's interest in the related loans. If specified in the prospectus supplement, the seller will cause such assignments to be recorded within the time after issuance of the securities as is specified in the prospectus supplement, in which event, the Agreement may require the seller to repurchase from the trustee any loan the related mortgage of which is not recorded within such time, at the price described under "--Repurchase and Substitution of Non-Conforming Trust Assets " with respect to repurchases by reason of defective documentation. The enforcement of the repurchase obligation would constitute the sole remedy available to the securityholders or the trustee for the failure of a mortgage to be recorded.

         Each loan will be identified in a schedule appearing as an exhibit to the related Agreement. The loan schedule will specify with respect to each loan:

          o the original principal amount and unpaid principal balance as of the cut-off date;

          o    the current interest rate;


          o    the current scheduled payment of principal and interest;

          o    the maturity date, if any, of the related mortgage note; and,

          o    if the loan is an adjustable rate loan,

               o    the lifetime rate cap, if any, and

               o    the current index, if applicable.

         Assignment of Private Securities.

         The seller will cause the private securities to be registered in the name of the trustee or its nominee or correspondent. The trustee or its nominee or correspondent will have possession of any certificated private securities. As specified in the prospectus supplement, the trustee will not be in possession of or be an assignee of record of any underlying assets for a private security. See "The Trusts--Private Securities." Each private security will be identified in a schedule appearing as an exhibit to the related Agreement, which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each private security conveyed to the trust. In the Agreement, the seller will represent and warrant to the trustee regarding the private securities:

          o that the information contained in the certificate schedule is true and correct in all material respects;

          o that, immediately prior to the conveyance of the private securities, the seller had good title, and was the sole owner;

          o that there has been no other sale by it of such private securities; and

          o that there is no existing lien, charge, security interest or other encumbrance on such private securities.

         Repurchase and Substitution of Defective Trust Assets.

         As specified in the prospectus supplement, if any document in the file relating to the trust assets delivered by the seller to the trustee or custodian is found by the trustee within 90 days of the execution of the related Agreement, or promptly after the trustee's receipt of any document permitted to be delivered after the closing date, to be defective in any material respect and the seller does not cure such defect within 90 days, the seller will, not later than 90 days after the trustee's notice to the seller, as the case may be, of the defect, repurchase the trust asset or any related property from the trustee at a price equal to:

         (a)   the lesser of:

               o    the outstanding principal balance of such trust asset and

               o the trust's federal income tax basis in the trust asset and

         (b) accrued and unpaid interest to the date of the next scheduled payment on such trust asset at the rate set forth in the related Agreement less any unreimbursed advances respecting such trust asset.

However, the purchase price shall not be limited in clause (a) above to the trust's federal income tax basis if the repurchase at a price equal to the outstanding principal balance of such trust asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.

         If provided in the prospectus supplement, the seller, as the case may be, may, rather than repurchase the trust asset as described in the previous paragraph, remove such trust asset from the trust and substitute in its place one or more other trust assets provided, however, that:

          o with respect to a trust for which no REMIC election is made, such substitution must be effected within 120 days of the date of initial issuance of the securities and

          o with respect to a trust for which a REMIC election is made, after a specified time period, the trustee must have received a satisfactory opinion of counsel that such substitution will not cause the trust to lose its status as a REMIC or otherwise subject the trust to a prohibited transaction tax.

         As specified in the prospectus supplement, any substitute trust asset will have, on the date of substitution:

         o an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the removed trust asset, with the amount of any shortfall to be deposited to the collection account in the month of substitution for distribution to securityholders,

         o an interest rate not less than and not more than 2% greater than the interest rate of the removed trust asset, and

         o a remaining term-to-stated maturity not greater than and not more than two years less than that of the removed trust asset, and will comply with all of the representations and warranties set forth in the applicable Agreement as of the date of substitution.

         The seller or another entity will make representations and warranties with respect to the trust assets. If the seller or such entity cannot cure a breach of any such representations and warranties in all material respects within the time period specified in the prospectus supplement after notification by the trustee of such breach, and if such breach is of a nature that materially and adversely affects the value of the trust asset, the seller or such entity is obligated to repurchase the affected trust asset or, if provided in the prospectus supplement, provide a substitute trust asset under the same conditions and limitations provided for purchases and substitutions.

         As specified in the prospectus supplement, the cure, repurchase or substitution obligations constitute the sole remedies available to the securityholders or the trustee for a material defect in a document for a trust asset.

         No securityholder, solely by virtue of their status as a securityholder, will have any right under the applicable Agreement to institute any proceeding with respect to such Agreement, unless the securityholder previously has given to the trustee written notice of default and unless the securityholders evidencing not less than 51% of the aggregate voting rights of the securities have made written request upon the trustee to institute such proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any such proceeding.

Pre-Funding Account

         If so provided in the prospectus supplement, the seller will, on behalf of the securityholders, deposit cash into a pre-funding account on the closing date. The pre-funding account will be maintained with the trustee. The deposit will not exceed 50% of the initial aggregate principal amount of the securities. The money will be used by the trustee to purchase additional loans from the seller from time to time during the funding period. Monies on deposit in the pre-funding account will not be available to cover losses on or in respect of the loans. The funding period for a trust will begin on the closing date and will end on the date specified in the prospectus supplement, which will not be later than one year after the closing date. Monies on deposit in the pre-funding account may be invested in Eligible Investments as specified in the related Agreement. Earnings on investment of funds in the pre-funding account will be applied as specified in the prospectus supplement and losses will be charged against the funds on deposit in the pre-funding account. Any amounts remaining in the pre-funding account at the end of the funding period will be distributed to securityholders as a prepayment of principal, in the manner and priority specified in the prospectus supplement.

         In addition, if so provided in the prospectus supplement, on the closing date the seller will make a deposit to a capitalized interest account, which will be maintained with the trustee. The funds on deposit in the capitalized interest account will be used solely to cover shortfalls in interest that may arise as a result of utilization of the pre-funding account. Monies on deposit in the capitalized interest account will not be available to cover losses on or in respect of the loans. To the extent that the entire amount on deposit in the capitalized interest account has not been used to cover shortfalls in interest by the end of the funding period, any remaining amounts will be paid to the seller.

Reports to Securityholders

         The trustee or other entity specified in the prospectus supplement will prepare and forward to each securityholder on each distribution date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any series, among other things:

         (a) the amount of principal distributed to holders of the securities and the outstanding principal balance of the securities following the distribution;

         (b) the amount of interest distributed to holders of the securities and the current interest rate on the securities;

         (c) the amounts of (1) any overdue accrued interest included in the distribution, (2) any remaining overdue accrued interest with respect to the securities or (3) any current shortfall in amounts to be distributed as accrued interest to holders of the securities;

         (d) the amounts of (1) any overdue payments of scheduled principal included in the distribution, (2) any remaining overdue principal amounts with respect to the securities, (3) any current shortfall in receipt of scheduled principal payments on the trust assets or (4) any realized losses or liquidation proceeds to be allocated as reductions in the outstanding principal balances of the securities;

         (e) the amount received under any enhancement, and the remaining amount available under the enhancement;

         (f) the amount of any delinquencies with respect to payments on the trust assets;

         (g)   the book value of any REO property acquired by the trust; and

         (h)   such other information as specified in the related Agreement.

The report to securityholders for any series of securities may include additional or other information of a similar nature.

         In addition, within a reasonable period of time after the end of each calendar year, the servicer or the trustee will mail to each securityholder of record at any time during the calendar year a report containing customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns. The report will not be examined or reported upon by independent public accountants.

Events of Default; Rights Upon Event of Default

         Pooling and Servicing Agreement; Sale and Servicing Agreement; Servicing Agreement.


         As specified in the prospectus supplement, events of default under the applicable Agreement for a series relating to the servicing of loans include:

         o any failure by the servicer to deposit amounts in the collection account and distribution account to enable the trustee to distribute to securityholders of such series any required payment, which failure continues unremedied for the number of days specified in the prospectus supplement after the giving of written notice of such failure to the servicer by the trustee for such series, or to the servicer and the trustee by the securityholders of such series evidencing not less than 25% of the aggregate voting rights of the securityholders for such series;

          o any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the applicable Agreement which continues unremedied for the number of days specified in the prospectus supplement after the giving of written notice of such failure to the servicer by the trustee, or to the servicer and the trustee by the securityholders of such series evidencing not less than 25% of the aggregate voting rights of the securityholders; and

         o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the servicer indicating its insolvency, reorganization or inability to pay its obligations.

         So long as an event of default relating to the servicing of loans remains unremedied under the applicable Agreement, as specified in the prospectus supplement, the trustee for the series or securityholders of securities of the series evidencing not less than 51% of the aggregate voting rights of the securities for the series may terminate all of the rights and obligations of the servicer under the applicable Agreement, other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the Agreement which rights the servicer will retain under all circumstances, whereupon the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the Agreement. In that case, the trustee will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the Agreement.

         In the event that the trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint a finance institution, bank or loan servicing institution with a net worth specified in the prospectus supplement to act as successor servicer under the provisions of the applicable Agreement. The successor servicer would be entitled to reasonable servicing compensation in an amount not to exceed the servicing fee as set forth in the prospectus supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in such Agreement.

         During the continuance of any event of default of a servicer under an Agreement for a series of securities, the trustee for such series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the securityholders of such series, and, as specified in the prospectus supplement, securityholders of securities evidencing not less than 51% of the aggregate voting rights of the securities for the series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon that trustee. However, the trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers unless the securityholders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the trustee. Also, the trustee may decline to follow any such direction if the trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the nonassenting securityholders.

         Indenture.

         As specified in the prospectus supplement, events of default under the indenture for each series of notes include:

          o a default for five (5) days or more in the payment of any interest on any note of that series or the default in the payment of principal of any note at the note's maturity;

          o failure to perform in any material respect any other covenant of the seller or the trust in the indenture which continues for a period of sixty (60) days after notice is given in accordance with the procedures described in the prospectus supplement;

          o any representation or warranty made by the seller or the trust in the indenture or in any certificate or other writing delivered pursuant or in connection with the series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days after notice is given in accordance with the procedures described in the prospectus supplement;

          o certain events of bankruptcy, insolvency, receivership or liquidation of the seller or the trust; or

          o any other event of default provided with respect to notes of that series.

         If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series may declare the principal amount or, if the notes of that series are zero coupon securities, such portion of the principal amount as may be specified in the terms of that series, of all the notes of the series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the notes of the series.

         If, following an event of default with respect to any series of notes, the notes of such series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal and interest on the notes of that series as they would have become due if there had not been such a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, other than a default in the payment of any principal or interest on any note of the series for thirty (30) days or more, unless:

          o the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to the sale,

          o the proceeds of the sale or liquidation are sufficient to pay in full the principal and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale, or

          o the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable,

          o and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the notes of the series.

         In the event that the trustee liquidates the collateral in connection with an event of default involving a default for thirty (30) days or more in the payment of principal or interest on the notes of a series, the indenture provides that the trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, in the event of a default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the securityholders of the notes after the occurrence of such an event of default.

         As specified in the prospectus supplement, in the event the principal of the notes of a series is declared due and payable, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount less the amount of such discount which is unamortized.

         Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default occurs and continues with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the noteholders, unless the noteholders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes of a series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of the series, and the holders of a majority of the then aggregate outstanding amount of the notes of such series may, in certain cases, waive any default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of such series affected.

The Trustee

         The identity of the commercial bank, savings and loan association or trust company named as the trustee for each series of securities will be set forth in the prospectus supplement. The entity serving as trustee may have normal banking relationships with the seller or the servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust relating to a series of securities. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the Agreement relating to such series will be conferred or imposed upon the trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee. The agents shall have any or all of the rights, powers, duties and obligations of the trustee conferred on them by such appointment; provided that the trustee shall continue to be responsible for its duties and obligations under the Agreement.

Duties of the Trustee

         The trustee makes no representations as to the validity or sufficiency of the Agreement, the securities or of any trust asset or related documents. If no event of default has occurred, the trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form required by the related Agreement; however, the trustee will not be responsible for the accuracy or content of any such documents furnished by it or the securityholders to the servicer under the Agreement.

         The trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that the trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the securityholders in an event of default. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Resignation of Trustee

         The trustee may, upon written notice to the seller, resign at any time, in which event the seller will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within 30 days after giving such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee.

          The  trustee may also be removed at any time:

          o if the trustee ceases to be eligible to continue as such under the Agreement,

          o    if the trustee becomes insolvent, or

          o by the securityholders of securities evidencing over 50% of the aggregate voting rights of the securities in the trust upon written notice to the trustee and to the seller.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

Amendment of Agreement

           As specified in the prospectus supplement, the Agreement for each series of securities may be amended by the parties to the Agreement, without notice to or consent of the securityholders:

          (a)  to cure any ambiguity,


          (b) to correct any defective provisions or to correct or supplement any provision,

          (c)  to add to the duties of the seller, the trust or servicer,

          (d) to add any other provisions with respect to matters or questions arising under such Agreement or related enhancement,

          (e) to add or amend any provisions of such Agreement as required by a rating agency in order to maintain or improve the rating of the securities, or

          (f)  to comply with any requirements imposed by the Code;

provided that any amendment except pursuant to clause (f) above, will not adversely affect in any material respect the interests of any securityholders of the series, as evidenced by an opinion of counsel. Any amendment, except pursuant to clause (f) of the preceding sentence, shall be deemed not to adversely affect in any material respect the interests of any securityholder if the trustee receives written confirmation from each rating agency rating the securities that the amendment will not cause the rating agency to reduce the then current rating.

         As specified in the prospectus supplement, the Agreement may also be amended by the parties to the Agreement with the consent of the securityholders possessing not less than 51% of the aggregate outstanding principal amount of the securities. If only certain classes are affected by the amendment, 51% of the aggregate outstanding principal amount of each class affected, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of securityholders; provided, however, that no such amendment may without the consent of securityholders of 100% of the affected securities:

          (a) reduce the amount or delay the timing of payments on any security without the consent of the securityholder of such security or

          (b) reduce the percentage required to consent to any such amendment.

Voting Rights

         The prospectus supplement will set forth the method of determining allocation of voting rights with respect to a series.

List of Securityholders

         Upon written request of three or more securityholders of record, for purposes of communicating with other securityholders with respect to their rights under the Agreement, the trustee will afford such securityholders access during business hours to the most recent list of securityholders of that series held by the trustee. The request should be accompanied by a copy of the proposed communication.

         No Agreement will provide for the holding of any annual or other meeting of securityholders.

REMIC Administrator

         For any series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the trust may be performed by a REMIC administrator, who may be an affiliate of the seller.

Termination

         Pooling and Servicing Agreement; Sale and Servicing Agreement; Trust Agreement.

         The obligations created by the Agreement for a series will terminate upon the distribution to securityholders of all amounts distributable to them pursuant to the Agreement after the earlier of:

          o the later of (a) the final payment or other liquidation of the last trust asset remaining in the trust and (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure or repossession in respect of any trust asset or

          o the repurchase by the servicer or other entity specified in the prospectus supplement from the trustee of all trust assets and other property at that time subject to the Agreement.

As specified in the prospectus supplement, the Agreement for each series permits, but does not require, the servicer or other entity specified in the prospectus supplement to purchase from the trust all remaining trust assets at a price equal to:

          o    100% of the aggregate principal balance of such trust assets,

          o plus, with respect to any property acquired in respect of a trust asset, if any, the outstanding principal balance of the related trust asset at the time of foreclosure,

          o minus related unreimbursed advances, or in the case of the trust assets, only to the extent not already reflected in the computation of the aggregate principal balance of such trust assets,

          o minus unreimbursed expenses that are reimbursable pursuant to the terms of the pooling and servicing agreement,

          o plus accrued interest at the weighted average rate on the trust assets through the last day of the due period in which such repurchase occurs;

provided, however, that if an election is made for treatment as a REMIC under the Code, the repurchase price may equal the greater of:

          o 100% of the aggregate principal balance of the trust assets, plus accrued interest thereon at the applicable net rates on the trust assets through the last day of the month of the repurchase and

          o the aggregate fair market value of the trust assets plus the fair market value of any property acquired in respect of a trust asset and remaining in the trust.

         The exercise of such right will effect early retirement of the securities, but the right to purchase the trust assets only vests when the principal balance of the trust assets has been reduced to an amount set forth in the prospectus supplement. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified in the Agreement. For each series, the servicer or the trustee, as applicable, will give written notice of termination of the Agreement to each securityholder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency specified in the notice of termination. If provided in the prospectus supplement, the seller or another entity may effect an optional termination of the trust under the circumstances described in the prospectus supplement. See "Description of the Securities--Optional Redemption, Purchase or Termination."

         Indenture.

         The indenture will be discharged with respect to a series of notes, except with respect to certain continuing rights specified in the indenture, upon the delivery to the trustee for cancellation of all the notes or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes.

         In addition to such discharge with certain limitations, the indenture may provide that the trust will be discharged from any and all obligations in respect of the notes, except for certain administrative duties, upon the deposit with the trustee of money or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes on the last scheduled distribution date and any installment of interest on such notes in accordance with the terms of the indenture and the notes. In the event of any defeasance and discharge of notes, noteholders would be able to look only to such money or direct obligations for payment of principal and interest, if any, on their notes until maturity.


                            Legal Aspects of Loans

         The following discussion contains summaries of the material legal aspects of mortgage loans, home improvement installment sales contracts and home improvement installment loan agreements which are general in nature. Because certain of these legal aspects are governed by applicable state law and each state's laws differ, the summaries do not purport to be complete nor reflect the laws of any particular state, nor encompass the laws of all states in which the properties securing the loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the loans.

Mortgages

         The mortgage loans for a series will and certain home improvement contracts for a series may be secured by either mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. Such mortgage loans and home improvement contracts are referred to in this section as "mortgage loans". The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by the instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens pursuant to the laws of the jurisdiction in which the mortgaged property is located. Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/property owner or the land trustee, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties, the trustor, who is the borrower/property owner; the beneficiary, who is the lender; and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, typically with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some deed of trust transactions, the directions of the beneficiary.

Foreclosure on Mortgages

         Foreclosure of a mortgage is usually accomplished by judicial action. Typically, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

         Foreclosure of a deed of trust is usually accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

         An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Typically, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful.


     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counter-claims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent and within one year, or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law, of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

         In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount which may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

Environmental Risks

         Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against the property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the EPA may impose a lien on property where the EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

         Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an owner or operator for the costs of addressing releases or threatened releases of hazardous substances at a mortgaged property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for such costs on any and all responsible parties, including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest (the "secured creditor exclusion"). Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an owner or operator under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment, including leasing the facility or property to a third party, or fails to market the property in a timely fashion.

         If a lender is or becomes liable, it can bring an action for contribution against any other responsible parties, including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial and may result in a loss to securityholders.

         CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks, except heating oil tanks. The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under this rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. In addition, under the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

         Whether actions taken by a lender would constitute participation in the management of a mortgaged property, or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender has been a matter of judicial interpretation of the statutory language, and court decisions have been inconsistent. In 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exemption to the lender.

         This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, which was signed into law by President Clinton on September 30, 1996. The new legislation provides that in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The legislation also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property.

         As specified in the prospectus supplement, at the time the loans were originated, no environmental assessments or very limited environmental assessments of the properties were conducted.


Rights of Redemption

         In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

Junior Mortgages; Rights of Senior Mortgages

         The mortgage loans comprising or underlying the trust assets included in the trust for a series will be secured by mortgages or deeds of trust which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the trust, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.


         The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

         The form of credit line, trust deed or mortgage used by most institutional lenders which make revolving home equity loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of such intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes revolving home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.


Anti-Deficiency Legislation and the Bankruptcy Code

         Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.


         Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bring a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Federal Soldiers' and Sailors' Relief Act, and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 Bankruptcy Code rehabilitative plan to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security, provided no sale of the property has yet occurred, prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.


         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.


         In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

         The Bankruptcy Code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted loan. In addition, substantive requirements are imposed upon lenders in connection with the organization and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

Due-On-Sale Clauses In Mortgage Loans

         Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") generally preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms. As a result, due-on-sale clauses have become enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were:

          o originated or assumed during the "window period" under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982, and

          o originated by lenders other than national banks, federal savings institutions and federal credit unions.


Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states, i.e., Arizona, Michigan, Minnesota, New Mexico and Utah, have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

Enforceability of Prepayment and Late Payment Fees

         Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

Equitable Limitations on Remedies

         In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fathomed include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

         Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

Applicability of Usury Laws

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The Federal Home Loan Bank Board is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

Applicability of Lending Laws


         The loans may be subject to the Home Ownership and Equity Protection Act of 1994 (the "Act") which amended the Truth in Lending Act as it applies to mortgages subject to the Act. The Act requires certain additional disclosures, specifies the timing of such disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Act. The Act also provides that any purchaser or assignee of a mortgage covered by the Act, such as the trust with respect to the loans, is subject to all of the claims and defenses which the borrower could assert against the original lender. The maximum damages that may be recovered under the Act from an assignee is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the loan. If the trust includes loans subject to the Act, it will be subject to all of the claims and defenses which the borrower could assert against the seller. Any violation of the Act which would result in such liability would be a breach of the seller's representations and warranties, and the seller would be obligated to cure, repurchase or, if permitted by the Agreement, substitute for the loan in question.

The Home Improvement Contracts

         General

         The home improvement contracts, other than those home improvement contracts that are unsecured or secured by mortgages on real estate generally are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Such home improvement contracts are hereinafter referred to in this section as "contracts". Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related Agreement, the seller will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the seller will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. As specified in the prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the seller to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trustee's interest in the contracts could be defeated.

         Security Interests in Home Improvements

         The contracts that are secured by the home improvements financed grant to the originator of the contracts a purchase money security interest in the home improvements to secure all or part of the purchase price of such home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such home improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization, upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

         Enforcement of Security Interest in Home Improvements

         So long as the home improvement has not become subject to the real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by self-help repossession that is peaceful or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before such resale.


         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgement from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgements, and in many cases the defaulting borrower would have no assets with which to pay a judgement.

         Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

         Consumer Protection Laws

         The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction and certain related lenders and assignees to transfer such contract free of notice of claims by the debtor. The effect of this rule is to subject the assignee of a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against the obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.


         Applicability of Usury Laws

         Title V provides that, subject to the following conditions, state usury limitations shall not apply to any contract which is secured by a first lien on certain kinds of consumer goods. The contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

         Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

Installment Contracts


         The loans may also consist of installment contracts. Under an installment contract the seller (hereinafter referred to in this section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (hereinafter referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is typically responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

         The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of installment contracts typically provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause.

         In most cases, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

Soldiers' and Sailors' Civil Relief Act of 1940

          Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service:

          o are entitled to have interest rates reduced and capped at 6% per annum, on obligations, including loans, incurred prior to the commencement of military service for the duration of military service,


          o may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service and

          o may have the maturity of such obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

However, the benefits noted above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with such obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a loan included in a trust for a series is relieved pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, none of the trust, the servicer, the seller nor the trustee will be required to advance such amounts, and any consequent loss may reduce the amounts available to be paid to the holders of the certificates of such series. As specified in the prospectus supplement, any shortfalls in interest collections on loans or underlying loans relating to the Private Securities, as applicable, included in a trust for a series resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940 will be allocated to each class of securities of the series that is entitled to receive interest in respect of the loans or underlying loans in proportion to the interest that each class of securities would have otherwise been entitled to receive in respect of the loans or underlying loans had the interest shortfall not occurred.

Consumer Protection Laws

         Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with originating, servicing and enforcing loans secured by certain residential properties. Theses laws include the federal Truth-in-Lending Act and Regulation Z, Real Estate Settlement Procedures Act and Regulation B, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. In particular, Regulation Z requires certain disclosures to borrowers regarding terms of the loans; the Equal Credit Opportunity Act and Regulation B prohibit discrimination in the extension of credit on the basis of age, race, color, sex, religion, martial status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act; and the Fair Credit Reporting Act regulates the use and reporting of information related to the borrower's credit experience. Certain provisions of these laws impose specific statutory liabilities upon lenders who fail to comply therewith. In addition, violations of these laws may limit the ability of the servicer to collect all or part of the principal of or interest on the loans and could subject the servicer and in some cases its assignees to damages and administrative enforcement.



                                  The Seller
General

         KeyBank National Association, the seller, is a wholly owned subsidiary of KeyCorp. The seller is a national banking association headquartered in Cleveland, Ohio. The seller provides: retail and private banking services to consumers; commercial banking services to small businesses, middle-market and large corporate customers; capital market services; and trust and asset management services.

The seller's retail banking services include consumer lending, including residential mortgage, home equity and direct installment loans, deposit services, and private banking services. The principal executive offices of the seller are located at Key Tower, 127 Public Square, Cleveland, Ohio 44114. The telephone number of the seller is: (216) 689-6300. None of the servicer, the trustee, the seller or any of their respective affiliates has guaranteed or is otherwise obligated with respect to the securities of any series.


                                Use of Proceeds

         The seller will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:

          o    to purchase the related trust assets,

          o to establish any reserve funds described in the prospectus supplement,

          o to pay costs of structuring and issuing such securities, including the costs of obtaining enhancement, if any, and

          o    for general corporate purposes.

If specified in the prospectus supplement, the purchase of the trust assets for a series may be effected by an exchange of securities with the seller of the trust assets.

                        Federal Income Tax Consequences
General

         The following is a summary of the material federal income tax consequences of the purchase, ownership, and disposition of the securities and is based on advice of tax counsel. The summary is based upon the provisions and regulations of the Code, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and those changes could apply retroactively.

         The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold securities as capital assets within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

         The federal income tax consequences to holders will vary depending on whether

          o    the securities are classified as indebtedness;

          o an election is made to treat the trust as a REMIC or a FASIT under the Internal Revenue Code of 1986, as amended (the "Code");

          o the securities represent an ownership interest in some or all of the trust assets; or

          o    an election is made to treat the trust as a partnership.

         The prospectus supplement will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC or FASIT election will be made.

Taxation of Debt Securities

         Status as Real Property Loans.

         Typically, tax counsel will have advised the seller that:

          o securities held by a domestic building and loan association will constitute "loans... secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v); and

          o securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code
               Section 856(c)(5)(A) and interest on these securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B).

         The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

         Interest and Acquisition Discount.

         Securities representing regular interests in a REMIC are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the regular interest securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's normal accounting method. Interest, other than original issue discount, on securities, other than regular interest securities, that are characterized as indebtedness for federal income tax purposes will be includible in income by holders in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and regular interest securities will be referred to collectively as debt securities. If a FASIT election is made, the material federal tax income consequences for investors associated with the purchase, ownership and disposition of those securities will be set forth under the heading "Federal Income Tax Consequences" in the prospectus supplement.

         Debt securities that are compound interest securities will, and other debt securities may, be issued with original issue discount, which we refer to as "OID". The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued on February 2, 1994, which we refer to as "OID Regulations". A holder should be aware, however, that the OID Regulations do not adequately address some issues relevant to prepayable securities, such as the debt securities.

         In general, OID, will equal the difference between the stated redemption price at maturity of a debt security and its issue price. A holder of a debt security must include OID in gross income as ordinary interest income as it accrues under an accrual method of accounting. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a debt security will be considered to be zero if it is less than a de minimis amount determined under the Code.

         The issue price of a debt security is the first price at which a substantial amount of debt securities of that class are sold to the public, excluding bond houses, brokers, underwriters or wholesalers. If less than a substantial amount of a particular class of debt securities is sold for cash on or prior to the closing date, the issue price for the class will be treated as the fair market value of the class on the closing date. The issue price of a debt security also includes the amount paid by an initial debt security holder for accrued interest that relates to a period prior to the issue date of the debt security. The stated redemption price at maturity of a debt security includes the original principal amount of the debt security, but generally will not include distributions of interest if distributions constitute qualified stated interest.

         Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate and those interest payments are unconditionally payable at intervals of one year or less during the entire term of the debt security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Some debt securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on those debt securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where debt securities do not provide for default remedies, the interest payments will be included in the debt security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on debt securities on which deferred interest will accrue will not constitute qualified stated interest payments and will be part of the stated redemption price at maturity of those debt securities. Where the interval between the issue date and the first distribution date on a debt security is either longer or shorter than the interval between subsequent distribution dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described in the next paragraph. In the case of a debt security with a long first period which has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the debt security will usually have OID. Holders of debt securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a debt security.

         Under the de minimis rule, OID on a debt security will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the debt security multiplied by the weighted average maturity of the debt security. For this purpose, the weighted average maturity of the debt security is computed as the sum of the amounts determined by multiplying the number of full years from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the debt security and the denominator of which is the stated redemption price at maturity of the debt security. Holders usually must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the debt security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

         Debt securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally:

          o    the interest is unconditionally payable at least annually,

          o the issue price of the debt instrument does not exceed the total noncontingent principal payments and

          o interest is based on a qualified floating rate, an objective rate, or a combination of qualified floating rates that do not operate in a manner that significantly accelerates or defers interest payments on the debt security.

In the case of compound interest securities, some interest weighted securities, and other debt securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

         The IRS recently issued final regulations governing the calculation of OID on instruments having contingent interest payments. The regulations specifically do not apply for purposes of calculating OID on debt instruments subject to Code Section 1272(a)(6), such as the debt security. Additionally, the OID Regulations do not contain provisions specifically interpreting Code
Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the trustee intends to base its computation on Code Section 1272(a)(6) and the OID Regulations as described in this Prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that this methodology represents the correct manner of calculating OID.
         The holder of a debt security issued with OID must include in gross income, for all days during its taxable year on which it holds the debt security, the sum of the "daily portions" of the OID. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period. In the case of a debt security that is not a regular interest security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of OID includible in income of a holder for an accrual period, which typically is the period over which interest accrues on the debt instrument, will equal the product of the yield to maturity of the debt security and the adjusted issue price of the debt security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals or OID, reduced by the total payments made with respect to the debt security in all prior periods, other than qualified stated interest payments.

         The amount of OID to be included in income by a holder of a debt instrument, that is subject to acceleration due to prepayments on other debt obligations securing such instruments, is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument. The amount of OID that will accrue during an accrual period on a this type of security is the excess, if any, of the sum of

          o the present value of all payments remaining to be made on the security as of the close of the accrual period and

          o the payments during the accrual period of amounts included in the stated redemption price of the security, over the adjusted issue price of the security at the beginning of the accrual period.


The present value of the remaining payments is to be determined on the basis of three factors:


          o the original yield to maturity of the pay-through security, which is determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period,

          o events which have occurred before the end of the accrual period, and

          o the assumption that the remaining payments will be made in accordance with the original prepayment assumption.

The effect of this method is to increase the portions of OID required to be included in income by a holder to take into account prepayments with respect to the loans at a rate that exceeds the prepayment assumption, and to decrease, but not below zero for any period, the portions of OID required to be included in income by a holder of this type of security to take into account prepayments with respect to the loans at a rate that is slower than the prepayment assumption. Although OID will be reported to holders of these securities based on the prepayment assumption, no representation is made to holders that loans will be prepaid at that rate or at any other rate.

         The seller may adjust the accrual of OID on a class of regular interest securities or other regular interests in a REMIC in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a class of regular interest securities could increase.

         Some classes of regular interest securities may represent more than one class of REMIC regular interests. As specified in the prospectus supplement, the trustee intends, based on the OID Regulations, to calculate OID on these securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

         A subsequent holder of a debt security will also be required to include OID in gross income, but a holder who purchases that debt security for an amount that exceeds its adjusted issue price will be entitled, as will an initial holder who pays more than a debt security's issue price, to offset such OID by comparable economic accruals of portions of the excess.

         Effects of Defaults and Delinquencies.

         Holders will be required to report income with respect to the securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that those amounts are uncollectible. As a result, the amount of income, including OID, reported by a holder of that security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss, or will be allowed to report a lesser amount of income, to the extent that the aggregate amount of distributions on the securities is deducted as a result of a loan default. However, the timing and character of the losses or reductions in income are uncertain and, accordingly, holders of securities should consult their own tax advisors on this point.

         Interest Weighted Securities.

         It is not clear how income should be accrued with respect to regular interest securities or stripped securities, which we define under "--Tax Status as a Grantor Trust; General", the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying pass-through securities which we refer to interest weighted securities. The seller intends to take the position that all of the income derived from an interest weighted security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the interest weighted security as a compound interest security. However, in the case of interest weighted securities that are entitled to some payments of principal and that are regular interest securities the IRS could assert that income derived from an interest weighted security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for the security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder. Alternatively, the IRS could assert that an interest weighted security should be taxable under the rules governing bonds issued with contingent payments. That treatment may be more likely in the case of interest weighted securities that are stripped securities. See "--Tax Status as a Grantor Trust--Discount or Premium on Pass-Through Securities."

         Variable Rate Debt Securities.

         In the case of debt securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that

          o    the yield to maturity of those debt securities and

          o in the case of pay-through securities, the present value of all payments remaining to be made on those debt securities, should be calculated as if the interest index remained at its value as of the issue date of those securities.

Because the proper method of adjusting accruals of OID on a variable rate debt security is uncertain, holders of variable rate debt securities should consult their own tax advisers regarding the appropriate treatment of such securities for federal income tax purposes.

         Market Discount.

         A purchaser of a security may be subject to the market discount rules of Sections 1276-1278 of the Code. A holder that acquires a debt security with more than a prescribed de minimis amount of market discount, which generally is the excess of the principal amount of the debt security over the purchaser's purchase price, will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the debt security received in that month and, if the securities are sold, the gain realized. Market discount would accrue in a manner to be provided in Treasury regulations but, until regulations are issued, market discount would in general accrue either:

          o on the basis of a constant yield, in the case of a security subject to prepayment, taking into account a prepayment assumption, or

          o in the ratio of (a) in the case of securities or the loans underlying pass-through security that have not been originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities or the loans underlying pass-through security originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

         Section 1277 of the Code provides that, regardless of the origination date of the debt security or the loans for a pass-through security, the excess of interest paid or accrued to purchase or carry a security or the underlying loans for a pass-through security with market discount over interest received on the security is allowed as a current deduction only to the extent excess is greater than the market discount that accrued during the taxable year in which interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when market discount is included in income, including upon the sale, disposition, or repayment of the security or an underlying loan for a pass-through security. A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by holder during the taxable year the election is made and after, in which case the interest deferral rule will not apply.

         Premium.

         A holder who purchases a debt security, other than an interest weighted security as described under "--Taxation of Debt Securities; Interest Weighted Securities", at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on such security, and not as a separate deduction item, on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of pay-through securities will be calculated using the prepayment assumption used in pricing. If a holder makes an election to amortize premium on a debt security, the election will apply to all taxable debt instruments, including all REMIC regular interests and all pass-through securities representing ownership interests in a trust holding debt obligations, held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired after by the holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed. Recently, the IRS issued final regulations dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code
Section 1272(a)(6) such as the securities. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the securities should consult their tax advisors regarding the possible application of these regulations.

         Election to Treat All Interest as Original Issue Discount.

         The OID Regulations permit a holder of a debt security to elect to accrue all interest, discount, including de minimis market or OID, and premium income as interest, based on a constant yield method for debt securities acquired on or after April 4, 1994. If an election were to be made with respect to a debt security with market discount, the holder of the debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the debt security acquires during the year of the election or thereafter. Similarly, a holder of a debt security that makes this election for a debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium for all debt instruments having amortizable bond premium that such holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method for a debt security is irrevocable.

Taxation of the REMIC and its Holders

         In the opinion of tax counsel, if a REMIC election is made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as a REMIC as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as regular interests or residual interests in a REMIC, as specified in the prospectus supplement.

         Generally, if a REMIC election is made with respect to a series of securities,

o securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi), assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C); and

o securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code
              Section 856(c)(5)(B), and income with respect to the securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets.

If less than 95% of the REMIC's assets consist of the qualifying assets described above, then a security will be a qualifying asset in the proportion that REMIC assets are qualifying assets.

REMIC Expenses; Single Class REMICs

         As a general rule, all of the expenses of a REMIC will be taken into account by holders of the residual interest securities. In the case of a single class REMIC, however, the expenses will be allocated, under Treasury regulations, among the holders of the regular interest securities and the holders of the residual interest securities, on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. In the case of a holder of a regular interest security who is an individual or a pass-through interest holder, including certain pass-through entities but not real estate investment trusts, expenses will be deductible only to the extent that expenses, plus other "miscellaneous itemized deductions" of the holder, exceed 2% of the holder's adjusted gross income. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount, which amount will be adjusted for inflation for taxable years beginning after 1990, will be reduced by the lesser of:

          o 3% of the excess of adjusted gross income over the applicable amount, or

          o 80% of the amount of itemized deductions otherwise allowable for such taxable year.

         The reduction or disallowance of this deduction may have a significant impact on the yield of the regular interest security to such a holder. In general terms, a single class REMIC is one that either:

          o would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or

          o is similar to a trust and which is structured with the principal purpose of avoiding the single class REMIC rules.

As specified in the prospectus supplement, the expenses of the REMIC will be allocated to holders of the related residual interest securities.

Taxation of the REMIC

         General.

         Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described in "--Taxation of Debt Securities; Interest and Acquisition Discount", the regular interests are generally taxable as debt of the REMIC.


         Calculation of REMIC Income.

         The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between


          o the gross income produced by the REMIC's assets, including stated interest and any OID or market discount on loans and other assets, and

          o deductions, including stated interest and OID accrued on regular interest securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC.

A holder of a residual interest security that is an individual or a pass-through interest holder, including certain pass-through entities, but not including real estate investment trusts, will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such holder's adjusted gross income.

         For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the day that the interests are issued, which we refer to as the "start up day". The aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

         The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on the loans will be equivalent to the method under which holders of pay-through securities accrue OID, i.e., under the constant yield method taking into account the prepayment assumption. The REMIC will deduct OID on the regular interest securities in the same manner that the holders of the regular interest securities include such discount in income, but without regard to the de minimis rules. See "Taxation of Debt Securities". However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

         To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans, taking into account the prepayment assumption on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before that date, it is possible that the premium may be recovered in proportion to payments of loan principal.

         Prohibited Transactions and Contributions Tax.

         The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

          o the sale or other disposition of any qualified mortgage transferred to the REMIC;

          o    the sale or other disposition of a cash flow investment;

          o the receipt of any income from assets not permitted to be held by the REMIC; or

          o the receipt of any fees or other compensation for services rendered by the REMIC.

It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, a tax is generally imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the startup day. The holders of residual interest securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such holders or otherwise, however, taxes will be paid out of the trust and will be allocated pro rata to all outstanding classes of securities of such REMIC.

Taxation of Holders of Residual Interest Securities

         The holder of a security representing a residual interest security will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which holder held the residual interest security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders, on that day of the residual interest securities in proportion to their respective holdings on such day.

         The holder of a residual interest security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to the income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC regular interests issued without any discount or at an insubstantial discount. If this occurs, it is likely that cash distributions will exceed taxable income in later years. Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC regular interest securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

         In any event, because the holder of a residual interest security is taxed on the net income of the REMIC, the taxable income derived from a residual interest security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the residual interest security may be less than that of a bond or instrument.

         Limitation on Losses.

         The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which the loss arises. A holder's basis in a residual interest security will initially equal such holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased, but not below zero, by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of residual interest securities to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisers.

         Distributions.

         Distributions on a residual interest security, whether at their scheduled times or as a result of prepayments, will generally not result in any additional taxable income or loss to a holder of a residual interest security. If the amount of such payment exceeds a holder's adjusted basis in the residual interest security, however, the holder will recognize gain, treated as gain from the sale of the residual interest security, to the extent of the excess.

         Sale or Exchange.

         A holder of a residual interest security will recognize gain or loss on the sale or exchange of a residual interest security equal to the difference, if any, between the amount realized and the holder's adjusted basis in the residual interest security at the time of the sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a residual interest security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after the disposition.

         Excess Inclusions.

         The portion of the REMIC taxable income of a holder of a residual interest security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on the holder's federal income tax return. Further, if the holder of a residual interest security is an organization subject to the tax on unrelated business income imposed by Code Section 511, the holder's excess inclusion income will be treated as unrelated business taxable income of the holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust, or certain cooperatives were to own a residual interest security, a portion of dividends or other distributions paid by the real estate investment trust or other entity would be treated as excess inclusion income. If a Residual security is owned by a foreign person excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as portfolio interest and is subject to certain additional limitations.
See "Tax Treatment of Foreign Investors."

         The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions, i.e., thrift institutions, to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have `significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

         In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.


         The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

         The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a residual interest security, over the daily accruals for the quarterly period of:

o 120% of the long term applicable federal rate on the startup day multiplied by

o the adjusted issue price of the residual interest security at the beginning of the quarterly period.

The adjusted issue price of a residual interest at the beginning of each calendar quarter will equal its issue price, calculated in a manner analogous to the determination of the issue price of a regular interest, increased by the aggregate of the daily accruals for prior calendar quarters, and decreased, but not below zero, by the amount of loss allocated to a holder and the amount of distributions made on the residual interest security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

         Under the REMIC Regulations, in certain circumstances, transfers of residual securities may be disregarded. See "--Restrictions on Ownership and Transfer of Residual Interest Securities" and "--Tax Treatment of Foreign Investors" below.

         Restrictions on Ownership and Transfer of Residual Interest Securities.

         As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a residual interest security by any disqualified organization. Disqualified organizations include the United States, any State or political subdivision of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Agreement will prohibit disqualified organizations from owning a residual interest security. In addition, no transfer of a residual interest security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a disqualified organization nor an agent or nominee acting on behalf of a disqualified organization.

         If a residual interest security is transferred to a disqualified organization in violation of the restrictions set forth above, a substantial tax will be imposed on the transferor of the residual interest security at the time of the transfer. In addition, if a disqualified organization holds an interest in a pass-through entity, including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee, that owns a residual interest security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

         Under the REMIC Regulations, if a residual interest security is a noneconomic residual interest, a transfer of the residual interest security to a United States person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A residual interest security is a noneconomic residual interest unless, at the time of the transfer:

o the present value of the expected future distributions on the residual interest security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and

o the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

If a transfer of a residual interest is disregarded, the transferor would be liable for any Federal income tax imposed upon taxable income derived by the transferee from the REMIC. The REMIC Regulations provide no guidance as to how to determine if a significant purpose of a transfer is to impede the assessment or collection of tax. A similar type of limitation exists with respect to certain transfers of residual interest securities by foreign persons to United States persons. See "--Tax Treatment of Foreign Investors."

         Mark to Market Rules.

         Prospective purchasers of a residual interest security should be aware that the IRS regulations which provide that a residual interest security acquired after January 3, 1995 cannot be marked-to-market.

Administrative Matters

         The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

Tax Status as a Grantor Trust

         General.

         As specified in the prospectus supplement if a REMIC election is not made, in the opinion of tax counsel, the trust relating to a series of securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Code and not as an association taxable as a corporation. In some series there will be no separation of the principal and interest payments on the loans. In such circumstances, a holder will be considered to have purchased a pro rata undivided interest in each of the loans. In other cases, i.e. stripped securities, sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

         Each holder must report on its federal income tax return its share of the gross income derived from the loans, not reduced by the amount payable as trustee fees and the servicing fees, at the same time and in the same manner as those items would have been reported under the holder's tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of the servicing fees. In the case of pass-through securities other than stripped securities, the income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of stripped securities, the income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a security will generally be entitled to deduct servicing fees under
Section 162 or Section 212 of the Code to the extent that the servicing fees represent reasonable compensation for the services rendered by the trustee and the master servicer or third parties that are compensated for the performance of services. In the case of a noncorporate holder, however, servicing fees, to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation, will be deductible in computing the holder's regular tax liability only to the extent that the fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing the holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount, which will be adjusted for inflation, will be reduced by the lesser of:

         o 3% of the excess of adjusted gross income over the applicable amount or

         o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

         Discount or Premium on Pass-Through Securities.

         The holder's purchase price of a pass-through security is to be allocated among the loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee, to the extent necessary to fulfill its reporting obligations, will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities generally will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a pass-through security allocated to a loan, other than to a right to receive any accrued interest thereon and any undistributed principal payments, is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the pass-through security will be deemed to have been acquired at a discount or premium, respectively.

         The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a stripped security, a holder of a security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not deductible under the Code. Any market discount or premium on a loan will be includible in income, generally in the manner described in "--Taxation of Debt Securities; Premium and Market Discount", except that in the case of pass-through securities, market discount is calculated on the loans underlying the Certificate, rather than on the security. A holder that acquires an interest in a loan originated after July 18, 1984 with more than a de minimis amount of market discount, generally, the excess of the principal amount of the loan over the purchaser's allocable purchase price, will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities; Market Discount" and "--Premium" above.

         In the case of market discount on a pass-through security attributable to loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of the discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time such principal payment is made. That treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

         Stripped Securities.

         A stripped security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive certain payments of both interest and principal. Certain stripped securities such as ratio strip securities may represent a right to receive differing percentages of both the interest and principal on each loan. Under Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of stripped bonds with respect to principal payments and stripped coupons with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing OID, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to the stripped interest.

         Servicing fees in excess of reasonable servicing fees will be treated under the stripped bond rules. If the excess servicing fees are less than 100 basis points or 1% interest on the loan principal balance or the securities are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

         The Code, OID Regulations and judicial decisions provide no direct guidance as to how the interest and OID rules are to apply to stripped securities and other pass-through securities. Under the method described in "--Taxation of Debt Securities; Interest and Acquisition Discount" for prepayment securities or the cash flow bond method, a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during the period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the stripped securities which technically represent ownership interests in the underlying loans, rather than being debt instruments secured by those loans. Nevertheless, it is believed that the cash flow bond method is a reasonable method of reporting income for the securities, and it is expected that OID will be reported on that basis, as specified in the prospectus supplement. In applying the calculation to pass-through securities, the trustee will treat all payments to be received by a holder with respect to the underlying loans as payments on a single installment obligation. The IRS could, however, assert that OID must be calculated separately for each loan underlying a security.

         Under certain circumstances, if the loans prepay at a rate faster than the prepayment assumption, the use of the cash flow bond method may accelerate a holder's recognition of income. If, however, the loans prepay at a rate slower than the prepayment assumption, in some circumstances the use of this method may decelerate a holder's recognition of income.

         In the case of a stripped security that is an interest weighted security, the trustee intends, absent contrary authority, to report income to securityholders as OID, in the manner described above for interest weighted securities.

         Possible Alternative Characterizations.

         The characterizations of the stripped securities described in the preceding section are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that:

o in some series, each non-interest weighted security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;

o the non-interest weighted securities are subject to the contingent payment provisions of the Contingent Regulations; or

o each interest weighted stripped security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

         Given the variety of alternatives for treatment of the stripped securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the securities for federal income tax purposes.

         Character as Qualifying Loans.

         In the case of stripped securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the loans. The IRS could take the position that the loans' character is not carried over to the securities. Pass-through securities will be, and, although the matter is not free from doubt, stripped securities should be considered to represent "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code. In addition, interest income attributable to the securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.

Sale or Exchange

         Subject to the discussion below with respect to trusts as to which a partnership election is made, a holder's tax basis in its security is the price such holder pays for a security, plus amounts of original issue or market discount included in income and reduced by any payments received, other than qualified stated interest payments, and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security's basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset. In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a regular interest security will be taxable as ordinary income or loss. In addition, gain from the disposition of a regular interest security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of the amount that would have been includible in the holder's income if the yield on the regular interest security had equaled 110% of the applicable federal rate as of the beginning of the holder's holding period, over the amount of ordinary income actually recognized by the holder on the regular interest security.

Miscellaneous Tax Aspects

         Backup Withholding.

         Subject to the discussion below with respect to trusts as to which a partnership election is made, a holder, other than a holder of a residual interest security, may, under certain circumstances, be subject to "backup withholding" at a rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or OID on the securities. This withholding generally applies if the holder of a security

o    fails to furnish the trustee with its taxpayer identification number;

o    furnishes the trustee an incorrect taxpayer identification number;

o fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or

o under some circumstances, fails to provide the trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the taxpayer identification number provided is its correct number and that the holder is not subject to backup withholding.

Backup withholding will not apply, however, to some payments made to holders, including payments to certain exempt recipients, such as exempt organizations, and to certain nonresidents. Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

         The trustee will report to the holders and to the master servicer for each calendar year the amount of any reportable payments during the year and the amount of tax withheld, if any, with respect to payments on the securities.

Tax Treatment of Foreign Investors

         Subject to the discussion below with respect to trusts as to which a partnership election is made, under the Code, unless interest, including OID, paid on a security, other than a residual interest security, is considered to be effectively connected with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation, which we define as "nonresident", those interest will normally qualify as portfolio interest, except where the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or the recipient is a controlled foreign corporation to which the issuer is a related person, and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from the interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate, unless that rate were reduced or eliminated by an applicable tax treaty, on, among other things, interest and other fixed or determinable, annual or periodic income paid to nonresidents. Holders of pass-through securities and stripped securities, including ratio strip securities, however, may be subject to withholding to the extent that the loans were originated on or before July 18, 1984.

         Interest and OID of holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder. They will, however, generally be subject to the regular United States income tax.

         Payments to holders of residual interest securities who are foreign persons will generally be treated as interest for purposes of the 30% or lower treaty rate United States withholding tax. Holders should assume that the income does not qualify for exemption from United States withholding tax as portfolio interest. It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a residual interest security will not be entitled to an exemption from or reduction of the 30% or lower treaty rate withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed or when the residual interest security is disposed of. The Treasury has statutory authority, however, to promulgate regulations which would require that these amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of residual interest securities that do not have significant value. Under the REMIC Regulations, if a residual interest security has tax avoidance potential, a transfer of a residual interest security to a nonresident will be disregarded for all federal tax purposes. A residual interest security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30% of each excess inclusion, and that these amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a residual interest security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the residual interest security for purposes of the withholding tax provisions of the Code. See "--Excess Inclusions."

         On October 6, 1997, the Treasury Department issued new regulations which make certain modifications to the withholding and information reporting rules described in the preceding paragraph. The new regulations attempt to unify certification requirements and modify reliance standards. The new regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. We suggest that prospective investors consult their own tax advisors regarding the new regulations.

Tax Characterization of the Trust as a Partnership

         Tax counsel will deliver its opinion that a trust will not be treated as a publicly traded partnership taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the related Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the securities has been structured as a private placement under an IRS safe harbor, so that the trust will not be characterized as a publicly traded partnership taxable as a corporation.

         If the trust were taxable as a corporation for federal income tax purposes, the trust would be subject to corporate income tax on its taxable income. The trust's taxable income would include all its income, possibly reduced by its interest expense on the notes. Any such corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for any tax that is unpaid by the trust.

Tax Consequences to Holders of the Notes

         Treatment of the Notes as Indebtedness.

         The trust will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Generally, tax counsel will advise the seller that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

         OID, Indexed Securities, etc.

         The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not indexed securities or strip notes. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for qualified stated interest under the OID Regulations, and that any OID on the notes, i.e., any excess of the principal amount of the notes over their issue price, does not exceed a de minimis amount, i.e., 0.25% of their principal amount multiplied by the number of full years included in their term, all within the meaning of the OID Regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to such notes will be disclosed in the prospectus supplement.

         Interest Income on the Notes.

         Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with noteholder's method of tax accounting. Under the OID Regulations, a holder of a note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

         A holder of a note that has a fixed maturity date of not more than one year from the issue date of note which we refer to as a short-term note may be subject to special rules. An accrual basis holder of a short-term note and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a short-term note would, in general, be required to report interest income as interest is paid or, if earlier, upon the taxable disposition of the short-term note. However, a cash basis holder of a short-term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition of the short-term note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the short-term note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a short-term note is purchased for more or less than its principal amount.

         Sale or Other Disposition.

         If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by noteholder in income with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by noteholder with respect to the note. Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

         Foreign Holders.

         Interest payments made or accrued to a noteholder who is a nonresident alien, foreign corporation or other non-United States person generally will be considered portfolio interest, and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person, and the foreign person:

o is not actually or constructively a "10 percent shareholder" of the trust or the seller, including a holder of 10% of the outstanding certificates, or a "controlled foreign corporation" with respect to which the trust or the seller is a "related person" within the meaning of the Code and

o provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement on Form W-8 or a similar form, signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name and address.

If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated by an applicable tax treaty.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, if:

o the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and

o in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

         Backup Withholding.

         Each holder of a note, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

         Possible Alternative Treatments of the Notes.

         If, contrary to the opinion of tax counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust. If so treated, the trust might be treated as a publicly traded partnership taxable as a corporation with the adverse consequences described in "--Tax Characterization of the Trust as a Partnership" and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, and most likely in the view of tax counsel, the trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to some holders. For example, income to certain tax-exempt entities including pension funds would be unrelated business taxable income, income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders may be limited in their ability to deduct their share of the trust's expenses.

Tax Consequences to Holders of the Certificates

         Treatment of the Trust as a Partnership.

         The trust and the master servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust, the certificates, the notes, the trust and the master servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

         A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership. The following discussion assumes that the certificates represent equity interests in a partnership.

         Indexed Securities, etc.

         The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are indexed securities or strip certificates, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to such certificates will be disclosed in the prospectus supplement.

         Partnership Taxation.

         As a partnership, the trust will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the trust. The trust's income will consist primarily of interest and finance charges earned on the loans including appropriate adjustments for market discount, OID and bond premium and any gain upon collection or disposition of loans. The trust's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the related Agreement and related documents. The Agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust for each month equal to the sum of:

o the interest that accrues on the certificates in accordance with their terms for the month, including interest accruing at the pass-through rate for the month and interest on amounts previously due on the certificates but not yet distributed;

o any trust income attributable to discount on the loans that corresponds to any excess of the principal amount of the certificates over their initial issue price;

o    prepayment premium payable to the certificateholders for the month; and

o any other amounts of income payable to the certificateholders for the month.

         The allocation will be reduced by any amortization by the trust of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust will be allocated to the seller. Based on the economic arrangement of the parties, this approach for allocating trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire pass-through rate plus the other items described in the preceding paragraph even though the trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust income even if they have not received cash from the trust to pay taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust.

         All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity including an individual retirement account will constitute unrelated business taxable income generally taxable to the holder under the Code.

         An individual taxpayer's share of expenses of the trust including servicing fees but not interest expense would be miscellaneous itemized deductions. The deductions might be disallowed to the individual in whole or in part and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust.

         The trust intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each loan, the trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

         Discount and Premium.

         It is believed that the loans were not issued with OID, and, therefore, the trust should not have OID income. However, the purchase price paid by the trust for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. As indicated above, the trust will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.

         If the trust acquires the loans at a market discount or premium, the trust will elect to include any discount in income currently as it accrues over the life of the loans or to offset any premium against interest income on the loans. As indicated above, a portion of market discount income or premium deduction may be allocated to certificateholders.

         Section 708 Termination.

         Pursuant to final regulations issued on May 9, 1997 under Code
Section 708, a sale or exchange of 50% or more of the capital and profits in a partnership would cause a deemed contribution of assets of the partnership (the "old partnership") to a new partnership (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. Accordingly under these new regulations, if the trust fund were characterized as a partnership and a sale of certificates terminated the partnership under Code Section 708, the purchaser's basis in its ownership interest would not change.

         Disposition of Certificates.

         Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust income includible in income and decreased by any distributions received with respect to such certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of such aggregate tax basis to the certificates sold rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

         Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust will elect to include market discount in income as it accrues.

         If a certificateholder is required to recognize an aggregate amount of income not including income attributable to disallowed itemized deductions described in "--Tax Consequences to Holders of Certificates; Partnership Taxation" over the life of the certificates that exceeds the aggregate cash distributions, the excess will generally give rise to a capital loss upon the retirement of the certificates.

         Allocations Between Transferors and Transferees.

         In general, the trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items which will affect its tax liability and tax basis attributable to periods before the actual transaction.

         The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed or only applies to transfers of less than all of the partner's interest, taxable income or losses of the trust might be reallocated among the certificateholders. The trust's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

         Section 754 Election.

         In the event that a certificateholder sells its certificates at a profit or loss, the purchasing certificateholder will have a higher lower basis in the certificates than the selling certificateholder had. The tax basis of the trust's assets will not be adjusted to reflect that higher or lower basis unless the trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust will not make an election. As a result, certificateholders might be allocated a greater or lesser amount of trust income than would be appropriate based on their own purchase price for certificates.

         Administrative Matters.

         The trustee is required to keep or have kept complete and accurate books of the trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust will be the calendar year. The trustee will file a partnership information return on IRS Form 1065 with the IRS for each taxable year of the trust and will report each certificateholder's allocable share of items of trust income and expense to holders and the IRS on Schedule K-1. The trust will provide the Schedule K-l information to nominees that fail to provide the trust with the information statement described in the following paragraph and nominees will be required to forward information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the holder notifies the IRS of all inconsistencies .

         Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. The information includes:

o    the name, address and taxpayer identification number of the nominee and


o    as to each beneficial owner

o    the name, address and identification number of the person,

o whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and

o some information on certificates that were held, bought or sold on behalf of the person throughout the year.

In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the trust. The information referred to above for any calendar year must be furnished to the trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

         The seller will be designated as the tax matters partner in the Agreement and will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders. In some circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust.

         Tax Consequences to Foreign Certificateholders.

         It is not clear whether the trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those describing the trust. Although it is not expected that the trust would be engaged in a trade or business in the United States for such purposes, the trust will withhold as if it were so engaged in order to protect the trust from possible adverse consequences of a failure to withhold. The trust expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders under Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust to change its withholding procedures. In determining a holder's withholding status, the trust may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

         The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, other than a partnership that is not treated as a United States person under any applicable Treasury regulation , or an estate whose income is subject to U.S. federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

         Each foreign holder might be required to file a U.S. individual or corporate income tax return including, in the case of a corporation, the branch profits tax on its share of the trust's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust taking the position that no taxes were due because the trust was not engaged in a U.S. trade or business. However, interest payments made or accrued to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the trust. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered portfolio interest. As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated by an applicable treaty. In that case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

         Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax of 31% if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

FASIT Securities

         General

         The FASIT provisions of the Code were enacted by the Small Business Job Protection Act of 1996 and create a new elective statutory vehicle for the issuance of mortgage-backed and asset-backed securities. Although the FASIT provisions of the Code became effective on September 1, 1997, no Treasury regulations or other administrative guidance has been issued with respect to those provisions. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of FASIT securityholders. In the opinion tax counsel, if a FASIT election is made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as a FASIT assuming compliance with all of the provisions of the applicable Agreement, including the making of a timely FASIT election, and certain representations made by the seller as to factual matters. In addition, the trust's qualification as a FASIT depends on its ability to satisfy the requirements of the FASIT provisions on an ongoing basis, including, without limitation, requirements of proposed, temporary or final Treasury regulations that may be promulgated in the near future under the FASIT provisions and that may apply to the trust or as a result of any change in the applicable law. Investors also should note that the FASIT discussion contained herein constitutes only a summary of the federal income tax consequences to holders of FASIT securities. With respect to each series of FASIT securities, the prospectus supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

         FASIT securities will be classified as either FASIT regular securities, which generally will be treated as debt for federal income tax purposes, or FASIT ownership securities, which generally are not treated as debt for federal income tax purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related series FASIT. The prospectus supplement for each series of securities will indicate whether one or more FASIT elections will be made for that series and which securities of that series will be designated as regular interests, and which, if any, will be designated as ownership interests.

         Qualification as a FASIT

         The trust underlying a series, or one or more designated pools of assets held in the trust, will qualify under the Code as a FASIT in which the FASIT regular securities and the FASIT ownership securities will constitute the "regular interests" and the "ownership interests," respectively, if


o    a FASIT election is in effect,


o certain tests concerning the composition of the FASIT's assets and the nature of the securityholders" interests in the FASIT are met on a continuing basis, and

o the trust is not a regulated investment company as defined in Section 851(a) of the Code.

         Asset Composition

         In order for a trust, or one or more designated pools of assets held by a trust, to be eligible for FASIT status, substantially all of the assets of the trust or the designated pool must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter (the "FASIT Qualification Test"). Permitted assets include:

o    cash or cash equivalents,


o debt instruments with fixed terms that would qualify as REMIC regular interests if issued by a REMIC, i.e., instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only type rate,

o    foreclosure property,

o certain hedging instruments, generally, interest and currency rate swaps and enhancement contracts, that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests,

o contract rights to acquire qualifying debt instruments or qualifying hedging instruments,

o    FASIT regular interests, and

o    REMIC regular interests.

         Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to the holder.

         Interests in a FASIT

         In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following:


o    one or more classes of regular interests or

o a single class of ownership interest that is held by a fully taxable domestic C corporation.

         In the case of series that include FASIT ownership securities, the ownership interest will be represented by the FASIT ownership securities.

         A FASIT interest generally qualifies as a regular interest if:


o    it is designated as a regular interest,


o    it has a stated maturity no greater than thirty years,

o    it entitles its holder to a specified principal amount,

o the issue price of the interest does not exceed 125% of its stated principal amount,

o the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5%, and

o if it pays interest, such interest is payable at either (a) a fixed rate with respect to the principal amount of the regular interest or (b) a permissible variable rate with respect to such principal amount. Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interests, i.e., certain qualified floating rates and weighted average rates. See "--Taxation of Debt Securities--Variable Rate Debt Securities."

         If a FASIT security fails to pay a specified principal amount, has an issue price that exceeds 125% of its stated principal amount, or has yield to maturity in excess of the AFR, but otherwise meets the above requirements, it may still qualify as a type of regular interest known as a high-yield interest. In addition, if a FASIT security fails to pay a fixed rate or a permissible variable rate, but the interest payable on the security consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the security, the security also will qualify as a high-yield interest. A high-yield interest may be held only by domestic C corporations that are fully subject to corporate income tax ("Eligible Corporations"), other FASITs, and dealers in securities who acquire high yield interests as inventory, rather than for investment. In addition, holders of high-yield interests may be limited in offsetting income derived from such interest. See "--Tax Treatment of FASIT Regular Securities--Treatment of High-Yield Interests."

         Consequences of Disqualification

         If a series FASIT fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and the interests therein for federal income tax purposes is uncertain. The former FASIT might be treated as a grantor trust, as a separate association taxation as a corporation, or as a partnership. See "- Tax Characterization of the Trust as a Partnership". The FASIT Regular securities could be treated as debt instruments for federal income tax purposes or as equity interests. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, FASIT regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for the period of time in which the requirements for FASIT status are not satisfied.

Tax Treatment of FASIT Regular Securities

         General.

         Payments received by holders of FASIT regular securities generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments and on REMIC regular interests. As in the case of holders of REMIC Regular interests, holders of FASIT regular interests must report income from such interests under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. Except in the case of FASIT regular interests issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT regular interest generally will be treated as ordinary income to the securityholder and a principal payment on such security will be treated as a return of capital to the extent that the securityholder's basis is allocable to that payment. FASIT regular interests issued with original issue discount or acquired with market discount or premium generally will treat interest and principal payments on such securities in the same manner described for REMIC regular interests. See "--Taxation of Debt Securities," "--Market Discount," and "--Premium" above. high-yield securities may be held only by fully taxable domestic C corporations, other FASITs, and certain securities dealers. securityholders of high-yield securities may be limited in their ability to use current losses or net operating loss carryforwards or carrybacks to offset any income derived from those securities.

         If a FASIT regular interest is sold or exchanged, the securityholder generally will recognize gain or loss upon the sale in the manner described in "--Taxation of Debt Securities; Sale or Exchange". In addition, if a FASIT regular interest becomes wholly or partially worthless as a result of default and delinquencies on the underlying assets, the holder of such security should be allowed to deduct the loss sustained or alternatively be able to report a lesser amount of income. However, the timing and character of such losses in income are uncertain. See "--Taxation of Debt Securities--Effects of Default and Delinquencies."

         FASIT regular securities held by a REIT will qualify as "real estate assets" within the meaning of section 856(c)(4) of the Code, and interest on such securities will be considered Qualifying REIT Interest to the same extent that REMIC securities would be so considered. FASIT regular securities held by a thrift institution taxed as a "domestic building and loan association" will represent qualifying assets for purposes of the qualification requirements set forth in Code Section 7701(a)(19) to the same extent that REMIC securities would be so considered. See "--Taxation of Debt Securities." In addition, FASIT regular securities held by a financial institution to which Section 585 of the Code applies will be treated as evidences of indebtedness for purposes of Section 582(c)(1) of the Code. FASIT securities will not qualify as "government securities" for either REIT or RIC qualification purposes.

         Treatment of High-Yield Interests

         High-yield interests are subject to special rules regarding the eligibility of holders of such interests, and the ability of such holders to offset income derived from their FASIT security with losses. High-yield interests may be held only by Eligible Corporations, other FASITs, and dealers in securities who acquire such interests as inventory. If a securities dealer, other than an Eligible Corporation, initially acquires a high-yield interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the high-yield interest multiplied by the highest corporate income tax rate. In addition, transfers of high-yield interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor still will be treated as the holder of the high-yield interest.

         The holder of a high-yield interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the high-yield interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT regular interest that is held by a pass-through entity, other than another FASIT, that issues debt or equity securities backed by the FASIT regular interest and that have the same features as high-yield interests.

Tax Treatment of FASIT Ownership Securities

         A FASIT ownership security represents the residual equity interest in a FASIT. As such, the holder of a FASIT ownership security determines its taxable income by taking into account all assets, liabilities, and items of income, gain, deduction, loss, and credit of a FASIT. In general, the character of the income to the holder of a FASIT ownership interest will be the same as the character of such income to the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT ownership interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT ownership security must determine the amount of interest, original issue discount, market discount, and premium recognized with respect to the FASIT's assets and the FASIT regular securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT ownership securities are subject to the same limitations on their ability to use losses to offset income from their FASIT security as are the holders of high-yield interests. See "--Tax Treatment of FASIT Regular Securities--Treatment of High-Yield Interests."

         Rules similar to the wash sale rules applicable to REMIC residual securities also will apply to FASIT ownership securities. Accordingly, losses on dispositions of a FASIT ownership security generally will be disallowed where, within six months before or after the disposition, the seller of the security acquires any other FASIT ownership security or, in the case of a FASIT holding mortgage assets, any interest in a taxable mortgage pool, that is economically comparable to a FASIT ownership security. In addition, if any security that is sold or contributed to a FASIT by the holder of the related FASIT ownership security was required to be marked-to-market under Code section 475 by such holder, then section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be the greater of the securities value under present law or the securities value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable federal rate, compounded semiannually.

         The holder of a FASIT ownership security will be subject to a tax equal to 100% of the net income derived by the FASIT from any prohibited transactions. Prohibited transactions include:

o    the receipt of income derived from assets that are not permitted assets,

o    certain dispositions of permitted assets,

o the receipt of any income derived from any loan originated by a FASIT, and

o in certain cases, the receipt of income representing a servicing fee or other compensation.

         Any series for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

         Backup Withholding, Reporting and Tax Administration

         Securityholders of FASIT securities will be subject to backup withholding to the same extent holders of REMIC securities would be subject. See "--Miscellaneous Tax Aspects--Backup Withholding." For purposes of reporting and tax administration, holders of record of FASIT securities generally will be treated in the same manner as holders of REMIC securities.

Foreign Securityholders


         Foreign holders of FASIT securities will be subject to withholding to the same extent foreign holders of notes would be subject. See "- Tax Consequences to Holders of the Notes - Foreign Holders."

         Due to the complexity of the federal income tax rules applicable to securityholders and the considerable uncertainty that exists with respect to many aspects of those rules, we suggest that potential investors consult their own tax advisors regarding the tax treatment of the acquisition, ownership, and disposition of the securities.


                           State Tax Considerations

         In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, we suggest that potential investors consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.



                             ERISA Considerations


         The Employee Retirement Income Security Act of 1974, as amended and the Code impose certain restrictions on employee benefit plans subject to ERISA and on plans and other arrangements subject to Section 4975 of the Code ("Plans"), and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the securities without regard to the ERISA considerations described in this section, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

         Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in prohibited transactions involving a Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes or, in some cases, a civil penalty may be assessed under Section 502(i) of ERISA, on parties in interest which engage in non-exempt prohibited transactions.

         Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the securities--for example:

         o Prohibited Transaction Class Exemption ("PTE") 96-23, exempts certain transactions effected on behalf of a Plan by an in-house asset manager;

         o PTE 95-60, exempts certain transactions between insurance company general accounts and parties in interest;

         o PTE 91-38, exempts certain transactions between bank collective investment funds and parties in interest;

         o PTE 90-1, exempts certain transactions between insurance company pooled separate accounts and parties in interest; and

         o PTE 84-14, exempts certain transactions effected on behalf of a Plan by a qualified professional asset manager.

There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in the securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with such investment. Furthermore, these exemptions would not apply to transactions involved in operation of the trust if the assets of the trust were considered to include Plan assets.

         The DOL has issued a final regulation (29 C.F.R. Section 2510.3-101) (the "Plan Assets Regulation") containing rules for determining what constitutes the assets of a Plan. The Plan Assets Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an investment in an equity interest will be deemed for purposes of ERISA to be assets of the Plan unless certain exceptions apply.

         Under the terms of the Plan Assets Regulation, the trust may be deemed to hold plan assets by reason of a Plan's investment in a security; such plan assets would include an undivided interest in the trust assets and any other assets held by the trust. In such an event, persons providing services with respect to the assets of the trust may be parties in interest, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA and of
Section 4975 of the Code, with respect to transactions involving such assets unless such transactions are subject to a statutory, regulatory or administrative exemption.

         The look-through rule of the Plan Assets Regulation does not apply if the interest acquired by the Plan is treated as indebtedness under applicable local law and has no substantial equity features. Generally, a profits interest in a partnership, an undivided ownership interest in property and a beneficial ownership interest in a trust are deemed to be equity interests under the final regulation. If notes of a particular series were deemed to be indebtedness under applicable local law without any substantial equity features, an investing Plan's assets would include such notes, but not, by reason of such purchase, the underlying assets of the trust. The prospectus supplement related to a series will indicate the expected treatment of the securities in that series under the Plan Assets Regulation.

         If the interest is an equity interest, the Plan Assets Regulation creates an exception if the class of equity interests in question is:

         o widely held, i.e., held by 100 or more investors who are independent of the seller and each other;

         o    freely transferable; and

         o    sold as part of an offering pursuant to


              o an effective registration statement under the Securities Act of 1933, and then subsequently registered under the Securities Exchange Act of 1934 or

              o an effective registration statement under Section 12(b) or 12(g) of the Securities Exchange Act of 1934.

In addition, the regulation provides that if at all times more than 75% of the value of all classes of equity interests in the seller or the trust are held by investors other than benefit plan investors, which includes Plans; employee benefit plans as defined under ERISA, whether or not they are subject to ERISA; and any entity whose underlying assets include plan assets by reason of a plan's investment in the entity, the investing Plan's assets will not include any of the underlying assets of the seller or the trust.

         The DOL has granted to certain underwriters individual administrative exemptions (the "Underwriter Exemptions") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Underwriter Exemptions. These securities may include the certificates. The obligations covered by the Underwriter Exemptions include obligations such as the trust assets other than private securities and agency securities which are not insured or guaranteed by the United States or an agency or instrumentality of the United States, or home improvement contracts that are unsecured. The Underwriter Exemptions may apply to the acquisition, holding and resale of the securities by a Plan provided that certain conditions are met, including those listed in the next paragraph.

         While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions are generally similar and include:

         o the acquisition of the certificates by a Plan is on terms, including the price, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

         o the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

         o the certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either S&P, Moody's, DCR or Fitch;

         o The sum of all payments made to the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates. The sum of all payments made to and retained by the seller pursuant to the sale of the obligations to the trust represents not more than the fair market value of such obligations. The sum of all payments made to and retained by any servicer represents not more than reasonable compensation for such servicer's services under the related servicing agreement and reimbursement of the servicer's reasonable expenses in connection therewith;

         o The trustee must not be an affiliate of any other member of the Restricted Group; and

         o The Plan investing in the certificates is an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933.

         The trust also must meet the following requirements:

         o the corpus of the trust must consist solely of assets of the type which have been included in other investment pools;


         o securities in such other investment pools must have been rated in one of the three highest rating categories of a rating agency for at least one year prior to the Plan's acquisition of securities; and

         o securities evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of securities.

                  On July 21, 1997, the DOL published in the Federal Register an amendment to the Underwriter Exemptions, which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. The amendment generally allows mortgage loans or other secured receivables (the "Obligations") supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the trust, to be transferred to the trust within a 90-day or three-month pre-funding period following the closing date, instead of requiring that all such Obligations be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

                    (1) The ratio of the amount allocated to the pre-funding
               account to the total principal amount of the certificates being offered must not exceed twenty-five percent (25%).

                    (2) All Obligations transferred after the closing date
               (the "Additional Obligations") must meet the same terms and conditions for eligibility as the original Obligations used to create the trust, which terms and conditions have been approved by a rating agency.

                    (3) The transfer of such Additional Obligations to the
               trust during the pre-funding period must not result in the certificates to be covered by the Underwriter Exemption receiving a lower credit rating from a rating agency upon termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the certificates by the trust.

                    (4) Solely as a result of the use of pre-funding, the
               weighted average annual percentage interest rate for all of the Obligations in the trust at the end of the pre-funding period must not be more than 100 basis points lower than the average interest rate for the Obligations transferred to the trust on the closing date.

                    (5) In order to insure that the characteristics of the
               Additional Obligations are substantially similar to those of the original Obligations which were transferred to the trust:

                        o the characteristics of the Additional Obligations must be monitored by an insurer or other credit support provider that is independent of the seller; or

                        o an independent accountant retained by the seller must provide the seller with a letter (with copies provided to each rating agency rating the certificates, the related underwriter and the related trustee) stating whether or not the characteristics of the Additional Obligations conform to the characteristics described in the related prospectus, prospectus supplement, or pooling and servicing agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Obligations transferred to the trust as of the closing date.

                    (6) The pre-funding period must end no later than three
               months or 90 days after the closing date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an Event of Default occurs.

                    (7) Amounts transferred to any pre-funding account and
               capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments.

                    (8) The related prospectus or prospectus supplement must
               describe:


                        o any pre-funding account and capitalized interest account used in connection with a pre-funding account;

                        o   the duration of the pre-funding period;

                        o the percentage or dollar value of the amount allocated to the pre-funding account for the trust; and

                        o that the amounts remaining in the pre-funding account at the end of the pre-funding period will be remitted to certificateholders as repayments of principal.

                    (9) The related pooling and servicing agreement must
               describe the permitted investments for the pre-funding account and capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of Additional Obligations.

         Moreover, the Underwriter Exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities in a trust holding receivables as to which the fiduciary or its affiliates is an obligor provided that, among other requirements:

          o in the case of an acquisition in connection with the initial issuance of securities, at least fifty (50) percent of each class of securities in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty
               (50) percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group;

          o    such fiduciary or affiliate is an obligor with respect to five
               (5) percent or less of the fair market value of the obligations contained in the trust;

          o    a Plan's investment in securities does not exceed twenty-five
               (25) percent of all of the securities outstanding after the acquisition; and

          o    immediately after the acquisition, no more than twenty-five
               (25) percent of the assets of any Plan for which such person is a fiduciary are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Underwriter Exemptions do not apply to Plans sponsored by the seller, the underwriters of the securities, any trustee, any servicer, any insurer, any obligor with respect to obligations included in a trust constituting more than five (5) percent of the aggregate unamortized principal balance of the assets in a trust, or any affiliate of such parties (the "Restricted Group").

         Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the potential application of the Underwriter Exemptions to the purchase and holding of the securities and the potential consequences to their specific circumstances, prior to making an investment in the securities. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                               Legal Investment

         As specified in the prospectus supplement, the securities will not constitute mortgage-related securities under the Secondary Mortgage Market Enhancement Act of 1984. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the securities constitute legal investments for them.

                                    Ratings

         It will be a requirement for issuance of any series that the securities offered by this prospectus and the prospectus supplement be rated by at least one rating agency in one of its four highest applicable rating categories. The rating or ratings applicable to securities of each series offered hereby and by the prospectus supplement will be as set forth in the prospectus supplement. A securities rating should be evaluated independently of similar ratings on different types of securities. A securities rating does not address the effect that the rate of prepayments on loans or underlying loans, as applicable, for a series may have on the yield to investors in the securities of such series.



                             Plan of Distribution

         The seller may offer each series of securities through one or more underwriters that may be designated at the time of each offering of such securities. The prospectus supplement will set forth the specific terms of the offering of the series of securities and of each class within the series, the names of the underwriters, the purchase price of the securities, the proceeds to the seller from such sale, any securities exchange on which the securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to certain dealers. The place and time of delivery of each series of securities will also be set forth in the prospectus supplement relating to the series.

         This prospectus may be used by McDonald Investments Inc., a wholly-owned subsidiary of KeyCorp and an affiliate of the seller, or its successors, in connection with offers and sales related to secondary market transactions in the securities in which McDonald Investments Inc. acts a principal. McDonald Investments Inc. may also act as agent in such transactions. McDonald Investments Inc. is a member of the New York Stock Exchange, Inc. McDonald Investments Inc. is not a bank or a thrift, is an entity separate from the seller, and is solely responsible for its own contractual obligations and commitments.

                                 Legal Matters

         As specified in the prospectus supplement, certain legal matters in connection with the securities will be passed upon for the seller by Brown & Wood LLP, New York, New York.

                             Available Information

         The seller is subject to the informational requirements of the Securities Exchange Act of 1934 and accordingly files reports and other information with the SEC. Such reports and other information can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows:


          o Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and

          o Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048.


         Copies of such material can also be obtained from the Public Reference Section of the SEC, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the SEC maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the seller, that file electronically with the SEC.

         Copies of the registration statement of which this prospectus forms a part and the exhibits are on file at the offices of the SEC in Washington, D.C. Copies may be obtained at rates prescribed by the SEC upon request to the SEC, and may be inspected, without charge, at the offices of the SEC, 450 Fifth Street, N.W., Washington, D.C.


                    Incorporation of Documents by Reference

         All documents subsequently filed by or on behalf of the trust referred to in the accompanying prospectus supplement with the SEC pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of any offering of the securities issued by the trust shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of the filing of the documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained herein or in the prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

         The seller on behalf of any trust will provide without charge to each person to whom this prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to in the previous paragraph that have been or may be incorporated by reference in this prospectus but not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Such requests should be directed to Corporate Secretary, Key Tower, 127 Public Square, Cleveland, Ohio 44114.

                            Index of Defined Terms

Agreement.................................................5

Assumed reinvestment rate.................................6

Code......................................................56

Eligible Investments......................................18,19

Loans.....................................................10

Mortgaged properties......................................10

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

         The following table sets forth the estimated expenses in connection with the issuance and distribution of the Certificates being registered under this Registration Statement, other than underwriting discounts and commissions:


SEC Registration Fee..........................................  $      278.00
Printing and Engraving........................................  $   35,000.00
Legal Fees and Expenses.......................................  $   65,000.00
Trustee Fees and Expenses.....................................  $   15,000.00
Accounting Fees & Expenses....................................  $   25,000.00
Blue Sky Fees & Expenses......................................  $    5,000.00
Rating Agency Fees............................................  $  125,000.00
Miscellaneous ................................................  $    5,000.00

Total         ................................................$    275,278.00
                                                              ===============

--------------------


Item 15.  Indemnification of Directors and Officers.

         Article Tenth of the Registrant's Articles of Association provides for indemnification of directors and officers of the Registrant as follows:

         Article Tenth. (a) This Association shall indemnify, to the full extent permitted or authorized by the Ohio General Corporation Law as it may from time to time be amended, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a director, officer, or employee of this Association, or is or was serving at the request of this Association as a director, trustee, officer, or employee of another association, corporation, partnership, joint venture, trust, or other enterprise; in the case of a person serving at the request of this Association, such request shall be evidenced by a resolution of the Board of Directors or a duly-authorized committee thereof or by a writing executed by an officer of this Association pursuant to a resolution of the Board of Directors or a duly-authorized committee thereof. In the case of a merger into this Association of a constituent association which, if its separate existence had continued, would have been required to indemnify directors, officers, or employees in specified situations prior to the merger, any person who served as a director, officer, or employee of the constituent association, or served at the request of the constituent association as a director, trustee, officer, or employee of another association, corporation, partnership, joint venture, trust, or other enterprise, shall be entitled to indemnification by this Association (as the surviving association) for acts, omissions, or other events or occurrences prior to the merger to the same extent he would have been entitled to indemnification by the constituent association if its separate existence had continued. The indemnification provided by this Article Tenth shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled by law or under these Articles or the Bylaws, or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, or employee and shall inure to the benefit of the heirs, executors, and administrators of such a person.

             (b) Notwithstanding division (a) of this Article Tenth, no director, officer, or employee of this Association shall be indemnified against expenses, including attorneys' fees, penalties or other payments incurred in an administrative proceeding or action instituted by the Comptroller of the Currency or other appropriate bank regulatory agency when such proceeding or action results in a final order assessing civil money penalties against, or requiring affirmative action of, such director, officer, or employee in the form of payments to this Association.

              (c) This Association may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit, or self-insurance on behalf of or for any person who is or was a director, officer, employee, or agent of this Association, or is or was serving at the request of this Association as a director, trustee, officer, employee, or agent of another association, corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any capacity, or arising out of his status as such, whether or not this Association would have the power to indemnify him against liability under the provisions of this Article Tenth or of the Ohio General Corporation Law; provided, however, such insurance shall explicitly exclude insurance coverage for a formal order assessing civil money penalties against a director, officer, or employee of this Association as a result of an administrative proceeding or action instituted by the Comptroller of the Currency or other appropriate bank regulatory agency. Insurance may be purchased from or maintained with a person in which this Association has a financial interest.

              (d) Expenses (including attorney's fees) incurred by a director in defending any action, suit, or proceeding referred to in division
         (a) of this Article Tenth commenced or threatened against the director for any action or failure to act as a director shall be paid by this Association, as they are incurred, in advance of final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director in which he agrees both
         (i) to repay the amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to this Association or undertaken with reckless disregard for the best interests of this Association and
         (ii) to reasonably cooperate with this Association concerning the action, suit, or proceeding. The provisions of this paragraph shall not apply if the only liability asserted against the director in such action, suit, or proceeding is for (i) the payment of a dividend or distribution, or the making of a distribution of assets to shareholders, or the purchase or redemption of this Association's own shares, contrary in any such case of law or these Articles of Association, or (ii) a distribution of assets to shareholders during the winding up of the affairs of the Association, on dissolution or otherwise, without the payment of all known obligations of the Association, or without making adequate provision therefor.

         Expenses (including attorney's fees) incurred by a director (to the extent the expenses are not required to be advanced pursuant to the preceding paragraph), officer, or employee in defending any action, suit, or proceeding referred to in division (a) of this Article Tenth may be paid by this Association, as they are incurred, in advance of final disposition of the action, suit, or proceeding, as authorized by the Board of Directors in the specific case, upon receipt of an undertaking by or on behalf of the director, officer, or employee to repay the amount if it is ultimately determined that he is not entitled to be indemnified by this Association.

              (e) Notwithstanding division (d) of this Article Tenth, expenses, including attorneys' fees, incurred by a present or former director, officer, or employee of this Association in defending an administrative proceeding or action instituted by the Comptroller of the Currency or other appropriate bank regulatory agency that seeks a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to this Association, may be paid by this Association as they are incurred in advance of the final disposition of the action, suit, or proceeding, only in the event that:

               (i) the Board of Directors of this Association, in good faith, determines in writing that all of the following conditions are met:

                    (A) the director, officer, or employee has a substantial likelihood of prevailing on the merits;

                    (B) in the event the director, officer, or employee does not prevail, he will have the financial capability to reimburse this Association;

                    (C) all applicable laws and regulations affecting loans to the director, officer, or employee will be complied with in the event reimbursement is required;

                    (D) payment of expenses by this Association will not adversely affect this Association's safety and soundness; and

               (ii) the director, officer, or employee enters into an
                    agreement with this Association to repay such amount if:

                    (A) such administrative proceeding or action instituted by the Comptroller of the Currency or other appropriate bank regulatory agency results in a final order assessing civil money penalties against, or requiring affirmative action of, such director, officer, or employee in the form of payments to this Association; or

                    (B) the Board of Directors of this Association finds that the director, officer, or employee willfully misrepresented factors relevant to the Board of Directors' determination of conditions (A) or (B) set forth in (i), above.

If at any time the Board of Directors of this Association believes that any of the conditions set forth in (i) above are no longer met, such expenses will no longer be paid by this Association.

          (f) Notwithstanding divisions (a) through (e) of this Article Tenth, all of the provisions of this Article Tenth are subject to the authority of the Office of the Comptroller of the Currency to direct a modification of a specific indemnification by a national bank through appropriate administrative action.



Item 16. Exhibits.

         1.1      Form of Underwriting Agreement.
         3.1      Articles of Association of the Registrant.*
         3.2      Bylaws of the Registrant.*
         4.1      Form of Pooling and Servicing Agreement.
         4.2      Form of Sale and Servicing Agreement.
         4.3      Form of Trust Agreement.
         4.4      Form of Indenture.
         5.1 Opinion of Brown & Wood LLP as to legality of the Securities (including consent of such firm).**
         8.1 Opinion of Brown & Wood LLP as to certain tax matters (including consent of such firm).**
         10.1     Form of Mortgage Loan Purchase Agreement.
         23.1     Consent of Brown & Wood LLP (included in exhibits 5.1
                  and 8.1 hereof).**
         24.1     Powers of Attorney.*
-------------
         *Filed previously with the Commission on July 2, 1999 as an exhibit to the Registration Statement on Form S-3 (No.333-82215)

         **To be filed.


Item 17.  Undertakings.

         (a) The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3)
               of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                    (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the registration statement or any material change of such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (f) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (j) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under
Section 305(b)(2) of the Act.

SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on the 23rd day of December, 1999.

                                          KEYBANK NATIONAL ASSOCIATION


                                          By:      /s/ Daniel R. Stolzer
                                               ------------------------------
                                               Name:   Daniel R. Stolzer
                                               Title:  Senior Vice President
                                                       and Associate General
                                                       Counsel



Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Form S-3 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                   Title                                                      Date

                  *                         President, Chief Executive Officer                 December 23, 1999
------------------------------------        (principal executive officer) and Director
Gary R. Allen

                  *                         Chief Financial Officer (principal financial       December 23, 1999
------------------------------------        and accounting officer) and Director
Kevin P. Riley

                  *                         Director                                           December 23, 1999
------------------------------------
Patrick V. Auletta


                  *                         Director                                           December 23, 1999
------------------------------------
James S. Bingay


                  *                         Director                                           December 23, 1999
------------------------------------
Michael A. Butler


                  *                         Director                                           December 23, 1999
------------------------------------
Linda A. Grandstaff


                  *                         Director                                           December 23, 1999
------------------------------------
Allen J. Gula, Jr.


                  *                         Director                                           December 23, 1999
------------------------------------
Carl C. Heintel, Jr.


                  *                         Director                                           December 23, 1999
------------------------------------
Robert G. Jones

                  *                         Director                                           December 23, 1999
------------------------------------
Daniel E. Klimas


                  *                         Director                                           December 23, 1999
------------------------------------
Jack L. Kopnisky

                  *                         Director                                           December 23, 1999
------------------------------------
John H. Mancuso

                  *                         Director                                           December 23, 1999
------------------------------------
Bruce D. Murphy

                  *                         Director                                           December 23, 1999
------------------------------------
K. Brent Somers

                  *                         Director                                           December 23, 1999
------------------------------------
Kenton A. Thompson



* By:  /s/  Daniel R. Stolzer               Attorney-in-Fact                                   December 23, 1999
     -------------------------------        under Power of Attorney
       Daniel R. Stolzer
       Attorney-in-Fact


                             EXHIBIT INDEX
Exhibit
No.               Description of Exhibit
-------           ----------------------
   1.1            Form of Underwriting Agreement.
   3.1            Articles of Association of the Registrant.*
   3.2            Bylaws of the Registrant.*
   4.1            Form of Pooling and Servicing Agreement.
   4.2            Form of Sale and Servicing Agreement.
   4.3            Form of Trust Agreement.
   4.4            Form of Indenture.
   5.1            Opinion of Brown & Wood LLP as to legality of the
                  Securities (including consent of such firm).**
   8.1            Opinion of Brown & Wood LLP as to certain tax
                  matters (including consent of such firm).**
  10.1            Form of Mortgage Loan Purchase Agreement.
  23.1            Consent of Brown & Wood LLP (included in exhibits 5.1
                  and 8.1 hereof).**
  24.1            Powers of Attorney.*

-------------
*Filed previously with the Commission on July 2, 1999 as an exhibit to the Registration Statement on Form S-3 (No. 333-82215).
** To be filed.

                                                                   Exhibit 4.1


=============================================================================



                         KEYBANK NATIONAL ASSOCIATION,
                                   as Seller


                                      and


                                     [ ],
                         as Seller and Master Servicer


                                      and


                                     [ ],
                                  as Trustee



                            -----------------------

                        POOLING AND SERVICING AGREEMENT

                                Dated as of [ ]

                            ----------------------


                [ ] Home Equity Loan Asset-Backed Certificates

                                  Series [ ]



==============================================================================

                               Table of Contents
                                                                       Page

                                  ARTICLE I.

                                  Definitions

         Section 1.01    Definitions.......................................1
         Section 1.02    Interest Calculations............................22

                                  ARTICLE II.

                  Conveyance of Mortgage Loans; Original Issuance of Certificates; Tax Treatment

         Section 2.01    Conveyance of Mortgage Loans.....................23
         Section 2.02    Acceptance by Trustee............................26
         Section 2.03    Representations and Warranties Regarding the
                         Seller and the Master Servicer...................27
         Section 2.04    Representations and Warranties of the Seller
                         Regarding the Mortgage Loans.....................29
         Section 2.05    Representations and Warranties of the Seller.....36
         Section 2.06    Substitution of Mortgage Loans...................37
         Section 2.07    Execution and Authentication of Certificates.....38
         Section 2.08    Designation of Interests in the REMIC............38
         Section 2.09    Designation of Start-up Day......................38
         Section 2.10    REMIC Certificate Maturity Date..................38
         Section 2.11    Tax Returns and Reports to Certificateholders....39
         Section 2.12    Tax Matters Person...............................39
         Section 2.13    REMIC Related Covenants..........................39

                                 ARTICLE III.

                Administration and Servicing of Mortgage Loans

         Section 3.01    The Master Servicer..............................42
         Section 3.02    Collection of Certain Mortgage Loan Payments.....44
         Section 3.03    Withdrawals from the Collection Account..........46
         Section 3.04    Maintenance of Hazard Insurance; Property
                         Protection Expenses..............................47
         Section 3.05    Maintenance of Mortgage Impairment Insurance.....47
         Section 3.06    Fidelity Bond....................................48
         Section 3.07    Management and Realization Upon Defaulted
                         Mortgage Loans...................................48
         Section 3.08    Trustee to Cooperate.............................50
         Section 3.09    Servicing Compensation; Payment of Certain
                         Expenses by Master Servicer......................50
         Section 3.10    Annual Statement as to Compliance................50
         Section 3.11    Annual Servicing Report..........................51
         Section 3.12    Access to Certain Documentation and Information
                         Regarding the Mortgage Loans.....................51
         Section 3.13    Reserved.........................................51
         Section 3.14    Reserved.........................................51
         Section 3.15 Reports of Foreclosures and Abandonments of Mortgaged Properties, Returns Relating to Mortgage Interest Received from Individuals and
                         Returns Relating to..............................51
         Section 3.16    Advances by the Master Servicer..................52
         Section 3.17    Superior Liens...................................52
         Section 3.18    Assumption Agreements............................53
         Section 3.19    Payment of Taxes, Insurance and Other Charges....54
         Section 3.20    Optional Purchase of Defaulted Mortgage Loans....54
         Section 3.21    Compensating Interest............................54

                                  ARTICLE IV.

                       The Certificate Insurance Policy

         Section 4.01    The Certificate Insurance Policy.................54
         Section 4.02    [Reserved].......................................55
         Section 4.03    Claims Upon the Certificate Insurance Policy.....55

                                  ARTICLE V.

                    Payments and Statements to Certificateholders; Rights of Certificateholders

         Section 5.01    Distributions....................................56
         Section 5.02    Reserved.........................................58
         Section 5.03    Statements.......................................58
         Section 5.04    Distribution Account.............................61
         Section 5.05    Investment of Accounts...........................61

                                  ARTICLE VI.

                               The Certificates

         Section 6.01    The Certificates.................................62
         Section 6.02    Registration of Transfer and Exchange of
                         Certificates.....................................63
         Section 6.03    Mutilated, Destroyed, Lost or Stolen
                         Certificates.....................................68
         Section 6.04    Persons Deemed Owners............................68
         Section 6.05    Appointment of Paying Agent......................68

                                 ARTICLE VII.

                      The Seller and the Master Servicer

         Section 7.01    Liability of the Seller and the Master Servicer .69
         Section 7.02    Merger or  Consolidation  of, or Assumption of
                         the  Obligations of, the Seller or the Master
                         Servicer.........................................69
         Section 7.03    Limitation on Liability of the Master Servicer
                         and Others.......................................69
         Section 7.04    Master Servicer Not to Resign....................70
         Section 7.05    Delegation of Duties.............................70
         Section 7.06    Indemnification of the Trust by the Master
                         Servicer.........................................71
         Section 7.07    Inspection.......................................71

                                 ARTICLE VIII.

                                    Default

         Section 8.01    Events of Default................................72
         Section 8.02    Trustee to Act; Appointment of Successor.........74
         Section 8.03    Waiver of Defaults...............................75
         Section 8.04    Notification to Certificateholders...............75
         Section 8.05    Rights of the Certificate Insurer to Exercise
                         Rights of Class A Certificateholders.............75
         Section 8.06    Trustee to Act Solely with Consent of the
                         Certificate Insurer..............................76
         Section 8.07    Mortgage Loans, Trust and Accounts Held for
                         Benefit of the Certificate Insurer...............76
         Section 8.08    Certificate Insurer Default......................77

                                  ARTICLE IX.

                                  The Trustee

         Section 9.01    Duties of Trustee................................77
         Section 9.02    Certain Matters Affecting the Trustee............79
         Section 9.03    Trustee Not Liable for Certificates or
                         Mortgage Loans...................................82
         Section 9.04    Trustee May Own Certificates.....................83
         Section 9.05    Master Servicer to Pay Trustee Fees and
                         Expenses.........................................83
         Section 9.06    Eligibility Requirements for Trustee.............84
         Section 9.07    Resignation or Removal of Trustee................84
         Section 9.08    Successor Trustee................................85
         Section 9.09    Merger or Consolidation of Trustee...............85
         Section 9.10    Appointment of Co-Trustee or Separate Trustee....86
         Section 9.11    Limitation of Liability..........................87
         Section 9.12    Trustee May Enforce Claims Without Possession
                         of Certificates; Inspection......................87
         Section 9.13    Suits for Enforcement............................88
         Section 9.14    Reports to the Commission........................88

                                  ARTICLE X.

                                  Termination

         Section 10.01   Termination......................................88
         Section 10.02   Additional Termination Requirements..............90

                                  ARTICLE XI.

                           Miscellaneous Provisions

         Section 11.01   Amendment........................................91
         Section 11.02   Recordation of Agreement.........................92
         Section 11.03   Limitation on Rights of Certificateholders.......92
         Section 11.04   Governing Law....................................93
         Section 11.05   Notices..........................................93
         Section 11.06   Severability of Provisions.......................95
         Section 11.07   Assignment.......................................95
         Section 11.08   Certificates Nonassessable and Fully Paid........95
         Section 11.09   Third-Party Beneficiaries........................95
         Section 11.10   Counterparts.....................................95
         Section 11.11   Effect of Headings and Table of Contents.........95


EXHIBIT A          -      FORM OF REGULAR CERTIFICATE....................A-1
EXHIBIT B          -      FORM OF CLASS R CERTIFICATE....................B-1
EXHIBIT C          -      MORTGAGE LOAN SCHEDULE.........................C-1
EXHIBIT D          -      MONTHLY INFORMATION DELIVERED TO TRUSTEE.......D-1
EXHIBIT E          -      ERISA REPRESENTATION LETTER....................E-1
EXHIBIT F          -      LETTER OF REPRESENTATIONS......................F-1
EXHIBIT G          -      FORM OF REQUEST FOR RELEASE....................G-1
EXHIBIT H          -      FORM OF INVESTMENT LETTER......................H-1
EXHIBIT I          -      TRANSFER AFFIDAVIT.............................I-1
EXHIBIT J          -      LIST OF SERVICING OFFICERS.....................J-1
EXHIBIT K          -      CLOSING LETTER.................................K-1
EXHIBIT L          -      FORM OF CERTIFICATE INSURANCE POLICY...........L-1
EXHIBIT M-1               CERTIFICATION AS TO ASSIGNMENTS..............M-1-1
EXHIBIT M-2               CERTIFICATION AS TO MORTGAGE FILE
                          (OTHER THAN ASSIGNMENTS).....................M-2-1

         This Pooling and Servicing Agreement, dated as of [ ], among KeyBank National Association, as Seller (the "Seller"), and [ ] as Master Servicer (in such capacity, the "Master Servicer"), and [ ], as Trustee (the "Trustee").

                             PRELIMINARY STATEMENT

         The Seller is the owner of the Trust that is hereby conveyed to the Trustee in return for the Certificates. The Trust for federal income tax purposes will consist of a single REMIC. The Certificates will represent the entire beneficial ownership interest in the Trust. The Regular Certificates will represent the "regular interests" in the Trust and the Residual Certificates will represent the single "residual interest" in the Trust. The "latest possible maturity date" for federal income tax purposes of all interests created hereby will be the REMIC Certificate Maturity Date.

         In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                                  ARTICLE I.

                                  Definitions

         Section 1.01 Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

         Accounts: Collectively, the Collection Account and the Distribution Account.

         Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative to the foregoing.

         Aggregate Class Principal Balance: As to any Distribution Date, the sum of the Class Principal Balances of each Class of Regular Certificates immediately prior to such Distribution Date.

         Agreement: This Pooling and Servicing Agreement and all amendments hereof and supplements and exhibits hereto.

         Appraised Value: The appraised value of the Mortgaged Property based upon the appraisal made by or for the originator at the time of the origination of the related Mortgage Loan.

         Assignment Event: The 30th day following either (i) the occurrence and continuance of an Event of Default, (ii) a Rating Downgrade Event, (iii) the declaration of an Assignment Event by the Certificate Insurer, pursuant to
Section 2.01 or (iv) with respect to a particular Mortgage Loan, the occurrence of a foreclosure proceeding or the insolvency of the related Mortgagor.

         Assignment of Mortgage: With respect to any Mortgage, an assignment, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to reflect the sale of the Mortgage to the Trustee, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction.

         Available Funds: As to any Distribution Date, the sum of (A) the sum of all amounts described in clauses (i) through (vii) inclusive, of Section 3.02(b) received by the Master Servicer (including any amounts paid by the Master Servicer and the Seller and excluding (a) any amounts not required to be deposited in the Collection Account pursuant to Section 3.02(b) and (b) any amounts paid to the Master Servicer or withdrawn by the Trustee pursuant to Sections 3.03(ii), (iii), (iv), (v), (vi), (vii) and (viii) in respect of the Mortgage Loans) during the related Due Period and deposited into the Collection Account, (B) Insured Payments, if any, and (C) any Termination Price with respect to the Mortgage Loans deposited to the Distribution Account pursuant to Section 10.01(a). No amount included in this definition by virtue of being described by any component of the definition thereof shall be included twice by virtue of also being described by any other component or otherwise.

         Balloon Loans: Any Mortgage Loan that provided for monthly payments which would not be sufficient to fully amortize its Principal Balance on the related maturity date.

         BIF: The Bank Insurance Fund, as from time to time constituted, created under the Financial Institutions Reform, Recovery and Enhancement Act of 1989, or, if at any time after the execution of this Agreement the Bank Insurance Fund is not existing and performing duties now assigned to it, the body performing such duties on such date.

         Book-Entry Certificate: Any Class of Regular Certificates registered in the name of the Depository or its nominee, ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository).

         Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the States of New York, Rhode Island or the state in which the Corporate Trust Office is located are required or authorized by law or executive order to be closed.

         Certificate:  Any Class A or Class R Certificate.

         Certificate Insurance Policy: The Certificate Guaranty Insurance Policy (No. 28162) with respect to the Class A Certificates and all endorsements thereto dated the Closing Date, issued by the Certificate Insurer to the Trustee for the benefit of the Holders of each Class of Class A Certificates, a copy of which is attached hereto as Exhibit L.

         Certificate Insurer: MBIA Insurance Corporation, a stock insurance company organized and created under the laws of the State of New York, or any successor thereto.

         Certificate Insurer Default: (i) Any failure of the Certificate Insurer to make a payment required under the Certificate Insurance Policy in accordance with its terms; (ii) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Certificate Insurer in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, rehabilitation, reorganization or other similar law or (B) a decree or order adjudging the Certificate Insurer as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, rehabilitation, arrangement, adjustment or composition of or in respect of the Certificate Insurer under any applicable United States federal or state law, or appointing a custodian, receiver, liquidator, rehabilitator, assignee, trustee, sequestrator or other similar official of the Certificate Insurer or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in each case in effect for a period of 60 consecutive days; or (iii) the commencement by the Certificate Insurer of a voluntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated as bankrupt or insolvent, or the consent by the Certificate Insurer to the entry of a decree or order for relief in respect of the Certificate Insurer in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Certificate Insurer, or the filing by the Certificate Insurer of a petition or answer or consent seeking reorganization or relief under any applicable United States federal or state law, or the consent by the Certificate Insurer to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Certificate Insurer or of any substantial part of its property, or the making by the Certificate Insurer of an assignment for the benefit of its creditors, or the failure by the Certificate Insurer to pay debts generally as they become due, or the admission by the Certificate Insurer in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Certificate Insurer in furtherance of any such action.

         Certificate Owner: The Person who is the beneficial owner of a Book-Entry Certificate.

         Certificate Rate: With respect to the Class A-1 Certificates, [ ]% per annum. With respect to the Class A-2 Certificates, [ ]% per annum. With respect to the Class A-3 Certificates, [ ]% per annum. With respect to the Class A-4 Certificates, [ ]% per annum. With respect to the Class A-5 Certificates, [ ]% per annum. With respect to the Class A-6 Certificates, the lesser of (a) [ ]% per annum or (b) the Maximum Rate. With respect to the Class A-7 Certificates, [ ]% per annum.

         Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to Section 6.02.

         Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent, direction, waiver or request pursuant to this Agreement, (x) any Class of Certificates registered in the name of the Seller, the Master Servicer or any Person actually known to a Responsible Officer of the Trustee to be an Affiliate of the Seller or the Master Servicer and (y) any Class of Certificates for which the Seller, the Master Servicer or any Person actually known to a Responsible Officer of the Trustee to be an Affiliate of the Seller or the Master Servicer is the Certificate Owner or Holder shall be deemed not to be outstanding (unless to the actual knowledge of a Responsible Officer of the Trustee (i) the Seller or the Master Servicer or such Affiliate is acting as trustee or nominee for a Person who is not an Affiliate of the Seller or the Master Servicer and who makes the voting decision with respect to such Class of Certificates or (ii) the Seller or the Master Servicer or such Affiliate is the Certificate Owner or Holder of all the Certificates of a Class, but only with respect to the Class as to which the Seller or the Master Servicer or such Affiliate owns all the Certificates) and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect any such consent, direction, waiver or request has been obtained.

         Civil Relief Act: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

         Civil Relief Act Interest Shortfall: With respect to any Distribution Date, for any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Due Period as a result of the application of the Civil Relief Act, the amount by which
(i) interest collectible on such Mortgage Loan during such Due Period is less than (ii) one month's interest on the Principal Balance of such Mortgage Loan at the Net Loan Rate for such Mortgage Loan before giving effect to the application of the Civil Relief Act.

         Class: With respect to each of Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7 and Class R, all of the Certificates of such Class.

         Class A Certificate: Any of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 or Class A-7 Certificates.

         Class A Certificateholder:  A Holder of a Class A Certificate.

         Class A Monthly Principal Distributable Amount: With respect to any Distribution Date, the amount equal to the sum of the following amounts (without duplication) with respect to the immediately preceding Due Period:
(i) that portion of all Monthly Payments allocable to principal on Mortgage Loans and actually collected, including all Curtailments and Principal Prepayments received during the related Due Period, (ii) the Principal Balance of each Mortgage Loan which first became a Liquidated Mortgage Loan for the first time during the related Due Period, (iii) the portion of the Purchase Price allocable to principal of all Defective Mortgage Loans that were repurchased during the related Due Period, (iv) the principal portion of any Substitution Adjustments for Mortgage Loans, deposited to the Distribution Account pursuant to Section 2.06 on or prior to the related Determination Date and not previously distributed and (v) the Distributable Excess Spread, if any, for such Distribution Date.

         Class A Principal Distribution Amount: With respect to any Distribution Date, the sum of (a) the Class A Monthly Principal Distributable Amount for such Distribution Date and (b) any Class A Principal Shortfall Amount for such Distribution Date.

         Class A Principal Shortfall Amount: With respect to any Distribution Date, the amount, if any, by which the Aggregate Class Principal Balance exceeds the Pool Principal Balance at the end of the related Due Period after giving effect to all distributions of amounts on deposit in the Distribution Account available to pay the Class A Monthly Principal Distributable Amount (exclusive of Distributable Excess Spread) and draws under the Policy for such Distribution Date.

         Class A-1 Certificate: Any Certificate executed and authenticated by the Trustee and substantially in the form attached hereto as Exhibit A and designated as a Class A-1 Certificate pursuant to Section 6.01.

         Class A-2 Certificate: Any Certificate executed and authenticated by the Trustee and substantially in the form attached hereto as Exhibit A and designated as a Class A-2 Certificate pursuant to Section 6.01.

         Class A-3 Certificate: Any Certificate executed and authenticated by the Trustee and substantially in the form attached hereto as Exhibit A and designated as a Class A-3 Certificate pursuant to Section 6.01.

         Class A-4 Certificate: Any Certificate executed and authenticated by the Trustee and substantially in the form attached hereto as Exhibit A and designated as a Class A-4 Certificate pursuant to Section 6.01.

         Class A-5 Certificate: Any Certificate executed and authenticated by the Trustee and substantially in the form attached hereto as Exhibit A and designated as a Class A-5 Certificate pursuant to Section 6.01.

         Class A-6 Certificate: Any Certificate executed and authenticated by the Trustee and substantially in the form attached hereto as Exhibit A and designated as a Class A-6 Certificate pursuant to Section 6.01.

         Class A-7 Certificate: Any Certificate executed and authenticated by the Trustee and substantially in the form attached hereto as Exhibit A and designated as a Class A-7 Certificate pursuant to Section 6.01.

         Class A-7 Principal Distribution Amount: With respect to any Distribution Date, will be the product of (i) the applicable Class A-7 Principal Payment Percentage for such Distribution Date and (ii) the Class A-7 Pro Rata Principal Distribution Amount for such Distribution Date; provided that the Class A-7 Principal Distribution Amount shall not exceed the Class Principal Balance of the Class A-7 Certificates.

         Class A-7 Principal Payment Percentage: For each Distribution Date shall be as follows:

                                                            Principal Payment
                    Distribution Dates                         Percentage






         Class A-7 Pro Rata Principal Distribution Amount: For any Distribution Date, an amount equal to the product of (x) a fraction, the numerator of which is the Class Principal Balance of the Class A-7 Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Class Principal Balance of all Classes of the Class A Certificates immediately prior to such Distribution Date and (y) the Class A Principal Distribution Amount for such Distribution Date.

         Class Interest Carryover Shortfall: With respect to any Class of Regular Certificates and any Distribution Date, the amount by which the Class Interest Distribution for such Class for each prior Distribution Date exceeded the amount of interest actually distributed on such prior Distribution Dates.

         Class Interest Distribution: With respect to any Distribution Date and each Class of Regular Certificates, the sum of (i) the applicable Class Monthly Interest Distributable Amount for such Class on such Distribution Date and (ii) the applicable Outstanding Class Interest Carryover Shortfall for such Class on such Distribution Date.

         Class Monthly Interest Distributable Amount: As to any Distribution Date and Class of Regular Certificates, interest accrued during the related Interest Period at the applicable Certificate Rate on the related Class Principal Balance immediately prior to such Distribution Date reduced by an amount equal to such Class' pro rata share (based on the amount of interest to which such Class would have been otherwise entitled) of the Civil Relief Act Interest Shortfall, if any, for such Distribution Date.

         Class Principal Balance: As of any date of determination and Class of Class A Certificates, the Original Class Certificate Principal Balance for such Class reduced by the aggregate of all amounts previously distributed to the Certificateholders of such Class in respect of principal from the Class A Principal Distribution Amount on all previous Distribution Dates.

         Class R Certificate: Any Certificate executed and authenticated by the Trustee substantially in the form set forth in Exhibit B hereto.

         Class R Certificateholder:  The Holder of a Class R Certificate.

         Closing Date:  [ ].

         Code: The Internal Revenue Code of 1986, as the same may be amended from time to time (or any successor statute thereto).

         Collection Account: The custodial account or accounts created and maintained pursuant to Section 3.02(b). The Collection Account shall be an Eligible Account.

         Combined Loan-to-Value Ratio or CLTV: With respect to any Mortgage Loan, (i) the sum of the original principal balance of such Mortgage Loan and the outstanding principal balance of the First Lien, if any, as of the date of origination of the Mortgage Loan, divided by the (ii) the lesser of (a) Appraised Value or (b) the related purchase price for the related Mortgaged Property, as applicable.

         Commission:  The Securities and Exchange Commission.

         Compensating Interest: As to any Distribution Date, the amount calculated pursuant to Section 3.21.

         Corporate Trust Office: The office of the Trustee at which at any particular time its corporate business shall be principally administered, which office on the Closing Date is located at 450 West 33rd Street, New York, New York 10001, Attention: Structured Finance Services.

         CPR: The Constant Prepayment Rate, which represents an assumed constant rate of prepayment each month, expressed as a per annum percentage principal balance of the pool of Mortgage Loans for that month.

         Curtailment: With respect to a Mortgage Loan, any payment of principal received during a Due Period as part of a payment that is in excess of the amount of the Monthly Payment due for such Due Period and which is not intended to satisfy the Mortgage Loan in full, nor is intended to cure a delinquency or to be applied for subsequent Monthly Payments as and when the same come due pursuant to directions from the Mortgagor to such effect.

         Cut-Off Date:  The commencement of business on [ ].

         Cut-Off Date Pool Principal Balance: $[ ], which equals, as of the Closing Date, the Pool Principal Balance.

         Cut-Off Date Principal Balance: With respect to any Mortgage Loan, the unpaid principal balance thereof as of the Cut-Off Date (or as of the applicable date of substitution with respect to an Eligible Substitute Mortgage Loan pursuant to Section 2.02 or 2.04).

         Debt Service Reduction: As to any Mortgage Loan and any Determination Date, the excess of (i) the installment of principal and interest due on the related Due Date under the terms of such Mortgage Loan over (ii) the amount of the monthly payment of principal and/or interest required to be paid by the Mortgagor as established by a court of competent jurisdiction (pursuant to an order which has become final and nonappealable) as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, as amended from time to time (11 U.S.C.).

         Defective Mortgage Loan: Any Mortgage Loan subject to repurchase or substitution by the Seller pursuant to Section 2.02 or 2.04.

         Deficiency Amount: With respect to any Distribution Date: (A) the excess, if any, of (i) the Class Monthly Interest Distributable Amount for each Class of Class A Certificates plus any Class Interest Carryover Shortfall for each Class of Class A Certificates over (ii) funds on deposit in the Distribution Account available to be distributed therefor on such Distribution Date (less the Trustee Fee, the Premium Amount for such Distribution Date and any Insured Payment) and (B) the Guaranteed Principal Amount.

         Definitive Certificates:  As defined in Section 6.02(c).

         Delinquency Percentage: With respect to any Distribution Date, a fraction, the numerator of which is the 90 Day+ Rolling Average for such Distribution Date and the denominator of which is the aggregate Principal Balances of the Mortgage Loans as of the last day of the preceding Due Period.

         Deposit Event: The lowering of the Master Servicer's short-term debt rating below "P-1" by Moody's or "A-1" by S&P.

         Seller: KeyBank National Association, a national banking association headquartered in Cleveland, Ohio, or any successor thereto.

         Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is Cede & Co., as the registered Holder of Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 Certificates evidencing $[ ], $[ ], $[ ], $[ ], $[ ], $[ ] and $[ ], respectively, in initial aggregate principal amount of such Certificates. The Depository shall at all times be a "clearing corporation" as defined in
Section 8-102(3) of the UCC of the State of New York.

         Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         Determination Date: With respect to the first Distribution Date, the Closing Date and with respect to any other Distribution Date, the eighteenth day of the month in which such Distribution Date occurs (or if such day is not a Business Day, the Business Day immediately succeeding such eighteenth day).

         Distributable Excess Spread: As to any Distribution Date, the lesser of (i) the portion of Available Funds for such Distribution Date remaining after the application thereof pursuant to Section 5.01 (a)(i)-(iv) and (ii) the excess, if any, of the Targeted Overcollateralization Amount for such Distribution Date over the Overcollateralization Amount for such date.

         Distribution Account: The account established by the Trustee pursuant to Section 5.04. The Distribution Account shall be an Eligible Account.

         Distribution Date: The twenty-fifth day of each month or, if such day is not a Business Day, then the next Business Day, beginning in January 1999.

         Due Date: As to any Mortgage Loan, the day of the month on which the Monthly Payment is due from the Mortgagor exclusive of any days of grace.

         Due Period: With respect to each Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

         Eligible Account: A segregated account that is (i) maintained with a depository institution whose debt obligations at the time of any deposit therein have the highest short-term debt rating by the Rating Agencies and whose accounts are fully insured by either the SAIF or the BIF of the Federal Deposit Insurance Corporation established by such fund with a minimum long-term unsecured debt rating of "Aa2" by Moody's and "AA" by S&P (except that such ratings shall be "A1" by Moody's and "A" by S&P for so long as such account is held at [ ]), and which is any of (A) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (B) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (C) a national banking association duly organized, validly existing and good standing under the federal banking laws, (D) a principal subsidiary of a bank holding company; (ii) a segregated trust account maintained with the corporate trust department of a federal or state chartered depository institution or trust company, having capital and surplus of not less than $100,000,000 (except that such capital and surplus requirement shall not be less than $50,000,000 so long as such institution is [ ]), acting in its fiduciary capacity or (iii) otherwise acceptable to each Rating Agency and the Certificate Insurer as evidenced by a letter from each Rating Agency and the Certificate Insurer to the Trustee, without reduction or withdrawal of the then current ratings of the Certificates.

         Eligible Investments: One or more of the following (excluding any callable investments purchased at a premium):

            (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States;

           (ii) repurchase agreements on obligations specified in clause (i) maturing not more than 30 days from the date of acquisition thereof, provided however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (a) above and must (i) be valued daily at current market price plus accrued interest, (ii) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the Trustee in exchange for such collateral and (iii) be delivered to the Trustee or, if the Trustee is supplying the collateral, an agent for the Trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certified securities;

         (iii) federal funds, certificates of deposit, time deposits and bankers' acceptances of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the unsecured short-term debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by S&P and Moody's in their respective highest unsecured short-term debt rating category and that each such investment has an original maturity of not more than 365 days;

         (iv) commercial paper (having original maturities of not more than 90 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition have been rated by S&P and Moody's in their respective highest short-term rating categories;

          (v) short term investment funds ("STIFS"), sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof, which on the date of acquisition has been rated by S&P and Moody's in their respective highest rating category;

         (vi) interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time as the interest is held in such fund has a rating of "AAA" by S&P and a rating of "Aaa" by Moody's; and

        (vii) other obligations or securities that are acceptable to each Rating Agency and the Certificate Insurer as an Eligible Investment hereunder and will not result in a reduction in the then current rating of the Certificates, as evidenced by a letter to such effect from such Rating Agency and the Certificate Insurer and with respect to which the Master Servicer and the Trustee have received confirmation that, for tax purposes, the investment complies with the last clause of this definition;

provided that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

         Eligible Substitute Mortgage Loan: A Mortgage Loan substituted by the Seller for a Defective Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Defective Mortgage Loan, an aggregate Principal Balance), not in excess of and not more than 5% less than the Principal Balance of the Defective Mortgage Loan; (ii) have a Loan Rate not less than the Loan Rate of the Defective Mortgage Loan and not more than 1% in excess of the Loan Rate of such Defective Mortgage Loan; (iii) have a Mortgage of the same or higher level of priority as the Mortgage relating to the Defective Mortgage Loan at the time such Mortgage was transferred to the Trust; (iv) have a remaining term to maturity not more than six months earlier and not later than the remaining term to maturity of the Defective Mortgage Loan; (v) comply with each representation and warranty set forth in Section
2.04 (deemed to be made as of the date of substitution); (vi) have an original Combined Loan-to-Value Ratio not greater than that of the Defective Mortgage Loan; and (vii) be of the same type of Mortgaged Property as the Defective Mortgage Loan or a detached single family residence. More than one Eligible Substitute Mortgage Loan may be substituted for a Defective Mortgage Loan if such Eligible Substitute Mortgage Loans meet the foregoing attributes in the aggregate.

         ERISA-Restricted Certificate:  As defined in Section 6.02.

         Event of Default:  As defined in Section 8.01.

         Excess Overcollateralization Amount: As to any Distribution Date, the amount by which (i) the Overcollateralization Amount for such Distribution Date exceeds (ii) the Targeted Overcollateralization Amount for such Distribution Date.

         Exchange Act:  The Securities Exchange Act of 1934, as amended.

         FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

         Fannie Mae: Fannie Mae, formerly known as The Federal National Mortgage Association, or any successor thereto.

         Freddie Mac: Freddie Mac, formerly known as The Federal Home Loan Mortgage Corporation, or any successor thereto.

         Final Scheduled Distribution Date: With respect to each Class of Regular Certificates, the Distribution Dates set forth below:


Class                                                 Distribution Date
----------------------        ---------------------------------------------
A-1                                                    November 2010
A-2                                                    June 2013
A-3                                                    June 2013
A-4                                                    September 2013
A-5                                                    February 2019
A-6                                                    December 2028
A-7                                                    June 2013

         First Lien: With respect to any Mortgage Loan which is a second priority lien, the mortgage loan relating to the corresponding Mortgaged Property having a first priority lien.

         Fiscal Agent:  As defined in the Certificate Insurance Policy.

         Foreclosure Profits: With respect to a Liquidated Mortgage Loan, the amount, if any, by which (i) the aggregate of its Net Liquidation Proceeds exceeds (ii) the related Principal Balance (plus accrued and unpaid interest thereon at the applicable Loan Rate from the date interest was last paid through the date of receipt of the final Liquidation Proceeds) of such Liquidated Mortgage Loan immediately prior to the final recovery of its Liquidation Proceeds.

         Guaranteed Principal Amount: For any Distribution Date (other than the Distribution Date in December 2028), the amount, if any, by which the Aggregate Class Principal Balance (after giving effect to all distributions of principal on the Class A Certificates on such Distribution Date) exceeds the Pool Principal Balance at the end of the previous month. For the Distribution Date in December 2028, an amount equal to the Aggregate Class Principal Balance (after giving effect to all other distributions of principal on the Class A Certificates on such Distribution Date).

         Insurance Agreement: The Insurance Agreement dated as of [ ] among the Seller, the Trustee, the Master Servicer and the Certificate Insurer, including any amendments and supplements thereto.

         Insurance Proceeds: Proceeds paid by any insurer (other than the Certificate Insurer) pursuant to any insurance policy covering a Mortgage Loan or Mortgaged Property, net of any component thereof (i) covering any expenses incurred by or on behalf of the Master Servicer in connection with obtaining such proceeds, (ii) applied to the restoration or repair of the related Mortgaged Property, (iii) released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures or (iv) required to be paid to any holder of a mortgage senior to such Mortgage Loan.

         Insured Payment: With respect to any Distribution Date, the sum of
(i) any Deficiency Amount and (ii) any Preference Amount.

         Interest Period: With respect to any Distribution Date, the period from and including the first day of the calendar month preceding the month of such Distribution Date through and including the last day of such calendar month.

         Late Payment Rate:  As defined in the Insurance Agreement.

         Liquidation Loan Losses: For each Liquidated Mortgage Loan, the amount, if any, by which the Principal Balance thereof plus accrued and unpaid interest thereon plus unreimbursed Servicing Advances is in excess of the Net Liquidation Proceeds realized thereon.

         Liquidated Mortgage Loan: As to any Distribution Date, any Mortgage Loan in respect of which the Master Servicer has determined, in accordance with the servicing procedures specified herein, as of the end of the related Due Period, that all Liquidation Proceeds which it expects to recover with respect to the liquidation of the Mortgage Loan or disposition of the related REO Property have been recovered.

         Liquidation Proceeds: Proceeds (including Insurance Proceeds but not including amounts drawn under the Certificate Insurance Policy) received in connection with the liquidation of any Mortgage Loan or related REO Property, whether through trustee's sale, foreclosure sale or otherwise (including rental income).

         Loan Rate: With respect to any Mortgage Loan as of any day, the per annum rate of interest applicable under the related Mortgage Note to the calculation of interest for such day on the Principal Balance.

         Loss Trigger Event: A Loss Trigger Event with respect to any Distribution Date has occurred if cumulative Liquidation Loan Losses as of such Distribution Date exceed the percentages of the Cut-Off Date Pool Principal Balance set forth below with respect to such Distribution Date:

                                                            Percentage of the
                                                            Cut-Off Date Pool
Due Period                                                  Principal Balance

[                                                                          ]

         Lost Note Affidavit:  The lost note affidavit signed by the Seller.

         Majority Certificateholder: The Holder or Holders of each Class of Regular Certificates evidencing Percentage Interests in excess of 51% in the aggregate with respect to such Class.

         Master Servicer: [ ], a national banking association, or any successor thereto or any successor hereunder.

         Maximum Rate: With respect to the Interest Period, a rate equal to the average of the Net Loan Rates for each Mortgage Loan weighted on the basis of the related Principal Balance of each such Mortgage Loan as of the first day of the related Due Period.

         Monthly Advance: An advance made by the Master Servicer pursuant to
Section 3.16.

         Monthly Payment: The scheduled monthly payment of principal and/or interest required to be made by a Mortgagor on the related Mortgage Loan.

         Monthly Report:  As defined in Section 5.03.

         Moody's: Moody's Investors Service, Inc., or its successors in interest.

         Mortgage: The mortgage, deed of trust or other instrument creating a first or second lien on an estate in fee simple interest in real property securing a Mortgage Loan.

         Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

         Mortgage Loan Schedule: With respect to any date, the schedule of Mortgage Loans constituting assets of the Trust. The Mortgage Loan Schedule is the schedule set forth herein as Exhibit C, which schedule sets forth as to each Mortgage Loan: (i) the Cut-Off Date Principal Balance, (ii) the account number, (iii) the original principal amount, (iv) the name of the borrower,
(v) the interest rate, (vi) lien position, (vii) property state, (viii) property zip code, (ix) property type and (x) Combined Loan-to-Value Ratio. The Mortgage Loan Schedule will be amended from time to time to reflect the substitution of an Eligible Substitute Mortgage Loan for a Defective Mortgage Loan from time to time hereunder.

         Mortgage Loans: The mortgage loans that are transferred and assigned to the Trustee on behalf of the Trust pursuant to Sections 2.01 and 2.06, together with the Related Documents, exclusive of Mortgage Loans that are transferred to the Seller, from time to time pursuant to Sections 2.02 and 2.06, as from time to time are held as a part of the Trust, such mortgage loans originally so held being identified in the Mortgage Loan Schedule delivered on the Closing Date.

         Mortgage Note: With respect to a Mortgage Loan, the note or other evidence of indebtedness pursuant to which the related Mortgagor agrees to pay the indebtedness evidenced thereby which is secured by the related Mortgage.

         Mortgaged Property: The underlying property, including real property and improvements thereon, securing a Mortgage Loan.

         Mortgagor:  The obligor or obligors under a Mortgage Note.

         Net Liquidation Proceeds: With respect to any Liquidated Mortgage Loan, Liquidation Proceeds net of unreimbursed Servicing Fees, Servicing Advances and Monthly Advances with respect thereto.

         Net Loan Rate: With respect to any Mortgage Loan as to any day, the Loan Rate less the sum of the Servicing Fee Rate, the Premium Percentage and the Trustee Fee Rate.

         Net Simple Interest Excess: As of any Distribution Date, the excess, if any, of the aggregate Simple Interest Excess for all Simple Interest Qualifying Loans in respect of such Distribution date over the aggregate Simple Interest Shortfall for all Simple Interest Qualifying Loans in respect of such Distribution Date.

         Net Simple Interest Shortfall: As of any Distribution Date, the excess, if any, of the aggregate Simple Interest Shortfall for all Simple Interest Qualifying Loans in respect of such Distribution Date over the aggregate Simple Interest Excess for all Simple Interest Qualifying Loans in respect of such Distribution Date.

         90 Day Delinquency Amount: For any Due Period, the aggregate of the Principal Balances of all Mortgage Loans that are 90 or more days delinquent, in bankruptcy, in foreclosure or REO Property as of the end of such Due Period.

         90 Day + Rolling Average: With respect to any Distribution Date, the average of the applicable 90 Day Delinquency Amounts for each of the three immediately preceding Due Periods.

         Nonrecoverable Advances: With respect to any Mortgage Loan, (i) any Servicing Advance or Monthly Advance previously made and not reimbursed pursuant to Section 3.03(ii) or (ii) a Servicing Advance or Monthly Advance proposed to be made in respect of a Mortgage Loan or REO Property which, in the good faith business judgment of the Master Servicer, as evidenced by an Officer's Certificate delivered to the Certificate Insurer, the Seller and the Trustee no later than the Business Day following such determination, would not be ultimately recoverable pursuant to Sections 3.03(ii) or 3.03(vii).

         Officer's Certificate: A certificate signed by the President, an Executive Vice President, a Senior Vice President, a First Vice President, a Vice President, Assistant Vice President, the Treasurer, Assistant Treasurer, the Secretary, an Assistant Secretary, Comptroller or Assistant Comptroller or any other authorized officer of the Master Servicer or the Seller, as the case may be, and delivered to the Trustee.

         Opinion of Counsel: A written opinion of counsel reasonably acceptable to the Trustee, who may be in-house counsel for the Master Servicer, Seller or its Affiliate (except that any opinion relating to the qualification of the Trust as a REMIC or compliance with the REMIC Provisions must be an opinion of independent outside counsel) and who, in the case of opinions delivered to each of the Rating Agencies and the Certificate Insurer, is reasonably acceptable to each of them.

         Original Class Certificate Principal Balance: With respect to the Class A-1 Certificates, $[ ], with respect to the Class A-2 Certificates, $[ ], with respect to the Class A-3 Certificates, $[ ], with respect to the Class A-4 Certificates, $[ ], with respect to the Class A-5 Certificates, $[ ], with respect to the Class A-6 Certificates, $[ ] and with respect to the Class A-7 Certificates, $[ ].

         Outstanding Class Interest Carryover Shortfall: With respect to any Class of Regular Certificates and any Distribution Date, the amount of Class Interest Carryover Shortfall for such Distribution Date plus one month's interest thereon, at the related Certificate Rate, to the extent permitted by law.

         Overcollateralization Amount: As to any Distribution Date, the excess, if any, of (a) the Pool Principal Balance, as of the close of business on the last day of the related Due Period over (b) the Aggregate Class Principal Balance (after giving effect to amounts available in respect of the Class A Monthly Principal Distributable Amount for such Distribution Date).

         Overcollateralization Release Amount: As to any Distribution Date, an amount equal to the lesser of (i) the related Excess Overcollateralization Amount for such Distribution Date and (ii) Available Funds remaining after making the distributions required to be made pursuant to Section 5.01(a)(i) and (ii) on such Distribution Date.

         Ownership Interest: As to any Certificate or security interest in such Certificate, any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

         Paying Agent:  Any paying agent appointed pursuant to Section 6.05.

         Percentage Interest: As to any Class of Regular Certificates, the percentage obtained by dividing the principal denomination of such Certificate by the aggregate of the principal denominations of all Certificates of the same Class. As to any Class R Certificate, the portion of the Class evidenced thereby as stated on the face thereof, which shall be on the Closing Date either 99.999999% or, but only with respect to the Tax Matters Person Residual Interest held by the Tax Matters Person, 0.000001%.

         Permitted Transferee: Any Person other than (i) the United States, any State or any political subdivision thereof or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) (except certain farmers' cooperatives described in Code section 521) on any excess inclusions (as defined in Section 860E(c)(1)) with respect to any Class R Certificate, (iv) rural electric and telephone cooperatives described in Code section 1381(a)(2)(C), (v) a Person that is not a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust and (vi) any other Person so designated by the Trustee based on an Opinion of Counsel to the effect that any transfer to such Person may cause the Trust to fail to qualify as a REMIC at any time the Certificates are outstanding. The terms "United States", "State" and "international organization" shall have the meanings set forth in Code section 7701 or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof if all of its activities are subject to tax and, with the exception of the FREDDIE MAC, a majority of its board of directors is not selected by such governmental unit.

         Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         Pool Principal Balance: With respect to any date, the aggregate of the Principal Balances of all Mortgage Loans as of such date.

         Preference Amount:  As defined in the Certificate Insurance Policy.

         Preliminary Statement: That Section hereof entitled "PRELIMINARY STATEMENT."

         Premium Amount: As to any Distribution Date, the product of the Premium Percentage and the Aggregate Class Principal Balance after giving effect to distributions to be made on such Distribution Date.

         Premium Percentage:  As defined in the Insurance Agreement.

         Prepayment Assumption: The prepayment assumption described in the Prospectus Supplement under "Prepayment and Yield Considerations."

         Prepayment Interest Shortfall: With respect to any Distribution Date, for each Mortgage Loan that was the subject during the related Due Period of a Principal Prepayment, an amount equal to the excess, if any, of (i) 30 days' interest on the Principal Balance of such Mortgage Loan at the Loan Rate (or at such lower rate as may be in effect for such Mortgage Loan pursuant to application of the Civil Relief Act or as reduced by any Debt Service Reduction) minus the Servicing Fee for such Mortgage Loan over (ii) the amount of interest actually remitted by the Mortgagor in connection with such Principal Prepayment less the Servicing Fee for such Mortgage Loan in such month.

         Principal Balance: As to any Mortgage Loan and any day, other than a Liquidated Mortgage Loan, the related Cut-Off Date Principal Balance, minus all collections credited against the Principal Balance of any such Mortgage Loan. For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have a Principal Balance equal to the Principal Balance of the related Mortgage Loan as of the final recovery of related Liquidation Proceeds and a Principal Balance of zero thereafter.

         Principal Distribution Amount: With respect to any Distribution Date (other than the Distribution Date in December 2028), the lesser of (a) the Aggregate Class Principal Balance for such Distribution Date and (b) the Class A Principal Distribution Amount for such Distribution Date. With respect to the Distribution Date in December 2028, the Principal Distribution Amount shall be the Aggregate Class Principal Balance.

         Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan equal to the outstanding principal balance thereof, received in advance of the final scheduled Due Date which is intended to satisfy a Mortgage Loan in full.

         Prospectus: The base prospectus of the Seller dated December 15, 1997.

         Prospectus Supplement: The prospectus supplement dated [ ], relating to the offering of the Regular Certificates.

         Purchase Agreement: The Mortgage Loan Purchase Agreement, dated as of [ ], among the Seller, as seller, and the trust, as purchaser, with respect to the Mortgage Loans.

         Purchase Price: As to any Mortgage Loan purchased from the Trust on any date pursuant to Section 2.02, 2.04 or 3.20 an amount equal to the sum of
(i) the unpaid Principal Balance thereof as of the date of purchase, (ii) the greater of (a) all unpaid accrued interest thereon to the end of the Due Period preceding the Distribution Date on which such Purchase Price is included in Available Funds and (b) 30 days' interest thereon, computed at the applicable Loan Rate; provided, however, that if at the time of repurchase the Seller is an affiliate of the Master Servicer, the amount described in clause
(ii) shall be computed at the Net Loan Rate and, (iii) (x) if the Master Servicer is not an Affiliate of the Seller, any unreimbursed Servicing Advances with respect to such Mortgage Loan and (y) expenses reasonably incurred or to be incurred by the Master Servicer or the Trustee in respect of the breach or defect giving rise to the purchase obligation.

         Purchaser: The [Depositor] in its capacity as purchaser under the Purchase Agreement.

         Rating Agency: Any statistical credit rating agency, or its successor, that rated the Regular Certificates at the request of the Seller at the time of the initial issuance of the Certificates. If such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Seller and acceptable to the Certificate Insurer, notice of which designation shall be given to the Trustee. References herein to the highest short term unsecured rating category of a Rating Agency shall mean "A-1" or better in the case of S&P and "P-1" or better in the case of Moody's and in the case of any other Rating Agency shall mean such equivalent ratings. References herein to the highest long-term rating category of a Rating Agency shall mean "AAA" in the case of S&P and "Aaa" in the case of Moody's and in the case of any other Rating Agency, such equivalent rating.

         Rating Downgrade Event: The day on which the senior, unsecured long-term debt rating of the Seller is less than "Baa2" by Moody's or "BBB+" by S&P.

         Record Date: With respect to each Distribution Date (other than the first Distribution Date), the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs. With respect to the first Distribution Date, the Closing Date.

         Regular Certificates: All Classes of Certificates (other than the Class R Certificates).

         Reimbursement Amount: As of any Distribution Date, the sum of (x)(i) Insured Payments previously received by the Trustee and not previously re-paid to the Certificate Insurer pursuant to Section 5.01(a)(iv) plus (ii) interest accrued on such Insured Payment not previously repaid, calculated at the Late Payment Rate (as defined in the Insurance Agreement) from the date the Trustee received such Insured Payment and (y)(i) the amount of any Premium Amount not paid on the date due plus (ii) interest on such amount at the Late Payment Rate from the date such premium was due.

         Related Documents:  As defined in Section 2.01.

         Released Mortgaged Property Proceeds: As to any Mortgage Loan, proceeds received by the Master Servicer in connection with (a) a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or (b) any release of part of the Mortgaged Property from the lien of the related Mortgage, whether by partial condemnation, sale or otherwise, which are not released to the Mortgagor in accordance with applicable law, mortgage servicing standards the Master Servicer would use in servicing mortgage loans for its own account and this Agreement.

         REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

         REMIC Certificate Maturity Date: The "latest possible maturity date" of the Regular Certificates as that term is defined in Section 2.10.

         REMIC Change of Law: Any proposed, temporary or final regulation, revenue ruling, revenue procedure or other official announcement or interpretation relating to the REMIC and the REMIC Provisions issued after the Closing Date.

         REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

         REO Property: A Mortgaged Property that is acquired by the Master Servicer on behalf of the Trustee in foreclosure or by deed in lieu of foreclosure.

         Replacement Event:  As defined in Section 4.02.

         Residential Dwelling: A one- to four-family dwelling, mobile home or manufactured home, a unit in a planned unit development, a unit in a condominium development or a townhouse.

         Responsible Officer: When used with respect to the Trustee, any officer of the Trustee within the Corporate Trust Office of the Trustee including any vice president or assistant vice president, assistant treasurer, assistant secretary, senior trust officer or trust officer or, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject. When used with respect to the Seller or the Master Servicer, the President or any Vice President, Assistant Vice President, Treasurer or Assistant Treasurer or any Secretary or Assistant Secretary or any other authorized officer of the Seller or the Master Servicer.

         SAIF: The Savings Association Insurance Fund, as from time to time constituted, created under the Financial Institutions Reform, Recovery and Enhancement Act of 1989 or, if at any time after the execution of this Agreement the Savings Association Insurance Fund is not existing and performing duties now assigned to it, the body performing such duties on such date.

         S&P: Standard & Poor's Ratings Services, or its successors in interest.

         Seller: [ ], a national banking association, or any successor thereto, as seller under the Purchase Agreement.

         Servicing Advances: All reasonable and customary "out of pocket" costs and expenses incurred in the performance by the Master Servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property, including reasonable fees paid to any independent contractor in connection therewith, (iv) compliance with the obligations under Section 3.07 and (v) in connection with the liquidation of a Mortgage Loan, expenditures relating to the purchase or maintenance of the First Lien pursuant to Section 3.17, all of which reasonable and customary out-of-pocket costs and expenses are reimbursable to the Master Servicer to the extent provided in Sections 3.03(ii) and 3.03(vii) and 3.07.

         Servicing Certificate: A certificate completed and executed by a Servicing Officer on behalf of the Master Servicer.

         Servicing Fee: As to each Distribution Date and each Mortgage Loan, the annual fee payable to the Master Servicer as provided herein, which subject to Section 3.21 is calculated as an amount equal to the product of the Servicing Fee Rate and the Principal Balance thereof at the beginning of the related Due Period.

         Servicing Fee Rate:  [ ]% per annum.

         Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee (with a copy to the Certificate Insurer) by the Master Servicer, as such list may be amended from time to time, initially set forth in Exhibit J hereto.

         Simple Interest Excess: As of any Distribution Date and for each Simple Interest Qualifying Loan, the excess, if any, of (i) the portion of the related Monthly Payment actually applied to the payment of interest pursuant to the terms of such Mortgage Loan with respect to the related Due Period, net of the Servicing Fee, over (ii) one month's interest on the Principal Balance of such Mortgage Loan at the Loan Rate, net of the Servicing Fee.

         Simple Interest Loan: Any Mortgage Loan as to which, pursuant to the Mortgage Note related thereto, interest is calculated on the basis of the outstanding principal balance of the Mortgage Loan multiplied by the applicable Loan Rate and further multiplied by a fraction, of which the numerator is the number of days in the period elapsed since the date to which interest was last paid and the denominator is the number of days in the annual period for which interest accrues on such Mortgage Loan, and the Monthly Payment received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance.

         Simple Interest Qualifying Loan: As of any Distribution Date, each Simple Interest Loan other than (a) one that was prepaid in full during the related Due Period or (b) one as to which no payment of interest was made during the related Due Period.

         Simple Interest Shortfall: As of any Distribution Date and for each Simple Interest Qualifying Loan, the excess, if any, of (i) one month's interest on the Principal Balance of such Mortgage Loan at the Loan Rate, net of the Servicing Fee, over (ii) the portion of the related Monthly Payment actually applied to the payment of interest pursuant to the terms of such Mortgage Loan with respect to the related Due Period, net of the Servicing Fee.

         Start-up Day:  The day designated as such pursuant to Section 2.09.

         Stepdown Date: The date which is the later of the date on which principal in the amount of one-half of the Cut-Off Date Pool Principal Balance has been received by the Class A Certificateholders and the thirtieth Distribution Date following the Closing Date.

         Subservicer: Any Person with whom the Master Servicer has entered into a Subservicing Agreement and who satisfies the requirements set forth in
Section 3.01(b) in respect of the qualification of a Subservicer.
Mortgage Lenders Network USA, Inc. shall be an initial Subservicer.

         Subservicing Agreement: Any agreement between the Master Servicer and any Subservicer relating to subservicing and/or administration of certain Mortgage Loans as provided in Section 3.01(b), a copy of which shall be delivered, along with any modifications thereto, to the Trustee and the Certificate Insurer.

         Substitution Adjustment: As to any date on which a substitution occurs pursuant to Section 2.06, the sum of (a) the excess of (i) the aggregate Principal Balances of all Defective Mortgage Loans to be replaced by Eligible Substitute Mortgage Loans (after application of principal payments received on or before the date of substitution of any Eligible Substitute Mortgage Loans as of the date of substitution) over (ii) the Principal Balance of such Eligible Substitute Mortgage Loans and (b) the greater of (x) accrued and unpaid interest (accruing at the Loan Rate for such Defective Mortgage
Loan) on such excess through the Due Period relating to the Distribution Date for which such Substitution Adjustment will be included as part of Available Funds and (y) 30 days' interest on such excess calculated on a 360-day year in each case at the Loan Rate (or Net Loan Rate if the Seller is an affiliate of the Master Servicer) and (c) if the Master Servicer is not the Seller, the amount of any unreimbursed Servicing Advances made by the Master Servicer with respect to such Defective Mortgage Loan.

         Supplemental Mortgage Loan Schedule:  As defined in Section 2.06(b).

         Targeted Overcollateralization Amount:

         (A) With respect to any Distribution Date on or prior to the Stepdown Date, the product of [ ]% and the Cut-Off Date Pool Principal Balance;

         (B) For any Distribution Date after the Stepdown Date, the greater of (i) the product of [ ]% and the Pool Principal Balance as of the last day of the related Due Period and (ii)(a) if, with respect to such Distribution Date, the Delinquency Percentage exceeds [ ]%, [ ]% of the aggregate Principal Balance of the Mortgage Loans that are 60 or more days past due or delinquent, or in bankruptcy or foreclosure or REO Property or
              (b) if, with respect to such Distribution Date, the Delinquency Percentage is equal to or greater than [ ]% but less than [ ]%, [ ]% of the aggregate Principal Balance of all Mortgage Loans that are 90 or more days past due or delinquent or in bankruptcy or foreclosure or an REO Property;

         (C) Notwithstanding clauses (A) above, for any Distribution Date on or prior to the Stepdown Date, (1) if the Delinquency Percentage, with respect to such Distribution Date, is equal to or greater than [ ]%, the Targeted Overcollateralization Amount will be the greater of (i) the product of [ ]% and the Cut-Off Date Pool Principal Balance and (ii) [ ]% of the aggregate Principal Balance of all Mortgage Loans which are 60 or more days past due or delinquent, or in bankruptcy or in foreclosure or REO Property and (2) if the Delinquency Percentage, with respect to such Distribution Date, is greater than or equal to [ ]% but less than [ ]%, the Targeted Overcollateralization Amount shall be the greater of (i) the product of [ ]% and the Cut-Off Date Pool Principal Balance and (ii) [ ]% of the aggregate Principal Balance of all Mortgage Loans which are 90 or more days past due or delinquent, in bankruptcy or in foreclosure or REO Property.

         Tax Matters Person:  As defined in Section 2.12.

         Tax Matters Person Residual Interest: A 0.000001% interest in the Class R Certificates, which shall be issued to and held by the Trustee.

         Transfer Date:  The Closing Date.

         Trigger Event: A Trigger Event occurs on a Distribution Date if any of the following has occurred and is continuing on such Distribution Date:

         (i) a Loss Trigger Event has occurred in respect of such Distribution Date;

         (ii) with respect to any Distribution Date, cumulative Liquidation Loan Losses for the Mortgage Loans for any 12-month period exceed [ ]% of the Cut-off Date Pool Principal Balance;

         (iii) the Delinquency Percentage for such Distribution Date exceeds []%.

         Trust: The trust created by this Agreement which shall be entitled "[ ] Home Equity Loan Trust [ ]," the corpus of which consists of the Mortgage Loans, such assets as shall from time to time be deposited in the Collection Account and the Distribution Account in accordance with this Agreement, property that secured a Mortgage Loan and that has become REO Property, the Certificate Insurance Policy, certain hazard insurance policies maintained by the Mortgagors or the Master Servicer in respect of the Mortgage Loans and an assignment of the Seller's rights under the Purchase Agreement and all proceeds of each of the foregoing.

         Trustee Fee: The fee owed to the Trustee pursuant to a letter agreement between the Master Servicer and the Trustee.

         Trustee Fee Rate: The per annum rate at which the Trustee Fee is calculated.

         UCC: The Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

         Voting Rights: The portion of the aggregate voting rights of all the Certificates evidenced by a Certificate. At all times during the term of this Agreement, the Voting Rights shall be allocated among Holders of the Regular Certificates in proportion to the Original Class Certificate Principal Balances of their respective Classes. Voting Rights allocated to a Class of Certificates shall be allocated among the Certificates of each such Class in accordance with their respective Percentage Interests. The Holders of the Class R Certificates shall have no Voting Rights.

         Section 1.02 Interest Calculations. All calculations of interest that are made in respect of the Principal Balance of a Simple Interest Loan shall be made on the basis of a 365-day year and the actual number of days elapsed. All calculations of interest that are made in respect of the Principal Balance of each Mortgage Loan (other than Simple Interest Loans) shall be made on the basis of a 360-day year consisting of twelve 30-day months. The Certificate Rate for the Regular Certificates shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. The calculation of the Servicing Fee and the Trustee Fee shall be made on the basis of a 360-day year consisting of twelve 30-day months. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded down.

                                  ARTICLE II.

                         Conveyance of Mortgage Loans;
                      Original Issuance of Certificates;
                                 Tax Treatment

         Section 2.01 Conveyance of Mortgage Loans. The Seller, concurrently with the execution and delivery of this Agreement, does hereby transfer, assign, sell, set over and otherwise convey to the Trustee for the benefit of the Certificateholders without recourse (subject to Sections 2.02 and 2.04)
(i) all of its right, title and interest in and to each Mortgage Loan, including the Cut-Off Date Principal Balance, and all collections in respect of interest and principal received on or after the Cut-Off Date; (ii) property which secured such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) its interest in any insurance policies in respect of the Mortgage Loans; (iv) all proceeds of any of the foregoing; and
(v) the Seller's rights under the Purchase Agreement with respect to the representations and warranties of the Seller thereunder together with all rights of the Seller to require the Seller to cure any breach thereof or to repurchase or substitute for any affected Mortgage Loan in accordance with the Purchase Agreement. In addition, on or prior to the Closing Date, the Seller shall cause the Certificate Insurer to deliver the Certificate Insurance Policy to the Trustee.

         On or prior to the Closing Date (with respect to item (i) below), within 90 days following the Closing Date (with respect to item (iii) below) and within 60 days of an Assignment Event (with respect to items (ii), (iv), (v) and (vi) below), the Seller shall deliver to the Trustee, the following documents or instruments with respect to each Mortgage Loan (the "Related Documents") and on or prior to the Closing Date the Seller shall deliver to the Trustee the Mortgage Loan Schedule in computer readable format:

                  (i) the original Mortgage Note, endorsed in blank, with all intervening endorsements showing a complete chain of title from the originator of such Mortgage Loan to the Seller or a copy of such original Mortgage Note with an accompanying lost note affidavit;

                  (ii) the original Mortgage, with evidence of recording thereon, provided that if the original Mortgage has been delivered for recording to the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located but has not yet been returned to the Seller by such recording office, the Seller shall deliver to the Trustee a certified true copy of such original Mortgage to be so certified by the applicable originator, together with a certificate of the Seller certifying that such original Mortgage has been so delivered to such recording office; in all such instances, the Seller shall deliver or cause to be delivered the original recorded Mortgage to the Trustee promptly upon receipt of the original recorded Mortgage; provided that an Assignment Event shall have occurred;

                  (iii) the original Assignment of Mortgage, from the Seller in blank or to "[ ], as Trustee for [ ] Home Equity Loan Trust [ ]", which assignment shall be in form and substance acceptable for recording;

                  (iv) the original attorney's opinion of title or the original policy of title insurance, provided that if any such original policy of title insurance has not yet been received by the Seller, the Seller shall deliver to the Trustee a copy of such policy or a title insurance binder or commitment for the issuance of such policy;

                  (v) originals of all intervening assignments of Mortgage, with evidence of recording thereon, showing a complete chain of title from the originator to the Seller, provided that if any such original intervening assignment of Mortgage has been delivered for recording to the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located but has not yet been returned to the Seller by such recording office, the Seller shall deliver to the Trustee a certified true copy of such original assignment of Mortgage to be so certified by the applicable originator, together with a certificate of the Seller certifying that such original assignment of Mortgage has been so delivered to such recording office; in all such instances, the Seller shall deliver or cause to be delivered any such original assignments to the Trustee promptly upon receipt thereof, provided that an Assignment Event shall have occurred; and

                  (vi) originals of all assumption and modification agreements, if any.

         On the Closing Date (i) no more than [ ]% of the Mortgage Loans (by Cut-Off Date Principal Balance) shall have Lost Note Affidavits in lieu of original Mortgage Notes and (ii) the Seller shall deliver to the Trustee a copy of the original Mortgage Note for each Mortgage Loan with respect to which a Lost Note Affidavit is delivered.

         Except as herein provided, the Master Servicer shall, as custodian and for the benefit of the Trustee, the Certificateholders and the Certificate Insurer, be entitled to maintain possession of the foregoing documents and instruments described in clauses (ii), (iv), (v) and (vi) above and shall not be required to deliver any of them to the Trustee. In the event, however, that possession of any such documents or instruments is required by any Person (including the Trustee) acting as successor Master Servicer pursuant to
Section 8.02 in order to carry out the duties of the Master Servicer hereunder, then such successor master servicer shall be entitled to request delivery, at the expense of the Master Servicer, of such documents or instruments by the Master Servicer and to retain such documents or instruments for servicing purposes; provided that the Trustee or such successor master servicers shall maintain such documents at such offices as may be required by any regulatory body having jurisdiction over such Mortgage Loans.

         The Seller hereby confirms to the Trustee that it has made the appropriate entries in its general accounting records, to indicate that such Mortgage Loans have been transferred to the Trustee and constitute part of the Trust in accordance with the terms of the trust created hereunder.

         The Certificate Insurer shall have the right to declare an Assignment Event if, in its judgment, it is necessary to declare an Assignment Event in order to protect its interest.

         The Trustee agrees, for the benefit of the Certificateholders, within 90 days following the receipt of the original Assignment of Mortgage from the Seller as specified in clause (iii) above, to certify (in the form of Exhibit M-1) to the Seller, the Certificate Insurer and the Master Servicer that it has reviewed such Assignment of Mortgage and that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full): (i) all Assignments of Mortgage required to be delivered to it pursuant to Section 2.01(iii) are in its possession and (ii) such documents have been reviewed by it, appear to be what they purport to be and relate to such Assignment of Mortgage. If, within such 90-day period, the Trustee finds any Assignment of Mortgage not to have been executed or received or to be unrelated to the related Mortgage Loan identified in the Mortgage Loan Schedule or if, in the course of its review, the Trustee determines that such Assignment of Mortgage is otherwise defective in any material respect, the Trustee shall notify the parties and the Seller shall then have a period of 60 days after such notice (subject to Section 2.02) within which to correct or cure any such defect, to purchase the related Mortgage Loan at the applicable Purchase Price or to substitute an Eligible Substitute Mortgage Loan therefor in accordance with the provisions of Section 2.06.

         Within 60 days of an Assignment Event, the Master Servicer shall, at its expense, either (x) record an Assignment of Mortgage in favor of the Trustee (which may be a blanket assignment if permitted by applicable law) in the appropriate real property or other records or (y) deliver to the Trustee an Opinion of Counsel addressed to the Trustee and the Certificate Insurer to the effect that recording is not required to protect the Trustee's right, title and interest in and to the related Mortgage Loan or, in case a court should recharacterize the sale of the Mortgage Loans as a financing, to perfect a first priority security interest in favor of the Trustee in the related Mortgage Loan, which Opinion of Counsel also shall be reasonably acceptable to each of the Rating Agencies (as evidenced in writing, a copy of which shall be delivered to the Trustee) and the Certificate Insurer. The Trustee is hereby appointed as the attorney-in-fact of the Master Servicer with the power (subject to Section 9.03) to prepare, execute and record Assignments of Mortgages in the event that the Master Servicer fails to do so on a timely basis as provided in this paragraph.

         The Trustee agrees, for the benefit of Certificateholders, within 60 days following (a) the Closing Date with respect to the Mortgage Notes and (b) the receipt of the remainder of the Mortgage Files after an Assignment Event, to certify (in the form of Exhibit M-2) to the Seller, the Seller, the Certificate Insurer and the Master Servicer that it has reviewed each Mortgage File and that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the certification as not covered by such certification), (i) all documents constituting part of such Mortgage File required to be delivered to it pursuant to paragraphs (i) - (iv) of Section 2.01(a) are in its possession,
(ii) such documents have been reviewed by it, appear to be what they purport to be and relate to such Mortgage Loan, (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule which corresponds to items (ii), (iii) and (iv) of the definition of "Mortgage Loan Schedule" accurately reflects information set forth in the Mortgage File. If within such 60-day period, the Trustee finds any document constituting a part of the Mortgage File not to have been executed or received or to be unrelated to the Mortgage Loans identified in said Mortgage Loan Schedule or, if in the course of its review, the Trustee determines that such Mortgage File is otherwise defective in any material respect, the Trustee shall notify the parties, and the Seller shall have a period of 60 days after such notice (subject to Section 2.02) within which to correct or cure any such defect or to purchase such Mortgage Loan at the related Purchase Price or substitute on Eligible Substitute Mortgage Loan therefor pursuant to Section 2.06.

         The Trustee shall have no responsibility for reviewing any Mortgage File except as expressly provided in this Section 2.01. In reviewing any Mortgage File pursuant to this Section, the Trustee shall have no responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form (except, if applicable, to determine if the Trustee is the assignee or endorsee), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction, whether any Person executing any document is authorized to do so or whether any signature thereon is genuine, but shall only be required to determine whether a document has been executed, that it appears to be what it purports to be, and, where applicable, that it purports to be recorded.

         Section 2.02 Acceptance by Trustee. The Trustee hereby acknowledges the sale and assignment of the Mortgage Loans. The Trustee hereby acknowledges its receipt of the Certificate Insurance Policy. If the Seller is given notice of an omission or defect under Section 2.01 and if the Seller does not correct or cure such omission or defect within the 60-day period following such notice, the Seller shall purchase the related Mortgage Loan from the Trust or substitute an Eligible Substitute Mortgage Loan for such Mortgage Loan on the Determination Date in the month following the month in which such 60-day period expired at the Purchase Price of such Mortgage Loan or in accordance with Section 2.06, as applicable. The Purchase Price for the purchased Mortgage Loan which is purchased as described in the preceding sentence shall be deposited in the Collection Account no later than the Business Day prior to the next succeeding Distribution Date after such obligation arises; provided that, upon receipt by the Trustee of written notification of such deposit signed by an officer of the Seller, the Trustee shall release to the Seller the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, prepared by and at the expense of the Seller, in each case without recourse, representation or warranty as shall be necessary to vest in the Seller or its designee any Mortgage Loan released pursuant hereto. It is understood and agreed that the obligation of the Seller to purchase any Mortgage Loan or substitute an Eligible Substitute Mortgage Loan for such Mortgage Loan as to which a material defect in or omission of a constituent document exists shall constitute the sole remedy against the Seller respecting such defect or omission available to the Certificate Insurer, the Certificateholders or the Trustee on behalf of Certificateholders. An Opinion of Counsel to the effect set forth in Section 2.06(d) shall be delivered to the Trustee in connection with any such repurchase.

         The Master Servicer, promptly following the transfer of (i) a Defective Mortgage Loan from or (ii) an Eligible Substitute Mortgage Loan to the Trust pursuant to this Section 2.02 and Section 2.06, as the case may be, shall amend the Mortgage Loan Schedule and deliver a copy of such amended Schedule to the Trustee and make appropriate entries in its general account records to reflect such transfer and the addition of any Eligible Substitute Mortgage Loan, if applicable.

         Section 2.03 Representations and Warranties Regarding the Seller and the Master Servicer. (a) The Seller and the Master Servicer each represent and warrant each as to itself that, as of the Transfer Date:

                  (i) Each of the Seller and the Master Servicer is a national banking association, validly existing under the laws of the United States and continues to hold a valid certificate to do business as such, and has the power to own its assets and to transact the business in which it is currently engaged. Each of the Seller and the Master Servicer is duly authorized to transact business and is in good standing in each jurisdiction in which the character of the business transacted by it or any properties owned or leased by it requires such authorization and in which the failure to be so authorized would have a material adverse effect on the business, properties, assets, or condition (financial or other) of each of the Seller and the Master Servicer and their respective subsidiaries, considered as one enterprise;

                  (ii) Each of the Seller and the Master Servicer has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under the Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of each of the Seller and the Master Servicer enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies and except as enforcement of such terms may be limited by receivership, conservatorship and supervisory powers of bank regulatory agencies generally;

                  (iii) Each of the Seller and the Master Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consent, license, approval or authorization, or registration or declaration, as shall have been obtained or filed, as the case may be, prior to the Closing Date;

                  (iv) The execution, delivery and performance of this Agreement by each of the Seller and the Master Servicer will not violate any provision of any existing law or regulation or any order or decree of any court applicable to each of the Seller and the Master Servicer or any provision of the articles of association or bylaws of the Seller or the Master Servicer, as appropriate, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Seller or the Master Servicer is a party or by which it may be bound;

                  (v) No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Seller or the Master Servicer threatened, against either the Seller or the Master Servicer or any of their respective properties or with respect to this Agreement which in the opinion of either the Seller or the Master Servicer has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Agreement;

                  (vi) No certificate of an officer, statement furnished in writing or report delivered pursuant to the terms hereof by the Seller or the Master Servicer contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading;

                  (vii) The transactions contemplated by this Agreement are in the ordinary course of the Seller's and the Master Servicer's business;

                  (viii) Neither the Seller nor the Master Servicer is insolvent, nor will the Seller or the Master Servicer be made insolvent by the transfer of the Mortgage Loans, nor is the Seller or the Master Servicer aware of any pending insolvency;

                  (ix) Neither the Seller nor the Master Servicer is in violation of, and the execution and delivery of this Agreement by it and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the Seller's and the Master Servicer's condition (financial or otherwise) or operations or any of the Seller's and the Master Servicer's properties or materially and adversely affect the performance of any of its duties hereunder;

                  (x) There are no actions or proceedings against, or investigations of it, pending or, to its knowledge, threatened, before any court, administrative agency or other tribunal (A) that, if determined adversely, would prohibit the Seller or the Master Servicer from entering into this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (C) that, if determined adversely, would prohibit or materially and adversely affect the Seller's and the Master Servicer's performance of any of their respective obligations under, or the validity or enforceability of, this Agreement;

                  (xi) The Master Servicer represents and warrants that the collection practices used by the Master Servicer with respect to the Mortgage Loans have been, in all material respects, legal, proper, prudent and customary in the home equity mortgage servicing business;

                  (xii) The Master Servicer represents and warrants that it believes that the Servicing Fee Rate is a "current (normal) servicing fee rate" as that term is used in Statement of Financial Accounting Standard No. 65 by the FASB and that the Master Servicer will not report in any financial statements any part of the servicing fee as an adjustment to the sales price of the Mortgage Loans;

                  (xiii) The Seller represents and warrants that it did not sell the Mortgage Loans to the [Depositor] as Purchaser under the Purchase Agreement with any intent to hinder, delay or defraud any of its creditors; and the Seller will not be rendered insolvent as a result of the sale of the Mortgage Loans under the Purchase Agreement;

                  (xiv) The Seller represents and warrants that it acquired title to the Mortgage Loans in good faith, without notice of any adverse claim; and

                  (xv) The Seller represents and warrants that the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to the Purchase Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

         (b) The representations and warranties set forth in this Section shall survive the sale and assignment of the Mortgage Loans to the Trust. Upon discovery of a breach of any representations and warranties which materially and adversely affects the interests of the Certificateholders or the Certificate Insurer, the Person discovering such breach shall give prompt written notice to the other parties and the Certificate Insurer. Within 90 days of its discovery or its receipt of notice of breach or, with the prior written consent of a Responsible Officer of the Trustee, such longer period specified in such consent, the Seller or the Master Servicer, as appropriate, shall cure such breach in all material respects.

         Section 2.04 Representations and Warranties of the Seller Regarding the Mortgage Loans. (a) The Seller represents and warrants to the Trust, the Certificate Insurer and the Trustee on behalf of the Certificateholders as follows as of the Transfer Date:

                  (i) All information set forth as to the Mortgage Loans in the Mortgage Loan Schedule attached hereto as Exhibit C, is complete, true and correct in all material respects; the Mortgage File delivered by the Seller to the Purchaser or its designee includes all of the Seller's records and documents with respect to the Mortgage Loans; and at the time of origination the Mortgage Loans conformed to the Underwriting Guidelines as set forth in the Prospectus Supplement;

                  (ii) All payments required under the terms of the Mortgage Notes to have been made up to 30 days prior to the Closing Date have been made, other than with respect to [ ]% of the Mortgage Loans which are between 30 and 59 days past due. No Mortgage Loan is more than 59 days past due;

                  (iii) No Mortgage Note or Mortgage has been assigned or pledged, and the Seller has good and marketable title thereto and is the sole owner thereof and has the full right to transfer and sell the Mortgage Loans to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest. The assignment of the Mortgage Loans has been duly executed by the Seller and is in form acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located. Immediately upon the transfer and assignment herein contemplated, the Seller shall have transferred all of its right, title and interest in and to each Mortgage Loan to the Purchaser (or its assignee) and the Purchaser (or its assignee) will hold good, marketable and indefeasible title, to and be the sole owner of each Mortgage Loan subject to no Liens;

                  (iv) All parties to the Mortgage Notes and the Mortgages had legal capacity to enter into the Mortgage Notes and the Mortgages and to execute and deliver such Mortgage Note and Mortgage; the Mortgage Notes and the Mortgages have been duly and properly executed and delivered by such parties; the Mortgage Notes and the Mortgages are in every respect genuine and are the legal, valid, binding and enforceable obligations of the related Mortgagor; and the Mortgage Notes and the Mortgages contain customary, valid, legal and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and
         (ii) otherwise by judicial or non-judicial foreclosure;

                  (v) The proceeds of the Mortgage Loans, including any escrows of such proceeds, have been fully disbursed; the Mortgage Notes and the Mortgages are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Notes or the Mortgages, or the exercise of any right thereunder, render the Mortgage Notes or Mortgages unenforceable, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

                  (vi) No Mortgagor has been released from liability on any Mortgage Note and no property has been released from the related Mortgage;

                  (vii) Any and all requirements of any federal, state or local law including without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loans and the transfer thereof hereunder (including notice of transfer of servicing to the Master Servicer) have been complied with, in all material respects, in the origination, servicing and collection of the Mortgage Loans;

                  (viii) Each Mortgagor has executed a statement to the effect that such Mortgagor has received all disclosure materials including the notice of the right of cancellation or rescission required by applicable law with respect to the making of the Mortgage Loan and any waiver of any right of cancellation or rescission exercised by the Mortgagor was in accordance with applicable law and is binding on the Mortgagor;

                  (ix) Each Mortgage was recorded in the appropriate public office of land evidence records concurrently with the origination of such Mortgage Loan so as to perfect the lien of the Mortgage under the law of the jurisdiction in which the Mortgaged Property is located; and each Mortgage is a valid, subsisting and enforceable lien on such Mortgaged Property, including all improvements on the Mortgaged Property securing all advances made through the Closing Date, subject only to (a) the permitted prior encumbrance under the terms of the Mortgage Note, (b) the lien of current real property taxes and assessments not yet due and payable, (c) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and which do not adversely affect the use, value or marketability of the Mortgaged Properties, and (d) other matters to which like properties are commonly subject which do not materially interfere with or adversely affect the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property;

                  (x) The Seller has not received notice of: (1) any proceeding for the total or partial condemnation of any Mortgaged Property, (2) any subsequent, intervening mortgage, lien, attachment, lis pendens or other encumbrance affecting any Mortgaged Property or
         (3) or any default under any mortgage, lien or other encumbrance senior to each Mortgage;

                  (xi) To the best of Seller's knowledge, no Mortgagor in respect of a Mortgage Loan is deceased; there is no proceeding pending for relief by or against any such Mortgagor under the Federal Bankruptcy Code or any state insolvency law; and there are no circumstances or conditions with respect to a Mortgaged Property or any such Mortgagor that can reasonably be expected to cause the Mortgage Loan to become delinquent or to affect adversely the value or marketability of the Mortgaged Property;

                  (xii) Where required or customary in the jurisdiction in which the Mortgaged Property is located, the original lender has filed for record a request for notice of any action by a senior lienholder under a senior lien, and the original lender has notified any senior lienholder in writing of the existence of the Mortgage Loan and requested notification of any action to be taken against the Mortgagor by the senior lienholder;

                  (xiii) To the best of the Seller's knowledge, all taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the Mortgaged Property are current;

                  (xiv) The appraisal made in connection with each Mortgage Loan was performed by a qualified appraiser in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 applicable to federally related mortgage loans;

                  (xv) The Seller has not been advised, has received no notice or report and has no knowledge that any hazardous or toxic materials or wastes or products regulated by any law or ordinance or asbestos or asbestos products or materials or polychlorinated biphenyls or urea formaldehyde insulation has been used or employed in the construction, use or maintenance of any Mortgaged Property or have ever been stored, treated at or disposed of on any Mortgaged Property, or that there has occurred or that any person or entity has alleged that there has occurred, upon any Mortgaged Property any spillage, leakage, discharge or release into the air, soil or groundwater of any hazardous material or regulated wastes;

                  (xvi) As of the date of origination of each Mortgage Loan, all buildings upon the related Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, pursuant to insurance policies conforming to the requirements of Fannie Mae and Freddie Mac. All such insurance policies contain a standard mortgagee clause naming the Seller, its successors and assigns as mortgagee and all premiums thereon have been paid. If upon origination of a Mortgage Loan, the related Mortgaged Property was in an area identified on a Flood Hazard Map or Flood Insurance Rate Map issued by the Federal Emergency management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of Fannie Mae and Freddie Mac. Each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

                  (xvii) To the best of the Seller's knowledge, all improvements which were considered in determining the appraised value of a Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property;

                  (xviii) If a Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the applicable Mortgage, and no fees or expenses are or will become payable by Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by a Mortgagor;

                  (xix) Each Mortgage Note and Mortgage contains a provision (a "due-on-sale clause") for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder, unless prohibited by the law of the jurisdiction in which the Mortgaged Property is located;

                  (xx) No Mortgage Loan contains a provision pursuant to which monthly payments are paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor, or are paid by any source other than the Mortgagor; no Mortgage Loan contains other similar provisions which may constitute a "buydown" provision; no Mortgage Loan is a graduated payment mortgage loan and no Mortgage Loan has a shared appreciation or other contingent interest feature; and no Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property;

                  (xxi) The Mortgaged Properties consist of real property with a detached single family residence erected thereon, or a two-to-four family dwelling, which may be a mobile home or a manufactured home treated as real property, or an individual condominium unit or an individual unit in a planned unit development none of which is a cooperative apartment and is lawfully occupied under applicable law; and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities;

                  (xxii) No Mortgage Loan is a "home equity line of credit";

                  (xxiii) To the best of the Seller's knowledge, each Mortgaged Property is free of material damage and is in good repair;

                  (xxiv) To the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property, nor is such a proceeding currently occurring, and such property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

                  (xxv) To the best of the Seller's knowledge, all parties which have had any interest in the Mortgage Loan, whether as originator, mortgagee, assignee, pledgee, servicer or otherwise, are (or, during the period in which they held and disposed of such interest, were) (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located and (ii)(A) organized under the laws of such state, or (B) qualified to do business in such state, or (C) federal savings and loan associations or national banks having principal offices in such state, or (D) not doing business in such state so as to require qualification or licensing;

                  (xxvi) Each Mortgage Loan is a "qualified mortgage loan" for purposes of Section 860G(a)(3) of the Code;

                  (xxvii) No Mortgage Loan shall have been made which was not for the benefit of the related Mortgagor;

                  (xxviii) As of the Closing Date, the Mortgage File relating to each Mortgage Loan contains each of the documents and instruments specified to be included therein;

                  (xxix) Each Mortgage Note in respect of a Mortgage Loan provides for level monthly payments sufficient to fully amortize the principal balance of such Mortgage Note on its maturity date, other than [ ]% of the Mortgage Loans (by Cut-Off Date Pool Principal Balance) which are Balloon Loans. No Mortgage Loan provides for negative amortization;

                  (xxx) With respect to each Mortgage Loan, either (i) a lenders title insurance policy, issued in standard American Land Title Association or California Land Title Association form, or other form acceptable in a particular jurisdiction, by a title insurance company authorized to transact business in the state in which the related Mortgaged Property is situated in an amount at least equal to the original principal balance of such Mortgage Loan insuring the mortgagees interest under the related Mortgage Loan as the holder of a valid first or second mortgage lien of record on the real property described in the Mortgage, was valid and in full force and effect on the date of the origination of such Mortgage Loan and as of the Closing Date or (ii) an attorneys opinion of title was prepared in connection with the origination of such Mortgage Loan;

                  (xxxi) No more than [ ]% of the Mortgage Loans (by the Cut-Off Date Pool Principal Balance) are secured by Mortgaged Properties located within any single zip code area;

                  (xxxii) No more than [ ]% of the Mortgage Loans (by the Cut-Off Date Pool Principal Balance) is subject to the Home Ownership and Equity Protection Act of 1994;

                  (xxxiii) The Mortgage Loans were not selected by the Seller for inclusion in the Trust on any basis intended to adversely affect the Trust or the Certificate Insurer;

                  (xxxiv) Each Mortgage Loan was purchased by the Seller and underwritten pursuant to terms consistent with the guidelines set forth in the Prospectus Supplement;

                  (xxxv) (a) No more than [ ]% of the Mortgage Loans (by Cut-Off Date Pool Principal Balance), are secured by real property improved by two- to four-family dwellings, (b) no more than [ ]% of the Mortgage Loans (by the Cut-Off Date Pool Principal Balance) are secured by condominiums and (c) at least [ ]% of the Mortgage Loans (by Cut-Off Date Pool Principal Balance), are secured by real property with a one-family residence erected thereon;

                  (xxxvi) No Mortgage Loan had a Combined Loan-to-Value Ratio at the time of origination of more than [ ]%;

                  (xxxvii) No more than [ ]% of the Mortgage Loans (by Cut-Off Date Pool Principal Balance), are secured by Mortgaged Properties that are non-owner occupied properties;

                  (xxxviii) Each Mortgage Loan was originated on or after February 1994;

                  (xxxix) As of the Closing Date, the Seller has not received a notice of default of a First Lien which has not been cured;

                  (xl) The Seller has not transferred the Mortgage Loans to the Purchaser with any intent to hinder, delay or defraud any of its creditors;

                  (xli) No Mortgagor has requested relief under the Soldiers' and Sailors' Civil Relief Act of 1940, as amended;

                  (xlii) To the best of the Seller's knowledge, there do not exist any circumstances or conditions with respect to the Mortgage Loan, the Mortgaged Property, the Mortgagor or the Mortgagors credit standing that can be reasonably expected to materially adversely affect the value or marketability of the Mortgage Loan;

                  (xliii) The Seller is in possession of a complete Mortgage File, except those documents delivered as directed by the Seller, and there are no custodial agreements in effect adversely affecting the right or ability of the Seller to make the document deliveries required hereby;

                  (xliv) No more than [ ]% of the Mortgage Loans (by the Cut-Off Date Pool Principal Balance) are subject to a ground lease;

                  (xlv) The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction;

                  (xlvi)   No First Lien provides for negative amortization;

                  (xlvii) As of the Closing Date, the Seller has obtained a blanket insurance policy providing for extended coverage for losses experience on the Mortgage Loans typically covered by standard hazard insurance policies;

                  (xlviii) The Seller has instructed the Master Servicer to perform any and all acts required to be performed to preserve the rights and remedies of the Trustee in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of the Trustee;

                  (xlix) None of the Mortgage Loans are retail installment contracts for goods or services or are home improvement loans for goods or services, which would be either "consumer credit contracts" or "purchase money loans" as such terms are defined in 16 C.F.R.
         Section 433.1;

                  (l) To the best of the Seller's knowledge, no Mortgaged Property was, as of the Cut-Off Date, located within a one-mile radius of any site listed in the National Priorities List as defined under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or on any similar state list of hazardous waste sites which are known to contain any hazardous substance or hazardous waste;

                  (li) To the best knowledge of the Seller, no improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

                  (lii) This Agreement is and shall remain at all times prior to the termination hereof an official record of the Seller as referred to in Section 13(e) of the Federal Deposit Insurance Act, as amended by 12 U.S.C. Section 1823(e); and

                  (liii) Within 60 days of the Closing Date, no more than [ ]% of the Mortgage Loans (by Cut-Off Date Pool Principal Balance) shall have lost note affidavits in lieu of original Mortgage Notes.

                  (liv) Each Mortgage Loan included in the sample report that has been required by the Certificate Insurer shall not have a re-appraisal variance greater than [ ]%, unless explained in a satisfactory manner by the Seller.

         With respect to the representations and warranties set forth in this Section that are made to the best of the Seller's knowledge or as to which the Seller has no knowledge, if it is discovered by the Seller, the Master Servicer, the Certificate Insurer or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan then, notwithstanding the Seller's lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty and the Seller shall cure such breach, repurchase the related Mortgage Loan at the Purchase Price or substitute an Eligible Substitute Mortgage Loan therefor pursuant to Section 2.06 hereof.

         (b) It is understood and agreed that the representations and warranties set forth in this Section shall survive the conveyance of the Mortgage Loans and the delivery of the respective Mortgage Files to the Trustee and the termination of the rights and obligations of the Master Servicer pursuant to Section 7.04 or 8.01. Upon discovery by the Seller, the Master Servicer, the Certificate Insurer or the Trustee of a breach of any of the foregoing representations and warranties, without regard to any limitation set forth therein concerning the knowledge of the Seller as to the facts stated therein, which materially and adversely affects the value of the related Mortgage Loan or the interests of the Trust, the Certificateholders or the Certificate Insurer in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties and the Certificate Insurer. Within 90 days (or 60 days with respect to clause (liii)) of its discovery or its receipt of notice of breach, the Seller shall use all reasonable efforts to cure such breach in all material respects or shall purchase such Mortgage Loan from the Trust or substitute an Eligible Substitute Mortgage Loan as provided in Section 2.06 for such Mortgage Loan. Any such purchase by the Seller shall be at the Purchase Price and in each case shall be accomplished in the manner set forth in Section 2.02. It is understood and agreed that the obligation of the Seller to cure, substitute or purchase any Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedies against the Seller respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders. An Opinion of Counsel to the effect set forth in Section 2.06(d) shall be delivered to the Trustee in connection with any such repurchase.

         Section 2.05 Representations and Warranties of the Seller. (a) The Seller represents and warrants to the Trust and the Trustee on behalf of the Certificateholders as follows:

                  (i) This Agreement constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

                  (ii) Immediately prior to the sale and assignment by the Seller to the Trustee on behalf of the Trust of each Mortgage Loan, the Seller had good and equitable title to each Mortgage Loan (insofar as such title was conveyed to it by the Seller) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

                  (iii) As of the Closing Date, the Seller has transferred all right, title and interest in the Mortgage Loans to the Trustee on behalf of the Trust;

                  (iv) The Seller has not transferred the Mortgage Loans to the Trustee on behalf of the Trust with any intent to hinder, delay or defraud any of its creditors; and

                  (v) The Seller has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with full corporate power and authority to own its assets and conduct its business as presently being conducted.

         Section 2.06 Substitution of Mortgage Loans. (a) On a Determination Date within two years following the Closing Date and which is on or before the date on which the Seller would otherwise be required to repurchase a Mortgage Loan under Section 2.02 or 2.04, the Seller may deliver to the Trustee one or more Eligible Substitute Mortgage Loans in substitution for any one or more of the Defective Mortgage Loans which the Seller would otherwise be required to repurchase pursuant to Sections 2.02 or 2.04. In connection with any such substitution, the Seller shall calculate the Substitution Adjustment, if any, and shall deposit such amount to the Collection Account on or before the Business Day prior to the Distribution Date in the month succeeding the calendar month during which the related Mortgage Loan became required to be purchased or replaced hereunder.

         (b) The Seller shall notify the Master Servicer, the Seller and the Trustee in writing not less than five Business Days before the related Determination Date which is on or before the date on which the Seller would otherwise be required to repurchase such Mortgage Loan pursuant to Section
2.02 or 2.04 of its intention to effect a substitution under this Section
2.06. On such Determination Date (the "Substitution Date"), the Seller shall deliver to the Trustee (1) the Eligible Substitute Mortgage Loans to be substituted for the Defective Mortgage Loans, (2) a list of the Defective Mortgage Loans to be substituted for by such Eligible Substitute Mortgage Loans, (3) an Officer's Certificate (A) stating that no failure by the Master Servicer described in Section 8.01 shall have occurred and be continuing, (B) stating that the aggregate Principal Balance of all Eligible Substitute Mortgage Loans (determined with respect to each Eligible Substitute Mortgage Loan as of the Determination Date on which it was substituted) including the principal balance of Eligible Substitute Mortgage Loans being substituted on such Determination Date does not exceed an amount equal to 5% of the Pool Principal Balance as of the Closing Date, (C) stating that all conditions precedent to such substitution specified in subsection (a) have been satisfied and attaching as an exhibit a supplemental Mortgage Loan schedule (the "Supplemental Mortgage Loan Schedule") setting forth the same type of information as appears on the Mortgage Loan Schedule and representing as to the accuracy thereof and (D) confirming that the representations and warranties contained in Section 2.04 are true and correct in all material respects with respect to the Eligible Substitute Mortgage Loans on and as of such Determination Date, provided that remedies for the inaccuracy of such representations are limited as set forth in Sections 2.02, 2.04 and this
Section 2.06, (4) an Opinion of Counsel to the effect set forth in Clause (d) below and (5) a certificate stating that cash in the amount of the related Substitution Adjustment, if any, has been deposited to the Collection Account. Upon receipt of the foregoing, the Trustee shall release such Defective Mortgage Loans to the Seller without recourse, representation or warranty.

         (c) Concurrently with the satisfaction of the conditions set forth in Sections 2.06(a) and (b) above and the transfer of such Eligible Substitute Mortgage Loans to the Trustee on behalf of the Trust pursuant to Section 2.06(a), Exhibit C to this Agreement shall be deemed to be amended to exclude all Mortgage Loans being replaced by such Eligible Substitute Mortgage Loans and to include the information set forth on the Supplemental Mortgage Loan Schedule with respect to such Eligible Substitute Mortgage Loans, and all references in this Agreement to Mortgage Loans shall include such Eligible Substitute Mortgage Loans and be deemed to be made on or after the related Substitution Date, as the case may be, as to such Eligible Substitute Mortgage Loans.

         (d) In connection with any Mortgage Loan that the Seller is required to purchase or replace, the Seller shall deliver to the Trustee and the Certificate Insurer an Opinion of Counsel to the effect that such purchase or substitution will not cause (x) any federal tax to be imposed on the Trust, including, without limitation, any Federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the start-up day" under Section 860G(d)(1) of the Code or (y) the Trust to fail to qualify as a REMIC at any time that any Certificate is outstanding. In the event that such opinion indicates that a repurchase or substitution will result in the imposition of a prohibited transaction tax, give rise to net taxable income or be deemed a contribution to the REMIC after the Start-up Day, the Seller shall not be required to repurchase or replace any such Mortgage Loan unless and until the Master Servicer has determined there is an actual or imminent default with respect thereto or that such defect or breach adversely affects the enforceability of such Mortgage Loan.

         Section 2.07 Execution and Authentication of Certificates. The Trustee on behalf of the Trust shall cause to be executed, authenticated and delivered on the Closing Date to or upon the order of the Seller, in exchange for the Mortgage Loans, concurrently with the sale, assignment and conveyance to the Trustee of the Mortgage Loans, each Class of Regular Certificates in authorized denominations and the Class R Certificates, together evidencing the ownership of the entire Trust.

         Section 2.08 Designation of Interests in the REMIC. Each Class of Class A Certificates is hereby designated as a "regular interest" in the REMIC and the Class R Certificates are hereby designated as the single "residual interest" in the REMIC.

         Section 2.09 Designation of Start-up Day. The Closing Date is hereby designated as the "start-up day" of the REMIC within the meaning of Section 860G(a)(9) of the Code.

         Section 2.10 REMIC Certificate Maturity Date. Solely for purposes of satisfying Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" of the REMIC is the Distribution Date in January 2031.

         Section 2.11 Tax Returns and Reports to Certificateholders. (a) For federal income tax purposes, the Trust shall have a December 31 fiscal year and shall maintain its books on the accrual method of accounting.

         (b) The Trustee shall prepare, or cause to be prepared, execute and deliver to the Master Servicer or Certificateholders, as applicable, any income tax information returns for each taxable year with respect to the Trust containing such information at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and shall furnish or cause to be furnished to the Trust and the Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby. Within thirty (30) days of the Closing Date, the Trustee shall furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 or as otherwise required by the Code, the name, title, address and telephone number of the person that Holders of the Certificates may contact for tax information relating thereto, together with such additional information at the time or times and in the manner required by the Code. Such federal, state or local income tax or information returns shall be signed by the Trustee or such other Person as may be required to sign such returns by the Code or state or local tax laws, regulations or rules.

         (c) In the first federal income tax return of the Trust for its short taxable year ending [ ], a REMIC election shall be made with respect to the Trust for such taxable year and all succeeding taxable years.

         (d) The Trustee will maintain or cause to be maintained such records relating to the Trust, including, but not limited to, the income, expenses, assets and liabilities of the Trust, and the fair market value and adjusted basis of the Trust property and assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information.

         (e) Each of the Master Servicer and the Seller, upon request, shall promptly furnish the Trustee with all such information in its control as may be required in connection with the Trustee's REMIC reporting obligations pursuant to this Agreement.

         Section 2.12 Tax Matters Person. The tax matters person with respect to the REMIC shall be the Holder of the Tax Matters Person Residual Interest (the "Tax Matters Person"). The Holder of the Tax Matters Person Residual Interests shall have the same duties with respect to the Trust as those of a "tax matters partner" under Subchapter C of Chapter 63 of Subtitle F of the Code. Each holder of a Class R Certificate shall be deemed to have agreed, by acceptance thereof, to be bound by this Section. The Trustee shall hold the Tax Matters Person Residual Interest.

         Section 2.13 REMIC Related Covenants. For as long as the REMIC shall exist, the Trustee shall act in accordance herewith to assure continuing treatment of the Trust as a REMIC and avoid the imposition of tax on the Trust. In particular:

         (a) The Trustee shall not create, or permit the creation of, any "interests" within the meaning of Code Section 860D(a)(2) other than the interests represented by the Regular Certificates and the Class R
Certificates.

         (b) Except as otherwise provided in the Code, the Seller shall not grant and the Trustee shall not accept property unless (i) substantially all of the property held in the REMIC constitutes either "qualified mortgages" or "permitted investments" as defined in Code Sections 860G(a)(3) and (5), respectively and (ii) no property shall be contributed to the REMIC after the Start-up Day unless such grant would not subject the REMIC to the 100% tax on contributions to the REMIC after the Start-up Day imposed by Code Section 860G(d).

         (c) The Trustee shall not accept on behalf of the REMIC any fee or other compensation for services (other than as otherwise provided herein) and shall not accept on behalf of the REMIC any income from assets other than those permitted to be held by a REMIC.

         (d) The Trustee shall not sell or permit the sale of all or any portion of the Mortgage Loans (other than in accordance with Section 2.02 or 2.04), unless such sale is pursuant to a "qualified liquidation" as defined in Code Section 860F(a)(4)(A) and in accordance with Article X.

         (e) The Trustee shall maintain books with respect to the REMIC on a calendar year basis and report income on an accrual basis.

         (f) The Master Servicer shall furnish to the Trustee the information necessary for the Trustee to prepare and file with the Internal Revenue Service Form 1066 for the REMIC and to prepare and furnish to the Holders of the Class R Certificates Form 1066Q for the REMIC and, based on information received from the Master Servicer, the Trustee will respond promptly to written requests made not more frequently than quarterly by any Holder of a Class R Certificate for the following information:

                  (i) The original projected principal and interest cash flows on the Closing Date on each class of regular and residual interests created hereunder and on the Mortgage Loans, based on [ ]% of the Prepayment Assumption;

                  (ii) The projected remaining principal and interest cash flows as of the end of any calendar quarter with respect to each class of regular and residual interests created hereunder and the Mortgage Loans, based on [ ]% of the Prepayment Assumption;

                  (iii) The CPR and any interest rate assumptions used in determining the projected principal and interest cash flows described above;

                  (iv) The original issue discount (or, in the case of the Mortgage Loans, market discount) or premium accrued or amortized through the end of such calendar quarter with respect to each class of regular or residual interests created hereunder and with respect to the Mortgage Loans, together with each constant yield to maturity used in computing the same;

                  (v) The treatment of losses realized with respect to the Mortgage Loans or the regular interests created hereunder, including the timing and amount of any cancellation of indebtedness income of the REMIC with respect to such regular interests or bad debt deductions claimed with respect to the Mortgage Loans;

                  (vi) The amount and timing of any non-interest expenses of the REMIC; and

                  (vii) Any taxes (including penalties and interest) imposed on the REMIC, including, without limitation, taxes on "prohibited transactions," "contributions" or "net income from foreclosure property" or state or local income or franchise taxes;

provided, that the information to be provided with respect to the foregoing clauses (i) through (vi) shall be based on projections, assumptions and facts as they shall have existed on the Closing Date.

         In the event that any tax is imposed on "prohibited transactions" of the Trust as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of the REMIC as defined in Section 860G(c) of the Code, on any contribution to the REMIC after the Start-up Day pursuant to
Section 860G(d) of the Code, or any other tax is imposed, such tax shall be paid by (i) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement, (ii) the Master Servicer, if such tax arises out of or results from a breach by the Servicer of any of its obligations under this Agreement or (iii) otherwise by the Holders of the Class R Certificates in proportion to their Percentage Interests. To the extent any tax is chargeable against the Holders of the Class R Certificates, notwithstanding anything to the contrary contained herein, the Trustee is hereby authorized to retain from amounts otherwise distributable to the Holders of the Class R Certificates on any Distribution Date sufficient funds to reimburse the Trustee for the payment of such tax (to the extent that the Trustee has not been previously reimbursed or indemnified therefor).

         The Trustee shall not engage in a "prohibited transaction" (as defined in Code Section 860F(a)(2)), except that, with the prior written consent of the Seller, the Trustee may engage in the activities otherwise prohibited by the foregoing clauses (b), (c) and (d), provided that the Seller shall have delivered to the Trustee and the Certificate Insurer an Opinion of Counsel to the effect that such transaction will not result in the imposition of a contribution or prohibited transaction tax on the Trust and will not disqualify the REMIC from treatment as a REMIC; and provided that the Seller shall have delivered to the Trustee an Officer's Certificate to the effect that such action will not adversely affect the rights of the holders of the Certificates or the Certificate Insurer and that such action will not adversely impact the rating of the Certificates.

         (g) The Trustee shall pay out of its own funds, without any right of reimbursement, any and all routine tax related expenses of the Trust (including, but not limited to, tax return preparation and filing expenses), other than the expense of obtaining any Opinion of Counsel required pursuant to Sections 2.06(d), 2.13(f), 9.02(b) and 10.02 and other than taxes except as specified herein. The Trustee not in its individual capacity but solely as Trustee shall represent the Trust in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The expenses of any such contest, audit, controversy or proceeding, including but not limited to the fees and expenses of the Trustee, its attorneys, its accountants and its financial advisors, except any such expenses caused by the Trustee's negligence or willful misconduct, shall be the obligations of the Trust created hereunder.

                                 ARTICLE III.

                         Administration and Servicing
                               of Mortgage Loans

         Section 3.01 The Master Servicer. (a) It is intended that the Trust formed hereunder shall constitute, and that the affairs of the Trust shall be conducted so as to qualify the Trust as a, "real estate mortgage investment conduit" ("REMIC") as defined in and in accordance with the REMIC Provisions. In furtherance of such intentions, the Master Servicer covenants and agrees that it shall not knowingly or intentionally take any action or omit to take any action that would cause the termination of the status of the Trust as a REMIC.

         (b) The Master Servicer, as independent contract servicer, shall service and administer the Mortgage Loans and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Master Servicer may deem necessary or desirable and consistent with the terms of this Agreement. The Master Servicer may enter into Subservicing Agreements for any servicing and administration of Mortgage Loans with Mortgage Lenders Network USA, Inc. or any other institution which (i) is in compliance with the laws of each state necessary to enable it to perform its obligations under such Subservicing Agreement,
(ii) is acceptable to the Certificate Insurer and (iii) (x) has been designated an approved Seller-Servicer by Freddie Mac or Fannie Mae for first and second mortgage loans or (y) is an affiliate of the Master Servicer. The Master Servicer shall give written notice to the Certificate Insurer, the Trustee and the Rating Agencies of the appointment of any Subservicer. Any such Subservicing Agreement shall be consistent with and not violate the provisions of this Agreement and shall be in form and substance acceptable to the Certificate Insurer. The Master Servicer shall be entitled to terminate any Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement and either itself directly service the related Mortgage Loans or enter into a Subservicing Agreement with a successor subservicer which qualifies hereunder.

         (c) Notwithstanding any Subservicing Agreement or any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Master Servicer shall remain obligated and primarily liable for the servicing and administering of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. For purposes of this Agreement, the Master Servicer shall be deemed to have received payments on Mortgage Loans when the Subservicer has received such payments. The Master Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Master Servicer by such Subservicer, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

         (d) Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the Master Servicer alone, and the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 3.01(e). The Master Servicer shall be solely liable for all fees owed by it to any Subservicer irrespective of whether the Master Servicer's compensation pursuant to this Agreement is sufficient to pay such fees. For purposes of this Agreement, as of the Closing Date, each of the parties hereto acknowledge that Mortgage Lenders Network USA, Inc. shall act initially as a Subservicer.

         (e) In the event the Master Servicer shall for any reason no longer be the Master Servicer (including by reason of an Event of Default), the Trustee or its designee approved by the Certificate Insurer shall thereupon assume all of the rights and obligations of the Master Servicer under each Subservicing Agreement that the Master Servicer may have entered into, unless the Trustee or designee approved by the Certificate Insurer elects to terminate any Subservicing Agreement. Any fee payable in connection with such a termination will be payable by the outgoing Master Servicer. If the Trustee does not terminate a Subservicing Agreement, the Trustee, its designee or the successor servicer for the Trustee shall be deemed to have assumed all of the Master Servicer's interest therein and to have replaced the Master Servicer as a party to each Subservicing Agreement to the same extent as if the Subservicing Agreements had been assigned to the assuming party, except that the Master Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreements with regard to events that occurred prior to the date the Master Servicer ceased to be the Master Servicer hereunder. The Master Servicer, at its expense and without right of reimbursement therefor, shall, upon the request of the Trustee, deliver to the assuming party all documents and records and afford the assuming party reasonable access (to the extent practicable) to the computer systems, electronic files and personnel as they relate to each Subservicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreements to the assuming party.

         (f) Consistent with the terms of this Agreement, the Master Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Master Servicer's good faith determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders and the Certificate Insurer, provided, however, that (unless (x) the Mortgagor is in default with respect to the Mortgage Loan, or such default is, in the judgment of the Master Servicer, imminent and (y) such waiver, modification, postponement or indulgence would not cause the Trust to be disqualified as a REMIC or otherwise cause a tax to be imposed on the Trust) the Master Servicer may not permit any modification with respect to any Mortgage Loan that would change the Loan Rate, defer or forgive the payment of any principal or interest (unless in connection with the liquidation of the related Mortgage
Loan) or extend the final maturity date on the Mortgage Loan beyond the final maturity date of the Mortgage Loan as of the Transfer Date. No costs incurred by the Master Servicer or any Subservicer in respect of Servicing Advances shall, for the purposes of distributions to Certificateholders, be added to the amount owing under the related Mortgage Loan. Without limiting the generality of the foregoing, the Master Servicer shall continue, and is hereby authorized and empowered to execute and deliver on behalf of the Trustee and each Certificateholder, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Master Servicer, the Trustee shall furnish the Master Servicer with limited powers of attorney and other documents necessary or appropriate to enable the Master Servicer to carry out its servicing and administrative duties under this Agreement.

         Notwithstanding anything to the contrary contained herein, the Master Servicer, in servicing and administering the Mortgage Loans, shall employ or cause to be employed procedures (including collection, foreclosure and REO Property management procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, in accordance with accepted mortgage servicing practices of prudent lending institutions servicing mortgage loans similar to the Mortgage Loans and giving due consideration to the Certificate Insurer's and the Certificateholders' reliance on the Master Servicer.

         (g) On and after such time as the Trustee receives the written resignation of, or notice of the removal of, the Master Servicer from its rights and obligations under this Agreement, and with respect to resignation pursuant to Section 7.04, after receipt by the Trustee and the Certificate Insurer of the Opinion of Counsel required pursuant to Section 7.04, the Trustee or its designee approved by the Certificate Insurer shall assume all of the rights and obligations of the Master Servicer, subject to Section 8.02. The Master Servicer shall, upon request of the Trustee but at the expense of the Master Servicer, deliver to the Trustee all documents and records relating to the Mortgage Loans and an accounting of amounts collected and held by the Master Servicer and otherwise use its best efforts to effect the orderly and efficient transfer of servicing rights and obligations to the assuming party which may include reasonable on site access to the computer systems, electronic files and personnel of the Master Servicer during normal business hours.

         (h) The Master Servicer shall deliver a list of Servicing Officers to the Trustee and the Certificate Insurer on or before the Closing Date and shall revise such list from time to time, as appropriate, and shall deliver all revisions promptly to the Trustee and the Certificate Insurer.

         (i) Consistent with the terms of this Agreement, the Master Servicer may consent to the placing of a lien senior to that of the Mortgage on the related Mortgaged Property; provided that such senior lien secures a mortgage loan that refinances a First Lien and the combined loan-to-value ratio of the related Mortgage Loan immediately following the refinancing (based on the outstanding principal balance of the Mortgage Loan and the original principal balance of such refinanced mortgage loan) is not greater than the Combined Loan-to-Value Ratio of such Mortgage Loan as of the related Cut-Off Date.

         Section 3.02 Collection of Certain Mortgage Loan Payments. (a) The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it follows with respect to mortgage loans in its servicing portfolio comparable to the Mortgage Loans. Consistent with the foregoing, and without limiting the generality of the foregoing, the Master Servicer may in its discretion (i) waive any prepayment penalty or late payment charge or any assumption fees or other fees which may be collected in the ordinary course of servicing such Mortgage Loan and (ii) arrange with a Mortgagor a schedule for the payment of interest due and unpaid; provided that such arrangement is consistent with the Master Servicer's policies with respect to the mortgage loans it owns or services; provided, further, that notwithstanding such arrangement such Mortgage Loans will be included in the monthly information delivered by the Master Servicer to the Trustee pursuant to Section 5.03.

         (b) The Master Servicer shall establish and maintain a separate trust account (the "Collection Account") titled "[ ], as Trustee, of [ ] Home Equity Loan Trust [ ], Collection Account." The Collection Account shall be an Eligible Account with an independent financial institution. No later than 12:00 noon New York time two Business Days prior to each Distribution Date (or, if a Deposit Event has occurred, within two Business Days following receipt thereof), the Master Servicer shall deposit into the Collection Account the following payments and collections received or made by it with respect to each Mortgage Loan (without duplication):

                  (i) all payments received on or after the Cut-Off Date on account of principal on the Mortgage Loans and all Principal Prepayments and Curtailments collected on and after the Cut-Off Date;

                  (ii) all payments received or advanced on or after the Cut-Off Date on account of interest on the Mortgage Loans;

                  (iii) all Net Liquidation Proceeds net of related Foreclosure Profits;

                  (iv)  all Insurance Proceeds;

                  (v) any amounts payable in connection with the repurchase of any Mortgage Loan and the amount of any Substitution Adjustment pursuant to Sections 2.02, 2.04 and 2.06;

                  (vi)  all Released Mortgaged Property Proceeds; and

                  (vii) any amount required to be deposited in the Collection Account pursuant to Sections 3.07, 3.21 or 5.05(e);

         provided, however, that with respect to each Due Period, the Master Servicer shall be permitted to retain (x) from payments in respect of interest on the Mortgage Loans, the Servicing Fee for such Due Period and (y) from payments from Mortgagors, Liquidation Proceeds, Insurance Proceeds and Released Mortgaged Property Proceeds, Net Simple Interest Excess, any unreimbursed Servicing Advances and Monthly Advances related thereto in accordance with Section 3.03 hereof. The foregoing requirements respecting deposits to the Collection Account are exclusive, it being understood that, without limiting the generality of the foregoing, the Master Servicer need not deposit in the Collection Account amounts representing Foreclosure Profits, fees (including annual fees) or late charge penalties payable by Mortgagors or amounts received by the Master Servicer for the accounts of Mortgagors for application toward the payment of taxes, insurance premiums, assessments and similar items.

         (c) All funds in the Collection Account shall be invested as provided in Section 5.05.

         Section 3.03 Withdrawals from the Collection Account. The Trustee shall withdraw or cause to be withdrawn funds from the Collection Account for the following purposes:

                  (i) two Business Days prior to each Distribution Date, to deposit the portion of Available Funds then in the Collection Account to the Distribution Account;

                  (ii) to reimburse the Master Servicer for any accrued unpaid Servicing Fees and for unreimbursed Monthly Advances and Servicing Advances to the extent not otherwise retained. The Master Servicer's right to reimbursement for unpaid Servicing Fees and unreimbursed Servicing Advances shall be limited to late collections on the related Mortgage Loan, including Liquidation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Master Servicer from the related Mortgagor or otherwise relating to the Mortgage Loan in respect of which such reimbursed amounts are owed. The Master Servicer's right to reimbursement for unreimbursed Monthly Advances shall be limited to late collections of interest on any Mortgage Loan and to Liquidation Proceeds and Insurance Proceeds on related Mortgage Loans;

                  (iii) to withdraw any amount received from a Mortgagor that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction;

                  (iv) subject to Section 5.05 hereof, to make investments in Eligible Investments and to pay to the Master Servicer interest earned in respect of Eligible Investments or on funds deposited in the Collection Account;

                  (v) to withdraw any funds deposited in the Collection Account that were not required to be deposited therein or were deposited therein in error and to pay such funds to the appropriate Person after written notice of such error is received and verified by the Trustee;

                  (vi) to pay the Master Servicer servicing compensation pursuant to Section 3.09 to the extent not retained or paid pursuant to Sections 3.02(b) and 3.21;

                  (vii) to reimburse the Master Servicer for Nonrecoverable Advances that are not, with respect to aggregate Servicing Advances on any single Mortgage Loan or REO Property, in excess of the Principal Balance thereof and expenses incurred pursuant to Section 7.03;

                  (viii) to withdraw funds necessary for the conservation, operation, management, maintenance and disposition of REO Property pursuant to Section 3.07 to the extent not advanced by the Master Servicer; and

                  (ix) to clear and terminate the Collection Account upon the termination of this Agreement and to pay any amounts remaining therein to the Class R Certificateholders.

         Section 3.04 Maintenance of Hazard Insurance; Property Protection Expenses. The Master Servicer shall cause to be maintained for each Mortgage Loan a blanket policy providing fire and hazard insurance naming the Master Servicer as loss payee thereunder providing coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing each Mortgage Loan from time to time, (ii) the combined principal balance owing on each Mortgage Loan and any mortgage loan senior to such Mortgage Loan and (iii) the minimum amount required to compensate for damage or loss on a replacement cost basis. The Master Servicer shall also maintain on property acquired upon foreclosure, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value from time to time of the improvements which are a part of such property, (ii) the combined principal balance owing on such Mortgage Loan and any mortgage loan senior to such Mortgage Loan and (iii) the minimum amount required to compensate for damage or loss on a replacement cost basis at the time of such foreclosure, fire and or deed in lieu of foreclosure plus accrued interest and the good-faith estimate of the Master Servicer of related Servicing Advances to be incurred in connection therewith. Amounts collected by the Master Servicer under any such policies in connection with the Mortgage Loans, together with the deductible amounts which are applicable pursuant to the terms of such policy, shall be deposited in the Collection Account to the extent called for by Section 3.02. In cases in which any Mortgaged Property is located in a federally designated flood area, the hazard insurance to be maintained for the related Mortgage Loan shall include flood insurance to the extent such flood insurance is available and the Master Servicer has determined such insurance to be necessary in accordance with accepted second mortgage loan servicing standards. The Master Servicer shall be under no obligation to require that any Mortgagor maintain earthquake or other additional insurance and shall be under no obligation itself to maintain any such additional insurance on property acquired in respect of a Mortgage Loan except as specified in Section 2.04(a)(xvi), other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

         Section 3.05 Maintenance of Mortgage Impairment Insurance. In the event that the Master Servicer shall obtain and maintain a blanket policy consistent with prudent industry standards with an insurer either (A) having a General Policy rating of A.VIII or better in Best's Key Rating Guide, or (B) approved by the Certificate Insurer, such approval not to be unreasonably withheld, insuring against fire and hazards of extended coverage on all of the Mortgage Loans, then, to the extent such policy names the Master Servicer or its designee as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance on the Mortgage Loans without co-insurance, and otherwise complies with the requirements of Section 3.04, the Master Servicer shall be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage under Section 3.04, it being understood and agreed that such blanket policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 3.04, and there shall have been a loss which would have been covered by such policy, deposit in the Collection Account the difference, if any, between the amount that would have been payable under a policy complying with Section 3.04 and the amount paid under such blanket policy. Upon the request of the Certificate Insurer or the Trustee, the Master Servicer shall cause to be delivered to the Certificate Insurer or the Trustee, as the case may be, a certified true copy of such policy. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to prepare and present, on behalf of itself, the Trustee, the Certificate Insurer and Certificateholders, claims under any such policy in a timely fashion in accordance with the terms of such policy.

         Section 3.06 Fidelity Bond. The Master Servicer shall maintain with a responsible company, and at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, in a minimum amount acceptable to FANNIE MAE or FREDDIE MAC or otherwise in an amount as is commercially available at a cost that is not generally regarded as excessive by industry standards, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans ("Servicer Employees"). Any such fidelity bond and errors and omissions insurance shall protect and insure the Master Servicer against losses, including losses resulting from forgery, theft, embezzlement, errors and omissions and negligent acts of such Servicer Employees. Such fidelity bond shall also protect and insure the Master Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 3.06 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Master Servicer from its duties and obligations as set forth in this Agreement. Upon the request of the Trustee, the Certificate Insurer or any Certificateholder, the Master Servicer shall cause to be delivered to the Trustee, the Certificate Insurer and such Certificateholder a certified true copy of such fidelity bond and insurance policy.

         Section 3.07 Management and Realization Upon Defaulted Mortgage Loans. The Master Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prudent and prompt disposition and sale. The Master Servicer shall, either itself or through an agent selected by the Master Servicer, manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Master Servicer shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as the Master Servicer deems to be in the best interest of the Certificateholders and the Certificate Insurer.

         If a Deposit Event has occurred, the Master Servicer shall cause to be deposited, within two Business Days of receipt thereof or if a Deposit Event has not occurred, the Master Servicer shall cause to be deposited two Business Days prior to the related Distribution Date, in the Collection Account, all revenues received with respect to the related REO Property and shall retain, or cause the Trustee to withdraw therefrom, funds necessary for the proper operation, management and maintenance of the REO Property and the fees of any managing agent acting on behalf of the Master Servicer.

         The disposition of REO Property shall be carried out by the Master Servicer for cash at such price, and upon such terms and conditions, as the Master Servicer deems to be in the best interest of the Certificateholders and, as soon as practicable thereafter, the expenses of such sale shall be paid. The cash proceeds of sale of the REO Property shall be promptly deposited in the Collection Account in accordance with Section 3.02, net of Foreclosure Profits and of any related unreimbursed Servicing Advances, accrued and unpaid Servicing Fees and unreimbursed Monthly Advances payable to the Master Servicer in accordance with Section 3.03, for distribution to the Certificateholders in accordance with Section 5.01.

         The decision of the Master Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by the Master Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding and if such determination cannot be made, the Master Servicer shall deal with such Mortgage Loan in a manner consistent with the servicing standard in Section 3.01 hereof.

         In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee or its nominee on behalf of Certificateholders and the Certificate Insurer.

         In the event any Mortgaged Property is acquired as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Master Servicer shall (i) dispose of such Mortgaged Property within three years after its acquisition or (ii) prior to the expiration of any extension to such three-year grace period which is requested on behalf of the Trust by the Master Servicer (at the expense of the Trust) more than 60 days prior to the end of such three-year grace period and granted by the Internal Revenue Service, unless the Master Servicer shall have received an Opinion of Counsel, with a copy to the Certificate Insurer and the Trustee, to the effect that the holding of such Mortgaged Property subsequent to three years after its acquisition will not result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code or cause the Trust to fail to qualify as a REMIC at any time that any Regular Certificates are outstanding. Notwithstanding any other provision of this Agreement, (i) no Mortgaged Property acquired by the Master Servicer pursuant to this Section shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust and (ii) no construction shall take place on such Mortgaged Property in such a manner or pursuant to any terms, in either case, that would cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust of any "net income from foreclosure property" which is subject to taxation within the meaning of Sections 860G(c) and 857(b)(4)(B) of the Code. If a period greater than three years is permitted under this Agreement and is necessary to sell any REO Property, the Master Servicer shall give appropriate notice to the Trustee, the Certificate Insurer and the Certificateholders and shall report monthly to the Trustee as to the progress being made in selling such REO Property.

         If the Master Servicer has actual knowledge that a Mortgaged Property which the Master Servicer is acquiring in foreclosure or by deed in lieu of foreclosure is located within a one-mile radius of any site with environmental or hazardous waste risks known to the Master Servicer, the Master Servicer will notify the Trustee and the Certificate Insurer prior to acquiring the Mortgaged Property. Nothing in this Section 3.07 shall affect the Master Servicer's right to deem certain advances proposed to be made Nonrecoverable Advances. For the purpose of this Section 3.07, actual knowledge of the Master Servicer means actual knowledge of a Responsible Officer of the Master Servicer involved in the servicing of the relevant Mortgage Loan. Actual knowledge of the Master Servicer does not include knowledge imputable by virtue of the availability of or accessibility to information relating to environmental or hazardous waste sites or the locations thereof.

         Section 3.08 Trustee to Cooperate. Upon any Principal Prepayment in full, the Master Servicer is authorized to execute, pursuant to the authorization contained in Section 3.01(f), an instrument of satisfaction regarding the related Mortgage, which instrument of satisfaction shall be recorded by the Master Servicer if required by applicable law and be delivered to the Person entitled thereto. It is understood and agreed that no expenses incurred in connection with such instrument of satisfaction or transfer shall be reimbursed from amounts deposited in the Collection Account. If the Trustee is holding the Mortgage Files, from time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, the Trustee shall, upon request of the Master Servicer and delivery to the Trustee of a Request for Release, in the form attached hereto as Exhibit G, signed by a Servicing Officer, release the related Mortgage File to the Master Servicer, and the Trustee shall execute such documents, in the forms provided by the Master Servicer, as shall be necessary for the prosecution of any such proceedings or the taking of other servicing actions. Such Request for Release shall obligate the Master Servicer to return the Mortgage File to the Trustee when the need therefor by the Master Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the Request for Release shall be released by the Trustee to the Master Servicer.

         In order to facilitate the foreclosure of the Mortgage securing any Mortgage Loan that is in default following recordation of the related Assignment of Mortgage in accordance with the provisions hereof, the Trustee shall, if so requested in writing by the Master Servicer, execute an appropriate assignment in the form provided to the Trustee by the Master Servicer to assign such Mortgage Loan for the purpose of collection to the Master Servicer (any such assignment shall unambiguously indicate that the assignment is for the purpose of collection only) and, upon such assignment, such assignee for collection will thereupon bring all required actions in its own name and otherwise enforce the terms of the Mortgage Loan and deposit or credit the Net Liquidation Proceeds, exclusive of Foreclosure Profits, received with respect thereto in the Collection Account. In the event that all delinquent payments due under any such Mortgage Loan are paid by the Mortgagor and any other defaults are cured then the assignee for collection shall promptly reassign such Mortgage Loan to the Trustee and return it to the place where the related Mortgage File was being maintained.

         Section 3.09 Servicing Compensation; Payment of Certain Expenses by Master Servicer. Subject to Section 3.21, the Master Servicer shall be entitled to retain the Servicing Fee in accordance with Section 3.02 as compensation for its services in connection with servicing the Mortgage Loans. Moreover, additional servicing compensation in the form of prepayment penalties, late payment charges, bad check charges or assumption fees, any Net Simple Interest Excess for the related Due Period or other receipts not required to be deposited in the Collection Account, including, without limitation, Foreclosure Profits and, subject to Section 5.05(e), investment income on the Collection Account shall be retained by the Master Servicer. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder (including payment of all other fees and expenses not expressly stated hereunder to be for the account of the Trust or the Certificateholders) and shall not be entitled to reimbursement therefor except as specifically provided herein.

         Section 3.10 Annual Statement as to Compliance. (a) The Master Servicer will deliver to the Trustee, the Certificate Insurer and the Rating Agencies, on or before the last day of the fifth month following the end of the Master Servicer's fiscal year ended December 31, beginning in 1999 (for the fiscal year ending December [ ]), an Officer's Certificate stating that
(i) to the best knowledge of such person, the Master Servicer has fully complied in all material respects with the provisions of Article III and V, if applicable, (ii) a review of the activities of the Master Servicer during the preceding fiscal year (or such shorter period as is applicable in the case of the first report) and of its performance under this Agreement has been made under such officer's supervision and (iii) to the best of such officer's knowledge, based on such review, the Master Servicer has fulfilled all its material obligations under this Agreement throughout such fiscal year or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. The Master Servicer shall promptly notify the Seller, the Trustee, the Certificate Insurer and the Rating Agencies upon any change in the basis on which its fiscal year is determined.

         (b) The Master Servicer shall deliver to the Trustee, the Seller, the Certificate Insurer and each of the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice by means of an Officer's Certificate of any event which, with the giving of notice or the lapse of time or both, would become an Event of Default.

         Section 3.11 Annual Servicing Report. On or before the last day of the fifth month following the end of the Master Servicer's fiscal year, beginning in 1999 (for the fiscal year ending [ ]), the Master Servicer, at its expense, shall cause a firm of independent public accountants to furnish a letter or letters to the Seller, the Trustee, the Certificate Insurer and the Rating Agencies to the effect that such firm has, with respect to the Master Servicer's overall servicing operations, examined such operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, and stating such firm's conclusions relating thereto.

         Section 3.12 Access to Certain Documentation and Information Regarding the Mortgage Loans. The Master Servicer shall provide to the Trustee, the Certificate Insurer and Certificateholders which are federally insured savings and loan associations, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of the Office of Thrift Supervision access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift Supervision and the FDIC (acting as operator of the SAIF or the BIF), such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Master Servicer. Nothing in this Section shall derogate from the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Master Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

         Section 3.13      Reserved.

         Section 3.14      Reserved.

         Section 3.15 Reports of Foreclosures and Abandonments of Mortgaged Properties, Returns Relating to Mortgage Interest Received from Individuals and Returns Relating to Cancellation of Indebtedness. The Master Servicer shall make reports of foreclosures and abandonments of any Mortgaged Property for each year beginning in [ ]. The Master Servicer shall file reports relating to each instance occurring during the previous calendar year in which the Master Servicer (i) on behalf of the Trust acquires an interest in any Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan or (ii) knows or has reason to know that any Mortgaged Property has been abandoned. The reports from the Master Servicer shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050J, 6050H and 6050P of the Code.

         Section 3.16 Advances by the Master Servicer. (a) Not later than the close of business on the second Business Day prior to each Distribution Date, the Master Servicer shall remit to the Trustee for deposit in the Distribution Account an amount to be distributed on such Distribution Date pursuant to
Section 5.01, equal to the interest accrued on each Mortgage Loan (which, for purposes of Simple Interest Qualifying Loans shall be 30 days' interest at the related Loan Rate) through the related Due Date, but not received as of the close of business on the last day of the related Due Period (net of the Servicing Fee); such amount being defined herein as the "Monthly Advance". The Master Servicer may fund all or a portion of the Monthly Advance with respect to the Mortgage Loans by instructing the Trustee on the related Determination Date to use funds deposited in the Collection Account which are not part of Available Funds for the related Distribution Date; provided that if such funds are so used the Master Servicer on notice to the Trustee shall replace such funds on or before any subsequent Determination Date on which such funds are required to be part of the Available Funds.

         (b) Notwithstanding anything herein to the contrary, no Servicing Advance or Monthly Advance shall be required to be made hereunder if the Master Servicer determines in its good faith business judgment, and provides the Trustee with an Officer's Certificate to the effect, that such Servicing Advance or Monthly Advance would, if made, constitute a Nonrecoverable Advance.

         Section 3.17 Superior Liens. To the extent not previously filed by the related original lenders, the Master Servicer shall file (or cause to be filed) a request for notice of any action by a superior lienholder under a First Lien for the protection of the Trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption.

         If the Master Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the First Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the Mortgaged Property sold or foreclosed, the Master Servicer shall take, on behalf of the Trust, whatever actions are necessary to protect the interests of the Certificateholders and the Certificate Insurer, and/or to preserve the security of the related Mortgage Loan, subject to the application of the REMIC Provisions in accordance with the terms of this Agreement. The Master Servicer shall immediately notify the Trustee and the Certificate Insurer in writing of any such action or circumstances. The Master Servicer shall advance the necessary funds to cure the default or reinstate the superior lien, if such advance is in the best interests of the Certificateholders. Such advance shall be a Servicing Advance. Any action or inaction on the part of the Master Servicer in accordance with such written instructions shall be deemed to be in the best interests of the Certificateholders. The Master Servicer shall not make such an advance except to the extent that it determines in its reasonable good faith judgment that the advance would be recoverable from Liquidation Proceeds on the related Mortgage Loan and in no event in an amount that is greater than the Principal Balance of the related Mortgage Loan, except with consent of the Certificate Insurer, which consent shall not be unreasonably withheld. The Master Servicer shall thereafter take such action as is necessary to recover the amount so advanced.

         Notwithstanding the foregoing, the Master Servicer may change, modify or amend any or all of the foregoing procedures if such change, modification or amendment is applicable to the Mortgage Loans and all other mortgage loans serviced by the Master Servicer and is otherwise in accordance with Section 3.01.

         Section 3.18 Assumption Agreements. When a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Master Servicer shall, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its right to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Mortgage Note; provided, however, that the Master Servicer shall not exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Master Servicer, is not enforceable under applicable law. The Master Servicer shall to the extent it has knowledge of such conveyance or prospective conveyance, be authorized to enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person shall become liable under the Mortgage Note and, unless prohibited by applicable law, the Mortgagor shall remain liable thereon. The Master Servicer, in accordance with accepted mortgage loan servicing standards for mortgage loans similar to the Mortgage Loans, is also authorized to enter into a substitution of liability whereby such person is substituted as Mortgagor and becomes liable under the Mortgage Note. The Master Servicer shall notify the Trustee and the Certificate Insurer that any such substitution or assumption agreement has been completed by forwarding to the Trustee the original of such substitution or assumption agreement, which original shall be added by the Trustee to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. In connection with any assumption or substitution agreement entered into pursuant to this Section, the Master Servicer shall not change the Loan Rate or the Monthly Payment, defer or forgive the payment of principal or interest, reduce the outstanding principal amount or extend the final maturity date on such Mortgage Loan. Any fee collected by the Master Servicer for consenting to such conveyance or entering into such modification shall be retained by or paid to the Master Servicer as additional servicing compensation.

         Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Master Servicer may be restricted by law from preventing, for any reason whatsoever.

         Section 3.19 Payment of Taxes, Insurance and Other Charges. With respect to each Mortgage Loan, the Master Servicer shall not be required to maintain records relating to payment of taxes or insurance (including hazard insurance).

         Section 3.20 Optional Purchase of Defaulted Mortgage Loans. The Master Servicer, in its sole discretion, shall have the right, but not an obligation to elect (by written notice sent to the Trustee) to purchase for its own account from the Trust any Mortgage Loan which is 90 days or more past due in the manner and at the price specified in Section 2.02. The Master Servicer shall not purchase an aggregate amount of defaulted Mortgage Loans in excess of [ ]% of the Cut-Off Date Pool Principal Balance. The Purchase Price for any Mortgage Loan purchased hereunder shall be deposited in the Collection Account. The Trustee, upon written notice of the receipt of such deposit, shall release or cause to be released to the purchaser of such Mortgage Loan the related Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the purchaser of such Mortgage Loan, in each case without recourse, as shall be necessary to vest in the purchaser of such Mortgage Loan any Mortgage Loan released pursuant hereto and the purchaser of such Mortgage Loan shall succeed to all the Trust's right, title and interest in and to such Mortgage Loan and all security and documents related thereto. Such assignment shall be an assignment outright and not for security. The purchaser of such Mortgage Loan shall thereupon own such Mortgage Loan, and all security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.

         Section 3.21 Compensating Interest. Not later than the close of business on the second Business Day prior to each Distribution Date, the Master Servicer shall remit to the Collection Account an amount equal to the lesser of (A) the aggregate of the Prepayment Interest Shortfalls for the related Distribution Date resulting from Principal Prepayments during the related Due Period and (B) its aggregate Servicing Fees received in the related Due Period. In addition, not later than the close of business on the second Business Day prior to each Distribution Date, the Master Servicer shall remit to the Collection Account an amount equal to the lesser of (A) the aggregate of the Net Simple Interest Shortfalls for the related Distribution Date and (B) its aggregate Servicing Fees received in the related Due Period remaining after application thereof to Prepayment Interest Shortfalls. The Master Servicer shall not have the right to reimbursement for any amounts deposited to the Collection Account pursuant to this Section.

                                  ARTICLE IV.

                       The Certificate Insurance Policy

         Section 4.01 The Certificate Insurance Policy. As soon as possible, and in no event later than 3:00 p.m., New York time, on the third Business Day immediately preceding each Distribution Date, the Trustee shall determine the amount of Available Funds (net of any Insured Payments) for such Distribution Date minus the amount of any Premium Amount and Trustee Fee to be paid on such Distribution Date.

         If for any Distribution Date a Deficiency Amount exists, the Trustee shall complete a notice in the form set forth as Exhibit A to the Certificate Insurance Policy (the "Notice") and shall submit such Notice to the Fiscal Agent no later than 12:00 noon, New York time, on the second Business Day preceding such Distribution Date. The Notice shall constitute a claim for an Insured Payment pursuant to the Certificate Insurance Policy for an amount equal to the Deficiency Amount. Upon receipt of the Insured Payment, at or prior to the latest time payments of the Insured Payment are to be made by the Certificate Insurer pursuant to the Certificate Insurance Policy, on behalf of the Class A Certificateholders, the Trustee shall deposit such Insured Payments in the Distribution Account and shall distribute such Insured Payments only in accordance with Section 5.01(a)(ii) and (iii).

         The Trustee shall receive, as attorney-in-fact of each Holder of a Class A Certificate, any Insured Payment from the Certificate Insurer and disburse the same to each Holder of a Class A Certificate in accordance with the provisions of Article V. Insured Payments disbursed by the Trustee from proceeds of the Certificate Insurance Policy shall not be considered payment by the Trust nor shall such payments discharge the obligation of the Trust with respect to such Class A Certificate, and the Certificate Insurer shall become the owner of such unpaid amounts due from the Trust in respect of such Insured Payments as the deemed assignee of such Holder and shall be entitled to be reimbursed therefore in accordance with Section 5.01. The Trustee hereby agrees on behalf of each Holder of a Class A Certificate for the benefit of the Certificate Insurer that it and they recognize that to the extent the Certificate Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trustee), to the Class A Certificateholders, the Certificate Insurer will be entitled to be reimbursed therefore in accordance with Section 5.01.

         Section 4.02      [Reserved]

         Section 4.03 Claims Upon the Certificate Insurance Policy. The Trustee shall comply with the provisions of the Certificate Insurance Policy with respect to claims upon the Certificate Insurance Policy.

         The Trustee shall keep a complete and accurate record of the amount of interest and principal paid in respect of any Class A Certificate from moneys received under the Certificate Insurance Policy. The Certificate Insurer shall have the right to inspect such records at reasonable times during normal business hours upon one Business Day's prior written notice to the Trustee.

         The Trustee shall promptly notify the Certificate Insurer of any proceeding or the institution of any action, of which a Responsible Officer of the Trustee has actual knowledge, seeking the avoidance as a preferential transfer under the Bankruptcy Code (a "Preference Claim") of any distribution made with respect to the Class A Certificates. Each Certificateholder of Class A Certificates, by its purchase of Class A Certificates, the Master Servicer, the Seller and the Trustee hereby agree that the Certificate Insurer (so long as no Certificate Insurer Default exists) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to such Preference Claim and
(ii) the posting of any surety, supersedeas or performance bond pending any such appeal.

                                  ARTICLE V.

                Payments and Statements to Certificateholders;
                         Rights of Certificateholders

         Section 5.01 Distributions. (a) On each Distribution Date, the Trustee shall withdraw from the Distribution Account the Available Funds and investment earnings on amounts on deposit in the Distribution Account, if any, and make distributions thereof as described below and to the extent of the Available Funds in the following order of priority:

                  (i) to the Trustee, the Trustee Fee for such Distribution Date and to the Certificate Insurer, the Premium Amount owing to the Certificate Insurer under the Insurance Agreement;

                  (ii) concurrently to the holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates and Class A-7 Certificates for such Distribution Date an amount equal to the related Class Interest Distribution for the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates and Class A-7 Certificates for the related Distribution Date;

                  (iii) to the holders of the Class A Certificates then entitled to distributions of principal as set forth below, an amount equal to the Class A Principal Distribution Amount (other than the portion thereof representing Distributable Excess Spread) for such Distribution Date in the following order of priority;

                           (a) to the Class A-7 Certificateholders, the Class A-7 Principal Distribution Amount; and

                           (b) the balance of the Class A Principal
                  Distribution Amount for such Distribution Date, sequentially, to the holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates and Class A-7 Certificates, in that order, until the Class Principal Balance of each such Class of Class A Certificates has been reduced to zero;

                  (iv) to the Certificate Insurer, the Reimbursement Amount owing to the Certificate Insurer hereunder;

                  (v) sequentially, to the holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates and Class A-7 Certificates, in that order, until the respective Class Principal Balance of each such Class is reduced to zero, to the extent of Available Funds remaining, the Distributable Excess Spread for such Distribution Date;

                  (vi) to the Master Servicer, the amount of any accrued and unpaid Servicing Fee;

                  (vii) to the Master Servicer, the amount of Nonrecoverable Advances not previously reimbursed;

                  (viii) to the Certificate Insurer, any other amounts owing to the Certificate Insurer under the Insurance Agreement; and

                  (ix)     to the Class R Certificateholders, the balance.

         Notwithstanding the foregoing on any Distribution Date during the continuance of a Certificate Insurer Default, all distributions pursuant to clause (iii) above shall be made pro rata on such Classes of Certificates, based on their respective Class Principal Balances on such Distribution Date.

         (b) Method of Distribution. The Trustee shall make distributions in respect of a Distribution Date to each Certificateholder of record on the related Record Date (other than as provided in Section 10.01 respecting the final distribution), in the case of Certificateholders of the Regular Certificates, by check or money order mailed to such Certificateholder at the address appearing in the Certificate Register, or, upon written request by a Certificateholder of a Regular Certificate delivered to the Trustee at least five Business Days prior to such Record Date, by wire transfer to an account with a banking or financial institution in the United States (but only if such Certificateholder is the Depository or such Certificateholder owns of record one or more Certificates of a Class aggregating at least $1,000,000 Original Class Certificate Principal Balance) and, in the case of Class R Certificateholders, by wire transfer to an account with a banking or financial institution in the United States. Distributions among Certificateholders shall be made in proportion to the Percentage Interests evidenced by the Certificates held by such Certificateholders.

         (c) Distributions on Book-Entry Certificates. Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Certificates. None of the Trustee, the Paying Agent, the Certificate Registrar, the Seller, the Master Servicer, the Certificate Insurer or the Seller shall have any responsibility therefor except as otherwise provided by applicable law.

         (d) Distribution of Insured Payments. With respect to any Distribution Date, in the event of an Insured Payment, the Trustee shall make such payments from the amount drawn under the Certificate Insurance Policy pursuant to Section 4.01 for such Distribution Date in accordance with Section 5.01(a)(ii) and (iii). The Certificate Insurer shall be deemed to be the assignee of the Holders of the Class A Certificates to the extent of any amount of Insured Payments disbursed by the Trustee from proceeds of the Certificate Insurance Policy and to such extent, shall be the subrogee of each such Holder of the Class A Certificates; provided, however, that any such right of subrogation inuring to the Certificate Insurer hereunder or otherwise shall be and is subordinated to the rights under this Agreement of the Holders of the Class A Certificates and in accordance with Section 5.01(a).

         Section 5.02      Reserved.

         Section 5.03 Statements. (a) Not later than 12:00 noon, New York time, on each Determination Date, the Master Servicer shall deliver to the Trustee a monthly report (the "Monthly Report") in a form and format mutually agreeable to the Master Servicer and the Trustee containing the information set forth in Exhibit D hereto as to each Mortgage Loan as of the end of the preceding Due Period and such other information as the Trustee shall reasonably require, including, without limitation, all information necessary to enable the Trustee to make the payments required by Section 5.01(a). Each Monthly Report shall be an Officer's Certificate. On the Business Day preceding the Distribution Date, the Trustee shall deliver to the Master Servicer, the Certificate Insurer and the Seller, by telecopy, with a hard copy thereof to be delivered on such Distribution Date, a statement (the "Trustee's Remittance Report") (based solely on the information contained on the Monthly Report) containing the information set forth below with respect to such Distribution Date:

                  (i) The Available Funds, each Class' Certificate Rate and the amount of the Insured Payment, if any, for the related Distribution Date;

                  (ii) The Class Principal Balance of each Class, the Pool Principal Balance as reported in the prior Trustee's Remittance Report or, in the case of the first Determination Date, the Class Principal Balance of each Class and the Cut-Off Date Pool Principal Balance;

                  (iii) The aggregate amount of collections received on the Mortgage Loans on or prior to such Determination Date in respect of the preceding Due Period, separately stating the amounts received in respect of principal and interest;

                  (iv) The number and Principal Balances of all Mortgage Loans that were the subject of Principal Prepayments during the related Due Period;

                   (v) The amount of all Curtailments that were received during the Due Period;

                  (vi) The principal portion of all Monthly Payments received during the Due Period;

                  (vii) The interest portion of all Monthly Payments received on the Mortgage Loans during the Due Period;

                  (viii) The amount required to be paid by the Seller (reported separately) pursuant to Sections 2.02, 2.04 or 2.06;

                  (ix) The amount of the Monthly Advances and the Compensating Interest payment to be made with respect to such Distribution Date;

                  (x) The Class A Principal Distribution Amount for the related Distribution Date, the portion thereof to be distributed on each Class of Certificates then entitled to distributions of principal and the Class Interest Distribution for the related Distribution Date to be distributed on each Class of Certificates;

                  (xi) The amount, if any, of the Outstanding Class Interest Carryover Shortfall for each Class after giving effect to the distributions on the related Distribution Date;

                  (xii) The amount to be distributed to the Class R Certificateholders for the related Distribution Date;

                  (xiii) The Aggregate Class Principal Balance after giving effect to the distributions to be made on the related Distribution Date;

                  (xiv) The weighted average remaining term to maturity of the Mortgage Loans and the weighted average Loan Rate;

                  (xv) (a) The Servicing Fee to be paid to the Master Servicer and (b) the amounts paid to the Certificate Insurer, separately stated, and the Reimbursement Amount to be paid to the Certificate Insurer pursuant to Section 5.01(a)(iv) and other amounts due and owing to the Certificate Insurer under the Insurance Agreement and to be paid pursuant to Section 5.01(a)(viii);

                  (xvi) The amount of all payments or reimbursements to the Master Servicer pursuant to Section 3.03;

                  (xvii)   The  Overcollateralization   Amount,  the
         Overcollateralization   Release  Amount,  the Targeted
         Overcollateralization Amount and the Distributable Excess Spread for such Distribution Date;

                  (xviii) The number of Mortgage Loans outstanding at the beginning and at the end of the related Due Period;

                  (xix) The Pool Principal Balance as of the end of the Due Period related to such Distribution Date;

                  (xx) The number and aggregate Principal Balances of Mortgage Loans (w) as to which the Monthly Payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, (x) that have become REO Properties, in each case as of the end of the preceding Due Period, (y) that are in foreclosure and (z) the Mortgagor of which is the subject of any bankruptcy or insolvency proceeding;

                  (xxi) The unpaid principal amount of all Mortgage Loans that became Liquidated Mortgage Loans during such Due Period;

                 (xxii) The Net Liquidation Proceeds received during such Due Period;

                  (xxiii) The book value (within the meaning of 12 C.F.R. ss.
         571.13 or comparable provision) of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

                  (xxiv) Whether a Trigger Event has occurred or is continuing;

                  (xxv) Such other information as is required by the Code and regulations thereunder to be made available to Holders of the Regular Certificates;

                  (xxvi) The aggregate Premium Amount to be paid to the Certificate Insurer pursuant to Section 5.01(a)(i);

                  (xxvii) For so long as the Master Servicer is the Seller, the Rating Agencies ratings of the long-term unsecured debt of the Seller; and

                  (xxviii) Cumulative Liquidation Loan Losses and the 90 Day+ Rolling Average as of such Distribution Date; and

                  (xxix) the number and aggregate Principal Balance of all Mortgage Loans purchased by the Master Servicer pursuant to Section
         3.20 for (i) the related Due Period and (ii) for all Due Periods since the Cut-Off Date.

         The Trustee shall forward such report concurrently with each distribution to the Certificateholders, the Rating Agencies, the Certificate Insurer, Bloomberg (at 499 Park Avenue, New York, New York 10022, Attention:
Mike Geller) and Intex Solutions (at 35 Highland Circle, Needham, Massachusetts 02144, Attention: Harold Brennman) on the related Distribution Date. The Trustee may fully rely upon and shall have no liability with respect to information provided by the Master Servicer.

         To the extent that there are inconsistencies between the telecopy of the Trustee's Remittance Report and the hard copy thereof, the Master Servicer may rely upon the latter.

         In the case of information furnished pursuant to subclauses (vii),
(x) and (xi) above, the amounts shall be expressed in a separate section of the report as a dollar amount for each Class for each $1,000 original dollar amount as of the Cut-Off Date.

         (b) Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Certificateholder of a Regular Certificate, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information set forth in subclause (xxv) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Trustee to Certificateholders pursuant to any requirements of the Code as are in force from time to time.

         (c) On each Distribution Date, the Trustee shall forward to the Class R Certificateholders a copy of the reports forwarded to the Regular Certificateholders in respect of such Distribution Date with such other information as the Trustee deems necessary or appropriate.

         (d) Within a reasonable period of time after the end of each calendar year, the Trustee shall deliver to each Person who at any time during the calendar year was a Class R Certificateholder, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information provided pursuant to the previous paragraph aggregated for such calendar year or applicable portion thereof during which such Person was a Class R Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished to Certificateholders by the Trustee pursuant to any requirements of the Code as from time to time in force.

         (e) The Master Servicer and the Trustee shall furnish to the Certificate Insurer during the term of this Agreement, such periodic, special or other reports or information, whether or not provided for herein, as shall be necessary, reasonable or appropriate with respect to the Certificate Insurer as the case may be, or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided by and in accordance with such applicable instructions and directions (if requested in writing) as the Certificate Insurer as the case may be, may reasonably require; provided that the Master Servicer and the Trustee shall be entitled to be reimbursed by the Certificate Insurer, for their respective fees and actual expenses associated with providing such reports, if such reports are not generally produced in the ordinary course of their respective businesses or readily obtainable.

         (f) Reports and computer tapes furnished by the Master Servicer pursuant to this Agreement shall be deemed confidential and of a proprietary nature, and shall not be copied or distributed except to the extent provided in this Agreement and to the extent required by law or to the Rating Agencies, the Seller, the Certificate Insurer, and to the extent the Seller instructs the Trustee in writing to furnish information regarding the Trust or the Mortgage Loans to third-party information providers. No Person entitled to receive copies of such reports or tapes or lists of Certificateholders shall use the information therein for the purpose of soliciting the customers of the Seller or for any other purpose except as set forth in this Agreement.

         Section 5.04 Distribution Account. The Trustee shall establish with [ ] a separate trust account (the "Distribution Account") titled "[ ], as Trustee, of [ ] Home Equity Loan Trust [ ] Distribution Account." The Distribution Account shall be an Eligible Account. The Trustee shall deposit amounts representing payments on and any collections in respect of the Mortgage Loans received by it, if any, immediately following receipt thereof, including, without limitation, all amounts withdrawn from the Collection Account pursuant to Section 3.03 for deposit to the Distribution Account. Amounts on deposit in the Distribution Account may be invested in Eligible Investments pursuant to Section 5.05.

         Section 5.05 Investment of Accounts. (a) So long as no Event of Default shall have occurred and be continuing, and consistent with any requirements of the Code, all or a portion of any Account held by or in the name of the Trustee shall be invested and reinvested by the Trustee, as directed in writing by the Master Servicer, in one or more Eligible Investments bearing interest or sold at a discount; such direction to be signed by a Servicing Officer. If an Event of Default shall have occurred and be continuing or if the Master Servicer does not provide investment directions, the Trustee shall invest all Accounts in Eligible Investments described in paragraphs (v) or (vi) of the definition of Eligible Investments. No such investment in any Account shall mature later than the Business Day immediately preceding the next Distribution Date.

         (b) If any amounts are needed for disbursement from any Account held by the Trustee and sufficient uninvested funds are not available to make such disbursement, the Trustee shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such Account. No liquidation of amounts of investments in an Account will be required prior to maturity unless the proceeds are needed for disbursements.

         (c) The Trustee shall not in any way be held liable for the selection of Eligible Investments to be purchased or sold pursuant to this Section or by reason of any investment loss or charge or any insufficiency in any Account held by or in the name of the Trustee resulting from any investment loss on any Eligible Investment included therein unless the Trustee's failure to perform in accordance with this Section is the cause of such loss or charge except to the extent that the Trustee is the obligor and has defaulted thereon. The Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any Eligible Investment prior to its stated maturity or the failure of the Master Servicer to provide timely written investment direction.

         (d) The Trustee shall invest and reinvest funds in the Accounts held by or in the name of the Trustee, to the fullest extent practicable, in such manner as the Master Servicer shall from time to time direct as set forth in
Section 5.05(a), but only in one or more Eligible Investments.

         (e) So long as no Event of Default shall have occurred and be continuing, all net income and gain realized from investment of, and all realized earnings on, funds deposited in the Collection Account and the Distribution Account shall be for the benefit of the Master Servicer as servicing compensation (in addition to the Servicing Fee), and shall be subject to withdrawal on or before the first Business Day of the month following the month in which such income or gain is received. The Master Servicer shall deposit in the Collection Account and the Distribution Account the amount of any loss incurred in respect of any Eligible Investment held therein which is in excess of the income and gain thereon immediately upon realization of such loss from its own funds, without any right to reimbursement therefor.

                                  ARTICLE VI.

                               The Certificates

         Section 6.01 The Certificates. Each of the Regular Certificates and Class R Certificates shall be substantially in the forms set forth in Exhibits A and B hereto, respectively, and shall, on original issue, be executed, authenticated and delivered by the Trustee to or upon the order of the Seller concurrently with the sale and assignment to the Trustee of the Trust. Each Class of Regular Certificates shall be initially evidenced by one or more certificates representing a fraction of the Original Class Certificate Principal Balance and shall be held in minimum dollar denominations of $1,000 and dollar multiples in excess thereof, except that one Class of each Class of the Regular Certificate may be in a different denomination so that the sum of the denominations of all outstanding Regular Certificates shall equal the Original Class Certificate Principal Balance.

         The Certificates shall be executed on behalf of the Trust by manual or facsimile signature on behalf of the Trustee by a Responsible Officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trust, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless such Certificate shall have been manually authenticated by an authorized officer of the Trustee substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. Subject to Section 6.02(c), the Regular Certificates shall be Book-Entry Certificates. The Class R Certificates shall not be Book-Entry Certificates.

         Section 6.02 Registration of Transfer and Exchange of Certificates.
(a) The Certificate Registrar shall cause to be kept at the Corporate Trust Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

         Upon surrender for registration of transfer of any Certificate at any office or agency of the Certificate Registrar maintained for such purpose pursuant to the foregoing paragraph and, in the case of a Class R Certificate, upon satisfaction of the conditions set forth below, the Trustee on behalf of the Trust shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same aggregate Percentage Interest.

         At the option of the Certificateholders, Certificates may be exchanged for other Certificates in authorized denominations and the same aggregate Percentage Interests, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute on behalf of the Trust and authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

         (b) Except as provided in paragraph (c) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Trustee except to another Depository or its nominee; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository as representative of the Certificate Owners of the Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners; and (vii) the direct and indirect participants of the Depository shall have no rights under this Agreement under or with respect to any of the Certificates held on their behalf by the Depository, and the Depository may be treated by the Trustee and its agents, employees, officers and directors as the absolute owner of the Certificates for all purposes whatsoever.

         All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners that it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. The parties hereto are hereby authorized to execute a Letter of Representations with the Depository or take such other action as may be necessary or desirable to register a Book-Entry Certificate to the Depository. In the event of any conflict between the terms of any such Letter of Representation and this Agreement the terms of this Agreement shall control.

         (c) If (i) (x) the Depository or the Seller advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository and (y) the Trustee or the Seller is unable to locate a qualified successor, (ii) the Seller, at its sole option, with the consent of the Trustee, elects to terminate the book-entry system through the Depository or (iii) after the occurrence of an Event of Default, the Certificate Owners of each Class of Regular Certificates representing Percentage Interests aggregating not less than 51% advises the Trustee and Depository through the Financial Intermediaries and the Depository Participants in writing that the continuation of a book-entry system through the Depository to the exclusion of definitive, fully registered certificates (the "Definitive Certificates") to Certificate Owners is no longer in the best interests of the Certificate Owners, upon surrender to the Certificate Registrar of each Class of Regular Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall, at the Seller's expense, in the case of (ii) above, or the Seller's expense, in the case of (i) and (iii) above, execute on behalf of the Trust and authenticate the Definitive Certificates. Neither the Seller nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Trustee, the Certificate Registrar, the Master Servicer, any Paying Agent and the Seller shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

         (d) Except with respect to the initial transfer of the Class R Certificates to the Seller, no transfer, sale, pledge or other disposition of any Class R Certificate shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and laws. In the event of any such transfer, other than the transfer of the Tax Matters Person Residual Interest to the Trustee (i) unless such transfer is made in reliance upon Rule 144A (as evidenced by the investment letter delivered to the Trustee, in substantially the form attached hereto as Exhibit H) under the 1933 Act, the Trustee and the Seller shall require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form reasonably satisfactory to the Trustee and the Seller that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Trustee or the Seller or (ii) the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached hereto as Exhibit E) and the transferee to execute an investment letter (in substantially the form attached hereto as Exhibit H) acceptable to and in form reasonably satisfactory to the Seller and the Trustee certifying to the Seller and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee or the Seller. The Holder of a Class R Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of a Class R Certificate (each, an "ERISA-Restricted Certificate") shall be made unless the Trustee shall have received either (i) a representation from the transferee of such Certificate, acceptable to and in form satisfactory to the Trustee and the Seller, (such requirement is satisfied by the Trustee's receipt of a representation letter from the transferee substantially in the form of Exhibit E hereto, as appropriate), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer or (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") and that the purchase and holding of such Certificates are covered under PTCE 95-60 or
(iii) in the case of any such ERISA-Restricted Certificate presented for registration in the name of an employee benefit plan subject to ERISA or a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan's or arrangement's assets, an Opinion of Counsel in form satisfactory to the Trustee which Opinion of Counsel shall not be an expense of either the Trustee or the Trust, addressed to the Trustee, to the effect that the purchase or holding of such ERISA-Restricted Certificate will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee to any obligation in addition to those expressly undertaken in this Agreement or to any liability. For purposes of clause (i) of the preceding sentence, such representation shall be deemed to have been made to the Trustee by the transferee's acceptance of an ERISA-Restricted Certificate (or the acceptance by a Certificate Owner of the beneficial interest in any such Class of ERISA-Restricted Certificates) unless the Trustee shall have received from the transferee an alternative representation acceptable in form and substance to the Seller. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Certificate to or on behalf of an employee benefit plan subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code without the delivery to the Trustee of an Opinion of Counsel in form satisfactory to the Trustee as described above shall be void and of no effect; provided, however, that the restriction set forth in this sentence shall not be applicable if there has been delivered to the Trustee an Opinion of Counsel in form satisfactory to the Trustee to the effect that the purchase or holding of an ERISA-Restricted Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee to any obligation in addition to those expressly undertaken in this Agreement. The Trustee shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 6.02(d) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements. The Trustee shall be entitled, but not obligated, to recover from any Holder of any ERISA-Restricted Certificate that was in fact an employee benefit plan subject to Section 406 of ERISA or a plan subject to
Section 4975 of the Code or a Person acting on behalf of any such plan at the time it became a Holder or, at such subsequent time as it became such a plan or Person acting on behalf of such a plan, all payments made on such ERISA-Restricted Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Holder of such Certificate that is not such a plan or Person acting on behalf of a plan.

         Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Seller or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

                  (i) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                  (ii) No Person shall acquire an Ownership Interest in a Class R Certificate unless such Ownership Interest is a pro rata undivided interest.

                  (iii) In connection with any proposed transfer of any Ownership Interest in a Class R Certificate, the Trustee shall as a condition to registration of the transfer, require delivery to it, in form satisfactory to it, of each of the following:

                           A. an affidavit in the form of Exhibit I hereto
                  from the proposed transferee to the effect that such transferee is a Permitted Transferee and that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee; and

                           B. a covenant of the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Class R Certificates.

                  (iv) Any attempted or purported transfer of any Ownership Interest in a Class R Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section, become a Holder of a Class R Certificate, then the prior Holder of such Class R Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Class R Certificate was not in fact permitted by this Section, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Class R Certificate. The Trustee shall be under no liability to any Person for any registration of transfer of a Class R Certificate that is in fact not permitted by this Section or for making any distributions due on such Class R Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Trustee received the documents specified in clause (iii). The Trustee shall be entitled to recover from any Holder of a Class R Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Class R Certificate. Any such distributions so recovered by the Trustee shall be distributed and delivered by the Trustee to the prior Holder of such Class R Certificate that is a Permitted Transferee.

                  (v) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Class R Certificate in violation of the restrictions in this Section, then the Trustee shall have the right but not the obligation, without notice to the Holder of such Class R Certificate or any other Person having an Ownership Interest therein, to notify the Seller to arrange for the sale of such Class R Certificate. The proceeds of such sale, net of commissions (which may include commissions payable to the Seller or its affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Trustee to the previous Holder of such Class R Certificate that is a Permitted Transferee, except that in the event that the Trustee determines that the Holder of such Class R Certificate may be liable for any amount due under this Section or any other provisions of this Agreement, the Trustee may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (v) shall be determined in the sole discretion of the Trustee and it shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

                  (vi) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Class R Certificate in violation of the restrictions in this Section, then the Trustee will provide to the Internal Revenue Service, and to the persons specified in Sections 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e)(5) of the Code on transfers of residual interests to disqualified organizations.

The foregoing provisions of this Section shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the Trustee, in form satisfactory to the Trustee, (i) written notification from each Rating Agency that the removal of the restrictions on transfer set forth in this Section will not cause such Rating Agency to downgrade its rating of the Certificates and (ii) an Opinion of Counsel to the effect that such removal will not cause the Trust to fail to qualify as a REMIC. The Trustee shall be the initial holder of the Tax Matter Person Residual Interest.

         (e) No service charge shall be made for any registration of transfer or exchange of Certificates of any Class, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         All Certificates surrendered for registration of transfer or exchange shall be cancelled by the Certificate Registrar and disposed of pursuant to its standard procedures.

         Section 6.03 Mutilated, Destroyed, Lost or Stolen Certificates. If
(i) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute on behalf of the Trust, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) in connection therewith. Any duplicate Certificate issued pursuant to this Section, shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         Section 6.04 Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Master Servicer, the Seller, the Trustee, the Certificate Registrar, the Certificate Insurer, any Paying Agent and any agent of the Master Servicer, the Seller, the Certificate Registrar, any Paying Agent, the Certificate Insurer or the Trustee may (subject to Section 5.01(b)) treat the Person, including a Depository, in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.01 and for all other purposes whatsoever, and none of the Master Servicer, the Trust, the Trustee, the Certificate Insurer, the Seller, the Certificate Registrar, the Paying Agent nor any agent of any of them shall be affected by notice to the contrary.

         Section 6.05 Appointment of Paying Agent. (a) The Paying Agent shall make distributions to Certificateholders from the Distribution Account pursuant to Section 5.01 and shall report the amounts of such distributions to the Trustee. The duties of the Paying Agent may include the obligation (i) to withdraw funds from the Distribution Account pursuant to Section 5.01 and for the purpose of making the distributions referred to in Section 5.01 and (ii) to distribute statements and provide information to Certificateholders as required hereunder. The Paying Agent hereunder shall at all times be a corporation duly incorporated and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities. The Paying Agent shall initially be the Trustee. The Trustee may appoint a successor to act as Paying Agent, which appointment shall be reasonably satisfactory to the Seller and the Certificate Insurer. There will be no Paying Agent on the Closing Date.

         (b) The Trustee shall cause the Paying Agent (if other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent shall hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders and shall agree that it shall comply with all requirements of the Code regarding the withholding of payments in respect of Federal income taxes due from Certificate Owners and otherwise comply with the provisions of this Agreement applicable to it.

                                 ARTICLE VII.

                      The Seller and the Master Servicer

         Section 7.01 Liability of the Seller and the Master Servicer. The Seller and the Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Seller or the Master Servicer, as the case may be, herein. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken herein by the Seller.

         Section 7.02 Merger or Consolidation of, or Assumption of the Obligations of, the Seller or the Master Servicer. Any Person into which the Seller or the Master Servicer may be merged or consolidated, or any Person resulting from any merger, conversion or consolidation to which the Seller or the Master Servicer shall be a party, or any Person succeeding to the business of the Seller or the Master Servicer, shall be the successor of the Seller or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor Master Servicer shall satisfy all the requirements of
Section 8.02 with respect to the qualifications of a successor Master
Servicer.

         Section 7.03 Limitation on Liability of the Master Servicer and Others. Neither the Master Servicer nor any of the directors or officers or employees or agents of the Master Servicer shall be under any liability to the Trust or the Certificateholders for any action taken or for refraining from the taking of any action by the Master Servicer in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such Person against any liability which would otherwise be imposed by reason of its willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer or by reason of its reckless disregard of its obligations and duties of the Master Servicer hereunder; provided, further, that this provision shall not be construed to entitle the Master Servicer to indemnity in the event that amounts advanced by the Master Servicer to retire any senior lien exceed Net Liquidation Proceeds realized with respect to the related Mortgage Loan. The preceding sentence shall not limit the obligations of the Master Servicer pursuant to Section 9.05. The Master Servicer and any director or officer or employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer and any director or officer or employee or agent of the Master Servicer shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of its reckless disregard of obligations and duties hereunder; and such amounts shall be payable only pursuant to Section 3.03(vii). The Master Servicer may undertake any such action which it may deem necessary or desirable in respect of this Agreement, and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust and the Master Servicer shall be entitled to be reimbursed therefor only pursuant to Section 5.01(a)(vii). The Master Servicer's right to indemnity or reimbursement pursuant to this Section shall survive any resignation or termination of the Master Servicer pursuant to Section 7.04 or 8.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination). This paragraph shall apply to the Master Servicer solely in its capacity as Master Servicer hereunder and in no other capacities.

         Section 7.04 Master Servicer Not to Resign. Subject to the provisions of Section 7.02, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer or its subsidiaries or Affiliates at the date of this Agreement or (ii) upon satisfaction of the following conditions: (a) the Master Servicer has proposed a successor servicer to the Trustee in writing and such proposed successor servicer is reasonably acceptable to the Trustee; (b) each Rating Agency shall have delivered a letter to the Trustee prior to the appointment of the successor servicer stating that the proposed appointment of such successor servicer as Master Servicer hereunder will not result in the reduction or withdrawal of the then current rating of the Regular Certificates; and (c) such proposed successor servicer is reasonably acceptable to the Rating Agencies and the Certificate Insurer, as evidenced by a letter to the Trustee; provided, however, that no such resignation by the Master Servicer shall become effective until such successor servicer or, in the case of (i) above, the Trustee shall have assumed the Master Servicer's responsibilities and obligations hereunder or the Trustee shall have designated a successor servicer in accordance with Section 8.02. Any such resignation shall not relieve the Master Servicer of responsibility for any of the obligations specified in Sections 8.01 and 8.02 as obligations that survive the resignation or termination of the Master Servicer. Any such determination permitting the resignation of the Master Servicer pursuant to clause (i) above shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Certificate Insurer.

         Section 7.05 Delegation of Duties. In the ordinary course of business, the Master Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, who agrees to conduct such duties in accordance with standards comparable to those set forth in Section 3.01. Such delegation shall not relieve the Master Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 7.04. The Master Servicer shall provide the Trustee and the Certificate Insurer with written notice prior to the delegation of any of its duties to any Person other than to Mortgage Lenders Network USA, Inc. or any of the Master Servicer's Affiliates or their respective successors and assigns.

         Section 7.06 Indemnification of the Trust by the Master Servicer. The Master Servicer shall indemnify and hold harmless the Trust and the Trustee and its officers, directors, agents and employees from and against any loss, liability, expense, damage or injury suffered or sustained by reason of the Master Servicer's willful misfeasance, bad faith or negligence in the performance of its activities in servicing or administering the Mortgage Loans pursuant to this Agreement, including, but not limited to, any judgment, award, settlement, reasonable fees of counsel of its selection and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim related to the Master Servicer's misfeasance, bad faith or negligence. Any such indemnification shall not be payable from the assets of the Trust. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof. The provisions of this Section 7.06 shall survive termination of the Agreement or the earlier of the resignation or removal of the Trustee.

         Notwithstanding anything to the contrary contained herein, the Seller
(i) agrees to be liable directly to the injured party for the entire amount and (ii) shall indemnify and hold harmless the Master Servicer, the Trust and the Trustee from and against any loss, liability, expense, damage, claim or injury (including, without limitation, any prohibited transactions tax imposed on the Trust, but excluding any loss, liability, expense, damage, claim or injury attributable to a holder of a Class A Certificate in the capacity as an investor in such Certificates as a result of defaults on the Mortgage Loans) arising out of or based on the retention of the Mortgage Loans and Mortgage Files pursuant to this Agreement by reason of any acts, omissions or alleged acts or omissions arising out of activities of the Trust or the Trustee, or the actions of the Master Servicer including, in either case, but not limited to, amounts payable to the Master Servicer pursuant to Section 7.03, any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided that the Seller shall not indemnify any such party (but shall indemnify any other injured party) if such loss, liability, expense, damage or injury is due to such party's willful malfeasance, bad faith or negligence or by reason of such party's reckless disregard of its obligations hereunder. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof. The provisions of this Section shall survive the termination of this Agreement or the resignation or removal of the Trustee hereunder.

         Section 7.07 Inspection. The Master Servicer shall (and shall require any Subservicer in the related Subservicing Agreement to) afford the Certificate Insurer, upon reasonable notice, during normal business hours, access to all records maintained by the Master Servicer in respect of its rights and obligations hereunder and access to officers of the Master Servicer and each Subservicer responsible for such obligations. Upon request, the Master Servicer shall furnish to the Certificate Insurer the Master Servicer's most recent publicly available financial statements and each Subservicer's most recent financial statements (annual or quarterly statements, as the case may be) and such other information relating to their capacity to perform their obligations under this Agreement as the Master Servicer or such Subservicer possesses.

                                 ARTICLE VIII.

                                    Default

         Section 8.01 Events of Default. (a) If any one of the following events ("Events of Default") shall occur and be continuing:

                  (i) (A) The failure by the Master Servicer to make any Monthly Advance (other than a Nonrecoverable Advance); or (B) any other failure by the Master Servicer to deposit in the Collection Account or the Distribution Account any deposit required to be made under the terms of this Agreement which continues unremedied for a period of two Business Days after the date upon which written notice of such failure shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the Certificate Insurer or any holder of a Regular Certificate evidencing an aggregate undivided interest in the Trust of a Percentage Interest of at least 25%; or

                  (ii) The failure by the Master Servicer to make any required Servicing Advance which failure continues unremedied for a period of 30 days, or the failure by the Master Servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Master Servicer as set forth in this Agreement, which failure continues unremedied for a period of 30 days, after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the Certificate Insurer or any holder of a Regular Certificate evidencing an aggregate undivided interest in the Trust of a Percentage Interest of at least 25%; or

                  (iii) The entry against the Master Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

                  (iv) The Master Servicer shall voluntarily go into liquidation, consent to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 60 days; or the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

                  (v) So long as the Seller is the Master Servicer, any failure of the Seller, to repurchase, or substitute an Eligible Substitute Mortgage Loan for, any Mortgage Loan as required by Sections 2.02, 2.04 and 2.06; and

                  (vi) The occurrence of a Trigger Event.

         (b) Then, and in each and every such case, so long as an Event of Default shall not have been remedied within the applicable grace period, (x) with respect solely to clause (i) (A) above, if such Monthly Advance is not made by 4:00 P.M., New York time, on the second Business Day following written notice to the Master Servicer of such event given to the Master Servicer by the Trustee, the Trustee shall terminate by written notice to the Master Servicer all of the rights and obligations of the Master Servicer under this Agreement and the Trustee, or a successor servicer appointed in accordance with Section 8.02, shall immediately make such Monthly Advance and assume, pursuant to Section 8.02, the duties of a successor Master Servicer and (y) in the case of (i) (B), (ii), (iii), (iv) and (v) above, the Trustee shall, at the direction of the Certificate Insurer or the Holders of each Class of Regular Certificates evidencing Percentage Interests aggregating not less than 51% (with the consent of the Certificate Insurer so long as no Certificate Insurer Default exists), by notice then given in writing to the Master Servicer, terminate all of the rights and obligations of the Master Servicer as servicer under this Agreement. Within 30 days after notification of the occurrence of clause (vi) above, the Certificate Insurer may require that an audit of the Master Servicer's servicing practices be performed, at the expense of the Certificate Insurer, by a Person selected by the Certificate Insurer. The Person conducting the audit shall promptly provide the Certificate Insurer and the Master Servicer with the written results of such audit. After review of the results of such audit and consultation with the Master Servicer regarding such results, the Trustee at the direction of the Certificate Insurer may declare an Event of Default and may terminate all of the rights and obligations of the Master Servicer hereunder by giving written notice of such action to the Seller, the Master Servicer and the Trustee. The Certificate Insurer agrees that, in making its decision to remove the Master Servicer under clause (vi) above, it shall consider, among other factors, whether the Master Servicer's servicing practices have been in compliance with the servicing standards set forth herein. Any notice given pursuant to this Section to the Master Servicer shall also be given to each Rating Agency and the Seller. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and related documents or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Master Servicer hereunder, including, without limitation, the transfer to the Trustee for the administration by it of all cash amounts that shall at the time be held by the Master Servicer and to be deposited by it in the Collection Account, or that have been deposited by the Master Servicer in the Collection Account or thereafter received by the Master Servicer with respect to the Mortgage Loans. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Mortgage Files to the successor Master Servicer and amending this Agreement to reflect such succession as Master Servicer pursuant to this Section shall be paid by the predecessor Master Servicer (or if the predecessor Master Servicer is the Trustee, the initial Master Servicer) upon presentation of reasonable documentation of such costs and expenses.

         (c) Holders of Regular Certificates evidencing Percentage Interests aggregating not less than 51% (with the consent of the Certificate Insurer, a copy of which consent shall be delivered to the Trustee) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided, that:

                           (1) such direction shall not be in conflict with
                               any rule of law or with this Agreement;
                           (2) the Trustee may take any other action deemed
                               proper by the Trustee which is not inconsistent with such direction; and
                           (3) the Trustee shall have the right to decline to
                               follow any such direction if the Trustee in good faith shall, by a Responsible Officer or Officers of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability.

         Section 8.02 Trustee to Act; Appointment of Successor. (a) On and after the time the Master Servicer receives a notice of termination pursuant to Section 8.01 or on or after any resignation pursuant to Section 7.04 (i) provided, that in the case of Section 7.04(i) the Opinion of Counsel required by that Section shall have been received, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as Master Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof arising on and after its succession. As compensation therefor, the Trustee shall be entitled to such compensation as the Master Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, (i) if the Trustee is unwilling to act as successor Master Servicer or (ii) if the Trustee is legally unable so to act, the Trustee shall appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan Master Servicer having a net worth of not less than $50,000,000 as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided that any such successor Master Servicer shall be acceptable to the Certificate Insurer, as evidenced by the Certificate Insurer's prior written consent which consent shall not be unreasonably withheld and provided, further, that the appointment of any such successor Master Servicer will not result in the qualification, reduction or withdrawal of the ratings assigned to the Certificates by the Rating Agencies. Pending appointment of a successor to the Master Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation which the Master Servicer would otherwise have received pursuant to Section 3.09 (or such lesser compensation as the Trustee and such successor shall agree). The appointment of a successor Master Servicer shall not affect any liability of the predecessor Master Servicer which may have arisen under this Agreement prior to its termination as Master Servicer to pay any deductible under an insurance policy pursuant to Section 3.05 or to indemnify the Trustee pursuant to Section 7.06), nor shall any successor Master Servicer be liable for any acts or omissions of the predecessor Master Servicer or for any breach by such Master Servicer of any of its representations or warranties contained herein or in any related document or agreement. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

         (b) Any successor, including the Trustee, to the Master Servicer as Master Servicer shall during the term of its service as Master Servicer (i) continue to service and administer the Mortgage Loans for the benefit of Certificateholders and the Certificate Insurer, (ii) maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Master Servicer hereunder and a fidelity bond in respect of its officers, employees and agents to the same extent as the Master Servicer is so required pursuant to Section 3.06.

         Section 8.03 Waiver of Defaults. The Majority Certificateholders with the consent of the Certificate Insurer (a copy of which shall be delivered to the Trustee) or the Certificate Insurer may, on behalf of all Certificateholders, waive any events permitting removal of the Master Servicer as Master Servicer pursuant to this Article VIII, provided, however, that the Majority Certificateholders may not waive a default in making a required distribution on a Certificate without the consent of the Holder of such Certificate. Upon any waiver of a past default, such default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Trustee to the Rating Agencies.

         Section 8.04 Notification to Certificateholders. Upon any termination or appointment of a successor to the Master Servicer pursuant to this Article VIII or Section 7.04, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register, the Certificate Insurer and each Rating Agency.

         Section 8.05 Rights of the Certificate Insurer to Exercise Rights of Class A Certificateholders. By accepting its Certificate, each Class A Certificateholder agrees that unless a Certificate Insurer Default exists, the Certificate Insurer shall be deemed to be the Certificateholders for all purposes (other than with respect to payment on the Certificates) and shall have the right to exercise all rights of the Class A Certificateholders under this Agreement and under each Class of Class A Certificates without any further consent of the Class A Certificateholders, including, without limitation:

                  (i) the right to require the Seller to repurchase Mortgage Loans pursuant to Section 2.02 or 2.04;

                  (ii) the right to give notices of breach or to terminate the rights and obligations of the Master Servicer as servicer pursuant to
         Section 8.01 and to consent to or direct waivers of Master Servicer defaults pursuant to Section 8.03;

                  (iii) the right to direct actions of the Trustee pursuant to
         Section 8.01;


                  (iv)     [reserved];

                  (v)      the  right  to  direct  the  Trustee  to
         investigate   certain   matters   pursuant  to Section 9.02;

                  (vi)     the right to remove the Trustee pursuant to
         Section 9.07;

                  (vii) the right to direct foreclosures upon the failure of the Master Servicer to do so in accordance with this Agreement; and

                  (viii) any rights or remedies expressly given the Majority Certificateholders.

In addition, each Certificateholder agrees that unless a Certificate Insurer Default exists, the rights specifically enumerated in this Agreement may be exercised by the Certificateholders only with the prior written consent of the Certificate Insurer.

         Section 8.06 Trustee to Act Solely with Consent of the Certificate Insurer. Unless a Certificate Insurer Default exists, the Trustee shall not, without the Certificate Insurer's consent or unless directed by the Certificate Insurer:

                  (i) terminate the rights and obligations of the Master Servicer as Master Servicer pursuant to Section 8.01;

                  (ii) agree to any amendment pursuant to Article XI, provided, however, that such consent shall not be unreasonably withheld; or

                  (iii) undertake any litigation.

         The Certificate Insurer may, in writing delivered to the Trustee and in its sole discretion renounce all or any of its rights under Section 8.05,
8.06 or 8.07 or any requirement for the Certificate Insurer's consent for any period of time.

         Section 8.07 Mortgage Loans, Trust and Accounts Held for Benefit of the Certificate Insurer. The Trustee shall hold the Trust and the Mortgage Files (as set forth in Section 2.01) for the benefit of the Certificateholders and the Certificate Insurer and all references in this Agreement and in the Certificates to the benefit of Holders of the Certificates shall be deemed to include the Certificate Insurer. The Trustee shall cooperate in all reasonable respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer's rights or interests under this Agreement and the Certificates unless, as stated in an Opinion of Counsel addressed to the Trustee and the Certificate Insurer, such action is adverse to the interests of the Certificateholders or diminishes the rights of the Certificateholders or imposes additional burdens or restrictions on the Certificateholders.

         The Master Servicer hereby acknowledges and agrees that it shall service the Mortgage Loans for the benefit of the Certificateholders and for the benefit of the Certificate Insurer, and all references in this Agreement to the benefit of or actions on behalf of the Certificateholders shall be deemed to include the Certificate Insurer.

         Section 8.08 Certificate Insurer Default. Notwithstanding anything elsewhere in this Agreement or in the Certificates to the contrary, if a Certificate Insurer Default exists, or if and to the extent the Certificate Insurer has delivered its written renunciation of its rights, the provisions of this Article VIII and all other provisions of this Agreement which (a) permit the Certificate Insurer to exercise rights of the Certificateholders,
(b) restrict the ability of the Certificateholders, the Master Servicer or the Trustee to act without the consent or approval of the Certificate Insurer, (c) provide that a particular act or thing must be acceptable to the Certificate Insurer, (d) permit the Certificate Insurer to direct (or otherwise to require) the actions of the Trustee, the Master Servicer or the Certificateholders, (e) provide that any action or omission taken with the consent, approval or authorization of the Certificate Insurer shall be authorized hereunder or shall not subject the party taking or omitting to take such action to any liability hereunder or (f) which have a similar effect, shall be of no further force and effect and the Trustee shall administer the Trust and perform its obligations hereunder solely for the benefit of the Holders of the Certificates. Nothing in the foregoing sentence, nor any action taken pursuant thereto or in compliance therewith, shall be deemed to have released the Certificate Insurer from any obligation or liability it may have to any party or to the Certificateholders hereunder, under any other agreement, instrument or document (including, without limitation, the Certificate Insurance Policy) or under applicable law.

                                  ARTICLE IX.

                                  The Trustee

         Section 9.01 Duties of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default has occurred (which has not been cured or waived) of which a Responsible Officer of the Trustee at the Corporate Trust Office has actual knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs, unless it is acting as successor Master Servicer in which case it shall use, when acting in such capacity, the same degree of care and skill required of the Master Servicer hereunder.

         The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument. If any such instrument is found not be in the form specified in this Agreement, on its face, the Trustee shall take action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee's reasonable satisfaction, the Trustee will provide notice thereof to the Certificate Insurer and will, at the expense of the Seller, which expense shall be reasonable given the scope and nature of the action required, take such further action as directed by the Certificate Insurer.

         No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

                  (i) prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

                  (ii) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining or investigating the facts related thereto;

                  (iii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificate Insurer or the Holders of Regular Certificates evidencing Percentage Interests aggregating not less than 51% (with the consent of the Certificate Insurer, so long as no Certificate Insurer Default exists (a copy of which consent shall be delivered to the Trustee)) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising or omitting to exercise any trust or power conferred upon the Trustee, under this Agreement; and

                  (iv) the Trustee shall not be charged with knowledge of any failure by the Master Servicer to comply with the obligations of the Master Servicer referred to in clauses (i) and (ii) of Section 8.01(a) or of an Event of Default under Sections 8.01(v) or (vi), of an Assignment Event or of a Deposit Event unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such failure or event or the Trustee receives written notice of such failure or event from the Master Servicer, the Certificate Insurer or the Holders of Regular Certificates evidencing Percentage Interests aggregating not less than 51%.

         The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

         Subject to the other provisions of this Agreement and without limiting the generality of this Section, the Trustee shall have no duty (A) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust from funds available in the Collection Account or any other source or (B) to confirm or verify the contents of any reports or certificates of the Master Servicer delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

         Section 9.02      Certain   Matters   Affecting  the  Trustee.
(a)  Except  as  otherwise   provided  in Section 9.01:

                  (i) the Trustee may request and conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ii) the Trustee may consult with counsel of its selection and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                  (iii) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders or the Certificate Insurer, pursuant to the provisions of this Agreement, unless such Certificateholders or the Certificate Insurer shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of an Event of Default (which has not been cured or waived) of which a Responsible Officer at the Corporate Trust Office has actual knowledge, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise (unless it is acting as Master Servicer) as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

                  (iv) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (v) prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by the Certificate Insurer or Holders of Certificates evidencing Percentage Interests aggregating not less than 51% (with the consent of the Certificate Insurer, so long as no Certificate Insurer Default exists (a copy of which consent shall be delivered to the Trustee)); provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding. Nothing in this clause (v) shall derogate from the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors;

                  (vi) the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time as the Trustee may be required to act as Master Servicer pursuant to Section 8.02;

                  (vii) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, nominees or a custodian;

                  (viii) the Trustee shall not be required to give any bond or surety in respect of the execution of the Trust created hereby or the powers granted herein; and

                  (ix) The right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act.

         (b) It is intended that the Trust formed hereunder shall constitute, and that the affairs of the Trust shall be conducted so as to qualify the Trust as a REMIC as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) and as Tax Matters Person on behalf of the REMIC, and that in such capacities, it shall:

                  (i) prepare, sign and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066) and any other Tax Return required to be filed by the Trust, using a calendar year as the taxable year for the Trust;

                  (ii) make, or cause to be made, an election, on behalf of the Trust, to be treated as a REMIC on the federal tax return of the REMIC for their first taxable year;

                  (iii) prepare and forward, or cause to be prepared and forwarded, to the Master Servicer, the Seller, the Certificateholders and the Internal Revenue Service and any other relevant governmental taxing authority all information returns or reports as and when required to be provided to them in accordance with the REMIC Provisions;

                  (iv) to the extent that the affairs of the Trust are within its control, conduct such affairs of the Trust at all times that any Certificates are outstanding so as to maintain the status of the Trust as a REMIC under the REMIC Provisions and any other applicable federal, state and local laws, including, without limitation, information reports relating to "original issue discount," as defined in the Code, based upon [ ]% of the Prepayment Assumption and calculated by using the issue price of the Certificates;

                  (v) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of the Trust;

                  (vi) pay the amount of any and all federal, state and local taxes and prohibited transaction taxes as defined in Section 860F of the Code, other than any amount due as a result of a transfer or attempted or purported transfer in violation of Section 6.02, imposed on the Trust when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The Trustee shall be entitled to reimbursement in accordance with Section 9.05;

                  (vii) ensure that any such returns or reports filed on behalf of the Trust by the Trustee are properly executed by the appropriate person;

                  (viii) represent the Trust in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of the Trust, enter into settlement agreements with any government taxing agency, extend any statute of limitations relating to any item of the Trust and otherwise act on behalf of the Trust in relation to any tax matter involving the Trust;

                  (ix) as provided in Section 2.12, make available information necessary for the computation of any tax imposed (1) on transferors of residual interests to transferees that are not Permitted Transferees or (2) on pass-through entities, any interest in which is held by an entity which is not a Permitted Transferee. The Trustee covenants and agrees that it will cooperate with the Master Servicer in the foregoing matters and that it will sign, as Trustee, any and all Tax Returns required to be filed by the Trust. Notwithstanding the foregoing, at such time as the Trustee becomes the successor Master Servicer, the holder of the largest percentage of the Class R Certificates shall serve as Tax Matters Person until such time as an entity is appointed to succeed the Trustee as Master Servicer;

                  (x) make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Class R Certificate to any Person who is not a Permitted Transferee, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Class R Certificate and
         (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person that is not a Permitted Transferee. Reasonable compensation for providing such information may be accepted by the Trustee;

                  (xi) Following the Closing Date, and except as otherwise provided in this Agreement, the Trustee shall not knowingly accept any contribution of assets to the Trust unless it shall have been provided with an Opinion of Counsel at the expense of the party delivering such assets acceptable to it and the Certificate Insurer to the effect that the inclusion of such assets in the Trust will not cause the Trust to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject the Trust to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances; and

                  (xii) The Trustee agrees to indemnify the Trust, the Certificate Insurer and the Master Servicer for any taxes and costs, including, without limitation, any reasonable attorneys' fees imposed on or incurred by the Trust, the Certificate Insurer or the Master Servicer, as a result of a negligent or willful breach of the Trustee's covenants set forth in this Section.

         Section 9.03 Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates (other than the authentication of the Trustee on the Certificates) shall be taken as the statements of the Seller, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and authentication of the Trustee on the Certificates) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Master Servicer or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Master Servicer. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than the Trustee acting as Master Servicer if the Trustee shall assume the duties of the Master Servicer pursuant to Section 8.02); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than the Trustee acting as Master Servicer if the Trustee shall assume the duties of the Master Servicer pursuant to Section 8.02); the compliance by the Seller or the Master Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee's receipt of notice or other discovery of any non-compliance therewith or any breach thereof; any investment of monies by or at the direction of the Master Servicer or any loss resulting therefrom, it being understood that the Trustee shall remain responsible for any Trust property that it may hold in its individual capacity; the acts or omissions of any of the Master Servicer (other than the Trustee as Master Servicer if the Trustee shall assume the duties of the Master Servicer pursuant to Section 8.02), any Master Servicer or any Mortgagor; any action of the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to
Section 8.02), or any Master Servicer taken in the name of the Trustee; the failure of the Master Servicer or any Master Servicer to act or perform any duties required of it as a third-party independent contractor of the Trustee hereunder; or any action by the Trustee taken at the instruction of the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 8.02); provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement, including, without limitation, the Trustee's duty to review the Mortgage File pursuant to Section 2.01. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor Master Servicer).

         Section 9.04 Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee and may transact any banking and trust business with the Seller, the Certificate Insurer, or the Master Servicer.

         Section 9.05 Master Servicer to Pay Trustee Fees and Expenses. The Master Servicer shall pay to the Trustee the Trustee Fee as agreed between the Master Servicer and the Trustee and the Master Servicer shall pay or reimburse, the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith or which is the responsibility of Certificateholders hereunder. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services in connection with an Event of Default described in Sections 8.01(a)(iii) or 8.01(a)(iv) such expenses (including the fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy law or law relating to creditors' rights generally. In addition, the Master Servicer covenants and agrees to indemnify the Trustee and its officers, directors, employees and agents from, and hold it harmless against, any and all claims, demands, losses, penalties, liabilities, damages, injuries or expenses including, without limitation, reasonable attorney's fees and expenses ("Losses") arising out of the acceptance or administration of its trusts hereunder, including, without limitation, Losses resulting from any error in any tax or information return prepared from information provided by the Master Servicer. This Section shall survive termination of this Agreement or the resignation or removal of any Trustee hereunder.

         If and so long as the successor Master Servicer is the Trustee, all references in this Section 9.05 to the Master Servicer shall be deemed to refer to [ ] or any successor Master Servicer thereto other than the Trustee.

         Section 9.06 Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be a corporation duly incorporated and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, have a combined capital and surplus of at least $50,000,000 and a minimum long-term debt rating of "Baa3" by Moody's and "BBB" by S&P, and be subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The principal office of the Trustee (other than the initial Trustee) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee at the time such Trustee is appointed Trustee to the effect that the Trust will not be a taxable entity under the laws of such state. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in
Section 9.07.

         Section 9.07 Resignation or Removal of Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Seller, the Master Servicer, the Certificate Insurer and each Rating Agency. Upon receiving such notice of resignation, the Seller shall promptly appoint a successor Trustee (approved in writing by the Certificate Insurer, so long as such approval shall not be unreasonably withheld) by written instrument, copies of which instrument shall be delivered to the resigning Trustee and the successor Trustee; provided, however, that any such successor Trustee shall be subject to the prior written approval of the Master Servicer. If no successor Trustee shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.06 and shall fail to resign after written request therefor by the Seller with the consent of the Certificate Insurer (so long as no Certificate Insurer Default exists) or the Certificate Insurer, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Seller, the Master Servicer or the Certificate Insurer may remove the Trustee. If the Seller, the Master Servicer or the Certificate Insurer removes the Trustee under the authority of the immediately preceding sentence, the Seller or the Master Servicer shall promptly appoint a successor Trustee (approved in writing by the Certificate Insurer, so long as such approval is not unreasonably withheld) by written instrument, copies of which instrument shall be delivered to the resigning Trustee and the successor Trustee. If the Master Servicer fails to appoint a successor Trustee within 30 days after the giving of such notice of removal to the Trustee, the Trustee being removed may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 9.08.

         Notwithstanding anything to the contrary contained herein, so long as no Certificate Insurer Default exists, the Trustee may not be removed by the Seller or the Certificateholders without the prior written consent of the Certificate Insurer, which consent shall not be unreasonably withheld.

         Section 9.08 Successor Trustee. Any successor Trustee appointed as provided in Section 9.07 shall execute, acknowledge and deliver to the Seller, the Master Servicer and to its predecessor Trustee and the Certificate Insurer an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The Seller, the Master Servicer, the Certificate Insurer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

         No successor Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 9.06.

         Upon acceptance of appointment by a successor Trustee as provided in this Section, the Master Servicer shall mail notice of the succession of such Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency. If the Master Servicer fails to mail such notice within 30 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Master Servicer.

         Notwithstanding anything to the contrary contained herein, so long as no Certificate Insurer Default exists, the appointment of any successor Trustee pursuant to any provision of this Agreement will be subject to the prior written consent of the Certificate Insurer, which consent shall not be unreasonably withheld.

         Section 9.09 Merger or Consolidation of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible under the provisions of Section 9.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

         Section 9.10 Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Mortgaged Property may at the time be located, the Seller and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and the Certificate Insurer to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. Any such co-trustee or separate trustee shall be subject to the written approval of the Master Servicer and the Certificate Insurer. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or, in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 9.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 9.08. The Master Servicer shall be responsible for the fees of any co-trustee or separate trustee appointed hereunder.

         Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                  (ii) no trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

                  (iii) the Master Servicer and the Trustee acting jointly with the consent of the Certificate Insurer, so long as no Certificate Insurer Default exists, may at any time accept the resignation of or remove any separate trustee or co-trustee except that following the occurrence of an Event of Default, the Trustee acting alone may accept the resignation or remove any separate trustee or co-trustee.

         Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Seller, the Certificate Insurer and the Master Servicer.

         Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

         Section 9.11 Limitation of Liability. The Certificates are executed by the Trustee, not in its individual capacity but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust.

         Section 9.12 Trustee May Enforce Claims Without Possession of Certificates; Inspection. (a) All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses and disbursements of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders and the Certificate Insurer in respect of which such judgment has been recovered.

         (b) The Trustee shall afford the Seller, the Master Servicer, the Certificate Insurer and each Certificateholder upon reasonable notice during normal business hours, access to all records maintained by the Trustee in respect of its duties hereunder and access to officers of the Trustee responsible for performing such duties. Upon request, the Trustee shall furnish the Seller, the Master Servicer, the Certificate Insurer and any requesting Certificateholder with its most recent financial statements. The Trustee shall cooperate fully with the Seller, the Master Servicer, the Certificate Insurer and such Certificateholder and shall make available to the Seller, the Master Servicer, the Seller, the Certificate Insurer and such Certificateholder for review and copying, at such party's sole cost and expense, such books, documents or records as may be requested with respect to the Trustee's duties hereunder. The Seller, the Master Servicer, the Certificate Insurer and the Certificateholders shall not have any responsibility or liability for any action or failure to act by the Trustee and are not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

         Section 9.13 Suits for Enforcement. In case an Event of Default or other default by the Master Servicer, the Certificate Insurer or the Seller hereunder shall occur and be continuing, the Trustee, in its discretion, may proceed to protect and enforce its rights and the rights of the Certificateholders or, if such default is not a Certificate Insurer Default, the Certificate Insurer under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee, the Certificate Insurer and the Certificateholders.

         Section 9.14 Reports to the Commission. (a) The Trustee shall, on behalf of the Trust, cause to be filed with the Commission any periodic reports required to be filed under the provisions of the Exchange Act, and the rules and regulations of the Commission thereunder. Upon the request of the Trustee, each of the Seller and the Master Servicer shall cooperate with the Trustee in the preparation of any such report and shall provide to the Trustee in a timely manner all such information or documentation as is in the possession of such Person and that the Trustee may reasonably request in connection with the performance of its duties and obligations under this Section.

         (b) The Trustee shall file with the Commission a Form 15 with respect to the Trust as soon as practicable following the first date on which the conditions to filing thereof have been satisfied. Following the filing of such Form 15, the Trustee will submit a certificate addressed to an officer of the Seller certifying that all filings under the Exchange Act have been made and shall attach a copy of acceptance slips for such filings. On the Closing Date, the Seller shall provide the Trustee with a letter at closing, substantially in the form attached hereto as Exhibit K, instructing the Trustee, as filing agent, to comply with the reporting obligations for the Trust under the Exchange Act.

                                  ARTICLE X.

                                  Termination

         Section 10.01 Termination. (a) The respective obligations and responsibilities of the Seller, the Master Servicer and the Trustee created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Master Servicer to send certain notices as hereinafter set forth and all other obligations which pursuant to this Agreement survive the termination hereof) shall terminate upon notice to the Trustee by the Master Servicer of the later of (A) payment in full of all amounts owing to the Certificate Insurer, unless the Certificate Insurer shall otherwise consent and (B) the earliest of (i) the Distribution Date on which the Aggregate Class Principal Balance has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Class R Certificateholder of the Mortgage Loans as described below and (iv) the Distribution Date in [ ]. Notwithstanding the foregoing, in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

         The Class R Certificateholder may, at its option, terminate this Agreement on any date on which the Pool Principal Balance is less than [ ]% of the Cut-Off Date Pool Principal Balance, by purchasing, on the next succeeding Distribution Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the sum of the outstanding Pool Principal Balance and accrued and unpaid interest thereon at the weighted average of the Loan Rates through the end of the Due Period preceding the final Distribution Date together with all amounts due and owing the Certificate Insurer (the "Termination Price"). The Certificate Insurer may exercise the Class R Certificateholder's right to terminate the Agreement and purchase the outstanding Mortgage Loans at the Termination Price if the Class R Certificateholder opts not to exercise such right.

         In connection with any such purchase pursuant to the preceding paragraph, the Class R Certificateholder shall deposit in the Distribution Account all amounts then on deposit in the Collection Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

         Any such purchase shall be accomplished by deposit into the Distribution Account on the Determination Date before such Distribution Date of the Termination Price.

         (b) Notice of any termination, specifying the Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee to the Certificate Insurer and by letter to Regular Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying (i) the Distribution Date upon which final distribution of the Regular Certificates will be made upon presentation and surrender of Regular Certificates at the office or agency of the Trustee therein designated, (ii) the amount of any such final distribution and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Regular Certificates at the office or agency of the Trustee therein specified.

         (c) Upon presentation and surrender of the Regular Certificates, the Trustee shall cause to be distributed to the holders of Regular Certificates on the Distribution Date for such final distribution, in proportion to the Percentage Interests of their respective Regular Certificates and to the extent that funds are available for such purpose, an amount equal to the amount required to be distributed to holders of Regular Certificates pursuant to Section 5.01 for such Distribution Date. On the final Distribution Date, the Trustee will withdraw from the Distribution Account and remit to the Certificate Insurer the lesser of (x) the amount available for distribution on such final Distribution Date, net of any portion thereof necessary to pay holders of Class A Certificates pursuant to Section 5.01(a) and any amounts owing to the Trustee in respect of the Trustee Fee and due and unpaid Monthly Advances and Servicing Fees, and (y) the unpaid amounts due and owing to the Certificate Insurer pursuant to Section 5.01(a).

         (d) In the event that all of the Regular Certificateholders shall not surrender their Regular Certificates for final payment and cancellation on or before such final Distribution Date, the Trustee shall promptly following such date cause all funds in the Distribution Account not distributed in final distribution to Regular Certificateholders to be withdrawn therefrom and credited to the remaining Regular Certificateholders by depositing such funds in a separate escrow account for the benefit of such Regular Certificateholders and the Master Servicer (if the Master Servicer has exercised its right to purchase the Mortgage Loans) or the Trustee (in any other case) shall give a second written notice to the remaining Regular Certificateholders to surrender their Regular Certificates for cancellation and receive the final distribution with respect thereto. If within nine months after the second notice all the Certificates shall not have been surrendered for cancellation, the Class R Certificateholder shall be entitled to all unclaimed funds and other assets which remain subject hereto and the Trustee upon transfer of such funds shall be discharged of any responsibility for such funds and the Certificateholders shall look to the Class R Certificateholder for payment.

         Section 10.02 Additional Termination Requirements. (a) In the event that the Class R Certificateholder exercises its purchase option as provided in Section 10.01, the Trust shall be terminated in accordance with the following additional requirements, unless the Trustee shall have been furnished with an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section will not (i) result in the imposition of taxes on "prohibited transactions" of the Trust as defined in Section 860F of the Code or (ii) cause the Trust to fail to qualify as a REMIC at any time that any Regular Certificates are outstanding:

                  (i) Within 90 days prior to the final Distribution Date, the Master Servicer shall adopt and the Trustee shall sign a plan of complete liquidation for the REMIC meeting the requirements of a "Qualified Liquidation" under Section 860F of the Code and any regulations thereunder;

                  (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the final Distribution Date, the Trustee shall sell all of the assets of the Trust to the Master Servicer for cash; and

                  (iii) At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited to (A) the Trustee, as holder of the Regular Interests, the unpaid principal balance thereof plus accrued interest thereon, (B) each Class of Regular Certificates the related Class Principal Balance, plus one month's interest thereon at the applicable Certificate Rate, (C) to the Certificate Insurer, all amounts owing to the Certificate Insurer under this Agreement or under the Insurance Agreement and (D) to the Class R Certificateholders, all cash on hand after such payment to the Regular Interest Regular Certificateholders (other than cash retained to meet claims) and the Trust shall terminate at such time.

         (b) By their acceptance of the Regular Certificates, the Holders thereof hereby agree to appoint the Trustee as their attorney in fact to: (i) sign such a plan of complete liquidation (and the Certificateholders hereby appoint the Trustee as their attorney in fact to sign such plan) as appropriate or upon the written request of the Certificate Insurer and (ii) to take such other action in connection therewith as may be reasonably required to carry out such plan of complete liquidation all in accordance with the terms hereof.

                                  ARTICLE XI.

                           Miscellaneous Provisions

         Section 11.01 Amendment. This Agreement may be amended from time to time by the Seller, the Master Servicer and the Trustee, in each case without the consent of any of the Certificateholders, but only with the consent of the Certificate Insurer (a copy of which shall be delivered to the Trustee), (i) to cure any ambiguity, (ii) to correct any defective provisions or to correct or supplement any provisions herein that may be inconsistent with any other provisions herein, (iii) to add to the duties of the Master Servicer, (iv) to add any other provisions with respect to matters or questions arising under this Agreement or the Certificate Insurance Policy which shall not be inconsistent with the provisions of this Agreement, (v) to add or amend any provisions of this Agreement as required by any Rating Agency or any other nationally recognized statistical rating agency in order to maintain or improve any rating of each Class of Regular Certificates (it being understood that, after obtaining the ratings in effect on the Closing Date, neither the Trustee, the Seller nor the Master Servicer is obligated to obtain, maintain or improve any such rating) or (vi) to add or amend any provisions of this Agreement to such extent as shall be necessary to maintain the qualification of the Trust as a REMIC; provided, however, that (x) as evidenced by an Opinion of Counsel (a copy of which shall be delivered to the Trustee) (at the expense of the requesting party) in each case such action shall not, adversely affect in any material respect the interest of any Certificateholder, (y) in each case, such action is necessary or desirable to maintain the qualification of the Trust as a REMIC or shall not adversely affect such qualification and
(z) if the opinion called for in clause (x) cannot be delivered with regard to an amendment pursuant to clause (vi) above, such amendment is necessary to maintain the qualification of the Trust as a REMIC; and provided, further, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders and no Opinion of Counsel to that effect shall be required if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Regular Certificates.

         This Agreement also may be amended from time to time by the Seller, the Trustee and the Master Servicer and the Master Servicer and the Certificate Insurer may from time to time consent to the amendment of the Certificate Insurance Policy, in each case with the consent of the Holders of each Class of Regular Certificates which is affected by such amendment, evidencing Percentage Interests aggregating not less than 51% in Percentage Interests of such Class or in the case of an amendment which affects all classes, evidencing Percentage Interests aggregating not less than 51% of all Classes, and in the case of an amendment to this Agreement, with the consent of the Certificate Insurer, (a copy of which shall be delivered to the Trustee) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments on the Certificates or distributions or payments under the Certificate Insurance Policy which are required to be made on any Certificate without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding.

         Prior to the solicitation of consent of Certificateholders in connection with any such amendment, the party seeking such amendment shall furnish the Trustee with an Opinion of Counsel stating whether such amendment would adversely affect the qualification of the Trust as a REMIC and notice of the conclusion expressed in such Opinion of Counsel shall be included with any such solicitation. An amendment made with the consent of all Certificateholders and executed in accordance with this Section shall be permitted or authorized by this Agreement notwithstanding that such Opinion of Counsel may conclude that such amendment would adversely affect the qualification of the Trust as a REMIC.

         Prior to the execution of any such amendment, the Trustee shall furnish written notification prepared by the Master Servicer of the substance of such amendment to each Rating Agency. In addition, promptly after the execution of any such amendment made with the consent of the Certificateholders, the Trustee shall furnish written notification prepared by the Master Servicer of the substance of such amendment to each Certificateholder and the fully executed original counterparts of the instruments effecting such amendment to the Certificate Insurer.

         It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

         Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement.

         Section 11.02 Recordation of Agreement. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Trustee, but only upon written direction of Holders of Certificates evidencing Percentage Interests aggregating at least 51% or the Certificate Insurer accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of Certificateholders or the Certificate Insurer. The Certificateholders or the Certificate Insurer requesting such recordation shall bear all costs and expenses of such recordation. The Trustee shall have no obligation to ascertain whether such recordation so affects the interests of the Certificateholders.

         Section 11.03 Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         No Certificateholder shall have any right to vote (except as provided in Sections 8.01, 9.01, 9.02 and 11.01) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Regular Certificates evidencing Percentage Interests aggregating not less than 51% shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section 11.04 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 11.05 Notices. (a) All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, to (a) in the case of the Seller, 200 Vesey Street, Three World Financial Center, New York, New York 10285, Attention: Martin P. Harding, (b) in the case of the Seller and Master Servicer, 15 Westminster Street, Providence, Rhode Island 02903, Attention: Paul Manglesdorff III, with a copy to 100 Federal Street, Boston, Massachusetts 02110, Mailstop 01-25-01, Attention:
Gary A. Spiess, General Counsel, (c) in the case of the Trustee, to the Corporate Trust Office, (d) in the case of Moody's, Home Mortgage Loan Monitoring Group, 4th Floor, 99 Church Street, New York, New York 10007, (e) in the case of S&P, 26 Broadway, 15th Floor, New York, New York 10004,
Attention: Residential Mortgage Group, and (f) in the case of the Certificate Insurer, 113 King Street, Armonk, New York 10504, Attention: Insured Portfolio Management -- Structured Finance (IPM-SF), ([ ] Home Equity Loan Trust [ ]), Telecopy No.: (914) 765-3164, Confirmation: (914) 273-4545 (in each case in which notice or other communication to the Certificate Insurer refers to an Event of Default, a claim on the Certificate Insurance Policy or with respect to which failure on the part of the Certificate Insurer to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication shall be marked to indicate "URGENT MATERIAL ENCLOSED") or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice. Any notice or other document required to be delivered or mailed by the Trustee to any Rating Agency shall be given on a best efforts basis and only as a matter of courtesy and accommodation and the Trustee shall have no liability for failure to deliver such notice or document to any Rating Agency.

         (b) Notice to the Rating Agencies. The Trustee and the Master Servicer shall each be obligated to use its best efforts promptly to provide notice, at the expense of the Master Servicer, to the Rating Agencies with respect to each of the following of which a Responsible Officer of the Trustee or Master Servicer, as the case may be, has actual knowledge:

                  (i)  Any material change or amendment to this Agreement;

                  (ii) The occurrence of any Event of Default that has not been cured or waived;

                  (iii) The resignation or termination of the Master Servicer or the Trustee;

                  (iv) The final payment to Holders of the Certificates of any Class;

                  (v)   Any change in the location of any Account; and

                  (vi) Any event that would result in the inability of the Master Servicer to make Monthly Advances.

         (c) In addition, (i) the Trustee shall promptly furnish to each Rating Agency copies of the following:

                           (A) Each annual report to Certificateholders described in Section 5.03;
                        and
                           (B)   Each Monthly Report described in Section 5.03;
                        and

                  (ii) The Master Servicer shall promptly furnish to each Rating Agency copies of the following:

                           (A)   Each annual statement as to compliance
                                 described in Section 3.10;

                           (B) Each annual independent public accountants' servicing report described in Section 3.11; and

                           (C) Each notice delivered pursuant to Section
                       8.01(b) which relates to the fact that the Master Servicer has not made a Monthly Advance.

         Any such notice pursuant to this Section shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid, or by express delivery service to the addresses specified above for each such Rating Agency.

         Section 11.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         Section 11.07 Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Sections 7.02, 7.04 and 7.05 (or 3.01), this Agreement may not be assigned by the Seller or the Master Servicer without the prior written consent of the Certificate Insurer and Holders of the Certificates evidencing Percentage Interests aggregating not less than 66-2/3%.

         Section 11.08 Certificates Nonassessable and Fully Paid. The parties agree that the Certificateholders shall not be personally liable for obligations of the Trust, that the beneficial ownership interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and that the Certificates upon execution, authentication and delivery thereof by the Trustee pursuant to Section 6.01 and 6.02 are and shall be deemed fully paid.

         Section 11.09 Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Certificateholders, the Certificate Owners, the Certificate Insurer and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, no other person will have any right or obligation hereunder.

         Section 11.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 11.11 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                  IN WITNESS WHEREOF, the Seller, the Master Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers all as of the day and year first above written.

                                      KEYBANK NATIONAL ASSOCIATION,
                                            as Seller


                                      By____________________________
                                          Name:  Samir A. Tabet
                                          Title: Senior Vice President



                                      [ ]
                                         as Seller and Master Servicer


                                      By______________________________
                                          Name:
                                          Title:



                                      [ ],
                                          as Trustee


                                      By_______________________________
                                          Name:
                                          Title:

State of New York          )
                           ) ss.:
County of New York         )


                  On the [ ]th day of [ ] before me, a notary public in and for the State of New York, personally appeared Samir A. Tabet, known to me who, being by me duly sworn, did depose and say that he is the Senior Vice President of KeyBank National Association, a Delaware corporation, one of the parties that executed the foregoing instrument; that it was signed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.

                                             ----------------------
                                                   Notary Public

[Notarial Seal]

State of                   )
                           ) ss.:
County of                  )


                  On the [ ]th day of [ ] before me, a notary public in and for the State of ______________, personally appeared ______________, known to me who, being by me duly sworn, did depose and say that he is the _________________ of [ ], a national banking association, one of the parties that executed the foregoing instrument; that it was signed by order of the Board of Directors of said company; and that he signed his name thereto by like order.

                                        ------------------------------
                                                   Notary Public

[Notarial Seal]

State of New York          )
                           ) ss.:
County of New York         )


                  On the [ ]th day of [ ] before me, a notary public in and for the State of New York, personally appeared ______________, known to me who, being by me duly sworn, did depose and say that he is the _________________ of [ ], a New York banking corporation, one of the parties that executed the foregoing instrument; that it was signed by order of the Board of Directors of said company; and that he signed his name thereto by like order.

                                        --------------------------
                                               Notary Public

[Notarial Seal]

                                                            Exhibit 4.2









                         SALE AND SERVICING AGREEMENT
                                Dated as of [ ]

                                     among


                         KEYBANK NATIONAL ASSOCIATION
                                   (Seller)


                         [ ]HOME EQUITY LOAN TRUST [ ]
                                    (Trust)


                                  [       ]
                                  (Servicer)

                                      and


                                  [       ]
                              (Indenture Trustee)


                         [   ]Home Equity Loan Trust [   ]

                               Table of Contents
                                                                        Page

                                  ARTICLE I.
                                  DEFINITIONS

         Section 1.01 Definitions..........................................2
         Section 1.02 Other Definitional Provisions.......................21
         Section 1.03 Interest Calculations...............................22

                                  ARTICLE II.
                       CONVEYANCE OF THE MORTGAGE LOANS

         Section 2.01 Conveyance of the Mortgage Loans....................23
         Section 2.02 Acceptance by Indenture Trustee.....................27
         Section 2.03 Representations and Warranties Regarding the
                      Seller and the Servicer.............................27
         Section 2.04 Representations and Warranties of the Seller
                      Regarding the Mortgage Loans........................30
         Section 2.05 Representations and Warranties of the Seller........37
         Section 2.06 Substitution of Mortgage Loans......................38
         Section 2.07 Tax Treatment.......................................39

                                 ARTICLE III.
                ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

         Section 3.01 The Servicer........................................41
         Section 3.02 Collection of Certain Mortgage Loan Payments........43
         Section 3.03 Withdrawals from the Collection Account.............45
         Section 3.04 Maintenance of Hazard Insurance; Property
                      Protection Expenses.................................46
         Section 3.05 Maintenance of Mortgage Impairment Insurance Policy.47
         Section 3.06 Fidelity Bond.......................................47
         Section 3.07 Management and Realization Upon Defaulted
                      Mortgage Loans......................................47
         Section 3.08 Indenture Trustee to Cooperate......................48
         Section 3.09 Servicing Compensation; Payment of Certain
                      Expenses by Servicer................................49
         Section 3.10 Annual Statement as to Compliance...................49
         Section 3.11 Annual Servicing Report.............................51
         Section 3.12 Access to Certain Documentation and Information
                      Regarding the Mortgage Loans........................51
         Section 3.13 Maintenance of Certain Servicing Insurance Policies.51
         Section 3.14 Reports to the Securities and Exchange Commission...51
         Section 3.15 Reports of Foreclosures and Abandonments of
                      Mortgaged  Properties,  Returns Relating
                      to Mortgage Interest Received from Individuals
                      and Returns Relating to.............................51
         Section 3.16 Advances by the Servicer............................52
         Section 3.17 Superior Liens......................................52
         Section 3.18 Assumption Agreements...............................53
         Section 3.19 Payment of Taxes, Insurance and Other Charges.......53
         Section 3.20 Optional Purchase of Defaulted Mortgage Loans.......54

                                  ARTICLE IV.
              INSURER; INTEREST RATE CAP AGREEMENT; SUPPLEMENTAL
                         INTEREST PAYMENTS; SUPPORT AGREEMENT

         Section 4.01 Claims upon the Insurance Policy....................55
         Section 4.02 Effect of Payments by the Insurer; Subrogation......56
         Section 4.03 Interest Rate Cap Agreement;  Supplemental
                      Interest Payments;  Establishment of and
                      Deposit in the Cap Payment Reserve Account..........56
         Section 4.04 Payments Under the Support Agreement................58
         Section 4.05 Replacement Insurance Policy........................58

                                  ARTICLE V.
                    PRIORITY OF DISTRIBUTIONS; STATEMENTS TO NOTEHOLDERS;
                              RIGHTS OF NOTEHOLDERS

         Section 5.01 Distributions.......................................59
         Section 5.02 Calculation of the Class A Note Rate................60
         Section 5.03 Statements to Noteholders...........................60
         Section 5.04 [Reserved]..........................................63
         Section 5.05 Distribution Account. The Distribution Account
                      shall be an Eligible................................63
         Section 5.06 Investment of Accounts..............................64
         Section 5.07 Compensating Interest...............................65

                                  ARTICLE VI.
                          THE SELLER AND THE SERVICER

         Section 6.01 Liability of the Seller and the Servicer............66
         Section 6.02 Merger or  Consolidation  of, or Assumption of
                      the Obligations of, the Seller or the
                      Servicer............................................66
         Section 6.03 Limitation on Liability of the Servicer and Others..66
         Section 6.04 Servicer Not to Resign..............................67
         Section 6.05 Delegation of Duties................................67
         Section 6.06 Indemnification of the Trust by the Servicer........67

                                 ARTICLE VII.
                             SERVICING TERMINATION

         Section 7.01 Events of Servicing Termination.....................69
         Section 7.02 Indenture Trustee to Act; Appointment of Successor..71
         Section 7.03 Waiver of Defaults..................................72
         Section 7.04 Notification to Class A Noteholders.................72

                                 ARTICLE VIII.
                                  TERMINATION

         Section 8.01 Termination.........................................73

                                  ARTICLE IX.
                           MISCELLANEOUS PROVISIONS

         Section 9.01 Amendment...........................................75
         Section 9.02 Recordation of Agreement............................76
         Section 9.03 Duration of Agreement...............................76
         Section 9.04 Governing Law.......................................76
         Section 9.05 Notices.............................................76
         Section 9.06 Severability of Provisions..........................77
         Section 9.07 No Partnership......................................77
         Section 9.08 Counterparts........................................77
         Section 9.09 Successors and Assigns..............................77
         Section 9.10 Headings............................................77
         Section 9.11 Indenture Trustee...................................78
         Section 9.12 Reports to Rating Agencies..........................78
         Section 9.13 Inconsistencies Among Transaction Documents.........78
         Section 9.14 Rights of the Insurer to Exercise Rights of
                      Noteholders.........................................78

                                   EXHIBITS

EXHIBIT A        Mortgage Loan Schedule
EXHIBIT B        List of Servicing Officers
EXHIBIT C        Form of Monthly Statement to Noteholders
EXHIBIT D        Form of Servicing Certificate
EXHIBIT E        Letter of Seller to Indenture Trustee Re: Exchange Act Reports
EXHIBIT F        Form of Liquidation Report
EXHIBIT G        Form of Class A Notes
EXHIBIT H        Form of Mortgage Note
EXHIBIT I        Form of Mortgage
EXHIBIT J        Form of Request for Release
EXHIBIT K        Specimen of the Insurance Policy
EXHIBIT L        Custodial Fee Letter

         This Sale and Servicing Agreement (the "Agreement") is entered into effective as of [ ], among [ ]HOME EQUITY LOAN TRUST [ ], a Delaware business trust (the "Trust"), [the KEYBANK NATIONAL ASSOCIATION, a national banking association [headquartered in Cleveland, Ohio], as seller (the "Seller"), [the Servicer], a New Jersey corporation, as Servicer (the "Servicer"), and [Indenture Trustee], an [ ] banking corporation, as Indenture Trustee on behalf of the Class A Noteholders (in such capacity, the "Indenture Trustee").

                             PRELIMINARY STATEMENT

         WHEREAS, the Trust desires to purchase from the Seller a pool of Mortgage Loans which were originated by the Seller in the ordinary course of business of the Seller;

         WHEREAS, the Seller, concurrently with the execution of this Agreement, purchased the Mortgage Loans from the Seller pursuant to the Mortgage Loan Purchase Agreement (the "Mortgage Loan Purchase Agreement");

         WHEREAS, the Servicer is willing to service such Mortgage Loans in accordance with the terms of this Agreement;

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto hereby agree as follows:

                                  ARTICLE I.

                                  DEFINITIONS

         Section 1.01 Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

         Account: Any of the Distribution Account, the Collection Account or the Cap Payment Reserve Account.

         Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative to the foregoing.

         Agreement: This Sale and Servicing Agreement and all amendments hereof and supplements hereto.

         Appraised Value: Generally, in the case of a purchase money Mortgage Loan, the lesser of the applicable sales price and the appraised value of the related Mortgaged Property, based upon the appraisal made by or for the originator at the time of origination of the related Mortgage Loan; in all other cases, the appraised value of the Mortgaged Property based upon the appraisal made by or for the originator at the time of the origination of the related Mortgage Loan.

         Assignment of Mortgage: With respect to any Mortgage, an assignment, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to reflect the sale of the Mortgage to the Indenture Trustee, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction.

         Available Funds: As to any Payment Date, the sum of (A) the sum of all amounts described in clauses (i) through (vii) inclusive, of Section 3.02(b) received by the Servicer (including any amounts paid by the Servicer and the Seller, and excluding (a) any amounts not required to be deposited in the Collection Account pursuant to Section 3.02(b), and (b) any amounts paid to the Servicer or withdrawn by the Servicer pursuant to Sections 3.03(ii),
(iii), (iv), (v), (vi) and (vii) in respect of the Mortgage Loans as of the related Determination Date) during the related Due Period and deposited into the Collection Account as of the Determination Date, (B) Insured Payments, if any, (C) the amount of any Supplemental Interest Payment for such Payment Date, pursuant to Section 4.03(c) hereof; and (D) any Termination Price with respect to the Mortgage Loans deposited to the Distribution Account pursuant to Section 8.01(b). No amount included in this definition by virtue of being described by any component of the definition thereof shall be included twice by virtue of also being described by any other component or otherwise.

         Balloon Loan: Any Mortgage Loan that provided on the date of origination for scheduled monthly payments in level amounts substantially lower than the amount of the final scheduled payment.

         Base O/C Amount: With respect to any Payment Date, an amount equal to the product of (x) the Base O/C Percentage and (y) the Cut-Off Date Pool Principal Balance.

         Base O/C Percentage: [     ]%.

         BIF: The Bank Insurance Fund, as from time to time constituted, created under the Financial Institutions Reform, Recovery and Enhancement Act of 1989, or if at any time after the execution of this instrument the Bank Insurance Fund is not existing and performing duties now assigned to it, the body performing such duties on such date.

         Book-Entry Note: Any Class A Note registered in the name of the Depository or its nominee, ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository).

         Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which the Insurer or banking institutions in the States of New York, New Jersey or the state in which the corporate trust office of the Indenture Trustee is located are required or authorized by law to be closed.

         Cap Contract Obligation: The obligation to pay or cause to be paid, with respect to any Payment Date, an amount equal to the amounts payable pursuant to the Interest Rate Cap Agreement.

         Cap Contract Payments: All amounts required to be paid by [ ]. pursuant to the Interest Rate Cap Agreement.

         Cap Contract Payment Reserve Amount:  As defined in Section 4.03(c).

         Cap Payment Reserve Account:  As defined in Section 4.03(c) hereof.

         Cap Rate:  As defined in the Interest Rate Cap Agreement.

         Civil Relief Act Interest Shortfalls: As to any Payment Date, any shortfalls in Interest Collections on the Mortgage Loans during the prior Due Period that are attributable to the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

         Class A Monthly Principal Distributable Amount: With respect to any Payment Date, to the extent of funds available therefor as described herein, the amount equal to the sum of the following amounts (without duplication) with respect to the immediately preceding Due Period: (i) that portion of all Monthly Payments allocable to principal on the Mortgage Loans, including all full and partial principal prepayments, received by the Servicer during such Due Period, (ii) the Principal Balance as of the end of the immediately preceding Due Period of each Mortgage Loan that became a Liquidated Mortgage Loan for the first time during the related Due Period, (iii) the portion of the Purchase Price allocable to principal of all repurchased Defective Mortgage Loans with respect to such Due Period, (iv) any Substitution Adjustments received on or prior to the previous Determination Date and not yet distributed, and (v) the Distributable Excess Spread, if any, for such Payment Date.

         Class A Note: Any Class A Note executed by the Trust and authenticated by the Indenture Trustee substantially in the form set forth in Exhibit G hereto.

         Class A Note Owner: The Person who is the beneficial owner of a Book-Entry Note.

         Class A Note Principal Balance: With respect to any date of determination, (a) the Original Class A Note Principal Balance less (b) the aggregate of amounts distributed as principal to the Class A Noteholders on previous Payment Dates.

         Class A Note Rate: For any Payment Date, the lesser of (a) the sum of
(i) LIBOR, as of the second LIBOR Business Day prior to the immediately preceding Payment Date (or as of the fourth LIBOR Business Day prior to the Closing Date, in the case of the first Payment Date) plus (ii) [ ]% per annum, for any Payment Date on or prior to the Optional Termination Date, or [ ]% per annum for any Payment Date after the Optional Termination Date, and (b) [ ]% per annum.

         Class A Noteholder or Holder: The Person in whose name a Class A Note is registered in the Note Register, except that, solely for the purpose of giving any consent, direction, waiver or request pursuant to this Agreement,
(x) any Class A Note registered in the name of the Seller or any Person actually known to a Responsible Officer to be an Affiliate of the Seller (y) any Class A Note for which the Seller or any Person actually known to a Responsible Officer to be an Affiliate of the Seller is the Class A Note Owner shall be deemed not to be outstanding (unless to the actual knowledge of a Responsible Officer (i) the Seller, or such Affiliate, is acting as trustee or nominee for a Person who is not an Affiliate of the Seller and who makes the voting decision with respect to such Class A Note or (ii) the Seller, or such Affiliate, is the Class A Note Owner of all the Class A Notes) and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect any such consent, direction, waiver or request has been obtained and
(z) the Insurer shall be deemed to be the owner of 100% of the Class A Notes so long as no Insurer Default is then continuing.

         Class A Principal Distribution: With respect to any Payment Date (other than the Final Payment Date), the excess of (A) the Class A Monthly Principal Distributable Amount for such Payment Date over (B) the related O/C Reduction Amount for such Payment Date; provided, however, that the Class A Principal Distribution shall not exceed the Class A Note Principal Balance. The "Class A Principal Distribution" on the Final Payment Date for the Class A Notes will equal the Class A Note Principal Balance as of such Payment Date.

         Closing Date: [           ].

         Code: The Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

         Collection Account: The custodial account or accounts created and maintained for the benefit of the Class A Noteholders, the Ownership Interest and the Insurer pursuant to Section 3.02(b). The Collection Account shall be an Eligible Account.

         Combined Loan-to-Value Ratio or CLTV: With respect to any Mortgage Loan, the sum of the original principal balance of such Mortgage Loan and the outstanding principal balance of the First Lien, if any, as of the date of origination of the Mortgage Loan, divided by the Appraised Value.

         Compensating Interest: As to any Payment Date, the amount calculated pursuant to Section 5.07.

         Conforming Original Principal Balance: With respect to a Mortgage Loan secured by a first lien, an original principal balance that is no more than $240,000 for single-family properties, $307,100 for two-family properties, $371,200 for three-family properties and $461,350 for four-family properties. With respect to a Mortgage Loan secured by a second lien, (a) an original principal balance not in excess of $120,000, and (b) a sum of the original principal balance of such second lien loan and the related senior lien balance not in excess of $240,000 for single-family properties, $307,100 for two-family properties, $371,200 for three-family properties and $461,350 for four-family properties (unless the related senior lien loan, at the time of origination of the second lien loan, had a principal balance greater than $240,000 for single-family properties, $307,100 for two-family properties, $371,200 for three-family properties and $461,350 for four-family properties, in which case this clause (b) should not be taken into account when determining the Conforming Original Principal Balance of the related second lien loan).

         Corporate Trust Office: The principal office of the Indenture Trustee at which at any particular time its corporate business shall be administered, which office on the Closing Date is located at [ ], Attention: Indenture Trust Administration.

         Curtailment: With respect to a Mortgage Loan, any payment of principal received during a Due Period as part of a payment that is in excess of the amount of the Monthly Payment due for such Due Period and which is not intended to satisfy the Mortgage Loan in full, nor is intended to cure a delinquency or to be applied for subsequent Monthly Payments as and when the same come due pursuant to directions from the Mortgagor to such effect.

         Custodial Fee: The fees and expenses as set forth in the fee letter between [ ] and [ ], as of [ ], attached as Exhibit L hereto.

         Cut-Off Date:  As to a Mortgage Loan, the close of business on [     ].

         Cut-Off Date Principal Balance: With respect to any Mortgage Loan, the unpaid principal balance thereof as of the Cut-Off Date (or as of the applicable date of substitution with respect to an Eligible Substitute Mortgage Loan pursuant to Section 2.02 or 2.06).

         Cut-Off Date Pool Principal Balance:  $[                    ].

         Defective Mortgage Loan: Any Mortgage Loan subject to repurchase or substitution by the Seller pursuant to Section 2.02 or 2.04 or purchase by the Servicer pursuant to Section 3.20.

         Definitive Notes:  As defined in the Indenture.

         Delinquency Amount: The product of the Delinquency Percentage and the Pool Principal Balance as of the end of the related Due Period.

         Delinquency Percentage: Means the rolling three month average of the percentage equivalent of a fraction, the numerator of which is (x) the sum of the aggregate principal balances of all mortgage loans which are (i) 90 or more days delinquent, (ii) mortgage loans in bankruptcy and 90 or more days delinquent under the note, (iii) mortgage loans in foreclosure plus (iv) mortgage loans relating to REO Properties and the denominator of which is (y) the Pool Principal Balance.

         Seller: KeyBank National Association, a national banking association headquartered in Cleveland, Ohio.

         Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is Cede & Co., as the registered Holder of Class A Notes evidencing $[ ] in initial aggregate principal amount of the Class A Notes. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(a)(5) of the UCC of the State of New York.

         Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         Determination Date: With respect to any Payment Date, the eighteenth day of the month in which such Payment Date occurs (or if such day is not a Business Day, the Business Day immediately succeeding such eighteenth day).

         Distributable Excess Spread: As to any Payment Date, the lesser of
(i) the Excess Spread for such Payment Date and (ii) the excess, if any, of the Specified O/C Amount for such Payment Date over the O/C Amount on such date before giving effect to the application of Distributable Excess Spread on such Payment Date.

         Distribution Account: The account established by the Indenture Trustee pursuant to Section 5.05. The Distribution Account shall be an Eligible Account.

         Due Date: With respect to any Mortgage Loan and any Monthly Payment, the date on which such Monthly Payment is due from the related Mortgagor.

         Due Period: As to any Determination Date or Payment Date, the calendar month immediately preceding such Determination Date or Payment Date.

         Eligible Account: A segregated account that is (i) maintained with a depository institution whose debt obligations at the time of any deposit therein have the highest short-term debt rating by the Rating Agencies and whose accounts are fully insured by either the SAIF or the BIF of the Federal Deposit Insurance Corporation established by such fund with a minimum long-term unsecured debt rating of "A2" by Moody's and "A" by Standard & Poor's, and which is any of (A) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (B) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (C) a national banking association duly organized, validly existing and good standing under the federal banking laws, (D) a principal subsidiary of a bank holding company, and in each case of (A)-(D) above, approved in writing by the Insurer; (ii) a segregated trust account maintained with the corporate trust department of a federal or state chartered depository institution or trust company, having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity; or (iii) otherwise acceptable to each Rating Agency and the Insurer as evidenced by a letter from each Rating Agency and the Insurer to the Owner Trustee and the Indenture Trustee, without reduction or withdrawal of the then current ratings of the Class A Notes, without regard to the Insurance Policy.

         Eligible Investments: One or more of the following (excluding any callable investments purchased at a premium):

                  (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States;

                  (ii) repurchase agreements on obligations specified in clause (i) maturing not more than three months from the date of acquisition thereof, provided that the short-term unsecured debt obligations of the party agreeing to repurchase such obligations are at the time rated by a Rating Agency in its highest short-term rating category (which is "A-1+" for Standard & Poor's and "P-1" for Moody's);

                  (iii) certificates of deposit, time deposits and bankers' acceptances (which, if Moody's is a Rating Agency, shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days) of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the unsecured short-term debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by either Moody's or Standard & Poor's in its highest unsecured short-term debt rating category;

                  (iv) commercial paper (having original maturities of not more than 90 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by Standard & Poor's or Moody's in their highest short-term rating categories;

                  (v) short term investment funds ("STIFS") sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by Standard & Poor's or Moody's in their respective highest rating category of long term unsecured debt;

                  (vi) interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time as the interest is held in such fund has a rating of "Aaa" by Moody's or either "AAAm" or "AAAm-G" by Standard & Poor's; and

                  (vii) other obligations or securities that are acceptable to each Rating Agency and the Insurer as an Eligible Investment hereunder and will not result in a reduction in the then current rating of the Class A Notes, as evidenced by a letter to such effect from such Rating Agency and the Insurer and with respect to which the Servicer has received confirmation that, for tax purposes, the investment complies with each proviso set forth below in the last clause of this definition;

         provided that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no instrument described hereunder may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to its stated maturity.

         Eligible Substitute Mortgage Loan: A Mortgage Loan substituted by the Seller for a Defective Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Defective Mortgage Loan, an aggregate Principal Balance) that is no greater than the Principal Balance of the Defective Mortgage Loan and no more than 5% less than the Principal Balance of the Defective Mortgage Loan; (ii) have an original principal balance that is a Conforming Original Principal Balance; (iii) have a Loan Rate not less than the Loan Rate of the Defective Mortgage Loan and not more than 1% in excess of the Loan Rate of such Defective Mortgage Loan; (iv) have a remaining term to maturity not more than six months earlier and not later than the remaining term to maturity of the Defective Mortgage Loan; (v) be of the same type of Mortgaged Property as the Defective Mortgage Loan or a detached single family residence; (vi) have a Mortgage of the same or higher level of priority as the Mortgage relating to the Defective Mortgage Loan at the time such Mortgage was transferred to the Trust; (vii) comply with each representation and warranty set forth in Section 2.04 (deemed to be made as of the date of substitution); and (viii) have an original Combined Loan-to-Value Ratio not greater than that of the Defective Mortgage Loan. More than one Eligible Substitute Mortgage Loan may be substituted for a Defective Mortgage Loan if such Eligible Substitute Mortgage Loans meet the foregoing attributes in the aggregate and such substitution is approved in writing in advance by the Insurer.

         ERISA:  Employee Retirement Income Security Act of 1974, as amended.

         Event of Servicing Termination:  As defined in Section 7.01.

         Excess O/C Amount: As to any Payment Date, the amount by which (i) the O/C Amount for such Payment Date exceeds (ii) the Specified O/C Amount for such Payment Date.

         Excess Spread: With respect to any Payment Date, the positive excess, if any, of (a) Available Funds for such Payment Date over (b) the aggregate of amounts required to be distributed pursuant to subclauses (i) through (iv) of
Section 5.01(a) herein on such Payment Date.

         FDIC: The Federal Deposit Insurance Corporation and any successor thereto.

         Fidelity Bond:  As defined in Section 3.06.

         Final Payment Date:  The Payment Date in [           ].

         First Lien: With respect to any Mortgage Loan that is a second priority lien, the mortgage loan or mortgage loans relating to the corresponding Mortgaged Property having a first priority lien to such Mortgage Loan.

         Fiscal Agent:  As defined in the Insurance Policy.

         Foreclosure Profit: With respect to a Liquidated Mortgage Loan, the amount, if any, by which (i) the aggregate of its Net Liquidation Proceeds exceeds (ii) the related Principal Balance (plus accrued and unpaid interest thereon at the applicable Loan Rate from the date interest was last paid through the date of receipt of the final Liquidation Proceeds) of such Liquidated Mortgage Loan immediately prior to the final recovery of its Liquidation Proceeds.

         Grant:  As defined in the Indenture.

          Guaranteed Principal Distribution Amount: (i) With respect to any Payment Date other than the Final Payment Date, the amount, if any, by which the Class A Note Principal Balance exceeds the Pool Principal Balance as of the end of the related Due Period (after giving effect to all payments of principal on the Class A Notes on such Payment Date pursuant to Section 5.01 hereof). With respect to the Final Payment Date, the outstanding Class A Note Principal Balance (after giving effect to all payments of principal on the Class A Notes on such Final Payment Date pursuant to Section 5.01(a) hereof).

         Indenture: The Indenture, dated as of [ ], between the Issuer and the Indenture Trustee.

         Indenture Trustee: [       ], an [        ] banking corporation, as
Indenture Trustee under the Indenture or any successor indenture trustee under the Indenture appointed in accordance with such agreement.

         Indenture Trustee Fee: With respect to any Payment Date, the greater of (i) 1/12 of the sum of (a) the product of (1) the Indenture Trustee Fee Rate and (2) the Pool Principal Balance of the Mortgage Loans as of the end of the second preceding Due Period (or in the case of the first Payment Date, as of the Cut Off Date) and (b) any Custodial Fees to the extent not paid by the Servicer, or (ii) $[ ].

         Indenture Trustee Fee Rate: The per annum rate at which the Indenture Trustee Fee is calculated, which is an amount equal to [ ]% per annum.

         Indenture Trustee's Statement to Noteholders: As defined in Section
5.03.

         Insurance and Reimbursement Agreement: The Insurance and
Reimbursement Agreement dated as of [ ] among the Indenture Trustee, the Seller, the Servicer, [ ] and the Insurer, including any amendments and supplements thereto in accordance with the terms thereof.

         Insurance Policy: The Financial Guaranty Insurance Policy (No. 28822) with respect to the Class A Notes and the Senior Interest Participation and all endorsements thereto, if any, dated the Closing Date, issued by the Insurer for the benefit of the Holders of the Class A Notes and the Senior Interest Participation, a copy of which is attached hereto as Exhibit K.

         Insurance Proceeds: Proceeds paid by any insurer (other than the Insurer) pursuant to any insurance policy covering a Mortgage Loan or Mortgaged Property, or amounts required to be paid by the Servicer pursuant to
Section 3.05, net of any component thereof (i) covering any expenses incurred by or on behalf of the Servicer in connection with obtaining such proceeds,
(ii) applied to the restoration or repair of the related Mortgaged Property,
(iii) released to the Mortgagor in accordance with the Servicer's normal servicing procedures, or (iv) required to be paid to any holder of a mortgage senior to such Mortgage Loan.

         Insured Payment: With respect to any Payment Date, an amount equal to the sum of the (i) the Guaranteed Principal Distribution Amount and (ii) the amount, if any, by which the aggregate of the Interest Distributions with respect to the Class A Notes and the Senior Interest Participation for such Payment Date exceeds the amount on deposit in the Distribution Account available to be distributed therefor on such Payment Date.

         Insurer: [ ], a stock insurance company organized and created under the laws of the State of New York, or any successor thereto.

         Insurer Default: (i) Any failure and continuance of such failure of the Insurer to make a payment required under the Insurance Policy in accordance with its terms; (ii) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Insurer in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, rehabilitation, reorganization or other similar law, or (B) a decree or order adjudging the Insurer as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, rehabilitation, arrangement, adjustment or composition of or in respect of the Insurer under any applicable United States federal or state law, or appointing a custodian, receiver, liquidator, rehabilitator, assignee, trustee, sequestrator or other similar official of the Insurer or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in each case in effect for a period of 60 consecutive days; or (iii) the commencement by the Insurer of a voluntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated as bankrupt or insolvent, or the consent by the Insurer to the entry of a decree or order for relief in respect of the Insurer in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Insurer, or the filing by the Insurer of a petition or answer or consent seeking reorganization or relief under any applicable United States federal or state law, or the consent by the Insurer to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Insurer or of any substantial part of its property, or the making by the Insurer of an assignment for the benefit of its creditors, or the failure by the Insurer to pay debts generally as they become due, or the admission by the Insurer in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Insurer in furtherance of any such action.

         Interest Carryover Shortfall: With respect to any Payment Date, the Class A Notes and the Senior Interest Participation, the amount by which the related Interest Distribution for such Class A Notes or Senior Interest Participation, as applicable, for the preceding Payment Date exceeded the amount of interest that was actually distributed to such Class A Notes or Senior Interest Participation, as applicable, on such preceding Payment Date.

         Interest Distribution: With respect to any Payment Date, the Class A Notes and the Senior Interest Participation, the sum of (a) the related Monthly Interest Distributable Amount for such Class A Notes or Senior Interest Participation, as applicable, for such Payment Date, and (b) any related Outstanding Interest Carryover Shortfall for such Class A Notes or Senior Interest Participation, as applicable, for such Payment Date.

         Interest Period: With respect to each Payment Date and the Class A Notes, the period from the Payment Date in the month preceding the month of such Payment Date (or, in the case of the first Payment Date, from the Closing
Date) through the day before such Payment Date. With respect to each Payment Date and the Senior Interest Participation, the period from the first day of the calendar month preceding the month of such Payment Date through the last day of such calendar month.

         Interest Rate Cap Agreement: The rate cap transaction entered into
between [           ].

         Issuer: [              ]Home Equity Loan Trust [           ].

         Key Bank USA: Key Bank USA, National Association, a national banking association.

         LIBOR: As to any date, the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 as of 11:00 A.M., London time on such date. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Seller after consultation with the Indenture Trustee), the rate will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, LIBOR will be LIBOR applicable to the preceding Payment Date.

         LIBOR Business Day: Any day other than (i) a Saturday or a Sunday or
(ii) a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

         Liquidated Mortgage Loan: As to any Payment Date, any Mortgage Loan in respect of which the Servicer has determined, in accordance with the servicing procedures specified herein, as of the end of the preceding Due Period, that all Liquidation Proceeds which it expects to recover with respect to the disposition of such Mortgage Loan or the related REO Property have been recovered.

         Liquidation Proceeds: With respect to a Mortgage Loan, the proceeds (including Insurance Proceeds but not including amounts drawn under the Insurance Policy) received in connection with the liquidation of any Mortgage Loan or related REO Property, whether through trustee's sale, foreclosure sale or otherwise (including rental income).

         Liquidation Report: With respect to each Liquidated Mortgage Loan, the report prepared by the Servicer in the form attached hereto as Exhibit F.

         Loan Rate: With respect to any Mortgage Loan as of any day, the per annum fixed interest rate applicable under the related Mortgage Note.

         Majority Class A Noteholder: The Holder or Holders of Class A Notes representing at least 51% of the aggregate Class A Note Principal Balance.

         Monthly Advance: An advance made by the Servicer pursuant to Section 3.16.

         Monthly Interest Distributable Amount: As to any Payment Date and (i) the Class A Notes, interest at the Class A Note Rate that accrued during the related Interest Period on the Class A Note Principal Balance thereof immediately prior to such Payment Date; and (ii) the Senior Interest Participation, interest at the Senior Interest Participation Rate that accrued during the related Interest Period on the Notional Principal Balance thereof immediately prior to such Payment Date.

         Monthly Payment: With respect to a Mortgage Loan, the scheduled monthly payment of principal and/or interest required to be made by a Mortgagor on such Mortgage Loan.

         Moody's:  Moody's Investors Service, Inc., or any successor thereto.

         Mortgage: The mortgage, deed of trust or other instrument creating a first or second lien on an estate in fee simple interest in real property securing a Mortgage Loan.

         Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

         Mortgage Loans: The mortgage loans that are transferred and assigned to the Trust pursuant to Sections 2.01 and 2.06, together with the Related Documents, exclusive of Mortgage Loans that are transferred to the Seller, from time to time pursuant to Sections 2.02 and 2.06, or to the Servicer pursuant to Section 3.20, as from time to time are held as a part of the Trust, such mortgage loans originally so held being identified in the Mortgage Loan Schedule delivered on the Closing Date.

         Mortgage Loan Purchase Agreement: The mortgage loan purchase agreement, dated as of [ ], between the [the trust], as purchaser, and [KeyBank National Association ], as seller, relating to the sale of the Mortgage Loans from [ ]to the Seller.

         Mortgage Loan Schedule: With respect to any date, the schedule of Mortgage Loans constituting assets of the Trust. The Mortgage Loan Schedule is the schedule set forth herein as Exhibit A, which schedule sets forth as to each Mortgage Loan: (i) the Cut-Off Date Principal Balance, (ii) the account number, (iii) the original principal amount, (iv) the CLTV as of the date of the origination of the related Mortgage Loan, (v) the Due Date, (vi) the Loan Rate as of the Cut-Off Date, (vii) the first date on which a Monthly Payment is or was due under the Mortgage Note, (viii) the original stated maturity date of the Mortgage Note and if the Mortgage Loan is a Balloon Loan, the amortization terms, (ix) the remaining number of months to maturity as of the Cut-Off Date, (x) the state in which the related Mortgaged Property is situated, (xi) the type of property and (xii) the lien status. The Mortgage Loan Schedule will be amended from time to time to reflect the substitution of an Eligible Substitute Mortgage Loan for a Defective Mortgage Loan from time to time hereunder.

         Mortgage Note: With respect to a Mortgage Loan, the promissory note pursuant to which the related Mortgagor agrees to pay the indebtedness evidenced thereby which is secured by the related Mortgage.

         Mortgaged Property: The underlying property, including any real property and improvements thereon, securing a Mortgage Loan.

         Mortgagee: With respect to any Mortgage Loan as of any date of determination, the holder of the related Mortgage Note and any related Mortgage as of such date.

         Mortgagor: With respect to any Mortgage Loan, the obligor or obligors under the related Mortgage Note.

         Net Liquidation Proceeds: With respect to any Liquidated Mortgage Loan, Liquidation Proceeds net of unreimbursed Servicing Fees, Servicing Advances and Monthly Advances with respect thereto.

         Net Loan Rate: With respect to any Mortgage Loan, the Loan Rate less the Servicing Fee Rate.

         Nonrecoverable Advances: With respect to any Mortgage Loan, (i) any Servicing Advance or Monthly Advance previously made and not reimbursed pursuant to Section 3.03(ii) or (ii) a Servicing Advance or Monthly Advance proposed to be made in respect of a Mortgage Loan or REO Property which, in the good faith business judgment of the Servicer, as evidenced by an Officer's Certificate delivered to the Insurer, the Seller and the Indenture Trustee promptly following such determination, would not be ultimately recoverable pursuant to Sections 3.03(ii) or 3.03(vii).

         Note Register and Note Registrar: As defined in the Indenture.

         Notional Principal Balance: With respect to the Senior Interest Participation and any date of determination after the first Payment Date, an amount equal to the Pool Principal Balance as of the end of the second preceding Due Period. Prior to or on the first Payment Date, the Cut-Off Date Pool Principal Balance.

         O/C Amount: As to any Payment Date, the excess, if any, of (a) the Pool Principal Balance as of the close of business on the last day of the related Due Period over (b) the Class A Note Principal Balance (after giving effect to amounts available in respect of the Class A Monthly Principal Distributable Amount for such Payment Date).

         O/C Reduction Amount: As to any Payment Date, an amount equal to the lesser of (i) the Excess O/C Amount for such Payment Date and (ii) the Principal Remittance Amount for such Payment Date.

         Officer's Certificate: A certificate signed by the President, an Executive Vice President, a Senior Vice President, a Vice President, an Assistant Vice President, the Treasurer, Assistant Treasurer, Controller or Assistant Controller of the Servicer, the Seller, as the case may be, and delivered to the Indenture Trustee and the Insurer.

         Opinion of Counsel: A written opinion of counsel reasonably acceptable to the Indenture Trustee, who may be in-house counsel for the Servicer (or its affiliate) or the Seller (or its affiliate)(except that any opinion pursuant to Section 2.01 or 6.04 or relating to taxation or otherwise as required by the Insurer must be an opinion of independent outside counsel) and who, in the case of opinions delivered to the Insurer and the Rating Agency, is reasonably acceptable to each of them.

         Original Class A Note Principal Balance:  $[           ].

         Optional Termination Date: Any Payment Date on or after the Pool Principal Balance has been reduced to an amount less than or equal to [5]% of the Cut-Off Date Pool Principal Balance.

         Outstanding Interest Carryover Shortfall: With respect to any Payment Date, the Class A Notes and the Senior Interest Participation, the amount of related Interest Carryover Shortfall for such Payment Date and Class A Notes or Senior Interest Participation, as applicable, plus one month's interest thereon, at the Class A Note Rate or Senior Interest Participation Rate, as applicable, to the extent permitted by law.

         Owner Trustee: [           ], as owner trustee under the Trust
Agreement, and any successor owner trustee under the Trust Agreement appointed in accordance with the terms thereof.

         Owner Trustee Fee: A monthly fee equal to 1/12 of $[           ].

         Ownership Interest: The Transferor Interest and the Senior Interest Participation issued together pursuant to the Trust Agreement.

         Paying Agent:  Any paying agent appointed pursuant to the Indenture.

         Payment Date: The twenty-fifth day of each month or, if such day is not a Business Day, then the next Business Day, beginning in [ ].

         Percentage Interest: As to the Class A Notes and any date of determination, the percentage obtained by dividing the principal denomination of such Class A Note by the aggregate of the principal denominations of all Class A Notes.

         Person: Any individual, corporation, partnership, joint venture, limited partnership, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         Pool Factor: With respect to the Class A Notes and to any Payment Date, the percentage, carried to seven places, obtained by dividing the Class A Note Principal Balance for such Payment Date by the Original Class A Note Principal Balance.

         Pool Principal Balance: With respect to any date of determination, the aggregate of the Principal Balance of all Mortgage Loans as of such date.

         Preference Event:  As defined in Section 4.01(c).

         Premium Amount: The premium payable to the Insurer pursuant to the Insurance Agreement.

         Prepayment Interest Shortfall: With respect to any Payment Date, for each Mortgage Loan that was the subject during the related Due Period of a Principal Prepayment in full an amount equal to the excess, if any, of (i) 30 days' interest on the Principal Balance of such Mortgage Loan at the Net Loan Rate (or at such lower rate as may be in effect for such Mortgage Loan pursuant to application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended) over (ii) the amount of interest actually remitted by the Mortgagor in connection with such Principal Prepayment less the Servicing Fee for such Mortgage Loan in such month.

         Principal Balance: As to any Mortgage Loan and any day, other than a Liquidated Mortgage Loan, the Cut-Off Date Principal Balance, minus all collections credited against the Principal Balance of any such Mortgage Loan in accordance with the related Mortgage Note. For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have a Principal Balance equal to the Principal Balance of the related Mortgage Loan immediately prior to the final recovery of related Liquidation Proceeds and a Principal Balance of zero as of the end of the Due Period in which such Mortgage Loan becomes a Liquidated Mortgage Loan.

         Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan equal to the outstanding principal balance thereof, received in advance of the final scheduled Due Date which is intended to satisfy a Mortgage Loan in full.

         Principal Remittance Amount: With respect to any Payment Date, the amount equal to the sum of the following amounts (without duplication) with respect to the immediately preceding Due Period: (i) that portion of all Monthly Payments allocable to principal on Mortgage Loans, including all full and partial principal prepayments received during the related Due Period, (ii) the Net Liquidation Proceeds allocable to principal actually collected by the Servicer during the related Due Period, (iii) the portion of the Purchase Price allocable to principal of all Defective Mortgage Loans that were repurchased during the related Due Period and (iv) any Substitution Adjustments for Mortgage Loans, deposited to the Distribution Account pursuant to Section 2.06 on or prior to the related Determination Date and not previously distributed.

         Prospectus:  The base prospectus of the Seller dated [           ].

         Prospectus Supplement: The prospectus supplement dated [ ], relating to the offering of the Class A Notes.

         Purchase Price: As to any Mortgage Loan repurchased on any date pursuant to Section 2.02, 2.04 or 3.20 an amount equal to the sum of (i) the unpaid Principal Balance thereof, (ii) the greater of (a) all unpaid accrued interest thereon to the end of the Due Period preceding the Payment Date on which such Purchase Price is included in Available Funds and (b) 30 days' interest thereon, computed at the applicable Loan Rate; provided, however, that if at the time of repurchase the Seller is the Servicer, the amount described in clause (ii) shall be computed at the Net Loan Rate, (iii) (x) if the Servicer is not the Seller, any unreimbursed Servicing Advances with respect to such Mortgage Loan and (y) expenses reasonably incurred or to be incurred by the Servicer or the Indenture Trustee in respect of the breach or defect giving rise to the purchase obligation and (iv) the amount of any penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, fees and expenses incurred by or imposed on the Seller, the Indenture Trustee, the Insurer or the Trust or with respect to which any of them are liable arising from a breach by the Seller of its representations and warranties in Section 2.04.

         Purchaser: The Seller in its capacity as purchaser under the Mortgage Loan Purchase Agreement.

         Rating Agency: Any statistical credit rating agency, or its successor, that rated the Class A Notes and the Senior Interest Participation at the request of the Seller at the time of the initial issuance of the Class A Notes. If such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Seller and the Insurer, notice of which designation shall be given to the Indenture Trustee. References herein to the highest short term unsecured rating category of a Rating Agency shall mean A-1+ or better in the case of Standard & Poor's and P-1 or better in the case of Moody's and in the case of any other Rating Agency shall mean the ratings such other Rating Agency deems equivalent to the foregoing ratings. References herein to the highest long-term rating category of a Rating Agency shall mean "AAA" in the case of Standard & Poor's and "Aaa" in the case of Moody's and in the case of any other Rating Agency, the rating such other Rating Agency deems equivalent to the foregoing ratings.

         Ratings: The ratings initially assigned to the Class A Notes and the Senior Interest Participation by the Rating Agencies, as evidenced by letters from the Rating Agencies.

         Record Date: With respect to (i) the Senior Interest Participation, the last Business Day of the month immediately preceding the month in which the related Payment Date occurs and (ii) the Class A Notes, the Business Day immediately preceding such Payment Date; provided, however, that if any Class A Notes becomes a Definitive Note, the record date for such Class A Notes will be the last Business Day of the month immediately preceding the month in which the related Payment Date occurs.

         Reference Bank Rate: As to any Interest Period as follows: the arithmetic mean (rounded upwards, if necessary, to the nearest one sixteenth of a percent) of the offered rates for United States dollar deposits for one month which are offered by the Reference Banks as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of such Interest Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the outstanding Class A Note Principal Balance; provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean of the rates quoted by two or more major banks in New York City, selected by the Seller after consultation with the Indenture Trustee, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the outstanding Class A Note Principal Balance. If no such quotations can be obtained, the Reference Bank Rate shall be the Reference Bank Rate applicable to the preceding Interest Period.

         Reference Banks: Three major banks that are engaged in the London interbank market, selected by the Seller after consultation with the Indenture Trustee.

         Related Documents:  As defined in Section 2.01.

         Released Mortgaged Property Proceeds: As to any Mortgage Loan, proceeds received by the Servicer in connection with (a) a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or (b) any release of part of the Mortgaged Property from the lien of the related Mortgage, whether by partial condemnation, sale or otherwise, which are not released to the Mortgagor in accordance with (i) applicable law, (ii) mortgage servicing standards employed by the Servicer in servicing mortgage loans for its own account and (iii) the Sale and Servicing Agreement.

         REO Property: A Mortgaged Property that is acquired by the Trust in foreclosure or by deed in lieu of foreclosure.

         Responsible Officer: With respect to the Indenture Trustee, any officer assigned to the corporate trust group (or any successor thereto), including any vice president, assistant vice president, trust officer, assistant secretary or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement. When used with respect to the Seller or Servicer, the President or any Vice President, Assistant Vice President, Treasurer, Assistant Treasurer or any Secretary or Assistant Secretary.

         SAIF: The Savings Association Insurance Fund, as from time to time constituted, created under the Financial Institutions Reform, Recovery and Enforcement Act of 1989, or if at any time after the execution of this instrument the Savings Association Insurance Fund is not existing and performing duties now assigned to it, the body performing such duties on such date.

         Securities Act:  The Securities Act of 1933, as amended.

         Seller: KeyBank National Association, as Seller under the Mortgage Loan Purchase Agreement.

         Senior Interest Participation: The Senior Interest Participation issued pursuant to the Trust Agreement.

         Senior Interest Participation Rate: [   ]% per annum, for each Payment
Date from and including the first Payment Date, to and including the Payment Date in [ ], [ ]% per annum, for each Payment Date from and including the Payment Date in [ ]to and including the Payment Date in [ ], and [ ]% per annum, for each Payment Date thereafter.

         Servicer: [      ]as Servicer, or any successor hereunder appointed in
accordance with the terms hereof.

         Servicing Advances: All reasonable and customary unanticipated "out of pocket" costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property, including reasonable fees paid to any independent contractor in connection therewith, (iv) compliance with the obligations under Sections 3.04, 3.07 or 3.19 hereunder, and (v) in connection with the liquidation of a Mortgage Loan, expenditures relating to the purchase or maintenance of the First Lien pursuant to Section 3.17, all of which reasonable and customary unanticipated out-of-pocket costs and expenses are reimbursable to the Servicer to the extent provided in Sections 3.03(ii), 3.03(vii) and 3.07.

         Servicing Certificate: A certificate completed and executed by a Servicing Officer on behalf of the Servicer.

         Servicing Fee: With respect to any Payment Date, the product of (i) the Servicing Fee Rate and (ii) the aggregate Principal Balance of the Mortgage Loans as of the end of the second preceding Due Period (or at the Cut-Off Date with respect to the first Payment Date).

         Servicing Fee Rate: [ ]% per annum (or if [          ]is no longer the
Servicer, [ ]% per annum).

         Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Indenture Trustee (with a copy to the Insurer) by the Servicer on the Closing Date, as such list may be amended from time to time, initially set forth in Exhibit B hereto.

         Specified O/C Amount: With respect to any Payment Date prior to the Step Down Date the greater of (i) the Base O/C Amount and (ii) [ ]% of the Delinquency Amount and, with respect to any Payment Date occurring on or after the Step Down Date, the greatest of:

                  (i) two times the product of the Base O/C Percentage and the Pool Principal Balance as of the close of business on the last day of the related Due Period;

                  (ii)     [     ]% of the Delinquency Amount; and

                  (iii) the sum of (a) the product of (x) [ ]% and (y) the Cut-Off Date Pool Principal Balance and (b) the aggregate Principal Balance of the three largest Mortgage Loans as of the end of the related Due Period;

provided, however, that with respect to any Payment Date occurring on or after the Step Down Date, if the Delinquency Percentage exceeds [ ]%, the Specified O/C Amount shall not be less than the Specified O/C Amount as of the immediately preceding Payment Date; and provided, further, that the Insurer may reduce the Specified O/C Amount so long as such reduction will not result in a downgrade, qualification or withdrawal of the then current ratings of the Class A Notes, without regard to the Insurance Policy, as evidenced in writing by each Rating Agency.


         Standard & Poor's: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

         Step Down Date: The later to occur of (A) the first Payment Date on which the Pool Principal Balance is less than the product of [ ]% and the Cut-Off Date Pool Principal Balance and (B) the [ ] Payment Date.

         Subservicer: Any Person with whom the Servicer has entered into a Subservicing Agreement and who satisfies the requirements set forth in Section 3.01(a) in respect of the qualification of a Subservicer.

         Subservicing Agreement: Any agreement between the Servicer and any Subservicer relating to subservicing and/or administration of certain Mortgage Loans as provided in Section 3.01, a copy of which shall be delivered, along with any modifications thereto, to the Indenture Trustee and the Insurer.

         Substitution Adjustment: As to any date on which a substitution occurs pursuant to Section 2.06, the sum of (a) the excess of (i) the aggregate Principal Balances of all Defective Mortgage Loans to be replaced by Eligible Substitute Mortgage Loans (after application of principal payments received on or before the date of substitution of any Eligible Substitute Mortgage Loans as of the date of substitution) over (ii) the Principal Balance of such Eligible Substitute Mortgage Loans and (b) the greater of (x) accrued and unpaid interest (accruing at the Loan Rate for such Defective Mortgage
Loan) on such excess through the Due Period relating to the Payment Date for which such Substitution Adjustment will be included as part of Available Funds and (y) 30 days' interest on such excess calculated on a 360-day year in each case at the Loan Rate (or Net Loan Rate if the Seller is the Servicer) and (c) if the Servicer is not the Seller, the amount of any unreimbursed Servicing Advances made by the Servicer with respect to such Defective Mortgage Loan and
(d) the amounts referred to in clauses (iii)(y) and (iv) of the definition of Purchase Price in respect of such Defective Mortgage Loan.

         Supplemental Interest Payment: With respect to any Payment Date, the lesser of (x) the Cap Contract Payment for such Payment Date and (y) the excess of (a) all amounts in respect of interest accrued on the Class A Notes at the Class A Note Rate, and on the Senior Interest Participation at the Senior Interest Participation Rate for such Payment Date over (b) interest accrued on the Mortgage Loans during the related Due Period, less the sum of
(i) the Servicing Fee for such Payment Date, (ii) the Indenture Trustee Fee for such Payment Date, (iii) the Owner Trustee Fee for such Payment Date, and
(iv) the monthly premium owed to the Insurer for such Payment Date.

         Supplemental Mortgage Loan Schedule:  As defined in Section 2.06(b).

         Support Agreement: The Agreement between the Seller and [    ] dated as
of [    ], pursuant to which [    ] ensures performance by the Servicer of the
obligation to deposit certain amounts in the Collection Account pursuant to
Section 4.04.

         Telerate Screen Page 3750: The display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks).

         Termination Price:  As defined in Section 8.01(b).

         Transaction Documents: This Agreement, the Mortgage Loan Purchase Agreement, the Insurance Agreement, the Administration Agreement, the Trust Agreement and the Indenture.

         Transferor: [      ], or any such permitted holder of the Transferor
Interest and the Senior Interest Participation.

         Transferor Interest: The Transferor Interest issued pursuant to the Trust Agreement.

         Trigger Event: As defined in Section 6.01 of the Insurance and Reimbursement Agreement.

         Trust: The trust created by the Trust Agreement, the corpus of which consists of the Mortgage Loans and Mortgage Files, such other assets as shall from time to time be identified as deposited in the Collection Account and the Distribution Account in accordance with this Agreement, property that secured a Mortgage Loan and that has become REO Property, the interest of the Seller in certain hazard insurance policies (including any Insurance Proceeds) maintained by the Mortgagors or the Servicer in respect of the Mortgage Loans, the Insurance Policy, and Seller's rights under the Mortgage Loan Purchase Agreement and the Support Agreement, and all proceeds of each of the foregoing.

         Trust Agreement: The Trust Agreement dated as of [    ], among [  ], as
Seller, the Seller and the Owner Trustee.

         UCC: The Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

         Underwriters: [     ], [      ], and [    ], as underwriters of the
[     ]Home Equity Loan Asset-Backed Notes, Series [     ].

         Section 1.02 Other Definitional Provisions.

         (a) Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Indenture and the Trust Agreement, as applicable.

         (b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

         (c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

         (d) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Article, Section, Schedule and Exhibit references contained in this Agreement are references to Articles, Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation."

         (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine genders of such terms.

         (f) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

         Section 1.03 Interest Calculations.

         All calculations of interest that are made in respect of the Principal Balance of a simple interest Mortgage Loan shall be made on the basis of a 365-day year and the actual number of days elapsed. The Monthly Interest Distributable Amount in respect of the Class A Notes, and the Premium Amount shall be calculated on the basis of a 360-day year and the actual number of days elapsed. The Senior Interest Participation Rate shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. The calculation of the Servicing Fee, the Indenture Trustee Fee and the Owner Trustee Fee shall be made on the basis of a 360-day year consisting of twelve 30-day months. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded down.

                                  ARTICLE II.

                       CONVEYANCE OF THE MORTGAGE LOANS

         Section 2.01 Conveyance of the Mortgage Loans.

         (a) The Seller, concurrently with the execution and delivery of this Agreement, does hereby transfer, assign, set over and otherwise convey to the Trust without recourse (subject to Sections 2.02 and 2.04) all of its right, title and interest in and to (i) each Mortgage Loan and the related Mortgage File, including its Cut-Off Date Principal Balance and all collections in respect of interest and principal received after the Cut-Off Date; (ii) property that secured a Mortgage Loan that is acquired by foreclosure or deed in lieu of foreclosure; (iii) its rights under the insurance policies in respect of the Mortgage Loans (including any Insurance Proceeds); (iv) amounts on deposit in the Collection Account and the Distribution Account; (v) its rights under the Mortgage Loan Purchase Agreement (excluding its rights to indemnification under the indemnification provisions thereof) and the Support Agreement; (vi) all other assets included or to be included in the Trust for the benefit of the Class A Noteholders, the Transferor in respect of the Senior Interest Participation and the Insurer and (vii) any and all proceeds of the foregoing. In addition, on or prior to the Closing Date, the Seller shall cause the Insurer to deliver the Insurance Policy to the Indenture Trustee for the benefit of the Class A Noteholders and the Senior Interest Participation.

         In connection with such transfer, assignment, sale and conveyance by the Seller, the Seller shall deliver to, and deposit with, the Indenture Trustee (or its designee), on or before the Closing Date, the following documents or instruments with respect to each Mortgage Loan (the "Related Documents") and the Mortgage Loan Schedule in computer readable format:

                  (i) the original Mortgage Note, endorsed in blank, with all intervening endorsements showing a complete chain of title from the originator of such Mortgage Loan to the Seller;

                  (ii)the original Mortgage, with evidence of recording thereon, provided that if the original Mortgage has been delivered for recording to the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located but has not yet been returned to the Seller by such recording office, the Seller shall deliver to the Indenture Trustee a certified true copy of such original Mortgage so certified by the Seller, together with a certificate of the Seller certifying that such original Mortgage has been so delivered to such recording office; in all such instances, the Seller shall deliver or cause to be delivered the original recorded Mortgage to the Indenture Trustee promptly upon receipt of the original recorded Mortgage;

                  (iii) the  original Assignment of Mortgage, from the  Seller
         to   "[               ], as Indenture Trustee for [     ]Home  Equity
         Loan Trust [       ]", which  assignment shall be in form and
         substance acceptable for recording;

                  (iv)the original attorney's opinion of title or the original policy of title insurance, provided that if any such original policy of title insurance has not yet been received by the Seller, the Seller may have delivered to the Indenture Trustee a copy of such policy or a title insurance binder or commitment for the issuance of such policy;

                  (v) originals of all intervening assignments of Mortgage, with evidence of recording thereon, showing a complete chain of title from the originator to the Seller, provided that if any such original intervening assignment of Mortgage has been delivered for recording to the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located but has not yet been returned to the Seller by such recording office, the Seller shall have delivered to the Indenture Trustee a certified true copy of such original assignment of Mortgage so certified by the Seller, together with a certificate of the Seller certifying that such original assignment of Mortgage has been so delivered to such recording office; in all such instances, the Seller shall deliver or cause to be delivered any such original assignments to the Indenture Trustee promptly upon receipt thereof; and

                  (vi)originals of all assumption and modification agreements, if any.

         The Seller hereby confirms to the Owner Trustee, the Indenture Trustee and the Insurer that it has made the appropriate entries in its general accounting records, to indicate that such Mortgage Loans have been transferred to the Trust and constitute part of the Trust in accordance with the terms of the Trust. The Servicer hereby confirms to the Owner Trustee, the Indenture Trustee and the Insurer that it has clearly and unambiguously made appropriate entries in its general accounting records indicating that such Mortgage Loans constitute part of the Trust and are serviced by it on behalf of the Trust in accordance with the terms hereof.

         Within 30 days of the Closing Date, the Seller, at its expense, shall send or cause to be sent for recording the Assignments of Mortgage in favor of the Indenture Trustee in the appropriate real property or other records (which may be a blanket assignment if permitted by applicable law), except as to those non-recordation states referred to in the third succeeding sentence. The Indenture Trustee shall be required to retain a copy of each Assignment of Mortgage submitted for recording. In the event that any such Assignment of Mortgage is lost or returned unrecorded because of a defect therein, the Seller, at its own expense, shall promptly prepare a substitute Assignment of Mortgage or cure such defect, as the case may be, and thereafter the Seller shall be required to submit each such Assignment of Mortgage for recording. With respect to any non-recordation state, the Seller may provide to the Indenture Trustee and the Insurer (and to each Rating Agency, in the case of any state in which 10% or more by Principal Balance as of the Cut-Off Date of the Mortgaged Properties are located), an Opinion of Counsel in a form reasonably acceptable to the Indenture Trustee and the Insurer (and, where applicable, to each Rating Agency), to the effect that, as to any Mortgage Loan with respect to which the related Mortgaged Property is located in such state, recordation of an Assignment of Mortgage in such state is not necessary to transfer title to the related Mortgage Note to the Trust or to pledge to the Indenture Trustee the Trust's rights under such Mortgage Note in respect of which the Mortgaged Property is located in such state; provided, however, if the Servicer is terminated pursuant to Section 7.01, any Assignments of Mortgage that have not been previously recorded in favor of the Indenture Trustee shall be submitted for recordation at the expense of the Seller within 30 days of such termination. Any failure of the Seller to comply with this Section shall result in the obligation of the Seller to purchase such Mortgage Loans pursuant to the provisions of Section 2.02 or substitute for the related Mortgage Loans pursuant to the provisions of Section 2.06.

         It is the express intent of the parties hereto that the conveyance of the Mortgage Loans and the other property described above by the Seller to the Trust, as provided in this Agreement, be, and be construed as, a sale of all of the Seller's right, title and interest in the Mortgage Loans and the other property described above by the Seller to the Trust. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans and the other property described above by the Seller to the Trust to secure a debt or other obligation of the Seller. However, in the event, that notwithstanding the intent of the parties, the Mortgage Loans and the other property described above are held to be property of the Seller, or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans and the other property described above, then,
(a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code in effect in the applicable state; and (b) the Seller hereby grants to the Trust a security interest in and to all of the Seller's right, title, and interest, whether now owned or hereafter acquired, in and to:

                                    (I) All accounts, contract rights, general
                  intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, certificated securities and uncertificated securities consisting of, arising from or relating to any of the property described in (A) through (F) below: (A) each Mortgage Loan, including (a) the Mortgage File, including the Mortgage Note and the related Mortgage and (b) its Principal Balance and all collections in respect thereof received after the Cut-Off Date, identified on the Mortgage Loan Schedule, including all Eligible Substitute Mortgage Loans; (B) its rights under the Mortgage Loan Purchase Agreement and the Support Agreement; (C) property that secured a Mortgage Loan that is acquired by foreclosure or deed in lieu of foreclosure; (D) its rights under the insurance policies in respect of the Mortgage Loans (including any Insurance Proceeds); (E) amounts on deposit in the Collection Account and the Distribution Account; and
                  (F) all other assets included or to be included in the Trust for the benefit of the Class A Noteholders, the Transferor in respect of the Senior Interest Participation and the Insurer; and

                                    (II) All proceeds of the collateral
                  described in (I);

         (b) The possession by the Indenture Trustee or its designee, of Mortgage Files, including the Mortgage Notes and the Mortgages and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be "possession by the secured party," or possession by a purchaser or a person designated by him or her, for purposes of perfecting the security interest pursuant to the UCC (including, without limitation, Sections 9-305, 8-313 or 8-321 thereof) as in force in the relevant jurisdiction; and notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Indenture Trustee or its designee for the purpose of perfecting such security interest under applicable law. The Seller, the Servicer and the Indenture Trustee, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the proceeds thereof, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. In connection herewith, the Trust shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction.

         (c) The Indenture Trustee agrees to execute and deliver on the Closing Date an acknowledgment of receipt of, for each Mortgage Loan, the items required to be delivered by the Seller pursuant to Section 2.01(a) (i) through (vi). The Indenture Trustee agrees, for the benefit of Class A Noteholders, the Transferor in respect of the Senior Interest Participation and the Insurer, within 30 days after execution and delivery of this Agreement, to review the Mortgage Files to ascertain that all required documents set forth in paragraphs (i) through (vi) of Section 2.01(a) have been executed and received, and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule and that the Mortgage Notes have been endorsed as set forth in Section 2.01(a), and in so doing the Indenture Trustee may rely on the purported due execution and genuineness of any signature thereon. If within such 30-day period the Indenture Trustee finds any document constituting a part of a Mortgage File not to have been executed or received or to be unrelated to the Mortgage Loans identified in said Mortgage Loan Schedule or, if in the course of its review, the Indenture Trustee determines that such Mortgage File is otherwise defective in any material respect, the Indenture Trustee shall promptly upon the conclusion of such review notify the Seller and the Insurer, and the Seller shall have a period of 90 days after such notice within which to correct or cure any such defect; provided, however, that if such defect shall not have been corrected or cured within such 90-day period due primarily to the failure of the related office of real property or other records to return any document constituting a part of a Mortgage File, the Seller shall so notify the Indenture Trustee and the Insurer in writing and the period during which such defect may be corrected or cured shall be extended until such time as any such documents are returned from such related office (in no event, however, will such period extend beyond one (1) year from the date of discovery of such defect); provided that prior to any such extension the Seller shall deliver to the Indenture Trustee a true copy of such document certified by the Seller to be a true and correct copy, the original of which has been transmitted for recordation.

         The Indenture Trustee shall have no responsibility for reviewing any Mortgage File except as expressly provided in this Section 2.01. In reviewing any Mortgage File pursuant to this Section, the Indenture Trustee shall have no responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form (except, if applicable, to determine if the Indenture Trustee is the assignee or endorsee), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction, whether any Person executing any document is authorized to do so or whether any signature thereon is genuine, but shall only be required to determine whether a document has been executed, that it appears to be what it purports to be, and, where applicable, that it purports to be recorded.

         Section 2.02 Acceptance by Indenture Trustee.

         (a) The Indenture Trustee hereby acknowledges its receipt of the Insurance Policy and the sale and assignment of the Mortgage Loans, and, subject to the review and period for delivery provided for in Section 2.01, the Mortgage Files, and declares that the Indenture Trustee will hold such documents and all amounts received by it under the Indenture in trust, upon the terms herein set forth, for the use and benefit of all present and future Class A Noteholders and the Transferor in respect of the Senior Interest Participation and the Insurer.

         (b) If the Seller is given notice under Section 2.01(c) and if the Seller does not correct or cure such omission or defect within the 90-day period specified in Section 2.01(c), the Seller shall purchase such Mortgage Loan from the Trust or substitute an Eligible Substitute Mortgage Loan for such Mortgage Loan on the Determination Date in the month following the month in which such 90-day period expired at the Purchase Price of such Mortgage Loan or, in the case of a substitution, in accordance with Section 2.06. The Purchase Price and any Substitution Adjustments for the purchased Mortgage Loan shall be deposited in the Collection Account on the Determination Date immediately following such 90-day period; provided that the Indenture Trustee shall remit to the Seller or the Insurer, as applicable, the portion of the amount, if any, of the Purchase Price referred to in clause (iv) of the definition thereof to the extent such amount is incurred by or imposed on the Seller or the Insurer and, upon receipt by the Indenture Trustee of written notification of such deposit signed by an officer of the Seller, the Indenture Trustee shall release to the Seller the related Mortgage File and the Indenture Trustee shall execute and deliver such instruments of transfer or assignment, prepared by and at the expense of the Seller, in each case without recourse, representation or warranty as shall be necessary to vest in the Seller or its designee any Mortgage Loan released pursuant hereto. It is understood and agreed that the obligation of the Seller to purchase any Mortgage Loan or substitute an Eligible Substitute Mortgage Loan for such Mortgage Loan as to which a material defect in or omission of a constituent document exists shall constitute the sole remedy against the Seller respecting such defect or omission available to the Insurer, the Noteholders, the Indenture Trustee, the Owner Trustee or the Transferor.

         The Servicer, promptly following the transfer of (i) a Defective Mortgage Loan from or (ii) an Eligible Substitute Mortgage Loan to the Trust pursuant to this Section and Section 2.06, as the case may be, shall amend the Mortgage Loan Schedule and make appropriate entries in its general account records to reflect such transfer and the addition of any Eligible Substitute Mortgage Loan, if applicable.

         Section 2.03 Representations and Warranties Regarding the Seller and the Servicer. The Seller and Servicer each represent and warrant each as to itself that, as of the Closing Date:

                  (i) Each of the Seller and the Servicer is duly organized, validly existing and in good standing under the laws of its state of incorporation and has the power and authority to own its assets and to transact the business in which it is currently engaged. Each of the Seller and the Servicer is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on (a) its business, properties, assets or condition (financial or other), (b) its performance of its obligations under this Agreement, (c) the value or marketability of the Mortgage Loans or (d) the ability to foreclose on the related Mortgaged Properties;

                  (ii)Each of the Seller and the Servicer has the power and authority to make, execute, deliver and perform this Agreement and to consummate all of the transactions contemplated under this Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute its legal, valid and binding obligation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies;

                  (iii) Each of the Seller and the Servicer holds all necessary licenses, certificates and permits from all government authorities necessary for conducting its business as it is presently conducted. It is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consents, licenses, approvals or authorizations, or registrations or declarations, as shall have been obtained or filed, as the case may be, prior to the Closing Date;

                  (iv)The execution, delivery and performance of this Agreement by it will not conflict with or result in a breach of, or constitute a default under, any provision of any existing law or regulation or any order or decree of any court applicable to the Seller or the Servicer or any of its properties or any provision of its Articles of Incorporation or Bylaws, or constitute a material breach of, or result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to, any mortgage, indenture, contract or other agreement to which it is a party or by which it may be bound;

                  (v) No certificate of an officer, statement furnished in writing or report delivered pursuant to the terms hereof by the Seller or the Servicer contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading;

                  (vi)The transactions contemplated by this Agreement are in the ordinary course of the Seller's and the Servicer's business;

                  (vii) Neither the Seller nor the Servicer is insolvent, nor will the Seller or the Servicer be made insolvent by the transfer of the Mortgage Loans, nor is the Seller or the Servicer aware of any pending insolvency;

                  (viii) Neither the Seller nor the Servicer is in violation of, and the execution and delivery of this Agreement by it and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the Seller's and the Servicer's condition (financial or otherwise) or operations or any of the Seller's and the Servicer's properties or materially and adversely affect the performance of any of its duties hereunder;

                  (ix)There are no actions or proceedings against, or investigations of it, pending or, to its knowledge, threatened, before any court, administrative agency or other tribunal (A) that, if determined adversely, would prohibit the Seller or the Servicer from entering into this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (C) that, if determined adversely, would prohibit or materially and adversely affect the Seller's and the Servicer's performance of any of their respective obligations under, or the validity or enforceability of, this Agreement;

                  (x) The Servicer represents and warrants that the collection practices used by the Servicer with respect to the Mortgage Loans have been, in all material respects, legal, proper, prudent and customary in the home equity mortgage servicing business;

                  (xi)The Servicer represents and warrants that it believes that the Servicing Fee Rate provides a reasonable level of base compensation to the Servicer for servicing the Mortgage Loans on the terms set forth herein;

                  (xii) The Seller represents and warrants that it did not sell the Mortgage Loans to the Seller as Purchaser under the Mortgage Loan Purchase Agreement with any intent to hinder, delay or defraud any of its creditors; and the Seller will not be rendered insolvent as a result of the sale of the Mortgage Loans to the Seller as Purchaser under the Mortgage Loan Purchase Agreement;

                  (xiii) The Seller represents and warrants that it acquired title to the Mortgage Loans in good faith, without notice of any adverse claim; and

                  (xiv) The Seller represents and warrants that the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to the Mortgage Loan Purchase Agreement and this Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

                  (xv)The senior, long-term unsecured debt of [ ] is currently rated at least "A" by Standard & Poor's and "A1" by Moody's and it has no knowledge of any proposed downgrade of such ratings or any reason therefor.

         (b) The representations and warranties set forth in this Section 2.03 shall survive the sale and assignment of the Mortgage Loans to the Trust. Upon discovery of a breach of any representations and warranties which materially and adversely affects the interests of the Indenture Trustee, the Class A Noteholders or the Insurer, the Person discovering such breach shall give prompt written notice to the other parties and to the Insurer. Within 60 days of its discovery or its receipt of notice of breach, or, with the prior written consent of a Responsible Officer of the Indenture Trustee and the Insurer, such longer period specified in such consent, the Seller or the Servicer, as appropriate, shall cure such breach in all material respects.

         Section 2.04 Representations and Warranties of the Seller Regarding the Mortgage Loans. (a) The Seller hereby represents and warrants to the Trust, Indenture Trustee, on behalf of the Class A Noteholders and the Insurer as follows as of the Closing Date, unless otherwise specifically set forth herein:

                  (i) The information with respect to each Mortgage Loan set forth in the Mortgage Loan Schedule is complete, true and correct in all material respects as of the Cut-Off Date;

                  (ii)As of the Closing Date, for each Mortgage Loan, the related Mortgage File contains each of the documents and instruments specified to be included therein;

                  (iii) Each Mortgaged Property is improved by a residential dwelling, which does not include cooperatives or mobile homes and does not constitute other than real property under state law;

                  (iv)Each Mortgage Loan is being serviced by the Servicer or one or more Subservicers;

                  (v) Each Mortgage Loan is a closed-end home equity loan and all amounts due under the related Mortgage Note have been advanced. As of the Cut-Off Date, Mortgage Loans constituting not more than approximately [ ]% of the Cut-Off Date Pool Principal Balance are Balloon Loans. Each Balloon Loan has an original term to maturity of 15 years and an amortization schedule based on 30 years. Each other Mortgage Note provides for Monthly Payments which, if timely paid on the Due Date therefor, are sufficient to fully amortize the principal balance of such Mortgage Note on or before its maturity date;

                  (vi)The Mortgage Note related to each Mortgage Loan bears a fixed Loan Rate and there is only one original of each Mortgage Note;

                  (vii)    No Mortgage Loan is a construction loan;

                  (viii) Each Mortgage is a valid and subsisting first or second lien of record on the Mortgaged Property subject, in the case of any second Mortgage Loan, only to a First Lien on such Mortgaged Property and subject in all cases to the exceptions to title set forth in the title insurance policy with respect to the related Mortgage Loan, which exceptions are generally acceptable to second mortgage lending companies, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage;

                  (ix)Except with respect to liens released immediately prior to the transfer herein contemplated, each Mortgage Note and related Mortgage have not been assigned or pledged and immediately prior to the transfer and assignment herein contemplated, the Seller held good, marketable and indefeasible title to, and was the sole owner and holder of, each Mortgage Loan subject to no liens, charges, mortgages, claims, participation interests, equities, pledges or security interests of any nature, encumbrances or rights of others (collectively, a "Lien"); the Seller has full right and authority under all governmental and regulatory bodies having jurisdiction over the Seller, subject to no interest or participation of, or agreement with, any party, to sell and assign the same pursuant to this Agreement; and immediately upon the transfer and assignment herein contemplated, the Seller shall have transferred all of its right, title and interest in and to each Mortgage Loan to the Purchaser (or its assignee) and the Purchaser (or its assignee) will hold good, marketable and indefeasible title, to, and be the sole owner of, each Mortgage Loan subject to no Liens;

                  (x) None of the Mortgage Loans was 30 or more days delinquent as of the Cut-Off Date;

                  (xi)To the best of its knowledge, there is no delinquent tax, fee or assessment lien on any Mortgaged Property, and each Mortgaged Property is free of material damage and is in good repair;

                  (xii) No Mortgage Loan is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of any Mortgage Note or Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

                  (xiii) There is no mechanics' lien or claim for work, labor or material affecting any Mortgaged Property which is or may be a lien prior to, or equal or coordinate with, the lien of the related Mortgage, and no rights are outstanding that under law could give rise to such a lien except those which are insured against by the title insurance policy referred to in paragraph (xv) below;

                  (xiv) Each Mortgage Loan at the time it was made complied with, and each Mortgage Loan at all times was serviced in compliance with, in each case, in all material respects, applicable state and federal laws and regulations, including, without limitation, usury, equal credit opportunity, consumer credit, truth-in-lending and disclosure laws;

                  (xv)With respect to each Mortgage Loan, a lender's title insurance policy, issued in standard American Land Title Association or California Land Title Association form, or other form acceptable in a particular jurisdiction, by a title insurance company authorized to transact business in the state in which the related Mortgaged Property is situated, together with a condominium endorsement, if applicable, in an amount at least equal to the original principal balance of such Mortgage Loan insuring the Seller and its successor's and assignees' interest under the related Mortgage Loan as the holder of a valid first or second mortgage lien of record on the real property described in the Mortgage, subject only to the exceptions of the character referred to in paragraph (viii) above, was valid and in full force and effect on the date of the origination of such Mortgage Loan and as of the Closing Date;

                  (xvi) The improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage representing coverage described in Sections 3.04 and 3.05;

                  (xvii) A flood insurance policy is in effect with respect to each Mortgaged Property with a generally acceptable carrier in an amount representing coverage described in Sections 3.04 or 3.05, if and to the extent required by Sections 3.04 or 3.05;

                  (xviii) Each Mortgage and Mortgage Note is the legal, valid and binding obligation of the related Mortgagor and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law), and all parties to each Mortgage Loan and the Mortgagee had full legal capacity to execute all Mortgage Loan documents and to convey the estate therein purported to be conveyed. The Mortgagor is a natural person who is a party to the Mortgage Note and the Mortgage in an individual capacity, and not in the capacity of a trustee or otherwise;

                  (xix) The Seller has directed the Servicer to perform any and all acts required to be performed to preserve the rights and remedies of the Indenture Trustee in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of the Indenture Trustee;

                  (xx)As of the Cut-Off Date, no more than [ ]% of the Mortgage Loans (by the Cut-Off Date Pool Principal Balance) are secured by Mortgaged Properties located within any single zip code area. As of the Cut-Off Date, at least [ ]% of the Cut-Off Date Pool Principal Balance is secured by Mortgaged Properties that are owner-occupied residences, based on representations by the related Mortgagors;
                  (xxi) The terms of the Mortgage Note and the Mortgage have not been impaired, altered or modified in any material respect, except by a written instrument which has been recorded or is in the process of being recorded, if necessary, to protect the interests of the Trust, the Indenture Trustee on behalf of the Class A Noteholders, the Transferor in respect of the Senior Interest Participation and the Insurer and which has been or will be delivered to the Indenture Trustee. The substance of any such alteration or modification is reflected on the related Mortgage Loan Schedule and was approved, if required, by the related primary mortgage guaranty insurer, if any. Each original Mortgage was recorded, and all subsequent assignments of the original Mortgage have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller, or are in the process of being recorded;

                  (xxii) No instrument of release or waiver has been executed in connection with the Mortgage Loan, and no Mortgagor has been released, in whole or in part;

                  (xxiii) Other than delinquencies as described in paragraph
         (x) above, there are no defaults in complying with the terms of the Mortgage, and either (1) any taxes, governmental assessments, insurance premiums, water, sewer and municipal charges or ground rents which previously became due and owing have been paid, or (2) an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Except for payments in the nature of escrow payments, including without limitation, taxes and insurance payments, the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage Note, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage proceeds, whichever is later, to the day which precedes by one month the Due Date of the first installment of principal and interest;

                  (xxiv) There is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property, nor is such a proceeding currently occurring;

                  (xxv) To the best of the Seller's knowledge, all of the improvements which were included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Mortgaged Property;

                  (xxvi) To the best of the Seller's knowledge, no improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and the Mortgaged Property is lawfully occupied under applicable law;

                  (xxvii) The proceeds of each Mortgage Loan have been fully disbursed, and there is no obligation on the part of the mortgagee to make future advances thereunder. Any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing or recording the Mortgage Loans were paid;

                  (xxviii) Each Mortgage Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage;

                  (xxix) No Mortgage Loan was originated under a buydown plan and, as of the Cut-Off Date, no more than [ ]% of the Mortgage Loans (by Cut-Off Date Pool Principal Balance) are subject to the Home Ownership and Equity Protection Act of 1994;

                  (xxx) There is no obligation on the part of the Seller or any other party to make payments in addition to those made by the Mortgagor;

                  (xxxi) With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Trust, the Indenture Trustee, the Class A Noteholders or the Transferor in respect of the Senior Interest Participation to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

                  (xxxii) No Mortgage Loan has a shared appreciation feature, or other contingent interest feature;

                  (xxxiii) The related First Lien, if any, requires equal monthly payments, unless such First Lien is a graduated payment mortgage loan or a balloon loan, or if it bears an adjustable interest rate, the monthly payments for the related First Lien may be adjusted no more frequently than monthly;

                  (xxxiv) Either (i) no consent for the Mortgage Loan is required by the holder of the related First Lien or (ii) such consent has been obtained and is contained in the Mortgage File;

                  (xxxv) To the best of the Seller's knowledge, no Mortgaged Property was, as of the Cut-Off Date, located within a one-mile radius of any site listed in the National Priorities List as defined under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or on any similar state list of hazardous waste sites which are known to contain any hazardous substance or hazardous waste;

                  (xxxvi) The maturity date of the Mortgage Loan is prior to the maturity date of the related First Lien, if any, if such First Lien provides for a balloon payment. No Mortgage Loan provides for negative amortization;

                  (xxxvii) All parties which have had any interest in the Mortgage Loan, whether as originator, mortgagee, assignee, pledgee, servicer or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2)(A) organized under the laws of such state, or (B) qualified to do business in such state, or (C) federal savings and loan associations or national banks having principal offices in such state, or (D) not doing business in such state so as to require qualification or licensing;

                  (xxxviii) The Mortgage contains a customary provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event the related security for the Mortgage Loan is sold without the prior consent of the mortgagee thereunder;

                  (xxxix) Any future advances made prior to the Cut-Off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the related Mortgage Loan Schedule. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan. The Mortgage Note does not permit or obligate the Seller to make future advances to the Mortgagor at the option of the Mortgagor;

                  (xl)The Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial or non-judicial foreclosure. There is no homestead or other exemption available to the Mortgagor which would materially interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

                  (xli) There is no default, breach, violation or event of acceleration existing under any Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and the Seller has not waived any default, breach, violation or event of acceleration;

                  (xlii) All parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage have been duly and properly executed by such parties;

                  (xliii) All amounts received after the Cut-Off Date with respect to the Mortgage Loans to which the Seller is not entitled have been deposited into the Collection Account and are, as of the Closing Date, in the Collection Account;

                  (xliv) All of the Mortgage Loans were originated in accordance with the underwriting criteria set forth in the Prospectus Supplement;

                  (xlv) Each Mortgage Loan conforms, and all such Mortgage Loans in the aggregate conform in all material respects to the description thereof set forth in the Prospectus Supplement; each Mortgage Note and Mortgage is in substantially one of the forms attached as Exhibit H and Exhibit I hereto;

                  (xlvi) The Mortgage Loans were not selected by the Seller for inclusion in the Trust on any basis intended to adversely affect the Trust or the Insurer;

                  (xlvii) A full appraisal on forms approved by FNMA or FHLMC was performed in connection with the origination of each Mortgage Loan. Each appraisal meets guidelines that would be generally acceptable to prudent mortgage lenders that regularly originate or purchase mortgage loans comparable to the Mortgage Loans for sale to prudent investors in the secondary market that invest in mortgage loans such as the Mortgage Loans;

                  (xlviii) Each hazard insurance policy required to be maintained under Section 3.04 with respect to the Mortgage Loan is a valid, binding, enforceable and subsisting insurance policy of its respective kind and is in full force and effect;

                  (xlix)   Each Mortgage Loan was originated by the Seller;

                  (l) Each Mortgaged Property is located in the state identified on the related Mortgage Loan Schedule and consists of a single parcel of real property with a one-family residence erected thereon, or an attached or detached or semi-detached two- to four-family dwelling, or an individual condominium unit in a low-rise condominium, or an individual unit in a planned unit development. With respect to the Mortgage Loans, as of the Cut-Off Date (a) no more than [ ]% of the Mortgage Loans (by Cut-Off Date Pool Principal Balance), are secured by real property improved by two- to four-family dwellings, (b) no more than [ ]% of the Mortgage Loans (by Cut-Off Date Pool Principal Balance), are secured by real property improved by individual condominium units and units in a planned unit development, (c) at least [ ]% of the Mortgage Loans (by Cut-Off Date Pool Principal Balance), are secured by real property with a detached one-family residence erected thereon and (d) no more than [ ]% of the Mortgage Loans (by Cut-Off Date Pool Principal Balance), are secured by real property with an attached one-family residence erected thereon;

                  (li)As of the Cut-Off Date, no Mortgage Loan had a Combined Loan-to-Value Ratio at the time of origination of more than
         [         ]%;

                  (lii) As of the Cut-Off Date, no more than [ ]% of the Mortgage Loans (by Cut-Off Date Pool Principal Balance), are secured by Mortgaged Properties that are non-owner occupied properties. The Mortgaged Property is lawfully occupied under applicable law;

                  (liii)   As of the Cut-Off Date, each Mortgage Loan was
         originated after [           ];

                  (liv) As of the Closing Date, the Seller has not received a notice of default of a First Lien which has not been cured;

                  (lv)None of the Mortgage Loans are subject to a bankruptcy proceeding; and

                  (lvi) Each Mortgage Loan, at the time it was originated, had a Conforming Original Principal Balance.

                  (lvii) Each of the documents and instruments included in a Mortgage File is duly executed and in due and proper form and each such document or instrument is in a form generally acceptable to prudent institutional mortgage lenders that regularly originate or purchase mortgage loans similar to the Mortgage Loans.

         With respect to the representations and warranties set forth in this Section that are made to the best of the Seller's knowledge or as to which the Seller has no knowledge, if it is discovered by the Seller, the Owner Trustee, the Servicer, the Insurer or the Indenture Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan then, notwithstanding the Seller's lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty and with respect to any breach of such representation or warranty or of any other representation or warranty, the Seller shall cure, repurchase or substitute in accordance with this Agreement.

         It is understood and agreed that the representations and warranties set forth in this Section shall survive delivery of the respective Mortgage Files to the Indenture Trustee and the termination of the rights and obligations of the Servicer pursuant to Section 6.04 or 7.01 herein. Upon discovery by the Seller, the Servicer, the Insurer, the Indenture Trustee or the Owner Trustee of a breach of any of the foregoing representations and warranties, without regard to any limitation set forth therein concerning the knowledge of the Seller as to the facts stated therein, which materially and adversely affects the value of the related Mortgage Loan or the interests of the Trust, the Class A Noteholders, the Transferor in respect of the Senior Interest Participation or the Insurer in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties and the Insurer. Within 60 days of its discovery or its receipt of notice of breach, the Seller shall use all reasonable efforts to cure such breach in all material respects and if such breach is not cured by the end of such 60-day period, the Seller shall purchase such Mortgage Loan from the Trust or substitute an Eligible Substitute Mortgage Loan, as provided in Section 2.06 below, for such Mortgage Loan. Any such purchase by the Seller shall be at the Purchase Price and in each case shall be accomplished in the manner set forth in Section 2.02 herein. It is understood and agreed that the obligation of the Seller to cure, substitute or purchase any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedy against the Seller respecting such breach available to Class A Noteholders, the Senior Interest Participation, the Owner Trustee, the Insurer and the Indenture Trustee on behalf of Class A Noteholders and the Transferor in respect of the Ownership Interest.

         Section 2.05 Representations and Warranties of the Seller. The Seller represents and warrants to the Trust and the Indenture Trustee on behalf of the Class A Noteholders and the Insurer as follows:

                  (i) This Agreement constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

                  (ii)Immediately prior to the transfer by the Seller to the Trust of each Mortgage Loan, the Seller had good and equitable title to each Mortgage Loan (insofar as such title was conveyed to it by the Seller) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

                  (iii) As of the Closing Date, the Seller has transferred all right, title and interest in the Mortgage Loans to the Trust;

                  (iv)The Seller has not transferred the Mortgage Loans to the Trust with any intent to hinder, delay or defraud any of its creditors; and

                  (v) The Seller has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with full corporate power and authority to own its assets and conduct its business as presently being conducted.

         Section 2.06 Substitution of Mortgage Loans. (a) On a Determination Date which is on or before the date on which the Seller would otherwise be required to repurchase a Mortgage Loan under Section 2.02 or 2.04, the Seller may deliver to the Indenture Trustee one or more Eligible Substitute Mortgage Loans in substitution for any one or more of the Defective Mortgage Loans which the Seller would otherwise be required to repurchase pursuant to Sections 2.02 or 2.04. In connection with any such substitution, the Seller shall calculate the Substitution Adjustment, if any, and shall deposit such amount to the Collection Account by 12:00 p.m. New York City time on the third Business Day prior to the Payment Date in the month succeeding the calendar month in which the related cure period expired.

         (b) The Seller shall notify the Servicer, the Insurer and the Indenture Trustee in writing not less than five Business Days before the related Determination Date which is on or before the date on which the Seller would otherwise be required to repurchase such Mortgage Loan pursuant to
Section 2.02 or 2.04 of its intention to effect a substitution under this
Section 2.06. On such Determination Date (the "Substitution Date"), the Seller shall deliver to the Insurer and the Indenture Trustee (1) the Eligible Substitute Mortgage Loans to be substituted for the Defective Mortgage Loans,
(2) a list of the Defective Mortgage Loans to be substituted for by such Eligible Substitute Mortgage Loans, (3) an Officer's Certificate (A) stating that no Event of Servicing Termination shall have occurred and be continuing,
(B) stating that the aggregate Principal Balance of all Eligible Substitute Mortgage Loans (determined with respect to each Eligible Substitute Mortgage Loan as of the Determination Date on which it was substituted) including the principal balance of Eligible Substitute Mortgage Loans being substituted on such Determination Date does not exceed an amount equal to 5% of the Cut-Off Date Pool Principal Balance, (C) stating that all conditions precedent to such substitution specified in subsection (a) have been satisfied and attaching as an exhibit a supplemental Mortgage Loan schedule (the "Supplemental Mortgage Loan Schedule") setting forth the same type of information as appears on the Mortgage Loan Schedule and representing as to the accuracy thereof and (D) confirming that the representations and warranties contained in Section 2.04 are true and correct in all material respects with respect to the Eligible Substitute Mortgage Loans on and as of such Determination Date, provided that remedies for the inaccuracy of such representations are limited as set forth in Sections 2.02, 2.04 and this Section 2.06 and (4) a certificate stating that cash in the amount of the related Substitution Adjustment, if any, has been deposited to the Collection Account; provided that the Indenture Trustee shall remit to the Seller or the Insurer, as applicable, the portion of the amount, if any, of the Substitution Adjustment referred to in clause (d) of the definition thereof to the extent such amount is incurred by or imposed on the Seller or the Insurer. Upon receipt of the foregoing, the Indenture Trustee shall release such Defective Mortgage Loans to the Seller without recourse, representation or warranty.

         (c) Concurrently with the satisfaction of the conditions set forth in Sections 2.06(a) and (b) above and the transfer of such Eligible Substitute Mortgage Loans to the Indenture Trustee on behalf of the Trust pursuant to
Section 2.06(a), Exhibit A to this Agreement shall be deemed to be amended to exclude all Mortgage Loans being replaced by such Eligible Substitute Mortgage Loans and to include the information set forth on the Supplemental Mortgage Loan Schedule with respect to such Eligible Substitute Mortgage Loans, and all references in this Agreement to Mortgage Loans shall include such Eligible Substitute Mortgage Loans and be deemed to be made on or after the related substitution date, as the case may be, as to such Eligible Substitute Mortgage Loans.

         (d) As to any Eligible Substitute Mortgage Loan or Loans, the Seller shall cause to be delivered to the Indenture Trustee with respect to such Eligible Substitute Mortgage Loan or Loans such documents and agreements as are required to be held by the Indenture Trustee in accordance with Section
2.01. For any Due Period during which the Seller purchases one or more Defective Mortgage Loans, the Servicer shall determine the amount that shall be deposited by the Seller in the Collection Account at the time of substitution. Any amounts received in respect of the Eligible Substitute Mortgage Loan or Loans during the Due Period in which the circumstances giving rise to such substitution occur shall not be a part of the Trust and shall not be deposited by the Servicer in the Collection Account. All amounts received by the Servicer during the Due Period in which the circumstances giving rise to such substitution occur in respect of any Defective Mortgage Loan so removed by the Indenture Trustee shall be deposited by the Servicer in the Collection Account. Upon such substitution, the Eligible Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have made with respect to such Eligible Substitute Mortgage Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in Section 2.04. The procedures applied by the Seller in selecting each Eligible Substitute Mortgage Loan shall not be materially adverse to the interests of the Indenture Trustee, the Class A Noteholders, the Transferor in respect of the Senior Interest Participation or the Insurer.

         Section 2.07 Tax Treatment. It is the intention of the Seller and the Class A Noteholders that the Class A Notes will be indebtedness for federal, state and local income and franchise tax purposes and for purposes of any other tax imposed on or measured by income. The terms of this Agreement shall be interpreted to further the intent of the parties hereto. The Seller, the Indenture Trustee and each Class A Noteholder (or Class A Note Owner) by acceptance of its Class A Note (or, in the case of a Class A Note Owner, by virtue of such Class A Note Owner's acquisition of a beneficial interest therein) agrees to treat the Class A Note (or beneficial interest therein), for purposes of federal, state and local income or franchise taxes and any other tax imposed on or measured by income, as indebtedness secured by the Trust Estate and to report the transactions contemplated by this Agreement on all applicable tax returns in a manner consistent with such treatment. Each Class A Noteholder agrees that it will cause any Class A Note Owner acquiring an interest in a Class A Note through it to comply with this Agreement as to treatment of the Class A Notes as indebtedness for federal, state and local income and franchise tax purposes and for purposes of any other tax imposed on or measured by income. The Indenture Trustee will prepare and file all tax reports required hereunder on behalf of the Trust.

                                 ARTICLE III.

                ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

         Section 3.01 The Servicer.

         (a) The Servicer, as independent contract servicer, shall service and administer the Mortgage Loans and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement. The Servicer may enter into Subservicing Agreements for any servicing and administration of Mortgage Loans with any institution which (i) is in compliance with the laws of each state necessary to enable it to perform its obligations under such Subservicing Agreement, (ii) (x) has been designated an approved Seller-Servicer by the Federal Home Loan Mortgage Corporation ("FHLMC") or the Federal National Mortgage Association ("FNMA") for first and second mortgage loans or (y) is an affiliate of the Servicer or (z) is otherwise approved by the Insurer. The Servicer shall give written notice to the Insurer, and the Indenture Trustee prior to the appointment of any Subservicer. Any such Subservicing Agreement shall be consistent with and not violate the provisions of this Agreement and shall be in form and substance acceptable to the Insurer and the Indenture Trustee. The Servicer shall be entitled to terminate any Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement and either itself directly service the related Mortgage Loans or enter into a Subservicing Agreement with a successor subservicer which qualifies hereunder.

         (b) Notwithstanding any Subservicing Agreement or any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and primarily liable for the servicing and administering of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. For purposes of this Agreement, the Servicer shall be deemed to have received payments on Mortgage Loans when the Subservicer has received such payments. The Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Servicer by such Subservicer, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

         (c) Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the Servicer alone, and the Indenture Trustee, the Owner Trustee and Class A Noteholders and the Transferor in respect of the Ownership Interest shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 3.01(d) herein. The Servicer shall be solely liable for all fees owed by it to any Subservicer irrespective of whether the Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

         (d) In the event the Servicer shall for any reason no longer be the Servicer (including by reason of an Event of Servicing Termination), the Indenture Trustee or its designee approved by the Insurer shall thereupon assume all of the rights and obligations of the Servicer under each Subservicing Agreement that the Servicer may have entered into, unless the Indenture Trustee or designee approved by the Insurer elects to terminate any Subservicing Agreement in accordance with the terms of such Subservicing Agreement. Each Subservicing Agreement shall include the provision that such agreement may be immediately terminated by the Insurer or the Indenture Trustee in the event that the Servicer shall, for any reason, no longer be the Servicer (including termination due to an Event of Servicing Termination). In no event shall any Subservicing Agreement require the Insurer or the Indenture Trustee as Successor Servicer to pay compensation to a Subservicer or order the termination of such Subservicer. Any fee payable or expense incurred in connection with such a termination will be payable by the outgoing Servicer. If the Indenture Trustee does not terminate a Subservicing Agreement, the Indenture Trustee, its designee or the successor servicer for the Indenture Trustee shall be deemed to have assumed all of the Servicer's interest therein and to have replaced the Servicer as a party to each Subservicing Agreement to the same extent as if the Subservicing Agreements had been assigned to the assuming party, except that the Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreements with regard to events that occurred prior to the date the Servicer ceased to be the Servicer hereunder. The Servicer, at its expense and without right of reimbursement therefor, shall, upon the request of the Indenture Trustee, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreements to the assuming party.

         (e) Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Class A Noteholders, the Transferor in respect of the Ownership Interest and the Insurer, provided, however, that (unless (x) the Mortgagor is in default with respect to the Mortgage Loan, or such default is, in the judgment of the Servicer, imminent, (y) with respect to any modification lowering the Loan Rate or effecting the forgiveness of any amount owed under the Mortgage Note, or extending the final maturity date on such Mortgage Loan, the Insurer has consented to such modification and (z) such waiver, modification, postponement or indulgence would not cause a tax to be imposed on the Trust) the Servicer may not permit any modification with respect to any Mortgage Loan that would change the Loan Rate, defer or forgive the payment of any principal or interest (unless in connection with the liquidation of the related Mortgage Loan) or extend the final maturity date on the Mortgage Loan. No costs incurred by the Servicer or any Subservicer in respect of Servicing Advances shall, for the purposes of distributions to Class A Noteholders, be added to the amount owing under the related Mortgage Loan. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered to execute and deliver on behalf of the Indenture Trustee and each Class A Noteholder, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Servicer and requested in writing, the Indenture Trustee shall furnish the Servicer and, if directed by the Servicer, any Subservicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer and any such Subservicer to carry out its servicing and administrative duties under this Agreement.

         Notwithstanding anything to the contrary contained herein, the Servicer, in servicing and administering the Mortgage Loans, shall employ or cause to be employed procedures (including collection, foreclosure and REO management procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, in accordance with accepted mortgage servicing practices of prudent lending institutions servicing mortgage loans similar to the Mortgage Loans and giving due consideration to the Insurer's and the Trust's reliance on the Servicer.

         (f) On and after such time as the Indenture Trustee receives the resignation of, or notice of the removal of, the Servicer from its rights and obligations under this Agreement, and with respect to resignation pursuant to
Section 6.04 herein, after receipt by the Indenture Trustee and the Insurer of the Opinion of Counsel required pursuant to Section 6.04, the Indenture Trustee, if it so elects, and with the consent of the Insurer, shall assume all of the rights and obligations of the Servicer, subject to Section 7.02 herein. The Servicer shall, upon request of the Indenture Trustee, but at the expense of the Servicer, deliver to the Indenture Trustee, all documents and records relating to the Mortgage Loans and an accounting of amounts collected and held by the Servicer and otherwise use its best efforts to effect the orderly and efficient transfer of servicing rights and obligations to the assuming party.

         (g) The Servicer shall deliver a list of Servicing Officers to the Indenture Trustee and the Insurer on or before the Closing Date and shall revise such list from time to time, as appropriate, and shall deliver all revisions promptly to the Indenture Trustee and the Insurer.

         (h) Consistent with the terms of this Agreement, the Servicer may consent to the placing of a lien senior to that of the Mortgage on the related Mortgaged Property; provided that such senior lien secures a mortgage loan that refinances a First Lien and the combined loan-to-value ratio of the related Mortgage Loan immediately following the refinancing (based on the outstanding principal balance of the Mortgage Loan and the original principal balance of such refinanced mortgage loan) is not greater than the Combined Loan-to-Value Ratio of such Mortgage Loan as of the related Cut-Off Date.

         Section 3.02 Collection of Certain Mortgage Loan Payments.

         (a) The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it follows with respect to mortgage loans in its servicing portfolio comparable to the Mortgage Loans. Consistent with the foregoing, and without limiting the generality of the foregoing, the Servicer may in its discretion (i) waive any prepayment penalty or late payment charge or any assumption fees or other fees which may be collected in the ordinary course of servicing such Mortgage Loan and (ii) arrange with a Mortgagor a schedule for the payment of interest due and unpaid; provided that such arrangement is consistent with the Servicer's policies with respect to the mortgage loans it owns or services; provided, further, that notwithstanding such arrangement such Mortgage Loans will be included in the monthly information delivered by the Servicer to the Indenture Trustee pursuant to Section 5.03 herein.

         (b) The Servicer shall establish and maintain with [indenture trustee], a separate trust account (the "Collection Account") entitled "[ ], as Indenture Trustee, in trust for the registered holders of [ ] Home Equity Loan Asset- Backed Notes and as Paying Agent for the Transferor in respect of the Ownership Interest, as their interests may appear, Series [ ] Collection Account." The Collection Account shall be an Eligible Account. The Servicer shall on the Closing Date deposit any amounts representing payments on and any collections in respect of the Mortgage Loans received after the Cut-Off Date and prior to the Closing Date, and thereafter, subject to Section 3.02(d), deposit within two Business Days following receipt thereof, the following payments and collections received or made by it (without duplication) to the Collection Account:

                  (i) all payments received after the Cut-Off Date on account of principal on the Mortgage Loans and all Principal Prepayments and Curtailments collected after the Cut-Off Date;

                  (ii)all payments received after the Cut-Off Date on account of interest on the Mortgage Loans;

                  (iii) all Net Liquidation Proceeds net of related Foreclosure Profits;

                  (iv)all Insurance Proceeds;

                  (v) any amounts payable in connection with the repurchase of any Mortgage Loan and the amount of any Substitution Adjustment pursuant to Sections 2.02, 2.04 and 2.06;

                  (vi)all Released Mortgaged Property Proceeds; and

                  (vii) any amount required to be deposited therein pursuant to Sections 3.02(c), 3.05, 3.07, 3.16, 3.20, 5.06(e) and 5.07 herein;

provided, however, that with respect to each Due Period, the Servicer shall be permitted to retain (x) from payments in respect of interest on the Mortgage Loans, the Servicing Fee for such Due Period and (y) from payments from Mortgagors, Liquidation Proceeds, Insurance Proceeds and Released Mortgaged Property Proceeds, any unreimbursed Servicing Advances and Monthly Advances related thereto. The foregoing requirements respecting deposits to the Collection Account are exclusive, it being understood that, without limiting the generality of the foregoing, the Servicer need not deposit in the Collection Account amounts representing Foreclosure Profits, fees (including annual fees) or late charge penalties payable by Mortgagors or amounts received by the Servicer for the accounts of Mortgagors for application toward the payment of taxes, insurance premiums, assessments and similar items.

         (c) All funds in the Collection Account shall be held (i) uninvested or (ii) invested at the direction of the Servicer in Eligible Investments. Any investments of funds in the Collection Account shall mature or be withdrawable at par on or prior to three Business Days preceding the immediately succeeding Payment Date. Any investment earnings on funds held in the Collection Account shall be for the account of the Servicer and may be withdrawn from the Collection Account by the Servicer at any time. Any investment losses on funds held in the Collection Account shall be for such account of the Servicer and promptly upon the realization of such loss shall be contributed by the Servicer to the Collection Account. Any references herein to amounts on deposit in the Collection Account shall refer to amounts net of such investment earnings.

         (d) Notwithstanding anything contained in Section 3.02(b) to the contrary, the Servicer shall be permitted to remit the collections specified in Section 3.02(b), net of any amount permitted to be retained by the Servicer as set forth in the proviso to such Section, to the Collection Account in immediately available funds no later than 12:00 p.m. New York City time on the third Business Day prior to each Payment Date but only for so long as (a) (i) the Servicer shall be[ ], (ii) [ ]has a rating with respect to short-term deposit obligations of at least "A-1" by S&P and "P-1" by Moody's, (iii) no Event of Servicing Termination shall have occurred and be continuing, and (iv) the Support Agreement shall be entered into and in effect.

         If the Servicer shall fail to make the deposit pursuant to this
Section 3.02(d), the Indenture Trustee shall immediately notify, but in any event no later than 12:00 p.m. New York City time on the third Business Day prior to the Payment Date, by facsimile or telephone, [ ] and the Insurer of such failure by the Servicer.

         Section 3.03 Withdrawals from the Collection Account. The Indenture Trustee shall withdraw or cause to be withdrawn funds from the Collection Account for the following purposes:

                  (i) on each Payment Date, to deposit the portion of the Available Funds then in the Collection Account to the Distribution Account;

                  (ii)to reimburse the Servicer for any accrued and unpaid Servicing Fees and for unreimbursed Monthly Advances and Servicing Advances. The Servicer's right to reimbursement for such unpaid Servicing Fees and unreimbursed Servicing Advances shall be limited to late collections on the related Mortgage Loan, including Liquidation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the related Mortgagor or otherwise relating to the Mortgage Loan in respect of which such reimbursed amounts are owed. The Servicer's right to reimbursement for unreimbursed Monthly Advances shall be limited to late collections of interest on the related Mortgage Loan and to Liquidation Proceeds and Insurance Proceeds on related Mortgage Loans;

                  (iii) to withdraw any amount received from a Mortgagor that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction;

                  (iv)subject to Section 5.06 hereof, to make investments in Eligible Investments and to pay to the Servicer interest earned in respect of Eligible Investments or on funds deposited in the Collection Account;

                  (v) to withdraw any funds deposited in the Collection Account that were not required to be deposited therein or were deposited therein in error and to pay such funds to the appropriate Person;

                  (vi)to pay the Servicer the servicing compensation for the related Due Period that it is entitled to receive pursuant to Section
         3.09 herein to the extent not retained or paid pursuant to Section 3.02(b) or Section 3.02(d) hereof;

                  (vii) to reimburse the Servicer for Nonrecoverable Advances that are not, with respect to the aggregate Servicing Advances on any single Mortgage Loan or REO Property, in excess of the Principal Balance thereof;

                  (viii) to withdraw funds necessary for the conservation and disposition of REO Property pursuant to Section 3.07 to the extent not advanced by the Servicer; and

                  (ix)to clear and terminate the Collection Account upon the termination of this Agreement and to pay any amounts remaining therein to the holder of the Transferor Interest.

         Section 3.04 Maintenance of Hazard Insurance; Property Protection Expenses. The Servicer shall cause to be maintained for each Mortgage Loan fire and hazard insurance naming the Servicer or its designee as loss payee thereunder providing extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan from time to time, (ii) the combined principal balance owing on such Mortgage Loan and any mortgage loan senior to such Mortgage Loan and (iii) the minimum amount required to compensate for damage or loss on a replacement lost basis. The Servicer shall also maintain on property acquired upon foreclosure, or by deed in lieu of foreclosure, fire and hazard insurance with extended coverage in an amount which is at least equal to the lesser of
(i) the maximum insurable value from time to time of the improvements which are a part of such property, (ii) the combined principal balance owing on such Mortgage Loan and any mortgage loan senior to such Mortgage Loan at the time of such foreclosure, or deed in lieu of foreclosure plus accrued interest and the good-faith estimate of the Servicer of related Servicing Advances to be incurred in connection therewith. Amounts collected by the Servicer under any such policies shall be deposited in the Collection Account to the extent called for by Section 3.02. In cases in which any Mortgaged Property is located in an area identified in a federally designated flood area, the hazard insurance to be maintained for the related Mortgage Loan shall include flood insurance to the extent such flood insurance is available and the Servicer has determined such insurance to be necessary in accordance with accepted mortgage servicing practices of prudent lending institutions. All such flood insurance shall be in amounts not less than the lesser of (A) the amount in clause (i) above, (B) the amount in clause (ii) above and (C) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended. The Servicer shall be under no obligation to require that any Mortgagor maintain earthquake or other additional insurance and shall be under no obligation itself to maintain any such additional insurance on property acquired in respect of a Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

         Section 3.05 Maintenance of Mortgage Impairment Insurance Policy. In the event that the Servicer shall obtain and maintain a blanket insurance policy consistent with prudent industry standards, insuring against fire and hazards of extended coverage on all of the Mortgage Loans, then, to the extent such insurance policy names the Servicer or its designee as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance on the Mortgage Loans without coinsurance, and otherwise complies with the requirements of Section 3.04, the Servicer shall be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage under Section 3.04, it being understood and agreed that such blanket insurance policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property an insurance policy complying with Section 3.04, and there shall have been a loss which would have been covered by such insurance policy, deposit in the Collection Account the difference, if any, between the amount that would have been payable under an insurance policy complying with Section
3.04 and the amount paid under such blanket insurance policy. Upon the request of the Insurer or the Indenture Trustee, the Servicer shall cause to be delivered to the Insurer or the Indenture Trustee, as the case may be, a certified true copy of such insurance policy. In connection with its activities as administrator and servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of itself, the Indenture Trustee, the Insurer and the Trust, claims under any such insurance policy in a timely fashion in accordance with the terms of such insurance policy.

         Section 3.06 Fidelity Bond. The Servicer shall maintain with a responsible company, and at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, in a minimum amount acceptable to FNMA or FHLMC or otherwise in an amount as is commercially available at a cost that is not generally regarded as excessive by industry standards, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans ("Servicer Employees"). Any such fidelity bond and errors and omissions insurance shall protect and insure the Servicer against losses, including losses resulting from forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Servicer Employees. Such fidelity bond shall also protect and insure the Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. Upon the request of the Indenture Trustee, the Insurer or any Class A Noteholder, the Servicer shall cause to be delivered to the Indenture Trustee, such Class A Noteholder or the Insurer a certified true copy of such fidelity bond and insurance policy.

         Section 3.07 Management and Realization Upon Defaulted Mortgage Loans. The Servicer shall manage, conserve, protect and operate each REO Property for the Trust solely for the purpose of its prudent and prompt disposition and sale. The Servicer shall, either itself or through an agent selected by the Servicer, manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Servicer shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as the Servicer deems to be in the best interest of the Insurer and the Trust.

         The Servicer shall cause to be deposited, within the time period specified in Section 3.02(b) or 3.02(d), as applicable, in the Collection Account, all revenues received with respect to the related REO Property and shall retain, or cause the Indenture Trustee to withdraw therefrom, funds necessary for the proper operation, management and maintenance of the REO Property and the fees of any managing agent acting on behalf of the Servicer.

         The disposition of REO Property shall be carried out by the Servicer for cash at such price, and upon such terms and conditions, as the Servicer deems to be in the best interest of the Trust and, as soon as practicable thereafter, the expenses of such sale shall be paid. The cash proceeds of sale of the REO Property shall be promptly deposited in the Collection Account, pursuant to Section 3.02(b) or 3.02(d), as applicable, net of Foreclosure Profits and of any related unreimbursed Servicing Advances, accrued and unpaid Servicing Fees and unreimbursed Monthly Advances payable to the Servicer in accordance with Section 3.03, for distribution to the Class A Noteholders and the Transferor in respect of the Senior Interest Participation in accordance with Section 5.01 herein.

         The Servicer shall foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default either when no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.01, subject to the provisions contained in the second succeeding paragraph of this Section 3.07.

         In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Indenture Trustee or its nominee on behalf of the Trust and the Insurer.

         If the Servicer has actual knowledge that a Mortgaged Property which the Servicer is contemplating acquiring in foreclosure or by deed in lieu of foreclosure is located within a 1 mile radius of any site with environmental or hazardous waste risks, the Servicer will notify the Insurer prior to acquiring the Mortgaged Property and shall not take any action without prior written approval of the Insurer.

         On each Payment Date, the Servicer shall provide to the Insurer the Liquidation Report with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the preceding Due Period.

         Section 3.08 Indenture Trustee to Cooperate. Upon any principal prepayment in full, the Servicer is authorized to execute, pursuant to the authorization contained in Section 3.01(e), if the related Assignment of Mortgage has been recorded as required hereunder, an instrument of satisfaction regarding the related Mortgage, which instrument of satisfaction shall be recorded by the Servicer if required by applicable law and be delivered to the Person entitled thereto. It is understood and agreed that no expenses incurred in connection with such instrument of satisfaction or transfer shall be reimbursed from amounts deposited in the Collection Account. If the Indenture Trustee is holding the Mortgage Files, from time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, the Indenture Trustee shall, upon request of the Servicer and delivery to the Indenture Trustee of a Request for Release, in the form attached hereto as Exhibit J, signed by a Servicing Officer, release the related Mortgage File to the Servicer, and the Indenture Trustee shall execute such documents, at the expense of and in the forms provided by the Servicer, as shall be necessary for the prosecution of any such proceedings or the taking of other servicing actions. Such Request for Release shall obligate the Servicer to return the Mortgage File to the Indenture Trustee when the need therefor by the Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, a copy of the Request for Release shall be released by the Indenture Trustee to the Servicer.

         In order to facilitate the foreclosure of the Mortgage securing any Mortgage Loan that is in default following recordation of the related Assignment of Mortgage in accordance with the provisions hereof, the Indenture Trustee shall, if so requested in writing by the Servicer execute an appropriate assignment in the form provided to the Indenture Trustee by the Servicer to assign such Mortgage Loan for the purpose of collection to the Servicer (any such assignment shall unambiguously indicate that the assignment is for the purpose of collection only) and, upon such assignment, such assignee for collection will thereupon bring all required actions in its own name and otherwise enforce the terms of the Mortgage Loan and deposit or credit the Net Liquidation Proceeds, exclusive of Foreclosure Profits, received with respect thereto in the Collection Account. In the event that all delinquent payments due under any such Mortgage Loan are paid by the Mortgagor and any other defaults are cured then the assignee for collection shall promptly reassign such Mortgage Loan to the Indenture Trustee and return it to the place where the related Mortgage File was being maintained.

         Section 3.09 Servicing Compensation; Payment of Certain Expenses by Servicer. Subject to Section 5.07 herein the Servicer shall be entitled to retain the Servicing Fee in accordance with Section 3.02 as compensation for its services in connection with servicing the Mortgage Loans. Moreover, additional servicing compensation in the form of prepayment penalties or late payment charges or other receipts not required to be deposited in the Collection Account, including, without limitation, Foreclosure Profits and, subject to Section 3.02(b) above, investment income on the Collection Account or the Distribution Account shall be retained by the Servicer. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder (including payment of all other fees and expenses not expressly stated hereunder to be for the account of the Trust) and shall not be entitled to reimbursement therefor except as specifically provided herein.

         Section 3.10 Annual Statement as to Compliance.

         (a) The Servicer will deliver to the Indenture Trustee, the Insurer, the Seller and the Rating Agencies, on or before the last day of the fifth month following the end of the Servicer's fiscal year, beginning in 2000, an Officer's Certificate stating that (i) a review of the activities of the Servicer during the preceding fiscal year (or such shorter period as is applicable in the case of the first report) and of its performance under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its material obligations under this Agreement throughout such fiscal year or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. The Servicer shall promptly notify the Insurer, the Seller, the Indenture Trustee and the Rating Agencies in writing upon any change in the basis on which its fiscal year is determined.

         (b) The Servicer shall deliver to the Indenture Trustee, the Insurer, the Seller, the Seller and each of the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice by means of an Officer's Certificate of any event which, with the giving of notice or the lapse of time or both, would become an Event of Servicing Termination.Annual Servicing Report. On or before the last day of the fifth month following the end of the Servicer's fiscal year, beginning in [ ], the Servicer, at its expense, shall cause a firm of independent public accountants reasonably acceptable to the Seller, the Trust and the Insurer to furnish a letter or letters to the Insurer, the Seller, the Indenture Trustee the Trust and the Rating Agencies to the effect that such firm has, with respect to the Servicer's overall servicing operations, examined such operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, and stating such firm's conclusions relating thereto. In the event such firm requires the Indenture Trustee or the Trust to agree to the procedures performed by such firm, the Servicer shall direct the Indenture Trustee or the Trust in writing to so agree; it being understood and agreed that the Indenture Trustee or the Trust will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer, and the Indenture Trustee or the Trust will make no independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

         Section 3.11 Access to Certain Documentation and Information Regarding the Mortgage Loans. The Servicer shall provide to the Indenture Trustee, the Insurer, Class A Noteholders which are federally insured savings and loan associations, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of the Office of Thrift Supervision access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift Supervision and the FDIC (acting as operator of the SAIF or the BIF), such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer. Nothing in this Section 3.12 shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section 3.12 as a result of such obligation shall not constitute a breach of this Section 3.12.

         Section 3.12 Maintenance of Certain Servicing Insurance Policies. The Servicer shall during the term of its service as servicer maintain in force an insurance policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder. Such insurance policy or policies shall, together, comply with the requirements from time to time of FNMA for Persons performing servicing for mortgage loans purchased by FNMA.

         Section 3.13 Reports to the Securities and Exchange Commission. The Indenture Trustee shall, on behalf of the Trust, cause to be filed with the Securities and Exchange Commission any periodic reports required to be filed under the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder. Upon the request of the Indenture Trustee, each of the Seller and the Servicer shall cooperate with the Indenture Trustee in the preparation of any such report and shall provide to the Indenture Trustee in a timely manner all such information or documentation within their control as the Indenture Trustee may reasonably request in connection with the performance of its duties and obligations under this Section 3.14.

         Section 3.14 Reports of Foreclosures and Abandonments of Mortgaged Properties, Returns Relating to Mortgage Interest Received from Individuals and Returns Relating to Cancellation of Indebtedness. The Servicer shall make reports of foreclosures and abandonments of any Mortgaged Property for each year beginning in [ ]. The Servicer shall file reports relating to each instance occurring during the previous calendar year in which the Servicer (i) on behalf of the Indenture Trustee acquires an interest in any Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan or (ii) knows or has reason to know that any Mortgaged Property has been abandoned. The reports from the Servicer shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050J, 6050H and 6050P of the Code.

         Section 3.15 Advances by the Servicer. (a) Not later than 12:00 p.m. New York City time on the third Business Day prior to each Payment Date, the Servicer shall remit to the Indenture Trustee for deposit in the Distribution Account an amount to be distributed on such Payment Date pursuant to Section
5.01 herein, equal to the interest due on each Mortgage Loan through the related Due Date for such Mortgage Loan, but not received by the Servicer as of the close of business on the last day of the related Due Period (net of the Servicing Fee); such amount being defined herein as the "Monthly Advance." The Servicer may fund all or a portion of the Monthly Advance with respect to the Mortgage Loans by instructing the Indenture Trustee on such Determination Date to use funds deposited in the Collection Account which are not part of Available Funds for the related Payment Date; provided that if such funds are so used the Servicer shall replace such funds on or before any subsequent Determination Date on which such funds are required to be part of the Available Funds.

         (b) Notwithstanding anything herein to the contrary, no Servicing Advance or Monthly Advance shall be required to be made hereunder if the Servicer determines, and provides the Indenture Trustee with a Servicing Certificate to the effect, that such Servicing Advance or Monthly Advance would, if made, constitute a Nonrecoverable Advance.

         Section 3.16 Superior Liens. The Servicer shall file (or cause to be filed) a request for notice of any action by a superior lienholder under a First Lien for the protection of the Indenture Trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption.

         If the Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the First Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the Mortgaged Property sold or foreclosed, the Servicer shall take, on behalf of the Trust, whatever actions are necessary to protect the interests of the Trust and the Insurer, and/or to preserve the security of the related Mortgage Loan. The Servicer shall immediately notify the Indenture Trustee and the Insurer in writing of any such action or circumstances. The Servicer shall advance the necessary funds to cure the default or reinstate the superior lien, if such advance is in the best interests of the Insurer and the Trust which the Servicer may establish by seeking approval from the Insurer as evidenced by written instruction from the Insurer. Any action or inaction on the part of the Servicer in accordance with such written instructions shall be deemed to be in the best interests of the Insurer and the Trust. If no written response is received within five (5) Business Days of receipt by the Insurer of such request for approval, the Servicer may advance or not advance in accordance with the second preceding sentence without liability to the Trust or the Insurer. The Servicer shall not make such an advance except to the extent that it determines in its reasonable good faith judgment that the advance would be recoverable from Liquidation Proceeds on the related Mortgage Loan and in no event in an amount that is greater than the Principal Balance of the related Mortgage Loan, except with the consent of the Insurer, which consent shall not be unreasonably withheld. The Servicer shall thereafter take such action as is necessary to recover the amount so advanced.

         Notwithstanding the foregoing, the Servicer may change, modify or amend any or all of the foregoing procedures if such change, modification or amendment is applicable to the Mortgage Loans and all other mortgage loans serviced by the Servicer and is otherwise in accordance with Section 3.01.

         Section 3.17 Assumption Agreements. When a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its right to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Mortgage Note; provided, however, that the Servicer shall not exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Servicer, is not enforceable under applicable law. In such event, the Servicer shall enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person shall become liable under the Mortgage Note and, unless prohibited by applicable law, the Mortgagor shall remain liable thereon. The Servicer, in accordance with accepted mortgage loan servicing standards for mortgage loans similar to the Mortgage Loans, is also authorized to enter into a substitution of liability whereby such person is substituted as mortgagor and becomes liable under the Mortgage Note. The Servicer shall notify the Indenture Trustee and the Insurer in writing that any such substitution or assumption agreement has been completed, and forward to the Indenture Trustee the original of such substitution or assumption agreement, which original shall be added by the Indenture Trustee to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. In connection with any assumption or substitution agreement entered into pursuant to this Section 3.18, the Servicer shall not change the Loan Rate or the Monthly Payment, defer or forgive the payment of principal or interest, reduce the outstanding principal amount or extend the final maturity date on such Mortgage Loan.

         Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever.

         Section 3.18 Payment of Taxes, Insurance and Other Charges. With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting fire and hazard insurance coverage.

         With respect to each Mortgage Loan as to which the Servicer maintains escrow accounts, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of primary mortgage guaranty insurance premiums, if any, and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in any escrow account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. To the extent that a Mortgage does not provide for escrow payments, the Servicer shall, if it has received notice of a default or deficiency, monitor such payments to determine if they are made by the Mortgagor.

         Section 3.19 Optional Purchase of Defaulted Mortgage Loans. The Servicer, in its sole discretion, shall have the right to elect (by written notice sent to the Indenture Trustee and the Insurer) to purchase for its own account from the Trust any Mortgage Loan which is 90 days or more delinquent in the manner and at the price specified in Section 2.02. The Purchase Price for any Mortgage Loan purchased hereunder shall be deposited in the Collection Account pursuant to Section 3.02(b) or 3.02(d), as applicable, provided that the Indenture Trustee shall remit to the Seller or the Insurer, as applicable, the portion of the amount, if any, of the Purchase Price referred to in clause
(iv) of the definition thereof to the extent such amount is incurred by or imposed on the Seller or the Insurer. The Indenture Trustee, upon receipt of such deposit, shall release or cause to be released to the purchaser of such Mortgage Loan the related Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the purchaser of such Mortgage Loan, in each case without recourse, as shall be necessary to vest in the purchaser of such Mortgage Loan any Mortgage Loan released pursuant hereto and the purchaser of such Mortgage Loan shall succeed to all the Trust's right, title and interest in and to such Mortgage Loan and all security and documents related thereto. Such assignment shall be an assignment outright and not for security. The purchaser of such Mortgage Loan shall thereupon own such Mortgage Loan, and all security and documents, free of any further obligation to the Indenture Trustee, the Insurer or the Noteholders or the holders of the Senior Interest Participation with respect thereto.

         Notwithstanding the foregoing, unless the Insurer consents, the Servicer may only exercise its option pursuant to this Section 3.20 with respect to the Mortgage Loan or Mortgage Loans that have been delinquent for the longest period at the time of such repurchase. Any request by the Servicer to the Insurer for consent to repurchase Mortgage Loans that are not the most delinquent shall be accompanied by a description of the Mortgage Loans that have been delinquent longer than the Mortgage Loan or Mortgage Loans which the Servicer proposes to repurchase.

                                  ARTICLE IV.

              INSURER; INTEREST RATE CAP AGREEMENT;
          SUPPLEMENTAL INTEREST PAYMENTS; SUPPORT AGREEMENT

         Section 4.01 Claims upon the Insurance Policy. (a) As soon as possible, and in no event later than 10:00 a.m. New York City time on the second Business Day immediately preceding the Payment Date, the Indenture Trustee shall furnish the Insurer, the Fiscal Agent and the Servicer with a completed notice in the form set forth as Exhibit A to the Insurance Policy (the "Notice for Payment") in the event that the Insured Payment for such Payment Date is equal to an amount greater than zero. The Notice for Payment shall specify the amount of Insured Payment and shall constitute a claim for an Insured Payment pursuant to the Insurance Policy. Upon receipt of an Insured Payment on behalf of the Holders of the Class A Notes and the Senior Interest Participation under the Insurance Policy, the Indenture Trustee shall deposit such Insured Payment in the Distribution Account and shall distribute such Insured Payments pursuant to Section 5.01.

         (b) The Indenture Trustee shall keep a complete and accurate record of the amount of interest and principal paid in respect of the Class A Notes and the amount of interest paid in respect of the Senior Interest Participation from moneys received under the Insurance Policy. The Insurer shall have the right to inspect such records at reasonable times during normal business hours upon four Business Day's prior written notice to the Indenture Trustee.

         (c) If a payment to the Class A Noteholders or the Senior Interest Participation which is guaranteed pursuant to the Insurance Policy is voided (a "Preference Event") under any applicable bankruptcy, insolvency, receivership or similar law in an Insolvency Proceeding (as defined in the Insurance Policy), and, as a result of such a Preference Event, the Indenture Trustee is required to return such voided payment, or any portion of such voided payment, made in respect of the Class A Notes or the Senior Interest Participation (an "Avoided Payment"), the Indenture Trustee shall furnish to the Insurer (w) a certified copy of a final order of a court exercising jurisdiction in such Insolvency Proceeding to the effect that the Indenture Trustee is required to return any such payment or portion thereof during the term of the Insurance Policy because such payment was voided under applicable law, with respect to which order the appeal period has expired without an appeal having been filed (the "Final Order"), (x) an Opinion of Counsel satisfactory to the Insurer that such order is final and not subject to appeal, (y) an assignment, in form reasonably satisfactory to the Insurer, irrevocably assigning to the Insurer all rights and claims of the Indenture Trustee relating to or arising under such Avoided Payment and (z) a Notice for Payment appropriately completed and executed by the Indenture Trustee. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order and not to the Indenture Trustee directly (unless a Class A Noteholder or holders of the Senior Interest Participation has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order in which case such payment shall be disbursed to the Beneficiary for distribution to such Class A Noteholder or holders of the Senior Interest Participation upon proof of such payment reasonably satisfactory to Insurer). The Indenture Trustee is not permitted to make a claim on the Trust or on any Class A Noteholder or holders of the Senior Interest Participation for payments made to any Class A Noteholder or holders of the Senior Interest Participation which are characterized as preference payments by any bankruptcy court having jurisdiction over any bankrupt Mortgagor unless ordered to do so by such bankruptcy court.

         (d) Any amounts received by the Indenture Trustee pursuant to the Insurance Policy in respect of the Class A Notes or the Senior Interest Participation shall be deposited to the Distribution Account.

         Section 4.02 Effect of Payments by the Insurer; Subrogation. Anything herein to the contrary notwithstanding, any payment with respect to principal of or interest on any of the Class A Notes or any interest payments on the Senior Interest Participation which are made with moneys received pursuant to the terms of the Insurance Policy shall not be considered payment of such Class A Notes or the Senior Interest Participation, as applicable, from the Trust and shall not result in the payment of or the provision for the payment of the principal of or interest on such Class A Notes or interest on the Senior Interest Participation, as applicable, within the meaning of Section
5.01 herein. The Seller, the Servicer and the Indenture Trustee acknowledge, and each Holder by its acceptance of a Class A Note and the holder of the Senior Interest Participation agrees, that without the need for any further action on the part of the Insurer, the Seller, the Servicer, the Indenture Trustee or the Note Registrar (a) to the extent the Insurer makes payments, directly or indirectly, on account of principal of or interest on any Class A Notes to the Holders of such Class A Notes, or on account of interest to the holder of the Senior Interest Participation, the Insurer will be fully subrogated to the rights of such Holders to receive such principal and interest, as applicable, from the Trust and (b) the Insurer shall be paid such principal and interest but only from the sources and in the manner provided herein and in the Insurance Agreement for the payment of such principal and interest.

         The Indenture Trustee and the Servicer shall cooperate in all respects with any reasonable request by the Insurer for action to preserve or enforce the Insurer's rights or interests under this Agreement without limiting the rights or affecting the interests of the Holders of the Class A Notes and the holder Senior Interest Participation, as otherwise set forth herein.

         Section 4.03 Interest Rate Cap Agreement; Supplemental Interest Payments; Establishment of and Deposit in the Cap Payment Reserve Account. (a) To induce the Seller, the Trust and the Insurer to enter into the transactions contemplated hereby, [ ]hereby agrees, for the sole and exclusive benefit of the Indenture Trustee, in trust and for the benefit of the Class A Noteholders, the Transferor in respect of the Senior Interest Participation and the Insurer, to pay, or cause to be paid, the Cap Contract Obligations to the Indenture Trustee for the benefit of the Class A Noteholders, the Transferor in respect of the Senior Interest Participation and the Insurer. Such Cap Contract Obligations shall be non-recourse to [ ], or any of its affiliates, and the source of funds for the payment of such Cap Contract Obligations shall be limited to the extent of amounts paid under the Interest Rate Cap Agreement.

         (b) [ ] acknowledges that the consummation of the transactions contemplated by this Agreement and the Indenture are in the best interests of [ ]. In order to facilitate the consummation of the transactions contemplated by this Agreement and the Indenture, [ ] hereby agrees to secure the Cap Contract Obligations of [ ], and [ ] hereby pledges to the Indenture Trustee, in trust and for the benefit of the Class A Noteholders, the Transferor in respect of the Senior Interest Participation and the Insurer, as their interests may appear, a security interest in all of [Cap party's] right, title and interest in, to and under the Interest Rate Cap Agreement, including, without limitation, all right to receive amounts payable thereunder and all proceeds thereof and in the Cap Payment Reserve Account, all funds on deposit in the Cap Payment Reserve Account, all investments made from time to time with the funds so deposited therein, and all proceeds of such investments. [Cap party] agrees to promptly, from time to time, at its sole expense, execute and deliver all instruments and documents, and take all action, that may be reasonably necessary or desirable, in order to perfect and protect the security interest granted to the Indenture Trustee, in trust and for the benefit of the Class A Noteholders, the Transferor in respect of the Senior Interest Participation and the Insurer, pursuant to this Section 4.03, or to enable the Indenture Trustee and the Insurer to exercise and enforce its rights and remedies with respect to the Interest Rate Cap Agreement and the assets of the Cap Payment Reserve Account. [Cap party] hereby authorizes the Indenture Trustee and the Insurer to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of its rights to, in and under the Interest Rate Cap Agreement and the funds in the Cap Payment Reserve Account.

         (c) [Cap party] shall give [Cap provider], as cap provider, an irrevocable instruction to transfer to the Indenture Trustee, on the fourth Business Day prior to each Payment Date, for deposit in the Distribution Account, all Cap Contract Payments with respect to such Payment Date. On each such date on which a Cap Contract Payment is transferred to the Indenture Trustee for deposit into the Distribution Account, the Indenture Trustee shall deposit such Cap Contract Payment in the Distribution Account and (i) retain in the Distribution Account a portion of such Cap Contract Payment in an amount equal to any Supplemental Interest Payment for such Payment Date, which shall be included in Available Funds for such Payment Date, and (ii) transfer from the Distribution Account an amount equal to the excess, if any, of (A) the amount of such Cap Contract Payment over (B) the amount of such Supplemental Interest Payment (any such excess, the "Cap Contract Payment Reserve Amount"), to the Cap Payment Reserve Account. The "Cap Payment Reserve Account" shall be a separate trust account, established and maintained by the Indenture Trustee at [ ], entitled "[ ], as Indenture Trustee, in trust for the registered holders of [ ]Home Equity Loan Asset-Backed Notes, Series [ ], the holder of the Senior Interest Participation and the Insurer, as each of their interests shall appear, Cap Payment Reserve Account." The Cap Payment Reserve Account shall be an Eligible Account and shall constitute an asset of the Trust. Cap Contract Payment Reserve Amounts on deposit in the Cap Payment Reserve Account shall be applied by the Indenture Trustee in accordance with the provisions of Section 2.05(c) of the Insurance Agreement. In the event that the Insurer is in default of its obligations under the Insurance Policy, such Cap Contract Payment Reserve Amounts shall be available to supplement Available Funds to the extent that payments would have been made by the Insurer under the Insurance Policy in the absence of such default; provided that such amounts shall first be applied to pay the Insurer amounts owing to the Insurer pursuant to the Insurance Agreement; and provided further that, except during the continuance of such default by the Insurer, amounts on deposit in the Cap Payment Reserve Account shall not be available to the Class A Noteholders or the Ownership Interest.

         Section 4.04 Payments Under the Support Agreement. In the event that the Servicer does not, on or before 12:00 p.m. New York City time on the third Business Day preceding a Payment Date, remit to the Indenture Trustee for deposit in the Collection Account or the Distribution Account, as applicable, the respective amounts required to be remitted by it pursuant to Section 3.02(b) and 3.16, the Indenture Trustee, no later than 2:00 p.m. on such day, shall make a written demand pursuant to the Support Agreement upon [ ] for any and all amounts (including any Monthly Advances) required to be deposited in the Collection Account or the Distribution Account, as applicable, by it pursuant thereto.

         [ ] shall be subrogated to the rights of Class A Noteholders and the holder of the Senior Interest Participation with respect to the collections that the Servicer failed to deposit to the extent of payments under the Support Agreement. Each of the Seller, the Insurer, the Servicer, the Trust and the Indenture Trustee agrees to such subrogation and, further, agrees to execute such instruments and to take such actions as, in the sole judgment of [ ], as evidenced in writing to the Seller, the Insurer, the Servicer, the Trust and the Indenture Trustee, are necessary to evidence such subrogation.

         Section 4.05 Replacement Insurance Policy. In the event of a default by the Insurer under the Insurance Policy or if the claims paying ability rating of the Insurer is downgraded and such downgrade results in a downgrading of the then current rating of the Class A Notes (in each case, a "Replacement Event"), the Seller may, in accordance with and upon satisfaction of the conditions set forth in the Insurance Policy and the Insurance and Reimbursement Agreement and payment in full of all amounts owed to the Insurer, but shall not be required to, substitute a new insurance policy or insurance policies for the existing Insurance Policy, or may arrange for any other form of credit enhancement; provided, however, that in each case the Class A Notes shall be rated no lower than the rating assigned by each Rating Agency to the Class A Notes immediately prior to such Replacement Event. It shall be a condition to substitution of any new credit enhancement that there be delivered to the Indenture Trustee (i) a legal opinion, acceptable in form and substance to the Indenture Trustee, from counsel to the provider of such new credit enhancement with respect to the enforceability thereof and such other matters as the Indenture Trustee may require and (ii) an Opinion of Counsel to the effect that such substitution would not have a materially adverse tax effect on the Trust. Upon receipt of the items referred to above and the taking of physical possession of the new credit enhancement, the Indenture Trustee shall, within five Business Days following receipt of such items and such taking of physical possession, deliver the replaced Insurance Policy to the Insurer.

                                  ARTICLE V.

                   PRIORITY OF DISTRIBUTIONS; STATEMENTS TO
                      NOTEHOLDERS; RIGHTS OF NOTEHOLDERS

         Section 5.01 Distributions.

         (a) Distributions of Interest and Principal Proceeds. Pursuant to
Section 5.4(b) of the Indenture, on each Payment Date, the Indenture Trustee, with respect to the Class A Notes, and the Paying Agent, with respect to the Ownership Interest, shall distribute out of the Distribution Account, to the extent of Available Funds (except that amounts paid under the Insurance Policy shall only be available for distribution to Class A Noteholders and the Transferor in respect of the Senior Interest Participation), the following amounts and in the following order of priority to the following Persons (based on the information set forth in the Servicing Certificate):

                  (i) to the Indenture Trustee, the Indenture Trustee Fee for such Payment Date, to the Owner Trustee, the Owner Trustee Fee for such Payment Date, and to the Insurer, the Premium Amount;

                  (ii)concurrently, to the holders of the Class A Notes and the Transferor in respect of the Senior Interest Participation, an amount equal to the related Interest Distribution for the Class A Notes and the Senior Interest Participation for such Payment Date; provided, that any shortfall in the amount required to be distributed hereunder will be allocated between the Class A Notes and the Senior Interest Participation, pro rata, based on amounts that would have been distributed to such Class A Notes and Senior Interest Participation in the absence of such shortfall;

                  (iii) to the holders of the Class A Notes, the Class A Principal Distribution for such Payment Date (other than the portion constituting Distributable Excess Spread);

                  (iv)to the Insurer, the amount owing to the Insurer under the Insurance Agreement for reimbursement for prior draws made on the Insurance Policy;

                  (v) to the holders of the Class A Notes, to the extent of Available Funds remaining, the Distributable Excess Spread for such Payment Date;

                  (vi)to the Servicer, the amount of any accrued and unpaid Servicing Fee;

                  (vii) to the Servicer, the amount of Nonrecoverable Advances not previously reimbursed and any amounts payable to the Servicer pursuant to Section 7.03;

                  (viii) to the Insurer, any other amounts owing to the Insurer under the Insurance Agreement; and

                  (ix)to the Transferor in respect of the Transferor Interest, the balance.

         (b) Method of Distribution. The Indenture Trustee shall make distributions in respect of a Payment Date to each Class A Noteholder of record on the related Record Date (other than as provided in Section 8.01 respecting the final distribution) by check or money order mailed to such Class A Noteholder at the address appearing in the Note Register, or upon written request by a Class A Noteholder delivered to the Indenture Trustee at least five Business Days prior to such Record Date, by wire transfer (but only if such Class A Noteholder is the Depository or such Class A Noteholder owns of record one or more Class A Notes having principal denominations aggregating at least $[1,000,000]), or by such other means of payment as such Class A Noteholder and the Indenture Trustee shall agree. Distributions among Class A Noteholders shall be made in proportion to the Percentage Interests evidenced by the Class A Notes held by such Class A Noteholders. The Indenture Trustee, acting in its capacity as Paying Agent, shall make distributions in respect of a Payment Date to the Transferor of record on the related Record Date, in respect of the Senior Interest Participation by wire transfer or by such other means of payment as the Transferor and the Paying Agent shall agree.

         (c) Distributions on Book-Entry Notes. Each distribution with respect to a Book-Entry Note shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Class A Note Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Class A Note Owners that it represents. All such credits and disbursements with respect to a Book-Entry Note are to be made by the Depository and the Depository Participants in accordance with the provisions of the Class A Notes. None of the Indenture Trustee, the Paying Agent, the Note Registrar, the Seller, the Insurer, the Trust or the Servicer shall have any responsibility therefor except as otherwise provided by applicable law.

         Section 5.02 Calculation of the Class A Note Rate. With respect to the Class A Notes, on the second LIBOR Business Day immediately preceding each Payment Date (or as of the fourth LIBOR Business Day prior to the Closing Date, in the case of the first Payment Date), the Indenture Trustee shall determine LIBOR for the Interest Period commencing on such Payment Date and inform the Servicer (at the facsimile number given to the Indenture Trustee in writing) of such rates. On or prior to each Determination Date, the Indenture Trustee shall determine the applicable Class A Note Rate for the related Payment Date.

         Section 5.03 Statements to Noteholders. (a) Not later than 12:00 noon, New York time, on each Determination Date, the Servicer shall deliver to the Indenture Trustee, the Seller and the Underwriters a computer tape (or such other report in a form and format mutually agreeable to the Servicer and the Indenture Trustee) (the "Servicing Certificate") containing the information set forth in Exhibit D hereto with respect to the Mortgage Loans on an aggregate basis as of the end of the preceding Due Period and such other information as the Indenture Trustee shall reasonably require. Not later than 12:00 noon, New York time, on the Business Day preceding the Payment Date, the Indenture Trustee shall deliver to the Seller, the Servicer, the Transferor and to the Insurer, by telecopy, with a hard copy thereof to be delivered on such Payment Date, a statement (the "Indenture Trustee's Statement to Noteholders") (based solely on the information contained on the computer tape provided by the Servicer) containing the information set forth below with respect to such Payment Date:

                  (i) The Available Funds, the Class A Note Rate and the Senior Interest Participation Rate for the related Payment Date;

                  (ii)The Class A Note Principal Balance, the Notional Principal Balance of the Senior Interest Participation, the Pool Principal Balance as reported in the prior Indenture Trustee's Statement to Noteholders or, in the case of the first Determination Date, the Original Class A Note Principal Balance and the Cut-Off Date Pool Principal Balance;

                  (iii) The aggregate amount of collections received on the Mortgage Loans on or prior to such Determination Date in respect of the preceding Due Period, separately stating the amounts received in respect of principal and interest;

                  (iv)The number and Principal Balances of all Mortgage Loans that were the subject of Principal Prepayments during the related Due Period;

                  (v) The amount of all Curtailments that were received during the Due Period;

                  (vi)The principal portion of all Monthly Payments received during the Due Period;

                  (vii) The interest portion of all Monthly Payments received on the Mortgage Loans during the Due Period;

                  (viii) The amount required to be paid by the Seller (reported separately) pursuant to Sections 2.02, 2.04 or 2.06;

                  (ix)The amount of the Monthly Advances and the Compensating Interest payment to be made with respect to such Payment Date;

                  (x) The Class A Principal Distribution to be distributed on the Class A Notes, and the Interest Distribution for the related Payment Date to be distributed on the Class A Notes and the Senior Interest Participation;

                  (xi)The amount, if any, of the Outstanding Interest Carryover Shortfall after giving effect to the distributions on the related Payment Date;

                  (xii) The amount of the Insured Payments, if any, to be made on the related Payment Date;

                  (xiii) The amount to be distributed to the Transferor in respect of the Senior Interest Participation pursuant to 5.01(a)(ii) and the Transferor Interest for the related Payment Date pursuant to
         Section 5.01(a)(ix);

                  (xiv) The Class A Note Principal Balance after giving effect to the distribution to be made on the related Payment Date;

                  (xv)The weighted average remaining term to maturity of the Mortgage Loans and the weighted average Loan Rate;

                  (xvi) The Servicing Fee to be paid to the Servicer pursuant to Section 5.01(a)(vi) and the amounts to be paid to the Insurer, separately stated, pursuant to Sections 5.01(a)(iv) and 5.01(a)(viii);

                  (xvii) The Premium Amount to be paid to the Insurer pursuant to Section 5.01;

                  (xviii) The amount of all payments or reimbursements to the Servicer pursuant to Section 3.03;

                  (xix) The O/C Amount, the O/C Reduction Amount, the Excess O/C Amount and the Specified O/C Amount for the Payment Date and the Excess Spread for such Payment Date;

                  (xx)The amount of Distributable Excess Spread to be distributed to the Class A Noteholders on such Payment Date pursuant to Section 5.01(a)(v) on such Payment Date;

                  (xxi) The number of Mortgage Loans outstanding at the beginning and at the end of the related Due Period;

                  (xxii) The Pool Principal Balance as of the end of the Due Period related to such Payment Date;

                  (xxiii) The number and aggregate Principal Balances of Mortgage Loans (w) as to which the Monthly Payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, (x) that have become REO Properties, in each case as of the end of the preceding Due Period, (y) that are in foreclosure and (z) the Mortgagor of which is the subject of any bankruptcy or insolvency proceeding;

                  (xxiv) The unpaid principal amount of all Mortgage Loans that became Liquidated Mortgage Loans during such Due Period;

                  (xxv) The Net Liquidation Proceeds received during such Due Period;

                  (xxvi) The cumulative losses on the Mortgage Loans;

                  (xxvii) The book value (within the meaning of 12 C.F.R. ss.
         571.13 or comparable provision) of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure; and

                  (xxviii) The Delinquency Percentage in respect of such Payment Date.

         In the case of information furnished pursuant to clauses (ii), (x) and (xiv) above, the amounts shall be expressed, in a separate section of the report, as a dollar amount for each Class A Note for each $1,000 original dollar amount as of the Cut-Off Date.

         In addition, the Indenture Trustee shall forward the Indenture Trustee's Statement to Noteholders to each Class A Noteholder, the Rating Agencies, Bloomberg (at 499 Park Avenue, New York, New York 10022, Attention:
[ ]) and Intex Solutions (at 35 Highland Circle, Needham, Massachusetts 02144,
Attention: [ ]) on the related Payment Date. The Indenture Trustee may fully and conclusively rely upon and shall have no liability with respect to information provided by the Servicer.

         To the extent that there are inconsistencies between the telecopy of the Indenture Trustee's Statement to Noteholders and the hard copy thereof, the Servicer may rely upon the latter.

         (b) The Indenture Trustee shall prepare or cause to be prepared (in a manner consistent with the treatment of the Class A Notes as indebtedness of the Trust, or as may be otherwise required by Section 3.15 herein) Internal Revenue Service Form 1099 (or any successor form) and any other tax forms required to be filed or furnished to Class A Noteholders in respect of distributions by the Indenture Trustee (or the Paying Agent) on the Class A Notes and shall file and distribute such forms as required by law.

         (c) The Servicer and the Indenture Trustee shall furnish to each Class A Noteholder and to the Insurer (if requested in writing), during the term of this Agreement, such periodic, special or other reports or information, whether or not provided for herein, as shall be necessary, reasonable or appropriate with respect to the Class A Noteholder or the Insurer, as the case may be, or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided by and in accordance with such applicable instructions and directions (if requested in writing) as the Class A Noteholder or the Insurer, as the case may be, may reasonably require; provided that the Servicer and the Indenture Trustee shall be entitled to be reimbursed by such Class A Noteholder or the Insurer, as the case may be, for their respective fees and actual expenses associated with providing such reports, if such reports are not generally produced in the ordinary course of their respective businesses or readily obtainable.

         (d) Reports and computer tapes furnished by the Servicer pursuant to this Agreement shall be deemed confidential and of a proprietary nature, and shall not be copied or distributed except to the extent provided in this Agreement and to the extent required by law or to the Rating Agencies, the Seller, the Insurer's reinsurers, parent, regulators, liquidity providers and auditors and to the extent the Seller instructs the Indenture Trustee in writing to furnish information regarding the Trust or the Mortgage Loans to third-party information providers. No Person entitled to receive copies of such reports or tapes or lists of Class A Noteholders shall use the information therein for the purpose of soliciting the customers of the Seller or for any other purpose except as set forth in this Agreement.

         Section 5.04 [Reserved].

         Section 5.05 Distribution Account. The Indenture Trustee shall establish an account (the "Distribution Account") titled "[ ], as Indenture Trustee, in trust for the registered holders of [ ]Home Equity Loan Asset-Backed Notes and the Insurer, and as Paying Agent for the Transferor in respect of the Ownership Interest, as their interests may appear, Series [ ] Distribution Account." The Distribution Account shall be an Eligible Account. The Indenture Trustee shall deposit any amounts representing payments on and any collections in respect of the Mortgage Loans received by it immediately following receipt thereof to the Distribution Account including, without limitation, all amounts (i) withdrawn by the Servicer from the Collection Account pursuant to Section 3.03 herein for deposit to the Distribution Account, and (ii) drawn under the Insurance Policy in respect of an Insured Payment. Amounts on deposit in the Distribution Account may be invested in Eligible Investments pursuant to Section 5.06 below.

         Section 5.06 Investment of Accounts.

         (a) So long as no Event of Servicing Termination shall have occurred and be continuing, and consistent with any requirements of the Code, all or a portion of any Account held by the Indenture Trustee shall be invested and reinvested by the Indenture Trustee, as directed in writing by the Servicer, in one or more Eligible Investments bearing interest or sold at a discount. If an Event of Servicing Termination shall have occurred and be continuing or if the Servicer does not provide investment directions, the Indenture Trustee shall invest all Accounts in Eligible Investments described in paragraph (vi) of the definition of Eligible Investments. No such investment in any Account shall mature later than the Business Day immediately preceding the next Payment Date (except that (i) if such Eligible Investment is (a) an investment described in item (vi) of Eligible Investments or (b) an obligation of the Indenture Trustee, then such Eligible Investment shall mature not later than such Payment Date and (ii) any other date as may be approved by the Rating Agencies and the Insurer).

         (b) If any amounts are needed for disbursement from any Account held by the Indenture Trustee and sufficient uninvested funds are not available to make such disbursement, the Indenture Trustee shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such Account.

         (c) The Indenture Trustee shall not in any way be held liable for the selection of Eligible Investments or by reason of any investment loss or charge or any insufficiency in any Account held by the Indenture Trustee resulting from any investment loss on any Eligible Investment included therein unless the Indenture Trustee's failure to perform in accordance with this
Section is the cause of such loss or charge (except to the extent that the Indenture Trustee is the obligor and has defaulted thereon or as provided in subsection (b) of this Section). The Indenture Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any Eligible Investment prior to its stated maturity or the failure of the Servicer to provide timely written investment direction. In the absence of written investment direction, the Indenture Trustee shall invest funds in the Accounts in the Eligible Investment described in clause (vi) of the definition thereof.

         (d) The Indenture Trustee shall invest and reinvest funds in the Accounts held by the Indenture Trustee, to the fullest extent practicable, in such manner as the Servicer shall from time to time direct as set forth in
Section 5.06(a), but only in one or more Eligible Investments.

         (e) So long as no Event of Servicing Termination shall have occurred and be continuing, all net income and gain realized from investment of, and all earnings on, funds deposited in the Collection Account and the Distribution Account shall be for the benefit of the Servicer as servicing compensation (in addition to the Servicing Fee), and shall be subject to withdrawal on or before the first Business Day of the month following the month in which such income or gain is received. The Servicer shall deposit in the Collection Account or the Distribution Account, as the case may be, the amount of any loss incurred in respect of any Eligible Investment held therein which is in excess of the income and gain thereon immediately upon realization of such loss from its own funds, without any right to reimbursement therefore.

         Section 5.07 Compensating Interest. Not later than 12:00 p.m., New York City time on the third Business Day prior to each Payment Date, the Servicer shall remit to the Indenture Trustee for deposit to the Collection Account, an amount equal to the lesser of (A) the aggregate of the Prepayment Interest Shortfalls for the related Payment Date resulting from Principal Prepayments during the related Due Period and (B) its aggregate Servicing Fees received in the related Due Period. The Servicer shall not have the right to reimbursement for any amount deposited to the Collection Account pursuant to this Section 5.07.

                                  ARTICLE VI.

                          THE SELLER AND THE SERVICER

         Section 6.01 Liability of the Seller and the Servicer. The Seller and the Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Seller or Servicer, as the case may be, herein. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Seller.

         Section 6.02 Merger or Consolidation of, or Assumption of the Obligations of, the Seller or the Servicer. Any corporation into which the Seller or the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller or the Servicer shall be a party, or any corporation succeeding to the business of the Seller or the Servicer shall be the successor of the Seller or the Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor Servicer shall satisfy all the requirements of Section 7.02 with respect to the qualifications of a successor Servicer, and shall be approved by the Insurer [(which approval shall not be unreasonably withheld)].

         Section 6.03 Limitation on Liability of the Servicer and Others. Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Trust or the Class A Noteholders for any action taken or for refraining from the taking of any action by the Servicer in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability which would otherwise be imposed by reason of its willful misfeasance, bad faith or negligence in the performance of duties of the Servicer or by reason of its reckless disregard of its obligations and duties of the Servicer hereunder; provided, further, that this provision shall not be construed to entitle the Servicer to indemnity in the event that amounts advanced by the Servicer to retire any senior lien exceed Net Liquidation Proceeds realized with respect to the related Mortgage Loan. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer and any director or officer or employee or agent of the Servicer shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Notes, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of its reckless disregard of obligations and duties hereunder; and such amounts shall be payable only pursuant to Section 5.01(a)(vii). The Servicer may with the consent of the Insurer (which consent shall not be unreasonably withheld) undertake any such action which it may deem necessary or desirable in respect of this Agreement, and the rights and duties of the parties hereto and the interests of the Class A Noteholders hereunder. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust and the Servicer shall be entitled to be reimbursed therefor only pursuant to Section 5.01(a)(vii). The Servicer's right to indemnity or reimbursement pursuant to this Section 6.03 shall survive any resignation or termination of the Servicer pursuant to Section 6.04 or 7.01 below with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination). This paragraph shall apply to the Servicer solely in its capacity as Servicer hereunder and in no other capacities.

         Section 6.04 Servicer Not to Resign. Subject to the provisions of
Section 6.02 above, the Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer or its subsidiaries or Affiliates at the date of this Agreement or (ii) upon satisfaction of the following conditions:
(a) the Servicer has proposed a successor servicer to the Indenture Trustee in writing and such proposed successor servicer is reasonably acceptable to the Indenture Trustee; (b) each Rating Agency shall have delivered a letter to the Indenture Trustee prior to the appointment of the successor servicer stating that the proposed appointment of such successor servicer as Servicer hereunder will not result in the reduction or withdrawal of the then current rating of the Class A Notes; and (c) such proposed successor servicer is reasonably acceptable to the Insurer, as evidenced by a letter to the Indenture Trustee; provided, however, that no such resignation by the Servicer shall become effective until such successor servicer or, in the case of (i) above, the Indenture Trustee shall have assumed the Servicer's responsibilities and obligations hereunder or the Indenture Trustee shall have designated a successor servicer in accordance with Section 7.02 below. Any such resignation shall not relieve the Servicer of responsibility for any of the obligations specified in Sections 7.01 and 7.02 below as obligations that survive the resignation or termination of the Servicer. Any such determination permitting the resignation of the Servicer pursuant to clause (i) above shall be evidenced by an Opinion of Counsel to such effect delivered to the Indenture Trustee and the Insurer.

         Section 6.05 Delegation of Duties. In the ordinary course of business, the Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, who agrees to conduct such duties in accordance with standards comparable to those set forth in Section 3.01 herein. Such delegation shall not relieve the Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 6.04 above. The Servicer shall provide the Insurer and the Indenture Trustee with written notice prior to the delegation of any of its duties to any Person other than any of the Servicer's Affiliates or their respective successors and assigns, and the Insurer shall have consented to the appointment of any Subservicer (which consent shall not have been unreasonably withheld).

         Section 6.06 Indemnification of the Trust by the Servicer. The Servicer shall indemnify and hold harmless the Owner Trustee, the Trust and the Indenture Trustee and its officers, directors, agents and employees from and against any loss, liability, expense, damage or injury suffered or sustained by reason of the Servicer's willful misfeasance, bad faith or negligence in the performance of its activities in servicing or administering the Mortgage Loans pursuant to this Agreement, including, but not limited to, any judgment, award, settlement, reasonable fees of, counsel of its selection and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim related to the Servicer's misfeasance, bad faith or negligence. Any such indemnification shall not be payable from the assets of the Trust. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof. The provisions of this Section 6.06 shall survive termination of the Agreement or the earlier of the resignation or removal of the Owner Trustee or the Indenture Trustee, as the case may be. In addition, the Servicer agrees to indemnify the Indenture Trustee pursuant to Section 6.7 of the Indenture.

                                 ARTICLE VII.

                             SERVICING TERMINATION

         Section 7.01 Events of Servicing Termination.

         If any one of the following events ("Events of Servicing
Termination") shall occur and be continuing:

                  (i) (A) the failure by the Servicer to make any required Monthly Advance when due; or (B) any other failure by the Servicer to deposit in the Collection Account or the Distribution Account any deposit required to be made under the terms of this Agreement which continues unremedied for a period of two Business Days after the date upon which written notice of such failure shall have been given to the Servicer by the Indenture Trustee or to the Servicer and the Indenture Trustee by the Insurer or by the Holders of Class A Notes representing not less than 25% of the aggregate Class A Note Principal Balance; or

                  (ii)the failure by the Servicer to make any required Servicing Advance which failure continues unremedied for a period of 30 days, or, except as otherwise described in subclause (vi) below, the failure by the Servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Servicer as set forth in this Agreement, which failure adversely affects the interests of the Class A Noteholders or the Insurer and continues unremedied for a period of 30 days, after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Indenture Trustee or to the Servicer and the Indenture Trustee by the Insurer or by the Holders of Class A Notes representing not less than 25% of the aggregate Class A Note Principal Balance; or

                  (iii) the entry against the Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

                  (iv)the Servicer shall voluntarily go into liquidation, consent to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 60 days; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

                  (v) so long as the Seller is the Servicer, any failure of the Seller to repurchase or substitute Eligible Substitute Mortgage Loans for Defective Mortgage Loans as required pursuant to the Mortgage Loan Purchase Agreement or this Agreement; or

                  (vi)Any breach by the Servicer of a representation or warranty made in Section 2.03 herein, which breach materially and adversely affects the interests of the Class A Noteholders or the Insurer and continues unremedied for a period of 30 days after the giving of written notice of such failure to the Servicer by the Indenture Trustee, or to the Servicer and the Indenture Trustee by the Insurer or Holders of Class A Notes evidencing Percentage Interests aggregating not less than 25% of the aggregate Class A Note Principal Balance [(or such longer period[, with the consent of the Insurer (which consent shall not be unreasonably withheld),] as may be reasonably necessary to remedy such breach, provided that the Servicer has commenced and diligently pursues such remedy to completion)]; or

                  (vii) any insufficiency in the Available Funds, excluding any payment made under the Insurance Policy occurs on a Payment Date resulting in the need for an Insured Payment;

         then, and in each and every such case, so long as an Event of Servicing Termination shall not have been remedied within the applicable grace period, (x) subject to the succeeding paragraph, with respect solely to clause (i)(A) above, if such Monthly Advance is not made by 4:00 P.M., New York time, on the second Business Day following written notice to the Servicer of such event the Indenture Trustee shall terminate all of the rights and obligations of the Servicer under this Agreement and the Indenture Trustee, or any other successor servicer appointed in accordance with Section 7.02 below, shall immediately make such Monthly Advance and assume, pursuant to
         Section 7.02, the duties of a successor Servicer and (y) in the case of (i)(B), (ii), (iii), (iv), (v), (vi) and (vii) above, the Indenture Trustee shall, at the direction of the Insurer or the Holders of Class A Notes representing not less than 51% of the Class A Note Principal Balance (with the consent of the Insurer, so long as no Insurer Default exists), by notice then given in writing to the Servicer (and to the Indenture Trustee if given by Holders of Class A Notes), terminate all of the rights and obligations of the Servicer as servicer under this Agreement. Any such notice to the Servicer shall also be given to each Rating Agency, [ ], the Seller, the Trust and the Insurer. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Class A Notes or the Mortgage Loans or otherwise, shall pass to and be vested in the Indenture Trustee pursuant to and under this Section 7.01; and, without limitation, the Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and related documents or otherwise. The Servicer agrees to cooperate with the Indenture Trustee in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the Indenture Trustee for the administration by it of all cash amounts that shall at the time be held by the Servicer and to be deposited by it in the Collection Account, or that have been deposited by the Servicer in the Collection Account or thereafter received by the Servicer with respect to the Mortgage Loans. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Mortgage Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this
         Section 7.01 shall be paid by the predecessor Servicer (or if the predecessor Servicer is the Indenture Trustee, the initial Servicer) upon presentation of reasonable documentation of such costs and expenses.

         In addition, upon the occurrence of any Trigger Event, as provided in the Insurance and Reimbursement Agreement, and upon the direction of the Insurer in connection therewith, the Indenture Trustee shall terminate the rights and responsibilities of the Servicer hereunder and shall appoint a successor Servicer in accordance with the provisions of Section 7.02.

         Section 7.02 Indenture Trustee to Act; Appointment of Successor.

         (a) On and after the time the Servicer receives a notice of termination pursuant to Section 7.01 or resigns pursuant to 6.04 herein, the Indenture Trustee or a previously agreed upon successor Servicer shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof. As compensation therefor, the Indenture Trustee shall be entitled to such compensation as the Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, (i) if the Indenture Trustee is unwilling to act as successor Servicer, or (ii) if the Indenture Trustee is legally unable so to act, the Indenture Trustee shall appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than $50,000,000 as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder; provided that any such successor Servicer shall be acceptable to the Insurer, as evidenced by the Insurer's prior written consent [(which consent shall not be unreasonably withheld)]; and provided, further, that the appointment of any such successor Servicer will not result in the qualification, reduction or withdrawal of the ratings assigned to the Class A Notes by the Rating Agencies. Pending appointment of a successor to the Servicer hereunder, unless the Indenture Trustee is prohibited by law from so acting, the Indenture Trustee shall act in such capacity as hereinabove provided. Notwithstanding anything herein or in the Indenture to the contrary, in no event shall the Indenture Trustee be held liable for any Servicing Fee or for any differential in the amount necessary to induce any successor servicer to act as successor servicer under this Agreement and the transactions set forth or provided for therein. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation which the Servicer would otherwise have received pursuant to Section 3.09 herein (or such lesser compensation as the Indenture Trustee and such successor shall agree). The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen under this Agreement prior to its termination as Servicer to pay any deductible under an insurance policy pursuant to Section
3.05 herein or to indemnify the Trust and the Indenture Trustee pursuant to
Section 6.06), nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by such Servicer of any of its representations or warranties contained herein or in any related document or agreement. The Indenture Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

         (b) Any successor, including the Indenture Trustee, to the Servicer as servicer shall during the term of its service as servicer (i) continue to service and administer the Mortgage Loans for the benefit of the Trust, and
(ii) maintain in force an insurance policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and a fidelity bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to Section 3.06 herein. No successor servicer shall have the right to retain and commingle payments on, and collections in respect of, the Mortgage Loans with its own funds pursuant to Section 3.02(d) unless (i) consented to in writing by the Insurer and (ii) such commingling will not result in a downgrade, qualification or withdrawal of the then current ratings of the Class A Notes, without regard to the Insurance Policy, as evidenced in writing by each Rating Agency.

         Section 7.03 Waiver of Defaults. The Insurer or the Majority Noteholders with the consent of the Insurer (which consent shall not be unreasonably withheld) may, on behalf of all Class A Noteholders, waive any events permitting removal of the Servicer as servicer pursuant to this Article VIII, provided, however, that the Insurer and the Majority Noteholders may not waive a default in making a required distribution on a Class A Note without the consent of the Holder of such Class A Note. Upon any waiver of a past default, such default shall cease to exist and any Event of Servicing Termination arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Indenture Trustee to the Rating Agencies.

         Section 7.04 Notification to Class A Noteholders. Upon any termination or appointment of a successor to the Servicer pursuant to this
Article VII or Section 6.04 above, the Indenture Trustee shall give prompt written notice thereof to the Class A Noteholders at their respective addresses appearing in the Class A Note Register, the Insurer and each Rating Agency.

                                 ARTICLE VIII.

                                  TERMINATION

         Section 8.01 Termination.

         (a) The respective obligations and responsibilities of the Seller, the Servicer, the Trust and the Indenture Trustee created hereby (other than the obligation of the Indenture Trustee to make certain payments to Class A Noteholders after the Final Payment Date and the obligation of the Servicer to send certain notices as hereinafter set forth) shall terminate upon notice to the Indenture Trustee of the later of (A) payment in full of all amounts owing to the Insurer unless the Insurer shall otherwise consent and (B) the earliest of (i) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust; (ii) the optional purchase by the Servicer of the Mortgage Loans as described below and (iii) the Payment Date in [ ]. Notwithstanding the forgoing, in no event shall the trust created hereby continue beyond the expiration of 21 years from the date of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

         (b) The Servicer may, at its option, terminate this Agreement on any Payment Date on or after the Payment Date on which the aggregate Pool Principal Balance is less than or equal to [five percent (5%)] of the Cut-Off Date Pool Principal Balance by purchasing, on the next succeeding Payment Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the sum of the outstanding Pool Principal Balance and accrued and unpaid interest thereon at the weighted average of the Loan Rates through the end of the Due Period preceding the final Payment Date together with all amounts due and owing to the Insurer (the "Termination Price").

         In connection with any such purchase pursuant to the preceding paragraph, the Servicer shall deposit in the Distribution Account all amounts then on deposit in the Collection Account (less amounts permitted to be withdrawn by the Servicer pursuant to Section 3.03), which deposit shall be deemed to have occurred immediately preceding such purchase.

         Any such purchase shall be accomplished by deposit into the Distribution Account on the Determination Date before such Payment Date of the Termination Price.

         (c) Notice of any termination, specifying the Payment Date (which shall be a date that would otherwise be a Payment Date) upon which the Class A Noteholders may surrender their Class A Notes to the Indenture Trustee for payment of the final distribution and cancellation, shall be given promptly by the Indenture Trustee (upon receipt of written directions from the Servicer, if the Servicer is exercising its right to transfer of the Mortgage Loans, given not later than the first day of the month preceding the month of such final distribution) to the Insurer and to the Servicer by letter to the Class A Noteholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying (i) the Payment Date upon which final distribution of the Class A Notes will be made upon presentation and surrender of Class A Notes at the office or agency of the Indenture Trustee therein designated, (ii) the amount of any such final distribution and (iii) that the Record Date otherwise applicable to such Payment Date is not applicable, distributions being made only upon presentation and surrender of the Class A Notes at the office or agency of the Indenture Trustee therein specified.

         (d) Upon presentation and surrender of the Class A Notes, the Indenture Trustee shall cause to be distributed to the Holders of the Class A Notes on the Payment Date for such final distribution, in proportion to the Percentage Interests of their respective Class A Notes and to the extent that funds are available for such purpose, an amount equal to the amount required to be distributed to Class A Noteholders pursuant to Section 5.01 for such Payment Date. On the final Payment Date prior to having made the distributions called for above, the Indenture Trustee shall, based upon the information set forth in the Servicing Certificate for such Payment Date, withdraw from the Distribution Account and remit to the Insurer the lesser of (x) the amount available for distribution on such final Payment Date, net of any portion thereof necessary to pay the Class A Noteholders and the Transferor in respect of the Senior Interest Participation pursuant to Section 5.01(a) and any amounts owing to the Indenture Trustee in respect of the Indenture Trustee Fee and (y) the unpaid amounts due and owing to the Insurer pursuant to the Insurance Agreement.

         (e) In the event that all of the Class A Noteholders shall not surrender their Class A Notes for final payment and cancellation on or before such final Payment Date, the Indenture Trustee shall promptly following such date cause all funds in the Distribution Account not distributed in final distribution to Class A Noteholders and the holder of the Transferor Interest in respect of the Senior Interest Participation, to be withdrawn therefrom and credited to the remaining Class A Noteholders and the holder of the Transferor Interest in respect of the Senior Interest Participation, as applicable, by depositing such funds in a separate escrow account for the benefit of such Class A Noteholders and holder of the Transferor Interest in respect of the Senior Interest Participation, and the Servicer (if the Servicer has exercised its right to purchase the Mortgage Loans) or the Indenture Trustee (in any other case) shall give a second written notice to the remaining Class A Noteholders to surrender their Class A Notes for cancellation and receive the final distribution with respect thereto. If within nine months after the second notice all the Class A Notes shall not have been surrendered for cancellation, the Transferor Interest will be entitled to all unclaimed funds and other assets which remain subject hereto and the Indenture Trustee upon transfer of such funds shall be discharged of any responsibility for such funds and the Noteholders shall look to the holder of the Transferor Interest for payment.

         (f) Upon payment of all amounts owed under the Insurance Policy and cancellation of the Class A Notes, the Indenture Trustee shall provide the Insurer notice of cancellation of the Class A Notes and surrender the Insurance Policy to the Insurer.

                                  ARTICLE IX.

                           MISCELLANEOUS PROVISIONS

         Section 9.01 Amendment.

         (a) This Agreement may be amended from time to time by the Seller, the Servicer, the Trust and the Indenture Trustee by written agreement, without the consent of any of the Class A Noteholders, but only with the consent of the Insurer (which consent shall not be unreasonably withheld) (i) to cure any ambiguity, (ii) to correct any defective provisions or to correct or supplement any provisions herein that may be inconsistent with any other provisions herein, (iii) to add to the duties of the Servicer, (iv) to add any other provisions with respect to matters or questions arising under this Agreement or the Insurance Policy, as the case may be, which shall not be inconsistent with the provisions of this Agreement, (v) to add or amend any provisions of this Agreement as required by any Rating Agency or any other nationally recognized statistical rating agency in order to maintain or improve any rating of the Class A Notes (it being understood that, after obtaining the ratings in effect on the Closing Date, neither the Indenture Trustee, the Seller nor the Servicer is obligated to obtain, maintain or improve any such rating), or (vi) to amend the definition of Specified O/C Amount; provided, however, that as evidenced by an Opinion of Counsel (at the expense of the party requesting such amendment) in each case such action shall not, (1) have any material adverse tax consequence with respect to such Class A Noteholder, the Insurer or the Trust or (2) adversely affect in any material respect the interest of any Class A Noteholder or the Insurer, provided, further, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Class A Noteholder or the Insurer, and no Opinion of Counsel to that effect shall be required by this clause (2) if the Person requesting the amendment obtains a letter from the Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Class A Notes without regard to the Insurance Policy.

         (b) This Agreement also may be amended from time to time by the Seller, the Servicer, the Trust and the Indenture Trustee, with the consent of the Holders of Class A Notes representing not less than 51% of the Class A Note Principal Balance, and with the consent of the Insurer (which consent shall not be unreasonably withheld), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Class A Noteholders or the Transferor in respect of the Ownership Interest; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments on the Class A Notes or Senior Interest Participation or distributions or payments under the Insurance Policy which are required to be made on the Class A Notes or Senior Interest Participation without the consent of the Holder of such Class A Notes or Senior Interest Participation or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Class A Notes then outstanding.

         Prior to the execution of any such amendments, the Indenture Trustee shall furnish written notification of the substance of such amendment to each Rating Agency. In addition, promptly after the execution of any such amendment made with the consent of the Class A Noteholders, the Indenture Trustee shall furnish written notification of the substance of such amendment to each Class A Noteholder and fully executed original counterparts of the instruments effecting such amendment to the Insurer.

         (c) It shall not be necessary for the consent of Class A Noteholders under this Section 9.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Class A Noteholders shall be subject to such reasonable requirements as the Indenture Trustee may prescribe.

         Prior to the execution of any amendment to this Agreement, each of the Indenture Trustee and the Owner Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and all conditions precedent to the execution of such amendment have been met. The Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Indenture Trustee's own rights, duties, indemnities or immunities under this Agreement.

         Section 9.02 Recordation of Agreement.

         To the extent permitted by applicable law, this Agreement, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the Class A Noteholders' expense on direction of the Indenture Trustee or the Majority Class A Noteholders, but only when accompanied by an opinion of counsel to the effect that such recordation materially and beneficially affects the interests of the Class A Noteholders or is necessary for the administration or servicing of the Mortgage Loans.

         Section 9.03 Duration of Agreement.

         This Agreement shall continue in existence and effect until terminated as herein provided.

         Section 9.04 Governing Law.

         THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

         Section 9.05 Notices.

         All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by overnight mail, certified mail or registered mail, postage prepaid, to: (i) in the case of the Seller, the Trust or the Servicer, [ ], (ii) in the case of the Indenture Trustee, at the Corporate Trust Office, (iii) in the case of the Insurer, [ ], Attention: [ ], (iv) in the case of Moody's, 99 Church Street, 6th Floor, New York, New York 10007 Attention: Residential Mortgage Monitoring, (v) in the case of Standard & Poor's, 26 Broadway, New York, New York 10004, (vi) in the case of the Seller, KeyTower, 127 Public Square, Cleveland, Ohio 44114-1306, Attention:[ ], (vii) in the case of KeyCorp, Key Tower127 Public Square, Cleveland, Ohio 44114-1306, Attention: [ ] and (viii) in the case of the Class A Noteholders, as set forth in the Note Register. Any such notices shall be deemed to be effective with respect to any party hereto upon the receipt of such notice by such party, except that notices to the Class A Noteholders shall be effective upon mailing or personal delivery.

         Section 9.06 Severability of Provisions.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement.

         Section 9.07 No Partnership.

         Nothing herein contained shall be deemed or construed to create any partnership or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor.

         Section 9.08 Counterparts.

         This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same Agreement.

         Section 9.09 Successors and Assigns.

         This Agreement shall inure to the benefit of and be binding upon the Servicer, the Seller, the Trust, the Indenture Trustee and the Class A Noteholders and their respective successors and permitted assigns. The Insurer is an express third party beneficiary of this Agreement.

         Section 9.10 Headings.

         The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

         Section 9.11 Indenture Trustee.

         All privileges, rights and immunities given to the Indenture Trustee in the Indenture are hereby extended to and applicable to the Indenture Trustee's obligations hereunder.

         Section 9.12 Reports to Rating Agencies.

         The Indenture Trustee shall provide to each Rating Agency copies of statements, reports and notices, to the extent received or prepared by the Servicer hereunder, as follows:

                  (i) copies of amendments to this Agreement;

                  (ii)notice of any substitution or repurchase of any Mortgage Loans;

                  (iii) notice of any termination, replacement, succession, merger or consolidation of either the Servicer or the Trust;

                  (iv)notice of final payment on the Class A Notes;

                  (v) notice of any Event of Servicing Termination;

                  (vi)copies of the annual independent auditor's report delivered pursuant to Section 3.11 herein, and copies of any compliance reports delivered by the Servicer hereunder including
         Section 3.10 herein; and

                  (vii) copies of any Servicing Certificate pursuant to
         Section 5.03 herein.

         Section 9.13 Inconsistencies Among Transaction Documents.

         In the event certain provisions of a Transaction Document conflict with the provisions of this Sale and Servicing Agreement, the parties hereto agree that the provisions of this Sale and Servicing Agreement shall be controlling.

         Section 9.14 Rights of the Insurer to Exercise Rights of Noteholders.

         By accepting its Class A Note, each Class A Noteholder agrees that unless an Insurer Default exists, the Insurer shall have the right to exercise all rights of the Class A Noteholders as specified under this Agreement without any further consent of the Class A Noteholders. Any right conferred to the Insurer hereunder shall be suspended and shall run to the benefit of the Class A Noteholders during any period in which there exists an Insurer Default.

         IN WITNESS WHEREOF, the following have caused their names to be signed by their respective officers thereunto duly authorized, as of the day and year first above written, to this Sale and Servicing Agreement.

                                   [                         ]HOME
                                   EQUITY LOAN TRUST [           ],

                                   By:      [          ], not in its
                                   individual capacity but solely as Owner
                                   Trustee


                                   By:______________________________
                                      Name:
                                      Title:

                                   [                    ],
                                      as Seller and Servicer


                                   By:_______________________________
                                      Name:
                                      Title:

                                   KEYBANK NATIONAL ASSOCIATION,
                                         as Seller


                                   By:________________________________
                                      Name:
                                      Title:

                                   [                 ],
                                            as Indenture Trustee


                                   By:________________________________
                                      Name:
                                      Title:

Accepted and Agreed to by:
[                         ],
         not as a party but solely in respect of its
         obligations under Section 4.03 of this
         Sale and Servicing Agreement.


         By:_________________________________________
         Name:
         Title:

THE STATE OF ________      )
                           )
COUNTY OF ________         )

         BEFORE ME, on [ ], the undersigned authority, a Notary Public, on this day personally appeared [ ], known to me to be a person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said [ ]not in its individual capacity but in its capacity as Owner Trustee of [ ] HOME EQUITY LOAN TRUST [ ], as the Trust, and that he executed the same as the act of such corporation for the purpose and consideration therein expressed, and in the capacity therein stated.


                              --------------------------------
                              Notary Public, State of ________

THE STATE OF ________      )
                           )
COUNTY OF ________         )


         BEFORE ME, on [ ], the undersigned authority, a Notary Public, on this day personally appeared ________________, known to me to be a person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said [ ], as the Seller and the Servicer, and that he executed the same as the act of such corporation for the purpose and consideration therein expressed, and in the capacity therein stated.


                            -------------------------------
                            Notary Public, State of ________

THE STATE OF ________      )
                           )
COUNTY OF ________         )

         BEFORE ME, on [ ], the undersigned authority, a Notary Public, on this day personally appeared ____________, known to me to be a person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said KEYBANK NATIONAL ASSOCIATION, as the Seller, and that he executed the same as the act of such corporation for the purpose and consideration therein expressed, and in the capacity therein stated.




                                  --------------------------------
                                  Notary Public, State of ________

THE STATE OF ________      )
                           )
COUNTY OF ________         )

         BEFORE ME, on [ ], the undersigned authority, a Notary Public, on this day personally appeared ___________, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said [ ], as Indenture Trustee, and that he executed the same as the act of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.


                              --------------------------------
                              Notary Public, State of ________

THE STATE OF ________      )
                           )
COUNTY OF ________         )

         BEFORE ME, on [           ] the undersigned authority, a Notary
Public, on this day personally appeared [          ], known to me to be the
person and officer whose name is subscribed to the foregoing instrument and
acknowledged to me that the same was the act of the said [             ],
and that he executed the same as the act of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.


                                       _______________________________
                                       Notary Public, State of ________

                                                                    Exhibit 4.3





===============================================================================




                                TRUST AGREEMENT

                                     among




                         KEYBANK NATIONAL ASSOCIATION
                                  as Seller,


                                      and

                                                       [ ],
                               as Owner Trustee

                                Dated as of [ ]



                        [ ] HOME EQUITY LOAN TRUST [ ]
                Home Equity Loan Asset-Backed Notes, Series [ ]



===============================================================================



                               Table of Contents
                                                                                                       Page

                                   ARTICLE I
                                  DEFINITIONS
Section 1.1       Capitalized Terms......................................................................1
Section 1.2       Other Definitional Provisions..........................................................4

                                  ARTICLE II
                                 ORGANIZATION

Section 2.1       Name...................................................................................6
Section 2.2       Office.................................................................................6
Section 2.3       Purposes and Powers....................................................................6
Section 2.4       Appointment of Owner Trustee...........................................................7
Section 2.5       Initial Capital Contribution of Owner Trust Estate.....................................7
Section 2.6       Declaration of Trust...................................................................7
Section 2.7       Title to Trust Property................................................................7
Section 2.8       Situs of Trust.........................................................................7
Section 2.9       Representations and Warranties of the Seller...........................................8
Section 2.10      Federal Income Tax Allocations.........................................................9

                                  ARTICLE III
          OWNERSHIP INTEREST AND TRANSFERS OF THE OWNERSHIP INTEREST

Section 3.1       Initial Ownership.....................................................................10
Section 3.2       The Ownership Interest................................................................10
Section 3.3       [Reserved]............................................................................10
Section 3.4       Registration of Transfer and Exchange of
                  Ownership Interest....................................................................10
Section 3.5       [Reserved]............................................................................10
Section 3.6       Persons Deemed Transferors............................................................11
Section 3.7       [Reserved]............................................................................11
Section 3.8       Maintenance of Office or Agency.......................................................11
Section 3.9       Appointment of Paying Agent...........................................................11
Section 3.10      [Reserved]............................................................................11
Section 3.11      [Reserved]............................................................................11
Section 3.12      [Reserved]............................................................................11
Section 3.13      Restrictions on Transfers of Ownership Interest.......................................12



                                  ARTICLE IV
                           ACTIONS BY OWNER TRUSTEE

Section 4.1       Prior Notice to the Transferor and the Insurer
                  with Respect to Certain Matters.......................................................15
Section 4.2       [Reserved]............................................................................17
Section 4.3       Action by Transferor with Respect to Bankruptcy.......................................17
Section 4.4       Restrictions on Transferor's Power....................................................17

                                   ARTICLE V
                  APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

Section 5.1       Establishment of Trust Account........................................................18
Section 5.2       Application Of Trust Funds............................................................18
Section 5.3       Method of Payment.....................................................................19
Section 5.4       [Reserved]............................................................................19
Section 5.5       Accounting and Reports to the Transferor, the Internal Revenue Service and
                  Others................................................................................19
Section 5.6       Signature on Returns..................................................................20

                                  ARTICLE VI
                     AUTHORITY AND DUTIES OF OWNER TRUSTEE

Section 6.1       General Authority.....................................................................21
Section 6.2       General Duties........................................................................21
Section 6.3       Action upon Instruction...............................................................21
Section 6.4       No Duties Except as Specified in this Agreement,
                  the Transaction Documents or in Instructions..........................................22
Section 6.5       No Action Except Under Specified Documents or Instructions............................23
Section 6.6       Restrictions..........................................................................23

                                  ARTICLE VII
                         CONCERNING THE OWNER TRUSTEE

Section 7.1       Acceptance of Trusts and Duties.......................................................24
Section 7.2       Furnishing of Documents...............................................................25
Section 7.3       Representations and Warranties........................................................25
Section 7.4       Reliance; Advice of Counsel...........................................................26
Section 7.5       Not Acting in Individual Capacity.....................................................26
Section 7.6       Owner Trustee Not Liable for the Ownership Interest or the Mortgage Loans.............27
Section 7.7       Owner Trustee May Own the Ownership Interest and the Notes............................27
Section 7.8       Licenses..............................................................................27

                                 ARTICLE VIII
                         COMPENSATION OF OWNER TRUSTEE

Section 8.1       Owner Trustee's Fees and Expenses.....................................................28
Section 8.2       Indemnification.......................................................................28
Section 8.3       Payments to the Owner Trustee.........................................................28

                                  ARTICLE IX
                        TERMINATION OF TRUST AGREEMENT

Section 9.1       Termination of Trust Agreement........................................................29

                                   ARTICLE X
            SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

Section 10.1      Eligibility Requirements for Owner Trustee............................................31
Section 10.2      Resignation or Removal of Owner Trustee...............................................31
Section 10.3      Successor Owner Trustee...............................................................32
Section 10.4      Merger or Consolidation of Owner Trustee..............................................32
Section 10.5      Appointment of Co-Owner Trustee or Separate Owner Trustee.............................32

                                  ARTICLE XI
                                 MISCELLANEOUS

Section 11.1      Supplements and Amendments............................................................35
Section 11.2      No Legal Title to Owner Trust Estate in Transferor....................................36
Section 11.3      Limitations on Rights of Others.......................................................36
Section 11.4      Notices...............................................................................36
Section 11.5      Severability..........................................................................37
Section 11.6      Separate Counterparts.................................................................37
Section 11.7      Successors and Assigns................................................................37
Section 11.8      No Petition...........................................................................37
Section 11.9      [Reserved]............................................................................37
Section 11.10     No Recourse...........................................................................37
Section 11.11     Headings..............................................................................37
Section 11.12     GOVERNING LAW.........................................................................37
Section 11.13     Inconsistencies with Sale and Servicing Agreement.....................................39
Section 11.14     Third Party Beneficiary...............................................................39

EXHIBIT A         Certificate of Trust..........................................................................A-1
EXHIBIT B         Form of Transfer Certificate..................................................................B-1

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         TRUST AGREEMENT, dated as of [ ], among LEHMAN, KEYBANK NATIONAL
ASSOCIATION, a national banking association headquartered in Cleveland, Ohio, as seller (the "Seller") and [the Owner Trustee], a Delaware banking corporation, as owner trustee (the "Owner Trustee").

                                   ARTICLE I

                                  DEFINITIONS

         Section 1.1 Capitalized Terms. For all purposes of this Agreement, the following terms shall have the meanings set forth below:

         "Agreement" shall mean this Trust Agreement, as the same may be amended and supplemented from time to time.

         "Bankruptcy Action" shall have the meaning assigned to such term in
Section 4.1.

         "Benefit Plan" shall have the meaning assigned to such term in
Section 3.13.

         "Business Trust Statute" shall mean Chapter 38 of Title 12 of the
Delaware Code, 12 Del. Code ss. 3801 et seq., as the same may be amended from time to time.

         "Certificate" shall mean the Ownership Interest.

         "Certificate of Trust" shall mean the Certificate of Trust in the form of Exhibit A to be filed for the Trust pursuant to Section 3810(a) of the Business Trust Statute.

         "Certificate Register" shall mean a register kept by the Certificate
Registrar in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of the Certificate and the registration of transfers of the Certificate. The location of the Certificate Registrar shall be the same as that of the Corporate Trust
Office of the Indenture Trustee.

         "Certificate Registrar" shall mean the [indenture trustee] as Certificate Registrar hereunder.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Corporate Trust Office" shall mean, (i) with respect to the Owner
Trustee, the principal corporate trust office of the Owner Trustee, which office at date of execution of this Agreement, is located at [ ], Attention:
Corporate Trust Administration; or at such other address in the State of Delaware as the Owner Trustee may designate by notice to the Transferor and the Trust, or the principal corporate trust office of any successor Owner
Trustee (the address (which shall be in the State of Delaware) of which the successor owner trustee will notify the Transferor and the Trust); or (ii) with respect to the Indenture Trustee, the principal corporate trust office of the Indenture Trustee, which office at date of execution of this Agreement, is located at [ ], Attention: Indenture Trust Administration, or at such other address as the Indenture Trustee may designate by notice to the Transferor and the Trust, or the principal corporate trust office of any successor Indenture
Trustee (the address (which shall be in the State of [ ]) of which the successor indenture trustee will notify the Transferor and the Trust.

         "Distribution Account" shall have the meaning assigned to such term in the Sale and Servicing Agreement.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Expenses" shall have the meaning assigned to such term in Section
8.2.

         "Indenture" shall mean the Indenture, dated as of [________________], by and between the Trust and the Indenture Trustee.

         "Indenture Trustee" shall mean [ _______________ ], as Indenture
Trustee under the Indenture.

         "Initial Note Principal Balance" shall mean with respect to the Class
A Notes, $[___________].

         "Insurance Agreement" shall mean the Insurance and Reimbursement
Agreement dated as of [ ] among the Indenture Trustee, the Seller, the Servicer and the Insurer, including any amendments and supplements thereto.

         "Non-permitted Foreign Owner" shall have the meaning set forth in Exhibit B hereto.

         "Non-U.S. Person" shall mean any Person other than (i) a citizen or resident of the United States, (ii) an entity treated for United States federal income tax purposes as a corporation or partnership created or organized in or under the laws of the United States or any state thereof, including the District of Columbia, (iii) an estate that is subject to U.S.
federal income tax regardless of the source of its income, (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States trustees have authority to control all substantial decisions of the trust, or (v) certain trusts in existence on August 20, 1996 and treated as United States persons on such date that elect to continue to be so treated.

          "Owner Trust Estate" shall mean the contribution of $1 referred to in Section 2.5 and the Trust Estate.

         "Owner Trustee" shall mean [ ], a Delaware banking corporation, not in its individual capacity but solely as owner trustee under this Agreement, and any successor owner trustee hereunder.

         "Ownership Interest" shall have the meaning specified in Section 3.2.

         "Prospective Transferor" shall mean any prospective purchaser or prospective transferee of the Ownership Interest.

         "Rating Agency Condition" shall mean, with respect to certain actions requiring Rating Agency consent, that each Rating Agency shall have been given
10 days (or such shorter period as is acceptable to each Rating Agency) prior notice thereof and that each of the Rating Agencies shall have notified the Seller, the Owner Trustee, the Insurer and the Trust in writing that such action will not result in a reduction or withdrawal of the then current rating of the Notes, without regard to the Insurance Policy.

         "Record Date" shall mean the last Business Day preceding the related
Payment Date; provided, however, that following the date on which Definitive
Notes are available pursuant to Section 2.2 of the Indenture, the Record Date shall be the last day of the calendar month preceding the month in which the related Payment Date occurs.

         "Sale and Servicing Agreement" shall mean the Sale and Servicing
Agreement dated as of the date hereof, among the Trust, the Seller, the Indenture Trustee and the Servicer.

         "Secretary of State" shall mean the Secretary of State of the State of Delaware.

         "Seller" shall mean [______________] or its successors.

         "Senior Interest Participation" shall have the meaning specified in
Section 3.2.

         "Servicer" shall mean [____________________], or any successor servicer appointed pursuant to the Sale and Servicing Agreement.

         "Transaction Documents" shall mean each of the Indenture, the Sale and Servicing Agreement, the Insurance Agreement and this Agreement.

         "Transferor" shall mean the owner of the Ownership Interest.

         "Transferor Interest" shall have the meaning specified in Section 3.2.

         "Treasury Regulations" shall mean regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury
Regulations.

         "Trust" shall mean [__________________] Home Equity Loan Trust
[___________________], the Delaware business trust created pursuant to this Agreement.

         "Trust Estate" shall mean the assets subject to the Sale and Servicing Agreement, the Mortgage Loan Purchase Agreement, the Trust Agreement and this Indenture, assigned to the Indenture Trustee, which assets consist of: (i) each Mortgage Loan and the related Mortgage File, including its Principal Balance and all collections in respect thereof received after the Cut-Off Date; (ii) property that secured a Mortgage Loan that is acquired by foreclosure or deed in lieu of foreclosure; (iii) the Seller's rights under any insurance policies relating to the Mortgage Loans (including any Insurance
Proceeds); (iv) amounts on deposit in the Collection Account and Distribution
Account; (v) the Seller's obligation to pay, or cause to be paid, the Cap
Contract Obligations to the Indenture Trustee, per Section 4.03 (a) of the
Sale and Servicing Agreement, and the security interest granted by [ ] to secure such obligation; (vi) the Seller's rights under the Purchase Agreement;
(vii) the Seller's rights under the Support Agreement and (viii) any proceeds of any of the foregoing and (ix) all other assets included or to be included in the Trust for the benefit of Noteholders and the Insurer. In addition, on or prior to the Closing Date, the Seller shall cause the Insurer to deliver the Insurance Policy to the Indenture Trustee for the benefit of the Noteholders and the Seller shall deliver the Support Agreement to the Indenture Trustee for the benefit of the Noteholder, the Transferor and the Insurer.

         "Underwriter" shall mean [_________________________________].

         Section 1.2 Other Definitional Provisions.

              (a) Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Sale and Servicing Agreement or, if not defined therein, in the Indenture.

              (b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

              (c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

              (d) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; and the term
"including" shall mean "including without limitation."

              (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

              (f) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                  ARTICLE II

                                 ORGANIZATION

         Section 2.1 Name. The Trust created hereby shall be known as "[ ]
Home Equity Loan Trust [ ]," in which name the Owner Trustee may conduct the business of the Trust and make and execute contracts and other instruments on behalf of the Trust and the Trust may sue and be sued.

         Section 2.2 Office. The office of the Trust shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address in the State of Delaware as the Owner Trustee may designate by written notice to the Transferor.

         Section 2.3       Purposes and Powers.

              (a) The purpose of the Trust is to engage in the following activities:

                  (i) to issue the Notes pursuant to the Indenture and the Ownership Interest pursuant to this Agreement and to sell such Notes and Ownership Interest;

                  (ii) with the proceeds of the sale of the Notes and the Ownership Interest, to fund start-up and transactional expenses of the Trust and to pay the balance to the Seller, or at the direction of the Seller, to pay the Seller, as its interests may appear pursuant to the Sale and Servicing Agreement;

                  (iii) to assign, grant, transfer, pledge, mortgage and convey the Trust Estate pursuant to the Indenture and to hold, manage and distribute to the Transferor pursuant to the terms of the Sale and Servicing Agreement any portion of the Trust Estate released from the lien of, and remitted to the Trust pursuant to, the Indenture;

                  (iv) to enter into and perform its obligations under the Transaction Documents to which it is to be a party;

                  (v) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

                  (vi) subject to compliance with the Transaction Documents, to engage in such other activities as may be required in connection with conservation of the Owner Trust Estate and the making of distributions to the Noteholders and the Transferor.

The Trust is hereby authorized to engage in the foregoing activities. The
Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the Transaction Documents.

         Section 2.4 Appointment of Owner Trustee. The Seller hereby appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein.

         Section 2.5 Initial Capital Contribution of Owner Trust Estate. The
Seller hereby sells, assigns, transfers, conveys and sets over to the Trust, as of the date hereof, the sum of $1. The Owner Trustee hereby acknowledges receipt in trust from the Seller, as of the date hereof, of the foregoing contribution, which shall constitute the initial Owner Trust Estate and shall be deposited in the Distribution Account. The Seller shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.

         Section 2.6 Declaration of Trust. The Owner Trustee hereby declares that it will hold the Owner Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Transferor, subject to the obligations of the Trust under the Transaction Documents. It is the intention of the parties hereto that the Trust constitute a business trust under the Business Trust Statute and that this Agreement constitute the governing instrument of such business trust. It is the intention of the parties hereto that, solely for income and franchise tax purposes, the Trust shall be treated as a security arrangement, with the assets of the Trust being the Trust Estate and the Transferor being the owner of the Ownership Interest.
The parties agree that, unless otherwise required by appropriate tax authorities, the Trust will file or cause to be filed annual or other necessary returns, reports and other forms, if any, consistent with the characterization of the Trust as provided in the preceding sentence for such tax purposes. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and in the Business Trust
Statute with respect to accomplishing the purposes of the Trust. The Owner
Trustee has filed the Certificate of Trust with the Secretary of State of the State of Delaware.

         Section 2.7       Title to Trust Property.

              (a) Subject to the Indenture, legal title to all the Owner Trust
Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Owner Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-owner trustee and/or a separate trustee, as the case may be.

              (b) The Transferor shall not have legal title to any part of the Owner Trust Estate. No transfer by operation of law or otherwise of any interest of the Transferor shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of any part of the Owner Trust Estate.

         Section 2.8 Situs of Trust. The Trust will be located and administered in the State of Delaware. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of Delaware or the State of [ ]. The Trust shall not have any employees; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware. Payments will be received by the Trust only in Delaware or [ ], and payments will be made by the Trust only from Delaware or [ ]. The only office of the Trust will be at the Corporate Trust Office in Delaware.

         Section 2.9 Representations and Warranties of the Seller.

         The Seller hereby represents and warrants to the Owner Trustee and the Insurer that:

              (a) The Seller is a national banking association headquartered in Cleveland, Ohio and has all licenses necessary to carry on its business as now being conducted. The Seller has the power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action of the Seller; this Agreement evidences the valid, binding and enforceable obligation of the Seller; and all requisite action has been taken by the Seller to make this Agreement valid, binding and enforceable upon the Seller in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or the application of equitable principles in any proceeding, whether at law or in equity.

              (b) The consummation of the transactions contemplated by this Agreement will not result in (i) the breach of any terms or provisions of the Articles of Incorporation or Bylaws of the Seller, (ii) the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any material agreement, indenture or loan or credit agreement or other material instrument to which the Seller, or its property is subject, or (iii) the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its respective property is subject.

              (c) The Seller is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or otherwise) or operations of the Seller or its properties or might have consequences that would materially and adversely affect its performance hereunder.

              (d) To the Seller's best knowledge, there are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties: (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement.

         Section 2.10 Federal Income Tax Allocations. Net income of the Trust for any month, as determined for Federal income tax purposes (and each item of income, gain, loss and deduction entering into the computation thereof), shall be allocated to the Transferor.

                                  ARTICLE III

          OWNERSHIP INTEREST AND TRANSFERS OF THE OWNERSHIP INTEREST

         Section 3.1 Initial Ownership. Upon the formation of the Trust by the contribution by the Seller pursuant to Section 2.5 and until the issuance of the Ownership Interest, the Transferor shall be the sole owner of the Trust.

         Section 3.2 The Ownership Interest. The Ownership Interest (as defined below) shall be issued as a single certificate, substantially in the form of Exhibit __ hereto, upon the order of the Seller to the Owner Trustee concurrently with the sale and assignment to the Trust of the Mortgage Loans.
The Ownership Interest shall represent the Transferor Interest and the Senior
Interest Participation which is the entire beneficial ownership interest in the assets of the Trust subject to the debt represented by the Notes (the
"Ownership Interest"). The initial Ownership Interest and each Ownership
Interest issued in exchange or upon transfer therefor shall be manually executed by an Authorized Officer of the Owner Trustee.

         The Transferor Interest shall represent the entire beneficial ownership interest in the assets of the Trust Estate, subject to the debt represented by the Notes other than that portion represented by the Senior
Interest Participation (as defined below) (the "Transferor Interest").

         The Senior Interest Participation, in accordance with the Sale and Servicing Agreement, will entitle the Transferor, to the extent funds are available, to an interest only participation interest in equal priority to payments of interest on the Notes. The Senior Interest Participation will bear interest on the notional principal amount thereof (the "Senior Interest
Participation").

         A transferee of the Ownership Interest shall become the Transferor, and shall be entitled to the rights and subject to the obligations of the Transferor hereunder, upon such transferee's acceptance of the Ownership
Interest duly registered in such transferee's name pursuant to Section 3.4 below.

         Section 3.3 [Reserved].

         Section 3.4 Registration of Transfer and Exchange of Ownership
Interest. The Owner Trustee hereby appoints [ ] as Certificate Registrar under this Agreement. The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.8, a Certificate
Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Register shall provide for the registration of the Ownership
Interest and of transfer and exchange of the Ownership Interest as herein provided. The Certificate Registrar, subject to Section 3.13 hereof, on behalf of the Trust shall note on the Certificate Register the transfer of the Ownership Interest.

         Section 3.5 [Reserved].

         Section 3.6 Persons Deemed Transferors. Prior to due presentation of the Ownership Interest for registration of transfer, the Seller, the Owner
Trustee, the Indenture Trustee, the Insurer and the Certificate Registrar may treat the Person in whose name the Ownership Interest shall be registered in the Certificate Register as the owner thereof for the purpose of receiving distributions pursuant to Section 5.2 hereof and for all other purposes whatsoever, and none of the Seller, the Owner Trustee, the Indenture Trustee, the Insurer or the Certificate Registrar shall be bound by any notice to the contrary.

         Section 3.7 [Reserved]

         Section 3.8 Maintenance of Office or Agency. The Indenture Trustee shall maintain an office or offices or agency or agencies (initially, the Corporate Trust Office of the Indenture Trustee) where the Ownership Interest may be surrendered for registration of transfer or exchange pursuant to
Section 3.4 and where notices and demands to or upon the Certificate Registrar in respect of the Ownership Interest and the Transaction Documents may be served. The Indenture Trustee shall give prompt written notice to the Seller, the Insurer, the Owner Trustee and the Transferor of any change in the location of the Certificate Register or any such office or agency.

         Section 3.9 Appointment of Paying Agent. The Owner Trustee hereby appoints the Indenture Trustee as Paying Agent under this Agreement. The
Paying Agent shall make distributions to the Transferor from the Distribution
Account pursuant to Section 5.2 hereof and Section 5.01 of the Sale and Servicing Agreement and shall report the amounts of such distributions to the Owner Trustee. The Paying Agent shall have the revocable power to withdraw funds from the Distribution Account for the purpose of making the distributions referred to above. In the event that the Indenture Trustee shall no longer be the Paying Agent hereunder, the Owner Trustee shall appoint a successor to act as Paying Agent (which shall at all times be a corporation duly incorporated and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities). The Owner Trustee shall cause such successor Paying Agent or any additional Paying Agent appointed by the Owner Trustee to execute and deliver to the Owner Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Owner Trustee that as Paying
Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Transferor in trust for the benefit of the Transferor until such sums shall be paid to the Transferor. The
Paying Agent shall return all unclaimed funds to the Owner Trustee, and upon removal of a Paying Agent, such Paying Agent shall also return all funds in its possession to the Owner Trustee. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

          Section 3.10 [Reserved].

          Section 3.11 [Reserved].

          Section 3.12 [Reserved].

         Section 3.13 Restrictions on Transfers of Ownership Interest. The
Ownership Interest shall not be sold, pledged, transferred or assigned, except as provided below.

              (a) The Ownership Interest may not be acquired by or for the account of (i) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that is subject to the provisions of Title I of ERISA, (ii) a plan described in
Section 4975(e)(1) of the Code, or (iii) any entity, including an insurance company separate account or general account, whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "Benefit
Plan"). Each Prospective owner of the Ownership Interest, other than the Seller or an affiliate of the Seller, shall represent and warrant, in writing, to the Owner Trustee and the Certificate Registrar and any of their respective successors that:

                  (i) Such Person is (A) a "qualified institutional buyer" as defined in Rule 144A under the Securities Act of 1933, as amended
         (the "Securities Act"), and is aware that the seller of such Ownership Interest may be relying on the exemption from the registration requirements of the Securities Act provided by Rule 144A and is acquiring such Ownership Interest for its own account or for the account of one or more qualified institutional buyers for whom it is authorized to act, (B) an "accredited investor" as defined in Rule
         501(a) under the Securities Act , or (C) a Person involved in the organization or operation of the Trust or an affiliate of such Person within the meaning of Rule 3a-7 of the 1940 Act, as amended
         (including, but not limited to, the Seller or the Transferor).

                  (ii) Such Person understands that such Ownership Interest has not been and will not be registered under the Securities Act and may be offered, sold, pledged or otherwise transferred only to a person whom the seller reasonably believes is (A) a "qualified institutional buyer," (B) "an accredited investor" or (C) a Person involved in the organization or operation of the Trust or an affiliate of such Person, in each case in a transaction meeting the requirements of Rule 144A under the Securities Act or that is otherwise exempt from registration under the Securities Act and in accordance with any applicable securities laws of any state of the United States.

                  (iii) Such Person understands that each Ownership Interest bears a legend to the following effect:

                  THIS OWNERSHIP INTEREST HAS NOT BEEN AND WILL NOT BE
                  REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE
                  "ACT"), OR ANY STATE SECURITIES LAWS. THIS OWNERSHIP
                  INTEREST MAY BE DIRECTLY OR INDIRECTLY OFFERED OR SOLD OR
                  OTHERWISE DISPOSED OF (INCLUDING PLEDGED) BY THE HOLDER
                  HEREOF ONLY TO (I) A "QUALIFIED INSTITUTIONAL BUYER" AS
                  DEFINED IN RULE 144A UNDER THE ACT, IN A TRANSACTION THAT IS
                  REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES
                  LAWS OR THAT IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF
                  THE ACT PURSUANT TO RULE 144A, (II) AN ACCREDITED INVESTOR
                  AS DEFINED IN RULE 501(a) UNDER THE ACT, OR (III) A PERSON
                  INVOLVED IN THE ORGANIZATION OR OPERATION OF THE TRUST OR AN
                  AFFILIATE OF SUCH A PERSON WITHIN THE MEANING OF RULE 3a-7
                  OF THE INVESTMENT COMPANY ACT OF 1940], AS AMENDED
                  (INCLUDING, BUT NOT LIMITED TO, [ ]) IN A TRANSACTION THAT
                  IS REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES
                  LAWS OR THAT IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF
                  THE ACT AND SUCH LAWS. NO PERSON IS OBLIGATED TO REGISTER
                  THIS OWNERSHIP INTEREST UNDER THE ACT OR ANY STATE
                  SECURITIES LAWS."

                  (iv) Such Person shall comply with the provisions of Section
         3.13(b), as applicable, relating to the ERISA restrictions with respect to the acceptance or acquisition of such Ownership Interest .

              (b) Each Prospective Transferor, other than the Transferor or an affiliate of the Transferor, shall either:

                  (i) represent and warrant, in writing, to the Owner Trustee and the Certificate Registrar and any of their respective successors, in accordance with Exhibit B hereto, that the Prospective Transferor is not (A) an "employee benefit plan" within the meaning of Section
         3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or (B) a "plan" within the meaning of Section
         4975(e)(1) of the Code (any such plan or employee benefit plan, a "Plan") or (C) any entity, including an insurance company separate account or general account, whose underlying assets include plan assets by reason of a plan's investment in the entity and is not directly or indirectly purchasing such Ownership Interest on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with assets of a Plan; or

                  (ii) furnish to the Owner Trustee and the Certificate
         Registrar and any of their respective successors an opinion of counsel acceptable to such persons that (A) the proposed issuance or transfer of such Ownership Interest to such Prospective Transferor will not cause any assets of the Trust to be deemed assets of a Plan, and (B) the proposed holding or transfer of such Ownership Interest will not cause the Owner Trustee or the Certificate Registrar or any of their respective successors to be a fiduciary of a Plan within the meaning of Section 3(21) of ERISA and will not give rise to a transaction described in Section 406 of ERISA or Section 4975(c)(1) of the Code for which a statutory or administrative exemption is unavailable.

              (c) The Ownership Interest shall bear an additional legend referring to the foregoing restrictions contained in paragraph (b) above.

              (d) The Prospective Transferor, other than the Transferor or an affiliate of the Transferor, shall obtain an Opinion of Counsel to the effect that, as a matter of federal income tax law, such Prospective Transferor is permitted to accept the transfer of the Ownership Interest.

              (e) The Ownership Interest may not be pledged or transferred without delivery to the Certificate Registrar of an Opinion of Counsel to the effect that such transfer would not jeopardize the tax treatment of the Trust, would not subject the Trust to an entity-level tax, and would not jeopardize the status of the Notes as debt for all purposes.

              (f) No pledge or transfer of the Ownership Interest shall be effective unless such purchase or transfer is (i) to a single beneficial owner and (ii) accompanied by an opinion of counsel satisfactory to the Owner
Trustee, which Opinion of Counsel shall not be an expense of the Trust, the Certificate Registrar, the Servicer or the Seller, to the effect such pledge or transfer will not cause the Trust to be treated for federal income tax purposes as a taxable mortgage pool, association or a publicly traded partnership taxable as a corporation.

              (g) Transfer of the Ownership Interest shall be made only if accompanied by an opinion of counsel satisfactory to the Owner Trustee, which opinion of counsel shall not be an expense of the Trust, the Owner Trustee, the Servicer or the Seller, to the effect such transfer will not cause the Trust to be treated for federal income tax purposes as an association, a taxable mortgage pool or a publicly traded partnership taxable as a corporation.

                                  ARTICLE IV

                           ACTIONS BY OWNER TRUSTEE

         Section 4.1 Prior Notice to the Transferor and the Insurer with
Respect to Certain Matters. With respect to the following matters, the Owner
Trustee shall not take action, and neither the Transferor nor the Insurer shall direct the Owner Trustee to take any action, unless (i) the Insurer has provided its written consent and (ii) at least 30 days before the taking of such action, the Owner Trustee shall have notified the Transferor in writing of the proposed action and neither the Transferor nor the Insurer shall have notified the Owner Trustee in writing prior to the 30th day after such notice is given that the Transferor has withheld consent or the Transferor or the Insurer have provided alternative direction:

              (a) the initiation of any claim or lawsuit by the Trust (except claims or lawsuits brought in connection with the collection of the Mortgage
Loans) and the compromise of any action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection of the Mortgage Loans);

              (b) the election by the Trust to file an amendment to the Certificate of Trust (unless such amendment is required to be filed under the Business Trust Statute);

              (c) the amendment or other change to this Agreement or any Transaction Document in circumstances where the consent of any Noteholder or the Insurer is required;

              (d) the amendment or other change to this Agreement or any Transaction Document in circumstances where the consent of any Noteholder or the Insurer is not required and such amendment materially adversely affects the interest of the Transferor;

              (e) the appointment pursuant to the Indenture of a successor
Note Registrar, Paying Agent or Indenture Trustee, or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee of its obligations under the Indenture;

              (f) the consent to the calling or waiver of any default of any Transaction Document;

              (g) the consent to the assignment by the Indenture Trustee or the Seller of their respective obligations under any Transaction Document;

              (h) except as provided in Article IX hereof, dissolve, terminate or liquidate the Trust in whole or in part;

              (i) merge or consolidate the Trust with or into any other entity, or, except as contemplated by the Sale and Servicing Agreement, convey or transfer all or substantially all of the Trust's assets to any other entity;

              (j) cause the Trust to incur, assume or guaranty any indebtedness other than the Notes, as set forth in this Agreement;

              (k) do any act that conflicts with any other Transaction
Document;

              (l) do any act which would make it impossible to carry on the ordinary business of the Trust;

              (m) confess a judgment against the Trust;

              (n) possess Trust assets, or assign the Trust's right to property, for other than a Trust purpose; or

              (o) change the Trust's purpose and powers from those set forth in this Agreement.

         In addition the Trust shall not commingle its assets with those of any other entity. The Trust shall maintain its financial and accounting books and records separate from those of any other entity. Except as expressly set forth herein, the Trust shall pay its indebtedness, operating expenses from its own funds, and the Trust shall not pay the indebtedness, operating expenses and liabilities of any other Person. The Trust shall maintain appropriate minutes or other records of all appropriate actions and shall maintain its office separate from the offices of the Seller, and any of their respective affiliates. This Agreement and the Transaction Documents shall be the only agreements among the parties hereto with respect to the creation, operation and termination of the Trust. For accounting purposes, the Trust shall be treated as an entity separate and distinct from the Transferor. The pricing and other material terms of all transactions and agreements to which the Trust is a party shall be intrinsically fair to all parties thereto.

         The Owner Trustee shall not have the power, except upon the direction of the Transferor and with the consent of the Insurer (which consent shall not be unreasonably withheld), and to the extent otherwise consistent with the Transaction Documents, to (i) remove or replace the Seller or the Indenture
Trustee, (ii) institute proceedings to have the Trust declared or adjudicated a bankrupt or insolvent, (iii) consent to the institution of bankruptcy or insolvency proceedings against the Trust, (iv) file a petition or consent to a petition seeking reorganization or relief on behalf of the Trust under any applicable federal or state law relating to bankruptcy, (v) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or any similar official) of the Trust or a substantial portion of the property of the Trust, (vi) make any assignment for the benefit of the Trust's creditors,
(vii) cause the Trust to admit in writing its inability to pay its debts generally as they become due, or (viii) take any action, or cause the Trust to take any action, in furtherance of any of the foregoing (any of the above, a "Bankruptcy Action"). So long as the Indenture remains in effect, the Transferor shall not have the power to take, and shall not take, any Bankruptcy Action with respect to the Trust or direct the Owner Trustee to take any Bankruptcy Action with respect to the Trust.

         Section 4.2 [Reserved].

         Section 4.3 Action by Transferor with Respect to Bankruptcy. The
Owner Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the prior consent and approval of (i) the Insurer; (ii) the Transferor; (iii) the Owner Trustee; and (iv) the
Indenture Trustee, and the delivery to the Owner Trustee by the Transferor of a certificate certifying that such Transferor reasonably believes that the Trust is insolvent. The terms of this Section 4.3 shall survive for one year and one day following the termination of this Agreement.

         Section 4.4 Restrictions on Transferor's Power. The Transferor shall not direct the Owner Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any of the Transaction Documents or would be contrary to Section 2.3 hereof, nor shall the Owner Trustee be obligated to follow any such direction, if given.

                                   ARTICLE V

                  APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

         Section 5.1 Establishment of Trust Account. The Owner Trustee shall cause the Indenture Trustee to establish and maintain with the Indenture
Trustee for the benefit of the Owner Trustee one or more Eligible Accounts in accordance with the Indenture.

         Section 5.2 Application Of Trust Funds.

              (a) On each Payment Date, the Paying Agent shall make the distributions and payments set forth in Section 5.01 of the Sale and Servicing
Agreement from amounts on deposit in the Distribution Account.

              (b) On or before the third Business Day following each Payment
Date, the Paying Agent shall send to DTC the statement provided to the Paying
Agent by the Indenture Trustee pursuant to Section 5.03 of the Sale and Servicing Agreement with respect to such Payment Date.

              (c) In the event that any withholding tax is imposed on the Trust's payment (or allocations of income) to the Transferor, such tax shall reduce the amount otherwise distributable to the Transferor in accordance with this Section 5.2. The Paying Agent is hereby authorized and directed to retain from amounts otherwise distributable to the Transferor sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Paying Agent from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to the Transferor shall be treated as cash distributed to the Transferor at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Transferor), the Paying Agent may in its sole discretion withhold such amounts in accordance with this paragraph (c). In the event that the Transferor wishes to apply for a refund of any such withholding tax, the Owner Trustee and the Paying Agent shall reasonably cooperate with the Transferor in making such claim so long as the Transferor agrees to reimburse the Owner Trustee and the Paying Agent for any out-of-pocket expenses incurred.

         Section 5.3 Method of Payment. Distributions required to be made to the Transferor on any Payment Date shall be made to the Transferor of record on the preceding Record Date in the manner set forth in Section 5.01 of the Sale and Servicing Agreement.

         Section 5.4 [Reserved].

         Section 5.5 Accounting and Reports to the Transferor, the Internal
Revenue Service and Others. The Owner Trustee shall deliver to the Transferor such information, reports or statements as may be required by the Code and applicable Treasury Regulations and as may be required to enable the Transferor to prepare its respective federal and state income tax returns.
Consistent with the Trust's characterization for tax purposes as a security arrangement for the issuance of non-recourse debt, no federal income tax return shall be filed on behalf of the Trust unless either (a) the Trust or the Transferor shall receive an Opinion of Counsel based on a change in applicable law occurring after the date hereof that the Code requires such a filing or (b) the Internal Revenue Service shall determine that the Trust is required to file such a return. In the event that the Trust is required to file tax returns, the Owner Trustee shall elect under Section 1278 of the Code to include in income currently any market discount that accrues with respect to the Mortgage Loans. The Owner Trustee shall prepare or shall cause to be prepared any tax returns required to be filed by the Trust and shall remit such returns to the Transferor at least five days before such returns are due to be filed. The Transferor, or any other such party required by law, shall promptly sign such returns and deliver such returns after signature to the Owner Trustee and such returns shall be filed by, or at the direction of, the Owner Trustee with the appropriate tax authorities. In no event shall the Transferor be liable for any liabilities, costs or expenses of the Trust arising out of the application of any tax law, including federal, state, foreign or local income or excise taxes or any other tax imposed on or measured by income (or any interest, penalty or addition with respect thereto or arising from a failure to comply therewith), except for any such liability, cost or expense attributable to the Transferor's breach of its obligations under this Agreement.

         Section 5.6 Signature on Returns.

         The Owner Trustee shall sign on behalf of the Trust the tax returns of the Trust, if any, unless applicable law requires a Transferor to sign such documents, in which case such documents shall be signed by the Transferor.

                                  ARTICLE VI

                     AUTHORITY AND DUTIES OF OWNER TRUSTEE

         Section 6.1 General Authority. The Owner Trustee is authorized and directed to execute and deliver or cause to be executed and delivered the Notes, the Ownership Interest and the Transaction Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Transaction Documents to which the Trust is to be a party and any amendment or other agreement or instrument described in Article
III, in each case, in such form as the Owner Trustee shall approve, as evidenced conclusively by the Owner Trustee's execution thereof, and, on behalf of the Trust, to direct the Indenture Trustee to authenticate and deliver the Class A Notes in an aggregate principal amount equal to $[ ]. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Transaction Documents.

         Section 6.2 General Duties. It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and the Transaction Documents to which the Trust is a party and to administer the Trust in the interest of the Transferor, subject to the Transaction Documents and in accordance with the provisions of this Agreement. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Transaction Documents to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Owner Trustee hereunder or under any Transaction Document, and the Owner
Trustee shall not be held liable for the default or failure of the Administrator to carry out their respective obligations under the Administration Agreement.

         Section 6.3 Action upon Instruction.

              (a) Subject to Article IV herein and in accordance with the terms of the Transaction Documents, the Transferor may by written instruction direct the Owner Trustee in the management of the Trust but only to the extent consistent with the limited purpose of the Trust. Such direction may be exercised at any time by written instruction of the Transferor pursuant to
Article IV.

              (b) Notwithstanding the foregoing, the Owner Trustee shall not be required to take any action hereunder or under any Transaction Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any Transaction
Document or is otherwise contrary to law.

              (c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or under any Transaction Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Transferor and the Insurer (so long as no Insurer Default exists) requesting instruction from the Transferor and the Insurer (so long as no Insurer Default exists) as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of the Transferor or the Insurer received, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice
(or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Transaction Documents, as it shall deem to be in the best interest of the Transferor, and shall have no liability to any Person for such action or inaction.

              (d) In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any Transaction Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement provides no direction to the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Transferor and the Insurer requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received from the Insurer, or if there is an Insurer
Default, the Transferor, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Transaction Documents, as it shall deem to be in the best interest of the Transferor, and shall have no liability to any Person for such action or inaction.

         Section 6.4 No Duties Except as Specified in this Agreement, the
Transaction Documents or in Instructions. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Owner Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee or the Trust is a party, except as expressly provided by the terms of this Agreement, any Transaction Document or in any document or written instruction received by the Owner Trustee pursuant to Section 6.3; and no implied duties or obligations shall be read into this Agreement or any Transaction Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at anytime or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Securities and Exchange
Commission filing for the Trust or to record this Agreement or any Transaction
Document. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Owner Trust Estate that result from actions by, or claims against, the Owner Trustee that are not related to the ownership or the administration of the Owner Trust Estate.

         Section 6.5 No Action Except Under Specified Documents or
Instructions. The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Owner Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) in accordance with the Transaction Documents and (iii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 6.3 above.

         Section 6.6 Restrictions. The Owner Trustee shall not take any action
(a) that is inconsistent with the purposes of the Trust set forth in Section
2.3 hereof or (b) that, to the actual knowledge of the Owner Trustee, would result in the Trust's becoming taxable as a corporation for Federal income tax purposes. The Transferor shall not direct the Owner Trustee to take action that would violate the provisions of this Section 6.6.


                                  ARTICLE VII

                         CONCERNING THE OWNER TRUSTEE

         Section 7.1 Acceptance of Trusts and Duties. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement and the Transaction Documents. The Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the Owner Trust Estate upon the terms of the Transaction Documents and this Agreement. The Owner Trustee shall not be answerable or accountable hereunder or under any Transaction Document under any circumstances, except (i) for its own willful misconduct, bad faith or negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.3 below expressly made by the Owner Trustee.
In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

              (a) the Owner Trustee shall not be liable for any error of judgment made by a responsible officer of the Owner Trustee;

              (b) the execution, delivery, authentication and performance by the Owner Trustee of this Agreement will not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action with respect to, any governmental authority or agency;

              (c) no provision of this Agreement or any Transaction Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any Transaction Document if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

              (d) under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Transaction Documents, including the principal of and interest on the Notes;

              (e) the Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Seller or for the form, character, genuineness, sufficiency, value or validity of any of the Owner Trust Estate or for or in respect of the validity or sufficiency of the Transaction Documents, other than the certificate of authentication on the Ownership Interest, and the Owner Trustee shall in no event assume or incur any liability, duty, or obligation to any Noteholder, to the Transferor or other than as expressly provided for herein and in the Transaction Documents;

              (f) the Owner Trustee shall not be liable for the default or misconduct of the Seller, the Indenture Trustee, or the Servicer under any of the Transaction Documents or otherwise and the Owner Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the Transaction Documents that are required to be performed by the Indenture Trustee under the Indenture, the Servicer under the Sale and Servicing Agreement, the Administrator or [ ] under the Administration
Agreement or the Certificate Registrar or any Paying Agent hereunder;

              (g) the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any Transaction Document, at the request, order or direction of the Transferor, unless such Transferor has offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any Transaction Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its gross negligence or willful misconduct in the performance of any such act; and.

              (h) The Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Insurer, the Seller or any Owner to the extent such action or direction is permitted by the Transaction Documents.

         Section 7.2 Furnishing of Documents. The Owner Trustee shall furnish
(a) to the Transferor promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Transaction Documents and (b) to Noteholders and the Insurer promptly upon written request therefor, copies of the Sale and Servicing
Agreement and this Agreement.

         Section 7.3 Representations and Warranties.

         [Owner Trustee] hereby represents and warrants to the Seller, for the benefit of the Transferor and the Insurer, that:

              (a) It is a banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement;

              (b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf;

              (c) Neither the execution nor the delivery by it of this Agreement nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any Federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound;

              (d) This Agreement has been duly authorized, executed and delivered by the Owner Trustee and constitutes a valid, legal and binding obligation of the Owner Trustee, enforceable against it in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

              (e) The Owner Trustee is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition
(financial or other) or operations of the Owner Trustee or its properties or might have consequences that would materially adversely affect its performance hereunder; and

              (f) No litigation is pending or, to the best of the Owner
Trustee's knowledge, threatened against the Owner Trustee which would prohibit its entering into this Agreement or performing its obligations under this Agreement.

         Section 7.4 Reliance; Advice of Counsel.

              (a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officer of the relevant party, as to such fact or matter and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

              (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the Transaction Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountants or other such persons and not contrary to this Agreement or any Transaction Document.

         Section 7.5 Not Acting in Individual Capacity. Except as provided in this Article VII, in accepting the trusts hereby created, [Owner Trustee] acts solely as Owner Trustee hereunder and not in its individual capacity and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any Transaction Document shall look only to the Owner Trust Estate for payment or satisfaction thereof.

         Section 7.6 Owner Trustee Not Liable for the Ownership Interest or the Mortgage Loans. The recitals contained herein and in the Ownership
Interest (other than the signature of the Owner Trustee on the Certificate) shall be taken as the statements of the Seller, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, of any Transaction Document or of the Ownership Interest (other than the signature of the Owner Trustee on the Certificate and as specified in Section 7.3 hereof) or the Notes, or of any Mortgage Loans or related documents. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage Loan, or the perfection and priority of any security interest created by any Mortgage Loan or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Owner Trust Estate or its ability to generate the payments to be distributed to the Transferor under this Agreement or to the Noteholders under the Indenture, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any insurance thereon; the existence and contents of any Mortgage Loan on any computer or other record thereof; the validity of the assignment of any Mortgage Loan to the Trust or of any intervening assignment;
the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan; the compliance by the Seller or the Servicer with any warranty or representation made under any Transaction Document or in any related document or the accuracy of any such warranty or representation or any action of the Seller, the Indenture Trustee, the Administrator or the Servicer or any subservicer taken in the name of the Owner Trustee.

         Section 7.7 Owner Trustee May Own the Ownership Interest and the
Notes. The Owner Trustee in its individual or any other capacity may become the owner or pledgee of the Ownership Interest or the Notes and may deal with the Seller, the Indenture Trustee, the Administrator and the Servicer in banking transactions with the same rights as it would have if it were not Owner Trustee.

         Section 7.8 Licenses. The Owner Trustee shall cause the Trust to use its best efforts to obtain and maintain the effectiveness of any licenses required in connection with this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby until such time as the Trust shall terminate in accordance with the terms hereof.

                                 ARTICLE VIII

                         COMPENSATION OF OWNER TRUSTEE

         Section 8.1 Owner Trustee's Fees and Expenses. The Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Seller and the Owner Trustee, and the Owner Trustee shall be entitled to be reimbursed by the Seller for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder.

         Section 8.2 Indemnification. The Seller shall be liable as primary obligor for, and shall indemnify the Owner Trustee and its successors, assigns, agents and servants (collectively, the "Indemnified Parties") from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") which may at any time be imposed on, incurred by, or asserted against the Owner Trustee or any Indemnified
Party in any way relating to or arising out of this Agreement, the Transaction
Documents, the Owner Trust Estate, the administration of the Owner Trust
Estate or the action or inaction of the Owner Trustee hereunder, except only that the Seller shall not be liable for or required to indemnify an Indemnified Party from and against Expenses arising or resulting from any of the matters described in the third sentence of Section 7.1 hereof. The indemnities contained in this Section 8.2 shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement. In the event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section 8.2, the Owner Trustee's choice of legal counsel shall be subject to the approval of the Seller, which approval shall not be unreasonably withheld.

         Section 8.3 Payments to the Owner Trustee. Any amounts paid to the Owner Trustee pursuant to this Article VIII shall be deemed not to be a part of the Owner Trust Estate immediately after such payment.

                                  ARTICLE IX

                        TERMINATION OF TRUST AGREEMENT

         Section 9.1 Termination of Trust Agreement.

              (a) This Agreement (other than Article VIII) and the Trust shall terminate pursuant to the Business Trust Statute and be of no further force or effect on the earlier of (i) the satisfaction and discharge of the Indenture pursuant to Section 4.1 of the Indenture and the termination of the Sale and Servicing Agreement and (ii) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy (the late ambassador of the United States to the Court of St. James's) alive on the date hereof. The bankruptcy, liquidation, dissolution, death or incapacity of the Transferor shall not (x) operate to terminate this Agreement or the Trust, nor (y) entitle such Transferor's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding-up of all or any part of the Trust or Owner Trust Estate nor (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

              (b) The Ownership Interest shall be subject to an early redemption or termination at the option of the Servicer in the manner and subject to the provisions of Section 8.01 of the Sale and Servicing Agreement.

              (c) Except as provided in Sections 9.1(a) and (b) above, none of the Seller, the Administrator, or the Transferor shall be entitled to revoke or terminate the Trust.

              (d) Notice of any termination of the Trust, specifying the Payment Date upon which the Transferor shall surrender their Ownership
Interest to the Paying Agent for payment of the final distributions and cancellation, shall be given by the Certificate Registrar to the Transferor, the Insurer and the Rating Agencies mailed within five Business Days of receipt by the Certificate Registrar of notice of such termination pursuant to
(a) or (b) above, which notice given by the Owner Trustee shall state (i) the Payment Date upon or with respect to which final payment of the Certificate
Registrar shall be made upon presentation and surrender of the Ownership
Interest at the office of the Paying Agent therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Ownership Interest at the office of the Paying Agent therein specified. The Certificate Registrar shall give such notice to the Owner Trustee and the Paying Agent at the time such notice is given to the Transferor. Upon presentation and surrender of the Ownership
Interest, the Paying Agent shall cause to be distributed to the Transferor amounts distributable on such Payment Date pursuant to Section 5.01 of the Sale and Servicing Agreement.

              In the event that the Transferor shall not surrender its Ownership Interest for cancellation within six months after the date specified in the above mentioned written notice, the Certificate Registrar shall give a second written notice to the Transferor to surrender the Ownership Interest for cancellation and receive the final distribution with respect thereto. If within one year after the second notice the Ownership Interest shall not have been surrendered for cancellation, the Certificate Registrar may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Transferor concerning surrender of the Ownership
Interest, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Any funds remaining in the Trust after exhaustion of such remedies shall be distributed by the Paying Agent to the Transferor.

              (e) Upon the winding up of the Trust and its termination, the Owner Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the Business Trust Statute.

                                   ARTICLE X

            SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

         Section 10.1 Eligibility Requirements for Owner Trustee. The Owner
Trustee shall at all times be a corporation satisfying the provisions of the Business Trust Statute; authorized to exercise corporate powers; having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or state authorities; and having (or having a parent which has) a long-term rating of at least "A" (or its equivalent) by each of Standard & Poor's, and Fitch and being acceptable to the Insurer. If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section 10.1, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section
10.2.

         Section 10.2 Resignation or Removal of Owner Trustee. The Owner
Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Trust, the Indenture Trustee, the Rating Agencies, the Insurer and the Seller. Upon receiving such notice of resignation, the Indenture Trustee shall promptly appoint a successor Owner
Trustee with the consent of the Insurer, which consent shall not be unreasonably withheld, by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee or the Insurer may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

         If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 10.1 above and shall fail to resign after written request therefor by the Indenture Trustee, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner
Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Indenture Trustee may, and, at the direction of the Insurer, shall, remove the Owner Trustee. If the Indenture
Trustee shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Indenture Trustee shall promptly appoint a successor
Owner Trustee acceptable to the Insurer by written instrument in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee and payment of all fees owed to the outgoing Owner Trustee.

         Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section 10.
2 shall not become effective until acceptance of appointment by the successor
Owner Trustee pursuant to Section 10.3, written approval by the Insurer and payment of all fees and expenses owed to the outgoing Owner Trustee. The
Indenture Trustee shall provide notice of such resignation or removal of the Owner Trustee to each of the Rating Agencies.

         Section 10.3 Successor Owner Trustee. Any successor Owner Trustee appointed pursuant to Section 10.2 shall execute, acknowledge and deliver to the Indenture Trustee, the Insurer and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective and such successor Owner Trustee (if acceptable to the Insurer), without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Indenture Trustee and the predecessor Owner
Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties, and obligations.

         No successor Owner Trustee shall accept appointment as provided in this Section 10.3 unless at the time of such acceptance such successor Owner
Trustee shall be eligible pursuant to Section 10.1 above.

         Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section 10.3, the Indenture Trustee shall mail notice of the successor of such Owner Trustee to the Transferor, the Noteholders, the Insurer and the Rating Agencies. If the Indenture Trustee fails to mail such notice within 10 days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Indenture Trustee.

         Section 10.4 Merger or Consolidation of Owner Trustee. Any corporation into which the Owner Trustee may be merged or converted or with which either may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee, as the case may be, hereunder, provided such corporation shall be eligible pursuant to Section 10.1 above, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided further that the Owner Trustee, shall mail notice of such merger or consolidation to the Seller, the Rating Agencies and the Insurer.

         Section 10.5 Appointment of Co-Owner Trustee or Separate Owner
Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Owner Trust Estate or any Mortgaged Property may at the time be located, the Owner Trustee (with the consent of the Insurer, which consent shall not be unreasonably withheld) shall have the power and shall execute and deliver all instruments to appoint one or more Persons to act as co-owner trustee, jointly with the Owner Trustee, or separate owner trustee or separate owner trustees, of all or any part of the Owner Trust Estate, and to vest in such Person, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Owner Trustee may consider necessary or desirable. No co-owner trustee or separate trustee under this Section 10.5 shall be required to meet the terms of eligibility as a successor Owner
Trustee pursuant to Section 10.1 above and no notice of the appointment of any co-owner trustee or separate trustee shall be required pursuant to Section
10.3 above.

         The Owner Trustee hereby appoints the Indenture Trustee for the purpose of establishing and maintaining the Distribution Account and making the distributions therefrom to the Persons entitled thereto pursuant to
Section 5.01 of the Sale and Servicing Agreement.

         Each separate trustee and co-owner trustee shall, to the extent permitted by law, be appointed and act subject to the following provision and conditions:

                  (i) all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate owner trustee or co-owner trustee jointly (it being understood that such separate owner trustee or co-owner trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-owner trustee but solely at the direction of the Owner Trustee;

                  (ii) no owner trustee under this Agreement shall be personally liable by reason of any act or omission of any other owner trustee under this Agreement; and

                  (iii) the Owner Trustee may at any time accept the resignation of or remove any separate trustee or co-owner trustee.

         Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to the separate trustees and co-owner trustees, as if given to each of them. Every instrument appointing any separate owner trustee or co-owner trustee, other than this Agreement, shall refer to this Agreement and to the conditions of this Article X. Each separate trustee and co-owner trustee, upon its acceptance of appointment, shall be vested with the estates specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee.

         Any separate trustee or co-owner trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any owner trustee or co-owner trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                                  ARTICLE XI

                                 MISCELLANEOUS

         Section 11.1 Supplements and Amendments. This Agreement may be amended by the Seller and the Owner Trustee with prior written notice to the Rating Agencies and the Indenture Trustee and with the consent of the Insurer
(which consent shall not be unreasonably withheld), but without the consent of any of the Noteholders, the Transferor or the Indenture Trustee, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Transferor; provided, however, that such action shall not adversely affect in any material respect the interests of any Noteholder, the Transferor or the Insurer. An amendment described above shall be deemed not to adversely affect in any material respect the interests of any Noteholder, the Transferor or the Insurer if (i) an Opinion of Counsel is obtained to such effect, and (ii) the party requesting the amendment satisfies the Rating Agency Condition with respect to such amendment.

         This Agreement may also be amended from time to time by the Seller and the Owner Trustee, with the prior written consent of the Rating Agencies, the Insurer and the Indenture Trustee, the Noteholders evidencing more than 50% of the Percentage Interests in the Notes and the Transferor, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Transferor; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Mortgage
Loans or distributions that shall be required to be made for the benefit of the Noteholders or the Transferor or (b) reduce the aforesaid Percentage
Interests required to consent to any such amendment, without the consent of the holders of all the outstanding Notes. The Seller shall join in any such amendment approved as provided in the preceding sentence so long as such amendment is not adverse to the interests of the Seller.

         Promptly after the execution of any such amendment, the Owner Trustee shall furnish written notification of the substance of such amendment to the Indenture Trustee, the Insurer and each of the Rating Agencies.

         It shall not be necessary for the consent of the Transferor, the Noteholders or the Indenture Trustee pursuant to this Section 11.1 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of the Transferor provided for in this Agreement or in any other Transaction Document) and of evidencing the authorization of the execution thereof by the Transferor and the Noteholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

         Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

         Prior to the execution of any amendment to this Agreement or the Certificate of Trust, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to such execution and delivery have been satisfied. The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's own rights, duties or immunities under this Agreement or otherwise.

         Section 11.2 No Legal Title to Owner Trust Estate in Transferor. The
Transferor shall not have legal title to any part of the Owner Trust Estate.
The Transferor shall be entitled to receive distributions with respect to their undivided ownership interest therein only in accordance with Articles V and IX herein. No transfer, by operation of law or otherwise, of any right, title, or interest of the Transferor to and in its Ownership Interest shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate.

         Section 11.3 Limitations on Rights of Others. The provisions of this
Agreement are solely for the benefit of the Owner Trustee, the Seller, the Trust, the Insurer, the Transferor and, to the extent expressly provided herein, the Indenture Trustee, the Insurer and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust
Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

         Section 11.4 Notices.

              (a) Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt by the intended recipient or three Business Days after mailing if mailed by certified mail, postage prepaid (except that notice to the Owner
Trustee shall be deemed given only upon actual receipt by the Owner Trustee), at the following addresses: (i) if to the Owner Trustee, its Corporate Trust
Office; (ii) if to the Seller, KeyBank National Association, [ ]; (iii) if to the Insurer, [ ]; (iv) if to the Indenture Trustee, its Corporate Trust
Office; (v) if to the Transferor, [ ]; (vi) if to the Seller, [ ]; or, as to each such party, at such other address as shall be designated by such party in a written notice to each other party.

              (b) Any notice required or permitted to be given to the Transferor shall be given by first-class mail, postage prepaid, at the address of such Transferor as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Transferor receives such notice.

         Section 11.5 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 11.6 Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 11.7 Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of the Seller, the Owner Trustee, the Insurer and its successors and the Transferor and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by the Transferor shall bind the successors and assigns of the Transferor.

         Section 11.8 No Petition. The Owner Trustee, by entering into this
Agreement, the Transferor, by accepting the Ownership Interest, and the Indenture Trustee and each Noteholder by accepting the benefits of this Agreement, hereby covenant and agree that they will not at any time institute against the Transferor or the Trust, or join in any institution against the Transferor, or the Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United
States Federal or state bankruptcy or law in connection with any obligations relating to the Ownership Interest and the Notes, this Agreement or any of the Transaction Documents.

         Section 11.9 [Reserved].

         Section 11.10 No Recourse. The Transferor by accepting the Ownership
Interest acknowledges that the Transferor's Ownership Interest represents a beneficial interest in the Trust only and does not represent an interest in or an obligation of the Servicer, the Seller, the Owner Trustee or any Affiliate thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Ownership Interest or the Transaction Documents.

         Section 11.11 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         Section 11.12 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS
CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE
PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 11.13

         Inconsistencies with Sale and Servicing Agreement.

         In the event certain provisions of this Agreement conflict with the provisions of the Sale and Servicing Agreement, the parties hereto agree that the provisions of the Sale and Servicing Agreement shall be controlling.

         Section 11.14     Third Party Beneficiary.

         The parties hereto acknowledge that the Insurer is an express third party beneficiary hereof entitled to enforce the provisions hereof as if it were actually a party hereto. Nothing in this Section 11.14 however shall be construed to mitigate in any way, the fiduciary responsibilities of the Owner
Trustee to the beneficiaries of the Trust.


         IN WITNESS WHEREOF, the parties hereto have caused this Trust
Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.


                                      [                             ]
                                              as Owner Trustee



                                     By:___________________________________
                                        Name:
                                        Title:


                                         KEYBANK NATIONAL ASSOCIATION


                                     By:__________________________________
                                        Name:
                                        Title:

                                        [                           ],
                                                                   as Seller



                                     By:
                                        Name:
                                        Title:


                                   EXHIBIT A


                            CERTIFICATE OF TRUST OF
                        [ ] HOME EQUITY LOAN TRUST [ ]

         THIS Certificate of Trust of [__________] HOME EQUITY LOAN TRUST [__________] (the "Trust"), is being duly executed and filed by [ ], a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. Code, ss. 3801 et seq.)(the "Act").

         1. Name. The name of the business trust formed hereby is [__________] HOME EQUITY LOAN TRUST [__________].

         2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of

         Delaware is [____________________________]. Attention: Corporate
Trust Administration Department.

         IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust in accordance with Section 3811(a) of the Act.



                                   [____________________], not in its
                                   individual capacity but solely as
                                   Owner Trustee under a Trust
                                   Agreement dated as of
                                   [______________ ].


                                   By:
                                       --------------------------------------
                                       Name:
                                       Title:

                                   EXHIBIT B


                             TRANSFER CERTIFICATE



[Owner Trustee]

---------------------------
---------------------------


Attention: [____________________]


         Re: Trust Agreement, dated as of [__________], among [_________] Home Equity Loan Trust [___________________], KeyBank National
              Association and [__________________], as Owner Trustee; [_______________] Home Equity Loan Trust [______________________], Home Equity Loan
              Asset-Backed Notes, Series [____________________]


Ladies and Gentlemen:

         The undersigned (the "Transferee") has agreed to purchase from ________________________ (the "Transferor") the Ownership Interest:

         A. Rule 144A "Qualified Institutional Buyers" should complete this section

         I. The Transferee is (check one):

         ____ (i) An insurance company, as defined in Section 2(13) of the Securities Act of 1933, as amended (the "Securities Act"), (ii) an investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), (iii) a business development company as defined in Section 2(a)(48) of the Securities Act, (iv) a Small Business Investment Company licensed by the U.S. Small Business Administration under
               Section 301(c) or (d) of the Small Business Investment Act of 1958, (v) a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, (vi) an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (vii) a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940, (viii) an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation (other than a bank as defined in Section 3(a)(2) of the Securities Act or a savings and loan association or other institution referenced in Section 3(a)(2) of the Securities Act or a foreign bank or savings and loan association or equivalent institution), partnership, or Massachusetts or similar business trust; or (ix) an investment advisor registered under the Investment Advisors Act of 1940, which, for each of (i) through (ix), owns and invests on a discretionary basis at least $100 million in securities other than securities of issuers affiliated with the Transferee, securities issued or guaranteed by the United States or a person controlled or supervised by and acting as an instrumentality of the government of the United States pursuant to authority granted by the Congress of the United States, bank deposit notes and certificates of deposit, loan participations, repurchase agreements, securities owned but subject to a repurchase agreement, and currency, interest rate and commodity swaps (collectively, "Excluded Securities");

         ____ a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that in the aggregate owns and invests on a discretionary basis at least $10 million of securities other than Excluded Securities and securities constituting the whole or part of an unsold allotment to, or subscription by, Transferee as a participant in a public offering;

         ____ an investment company registered under the Investment Company Act that is part of a family of investment companies (as defined in Rule 144A of the Securities and Exchange Commission) which own in the aggregate at least $100 million in securities other than Excluded Securities and securities of issuers that are part of such family of investment companies;

         ____ an entity, all of the equity owners of which are entities described in this Paragraph A(I);

         ____ a bank as defined in Section 3(a)(2) of the Securities Act, any savings and loan association or other institution as referenced in Section 3(a)(5)(A) of the Securities Act, or any foreign bank or savings and loan association or equivalent institution that in the aggregate owns and invests on a discretionary basis at least $100 million in securities other than Excluded Securities and has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements, as of a date not more than 16 months preceding the date of transfer of the Ownership Interest to the Transferee in the case of a U.S. Bank or savings and loan association, and not more than 18 months preceding such date in the case of a foreign bank or savings association or equivalent institution.

         II. The Transferee is acquiring such Ownership Interest solely for its own account, for the account of one or more others, all of which are "Qualified Institutional Buyers" within the meaning of Rule 144A, or in its capacity as a dealer registered pursuant to Section 15 of the Exchange Act acting in a riskless principal transaction on behalf of a "Qualified Institutional Buyer". The Transferee is not acquiring such Ownership Interest with a view to or for the resale, distribution, subdivision or fractionalization thereof which would require registration of the Ownership Interest under the Securities Act.

         B. "Accredited Investors" should complete this Section

         I. The Transferee is (check one):

         ____  a bank within the meaning of Section 3(a)(2) of the Securities
               Act;

         ____  a savings and loan association or other institution defined in
               Section 3(a)(5) of the Securities Act;

         ____  a broker or dealer registered pursuant to the Exchange Act;

         ____ an insurance company within the meaning of Section 2(13) of the Securities Act;

         ____  an investment company registered under the Investment Company
               Act;

         ____ an employee benefit plan within the meaning of Title I of ERISA, which has total assets in excess of $5,000,000;

         ____ another entity which is an "accredited investor" within the meaning of paragraph (fill in) of subsection (a) of Rule 501 of the Securities and Exchange Commission.

         II. The Transferee is acquiring such Ownership Interest solely for its own account, for investment, and not with a view to or for the resale, distribution, subdivision or fractionalization thereof which would require registration of the Ownership Interest under the Securities Act.

         C. If the Transferee is unable to complete one of paragraph A(I) or paragraph B(I) above, the Transferee must furnish an opinion in form and substance satisfactory to the Trustee of counsel satisfactory to the Trustee to the effect that such purchase will not violate any applicable federal or state securities laws.

         D. The Transferee represents that it is not (A) an "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 19974, as amended ("ERISA"), or (B) a "plan" within the meaning of Section 4975(e)(1) of the Code (any such plan or employee benefit plan, a "Plan") or (C) any entity, including an insurance company separate account or general account, whose underlying assets include plan assets by reason of a plan's investment in the entity and is not directly or indirectly purchasing such Trust Security on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with assets of a Plan.

         (iii) the Transferee is an "accredited investor" as defined in Rule 501(a) of Regulation D pursuant to the Securities Act.

                                  Very truly yours,
                                  [NAME OF PURCHASER]


                                  By:
                                      ----------------------------------
                                      Title:
Dated:

THE FOREGOING IS ACKNOWLEDGED THIS ____ DAY OF __________, 199_.


[NAME OF SELLER]

By:
    -------------------------------
    Title:
          ------------------------

                                   INDENTURE




                                    between




                        [ ] HOME EQUITY LOAN TRUST [ ]
                                   as Issuer


                                      and



                                                       [ ],
                             as Indenture Trustee







                                Dated as of [ ]







                         [ ]HOME EQUITY LOAN TRUST [ ]
                     Home Equity Loan Asset-Backed Notes,
                                  Series [ ]

                               Table of Contents


                                                                                                               Page
                                                                                                               ----
                                   ARTICLE I
                                  DEFINITIONS

SECTION 1.1             Definitions...............................................................................2
SECTION 1.2             Incorporation by Reference of Trust Indenture Act.........................................9
SECTION 1.3             Rules of Construction....................................................................10

                                  ARTICLE II
                                   THE NOTES

SECTION 2.1             Form.....................................................................................11
SECTION 2.2             Execution, Authentication, Delivery and Dating...........................................11
SECTION 2.3             Registration; Registration of Transfer and Exchange......................................12
SECTION 2.4             Mutilated, Destroyed, Lost or Stolen Notes...............................................13
SECTION 2.5             Persons Deemed Owner.....................................................................13
SECTION 2.6             Payment of Principal and Interest; Defaulted Interest....................................14
SECTION 2.7             Cancellation.............................................................................14
SECTION 2.8             [Reserved]...............................................................................15
SECTION 2.9             Release of Trust Estate..................................................................17
SECTION 2.10            Book-Entry Notes.........................................................................17
SECTION 2.11            Notices to Clearing Agency...............................................................18
SECTION 2.12            Definitive Notes.........................................................................18
SECTION 2.13            Tax Treatment............................................................................19

                                  ARTICLE III
                                   COVENANTS

SECTION 3.1             Payment of Principal and Interest........................................................20
SECTION 3.2             Maintenance of Office or Agency..........................................................20
SECTION 3.3             Money for Payments To Be Held in Trust...................................................20
SECTION 3.4             Existence................................................................................21
SECTION 3.5             Protection of Trust Estate...............................................................22
SECTION 3.6             Annual Opinions as to the Trust Estate...................................................22
SECTION 3.7             Performance of Obligations; Servicing of Mortgage Loans..................................23
SECTION 3.8             Negative Covenants.......................................................................24
SECTION 3.9             Annual Statement as to Compliance........................................................25
SECTION 3.10            Covenants of the Issuer..................................................................25
SECTION 3.11            Servicer's Obligations...................................................................26
SECTION 3.12            Restricted Payments......................................................................26
SECTION 3.13            Treatment of Notes as Debt for All Purposes..............................................26
SECTION 3.14            Notice of Events of Default..............................................................26
SECTION 3.15            Further Instruments and Acts.............................................................26
SECTION 3.16            Issuer May Consolidate, etc..............................................................26
SECTION 3.17            Successor or Transferee..................................................................28
SECTION 3.18            No Other Business........................................................................28
SECTION 3.19            No Borrowing.............................................................................28
SECTION 3.20            Guarantees, Loans, Advances and Other Liabilities........................................29
SECTION 3.21            Capital Expenditures.....................................................................29

                                  ARTICLE IV
                          SATISFACTION AND DISCHARGE

SECTION 4.1             Satisfaction and Discharge of Indenture..................................................30
SECTION 4.2             Application of Trust Money...............................................................31
SECTION 4.3             Subrogation and Cooperation..............................................................31
SECTION 4.4             Repayment of Moneys Held by Paying Agent.................................................32

                                   ARTICLE V
                                   REMEDIES

SECTION 5.1             Events of Default........................................................................33
SECTION 5.2             Acceleration of Maturity; Rescission and Annulment.......................................34
SECTION 5.3             Collection of Indebtedness and Suits for Enforcement by Indenture Trustee................34
SECTION 5.4             Remedies; Priorities.....................................................................37
SECTION 5.5             Optional Preservation of the Trust Estate................................................38
SECTION 5.6             Limitation of Suits......................................................................39
SECTION 5.7             Unconditional Rights of Noteholders To Receive Principal and Interest....................39
SECTION 5.8             Restoration of Rights and Remedies.......................................................39
SECTION 5.9             Rights and Remedies Cumulative...........................................................40
SECTION 5.10            Delay or Omission Not a Waiver...........................................................40
SECTION 5.11            Control by Noteholders...................................................................40
SECTION 5.12            Waiver of Past Defaults..................................................................41
SECTION 5.13            Undertaking for Costs....................................................................41
SECTION 5.14            Waiver of Stay or Extension Laws.........................................................41
SECTION 5.15            Action on Notes..........................................................................41
SECTION 5.16            Performance and Enforcement of Certain Obligations.......................................42

                                  ARTICLE VI
                             THE INDENTURE TRUSTEE

SECTION 6.1             Duties of Indenture Trustee..............................................................43
SECTION 6.2             Rights of Indenture Trustee..............................................................44
SECTION 6.3             Individual Rights of Indenture Trustee...................................................46
SECTION 6.4             Indenture Trustee's Disclaimer...........................................................46
SECTION 6.5             Notice of Defaults.......................................................................46
SECTION 6.6             Reports by Indenture Trustee to Holders..................................................46
SECTION 6.7             Compensation and Indemnity...............................................................47
SECTION 6.8             Replacement of Indenture Trustee.........................................................47
SECTION 6.9             Successor Indenture Trustee by Merger....................................................48
SECTION 6.10            Appointment of Co-Indenture Trustee or Separate Indenture Trustee........................49
SECTION 6.11            Eligibility; Disqualification............................................................50
SECTION 6.12            Preferential Collection of Claims Against Issuer.........................................50
SECTION 6.13            Representations and Warranties...........................................................50
SECTION 6.14            Directions to Indenture Trustee..........................................................50

                                  ARTICLE VII
                        NOTEHOLDERS' LISTS AND REPORTS

SECTION 7.1             Issuer To Furnish Indenture Trustee Names and Addresses of Noteholders...................52
SECTION 7.2             Preservation of Information; Communications to Noteholders...............................52
SECTION 7.3             Reports by Issuer........................................................................52
SECTION 7.4             Reports by Indenture Trustee.............................................................53

                                 ARTICLE VIII
                     ACCOUNTS, DISBURSEMENTS AND RELEASES

SECTION 8.1             Collection of Money......................................................................54
SECTION 8.2             Accounts; Distributions..................................................................54
SECTION 8.3             [Reserved]...............................................................................55
SECTION 8.4             Servicer's Monthly Statements............................................................55
SECTION 8.5             [Reserved]...............................................................................55
SECTION 8.6             Opinion of Counsel.......................................................................55

                                  ARTICLE IX
                            SUPPLEMENTAL INDENTURES

SECTION 9.1             Supplemental Indentures Without Consent of Noteholders...................................56
SECTION 9.2             Supplemental Indentures with Consent of Noteholders......................................57
SECTION 9.3             Execution of Supplemental Indentures.....................................................58
SECTION 9.4             Effect of Supplemental Indenture.........................................................58
SECTION 9.5             Conformity with Trust Indenture Act......................................................59
SECTION 9.6             Reference in Notes to Supplemental Indentures............................................59

                                   ARTICLE X
                              REDEMPTION OF NOTES

SECTION 10.1            Redemption...............................................................................60

                                  ARTICLE XI
                                 MISCELLANEOUS

SECTION 11.1            Compliance Certificates and Opinions, etc................................................61
SECTION 11.2            Form of Documents Delivered to Indenture Trustee.........................................62
SECTION 11.3            Acts of Noteholders......................................................................63
SECTION 11.4            Notices..................................................................................64
SECTION 11.5            Notices to Noteholders; Waiver...........................................................64
SECTION 11.6            Rights of the Insurer to Exercise Rights of Noteholders..................................65
SECTION 11.7            Conflict with Trust Indenture Act........................................................65
SECTION 11.8            Effect of Headings and Table of Contents.................................................65
SECTION 11.9            Successors and Assigns...................................................................65
SECTION 11.10           Separability.............................................................................66
SECTION 11.11           Benefits of Indenture....................................................................66
SECTION 11.12           Legal Holidays...........................................................................66
SECTION 11.13           GOVERNING LAW............................................................................66
SECTION 11.14           Counterparts.............................................................................66
SECTION 11.15           Recording of Indenture...................................................................66
SECTION 11.16           Trust Obligation.........................................................................66
SECTION 11.17           No Petition..............................................................................67
SECTION 11.18           Inspection...............................................................................67
SECTION 11.19           Inconsistencies With the Sale and Servicing Agreement....................................67
SECTION 11.20           Third-Party Beneficiaries................................................................67


EXHIBITS
--------

SCHEDULE A            -    Mortgage Loan Schedule
EXHIBIT A             -    Form of Notes

     INDENTURE dated as of [            ] between [            ] HOME EQUITY
LOAN TRUST [        ], a Delaware business trust (the "Issuer"), and
[         ], an [         ]banking corporation, as trustee and not in its
individual capacity (the "Indenture Trustee").

     Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of the Issuer's Home Equity Loan Asset-Backed Notes (the "Notes") and the Insurer:

                                GRANTING CLAUSE

     Subject to the terms of this Indenture, the Issuer hereby Grants to the Indenture Trustee at the Closing Date, as Indenture Trustee for the benefit of the Class A Noteholders and the Insurer, all of the Issuer's right, title and interest in and to: (i) the Trust Estate; (ii) all right, title and interest of the Issuer in the Sale and Servicing Agreement, the Support Agreement and the Mortgage Loan Purchase Agreement with respect to the Mortgage Loans (including the Issuer's right to cause the Seller to repurchase Mortgage Loans from the Issuer under certain circumstances described therein); (iii) all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing; (iv) all funds on deposit from time to time in the Collection Account and the Distribution Account; (v) all other property of the Trust from time to time; and (vi) any and all proceeds of the foregoing (collectively the "Collateral").

     The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Class A Notes, equally and ratably without prejudice, priority or distinction, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

     The foregoing Grant shall inure to the benefit of the Insurer in respect of draws made on the Insurance Policy and amounts owing from time to time pursuant to the Insurance and Reimbursement Agreement, and such Grant shall continue in full force and effect for the benefit of the Insurer until all such amounts owing to it have been repaid in full.

     The Indenture Trustee, as Indenture Trustee on behalf of the holders of the Notes, acknowledges the foregoing Grant, accepts the trusts hereunder in good faith and without notice of any adverse claim or liens and agrees to perform its duties required in this Indenture to the best of its ability to the end that the interests of the holders of the Notes and the Insurer may be adequately and effectively protected. The Indenture Trustee further agrees and acknowledges that each item of Collateral that is physically delivered to the Indenture Trustee will be held by the Indenture Trustee in [state].

                                  ARTICLE I

                                  DEFINITIONS

     SECTION 1.1 Definitions.

     (a) For all purposes of this Indenture, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Sale and Servicing Agreement. All other capitalized terms used herein shall have the meanings specified herein.

     "Act" has the meaning specified in Section 11.3(a).

     "Administration Agreement" means the Administration Agreement dated as of
[           ], among the Administrator, the Issuer, the Indenture Trustee and
[          ].

     "Administrator" means [            ], [a state] banking corporation, or any
successor Administrator under the Administration Agreement.

     "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Authorized Officer" means, with respect to the Issuer, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and, so long as the Administration Agreement is in effect, any Vice President or more senior officer of the Administrator or [ ] who is authorized to act for the Administrator or [ ] in matters relating to the Issuer and to be acted upon by the Administrator or [ ] pursuant to the Administration Agreement and who is identified on the list of Authorized Officers delivered by the Administrator to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

     "Book-Entry Notes" means any Class A Note registered in the name of the Depository or its nominee, ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository).

     "Business Day" has the meaning assigned thereto in the Sale and Servicing Agreement.

     "Certificate of Trust" means the certificate of trust of the Issuer substantially in the form of Exhibit C to the Trust Agreement.

     "Class A Note Rate" with respect to the Class A Notes shall have the meaning assigned thereto in the Sale and Servicing Agreement.

     "Class A Notes" means any Note, designated as a Class A Note, executed by the Issuer and authenticated by the Indenture Trustee substantially in the form of Exhibit A hereto.

     "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

     "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

     "Closing Date" means [ ].

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

     "Collateral" has the meaning specified in the Granting Clause of this Indenture.

     "Commission" shall mean the Securities and Exchange Commission.

     "Corporate Trust Office" means the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at date of execution of this Agreement is located at [ ], Attention: Indenture Trust Administration, or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Issuer and the Insurer or the principal corporate trust office of any successor Indenture Trustee at the address designated by such successor Indenture Trustee by notice to the Noteholders, the Insurer, and the Issuer.

     "Default" means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

     "Definitive Notes" has the meaning specified in Article II.

     "Seller" shall mean KeyBank National Association, a national banking association headquartered in Cleveland, Ohio, in its capacity as seller under the Sale and Servicing Agreement, and its successor in interest.

     "Depository Institution" means any depository institution or trust company, including the Indenture Trustee, that (i) has short-term debt obligations and long-term debt obligations at the time of any deposit therein and throughout the time the interest is maintained that are rated at least "P-1" and "A2," respectively, by Moody's and "A-1" and "A," respectively, by Standard & Poor's, and that the deposits in such account are fully insured to the maximum extent provided by either the BIF or the SAIF and which is any of
(a) a federal savings and loan association duly organized, validly existing and in good standing under the applicable banking laws of any state, (b) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (c) a national banking association duly organized, validly existing and in good standing under the federal banking laws or (d) a principal subsidiary of a bank holding company, and in each case of (a)-(d), approved in writing by the Insurer. Such Depository Institution shall have (x) a segregated trust account maintained with the corporate trust department of a federal or state chartered depository or trust company, having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity or (y) an account otherwise acceptable to each Rating Agency and the Insurer as evidenced by a letter from each Rating Agency and the Insurer to the Owner Trustee and the Indenture Trustee, without reduction or withdrawal of the then current ratings of the Class A Notes, without regard to the Insurance Policy.

     "Distribution Account" means the Distribution Account (as defined in the Sale and Servicing Agreement), established by the Indenture Trustee.

     "Event of Default" has the meaning specified in Section 5.1.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Executive Officer" means, with respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice President, any Vice President, the Secretary or the Treasurer of such corporation; and with respect to any partnership, any general partner thereof.

     "Final Payment Date" means, with respect to any Note, the Payment Date
occurring in [        ].

     "Grant" means mortgage, pledge, bargain, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to this Indenture. A Grant of the Collateral with respect to any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

     "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Note Register.

     "Indenture Trust Estate" or "Trust Estate" means all money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of this Indenture for the benefit of the Noteholders and the Insurer (including, without limitation, all Collateral Granted to the Indenture Trustee pursuant to the Granting Clause), including all proceeds thereof.

     "Indenture Trustee" means [                   ], an [           ] banking
corporation, as Indenture Trustee under this Indenture, or any successor Indenture Trustee appointed pursuant to the terms of this Indenture.

     "Independent" means, when used with respect to any specified Person, that the Person (a) is in fact independent of the Issuer, any other obligor on the Notes, the Transferor and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Transferor or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Transferor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

     "Independent Certificate" means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 herein, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Indenture and that the signer is Independent within the meaning thereof.

     "Insurance and Reimbursement Agreement" shall have the meaning assigned thereto in the Sale and Servicing Agreement.

     "Insurer" shall have the meaning assigned thereto in the Sale and Servicing Agreement.

     "Interest Period" shall have the meaning assigned thereto in the Sale and Servicing Agreement.

     "Issuer" means [ ]Home Equity Loan Trust [ ] until a successor replaces it in accordance with the terms of the Transaction Documents and, thereafter, means the successor.

     "Issuer Order" and "Issuer Request" mean a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

     "LIBOR" shall have the meaning assigned thereto in the Sale and Servicing Agreement.

     "LIBOR Business Day" shall have the meaning assigned thereto in the Sale and Servicing Agreement.

     "Moody's" shall mean Moody's Investors Service, Inc., or any successor thereto.

     "Mortgage Loan Schedule" means the listing of the Mortgage Loans set forth in Schedule A, as supplemented as of any date on which a Defective Mortgage Loan has been repurchased from the Trust or substituted with an Eligible Substitute Mortgage Loan pursuant to the Sale and Servicing Agreement.

     "Note" means any of the Class A Notes.

     "Note Depository Agreement" means the agreement dated [ ], among the Issuer, the Indenture Trustee and The Depository Trust Company, as the initial Clearing Agency, relating to the Book-Entry Notes.

     "Note Owner" means, with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

     "Note Register" and "Note Registrar" have the respective meanings specified in Article II.

     "Noteholder" means a Holder of a Class A Note.

     "Obligations" shall mean the Mortgage Loans.

     "Officer's Certificate" means a certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 herein, and delivered to the Indenture Trustee. Unless otherwise specified, any reference in this Indenture to an Officer's Certificate shall be to an Officer's Certificate of any Authorized Officer of the Issuer.

     "Opinion of Counsel" means one or more written opinions of counsel who may, except as otherwise expressly provided in this Indenture, be employees of or counsel to the Issuer and who shall be satisfactory to the Indenture Trustee and the Insurer, and which opinion or opinions shall be addressed to the Indenture Trustee and the Insurer, as Indenture Trustee and the Insurer, respectively, and shall comply with any applicable requirements of Section
11.1 herein and shall be in form and substance satisfactory to the Indenture Trustee and the Insurer.

     "Outstanding" means, with respect to any Note and as of the date of determination, any Note theretofore authenticated and delivered under this Indenture except:

          (i) Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

          (ii) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Notes (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision for such notice has been made, satisfactory to the Indenture Trustee);

          (iii) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser; and

          (iv) Notes for which the Final Payment Date has occurred;

provided, however, in determining whether the Holders of the requisite Outstanding Amount of the Notes have given any request, demand, authorization, direction, notice, consent, or waiver hereunder or under any Transaction Document, Notes owned by the Issuer, any other obligor upon the Notes, the Seller, the Transferor or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, or waiver, only Notes that the Indenture Trustee knows to be so owned shall be so disregarded and provided further that for purposes of determining the Insurer's subrogation rights, a Note shall be deemed Outstanding to the extent of any payment made by the Insurer. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Transferor or any Affiliate of any of the foregoing Persons.

     "Outstanding Amount" means the aggregate principal amount of all Notes Outstanding at the date of determination.

     "Owner Trustee" means Chase Manhattan Bank Delaware, not in its individual capacity but solely as Owner Trustee under the Trust Agreement.

     "Paying Agent" means the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 of the Sale and Servicing Agreement and is authorized by the Issuer to make payments to and distributions from the Distribution Account, including payment of principal of or interest on the Notes on behalf of the Issuer.

     "Payment Date" shall mean the twenty-fifth day of each month or, if such day is not a Business Day, then the next Business Day, beginning in [ ].

     "Person" means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, limited liability company, limited liability partnership, or government or any agency or political subdivision thereof.

     "Predecessor Note" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Article II in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

     "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

     "Rating Agency Condition" means, with respect to certain actions requiring prior Rating Agency consent, that each Rating Agency shall have been given 10 days (or such shorter period as is acceptable to each Rating Agency) prior notice thereof and that each of the Rating Agencies shall have notified the Transferor, the Servicer and the Insurer in writing that such action will not result in a reduction or withdrawal of the then current rating of the Notes without regard to the Insurance Policy.

     "Rating Agency" means either of (i) [ ]or (ii) [ ]. If no such organization or successor is any longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable person designated by the Seller and the Insurer, notice of which designation shall have been given to the Indenture Trustee.

     "Record Date" shall have the meaning assigned thereto in the Sale and Servicing Agreement.

     "Redemption Date" means, in the case of a redemption of the Notes pursuant to Section 10.1, the Payment Date specified by the Indenture Trustee pursuant to Section 10.1.

     "Registered Holder" means the Person in whose name a Note is registered on the Note Register on the applicable Record Date.

     "Responsible Officer" shall have the meaning assigned thereto in the Sale and Servicing Agreement.

     "Sale and Servicing Agreement" means the Sale and Servicing Agreement
dated as of [           ], among the Issuer, the Transferor, the Seller, the
Servicer and the Indenture Trustee.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Servicer" shall mean [ ], in its capacity as servicer under the Sale and Servicing Agreement, or any Successor Servicer appointed in accordance with the terms of the Sale and Servicing Agreement.

     "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "State" means any one of the 50 States of the United States of America or the District of Columbia.

     "Successor Servicer" has the meaning specified in Section 3.7(e) hereof.

     "Transaction Documents" has the meaning set forth in the Sale and Servicing Agreement.

     "Transferor" shall have the meaning assigned thereto in the Sale and Servicing Agreement.

     "Trust" means the Issuer.

     "Trust Estate" shall mean the assets subject to the Sale and Servicing Agreement, the Mortgage Loan Purchase Agreement, the Trust Agreement and this Indenture, assigned to the Indenture Trustee, which assets consist of: (i) each Mortgage Loan and the related Mortgage File, including its Principal Balance and all collections in respect thereof received after the Cut-Off Date; (ii) property that secured a Mortgage Loan that is acquired by foreclosure or deed in lieu of foreclosure; (iii) the Seller's rights under any insurance policies relating to the Mortgage Loans (including any Insurance Proceeds); (iv) amounts on deposit in the Collection Account and Distribution Account; (v) the Seller's obligation to pay, or cause to be paid, the Cap Contract Obligations to the Indenture Trustee, per Section 4.03 (a) of the Sale and Servicing Agreement, and the security interest granted by [ ]to secure such obligation; (vi) the Seller's rights under the Mortgage Loan Purchase Agreement (excluding the Seller's rights to indemnification under the indemnification provisions thereof); (vii) the Seller's rights under the Support Agreement, (viii) any proceeds of any of the foregoing and (ix) all other assets included or to be included in the Trust for the benefit of Noteholders and the Insurer. In addition, on or prior to the Closing Date, the Seller shall cause the Insurer to deliver the Insurance Policy to the Indenture Trustee for the benefit of the Noteholders and the Transferor in respect of the Senior Interest Participation and the Seller shall deliver the Support Agreement to the Indenture Trustee for the benefit of the Noteholders, Transferor and the Insurer.

     "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

     "UCC" means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

     SECTION 1.2 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "Commission" means the Securities and Exchange Commission.

     "indenture securities" means the Notes.

     "indenture security holder" means a Noteholder.

     "indenture to be qualified" means this Indenture.

     "indenture trustee" or "institutional trustee" means the Indenture
Trustee.

     "obligor" on the indenture securities means the Issuer and any other obligor on the indenture securities.

     All other TIA terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

     SECTION 1.3 Rules of Construction.

          Unless the context otherwise requires:

          (i) a term has the meaning assigned to it;

          (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

          (iii) "or" is not exclusive;

          (iv) "including" means including without limitation;

          (v) words in the singular include the plural and words in the plural include the singular; and

          (vi) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented (as provided in such agreements) and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                  ARTICLE II

                                   THE NOTES

     SECTION 2.1 Form. The Notes shall be designated as the "[ ]HOME EQUITY
LOAN TRUST [          ], Home Equity Loan Asset-Backed Notes, Series [ ]". Each
Note shall be in substantially the form set forth in Exhibit A with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution thereof. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

     The Definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

     The terms of the Notes are set forth in Exhibit A hereto. The terms of the Notes are part of the terms of this Indenture.

     SECTION 2.2 Execution, Authentication, Delivery and Dating. The Notes shall be executed on behalf of the Issuer by an Authorized Officer of the Owner Trustee. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

     Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Owner Trustee shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

     Subject to the satisfaction of the conditions set forth in Section 2.8, the Indenture Trustee shall upon receipt of an Issuer Order, authenticate and deliver the Class A Notes for original issue in the principal amount equal to $[ ]. The aggregate principal amount of the Class A Notes outstanding at any time may not exceed such amount.

     The Notes that are authenticated and delivered by the Indenture Trustee to or upon the order of the Issuer on the Closing Date shall be dated [ ]. All other Notes that are authenticated after the Closing Date for any other purpose under the Indenture shall be dated the date of their authentication. The Class A Notes shall be issuable as registered Notes in the minimum denomination of $[25,000] and multiples of $1,000 in excess thereof.

     No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

     SECTION 2.3 Registration; Registration of Transfer and Exchange. The Issuer shall cause to be kept a register (the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Indenture Trustee initially shall be the "Note Registrar" for the purpose of registering Notes and transfers of Notes as herein provided. Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of the Note Registrar.

     If a Person other than the Indenture Trustee is appointed by the Issuer as Note Registrar, the Issuer will give the Indenture Trustee prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register, and the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Executive Officer thereof as to the names and addresses of the Holders of the Notes and the principal amounts and number of such Notes.

     Upon surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 3.2 hereof, the Owner Trustee on behalf of the Issuer shall execute, and the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, in the name of the designated transferee or transferees, one or more new Notes in any authorized denominations, of a like aggregate principal amount.

     At the option of the Holder, Notes may be exchanged for other Notes in any authorized denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, the Notes which the Noteholder making the exchange is entitled to receive.

     All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

     Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

     No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.4 or Section 9.6 hereof not involving any transfer.

     SECTION 2.4 Mutilated, Destroyed, Lost or Stolen Notes. If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be reasonably required by it to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, and an Authorized Officer of the Owner Trustee shall execute, and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original
Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

     Upon the issuance of any replacement Note under this Section 2.4, the Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

     Every replacement Note issued pursuant to this Section 2.4 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

     The provisions of this Section 2.4 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

     SECTION 2.5 Persons Deemed Owner. Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest on, if any, such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, the Indenture Trustee or any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

     SECTION 2.6 Payment of Principal and Interest; Defaulted Interest.

     (a) Each Class A Note shall accrue interest at the Class A Note Rate and such interest shall be payable on each Payment Date as specified in Exhibit A hereto, subject to Section 3.1 hereof. Any installment of interest or principal, if any, payable on any Note that is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the Record Date in the manner set forth in Section 5.01(c) of the Sale and Servicing Agreement.

     (b) The principal of each Class A Note shall be payable in installments on each Payment Date as provided in the forms of the Notes set forth in Exhibit A hereto. Notwithstanding the foregoing, the entire unpaid principal amount of the Class A Notes shall be due and payable, if not previously paid, on the earliest of (i) the Final Payment Date, (ii) the Redemption Date or
(iii) the date on which an Event of Default shall have occurred and be continuing, if the Indenture Trustee, the Insurer or the Holders of Notes representing not less than a majority of the Outstanding Amount of the Notes have declared the Notes to be immediately due and payable in the manner provided in Section 5.2 hereof. All principal payments on the Notes shall be in the manner set forth in the Sale and Servicing Agreement. The Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Payment Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed or transmitted by facsimile prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment. Notices in connection with redemptions of Notes shall be mailed to Noteholders as provided in Section 8.01 of the Sale and Servicing Agreement.

     SECTION 2.7 Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly canceled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be destroyed or returned to it; provided, that such Issuer Order is timely and the Notes have not been previously disposed of by the Indenture Trustee.

     SECTION 2.8 [Reserved].

     SECTION 2.9 Release of Trust Estate.

     (a) Except as otherwise provided in subsections (b) and (c) of this
Section 2.9 and Section 11.1 hereof and the terms of the Transaction Documents, the Indenture Trustee shall release property from the lien of this Indenture only upon consent of the Insurer and receipt of an Issuer Request accompanied by an Officer's Certificate, an Opinion of Counsel and Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(l) or an Opinion of Counsel in lieu of such Independent Certificates to the effect that the TIA does not require any such Independent Certificates.

     (b) The Servicer, on behalf of the Issuer and with the consent of the Insurer, shall be entitled to obtain a release from the lien of this Indenture for any Mortgage Loan and the related Mortgaged Property at any time in accordance with the provisions of Section 3.08 of the Sale and Servicing Agreement.

     (c) The Indenture Trustee shall, if requested by the Servicer, temporarily release to the Servicer the Indenture Trustee's Mortgage Loan File pursuant to the provisions of Section 3.08 of the Sale and Servicing Agreement upon compliance by the Servicer of the provisions thereof provided that the Indenture Trustee's Mortgage Loan File shall have been stamped to signify the Issuer's pledge to the Indenture Trustee under the Indenture.

     SECTION 2.10 Book-Entry Notes. The Notes, upon original issuance, will be issued in the form of typewritten Notes representing the Book-Entry Notes, to be delivered to The Depository Trust Company, the initial Clearing Agency or its custodian, by, or on behalf of, the Issuer. The Book-Entry Notes shall be registered initially on the Note Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Note Owner thereof will receive a definitive Note representing such Note Owner's interest in such Note, except as provided in Section 2.12 below. Unless and until definitive, fully registered Notes (the "Definitive Notes") have been issued to such Note Owners pursuant to Section 2.12 below:

          (i) the provisions of this Section shall be in full force and effect;

          (ii) the Note Registrar and the Indenture Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole holder of the Notes, and shall have no obligation to the Note Owners;

          (iii) to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this Section shall control;

          (iv) the rights of Note Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Note Owners and the Clearing Agency and/or the Clearing Agency Participants pursuant to the Note Depository Agreement. Unless and until Definitive Notes are issued pursuant to Section 2.12 below, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the Notes to such Clearing Agency Participants; and

          (v) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the Outstanding Amount of the Notes, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Indenture Trustee.

     SECTION 2.11 Notices to Clearing Agency. Whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to such Note Owners pursuant to
Section 2.12, the Indenture Trustee shall give all such notices and communications specified herein to be given to Holders of the Notes, to the Clearing Agency, and shall have no obligation to such Note Owners.

     SECTION 2.12 Definitive Notes. If (i) the Clearing Agency or the Issuer advises the Indenture Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Book-Entry Notes and the Clearing Agency or the Issuer is unable to locate a qualified successor, (ii) the Issuer at its option advises the Indenture Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default, Owners of the Book-Entry Notes representing beneficial interests aggregating at least a majority of the Outstanding Amount of such Notes advise the Clearing Agency in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of such Note Owners, then the Clearing Agency shall notify all Note Owners and the Indenture Trustee of the occurrence of such event and of the availability of Definitive Notes to Note Owners requesting the same. Upon surrender to the Indenture Trustee of the typewritten Notes representing the Book-Entry Notes by the Clearing Agency, accompanied by registration instructions, the Issuer shall execute and the Indenture Trustee shall authenticate the Definitive Notes in accordance with the instructions of the Clearing Agency. None of the Issuer, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the Holders of the Definitive Notes as Noteholders.

     SECTION 2.13 Tax Treatment. The Issuer has entered into this Indenture, and the Notes will be issued, with the intention that, for all tax purposes, the Class A Notes will qualify as indebtedness secured by the Trust Estate. The Issuer, by entering into this Indenture, and each Noteholder, by its acceptance of a Note (and each Note Owner by its acceptance of an interest in the applicable Book-Entry Note), agree to treat the Notes for all purposes as indebtedness of the Issuer.

                                 ARTICLE III

                                   COVENANTS

     SECTION 3.1 Payment of Principal and Interest. The Issuer will duly and punctually pay (or will cause to be duly and punctually paid) the principal of and interest, if any, on the Notes in accordance with the terms of the Notes and this Indenture. Without limiting the foregoing, the Indenture Trustee shall, pursuant to Section 5.01 of the Sale and Servicing Agreement, distribute all amounts on deposit in the Distribution Account on each Payment Date deposited therein pursuant to the Sale and Servicing Agreement, and held therein for distribution to the Noteholders for the benefit of such Noteholders and the Insurer. Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.

     The Notes shall be non-recourse obligations of the Issuer and shall be limited in right of payment to amounts available from the Trust Estate, as provided in this Indenture. The Issuer shall not otherwise be liable for payments on the Notes. If any other provision of this Indenture shall be deemed to conflict with the provisions of this Section 3.1, the provisions of this Section 3.1 shall control.

     SECTION 3.2 Maintenance of Office or Agency. The Issuer will maintain in
[               ] an office or agency where Notes may be surrendered for
registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes and to serve as Paying Agent with respect to the Notes. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

     SECTION 3.3 Money for Payments To Be Held in Trust. As provided in
Section 8.2(a) and (b), all payments of amounts due and payable with respect to any Notes that are to be remitted from amounts withdrawn from the Distribution Account pursuant to Section 8.2(c) shall be made on behalf of the Issuer by the Indenture Trustee or by the Paying Agent, and no amounts so withdrawn from the Distribution Account for payments on the Notes shall be paid over to the Issuer except as provided in this Section 3.3.

     Any Paying Agent shall be appointed by Issuer Order with written notice thereof to the Indenture Trustee. Any Paying Agent appointed by the Issuer shall be a Person who would be eligible to be Indenture Trustee hereunder as provided in Section 6.11 hereof. The Issuer shall not appoint any Paying Agent (other than the Indenture Trustee) which is not, at the time of such appointment, a Depository Institution.

     The Issuer will cause each Paying Agent to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 3.3, that such Paying Agent will:

          (i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

          (ii) give the Indenture Trustee and the Insurer notice of any default by the Issuer (or any other obligor upon the Notes) of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

          (iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

          (iv) immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

          (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith; provided, however, that with respect to withholding and reporting requirements applicable to original issue discount (if any) on the Notes, the Issuer shall have first provided the calculations pertaining thereto to the Indenture Trustee.

     The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same terms as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Any termination and release of a Trust Estate shall be done in accordance with the provisions of Section 8.01 of the Sale and Servicing Agreement.

     SECTION 3.4 Existence.

     (a) Subject to Section 3.4(b) below, the Issuer will keep in full effect its existence, rights and franchises as a business trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes and the Trust Estate.

     (b) Any successor to the Owner Trustee appointed pursuant to Section 10.2 of the Trust Agreement shall be the successor Owner Trustee under this Indenture without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto.

     (c) Upon any consolidation or merger of or other succession to the Owner Trustee, the Person succeeding to the Owner Trustee under the Trust Agreement may exercise every right and power of the Owner Trustee under this Indenture with the same effect as if such Person had been named as the Owner Trustee herein.

     SECTION 3.5 Protection of Trust Estate. The Issuer will from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

          (i) provide further assurance with respect to a Grant of all or any portion of the related Trust Estate;

          (ii) maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

          (iii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

          (iv) enforce any rights with respect to the Trust Estate; or

          (v) preserve and defend title to the Trust Estate and the rights of the Indenture Trustee, the Insurer and the Noteholders in such Trust Estate against the claims of all persons and parties.

     SECTION 3.6 Annual Opinions as to the Trust Estate.

     On or before February 25th in each calendar year, beginning in [ ], the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the lien and security interest created by this Indenture and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture until February 25th of the following calendar year.

     SECTION 3.7 Performance of Obligations; Servicing of Mortgage Loans.

     (a) The Issuer will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person's material covenants or obligations under any instrument or agreement included in the Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in this Indenture, the Sale and Servicing Agreement or such other instrument or agreement.

     (b) The Issuer may contract with or otherwise obtain the assistance of other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer's Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Administrator and [ ] to assist the Issuer in performing its duties under this Indenture.

     (c) The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the Transaction Documents and in the instruments and agreements included in the Trust Estate, including but not limited to (i) filing or causing to be filed all UCC financing statements and continuation statements required to be filed by the terms of this Indenture, the Mortgage Loan Purchase Agreement and the Sale and Servicing Agreement and
(ii) recording or causing to be recorded all Mortgages, Assignments of Mortgage, all intervening Assignments of Mortgage and all assumption and modification agreements required to be recorded by the terms of the Sale and Servicing Agreement and the Mortgage Loan Purchase Agreement, in accordance with and within the time periods provided for in this Indenture and/or the Sale and Servicing Agreement, as applicable. Except as otherwise expressly provided therein, the Issuer shall not waive, amend, modify, supplement or terminate any Transaction Document or any provision thereof without the consent of the Indenture Trustee, the Insurer and the Holders of at least a majority of the Outstanding Amount of the Notes.

     (d) Subject to the terms of the Sale and Servicing Agreement, if the Issuer shall have knowledge of the occurrence of an Event of Servicing Termination under the Sale and Servicing Agreement, the Issuer shall promptly notify the Indenture Trustee, the Seller, the Insurer, the Servicer and the Rating Agencies thereof, and shall specify in such notice the action, if any, the Servicer is taking with respect of such default. If such an Event of Servicing Termination shall arise from the failure of the Servicer to perform any of its duties or obligations under the Sale and Servicing Agreement with respect to the Mortgage Loans, the Issuer shall take all reasonable steps available to it to remedy or cause to be remedied such failure.

     (e) Subject to the terms of the Sale and Servicing Agreement, as promptly as possible after the giving of notice of termination to the Servicer of the Servicer's rights and powers pursuant to Section 8.01 of the Sale and Servicing Agreement, a successor servicer (the "Successor Servicer") shall be appointed pursuant to Section 7.02 of the Sale and Servicing Agreement. If the Indenture Trustee shall succeed to the Servicer's duties as servicer of the Mortgage Loans as provided herein, it shall do so in its individual capacity and not in its capacity as Indenture Trustee and, accordingly, the provisions of Article VI hereof shall be inapplicable to the Indenture Trustee in its duties as successor Servicer and the servicing of the Mortgage Loans. In case the Indenture Trustee shall become successor Servicer under the Sale and Servicing Agreement, the Indenture Trustee shall be entitled to appoint as Successor Servicer any one of its Affiliates acceptable to the Insurer, provided that it shall be fully liable for the actions and omissions of such Affiliate in such capacity as Successor Servicer.

     (f) Without derogating from the absolute nature of the assignment granted to the Indenture Trustee under this Indenture or the rights of the Indenture Trustee hereunder, the Issuer agrees (i) that it will not, without the prior written consent of the Indenture Trustee and the Insurer (which consent shall not be unreasonably withheld), amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of the Trust Estate (except to the extent otherwise provided in the Sale and Servicing Agreement or the other Transaction Documents), or waive timely performance or observance by the Servicer or the Seller under the Sale and Servicing Agreement; and (ii) that any such amendment shall not (A) increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions that are required to be made for the benefit of the Noteholders or (B) reduce the aforesaid percentage of the Notes that is required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes. If any such amendment, modification, supplement or waiver shall be so consented to by the Indenture Trustee and the Insurer, the Issuer agrees, promptly following a request by the Indenture Trustee or the Insurer to do so, to execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents as the Indenture Trustee or the Insurer may deem necessary or appropriate in the circumstances.

     SECTION 3.8 Negative Covenants. So long as any Notes are Outstanding, the Issuer shall not, unless the Insurer otherwise consents in writing:

          (i) except as expressly permitted by this Indenture or the Sale and Servicing Agreement, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the Trust Estate, unless directed to do so by the Indenture Trustee and consented to by the Insurer;

          (ii) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the related Trust Estate;

          (iii) engage in any business or activity other than as permitted by the Trust Agreement or other than in connection with, or relating to, the issuance of Notes pursuant to this Indenture and the Ownership Interest pursuant to the Trust Agreement, or amend the Trust Agreement as in effect on the Closing Date other than in accordance with Section 11.1 thereof;

          (iv) issue debt obligations under any other indenture;

          (v) incur or assume any indebtedness or guaranty any indebtedness of any Person, except for such indebtedness as may be incurred by the Issuer in connection with the issuance of the Notes pursuant to this Indenture;

          (vi) dissolve or liquidate in whole or in part or merge or consolidate with any other Person;

          (vii) (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof (other than tax liens, mechanics' liens and other liens that arise by operation of law, in each case on any of the Mortgaged Properties and arising solely as a result of an action or omission of the related Mortgagor) or (C) permit the lien of this Indenture not to constitute a valid first priority (other than with respect to any such tax, mechanics' or other lien) security interest in the Trust Estate;

          (viii) [reserved]; or

          (ix) take any other action or fail to take any action which may cause the Issuer to be taxable as (a) an association pursuant to Section 7701 of the Code and the corresponding regulations or (b) a taxable mortgage pool pursuant to Section 7701(i) of the Code and the corresponding regulations.

     SECTION 3.9 Annual Statement as to Compliance. The Issuer will deliver to the Indenture Trustee and the Insurer, within 120 days after the end of each fiscal year of the Issuer (commencing with the fiscal year [ ]), an Officer's Certificate stating, as to the Authorized Officer signing such Officer's Certificate, that:

          (i) a review of the activities of the Issuer during such year and of its performance under this Indenture has been made under such Authorized Officer's supervision; and

          (ii) to the best of such Authorized Officer's knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in its compliance with any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

     SECTION 3.10 Covenants of the Issuer.

     All covenants of the Issuer in this Indenture are covenants of the Issuer and are not covenants of the Owner Trustee. The Owner Trustee is, and any successor Owner Trustee under the Trust Agreement will be, entering into this Indenture solely as Owner Trustee under the Trust Agreement and not in its respective individual capacity, and in no case whatsoever shall the Owner Trustee or any such successor Owner Trustee be personally liable on, or for any loss in respect of, any of the statements, representations, warranties or obligations of the Issuer hereunder, as to all of which the parties hereto agree to look solely to the property of the Issuer.

     SECTION 3.11 Servicer's Obligations. The Issuer shall cause the Servicer to comply with its obligations under the terms of the Sale and Servicing Agreement.

     SECTION 3.12 Restricted Payments. The Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer or to the Servicer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made (x) distributions to the Servicer, the Indenture Trustee, the Owner Trustee, the Ownership Interest and the Noteholders as contemplated by, and to the extent funds are available for such purpose under, the Sale and Servicing Agreement or the Trust Agreement. The Issuer will not, directly or indirectly, make or cause to be made payments to or distributions from the Collection Account except in accordance with this Indenture and the Transaction Documents.

     SECTION 3.13 Treatment of Notes as Debt for All Purposes.

     The Issuer shall treat the Notes as indebtedness for all purposes.

     SECTION 3.14 Notice of Events of Default. The Issuer shall give the Indenture Trustee, the Seller, the Insurer and the Rating Agencies prompt written notice of each Event of Default hereunder, each default on the part of the Servicer of its obligations under the Sale and Servicing Agreement and each default on the part of the Seller of its obligations under the Sale and Servicing Agreement.

     SECTION 3.15 Further Instruments and Acts. Upon request of the Indenture Trustee or the Insurer, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

     SECTION 3.16 Issuer May Consolidate, etc.

     (a) The Issuer shall not consolidate or merge with or into any other Person, unless:

          (i) the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any state or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form reasonably satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and to the Paying Agent, on behalf of the holder of the Transferor Interests and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;

          (ii) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing;

          (iii) the Insurer shall have consented in writing thereto and each Rating Agency shall have notified the Issuer that such transaction will not cause a reduction or withdrawal by a Rating Agency of its then current rating of the Notes, without regard to the Insurance Policy;

          (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee and the Insurer) to the effect that such transaction will not have any material adverse tax consequence to the Issuer, any Noteholder or the Insurer;

          (v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

          (vi) the Issuer shall have delivered to the Indenture Trustee and the Insurer an Officer's Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

     (b) The Issuer shall not convey or transfer any of its properties or assets, including those included in any Trust Estate, to any Person, unless:

          (i) the Person that acquires by conveyance or transfer the properties and assets of the Issuer, the conveyance or transfer of which is hereby restricted, shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any state, (B) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee and the Insurer, in form satisfactory to the Indenture Trustee and the Insurer, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein, (C) expressly agrees by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Holders of the Notes and the Insurer, (D) unless otherwise provided in such supplemental indenture, expressly agrees to indemnify, defend and hold harmless the Issuer and the Insurer against and from any loss, liability or expense arising under or related to this Indenture and the Notes and (E) expressly agrees by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes;

          (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

          (iii) the Insurer shall have consented thereto, and each Rating Agency shall have notified the Issuer that such transaction will not cause a reduction or withdrawal by a Rating Agency of its then current rating of the Notes, without regard to the Insurance Policy;

          (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse tax consequence to the Issuer, the Insurer or any Noteholder;

          (v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

          (vi) the Issuer shall have delivered to the Indenture Trustee and the Insurer an Officer's Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

     SECTION 3.17 Successor or Transferee.

     (a) Upon any consolidation or merger of the Issuer in accordance with
Section 3.16(a) above, the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

     (b) Upon a conveyance or transfer of all the assets and properties of the Issuer pursuant to Section 3.16(b) above, the Issuer shall be released from every covenant and agreement (except such obligations that survive such transfer) of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery of written notice to the Indenture Trustee of such conveyance or transfer.

     SECTION 3.18 No Other Business. The Issuer shall not engage in any business other than financing, purchasing, owning, selling and managing the Mortgage Loans and the issuance of the Notes in the manner contemplated by this Indenture and the Transaction Documents and all activities incidental thereto.

     SECTION 3.19 No Borrowing. The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Notes.

     SECTION 3.20 Guarantees, Loans, Advances and Other Liabilities. Except as contemplated by this Indenture or the other Transaction Documents, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

     SECTION 3.21 Capital Expenditures. The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

                                  ARTICLE IV

                          SATISFACTION AND DISCHARGE

     SECTION 4.1 Satisfaction and Discharge of Indenture. Subject to and in accordance with Section 8.01 of the Sale and Servicing Agreement, this Indenture shall cease to be of further effect with respect to the Notes (except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon,
(iv) Sections 3.3, 3.4, 3.5, 3.8 and 3.10 hereof, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.7 hereof and the obligations of the Indenture Trustee under Section 4.2 hereof) and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them), and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when all of the following have occurred:

     (A) either

     (1) all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.4 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.3 above) have been delivered to the Indenture Trustee for cancellation; or

     (2) all Notes not theretofore delivered to the Indenture Trustee for cancellation

          a.  have become due and payable,

          b. will become due and payable within one year prior to the Final Payment Date, or.

          c. are to be called for redemption within one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of a., b. or c. above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Indenture Trustee for cancellation when due to the Final Payment Date or Redemption Date (if Notes shall have been called for redemption pursuant to Section 10.1 hereof) and all amounts due and owing the Insurer and the Indenture Trustee have been paid, as the case may be;

     (B) the later of (a) twelve months after payment in full of all outstanding obligations under the Notes, (b) the payment in full of all unpaid fees and expenses of the Indenture Trustee hereunder and the other Transaction Documents, (c) the payment of all amounts due and owing to the Insurer for unpaid premiums and unreimbursed Insured Payments and all other amounts owing to the Insurer, together with interest thereon as provided under the Insurance and Reimbursement Agreement and (d) the date on which the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

     (C) the Issuer has delivered to the Indenture Trustee and the Insurer an Officer's Certificate, an Opinion of Counsel and (if required by the TIA or the Indenture Trustee) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 11.1(a) hereof and, subject to Section 11.2 hereof, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Notes have been complied with.

     SECTION 4.2 Application of Trust Money. All moneys deposited with the Indenture Trustee pursuant to Sections 3.3 and 4.1 hereof shall be held in trust and applied by it, in accordance with the provisions of the Sale and Servicing Agreement, to the payment, either directly or through any Paying Agent to the Holders of the particular Notes and the Insurer for the payment or redemption of which such moneys have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and interest; but such moneys need not be segregated from other funds except to the extent required herein or in the Sale and Servicing Agreement or required by law.

     SECTION 4.3 Subrogation and Cooperation.

     (a) The Issuer and the Indenture Trustee acknowledge that (i) to the extent the Insurer makes payments under the Insurance Policy on account of principal of or interest on the Mortgage Loans, the Insurer will be fully subrogated to the rights of the Noteholders to receive such principal of and interest on the Mortgage Loans of the related Trust Estate, and (ii) the Insurer shall be paid such principal and interest only from the sources and in the manner provided herein and in the Insurance and Reimbursement Agreement for the payment of such principal and interest.

     The Indenture Trustee shall cooperate in all respects with any reasonable request or direction by the Insurer for action to preserve or enforce the Insurer's rights or interest under this Indenture or the Insurance and Reimbursement Agreement, consistent with this Indenture and without limiting the rights of the Noteholders as otherwise set forth in the Indenture, including without limitation upon the occurrence and continuance of an Insurer Default, a request to take any one or more of the following actions:

          (i) institute Proceedings for the collection of all amounts then payable on the Notes or under this Indenture in respect to the Notes and all amounts payable under the Insurance and Reimbursement Agreement and to enforce any judgment obtained and collect from the Issuer monies adjudged due;

          (ii) sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

          (iii) file or record all assignments that have not previously been recorded;

          (iv) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture; and

          (v) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Insurer hereunder.

     Following the payment in full of the Notes, the Insurer shall continue to have all rights and privileges provided to it under this Section 4.3 and in all other provisions of this Indenture, until all amounts owing to the Insurer have been paid in full.

     SECTION 4.4 Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all moneys then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.3 above and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

                                  ARTICLE V

                                   REMEDIES

     SECTION 5.1 Events of Default. "Event of Default," wherever used herein, means with respect to the Notes any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

     (a) default in the payment of any interest on any Note when the same becomes due and payable, and continuance of such default for a period of five
(5) days; or

     (b) default in the payment in full of the principal of the Class A Note Principal Balance on the Final Payment Date; or

     (c) default in the observance or performance of any covenant or agreement of the Issuer made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section
5.1 specifically dealt with), or any representation or warranty of the Issuer made in this Indenture, the Sale and Servicing Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Insurer or the Holders of at least 25% of the Outstanding Amount of the Notes, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of Default hereunder; or

     (d) [reserved]; or

     (e) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuer's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

     (f) the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of any action by the Issuer in furtherance of any of the foregoing.

     The Issuer shall deliver to the Indenture Trustee, the Transferor and the Insurer within five days after the occurrence thereof, written notice in the form of an Officer's Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (c) above, its status and what action the Issuer is taking or proposes to take with respect thereto.

     SECTION 5.2 Acceleration of Maturity; Rescission and Annulment. If an Event of Default should occur and be continuing, then and in every such case the Indenture Trustee, at the direction of the Insurer or upon the prior written direction of the Holders of Notes representing not less than a majority of the Outstanding Amount of the Notes, with the written consent of the Insurer, may declare all the Notes to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee if given by Noteholders), and upon any such declaration the unpaid principal amount of such Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

     At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, the Insurer or the Holders of Notes representing a majority of the Outstanding Amount of the related Notes, with the written consent of the Insurer, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

                    (a) the Issuer has paid or deposited with the Indenture
                        Trustee a sum sufficient to pay:

          1. all payments of principal of and interest on all Notes and all other amounts that would then be due hereunder or upon such Notes if the Event of Default giving rise to such acceleration had not occurred; and

          2. all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel;
               and

               (b) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in
                     Section 5.12 below.

     No such rescission shall affect any subsequent default or impair any right consequent thereto.

     SECTION 5.3 Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

     (a) The Issuer covenants that if (i) default occurs in the payment of any interest on any Note when the same becomes due and payable, and such default continues for a period of five days, or (ii) default occurs in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable, and such default continues for a period of five days, the Issuer will, upon demand of the Indenture Trustee or the Insurer if the Insurer has made a payment under the Insurance Policy, pay to the Indenture Trustee or the Insurer, as applicable, for the benefit of the Holders of the Notes, the whole amount then due and payable on such Notes for principal and interest, with interest upon the overdue principal and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest at the rate borne by the Notes and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, the Insurer and its agents and counsel.

     (b) In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee may, and shall at the direction of the Insurer, institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Notes and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Notes, wherever situated, the moneys adjudged or decreed to be payable.

     (c) If an Event of Default occurs and is continuing, the Indenture Trustee may, with the consent of the Insurer, and shall at the written direction of the Insurer or of the Holders of a majority of the Outstanding Amount of the Notes, with the consent of the Insurer, as more particularly provided in Section 5.4 below, proceed to protect and enforce its rights and the rights of the Noteholders and the Insurer, [by such appropriate Proceedings as the Insurer shall deem most effective to protect and enforce any such rights] whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

     (d) In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section 5.3, shall be entitled and empowered by intervention in such Proceedings with the consent of or at the direction of the Insurer or otherwise:

          (i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and its agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee (except as a result of negligence or bad faith), and of the Noteholders and the Insurer allowed in such Proceedings;

          (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes and the Insurer in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

          (iii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders, the Indenture Trustee and the Insurer on their behalf; and

          (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee, the Insurer or the Holders of Notes allowed in any judicial proceedings relative to the Issuer, its creditors and its property; and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith.

     (e) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder or the Insurer any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder or the Insurer in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

     (f) All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes.

     (g) In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Noteholders, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

     SECTION 5.4 Remedies; Priorities.

     (a) If an Event of Default shall have occurred and be continuing of which a Responsible Officer of the Indenture Trustee has actual knowledge, the Indenture Trustee may with the consent of the Insurer, or, at the direction of the Insurer, shall or, if an Insurer Default shall be continuing, at the direction of a majority of the Holders of the Notes shall, do one or more of the following (subject to Section 5.5 below):

          (i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the related Notes or under this Indenture with respect thereto, whether by declaration or otherwise, and all amounts payable under the Insurance and Reimbursement Agreement, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes moneys adjudged due;

          (ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

          (iii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee or the related Noteholders or the Insurer; and

          (iv) sell the Trust Estate or any portion thereof or rights or interest therein in a commercially reasonable manner, at one or more public or private sales called and conducted in any manner permitted by law;

provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Trust Estate following an Event of Default, unless (A) the Indenture Trustee obtains the consent of the Insurer and the Holders of 100% of the Outstanding Amount of the Notes, (B) the proceeds of such sale or liquidation distributable to the Noteholders are sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal and interest and to reimburse the Insurer for any unreimbursed Insured Payments and any other amounts due the Insurer under the Insurance and Reimbursement Agreement or (C) the Indenture Trustee determines that the Trust Estate will not continue to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the Insurer and the Holders of 66-2/3% of the Outstanding Amount of the Notes. In determining such sufficiency or insufficiency with respect to clauses (B) and
(C) above, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

          (b) If the Indenture Trustee collects any money or property pursuant to this Article V, the Indenture Trustee and the Paying Agent in respect of amounts due on the Senior Interest Participation shall pay out the money or property in the following order:

          FIRST: to the Indenture Trustee for the Indenture Trustee Fee then due and any costs or expenses incurred by it in connection with the enforcement of the remedies provided for in this Article V and to the Owner Trustee for the Owner Trustee Fee then due;

          SECOND: any amounts payable to the Servicer pursuant to Section 5.01 of the Sale and Servicing Agreement and any premium owing to the Insurer;

          THIRD: to the Noteholders and owner of the Ownership Interest for amounts due and unpaid on the Notes and, in respect of the Senior Interest Participation, for interest pro rata, according to the amounts due and payable on such Notes and in respect of the Senior Interest Participation for interest;

          FOURTH: to the Noteholders for amounts due and unpaid on the Notes for principal, pro rata, among the Holders of the Notes according to the amounts due and payable until the Class A Note Principal Balance is reduced to zero;

          FIFTH: to the Insurer, any other amounts owed to the Insurer under the Insurance and Reimbursement Agreement; and

          SIXTH: to the Owner Trustee, as applicable, for any amounts to be distributed, to the holder of the Ownership Interest, in the manner set forth in Section 5.01 of the Sale and Servicing Agreement.

     The Indenture Trustee may fix a record date and payment date for any payment to be made to the Noteholders pursuant to this Section 5.4. At least 15 days before such record date, the Indenture Trustee shall mail to each Noteholder and the Issuer a notice that states the record date, the payment date and the amount to be paid.

     SECTION 5.5 Optional Preservation of the Trust Estate. If the Notes have been declared to be due and payable under Section 5.2 above following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may with the consent of the Insurer, but need not (but shall at the written direction of the Insurer), elect to maintain possession of the Trust Estate. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes (although the parties hereto understand that there exists the possibility of a shortfall in collections of the Mortgage Loans), and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Trust Estate. In determining whether to maintain possession of the Trust Estate, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

     SECTION 5.6 Limitation of Suits. No Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless the Insurer has otherwise consented in writing thereto and:

     (a) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

     (b) the Holders of not less than 25% of the Outstanding Amount of the Notes have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

     (c) such Holder or Holders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

     (d) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

     (e) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority of the Outstanding Amount of the Notes.

     It is understood and intended that no Noteholders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholders or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

     SECTION 5.7 Unconditional Rights of Noteholders To Receive Principal and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due date thereof expressed in such Note or in this Indenture (or, in the case of redemption, on or after the Redemption Date) to the extent funds are available therefor out of the Trust Estate and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

     SECTION 5.8 Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

     SECTION 5.9 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee, the Insurer or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     SECTION 5.10 Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee, the Insurer or any Noteholder to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee, the Insurer or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee, the Insurer or by the Noteholders, as the case may be.

     SECTION 5.11 Control by Noteholders. The Insurer (so long as no Insurer Default exists) or if an Insurer Default exists the Holders of a majority of the Outstanding Amount of the Notes with the consent of the Insurer, shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided that:

     (a) such direction shall not be in conflict with any rule of law or with this Indenture;

     (b) subject to the express terms of Section 5.4 above, any direction to the Indenture Trustee to sell or liquidate the Trust Estate shall be in writing by the Insurer (so long as no Insurer Default exists) or the Holders of Notes representing not less than 100% of the Outstanding Amount of the Notes with the consent of the Insurer;

     (c) if the conditions set forth in Section 5.5 above have been satisfied and the Indenture Trustee elects to retain the Trust Estate pursuant to such
Section 5.5, then any direction to the Indenture Trustee by Holders of Notes representing less than 100% of the Outstanding Amount of the Notes to sell or liquidate the Trust Estate shall be of no force and effect; and

     (d) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction.

     Notwithstanding the rights of the Noteholders set forth in this Section 5.11, subject to Section 6.1 hereof, the Indenture Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Noteholders not consenting to such action.

     SECTION 5.12 Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.2 above, the Insurer (so long as no Insurer Default exists) or the Holders of Notes representing not less than a majority of the Outstanding Amount of the Notes, with the consent of the Insurer (so long as no Insurer Default exists), may waive any past Default or Event of Default and its consequences except a Default (a) in the payment of principal of or interest on any of the Notes or
(b) in respect of a covenant or provision hereof that cannot be modified or amended without the consent of the Holder of each Note. In the case of any such waiver, the Issuer, the Insurer, the Indenture Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

     Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

     SECTION 5.13 Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the Outstanding Amount of the Notes or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).

     SECTION 5.14 Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     SECTION 5.15 Action on Notes. The Indenture Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.4(b) above.

     SECTION 5.16 Performance and Enforcement of Certain Obligations.

     (a) Promptly following a request from the Insurer or the Indenture Trustee, with the consent of the Insurer to do so, the Issuer shall take all such lawful action as the Indenture Trustee or the Insurer, as applicable, may request to compel or secure the performance and observance by the Seller and the Servicer, as applicable, of each of their obligations to the Issuer under or in connection with the Sale and Servicing Agreement, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Sale and Servicing Agreement to the extent and in the manner directed by the Indenture Trustee or the Insurer, as applicable, including the transmission of notices of default on the part of the Seller or the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller or the Servicer of each of their obligations under the Sale and Servicing Agreement.

     (b) If an Event of Default has occurred and is continuing, the Indenture Trustee, subject to the rights of the Insurer hereunder and under the Sale and Servicing Agreement, may, and at the direction (which direction shall be in writing or by telephone, confirmed in writing promptly thereafter) of the Insurer or the Holders of a majority of the Outstanding Amount if there is an Insurer Default shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller or the Servicer under or in connection with the Sale and Servicing Agreement, including the right or power to take any action to compel or secure performance or observance by the Seller, the Servicer, as the case may be, of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension, or waiver under the Sale and Servicing Agreement, and any right of the Issuer to take such action shall be suspended.

                                  ARTICLE VI

                             THE INDENTURE TRUSTEE

     SECTION 6.1 Duties of Indenture Trustee.

     (a) If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     (b) Except during the continuance of an Event of Default:

          (i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

          (ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; however, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (i) this paragraph does not limit the effect of paragraph (b) of this Section 6.1;

          (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.11 above or any direction from the Insurer that the Insurer is entitled to give under the terms of the Transaction Documents.

     (d) Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to paragraphs (a), (b), (c) and (g) of this
Section 6.1.

     (e) The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

     (f) Money held in trust by the Indenture Trustee shall be segregated from other funds except to the extent permitted by law or the terms of this Indenture or the Sale and Servicing Agreement.

     (g) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; and none of the provisions contained in this Indenture shall in any event require the Indenture Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer, the Issuer or Transferor under this Indenture except during such time, if any, as the Indenture Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Indenture.

     (h) The Indenture Trustee shall challenge or cause to be challenged any attempt at substantive consolidation of the assets and liabilities of the Issuer with those of any Owner (as the term "Owner" is defined in the Trust Agreement) in connection with any insolvency proceeding of the Issuer.

     (i) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section 6.1 and to the provisions of the TIA.

     (j) Subject to the other provisions of this Indenture and without limiting the generality of this Section 6.1, the Indenture Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Indenture or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Estate other than from funds available in the Distribution Account, (D) to confirm or verify the contents of any reports or certificates of the Issuer, Insurer or Servicer delivered to the Indenture Trustee pursuant to this Indenture believed by the Indenture Trustee to be genuine and to have been signed or presented by the proper party or parties.

     SECTION 6.2 Rights of Indenture Trustee.

     (a) The Indenture Trustee may conclusively rely and shall be fully protected in acting or refraining from acting on any resolution, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Indenture Trustee acts or refrains from acting, it may require and shall be entitled to receive an Officer's Certificate or an Opinion of Counsel. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer's Certificate or Opinion of Counsel.

     (c) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of such agent, attorney, nominee or custodian appointed by the Indenture Trustee with due care.

     (d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that such action or omission by the Indenture Trustee does not constitute willful misconduct, negligence or bad faith.

     (e) The Indenture Trustee may consult with counsel, and the advice or opinion of counsel selected by it with due care with respect to legal matters relating to this Indenture, the Notes and the Transaction Documents to which it is a party, shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     (f) The Indenture Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of the Insurer or any of the Noteholders, pursuant to the provisions of this Indenture, unless the Insurer or such Noteholders shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Indenture Trustee of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer of the Indenture Trustee shall have actual knowledge (which has not been cured), to exercise such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     (g) The Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Insurer or the Majority Noteholders; provided, however, that if the payment within a reasonable time to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Indenture Trustee, not reasonably assured to the Indenture Trustee by the security afforded to it by the terms of this Indenture, the Indenture Trustee may require reasonable indemnity against such cost, expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Issuer or, if paid by the Indenture Trustee, shall be repaid by the Issuer upon demand.

     (h) The right of the Indenture Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and the Indenture Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act.

     (i) The Indenture Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder.

     (j) The Indenture Trustee shall have no liability in connection with the malfeasance or nonfeasance by the Issuer, the Servicer or the Administrator. The Indenture Trustee shall have no liability in connection with compliance by the Issuer or the Servicer with statutory or regulatory requirements related to the Collateral or the Trust Estate. The Indenture Trustee shall not make or be deemed to have made any representations or warranties with respect to the Collateral or the Trust Estate or the validity or sufficiency of any assignment of the Collateral or the Trust Estate to the Indenture Trustee.

     (k) In the event that the Indenture Trustee is also acting as Paying Agent or Registrar hereunder, the rights, protection, immunities and indemnities afforded to the Indenture Trustee pursuant to this Article VI shall also be afforded to such Paying Agent or Registrar.

     SECTION 6.3 Individual Rights of Indenture Trustee. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Paying Agent, Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Sections 6.11 and 6.12 below.

     SECTION 6.4 Indenture Trustee's Disclaimer. The Indenture Trustee shall not be (i) responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, (ii) shall not be accountable for the Issuer's use of the proceeds from the Notes or (iii) responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee's certificate of authentication.

     SECTION 6.5 Notice of Defaults. If a Default occurs and is continuing and if it is actually known to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall give prompt notice thereof to the Insurer. The Indenture Trustee shall not be charged with the knowledge of an Event of Default unless a Responsible Officer has received written notice or has actual knowledge thereof. The Indenture Trustee shall mail to each Noteholder, the Servicer and the Seller notice of the Default within 30 days after it occurs at the expense of the Issuer. Except in the case of a Default in payment of principal of or interest on any Note, the Indenture Trustee may withhold the notice to the Noteholders if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.

     SECTION 6.6 Reports by Indenture Trustee to Holders. The Indenture Trustee shall deliver to each Noteholder such information as may be required to enable such holder to prepare its federal and state income tax returns. In addition, upon Issuer Request, the Indenture Trustee shall promptly furnish such information reasonably requested by the Issuer that is reasonably available to the Indenture Trustee to enable the Issuer to perform its federal and state income tax reporting obligations.

     SECTION 6.7 Compensation and Indemnity. As compensation for its services hereunder, the Indenture Trustee shall be entitled to receive, on each Payment Date, the Indenture Trustee's Fee pursuant to Section 5.01 of the Sale and Servicing Agreement (which compensation shall not be limited by any law on compensation of a trustee of an express trust) and shall be entitled to reimbursement for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee's agents, counsel, accountants and experts. The Issuer agrees to cause the Servicer to indemnify the Indenture Trustee against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. Such indemnity shall not be an expense of the Trust. The Indenture Trustee shall notify the Issuer and the Servicer promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer and the Servicer shall not relieve the Issuer of its obligations hereunder. The Issuer shall or shall cause the Servicer to defend any such claim, and the Indenture Trustee may have separate counsel and the Issuer shall or shall cause the Servicer to pay the fees and expenses of such counsel. Neither the Issuer nor the Servicer need to reimburse any expense or to indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee's own willful misconduct, negligence or bad faith. Anything in this Indenture to the contrary notwithstanding, in no event shall the Indenture Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Indenture Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. This indemnity shall survive the termination of this Indenture.

     The Issuer's payment obligations to the Indenture Trustee pursuant to this Section 6.7 shall survive the discharge of this Indenture. When the Indenture Trustee incurs expenses or provides services after the occurrence of a Default specified in Section 5.1(e) or (f) hereof with respect to the Issuer, the expenses and fees for such services are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

     SECTION 6.8 Replacement of Indenture Trustee. No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee acceptable to the Insurer pursuant to this Section. The Indenture Trustee may resign at any time by so notifying the Issuer and the Insurer. The Insurer or the Holders of a majority in Outstanding Amount of the Notes (with the prior written consent of the Insurer) may remove the Indenture Trustee by so notifying the Indenture Trustee and the Insurer (if given by such Noteholders) and may appoint a successor Indenture Trustee acceptable to the Insurer. The Issuer shall (with the prior written consent of the Insurer) remove the Indenture Trustee if:

     (a) the Indenture Trustee fails to comply with Section 6.11 below;

     (b) the Indenture Trustee is adjudged a bankrupt or insolvent;

     (c) a receiver or other public officer takes charge of the Indenture Trustee or its property; or

     (d) the Indenture Trustee otherwise becomes incapable of acting.

     If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee with the consent of the Insurer, which consent shall not be unreasonably withheld.

     A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee, the Insurer and to the Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

     If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Holders of a majority in Outstanding Amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

     If the Indenture Trustee fails to comply with Section 6.11 below, any Noteholder may (with the consent of the Insurer) petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

     Notwithstanding the replacement of the Indenture Trustee pursuant to this
Section 6.8, the Issuer's obligations under Section 6.7 above shall continue for the benefit of the retiring Indenture Trustee.

     SECTION 6.9 Successor Indenture Trustee by Merger. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11 below.

     In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

     SECTION 6.10 Appointment of Co-Indenture Trustee or Separate Indenture Trustee.

     (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders and the Insurer, such title to the Trust Estate, or any part hereof, and, subject to the other provisions of this Section 6.10, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 below and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.8 hereof.

     (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

          (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

          (iii) the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

     (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, jointly with the Indenture Trustee, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

     (d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee. The Indenture Trustee shall remain primarily liable for all actions of a co-trustee.

     SECTION 6.11 Eligibility; Disqualification. The Indenture Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Indenture Trustee shall comply with TIA Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA
Section 310(b)(1) are met.

     SECTION 6.12 Preferential Collection of Claims Against Issuer. The Indenture Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

     SECTION 6.13 Representations and Warranties. The Indenture Trustee hereby represents and warrants that:

     (a) The Indenture Trustee is duly organized, validly existing and in good standing under the laws of State of [ ], with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted.

     (b) The Indenture Trustee has the power and authority to execute and deliver this Indenture and to carry out its terms; and the execution, delivery and performance of this Indenture have been duly authorized by the Indenture Trustee by all necessary corporate action.

     (c) The consummation of the transactions contemplated by this Indenture and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or bylaws of the Indenture Trustee or any agreement or other instrument to which the Indenture Trustee is a party or by which it is bound.

     SECTION 6.14 Directions to Indenture Trustee. The Indenture Trustee is hereby directed:

     (a) to accept the pledge of the Mortgage Loans and hold the assets of the Trust in trust for the Noteholders and the Insurer;

     (b) to authenticate and deliver the Notes substantially in the form prescribed by Exhibit A in accordance with the terms of this Indenture; and

     (c) to take all other actions as shall be required to be taken by the terms of this Indenture.

                                 ARTICLE VII

                        NOTEHOLDERS' LISTS AND REPORTS

     SECTION 7.1 Issuer To Furnish Indenture Trustee Names and Addresses of Noteholders. The Issuer will furnish or cause to be furnished to the Indenture Trustee (a) not more than five days after the earlier of (i) each Record Date and (ii) three months after the last Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Noteholders as of such Record Date, (b) at such other times as the Indenture Trustee and the Insurer may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished.

     SECTION 7.2 Preservation of Information; Communications to Noteholders.

     (a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Noteholders contained in the most recent list furnished to the Indenture Trustee as provided in
Section 7.1 above and the names and addresses of Noteholders received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.1 upon receipt of a new list so furnished.

     (b) Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.

     (c) The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA Section 312(c).

     SECTION 7.3 Reports by Issuer.

     (a) The Issuer shall:

          (i) file with the Indenture Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

          (ii) file with the Indenture Trustee and the Commission in accordance with the rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

          (iii) supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders described in TIA Section 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this
     Section 7.3(a) and by rules and regulations prescribed from time to time by the Commission.

     (b) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

     SECTION 7.4 Reports by Indenture Trustee. If required by TIA Section 313(a), within 60 days after each August 1, beginning with [ ], the Indenture Trustee shall mail to each Noteholder as required by TIA Section 313(c) and to the Insurer a brief report dated as of such date that complies with TIA
Section 313(a). The Indenture Trustee also shall comply with TIA Section
313(b).

     A copy of each report at the time of its mailing to Noteholders shall be filed by the Indenture Trustee with the Commission and each securities exchange, if any, on which the Notes are listed. The Issuer shall notify the Indenture Trustee if and when the Notes are listed on any securities exchange.

                                 ARTICLE VIII

                     ACCOUNTS, DISBURSEMENTS AND RELEASES

     SECTION 8.1 Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V herein.

     SECTION 8.2 Accounts; Distributions.

     (a) On or prior to the Closing Date, the Indenture Trustee shall establish and maintain or cause to be established and maintained, in the name of the Indenture Trustee for the benefit of the Noteholders, the Transferor and the Insurer, the Distribution Account as provided in Article V of the Sale and Servicing Agreement into which amounts shall be deposited in accordance with the terms of the Sale and Servicing Agreement.

     (b) The Indenture Trustee shall deposit any amounts representing payments on and any collections in respect of the Mortgage Loans received by it, if any, and any other amounts required by the terms of the Transaction Documents to be deposited, immediately following receipt thereof, including, without limitation, all amounts withdrawn by the Servicer from the Collection Account pursuant to Section 3.03 of the Sale and Servicing Agreement for deposit to the Distribution Account. Amounts on deposit in the Distribution Account may be invested in Eligible Investments pursuant to Section 5.06 of the Sale and Servicing Agreement.

     (c) On each Payment Date and the Redemption Date, to the extent funds are available in the Distribution Account, the Indenture Trustee shall make the distributions and payments in the amounts and in the priority set forth in
Section 5.01 of the Sale and Servicing Agreement (except as otherwise provided in Section 5.4(b) herein).

     (d) On each Payment Date and the Redemption Date, to the extent of the interest of the Indenture Trustee in the Distribution Account (as described in Section 5.05 of the Sale and Servicing Agreement), the Indenture Trustee hereby authorizes the Owner Trustee or the Paying Agent, as applicable, to make the distributions from the Distribution Account as required pursuant to Sections 5.01 and 5.02 of the Sale and Servicing Agreement.

     SECTION 8.3 [Reserved].

     SECTION 8.4 Servicer's Monthly Statements.

     On each Payment Date, the Indenture Trustee shall deliver the Servicing Certificate (as defined in the Sale and Servicing Agreement) with respect to such Payment Date to DTC and the Rating Agencies.

     SECTION 8.5 [Reserved].

     SECTION 8.6 Opinion of Counsel. The Indenture Trustee shall receive at least seven days notice when requested by the Issuer to take any action pursuant to Section 2.9(a) herein, accompanied by copies of any instruments involved, and the Indenture Trustee shall also require with a copy to the Insurer, as a condition to such action, an Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the rights of the Noteholders or the Insurer in contravention of the provisions of this Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair market value of a Trust Estate. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

                                  ARTICLE IX

                            SUPPLEMENTAL INDENTURES

     SECTION 9.1 Supplemental Indentures Without Consent of Noteholders.

     (a) Without the consent of the Holders of any Notes but with prior notice to the Rating Agencies, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time and only with the prior written consent of the Insurer, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

          (i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

          (ii) to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

          (iii) to add to the covenants of the Issuer, for the benefit of the Noteholders or the Insurer, or to surrender any right or power herein conferred upon the Issuer;

          (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

          (v) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided, that such action shall not adversely affect the interests of the Noteholders or the Insurer;

          (vi) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI herein; or

          (vii) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA.

     The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

     (b) The Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, also without the consent of any of the Noteholders but with prior consent of the Rating Agencies and the Insurer, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Noteholders under this Indenture; provided, however, that such action shall not, as evidenced by an Opinion of Counsel or satisfaction of the Rating Agency Condition, adversely affect in any material respect the interests of any Noteholder or the Insurer or cause the Issuer to be subject to entity level tax.

     SECTION 9.2 Supplemental Indentures with Consent of Noteholders. The Issuer and the Indenture Trustee, when authorized by an Issuer Order, also may, with prior consent of the Rating Agencies and the Insurer, and with the consent of the Holders of not less than a majority of the Outstanding Amount of the Notes, by Act of such Holders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

     (a) change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the interest rate thereon or the amount required to be paid on the Notes following the exercise of the option set forth in Section 8.01 of the Sale and Servicing Agreement, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V herein, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);

     (b) reduce the percentage of the Outstanding Amount of the Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

     (c) modify or alter the provisions of the proviso to the definition of the term "Outstanding";

     (d) reduce the percentage of the Outstanding Amount of the Notes required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Trust Estate pursuant to Section 5.4 herein;

     (e) modify any provision of this Section except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Transaction Documents cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

     (f) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation); or

     (g) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the lien of this Indenture provided further, that such action shall not, as evidenced by an Opinion of Counsel, cause the Issuer to be subject to an entity level tax.

     The Indenture Trustee may in its discretion determine whether or not any Notes would be affected by any supplemental indenture and any such determination shall be conclusive upon the Holders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee shall not be liable for any such determination made in good faith.

     In connection with requesting the consent of the Noteholders pursuant to this Section 9.2, the Indenture Trustee shall mail to the Holders of the Notes to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture at the Issuer's expense. It shall not be necessary for any Act of Noteholders under this Section 9.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

     SECTION 9.3 Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.1 and 6.2 herein, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and all conditions precedent to the execution of such supplemental indenture have been met. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

     SECTION 9.4 Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

     SECTION 9.5 Conformity with Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

     SECTION 9.6 Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

                                  ARTICLE X

                              REDEMPTION OF NOTES

     SECTION 10.1 Redemption.

     The Servicer may effect an early termination of the Notes pursuant to
Section 8.01 of the Sale and Servicing Agreement on or after any Payment Date on which the Pool Principal Balance declines to [5%] or less of the aggregate Cut-Off Date Principal Balance and the purchase price for the Mortgage Loans together with all amounts due and owing to the Insurer for unpaid premiums and unreimbursed Insured Payments and any other amounts then due and owing under the Insurance and Reimbursement Agreement to the Insurer, together with interest thereon as provided under the Insurance and Reimbursement Agreement, have been paid, pursuant to the provisions of Section 8.01(b) of the Sale and Servicing Agreement.

     The Indenture Trustee shall furnish notice of any such redemption in accordance with Section 8.01 of the Sale and Servicing Agreement.

                                  ARTICLE XI

                                 MISCELLANEOUS

     SECTION 11.1 Compliance Certificates and Opinions, etc.

     (a) Upon any application or request by the Issuer made to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee and to the Insurer (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section 11.1, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

     (1) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (3) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (4) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

     (b) (i) Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture (except in the case of the release of Mortgage Loans in accordance with the Sale and Servicing Agreement), the Issuer shall, in addition to any obligation imposed in Section 11.1(a) herein or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.

     (ii) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value to the Issuer of the Collateral, other property or securities to be so deposited and of all other such Collateral, other property or securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is 10% or more of the aggregate Class A Note Principal Balance of the Notes, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer's Certificate is less than either (A) $25,000 or (B) one percent of the aggregate Class A Note Principal Balance of the Notes.

     (iii) Whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

     (iv) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property or securities released from the lien of this Indenture since the commencement of the then-current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10% or more of the aggregate Class A Note Principal Balance of the Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the then aggregate Class A Note Principal Balance of the Notes.

     SECTION 11.2 Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer's certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Transferor or the Issuer, stating that the information with respect to such factual matters is in the possession of the Servicer, the Transferor or the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI hereof.

     SECTION 11.3 Acts of Noteholders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section
6.1 hereof) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 11.3.

     (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

     (c) The ownership of Notes shall be proved by the Note Register.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

     SECTION 11.4 Notices. Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders is to be made upon, given or furnished to or filed with:

     (a) the Indenture Trustee by any Noteholder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at its Corporate Trust Office, or

     (b) the Issuer by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed first-class,
postage prepaid to the Issuer addressed to: [              ]Home Equity Loan
Trust [            ], in care of [           ], Attention: Corporate Trust
Administration, with copies to the Administrator addressed to: [             ],
Attention: Indenture Trust Administration and to the Servicer addressed to:
[             ], or at any other address previously furnished in writing to the
Indenture Trustee by the Issuer or the Administrator. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee.

     (c) the Insurer, by the Issuer, the Indenture Trustee or by any Noteholders shall be sufficient for every purpose hereunder to in writing and mailed, first-class postage pre-paid, or personally delivered or telecopied
to: [               ], Attention: [             ]. The Insurer shall promptly
transmit any notice received by it from the Issuer, the Indenture Trustee or the Noteholders to the Issuer or Indenture Trustee, as the case may be.

     Notices required to be given to the Rating Agencies by the Indenture Trustee or the Owner Trustee shall be in writing, personally delivered or mailed by certified mail, return receipt requested, to (i) in the case of
[              ], at the following address: [            ] and (ii) in the case
of [         ], at the following address: [           ]; or as to each of the
foregoing, at such other address as shall be designated by written notice to the other parties.

     SECTION 11.5 Notices to Noteholders; Waiver. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at his address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

          Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

          In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

          Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder.

     SECTION 11.6 Rights of the Insurer to Exercise Rights of Noteholders.

     By accepting its Note, each Noteholder agrees that unless an Insurer Default exists, the Insurer shall have the right to exercise all rights of the Noteholders as specified under this Agreement without any further consent of the Noteholders. Any right conferred to the Insurer hereunder shall be suspended and shall run to the benefit of the Noteholders during any period in which there exists an Insurer Default, provided, however, that during an Insurer Default, the consent of the Insurer must be obtained with respect to any amendments that may materially adversely affect the Insurer.

     SECTION 11.7 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

     The provisions of TIA Sections 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

     SECTION 11.8 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     SECTION 11.9 Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.

     SECTION 11.10 Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 11.11 Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders, the Insurer, and any other party secured hereunder, and any other Person with an ownership interest in any part of the Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture.

     SECTION 11.12 Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

     SECTION 11.13 GOVERNING LAW. THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     SECTION 11.14 Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 11.15 Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

     SECTION 11.16 Trust Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

     SECTION 11.17 No Petition. The Indenture Trustee, by entering into this Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they will not at any time institute against the Transferor (and any wholly-owned subsidiary thereof), the Seller, the Servicer or the Issuer, or join in any institution against the Transferor (and any wholly-owned subsidiary thereof), the Seller, the Servicer or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the Transaction Documents.

     SECTION 11.18 Inspection. The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Indenture Trustee or the Insurer, during the Issuer's normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer's affairs, finances and accounts with the Issuer's officers, employees, and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee and the Insurer (to the extent described in the Insurance and Reimbursement Agreement) shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

     SECTION 11.19 Inconsistencies With the Sale and Servicing Agreement. In the event certain provisions of this Agreement conflict with the provisions of the Sale and Servicing Agreement, the parties hereto agree that the provisions of the Sale and Servicing Agreement shall be controlling.

     SECTION 11.20 Third-Party Beneficiaries. This Indenture will inure to the benefit of and be binding upon the parties hereto, the Noteholders, the Note Owners, the Insurer and their respective successors and permitted assigns. Except as otherwise provided in this Indenture, no other person will have any right or obligation hereunder.

     IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized and duly attested, all as of the day and year first above written.

                         [            ]HOME EQUITY LOAN
                         TRUST [          ]


                         By:      [                                         ],
                                  not in its individual capacity but
                                  solely as Owner Trustee



                                  By:_________________________________________
                                  Name:
                                  Title:


                         [                                       ],
                         as Indenture Trustee



                         By: ________________________________________________
                         Name:
                         Title:

STATE OF

COUNTY OF

     BEFORE ME, the undersigned authority, a Notary Public in and for said county and state, on this day personally appeared _______________, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said [ ], not in its individual capacity, but solely as Owner Trustee on behalf of [ ]HOME EQUITY LOAN TRUST [ ], a Delaware business trust, and that such person executed the same as the act of said business trust for the purpose and consideration therein expressed, and in the capacities therein stated.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE, this day of [ ].


                              _______________________________________________
                              Notary Public in and for the State of _________


(Seal)

My commission expires:


______________________

STATE OF

COUNTY OF

     BEFORE ME, the undersigned authority, a Notary Public in and for said county and state, on this day personally appeared ____________________, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of [ ], [a state] banking corporation, and that such person executed the same as the act of said corporation for the purpose and consideration therein stated.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE, this day of [ ].


                          _______________________________________________
                          Notary Public in and for the State of _________


(Seal)

My commission expires:

                                                           EXHIBIT 10.1














                           [_____________________],

                                 as Purchaser


                                      and


                         [_________________________].

                                   as Seller



                       MORTGAGE LOAN PURCHASE AGREEMENT

                      Dated as of [_____________________]




       [____________________] Home Equity Loan Asset-Backed Certificates

                         Series [___________________]


                               Table of Contents
                                                                                                      Page

                                  ARTICLE I.
                                  DEFINITIONS
Section 1.01.     Definitions............................................................................1

                                  ARTICLE II.
               SALE OF MORTGAGE LOANS; PAYMENT OF PURCHASE PRICE

Section 2.01.     Sale of Initial Mortgage Loans.........................................................1
Section 2.02.     Reserved...............................................................................1
Section 2.03.     Obligations of Seller Upon Sale........................................................2
Section 2.04.     Payment of Purchase Price for the Mortgage Loans.......................................3

                                 ARTICLE III.
              REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH

Section 3.01.     Seller Representations and Warranties Relating to the Mortgage Loans...................4
Section 3.02.     Seller Representations and Warranties - General........................................5

                                  ARTICLE IV.
                              SELLER'S COVENANTS

Section 4.01.     Covenants of the Seller................................................................7

                                  ARTICLE V.
       INDEMNIFICATION BY THE SELLER WITH RESPECT TO THE MORTGAGE LOANS

Section 5.01.     Indemnification........................................................................7

                                  ARTICLE VI.
                                  TERMINATION

Section 6.01.     Termination...........................................................................10

                                 ARTICLE VII.
                           MISCELLANEOUS PROVISIONS

Section 7.01.     Amendment.............................................................................11
Section 7.02.     Governing Law.........................................................................11
Section 7.03.     Notices...............................................................................11
Section 7.04.     Severability of Provisions............................................................11
Section 7.05.     Counterparts..........................................................................12
Section 7.06.     Further Agreements....................................................................12
Section 7.07.     Intention of the Parties..............................................................12
Section 7.08.     Successors and Assigns: Assignment of Purchase Agreement..............................12
Section 7.09.     Survival..............................................................................12

Schedule I  Mortgage Loans                                                                                      I-1

         MORTGAGE LOAN PURCHASE AGREEMENT, dated as of [___________________], [__________] (the "Agreement"), between KeyBank National Association (the "Seller") and [_____________________________________] (the "Purchaser").

                              W I T N E S S E T H

         WHEREAS, the Seller is the owner of the notes or other evidence of indebtedness (the "Mortgage Notes") so indicated on Schedule I hereto referred to below, and Related Documents (as defined below) (collectively, the "Mortgage Loans"); and

         WHEREAS, the Seller, as of the date hereof, owns the mortgages (the "Mortgages") on the properties (the "Mortgaged Properties") securing such Mortgage Loans, including rights to (a) any property acquired by foreclosure or deed in lieu of foreclosure or otherwise and (b) the proceeds of any insurance policies covering the Mortgage Loans or the Mortgaged Properties or the obligors on the Mortgage Loans; and

         WHEREAS, the parties hereto desire that the Seller sell the Mortgage Loans to the Purchaser pursuant to the terms of this Agreement; and

         WHEREAS, pursuant to the terms of a Sale and Servicing Agreement dated as of [ ___________ ] (the "Sale and Servicing Agreement") among the Purchaser, as depositor, the Seller, as seller and as servicer, [ ____________________________________ ], as indenture trustee (the "Indenture
Trustee") and the Trust (as defined below), the Purchaser will convey the Mortgage Loans to [ __________________ ] Home Equity Loan Trust 1999-3 (the "Trust").

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                                  ARTICLE I.
                                  DEFINITIONS

         Section 1.01. Definitions. All capitalized terms used but not defined herein shall have the meanings assigned thereto in the Sale and Servicing Agreement.


                                  ARTICLE II.
               SALE OF MORTGAGE LOANS; PAYMENT OF PURCHASE PRICE

         Section 2.01. Sale of Initial Mortgage Loans. The Seller, concurrently with the execution and delivery of this Agreement, does hereby sell, assign, set over, and otherwise convey to the Purchaser, without recourse, all of its right, title and interest in and to (i) each Initial Mortgage Loan, including the related Cut-Off Date Principal Balance, all interest accruing thereon after the Cut-Off Date and all collections in respect of interest and principal received after the Cut-Off Date; (ii) property which secured such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) its interest in any insurance policies in respect of the Initial Mortgage Loans; and (iv) all proceeds of any of the foregoing.

         Section 2.02.     Reserved.

         Section 2.03. Obligations of Seller Upon Sale. In connection with any transfer pursuant to Section 2.01 hereof, the Seller further agrees, at its own expense, on or prior to the Closing Date, (a) to indicate in its books and records that the Mortgage Loans have been sold to the Purchaser or to the Owner Trustee as assignee of the Purchaser, as applicable, pursuant to this Agreement and (b) to deliver to the Purchaser or at the direction of the Purchaser, to the Indenture Trustee, as applicable, a computer file containing a true and complete list of all such Mortgage Loans specifying for each such Mortgage Loan, as of the Cut-Off Date, (i) its account number and (ii) the Cut-Off Date Principal Balance. Such file, which forms a part of Exhibit A to the Sale and Servicing Agreement, shall also be marked as Schedule I to this Agreement and is hereby incorporated into and made a part of this Agreement.

                  In connection with any conveyance by the Seller, the Seller shall on behalf of the Purchaser, on or before the Closing Date, deliver to and deposit with the Purchaser or, at the direction of the Purchaser, to the Owner Trustee or, at the direction of the Owner Trustee, to the Indenture Trustee, the following documents or instruments with respect to each Mortgage Loan (the "Related Documents"):

              (i) the original Mortgage Note, endorsed in blank, with all intervening endorsements showing a complete chain of title from the originator of such Mortgage Loan to the Seller;

              (ii) the original Mortgage, with evidence of recording thereon, provided that if the original Mortgage has been delivered for recording to the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located but has not yet been returned to the Seller by such recording office, the Seller shall deliver to the Owner Trustee or, at the direction of the Owner Trustee, to the Indenture Trustee, a certified true copy of such original Mortgage so certified by the Seller, together with a certificate of the Seller certifying that such original Mortgage has been so delivered to such recording office; in all such instances, the Seller shall deliver or cause to be delivered the original recorded Mortgage to the Owner Trustee or, at the direction of the Owner Trustee, to the Indenture Trustee, promptly upon receipt of the original recorded Mortgage;

              (iii) the original Assignment of Mortgage, from the Seller to "Harris Trust and Savings Bank as Indenture Trustee for Champion Home Equity Loan Trust 1999-3," which assignment shall be in form and substance acceptable for recording;

              (iv) the original attorney's opinion of title or the original policy of title insurance, provided that if any such original policy of title insurance has not yet been received by the Seller, the Seller shall have delivered to the Owner Trustee or, at the direction of the Owner Trustee, to the Indenture Trustee, a copy of such policy or a title insurance binder or commitment for the issuance of such policy;

              (v) originals of all intervening assignments of Mortgage, with evidence of recording thereon, showing a complete chain of title from the originator to the Seller, provided that if any such original intervening assignment of Mortgage has been delivered for recording to the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located but has not yet been returned to the Seller by such recording office, the Seller shall have delivered to the Owner Trustee or, at the direction of the Owner Trustee, to the Indenture Trustee, a certified true copy of such original assignment of Mortgage so certified by the Seller, together with a certificate of the Seller certifying that such original assignment of Mortgage has been so delivered to such recording office; in all such instances, the Seller shall deliver or cause to be delivered any such original assignments to the Owner Trustee or, at the direction of the Owner Trustee, to the Indenture Trustee promptly upon receipt thereof; and

              (vi) originals of all assumption and modification agreements, if any.

         The Seller hereby confirms to the Purchaser that it has made the appropriate entries in its general accounting records, to indicate clearly and unambiguously that such Mortgage Loans have been transferred to the Owner Trustee and constitute part of the Trust in accordance with the terms of the Sale and Servicing Agreement.

         In all instances where the original recorded Mortgage is not delivered as provided in clause (ii) above and instances where intervening assignments with evidence of recording thereon called for by (v) above are unavailable, the Seller will deliver or cause to be delivered the original recorded Mortgage and intervening assignments with evidence of recording thereon, as applicable, to the Purchaser or, at the direction of the Purchaser, to the Owner Trustee or, at the direction of the Owner Trustee, to the Indenture Trustee promptly upon receipt thereof.

         The Purchaser hereby acknowledges its acceptance of all right, title and interest to the Mortgage Loans and other property, now existing and hereafter created, conveyed to it pursuant to Section 2.01 above.

         The parties hereto intend that the transaction set forth herein be a sale by the Seller to the Purchaser of all the Seller's right, title and interest in and to the Mortgage Loans and other property described above. In the event the transaction set forth herein is deemed not to be a sale, the Seller hereby grants to the Purchaser a security interest in all of the Seller's right, title and interest in, to and under the Mortgage Loans and other property described above, whether now existing or hereafter created, to secure all of the Seller's obligations hereunder; and this Agreement shall constitute a security agreement under applicable law. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Sale and Servicing Agreement.

         Section 2.04. Payment of Purchase Price for the Mortgage Loans. (a) In consideration of the sale of the Mortgage Loans from the Seller to the Purchaser on the Closing Date, the Purchaser agrees to pay to the Seller on the Closing Date by transfer of immediately available funds, an amount equal to the sum of $[ ] in respect of the Mortgage Loans (together with the Expense Reimbursement Amount referred to below, the "Purchase Price"), which sum is net of an expense reimbursement amount of $[ __________________ ] (the "Expense Reimbursement Amount"), and to transfer to the Seller on the Closing Date a certificate representing the Ownership Interest. The Expense Reimbursement Amount shall reimburse the Purchaser for the Purchaser's Securities and Exchange Commission registration statement fees, the Purchaser's registration statement administration fees allocable to the Trust and the gross underwriting fee. The Seller shall pay, and be billed directly for, all expenses incurred by the Purchaser in connection with the issuance of the Notes, including, without limitation, printing fees incurred in connection with the prospectus relating to the Notes, blue sky registration fees and expenses, fees and expenses of Purchaser's counsel, fees of the rating agencies requested to rate the Notes, accountant's fees and expenses and the fees and expenses of the Indenture Trustee, the fees and expenses of the Document Custodian, the fees and expenses of the Clayton Group in connection with file reunderwriting fees, the fees and expenses of Hanson Quality in connection with appraisal reviews, the Premium Amount and other out-of-pocket costs, if any. If the Purchaser shall determine that the Expense Reimbursement Amount is not sufficient to reimburse the Purchaser for all expenses incurred by it that are subject to reimbursement by the Seller hereunder as described above, the Seller shall promptly reimburse the Purchaser for such additional amounts upon notice by the Purchaser to the Seller.

              (b) Within 30 days of the Closing Date, the Seller, at its own expense, shall send or cause to be sent for recording each Assignment of Mortgage (which may be a blanket assignment if permitted by applicable law) in favor of the Indenture Trustee, as transferee of the Purchaser, pursuant to the Sale and Servicing Agreement in the appropriate real property recording office of the jurisdiction in which the related Mortgaged Property is located, except as to those non-recordation states referred to below. With respect to any Assignment of Mortgage as to which the related recording information is unavailable within the applicable time period set forth above, such Assignment of Mortgage shall be submitted for recording within 30 days after receipt of such information but in no event later than one year from the date such Assignment of Mortgage is otherwise required to be recorded pursuant to this
Section 2.04(b). The Indenture Trustee shall be required to retain a copy of each Assignment of Mortgage submitted for recording. In the event that any such Assignment of Mortgage is lost or returned unrecorded because of a defect therein, the Seller shall promptly prepare a substitute Assignment of Mortgage or cure such defect, as the case may be, and shall be required to submit each such Assignment of Mortgage for recording. With respect to any "non-recordation" state, the Seller may provide to the Indenture Trustee and the Insurer (and to each Rating Agency, in the case of any state in which [ ]% or more by Principal Balance as of the Cut-Off Date of the Mortgaged Properties are located), an opinion of counsel in a form reasonably acceptable to the Indenture Trustee and the Insurer (and, where applicable, to each Rating Agency), to the effect that, as to any Mortgage Loan with respect to which the related Mortgaged Property is located in such state, recordation of an Assignment of Mortgage in such state is not necessary to transfer title to the related Mortgage Note to the Trust or to pledge to the Indenture Trustee the Seller's rights under such Mortgage Note in respect of which the Mortgaged Property is located in such state. Any failure of the Seller to comply with this Section shall result in the obligation of the Seller to repurchase or substitute an Eligible Substitute Mortgage Loan for the related Mortgage Loan pursuant to the provisions of the Sale and Servicing Agreement.

                                 ARTICLE III.
              REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH

         Section 3.01. Seller Representations and Warranties Relating to the Mortgage Loans. The Seller represents and warrants to the Purchaser that with respect to the Mortgage Loans as of the Closing Date, each of the representations and warranties contained in Section 2.04(a) of the Sale and Servicing Agreement, with the same force and effect as if fully set forth herein, are true and correct as of the Closing Date.

         With respect to the representations and warranties set forth in this
Section 3.01 that are made to the best of the Seller's knowledge or as to which the Seller has no knowledge, if it is discovered by the Depositor, the Seller, the Servicer, the Insurer or a Responsible Officer of the Indenture Trustee, pursuant to the Sale and Servicing Agreement, that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan then, notwithstanding the Seller's lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

         With respect to any breach of a representation or warranty set forth in this Section 3.01, the Seller shall cure, repurchase or substitute the related Mortgage Loan in accordance with the Sale and Servicing Agreement.

         It is understood and agreed that the representations and warranties set forth in this Section 3.01 shall survive delivery of the respective Mortgage Files and the sale and assignment of the Mortgage Loans as contemplated hereby.

         Section 3.02. Seller Representations and Warranties - General. The Seller hereby represents and warrants to the Purchaser that as of the Closing Date or as of such date specifically provided herein:

              (i) The Seller is a duly organized and validly existing corporation, in good standing under the laws of its state of incorporation and has the power and authority to own its assets and to transact the business in which it is currently engaged. The Seller is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect on (a) its business, properties, assets or condition (financial or other), (b) the performance of its obligations under this Agreement, (c) the value or marketability of the Mortgage Loans, or (d) the ability to foreclose on the related Mortgaged Properties;

              (ii) The Seller has the power and authority to make, execute, deliver and perform its obligations under this Agreement and to consummate all of the transactions contemplated under this Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute its legal, valid and binding obligation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies;

              (iii) The Seller holds all necessary licenses, certificates and permits from all governmental authorities necessary for conducting its business as it is presently conducted. It is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consents, licenses, approvals or authorizations, or registrations or declarations, as the case may be, as shall have been obtained or filed, prior to the Closing Date;

              (iv) The execution, delivery and performance of this Agreement by it will not conflict with or result in a breach of, or constitute a default under, any provision of any existing law or regulation or any order or decree of any court applicable to the Seller or any of its properties or any provision of its Articles of Incorporation or Bylaws, or constitute a material breach of, or result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to, any mortgage, indenture, contract or other agreement to which it is a party or by which it may be bound;

              (v) No certificate of an officer, statement furnished in writing or report delivered pursuant to the terms hereof by the Seller contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report, as applicable, not misleading;

              (vi) The transactions contemplated by this Agreement are in the ordinary course of the Seller's business;

              (vii) The Seller is not insolvent, nor will the Seller be made insolvent by the transfer of the Mortgage Loans, nor is the Seller aware of any pending insolvency;

              (viii) The Seller is not in violation of, and the execution and delivery of this Agreement by it and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the Seller's condition (financial or otherwise) or operations or any of the Seller's properties or materially and adversely affect the performance of any of its duties hereunder;

              (ix) There are no actions or proceedings against, or investigations of the Seller pending or, to its knowledge, threatened, before any court, administrative agency or other tribunal (a) that, if determined adversely, would prohibit the Seller from entering into this Agreement or the Sale and Servicing Agreement, (b) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (c) that, if determined adversely, would prohibit or materially and adversely affect the Seller's performance of any of its respective obligations under, or the validity or enforceability of, this Agreement or the Sale and Servicing Agreement;

              (x) The Seller represents and warrants that it did not sell the Mortgage Loans to the Depositor, as Purchaser under this Agreement, with any intent to hinder, delay or defraud any of its creditors; and the Seller will not be rendered insolvent as a result of the sale of the Mortgage Loans to the Depositor, as Purchaser under this Agreement;

              (xi) The Seller represents and warrants that it acquired title to the Mortgage Loans in good faith, without notice of any adverse claim thereto; and

              (xii) The Seller represents and warrants that the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

                                  ARTICLE IV.
                              SELLER'S COVENANTS

         Section 4.01. Covenants of the Seller. The Seller hereby covenants that except for the transfer hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Mortgage Loan, or any interest therein; the Seller will notify the Purchaser, the Insurer and the Owner Trustee of the existence of any Lien on any Mortgage Loan immediately upon discovery thereof; and the Seller will defend the right, title and interest of the Trust and the Indenture Trustee in, to and under the Mortgage Loans, against all claims of third parties claiming through or under the Seller; provided, however, that nothing in this Section 4.01 shall prevent or be deemed to prohibit the Seller from suffering to exist upon any of the Mortgage Loans any Liens for municipal or other local taxes or other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.


                                  ARTICLE V.
       INDEMNIFICATION BY THE SELLER WITH RESPECT TO THE MORTGAGE LOANS


         Section 5.01. Indemnification. (a) The Seller agrees to indemnify and hold harmless the Purchaser, each of its directors, each of its officers who have signed the Registration Statement, and each person or entity who controls the Purchaser or any such person, within the meaning of Section 15 of the Securities Act of 1933, as amended (the "Securities Act"), against any and all losses, claims, damages or liabilities, joint and several, to which the Purchaser, or any such person or entity may become subject, under the Securities Act or otherwise, and will reimburse the Purchaser and each such controlling person for any legal or other expenses incurred by the Purchaser or such controlling person in connection with investigating or defending any such loss, claims, damages or liabilities insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in (i) the Registration Statement, the Prospectus Supplement or any amendment or supplement to the Prospectus Supplement approved in writing by the Seller or (ii) Seller Collateral Information (as defined below) or the omission or the alleged omission to state therein a material fact necessary in order to make the statements in the Prospectus Supplement or any amendment or supplement to the Prospectus Supplement approved in writing by the Seller, or Seller Collateral Information, not misleading, but in the case of clause (i) above only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission relates to the information contained in the Prospectus Supplement under the captions: "Summary - The Mortgage Loans," " - The Seller and Servicer," and "- The Transferor"; the last sentence under "Summary - The Senior Interest Participations and Transferor Interest," the last sentence under "Risk Factors - Borrowers Under Balloon Loans May Be Unable to Pay Final Payment of Principal"; "Risk Factors - Recently Originated Mortgage Loans More Likely to Experience Early Defaults"; the sentences in the first three bullet points regarding (i) a mortgagor's ability to prepay its mortgage loan without penalty, (ii) the simple interest method of computing interest, and (iii) due-on-sale provisions and the Servicer's enforcement thereof under "Risk Factors - Prepayments Affect Timing and Rate of Return on Your Investment"; the first sentence under "Risk Factors
- Lien Priority Could Result in Payment Delay and Loss"; the first sentence under "Risk Factors - Payments to and Rights of Investors Adversely Affected by Insolvency of Champion" (as it relates to Champion's treatment of the sale of the Mortgage Loans from Champion to the Depositor); the first and third sentences of the first paragraph and the first three sentences of the second paragraph under "Risk Factors - Interest Payments on Mortgage Loans May Be Reduced"; the last sentence under "Risk Factors - Commingling Risk"; the last sentence of the first paragraph under "Risk Factors - Noteholders Could Be Adversely Affected in the Absence of Year 2000 Compliance"; the first two sentences under "Risk Factors - Underwriting Standards"; "Risk Factors - Risk of Losses as a Result of Geographic Concentration"; the sixth sentence in the second paragraph and the first sentence in the fourth paragraph under "Prepayment and Yield Considerations - Prepayments"; the last sentence in "Prepayment and Yield Considerations- General; "The Seller and The Servicer"; "Champion's Home Equity Loan Program"; "Description Of The Mortgage Loans," (such information, the "Seller Information"). This indemnity agreement will be in addition to any liability which the Seller may otherwise have to the Purchaser or any affiliate thereof concerning the assets of the Trust. The Seller shall not be liable to the Purchaser for Seller Collateral Information with respect to any untrue statement or alleged untrue statement or omission or alleged omission contained on any tape that is Seller Collateral Information, (such tape (a "Pool Error")) if such Pool Error was corrected in a tape subsequently provided to the Purchaser by the Seller prior to the date of the Prospectus Supplement. "Seller Collateral Information" as used herein means the information contained on any computer tape furnished to the Underwriters by the Seller concerning the assets comprising the Trust.

              (b) The Purchaser agrees to indemnify and hold harmless the Seller and each person who controls the Seller within the meaning of Section 15 of the Securities Act against any and all losses, claims, damages or liabilities, joint and several, to which the Seller, or any such person or entity may become subject, under the Securities Act or otherwise, and will reimburse the Seller for any legal or other expenses incurred by the Seller or such controlling person in connection with investigating or defending any such losses, claims, damages or liabilities insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon
(i) any untrue statement or alleged untrue statement of material fact contained in the Registration Statement or any amendment or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement or the Prospectus or any amendment or supplement to the Prospectus Supplement or the Prospectus or the omission or the alleged omission to state therein a material fact necessary in order to make the statements in the Prospectus Supplement or the Prospectus or any amendment or supplement to the Prospectus Supplement or the Prospectus, in the light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission relates to the information contained in the Prospectus Supplement or the Prospectus, other than the Seller Information, and except to the extent that any untrue statement or alleged untrue statement or omission or alleged omission relates to any inaccuracy contained in or omission from Seller Collateral Information with respect to which any Pool Error was not corrected prior to the date of the Prospectus Supplement. This indemnity agreement will be in addition to any liability which the Purchaser may otherwise have.

              (c) Promptly after receipt by any indemnified party under this
Article V of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Article V, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have under this Article V except to the extent that it has been materially prejudiced by such failure to notify; provided, further, that the failure to notify any indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Article V.

              If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this
Article V for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation.

              Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the employment thereof has been specifically authorized by the indemnifying party in writing; (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel; or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related action(s) in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such indemnified parties, which firm shall be designated in writing by the Purchaser, if the indemnified parties under this Article V consist of the Purchaser, or by the Seller, if the indemnified parties under this Article V consist of the Seller.

              Each indemnified party, as a condition of the indemnity agreements contained in Section 5.01(a) and (b) above, shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

              Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel for which indemnification is required pursuant to this Article V, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

              (d) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Article V is for any reason held to be unenforceable although applicable in accordance with its terms, the Seller, on the one hand, and the Purchaser, on the other, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Seller and the Purchaser in such proportions as shall be appropriate to reflect the relative benefits received by the Seller on the one hand and the Purchaser on the other from the sale of the Mortgage Loans such that the Purchaser is responsible for that portion represented by the percentage that the difference between the Purchase Price paid to the Seller and the proceeds received by the Purchaser from the sale of the Notes bears to the Purchase Price and the Seller shall be responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls the Purchaser within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Purchaser and each director of the Seller, each officer of the Seller, and each person, if any, who controls the Seller within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Seller. Notwithstanding anything in this paragraph (d) to the contrary, the Purchaser shall not be required to contribute an amount in excess of the amount of the underwriting discount appearing on the cover page of the Prospectus Supplement.

                                  ARTICLE VI.
                                  TERMINATION

         Section 6.01. Termination. The respective obligations and responsibilities of the Seller and the Purchaser created hereby shall terminate, except for the Seller's indemnity obligations as provided herein, upon the termination of the Trust as provided in Article VIII of the Sale and Servicing Agreement.


                                 ARTICLE VII.
                           MISCELLANEOUS PROVISIONS

         Section 7.01. Amendment. This Agreement may be amended from time to time by the Seller and the Purchaser, with the consent of the Insurer (which consent shall not be unreasonably withheld), by written agreement signed by the Seller and the Purchaser, with the consent of the Insurer (which consent shall not be unreasonably withheld).

         Section 7.02. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         Section 7.03. ______________ Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows:

                  if to the Seller:

                  [                                           ]
                  [                                           ]
                  [                                           ]
                  [                                           ]
                  [                                           ]
                  [                                           ]

or such other address as may hereafter be furnished to the Purchaser in writing by the Seller.

                  if to the Purchaser:

                  [                                           ]
                  [                                           ]
                  [                                           ]
                  [                                           ]
                  [                                           ]

or such other address as may hereafter be furnished to the Seller in writing by the Purchaser.

         if to the Insurer: at the address designated in the Insurance
Agreement.

         Section 7.04. Severability of Provisions. If any one or more of the covenants, agreements, provisions of terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity of enforceability of the other provisions of this Agreement.

         Section 7.05. Counterparts. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original and such counterparts, together, shall constitute one and the same agreement.

         Section 7.06. Further Agreements. The Purchaser and the Seller each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or reasonable and appropriate to effectuate the purposes of this Agreement or in connection with the issuance of any Series of Notes secured by the Mortgage Loans.

         Section 7.07. Intention of the Parties. It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling, the Mortgage Loans rather than pledging the Mortgage Loans to secure a loan by the Purchaser to the Seller. Accordingly, the parties hereto each intend to treat the transaction for accounting purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans. The Purchaser will have the right to review the Mortgage Loans and the related Mortgage Files to determine the characteristics of the Mortgage Loans which will affect the Federal income tax consequences of owning the Mortgage Loans and the Seller will cooperate with all reasonable requests made by the Purchaser in the course of such review. The Insurer shall be an intended third party beneficiary hereunder.

         Section 7.08. Successors and Assigns: Assignment of Purchase Agreement. This Agreement shall bind and inure to the benefit of and be enforceable by the Seller, the Purchaser, the Insurer, the Owner Trustee and the Indenture Trustee. The obligations of the Seller under this Agreement cannot be assigned or delegated to a third party without the consent of the Purchaser and the Insurer, which consent shall be at the Purchaser's and the Insurer's sole discretion, except that the Purchaser acknowledges and agrees that the Seller may with the consent of the Insurer assign its obligations hereunder to any Person into which the Seller is merged or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party or any Person succeeding to the business of the Seller. The parties hereto acknowledge that the Purchaser is acquiring the Mortgage Loans for the purpose of contributing them to a trust that will issue a Series of Notes secured by such Mortgage Loans. As an inducement to the Purchaser to purchase the Mortgage Loans, the Seller acknowledges and consents to the assignment by the Purchaser to the Owner Trustee and the assignment by the Owner Trustee to the Indenture Trustee of all of the Purchaser's rights against the Seller pursuant to this Agreement insofar as such rights relate to Mortgage Loans transferred to such Owner Trustee and to the enforcement or exercise of any right or remedy against the Seller pursuant to this Agreement by the Owner Trustee under the Sale and Servicing Agreement and the Indenture Trustee under the Indenture. Such enforcement of a right or remedy by the Owner Trustee shall have the same force and effect as if the right or remedy had been enforced or exercised by the Purchaser directly.

         Section 7.09. Survival. The representations and warranties set forth in Sections 3.01 and 3.02 and the provisions of Article V hereof shall survive the purchase of the Mortgage Loans hereunder.

              IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed to this Mortgage Loan Purchase Agreement by their respective officers thereunto duly authorized as of the day and year first above written.

                            [                                           ],
                             as Purchaser


                            By:
                                --------------------------------------------
                                Name:
                                Title:



                            KEYBANK NATIONAL ASSOCIATION,
                              as Seller

                            By:
                                 -------------------------------------------
                                 Name:
                                 Title:

STATE OF NEW YORK    )
                     )ss.:
COUNTY OF NEW YORK   )


         On the ___ day of September 1999 before me, a Notary Public in and for said State, personally appeared [ ], known to me to be a [ ____________ ] of [ ____________________ ], the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


Notary Public


-----------------------------------

STATE OF                            )
                                    )ss.:
COUNTY OF                           )


         On the ___ day of September 1999 before me, a Notary Public in and for said State, personally appeared ____________________, known to me to be a [ ___________________ ] of [ ____________________ ] the company that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


Notary Public

-----------------------------------

SCHEDULE I


                                MORTGAGE LOANS